                                            Filed Pursuant to Rule 424(b)(5)
                                            Registration File No.: 333-108801-02


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED APRIL 21, 2004)


                         $2,403,740,000 (APPROXIMATE)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
                                 AS DEPOSITOR

                   GREENWICH CAPITAL FINANCIAL PRODUCTS, INC.
                         GOLDMAN SACHS MORTGAGE COMPANY
                        COMMERZBANK AG, NEW YORK BRANCH
                           AS MORTGAGE LOAN SELLERS

                       COMMERCIAL MORTGAGE TRUST 2004-GG1
                                   AS ISSUER

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-GG1 CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6, CLASS A-7,
                     CLASS B, CLASS C, CLASS D AND CLASS E

     We, Greenwich Capital Commercial Funding Corp., have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated April 21, 2004. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in a specified portion of the trust identified above. They will not represent interests in or obligations of any other party. None of the offered certificates or the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan seller, or any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial balance of the pooled mortgage loans that we expect to transfer to the trust will be approximately $2,602,155,095.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in June 2004. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2004-GG1 certificates.

     You should fully consider the risk factors beginning on page S-37 in this prospectus supplement and on page 11 in the accompanying prospectus prior to investing in the offered certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately 100.49% of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc. are acting as co-lead bookrunning managers and Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers. [GRAPHIC OMITTED]

GOLDMAN, SACHS & CO.                                [RBS GREENWICH CAPITAL LOGO]


BANC OF AMERICA SECURITIES LLC                        CREDIT SUISSE FIRST BOSTON

MORGAN STANLEY                                               WACHOVIA SECURITIES

           The date of this prospectus supplement is April 29, 2004.

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.


         Commerical Mortgage Pass-Through Certificates, Series 2004-GG1
                      Geographic Overview of Mortgage Pool


UTAH
1 property
$1,595,567
0.1% of total

NEVADA
9 properties
$26,723,543
1.0% of total

CALIFORNIA
25 properties
$574,148,467
22.1% of total

HAWAII
2 properties
$60,077,343
2.3% of total

ARIZONA
1 property
$11,750,000
0.5% of total

COLORADO
5 properties
$29,783,617
1.1% of total

TEXAS
25 properties
$254,347,371
9.8% of total

LOUISIANA
3 properties
$15,453,386
0.6% of total

MISSISSIPPI
1 property
$3,970,665
0.2% of total

ALABAMA
3 properties
$25,367,281
1.0% of total

IDAHO
1 property
$8,624,804
0.3% of total

KANSAS
1 property
$34,000,000
1.3% of total

ILLINOIS
6 properties
$166,445,617
6.4% of total

WISCONSIN
2 properties
$7,742,330
0.3% of total

KENTUCKY
1 property
$108,550,000
4.2% of total

MICHIGAN
6 properties
$66,632,203
2.6% of total

OHIO
5 properties
$84,487,234
3.2% of total

PENNSYLVANIA
4 properties
$27,268,253
1.0% of total

NEW YORK
45 properties
$663,483,078
25.5% of total

MASSACHUSETTS
2 properties
$30,955,805
1.2% of total

CONNECTICUT
4 properties
$73,814,297
2.8% of total

WASHINGTON DC
1 property
$12,371,875
0.5% of total

WEST VIRGINIA
1 properties
$3,428,944
0.1% of total

VIRGINIA
6 properties
$131,541,100
5.1% of total

NORTH CAROLINA
8 properties
$51,420,863
2.0% of total

SOUTH CAROLINA
3 properties
$15,490,923
0.6% of total

GEORGIA
6 properties
$63,839,610
2.5% of total

FLORIDA
6 properties
$48,840,918
1.9% of total


[ ] (less than) 1.0% of Cut-Off Date Balance

[ ] 1.0% - 5.0% of Cut-Off Date Balance

[ ] 5.1% - 10.0% of Cut-Off Date Balance

[ ] (greater than) 10.0% of Cut-Off Date Balance

885 Third Avenue                                              New York, New York


                                 [PHOTO OMITTED]



111 Eighth Avenue                                             New York, New York


                                 [PHOTO OMITTED]



660 Madison Avenue                                            New York, New York


                                 [PHOTO OMITTED]



Aegon Center                                                Louisville, Kentucky


                                 [PHOTO OMITTED]

Southland Mall                                               Hayward, California


         [PHOTO OMITTED]                        [PHOTO OMITTED]



Greensboro Corporate Center                                     McLean, Virginia


                                 [PHOTO OMITTED]



Deerbrook Mall                                                     Humble, Texas


                                 [PHOTO OMITTED]



Wells Fargo Tower                                        Los Angeles, California


                                 [PHOTO OMITTED]


Glendale Center                                             Glendale, California


                                 [PHOTO OMITTED]



801 Figueroa Tower                                       Los Angeles, California


                                 [PHOTO OMITTED]

                                TABLE OF CONTENTS

IMPORTANT NOTICE................................................................................................S-4
NOTICE TO RESIDENTS OF THE UNITED KINGDOM.......................................................................S-4
SUMMARY OF PROSPECTUS SUPPLEMENT................................................................................S-5
INTRODUCTION TO THE TRANSACTION.................................................................................S-5
Risk Factors...................................................................................................S-37
     Risks Related to the Offered Certificates.................................................................S-37
     Risks Related to the Underlying Mortgage Loans............................................................S-39
     Conflicts of Interest.....................................................................................S-55
CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT...........................................................S-57
FORWARD-LOOKING STATEMENTS.....................................................................................S-57
DESCRIPTION OF THE MORTGAGE POOL...............................................................................S-58
     General...................................................................................................S-58
     Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
         with Affiliated Borrowers.............................................................................S-60
     Terms and Conditions of the Trust Mortgage Loans..........................................................S-60
     Trust Mortgage Characteristics............................................................................S-66
     Split Loan Structure......................................................................................S-66
     Significant Underlying Mortgage Loans.....................................................................S-72
     Additional Loan and Property Information..................................................................S-72
     Assessments of Property Condition.........................................................................S-77
     Assignment of the Underlying Mortgage Loans...............................................................S-79
     Representations and Warranties............................................................................S-81
     Cures and Repurchases.....................................................................................S-82
     The Mortgage Loan Sellers and Originators.................................................................S-83
     Changes In Mortgage Pool Characteristics..................................................................S-84
SERVICING UNDER THE POOLING AND SERVICING AGREEMENT............................................................S-85
     General...................................................................................................S-85
     The Initial Master Servicer and the Initial Special Servicer..............................................S-86
     Servicing of the Non-Serviced Loan Groups.................................................................S-87
     Servicing and Other Compensation and Payment of Expenses..................................................S-90
     The Directing Holders.....................................................................................S-96
     Replacement of the Special Servicer......................................................................S-102
     Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions.............................................S-103
     Modifications, Waivers, Amendments and Consents..........................................................S-104
     Required Appraisals......................................................................................S-106
     Custodial Account........................................................................................S-108
     Maintenance of Insurance.................................................................................S-110
     Fair Value Option........................................................................................S-112
     Realization Upon Defaulted Mortgage Loans................................................................S-114
     REO Properties...........................................................................................S-115
     Inspections; Collection of Operating Information.........................................................S-117
     Evidence as to Compliance................................................................................S-117
     Events of Default........................................................................................S-118
     Rights Upon Event of Default.............................................................................S-119
DESCRIPTION OF THE OFFERED CERTIFICATES.......................................................................S-120
     General..................................................................................................S-120
     Registration and Denominations...........................................................................S-122
     Distribution Account.....................................................................................S-122
     Interest Reserve Account.................................................................................S-124
     Payments.................................................................................................S-125
     Treatment of REO Properties..............................................................................S-131
     Reductions of Certificate Principal Balances in Connection With Realized Losses and
         Additional Trust Fund Expenses.......................................................................S-132


                                      S-2

     Advances of Delinquent Monthly Debt Service Payments.....................................................S-134
     Reimbursement of Advances................................................................................S-136
     Reports to Certificateholders; Available Information.....................................................S-137
     Voting Rights............................................................................................S-140
     Termination..............................................................................................S-140
     The Trustee..............................................................................................S-141
     The Fiscal Agent.........................................................................................S-142
YIELD AND MATURITY CONSIDERATIONS.............................................................................S-143
     Yield Considerations.....................................................................................S-143
     Weighted Average Lives...................................................................................S-146
USE OF PROCEEDS...............................................................................................S-147
CERTAIN LEGAL ASPECTS.........................................................................................S-147
     Election of Remedies.....................................................................................S-147
FEDERAL INCOME TAX CONSEQUENCES...............................................................................S-148
     General..................................................................................................S-148
     Discount and Premium; Prepayment Consideration...........................................................S-149
     Characterization of Investments in Offered Certificates..................................................S-150
CERTAIN ERISA CONSIDERATIONS..................................................................................S-151
LEGAL INVESTMENT..............................................................................................S-154
METHOD OF DISTRIBUTION........................................................................................S-154
LEGAL MATTERS.................................................................................................S-155
RATINGS.......................................................................................................S-155
GLOSSARY......................................................................................................S-157

ANNEX A--CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS...............................................A-1
ANNEX A-2--WELLS FARGO TOWER AMORTIZATION SCHEDULE............................................................A-2-1
ANNEX A-3--885 THIRD AVENUE AMORTIZATION SCHEDULE ............................................................A-3-1
ANNEX A-4--111 EIGHTH AVENUE AMORTIZATION SCHEDULE ...........................................................A-4-1
ANNEX A-5--DAVIES PACIFIC CENTER AMORTIZATION SCHEDULE .......................................................A-5-1
ANNEX B--STRUCTURAL AND COLLATERAL TERM SHEET...................................................................B-1
ANNEX C--MORTGAGE POOL CHARACTERISTICS..........................................................................C-1
ANNEX D--DECREMENT TABLES.......................................................................................D-1
ANNEX E--FORM OF PAYMENT DATE STATEMENT.........................................................................E-1
ANNEX F--TERMS OF THE CLASS XP CERTIFICATES.....................................................................F-1
ANNEX G--GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES..........................................G-1

                                IMPORTANT NOTICE

     Information about the offered certificates is contained in two separate documents:

     o this prospectus supplement, which describes the specific terms of the offered certificates; and

     o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                    NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within
Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within
Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.

                         INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the Series 2004-GG1 Commercial Mortgage Pass-Through Certificates, which consist of multiple classes and are referred to herein as the series 2004-GG1 certificates. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.

          SERIES 2004-GG1 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES


              APPROXIMATE      APPROX.    APPROX.
               PRINCIPAL         %       % TOTAL
              BALANCE OR         OF       CREDIT                                   APPROX.
               NOTIONAL        INITIAL    SUPPORT                   APPROX.       WEIGHTED
               AMOUNT AT       MORTGAGE     AT     PASS-THROUGH     INITIAL       AVERAGE                     RATINGS
                INITIAL          POOL     INITIAL       RATE     PASS-THROUGH      LIFE     PRINCIPAL       S&P/FITCH/
 CLASS         ISSUANCE        BALANCE  ISSUANCE(1) DESCRIPTION      RATE         (YEARS)     WINDOW          MOODY'S
-------      -------------    --------- ----------- -----------  ------------     --------  ----------      -----------
 Offered Certificates
 A-1           $23,421,000       0.900%   14.250%     Fixed         1.785%         0.59    06/04-06/05     AAA/AAA/Aaa
 A-2          $150,541,000       5.785%   14.250%     Fixed         3.835%         3.19    06/05-10/08     AAA/AAA/Aaa
 A-3          $274,000,000      10.530%   14.250%     Fixed         4.344%         4.72    10/08-03/09     AAA/AAA/Aaa
 A-4          $296,000,000      11.375%   14.250%     Fixed         4.755%         6.10    03/09-02/11     AAA/AAA/Aaa
 A-5          $381,830,000      14.674%   14.250%     Fixed         4.883%         6.86    02/11-05/11     AAA/AAA/Aaa
 A-6          $100,000,000       3.843%   14.250%    Fixed(2)       5.135%         8.14    05/11-05/13     AAA/AAA/Aaa
 A-7        $1,005,555,000      38.643%   14.250%    Fixed(2)       5.317%         9.64    05/13-04/14     AAA/AAA/Aaa
 B             $61,802,000       2.375%   11.875%    Fixed(2)       5.426%         9.91    04/14-04/14      AA/AA/Aa2
 C             $26,021,000       1.000%   10.875%    Fixed(2)       5.466%         9.91    04/14-04/14     AA-/AA-/Aa3
 D             $52,043,000       2.000%    8.875%  WAC Strip(3)     5.478%         9.91    04/14-04/14       A/A/A2
 E             $32,527,000       1.250%    7.625%  WAC Strip(3)     5.557%         9.91    04/14-04/14      A-/A-/A3

 Non-Offered Certificates
 F             $32,527,000       1.250%    6.375%      WAC          5.662%         9.98    04/14-05/14   BBB+/BBB+/Baa1
 G             $26,022,000       1.000%    5.375%      WAC          5.662%         9.99    05/14-05/14    BBB/BBB/Baa2
 H             $39,032,000       1.500%    3.875%      WAC          5.662%         9.99    05/14-05/14   BBB-/BBB-/Baa3
 J              $6,505,000       0.250%    3.625%    Fixed(2)       5.450%         9.99    05/14-05/14     BB+/BB+/Ba1
 K             $13,011,000       0.500%    3.125%    Fixed(2)       5.450%         9.99    05/14-05/14      BB/BB/Ba2
 L             $13,011,000       0.500%    2.625%    Fixed(2)       5.450%         9.99    05/14-05/14     BB-/BB-/Ba3
 M              $9,758,000       0.375%    2.250%    Fixed(2)       5.450%         9.99    05/14-05/14      B+/B+/B1
 N              $9,758,000       0.375%    1.875%    Fixed(2)       5.450%         9.99    05/14-05/14       B/B/B2
 O              $6,506,000       0.250%    1.625%    Fixed(2)       5.450%         9.99    05/14-05/14      B-/B-/B3
 P             $42,285,095       1.625%    0.000%    Fixed(2)       5.450%        10.24    05/14-04/19      NR/NR/NR
 XP          $2,460,098,000(4)  N/A        N/A     Variable IO      0.553%         5.60        N/A             N/A
 XC          $2,602,155,095(4)  N/A        N/A     Variable IO      0.148%         7.85        N/A             N/A
 OEA-B1      $10,500,000 (5)    N/A        N/A       Fixed(6)            %         N/A         N/A       BBB-(7)/BBB-/NR
 OEA-B2      $14,500,000 (5)    N/A        N/A       Fixed(6)            %         N/A         N/A       BB+(7)/BBB-/NR
 R-I               N/A          N/A        N/A         N/A           N/A           N/A         N/A          NR/NR/NR
 R-II              N/A          N/A        N/A         N/A           N/A           N/A         N/A          NR/NR/NR

-----------------
(1) The credit support levels presented in this column were calculated as if the class OEA-B1 and class OEA-B2 certificates, collectively referred to as the "class OEA-B certificates," provided no credit support to the other series 2004-GG1 certificates.

(2) If, with respect to any interest accrual period, the weighted average of the net interest rates on the pooled mortgage loans is below the identified initial pass-through rate for the class A-6, class A-7, class B, class C, class J, class K, class L, class M, class N, class O or class P certificates, as applicable, then the pass-through rate for the applicable class of certificates for that interest accrual period will be that weighted average rate.

(3) The class D and class E certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the pooled mortgage loans minus 0.184% and 0.105%, respectively.

(4) The class XP and class XC certificates will not have a principal balance and are sometimes referred to collectively as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The notional amount of each of the interest-only certificates is described in this prospectus supplement under "Description of the Offered Certificates--General."

(5) The class OEA-B certificates, which have an aggregate initial principal balance of $25,000,000, represent an interest in a subordinate note secured by the 111 Eighth Avenue property. The mortgage loan secured by the 111 Eighth Avenue property is evidenced by multiple notes, consisting of multiple senior notes that pay pari passu and two subordinate notes. One of the senior notes and one of the subordinate notes are included as assets of the trust, but only the senior note is included among the pooled mortgage loans. References in this prospectus supplement to the mortgage loans in the trust or the trust mortgage loans include the senior note and the subordinate note that are included in the trust (but not the senior notes or the subordinate note that are not included in the trust). All of the mortgage loans included in the trust, including the senior note secured by the 111 Eighth Avenue property, but not the subordinate note secured by the 111 Eighth Avenue property, are pooled for purposes of distributions to the series 2004-GG1 certificates (other than the class OEA-B certificates). References in this prospectus supplement to the pooled mortgage loans, the mortgage pool, the initial mortgage pool balance and all other financial and statistical information provided herein, unless otherwise indicated, include the pooled senior note secured by the 111 Eighth Avenue property but not the senior notes that are outside the trust and neither the subordinated note in the trust nor the subordinated note outside the trust.

(6) The pass-through rate for the class OEA-B certificates will be equal to (a) the mortgage rate of the non-pooled subordinate mortgage loan included in the trust secured by the 111 Eighth Avenue property (as adjusted to a 30/360 rate) minus (b) the applicable servicing fee and trustee fee. Because the non-pooled subordinate mortgage loan included in the trust secured by the 111 Eighth Avenue property accrues interest on an actual/360 basis and each of (x) interest on the class OEA-B certificates, (y) the servicing fee and (z) the trustee fee accrue on a 30/360 basis, the actual pass-through rate for the class OEA-B certificates will vary from month to month.

(7) S&P's rating of the class OEA-B1 and class OEA-B2 certificates address the likelihood of the ultimate distribution of interest and principal on such certificates by the rated final payment date (but not the timely receipt of interest).

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the Commercial Mortgage Trust 2004-GG1. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement, which are sometimes referred to as the pooled mortgage loans, and one subordinate note secured by the 111 Eighth Avenue property that is not included in the mortgage pool, which we sometimes refer to as the non-pooled mortgage loan.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of May 13, 2004. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates, except as described in this prospectus supplement.

     The parties to the pooling and servicing agreement will include us as depositor, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice" in this prospectus supplement.

                            KEY CERTIFICATE FEATURES

A.   APPROXIMATE PRINCIPAL
     BALANCE OR NOTIONAL
     AMOUNT AT INITIAL ISSUANCE...........  The class A-1, class A-2, class A-3, class A-4, class A-5, class
                                            A-6, class A-7, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class OEA-B1 and class OEA-B2 certificates will be the series 2004-GG1 certificates with principal balances and are sometimes referred to as the principal balance certificates.
                                            The class OEA-B1 and class OEA-B2 certificates are collectively referred to as the "class OEA-B certificates." Only the class
                                            A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class
                                            A-7, class B, class C, class D and class E certificates are offered by this prospectus supplement. The table on page S-5 of this prospectus supplement identifies for each of those

                                      S-6

                                            classes of principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of principal balance
                                            certificates at initial issuance may be larger or smaller than the amount shown in the table above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this
                                            prospectus supplement.

                                            This prospectus supplement contains a description of certain features pertaining to the non-offered classes of the series
                                            2004-GG1 certificates. These certificates are not offered by this prospectus supplement and are provided only for informational purposes to prospective purchasers of the offered certificates to assist them in evaluating a prospective purchase of a class of the offered certificates.

                                            The class XP and class XC certificates will not have principal balances and are sometimes referred to in this prospectus
                                            supplement collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amount of the class XP and class XC certificates will be $2,460,098,000 and $2,602,155,095, respectively, although in each case it may be as much as 5% larger or smaller.

                                            The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

                                            On each payment date, the notional amount of the class XC
                                            certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class
                                            A-4, class A-5, class A-6, class A-7, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates outstanding from time to time.

                                            The class R-I and class R-II certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I and class R-II
                                            certificates are not expected to receive any material payments.
                                            See "Description of the Offered Certificates--Payments--Priority
                                            of Payments" below.

B.   TOTAL CREDIT SUPPORT
     AT INITIAL ISSUANCE..................  The respective classes of the series 2004-GG1 certificates, other than the class OEA-B, class R-I and class R-II certificates, will entitle their holders to varying degrees of seniority for
                                            purposes of--

                                            o    receiving payments of interest and, if and when applicable, payments of principal, and

                                            o    bearing the effects of losses on the underlying pooled
                                                 mortgage loans, as well as default-related and other
                                                 unanticipated expenses of the trust.

                                            The class A-1, class A-2, class A-3, class A-4, class A-5, class
                                            A-6 and class A-7 certificates will be the most senior. The class
                                            P certificates will be the most subordinate.


                                      S-7


                                            The class OEA-B certificates will be neither senior nor
                                            subordinate to any other series 2004-GG1 certificates, but rather will receive payment out of amounts collected on the non-pooled mortgage loan secured by the 111 Eighth Avenue
                                            property that is included in the trust. Payments on the
                                            non-pooled mortgage loan will be pari passu with another
                                            subordinate mortgage loan that is outside the trust, but
                                            subordinated to payments on the multiple senior notes
                                            secured by the 111 Eighth Avenue property, only one of which is included among the pooled mortgage loans in this trust.

                                            The class R-I and class R-II certificates will be residual interest certificates and will not provide any credit
                                            support to the other series 2004-GG1 certificates. The
                                            remaining classes of principal balance certificates are
                                            listed from top to bottom in the table on page S-5 of this prospectus supplement in descending order of seniority.

                                            The table on page S-5 of this prospectus supplement shows
                                            the approximate total credit support provided to each class of the offered certificates through the subordination of
                                            other classes of the series 2004-GG1 certificates. In the
                                            case of each class of offered certificates, the credit
                                            support shown in the table on page S-5 of this prospectus
                                            supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool
                                            balance, of all classes of the principal balance
                                            certificates that are subordinate to the indicated class.

C.   PASS-THROUGH RATE....................  Each class of the series 2004-GG1 certificates, other than the class R-I and class R-II certificates, will bear
                                            interest. The table on page S-5 of this prospectus
                                            supplement provides the indicated information regarding the pass-through rate at which each of those classes of the
                                            series 2004-GG1 certificates will accrue interest.

                                            The pass-through rates for each of the class A-1, class A-2, class A-3, class A-4, class A-5 certificates will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                                            The pass-through rates for each of the class A-6, class A-7, class B, class C, class J, class K, class L, class M, class
                                            N, class O and class P certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any period that the certificates accrue interest (we refer to any such period as the interest accrual period), if the weighted average of the net interest rates on the pooled mortgage loans is below the applicable pass-through rate for any of class A-6, class
                                            A-7, class B, class C, class J, class K, class L, class M, class N, class O and class P certificates, then the
                                            pass-through rate that will be in effect for such classes of certificates during that interest accrual period will be the then weighted average of the net interest rates on the
                                            pooled mortgage loans (as described below).

                                            The pass-through rate for the class D and class E
                                            certificates will be equal to the weighted average of the
                                            net interest rates on the pooled mortgage loans minus 0.184%
                                            and 0.105%, respectively.

                                            The pass-through rate for each of the class F, class G and class H certificates, will be equal to the weighted average of the net interest rates on the pooled mortgage loans.

                                      S-8

                                            The pass-through rate applicable to the class XC
                                            certificates for each payment date will equal the weighted average of the class XC strip rates, at which interest
                                            accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance of one of the
                                            classes of principal balance certificates (other than the
                                            Class OEA-B certificates). In general, the entire principal balance of each class of principal balance certificates
                                            (other than the Class OEA-B certificates) will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of
                                            principal balance certificates is identified under "Annex
                                            F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately
                                            prior to any such payment date, then the identified portion of the principal balance of that class will also represent one or more separate class XC components for purposes of
                                            calculating the pass-through rate of the class XC
                                            certificates, and the remaining portion of the principal
                                            balance of that class will represent a separate class XC
                                            component for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in May 2011, the class XC
                                            strip rate for each class XC component will be calculated as follows:

                                            (1)  if a class XC component consists of the entire
                                                 principal balance or a designated portion of any class
                                                 of principal balance certificates (other than the Class
                                                 OEA-B certificates), and if the principal balance does
                                                 not, in whole or in part, also constitute a class XP
                                                 component immediately prior to the payment date, then
                                                 the applicable class XC strip rate will equal the
                                                 excess, if any, of (a) the weighted average net
                                                 interest rate on the pooled mortgage loans for the
                                                 payment date, over (b) the pass-through rate in effect
                                                 for the payment date for the applicable class of
                                                 principal balance certificates; and

                                            (2)  if a class XC component consists of the entire
                                                 principal balance or a designated portion of the
                                                 principal balance of any class of principal balance
                                                 certificates (other than the Class OEA-B certificates),
                                                 and if the designated portion (in whole or in part) of
                                                 the principal balance also constitutes one or more
                                                 class XP components immediately prior to the payment
                                                 date, then the applicable class XC strip rate will
                                                 equal the excess, if any, of (a) the weighted average
                                                 net interest rate on the pooled mortgage loans for the
                                                 payment date, over (b) the sum of (i) the class XP
                                                 strip rate (as described in Annex F) for the applicable
                                                 class XP component(s), and (ii) the pass-through rate
                                                 in effect for the payment date for the applicable class
                                                 of principal balance certificates.

                                            For each payment date after the payment date in May 2011,
                                            the principal balance of each class of principal balance
                                            certificates (other than the class OEA-B certificates) will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such
                                            class XC component for each payment date will equal the
                                            excess, if any, of (a) the weighted average net interest
                                            rate on the pooled mortgage loans for the related payment
                                            date, over (b) the

                                      S-9

                                            pass-through rate in effect for the payment date for the
                                            class of principal balance certificates.

                                            The pass-through rate applicable to the class XP
                                            certificates for each payment date will be as set forth on
                                            Annex F to this prospectus supplement.

                                            The pass-through rate for the class OEA-B certificates will be equal to (a) the mortgage rate of the non-pooled
                                            subordinate mortgage loan included in the trust that is
                                            secured by the 111 Eighth Avenue property (as adjusted to a
                                            30/360 rate) minus (b) the applicable servicing fee and
                                            trustee fee.

                                            The references to "net interest rates on the pooled mortgage loans" above in this "--Pass-Through Rate" subsection mean, as to any particular pooled mortgage loan, an interest rate that is generally equal to the related mortgage interest
                                            rate in effect as of the date of initial issuance of the
                                            offered certificates, minus the sum of:

                                            o    the annual rate at which the related master servicing
                                                 fee, including any primary servicing fee, is
                                                 calculated; and

                                            o    the annual rate at which the trustee fee is calculated;

                                            provided that, for each of the pooled mortgage loans that
                                            accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a
                                            year assumed to consist of 360 days, in some months, the
                                            "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would
                                            generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve
                                            30-day months. See "Description of the Offered
                                            Certificates--Interest Reserve Account" in this prospectus supplement.

D.   WEIGHTED AVERAGE LIFE AND
     PRINCIPAL WINDOW.....................  The weighted average life of any class of offered certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of
                                            those certificates is paid to the investor. The principal
                                            window for any class of offered certificates is the period during which the holders of that class of offered
                                            certificates will receive payments of principal. The
                                            weighted average life and principal window shown in the
                                            table on page S-5 of this prospectus supplement for each
                                            class of offered certificates were calculated based on the following assumptions with respect to each underlying pooled mortgage loan--

                                            o    the related borrower timely makes all payments on the
                                                 pooled mortgage loan, and

                                            o    that the pooled mortgage loan will not otherwise be
                                                 prepaid prior to stated maturity.

                                            The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each
                                            class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the
                                            glossary to, this prospectus supplement.

                                      S-10



E.   RATINGS..............................  The ratings shown in the table on page S-5 of this prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The
                                            McGraw-Hill Companies, Inc., Fitch, Inc. and Moody's
                                            Investors Service, Inc., respectively. It is a condition to their issuance that the respective classes of the offered
                                            certificates receive credit ratings no lower than those
                                            shown in the table on page S-5 of this prospectus
                                            supplement.

                                            The ratings assigned to the respective classes of the
                                            offered certificates address the timely payment of interest and the ultimate payment of principal on or before the
                                            applicable rated final payment date described under
                                            "--Relevant Dates and Periods--Rated Final Payment Date"
                                            below.

                                            A security rating is not a recommendation to buy, sell or
                                            hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                                            For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus
                                            supplement.

                                RELEVANT PARTIES

WHO WE ARE................................  Our name is Greenwich Capital Commercial Funding Corp. We are a special purpose Delaware corporation. Our principal
                                            offices are located at 600 Steamboat Road, Greenwich,
                                            Connecticut 06830. Our main telephone number is (203)
                                            625-2700. We are an indirect wholly owned subsidiary of The
                                            Royal Bank of Scotland Group plc and an affiliate of
                                            Greenwich Capital Financial Products, Inc., one of the
                                            mortgage loan sellers, and of Greenwich Capital Markets,
                                            Inc., one of the underwriters. We will deposit into the
                                            trust the mortgage loans that will back the series 2004-GG1 certificates. See "Greenwich Capital Commercial Funding
                                            Corp." in the accompanying prospectus.

INITIAL TRUSTEE...........................  LaSalle Bank National Association, a national banking association, will act as the initial trustee on behalf of
                                            all the series 2004-GG1 certificateholders. See "Description of the Offered Certificates--The Trustee" in this prospectus supplement. The trustee will also have, or be responsible
                                            for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the holder of each mortgage loan
                                            transferred to the trust.

INITIAL FISCAL AGENT......................  ABN AMRO Bank N.V., a Netherlands banking corporation, will act as the initial fiscal agent with respect to the trustee.
                                            See "Description of the Offered Certificates--The Fiscal
                                            Agent" in this prospectus supplement.

INITIAL MASTER SERVICER...................  Wachovia Bank, National Association, a national banking association, will act as the initial master servicer under the pooling and servicing agreement. The mortgage loans,
                                            except for the mortgage loans secured by the Wells Fargo
                                            Tower property, the Water Tower Place property, the 237 Park
                                            Avenue property, 5 Houston Center property, the DDR
                                            Portfolio property and the 1801 K Street property, will be serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2004-GG1
                                            certificates.

                                      S-11

                                            The mortgage loans secured by the Wells Fargo Tower
                                            property, the 237 Park Avenue property and the 1801 K Street property will be serviced under the pooling and servicing
                                            agreement entered into in connection with the Greenwich
                                            Capital Commercial Funding Corp., as depositor, Commercial
                                            Mortgage Trust 2003-C2, Commercial Mortgage Pass-Through
                                            Certificates, Series 2003-C2. The master servicer under that pooling and servicing agreement is Wachovia Bank, National
                                            Association.

                                            The mortgage loans secured by the Water Tower Place property and the 5 Houston Center property will be serviced under the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities Corp.,
                                            Commercial Mortgage Pass-Through Certificates, Series
                                            2003-C3. The mortgage loan secured by the DDR Portfolio
                                            property will be serviced under the pooling and servicing
                                            agreement entered into in connection with the GMAC
                                            Commercial Mortgage Securities Corp., Commercial Mortgage
                                            Pass-Through Certificates, Series 2003-C2. The master
                                            servicer under both of those pooling and servicing
                                            agreements is GMAC Commercial Mortgage Corporation.

                                            See "Servicing Under the Pooling and Servicing
                                            Agreement--The Initial Master Servicer and the Initial
                                            Special Servicer," and "--Servicing of the Non-Serviced Loan
                                            Groups" in this prospectus supplement.

INITIAL SPECIAL SERVICER..................  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer under the pooling and servicing agreement. The mortgage loans, except for the mortgage loans secured by the Wells Fargo Tower property, the Water Tower
                                            Place property, the 237 Park Avenue property, the 5 Houston
                                            Center property, the DDR Portfolio property and the 1801 K
                                            Street property will be specially serviced under the pooling and servicing agreement entered into in connection with the issuance of series 2004-GG1 certificates.

                                            The mortgage loans secured by the Wells Fargo Tower
                                            property, the 237 Park Avenue property and the 1801 K Street property will be specially serviced under the pooling and
                                            servicing agreement entered into in connection with the
                                            Greenwich Capital Commercial Funding Corp., as depositor,
                                            Commercial Mortgage Trust 2003-C2, Commercial Mortgage
                                            Pass-Through Certificates, Series 2003-C2. The special
                                            servicer under that pooling and servicing agreement is
                                            Lennar Partners, Inc.

                                            The mortgage loans secured by the Water Tower Place property and the 5 Houston Center property will be specially serviced under the pooling and servicing agreement entered into in
                                            connection with the GMAC Commercial Mortgage Securities
                                            Corp., Commercial Mortgage Pass-Through Certificates, Series
                                            2003-C3. The special servicer under that pooling and
                                            servicing agreement is Lennar Partners, Inc.

                                            The mortgage loan secured by the DDR Portfolio property will be specially serviced under the pooling and servicing
                                            agreement entered into in connection with the GMAC
                                            Commercial Mortgage Securities Corp., Commercial
                                            Pass-Through Certificates, Series 2003-C2. The special
                                            servicer under that pooling and servicing agreement is GMAC
                                            Commercial Mortgage Corporation.

                                      S-12

                                            See "Servicing Under the Pooling and Servicing
                                            Agreement--The Initial Master Servicer and the Initial
                                            Special Servicer" in this prospectus supplement.

DIRECTING HOLDERS.........................  The directing holder with respect to the mortgage loans will be as follows:

                                            Non-Split Loans. With respect to the mortgage loans included in the trust that are not part of a split loan structure,
                                            the directing holder will be the holder of certificates
                                            representing a majority interest in a designated controlling class of the series 2004-GG1 certificates.

                                            Split Loans - Tier 1. With respect to the mortgage loans
                                            secured by the 111 Eighth Avenue property, which are part of a split loan structure that has multiple senior pari passu mortgage loans and two subordinate mortgage loans, for so
                                            long as a control appraisal event does not exist, the
                                            directing holder will be both the holder of the subordinate non-trust mortgage loan and the holders of a majority
                                            interest in the class OEA-B certificates, and while a
                                            control appraisal event does exist, the directing holder
                                            will be the holder of certificates representing a majority interest in a designated controlling class of the series
                                            2004-GG1 certificates. For so long as a control appraisal
                                            event has not occurred, if the two directing holders are
                                            unable to agree with respect to any course of action, a
                                            third party operating advisor will make a final
                                            determination with respect to the proposed course of action.
                                            For purposes of this paragraph, a "control appraisal event"
                                            will exist if and for so long as the aggregate initial
                                            balance of the non-pooled subordinated mortgage loan and the non-trust subordinate mortgage loan, less principal
                                            payments, appraisal reduction amounts and (without
                                            duplication) realized losses allocated thereto is less than
                                            25% of an amount equal to the aggregate initial principal
                                            balance of the non-pooled subordinate loan and the non-trust subordinate mortgage loan.

                                            Split Loans - Tier 2. With respect to the mortgage loans
                                            secured by the 660 Madison Avenue property, the Davies
                                            Pacific Center property and the Sycamore Mineral Springs
                                            Resort property, which are each part of a split loan
                                            structure that has one senior mortgage loan and one
                                            subordinate non-trust mortgage loan, the directing holder
                                            will be the holder of certificates representing a majority interest in a designated controlling class of the series
                                            2004-GG1 certificates. Although the holder of the applicable subordinate non-trust mortgage loan will not be the
                                            directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting that mortgage
                                            loan. For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than
                                            25% of the initial principal balance of such non-trust
                                            subordinate mortgage loan.

                                            Split Loans - Tier 3. With respect to the mortgage loans
                                            secured by the 510 Glenwood property, the Sunrise Mesa MHP property, the Mountain Lodge Apartments property, the
                                            Palisades I Office Building property and the Berryland
                                            Shopping Center property, which are each part of a split
                                            loan structure that has one senior mortgage loan and one
                                            subordinate non-trust mortgage loan, the directing holder
                                            will be the holder of certificates representing a majority interest in a designated controlling class of the series
                                            2004-GG1 certificates.

                                      S-13

                                            Split Loans - Pari Passu:

                                            o    With respect to the mortgage loan secured by the Wells
                                                 Fargo Tower property, which is part of a split loan
                                                 structure that has seven pari passu mortgage loans, the
                                                 directing holder will be the holder of certificates
                                                 representing a majority interest in a designated
                                                 controlling class of the series 2004-GG1 certificates,
                                                 subject to the non-binding consultation rights of the
                                                 holder of the corresponding pari passu mortgage loans
                                                 that are not included in the trust, which rights will
                                                 be exercised by the holders of certificates
                                                 representing a majority interest in a designated
                                                 controlling class of the various trusts into which the
                                                 Wells Fargo Tower pari passu companion loans were
                                                 deposited (i.e., Greenwich Capital Commercial Funding
                                                 Corp., as depositor, Commercial Mortgage Pass-Through
                                                 Certificates, Series 2003-C2, GMAC Commercial Mortgage
                                                 Securities Corp., Commercial Mortgage Pass-Through
                                                 Certificates, Series 2003-C3 and Morgan Stanley Capital
                                                 I Trust 2004-HQ3, Commercial Mortgage Pass-Through
                                                 Certificates, Series HQ3);

                                            o    With respect to the mortgage loan secured by the Water
                                                 Tower Place property, which is part of a split loan
                                                 structure that has three pari passu companion loans,
                                                 each comprised of two notes, the directing holder will
                                                 collectively be (i) the holder of certificates
                                                 representing a majority interest in a designated
                                                 controlling class of the GMAC Commercial Mortgage
                                                 Securities Corp., Commercial Mortgage Pass-Through
                                                 Certificates, Series 2003-C3, (ii) the holder of the
                                                 certificates representing a majority interest in a
                                                 designated controlling class of the GS Mortgage
                                                 Securities Corporation II, Commercial Mortgage
                                                 Pass-Through Certificates, Series 2004-C1, and (iii)
                                                 the holder of certificates representing a majority
                                                 interest in a designated controlling class of the
                                                 series 2004-GG1 certificates. In the event that such
                                                 holders are unable to agree with each other with
                                                 respect to any course of action, a third party
                                                 operating advisor will make a final determination with
                                                 respect to the proposed course of action;

                                            o    With respect to the mortgage loan secured by the 237
                                                 Park Avenue property, the directing holder will be,
                                                 collectively, the holders of a majority of the
                                                 interests in all four pari passu mortgage loans in that
                                                 split loan structure (which, with respect to the pari
                                                 passu mortgage included in the trust will be exercised
                                                 by the holder of certificates representing a majority
                                                 interest in a designated controlling class of the
                                                 series 2004-GG1 certificates and, with respect to the
                                                 other pari passu mortgage loans that are not included
                                                 in the trust, will be exercised by (i) the holder of
                                                 certificates representing majority interest in a
                                                 designated controlling class of the Greenwich Capital
                                                 Commercial Funding Corp., as depositor, Commercial
                                                 Mortgage Pass-Through Certificates, Series 2003-C2,
                                                 (ii) the holders of certificates representing a
                                                 majority interest in a designated controlling class of
                                                 the GS Mortgage Securities Corporation II, Commercial
                                                 Mortgage Pass-Through Certificates, Series 2004-C1, and
                                                 (iii) the holder of the remaining mortgage loan in the
                                                 split loan structure or, if such mortgage loan is put
                                                 into a securitization, the controlling class of such
                                                 securitization);

                                      S-14

                                            o    With respect to the mortgage loan secured by the 5
                                                 Houston Center property, which is part of a split loan
                                                 structure that has two pari passu mortgage loans, the
                                                 directing holder will jointly be (i) the holder of
                                                 certificates representing a majority interest in a
                                                 designated controlling class of the GMAC Commercial
                                                 Mortgage Securities Corp., Commercial Mortgage
                                                 Pass-Through Certificates, Series 2003-C3 and (ii) the
                                                 holders of certificates representing a majority
                                                 interest in a designated controlling class of Series
                                                 2004-GG1 certificates. In the event that such holders
                                                 are unable to agree with each other with respect to any
                                                 course of action, a third party operating advisor will
                                                 make a final determination with respect to the proposed
                                                 course of action; provided that any determination to
                                                 replace the special servicer for the mortgage loan
                                                 secured by the 5 Houston Center property will be made
                                                 by the holders of certificates representing a majority
                                                 interest in a designated controlling class of the
                                                 series 2004-GG1 certificates;

                                            o    With respect to the mortgage loan secured by the DDR
                                                 Portfolio property, which is part of a split loan
                                                 structure that has three pari passu companion loans,
                                                 the directing holder will collectively be (i) the
                                                 holder of certificates representing a majority interest
                                                 in a designated controlling class of the GMAC
                                                 Commercial Mortgage Securities Corp., Commercial
                                                 Mortgage Pass-Through Certificates, Series 2003-C2,
                                                 (ii) the holders of certificates representing a
                                                 majority interest in a designated controlling class of
                                                 the GS Mortgage Securities Corporation II, Commercial
                                                 Mortgage Pass-Through Certificates, Series 2004-C1, and
                                                 (iii) the holders of certificates representing a
                                                 majority interest in a designated controlling class of
                                                 Series 2004-GG1 certificates. In the event the
                                                 controlling classes or holders are unable to agree with
                                                 each other with respect to any course of action, a
                                                 third party operating advisor will make a final
                                                 determination with respect to any course of action; and

                                            o    With respect to the mortgage loan secured by the 1801 K
                                                 Street property, the directing holder will be the
                                                 holder of certificates representing a majority interest
                                                 in a designated controlling class of the Greenwich
                                                 Capital Commercial Funding Corp., as depositor,
                                                 Commercial Mortgage Pass-Through Certificates, Series
                                                 2003-C2, subject to the non-binding consultation rights
                                                 of the holder of certificates representing a majority
                                                 interest in a designated controlling class of the
                                                 series 2004-GG1 certificates.

                                            In each case, the directing holder will have the right to--

                                            o    replace the applicable special servicer with or without
                                                 cause, except in the case of the mortgage loans secured
                                                 by the 237 Park Avenue property and the 111 Eighth
                                                 Avenue property, as described under "Servicing Under
                                                 the Pooling and Servicing Agreement--Replacement of the
                                                 Special Servicer" in this prospectus supplement;

                                            o    in the case of the mortgage loans secured by the 111
                                                 Eighth Avenue property, the holder of certificates
                                                 representing a majority interest in a designated
                                                 controlling class of the series 2004-GG1 certificates
                                                 (whether or not it is the directing holder) shall have
                                                 the right to replace the special servicer without
                                                 cause; however, if a


                                      S-15

                                                 control appraisal event has not occurred, such
                                                 replacement must be approved in writing by both the
                                                 holder of the subordinate non-trust mortgage loan and
                                                 the holders of a majority interest in the class OEA-B
                                                 certificates;

                                            o    in the case of the mortgage loans secured by the 111
                                                 Eighth Avenue property, the holder of the subordinate
                                                 non-trust mortgage loan and the holders of a majority
                                                 interest in the class OEA-B certificates may each
                                                 terminate the special servicer as special servicer of
                                                 such mortgage loans for cause, as described under
                                                 "Servicing under the Pooling and Servicing
                                                 Agreement--Replacement of Special Servicer." Any such
                                                 termination will require the appointment of a
                                                 replacement special servicer which is approved in
                                                 writing by both the holder of the subordinate non-trust
                                                 mortgage loan and the holders of a majority interest in
                                                 the class OEA-B certificates;

                                            o    in the case of the mortgage loans secured by the 237
                                                 Park Avenue property, replace the special servicer for
                                                 cause, as described under "Servicing Under the Pooling
                                                 and Servicing Agreement--Replacement of the Special
                                                 Servicer" in this prospectus supplement; and

                                            o    select a representative that may advise the applicable
                                                 special servicer on various servicing matters.

                                            Unless there are significant losses on the underlying pooled mortgage loans, the controlling class of series 2004-GG1
                                            certificateholders will be the holders of a non-offered
                                            class of series 2004-GG1 certificates.

                                            See "Servicing under the Pooling and Servicing
                                            Agreement--The Directing Holders" in this prospectus
                                            supplement.

MORTGAGE LOAN SELLERS.....................  We will acquire the mortgage loans from:

                                            o    Greenwich Capital Financial Products, Inc., a Delaware
                                                 corporation, as to 61 pooled mortgage loans
                                                 representing 57.9% of the Initial Mortgage Pool Balance
                                                 and as to the subordinate non-pooled mortgage loan
                                                 secured by the 111 Eighth Avenue property that is
                                                 included in the trust;

                                            o    Goldman Sachs Mortgage Company, a New York limited
                                                 partnership, as to 64 pooled mortgage loans
                                                 representing 37.6% of the Initial Mortgage Pool
                                                 Balance; and

                                            o    Commerzbank AG, New York Branch, as to its 50% interest
                                                 in three pooled mortgage loans representing 4.4% of the
                                                 Initial Mortgage Pool Balance (representing its portion
                                                 of the mortgage loans jointly originated with Archon
                                                 Financial, L.P. as described under "--Originators"
                                                 below and jointly held with Goldman Sachs Mortgage
                                                 Company).

                                            Greenwich Capital Financial Products, Inc. is an affiliate of the depositor and of Greenwich Capital Markets, Inc., one of the underwriters. Goldman Sachs Mortgage Company is an
                                            affiliate of Goldman, Sachs & Co., one of the underwriters.
                                            See "Description of the Mortgage Pool--The Mortgage Loan
                                            Sellers and Originators" in this prospectus supplement.

                                      S-16

ORIGINATORS...............................  The mortgage loans were originated by:

                                            o    Greenwich Capital Financial Products, Inc., a Delaware
                                                 corporation (57.9%);

                                            o    Archon Financial, L.P., a Delaware limited partnership
                                                 (32.1%);

                                            o    With respect to three mortgage loans, Archon Financial,
                                                 L.P., and Commerzbank AG, New York Branch, on a joint
                                                 basis (8.9%); and

                                            o    With respect to two mortgage loans, which were
                                                 originated for sale to Goldman Sachs Mortgage Company
                                                 by Washington Mutual Bank, FA (1.1%).

UNDERWRITERS..............................  Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc
                                            of America Securities LLC, Credit Suisse First Boston LLC,
                                            Morgan Stanley & Co. Incorporated and Wachovia Capital
                                            Markets, LLC are the underwriters of this offering. With
                                            respect to this offering--

                                            o    Greenwich Capital Markets, Inc. and Goldman, Sachs &
                                                 Co. are acting as co-lead bookrunning managers, and

                                            o    Banc of America Securities LLC, Credit Suisse First
                                                 Boston LLC, Morgan Stanley & Co. Incorporated and
                                                 Wachovia Capital Markets, LLC are acting as
                                                 co-managers.

                                            Greenwich Capital Markets, Inc. is our affiliate and an
                                            affiliate of one of the mortgage loan sellers. Goldman,
                                            Sachs & Co. is an affiliate of one of the mortgage loan
                                            sellers. See "Method of Distribution" in this prospectus
                                            supplement.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE..............................  The cut-off date for each of the mortgage loans included in the trust is May 1, 2004. All of the mortgage loans will be considered part of the trust as of May 1, 2004. All payments and collections received on the mortgage loans included in the trust after the cut-off date, excluding any payments or collections that represent amounts due on or before that
                                            date, will belong to the trust.

ISSUE DATE................................  The date of initial issuance for the offered certificates will be on or about May 13, 2004.

PAYMENT DATE..............................  Payments on the offered certificates are scheduled to occur monthly, commencing in June 2004. During any given month,
                                            the payment date will be the 10th day of the month, or if
                                            the 10th day is not a business day, then the business day
                                            immediately following the tenth day, provided that the
                                            payment date will be at least 4 business days following the determination date.

DETERMINATION DATE........................  The determination date with respect to any payment date will be the 6th day of the same calendar month as that payment
                                            date or, if that 6th day is not a business day, the
                                            following business day.

RECORD DATE...............................  The record date for each monthly payment on an offered certificate will be the last business day of the prior
                                            calendar month, except that the first record date will be
                                            the date of initial issuance. The registered holders of the series 2004-GG1 certificates at the close of business on
                                            each

                                      S-17

                                            record date will be entitled to receive, on the following
                                            payment date, any payments on those certificates, except
                                            that the last payment on any offered certificate will be
                                            made only upon presentation and surrender of the
                                            certificate.

COLLECTION PERIOD.........................  Amounts available for payment on the offered certificates on any payment date will depend on the payments and other
                                            collections received, and any advances of payments due, on the underlying pooled mortgage loans during the related
                                            collection period. Each collection period--

                                            o    will relate to a particular payment date,

                                            o    will be approximately one month long,

                                            o    will begin immediately after the prior collection
                                                 period ends or, in the case of the first collection
                                                 period, will begin immediately after the cut-off date,
                                                 and

                                            o    will end on the determination date in the same calendar
                                                 month as the related payment date.

INTEREST ACCRUAL PERIOD...................  The amount of interest payable with respect to the offered certificates on any payment date will be calculated based
                                            upon the interest accrued during the related interest
                                            accrual period. The interest accrual period for any payment date will be the preceding calendar month, however, for
                                            purposes of determining the interest due on each class of
                                            certificates each interest accrual period will be assumed to consist of 30 days and each year will be assumed to consist of 360 days.

RATED FINAL PAYMENT DATE..................  As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                                            o    timely receipt of all interest to which each
                                                 certificateholder is entitled on each payment date, and

                                            o    the ultimate receipt of all principal to which each
                                                 certificateholder is entitled by the related rated
                                                 final payment date, which is the final payment date
                                                 used by the rating agencies in providing their ratings.

                                            The rated final payment dates for the respective classes of the offered certificates are as follows:

                                            o    for the class A-1 certificates, the payment date in
                                                 June 2021; and

                                            o    for the class A-2, class A-3, class A-4, class A-5,
                                                 class A-6, class A-7, class B, class C, class D and
                                                 class E certificates, the payment date in June 2036.

ASSUMED FINAL PAYMENT DATE................  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                                            o    the assumption that each borrower timely makes all
                                                 payments on its pooled mortgage loan;

                                      S-18

                                            o    the assumption that no borrower otherwise prepays its
                                                 pooled mortgage loan prior to stated maturity; and

                                            o    the other modeling assumptions referred to under "Yield
                                                 and Maturity Considerations" in, and set forth in the
                                                 glossary to, this prospectus supplement.

                                            Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:

                                                                           MONTH AND YEAR OF
                                                       CLASS           ASSUMED FINAL PAYMENT DATE
                                            ----------------------- ----------------------------------
                                                        A-1                    June 2005
                                                        A-2                   October 2008
                                                        A-3                    March 2009
                                                        A-4                  February 2011
                                                        A-5                     May 2011
                                                        A-6                     May 2013
                                                        A-7                    April 2014
                                                         B                     April 2014
                                                         C                     April 2014
                                                         D                     April 2014
                                                         E                     April 2014

                                            The actual final payment date is likely to vary materially from the assumed final payment date due to potential
                                            defaults by borrowers, unanticipated expenses of the trust and voluntary and involuntary prepayments on the pooled
                                            mortgage loans.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

REGISTRATION AND DENOMINATIONS............  We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any greater whole dollar denominations.

                                            You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the
                                            United States, or Clearstream Banking, societe anonyme, or
                                            Euroclear Bank as operator of the Euroclear System, in
                                            Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any
                                            offered certificate, except under the limited circumstances described under "Description of the Offered
                                            Certificates--Registration and Denominations" in this
                                            prospectus supplement and under "Description of the
                                            Certificates--Book-Entry Registration" in the accompanying prospectus.



                                      S-19


PAYMENTS

A.   GENERAL..............................  The trustee will make payments of interest and principal to the classes of series 2004-GG1 certificateholders (other
                                            than the Class OEA-B certificates) in the following order of priority, subject to available funds:

                                                  PAYMENT ORDER                      CLASS
                                            -----------------------   ----------------------------------
                                                       1st            A-1, A-2, A-3, A-4, A-5, A-6, A-7,
                                                                                   XP and XC
                                                       2nd                             B
                                                       3rd                             C
                                                       4th                             D
                                                       5th                             E
                                                       6th                             F
                                                       7th                             G
                                                       8th                             H
                                                       9th                             J
                                                       10th                            K
                                                       11th                            L
                                                       12th                            M
                                                       13th                            N
                                                       14th                            O
                                                       15th                            P

                                            For risks associated with owning subordinate certificates
                                            see "Risk Factors--Risks Related to the Offered
                                            Certificates."

                                            Allocation of interest payments among the class A-1, class
                                            A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class XP and class XC certificates is pro rata based on the respective amounts of interest payable on each of those
                                            classes. Allocation of principal payments among the class
                                            A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates is described under "--C. Payments of Principal" below. The class XP and class XC certificates entitle their respective holders to payments of interest at the related pass-through rate, but do not have principal
                                            balances and do not entitle their respective holders to
                                            payments of principal.

                                            Payments of interest and principal on the class OEA-B
                                            certificates will be made separately out of collections on the subordinate non-pooled mortgage loan secured by the 111
                                            Eighth Avenue property that is included in the trust.

                                            See "Description of the Offered Certificates--Payments--
                                            Priority of Payments" in this prospectus supplement.

B.   PAYMENTS OF INTEREST.................  Each class of series 2004-GG1 certificates, other than the class R-I and class R-II certificates, will bear interest.
                                            In each case, that interest will accrue during each interest accrual period based upon--

                                            o    the pass-through rate applicable for the particular
                                                 class for that interest accrual period,

                                            o    the total principal balance or notional amount, as the
                                                 case may be, of the particular class outstanding
                                                 immediately prior to the related payment date, and

                                            o    the assumption that each year consists of twelve 30-day
                                                 months.

                                      S-20

                                            The borrowers under the mortgage loans are generally
                                            prohibited under the related mortgage loan documents from
                                            making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a
                                            condemnation award, a whole or partial involuntary
                                            prepayment) on an underlying pooled mortgage loan is not
                                            accompanied by the amount of one full month's interest on
                                            the prepayment, then, as and to the extent described under
                                            "Description of the Offered Certificates--Payments--Payments
                                            of Interest" in this prospectus supplement, the resulting
                                            shortfall, less--

                                            o    the amount of the master servicing fee that would have
                                                 been payable from that uncollected interest, and

                                            o    in the case of a voluntary prepayment on a
                                                 non-specially serviced pooled mortgage loan, the
                                                 applicable portion of the payment made by the master
                                                 servicer to cover prepayment interest shortfalls
                                                 resulting from voluntary prepayments on non-specially
                                                 serviced pooled mortgage loans during the related
                                                 collection period,

                                            may be allocated to reduce the amount of accrued interest
                                            otherwise payable to the holders of all of the
                                            interest-bearing classes of the series 2004-GG1 certificates
                                            (other than the class OEA-B certificates), including the
                                            offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those
                                            classes.

                                            On each payment date, subject to available funds and the
                                            payment priorities described under "--A. General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                                            Payments of interest and principal on the class OEA-B
                                            certificates will be made separately out of collections on the subordinate non-pooled mortgage loan secured by the 111
                                            Eighth Avenue property that is included in the trust.

                                            See "Description of the Offered
                                            Certificates--Payments--Payments of Interest" and
                                            "--Payments--Priority of Payments" in this prospectus
                                            supplement.

C.   PAYMENTS OF PRINCIPAL................  Subject to available funds and the payment priorities described under "--A. General" above, the holders of each
                                            class of offered certificates will be entitled to receive a total amount of principal over time equal to the total
                                            initial principal balance of their particular class. The
                                            trustee must make payments of principal in a specified
                                            sequential order to ensure that:

                                            o    no payments of principal will be made to the holders of
                                                 any non-offered class of series 2004-GG1 certificates
                                                 (other than the class OEA-B certificates) until the
                                                 total principal balance of the offered certificates is
                                                 reduced to zero;

                                            o    no payments of principal will be made to the holders of
                                                 the class B, class C, class D and class E certificates
                                                 until, in the case of each of those classes, the total
                                                 principal balance of all more senior classes of offered
                                                 certificates is reduced to zero;

                                      S-21

                                            o    no payments of principal will be made to the holders of
                                                 the class A-7 certificates until the total principal
                                                 balance of the class A-1, class A-2, class A-3, class
                                                 A-4, class A-5 and class A-6 certificates is reduced to
                                                 zero;

                                            o    no payments of principal will be made to the holders of
                                                 the class A-6 certificates until the total principal
                                                 balance of the class A-1, class A-2, class A-3, class
                                                 A-4 and class A-5 certificates is reduced to zero;

                                            o    no payments of principal will be made to the holders of
                                                 the class A-5 certificates until the total principal
                                                 balance of the class A-1, class A-2, class A-3 and
                                                 class A-4 certificates is reduced to zero;

                                            o    no payments of principal will be made to the holders of
                                                 the class A-4 certificates until the total principal
                                                 balance of the class A-1, class A-2 and class A-3
                                                 certificates is reduced to zero;

                                            o    no payments of principal will be made to the holders of
                                                 the class A-3 certificates until the total principal
                                                 balance of the class A-1 and class A-2 certificates is
                                                 reduced to zero; and

                                            o    no payments of principal will be made to the holders of
                                                 the class A-2 certificates until the total principal
                                                 balance of the class A-1 certificates is reduced to
                                                 zero.

                                            Because of losses on the underlying pooled mortgage loans
                                            and/or default-related or other unanticipated expenses of
                                            the trust, the total principal balance of the class B, class
                                            C, class D, class E, class F, class G, class H, class J,
                                            class K, class L, class M, class N, class O and class P
                                            certificates could be reduced to zero at a time when the
                                            class A-1, class A-2, class A-3, class A-4, class A-5, class
                                            A-6 and class A-7 certificates remain outstanding. See "Risk
                                            Factors--The Investment Performance of Your Offered
                                            Certificates Will Depend Upon Payments, Defaults and Losses
                                            on the Underlying Mortgage Loans; and Those Payments,
                                            Defaults and Losses May Be Highly Unpredictable" in the
                                            accompanying prospectus. Under those circumstances, any
                                            payments of principal on the class A-1, class A-2, class
                                            A-3, class A-4, class A-5, class A-6 and/or class A-7
                                            certificates will be made on a pro rata basis in accordance with their respective principal balances.

                                            Payments of interest and principal on the class OEA-B
                                            certificates will be made separately out of collections on the subordinate non-pooled mortgage loan secured by the 111
                                            Eighth Avenue property that is included in the trust.

                                            The interest-only certificates, class R-I and class R-II
                                            certificates do not have principal balances and do not
                                            entitle their holders to payments of principal.

                                            The total payments of principal to be made on the series
                                            2004-GG1 certificates (other than the class OEA-B
                                            certificates) on any payment date will be a function of--

                                      S-22

                                            o    the amount of scheduled payments of principal due or,
                                                 in some cases, deemed due on the pooled mortgage loans
                                                 during the related collection period, which payments
                                                 are either received as of the end of that collection
                                                 period or advanced by the master servicer, the trustee
                                                 or the fiscal agent; and

                                            o    the amount of any prepayments and other unscheduled
                                                 collections of previously unadvanced principal with
                                                 respect to the pooled mortgage loans that are received
                                                 during the related collection period.

                                            However, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of
                                            principal collections on the pooled mortgage loans for any advance that it has determined is not recoverable out of
                                            collections on the pooled mortgage loan for which such
                                            advances were made or for any work-out delayed reimbursement amounts, as described under "Description of the Offered
                                            Certificates--Reimbursement of Advances" in this prospectus supplement, then the total payments of principal to be made on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) on the corresponding
                                            payment date will be reduced by the amount of such
                                            reimbursement.

                                            See "Description of the Offered
                                            Certificates--Payments--Payments of Principal" and
                                            "--Payments--Priority of Payments" in this prospectus
                                            supplement.

D.   PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE CHARGES..................  If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the
                                            trustee will pay that amount in the proportions described
                                            under "Description of the Offered
                                            Certificates--Payments--Payments of Prepayment Premiums and
                                            Yield Maintenance Charges" in this prospectus supplement,
                                            to--

                                            o    the holders of any of the class A-1, class A-2, class
                                                 A-3, class A-4, class A-5, class A-6, class A-7, class
                                                 B, class C, class D, class E, class F, class G and
                                                 class H certificates that are then entitled to receive
                                                 payments of principal on that payment date, as
                                                 described in this prospectus supplement, and, to the
                                                 extent funds are available, and

                                            o    any remaining amounts, to the holders of the class XC
                                                 certificates.

                                            If any yield maintenance charges are collected on the
                                            subordinate non-pooled mortgage loan secured by the 111
                                            Eighth Avenue property that is included in the trust, then the trustee will distribute that amount to the holders of
                                            the class OEA-B certificates.

REDUCTIONS OF CERTIFICATE PRINCIPAL
   BALANCES IN CONNECTION WITH LOSSES
   ON THE UNDERLYING MORTGAGE LOANS
   AND DEFAULT-RELATED AND OTHER
   UNANTICIPATED EXPENSES.................  Future losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the
                                            trust may cause the total principal balance of the mortgage pool, net of advances of principal, to fall below the total principal balance of the series 2004-GG1 certificates. If
                                            and to the extent that losses and expenses on the pooled
                                            mortgage loans cause a deficit to exist following the
                                            payments made on

                                      S-23

                                            the series 2004-GG1 certificates (other than the class OEA-B certificates) on any payment date, the total principal
                                            balances of the following classes of series 2004-GG1
                                            certificates will be sequentially reduced in the following order, until that deficit is eliminated:

                                                 REDUCTION ORDER                      CLASS
                                            -------------------------   ---------------------------------
                                                       1st                              P
                                                       2nd                              O
                                                       3rd                              N
                                                       4th                              M
                                                       5th                              L
                                                       6th                              K
                                                       7th                              J
                                                       8th                              H
                                                       9th                              G
                                                      10th                              F
                                                      11th                              E
                                                      12th                              D
                                                      13th                              C
                                                      14th                              B
                                                      15th               A-1,A-2, A-3, A-4, A-5, A-6 and
                                                                                       A-7

                                            Any reduction to the respective total principal balances of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates will be made on a pro rata basis in accordance with the relative sizes of those
                                            principal balances.

                                            Any losses and expenses that are associated with the
                                            mortgage loans secured by the 111 Eighth Avenue property
                                            will first be allocated to the class OEA-B certificates and the other subordinate mortgage loan not included in the
                                            trust pro rata until the principal balance of the class
                                            OEA-B certificates and the other subordinate mortgage loan not included in the trust are reduced to zero. Any
                                            additional losses or expenses will generally be allocated
                                            pro rata between the multiple senior mortgage loans that are secured by the 111 Eighth Avenue property, only one of which is a pooled mortgage loan, in accordance with the related
                                            co-lender agreement. Any losses and expenses that are
                                            associated with any of the mortgage loans secured by the
                                            Wells Fargo Tower, Water Tower Place, 237 Park Avenue, 5
                                            Houston Center, DDR Portfolio and 1801 K Street properties
                                            (i.e., the mortgage loans that are part of a split loan
                                            structure that is comprised only of pari passu mortgage
                                            loans) will generally be allocated pro rata among the pari passu mortgage loans secured by the respective properties in accordance with the related intercreditor agreement or
                                            co-lender agreement, as applicable. In each case, the
                                            portion of such losses and expenses that is allocated to the pooled mortgage loan will be allocated among the series
                                            2004-GG1 certificates in the manner described above.

                                            See "Description of the Offered Certificates--Reductions of
                                            Certificate Principal Balances in Connection With Realized
                                            Losses and Additional Trust Fund Expenses" in this
                                            prospectus supplement.

ADVANCES OF DELINQUENT
   MONTHLY DEBT SERVICE PAYMENTS..........  Except as described below in this subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the pooled mortgage loans in each case net of related master servicing fees and workout fees.
                                            In addition, the trustee must make any of those advances
                                            that the master servicer is required, but fails, to make,
                                            and the fiscal agent must make any of those advances that
                                            the trustee is required, but

                                      S-24

                                            fails, to make. As described under "Description of the
                                            Offered Certificates--Advances of Delinquent Monthly Debt
                                            Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate
                                            described in that section of this prospectus supplement.

                                            None of the master servicer, the trustee or the fiscal agent will be required to make any advances with respect to
                                            delinquent payments on the subordinate non-pooled mortgage loan secured by the 111 Eighth Avenue property that is in
                                            the trust or the subordinate loan not owned by the trust.

                                            Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it or the special servicer determines will not be recoverable from proceeds of the related mortgage loan.

                                            In addition, if any of the adverse events or circumstances that we refer to under "Servicing Under the Pooling and
                                            Servicing Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or
                                            exists with respect to any mortgage loan or the mortgaged
                                            property for that mortgage loan (excluding the non-serviced mortgage loans), a new appraisal (or, in some cases
                                            involving mortgage loans or mortgaged properties with
                                            principal balances or allocated loan amounts, as the case
                                            may be, of less than $2,000,000, a valuation estimate of
                                            that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that the principal balance of, and other delinquent amounts due
                                            under, the mortgage loan, exceed an amount equal to--

                                            o    90% of the new estimated value of that real property,
                                                 plus

                                            o    certain escrows and reserves and any letters of credit
                                                 constituting additional security for the mortgage loan,
                                                 minus

                                            o    the amount of any obligations secured by liens on the
                                                 property, which liens are prior to the lien of the
                                                 mortgage loan,

                                            then the amount otherwise required to be advanced with
                                            respect to that pooled mortgage loan will be reduced. The
                                            reduction will generally be in the same proportion that the excess, sometimes referred to as an appraisal reduction
                                            amount, bears to the principal balance of the pooled
                                            mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances on the
                                            pooled mortgage loans will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2004-GG1 certificates (other than the class OEA-B
                                            certificates) then outstanding.

                                            With respect to the mortgage loans that are in a split loan structure and are being serviced pursuant to a pooling and servicing agreement entered into in connection with another securitization,

                                            o    in the case of the mortgage loans secured by the Wells
                                                 Fargo Tower, 237 Park Avenue and 1801 K Street
                                                 properties, which are each part of a split loan
                                                 structure, the master servicer under the pooling and
                                                 servicing agreement that controls the servicing of
                                                 those mortgage loans is required to make P&I advances
                                                 on all of

                                      S-25

                                                 the mortgage loans in such split loan structure that
                                                 are included in any securitization transaction
                                                 (including the portion of those mortgage loans that are
                                                 included in this trust),

                                            o    in the case of the mortgage loans secured by the Water
                                                 Tower Place, 5 Houston Center and DDR Portfolio
                                                 properties, which are each part of a split loan
                                                 structure, the master servicer under this pooling
                                                 agreement is the party that is responsible for making
                                                 P&I advances for the mortgage loan in that split loan
                                                 structure that is included in this trust, and

                                            o    each of such mortgage loans will also be subject to
                                                 appraisal reduction provisions under the applicable
                                                 pooling and servicing agreement that are similar, but
                                                 may not be identical, to the appraisal reduction
                                                 provisions described above.

                                            See "Description of the Offered Certificates--Advances of
                                            Delinquent Monthly Debt Service Payments" and "Servicing
                                            Under the Pooling and Servicing Agreement--Required
                                            Appraisals" in this prospectus supplement. See also
                                            "Description of the Certificates--Advances" in the
                                            accompanying prospectus.

REPORTS TO CERTIFICATEHOLDERS.............  On each payment date, the trustee will make available to the registered holders of the series 2004-GG1 certificates a
                                            monthly report substantially in the form of Annex E to this prospectus supplement. The trustee's report will detail
                                            among other things, the payments made to the series 2004-GG1 certificateholders on that payment date and the performance of the mortgage loans in the trust and the mortgaged
                                            properties.

                                            Upon reasonable prior notice, you may also review at the
                                            trustee's offices during normal business hours a variety of information and documents that pertain to the mortgage loans in the trust and the properties securing those mortgage
                                            loans. We expect that the available information and
                                            documents will include loan documents, borrower operating
                                            statements, rent rolls and property inspection reports, to the extent received by the trustee.

                                            See "Description of the Offered Certificates--Reports to
                                            Certificateholders; Available Information" in this
                                            prospectus supplement.

OPTIONAL TERMINATION......................  Specified parties to the transaction may terminate the trust by purchasing the remaining trust assets when the total
                                            principal balance of the mortgage pool, net of advances of principal, is less than 1.0% of the initial mortgage pool
                                            balance. In addition, after the certificate balance of the class A-1 through class E certificates has been reduced to zero, the trust may also be terminated, subject to the
                                            consent of the master servicer (in its sole discretion), if all of the remaining series 2004-GG1 certificates (excluding class R-I and class R-II) are held by a single
                                            certificateholder, that certificateholder may exchange all of the then outstanding series 2004-GG1 certificates
                                            (excluding class R-I and class R-II) for the mortgage loans remaining in the trust. See "Description of the Offered
                                            Certificates--Termination" in this prospectus supplement.


                                      S-26


           THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED PROPERTIES

GENERAL...................................  In this section, "--The Underlying Mortgage Loans and the
                                            Mortgaged Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those
                                            mortgage loans, you should review the following sections in this prospectus supplement:

                                            o    "Description of the Mortgage Pool";

                                            o    "Risk Factors--Risks Related to the Underlying Mortgage
                                                 Loans";

                                            o    "Annex A--Certain Characteristics of the
                                                 Underlying Mortgage Loans"; and

                                            o "Annex B--Structural and Collateral Term Sheet."

                                            When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans
                                            that are to back the offered certificates, please note
                                            that--

                                            o    All numerical information provided with respect to the
                                                 mortgage loans is provided on an approximate basis.

                                            o    All weighted average information provided with respect
                                                 to the mortgage loans reflects a weighting based on
                                                 their respective cut-off date principal balances. We
                                                 will transfer the cut-off date principal balance for
                                                 each of the mortgage loans to the trust. We show the
                                                 cut-off date principal balance for each of the mortgage
                                                 loans on Annex A to this prospectus supplement.

                                            o    If any of the mortgage loans is secured by multiple
                                                 properties located in more than one state, a portion of
                                                 the principal balance of that mortgage loan has been
                                                 allocated to each of those properties.

                                            o    When information with respect to mortgaged properties
                                                 is expressed as a percentage of the initial mortgage
                                                 pool balance, the percentages are based upon the
                                                 cut-off date principal balances of the related mortgage
                                                 loans or the portions of those balances allocated to
                                                 such properties.

                                            o    Certain of the mortgage loans are secured by a
                                                 mortgaged property that also secures another loan that
                                                 is not included in the trust, which mortgage loan may
                                                 be subordinated to or pari passu in right of payment
                                                 with the other mortgage loan included in the trust. See
                                                 "Description of the Mortgage Pool--Split Loan
                                                 Structure" and "--Additional Loan and Property
                                                 Information--Other Financing" in this prospectus
                                                 supplement.

                                            o    All information presented in this prospectus supplement
                                                 with respect to a mortgage loan with a pari passu or
                                                 subordinate companion loan was calculated without
                                                 regard to the related pari passu or subordinate
                                                 companion loan, unless otherwise indicated.

                                            o    The loan amount used in this prospectus supplement for
                                                 purposes of calculating the loan-to-value ratio, debt
                                                 service coverage ratio and loan per square foot/unit
                                                 for each of the mortgage loans in a split loan
                                                 structure with pari passu companion loans is the

                                      S-27

                                                 aggregate principal balance of the mortgage loan and
                                                 the related pari passu companion loans (and excludes
                                                 any subordinate mortgage loan in that split loan
                                                 structure).

                                            o    Statistical information regarding the pooled mortgage
                                                 loans may change prior to the date of initial issuance
                                                 of the offered certificates due to changes in the
                                                 composition of the mortgage pool prior to that date.

SOURCE OF THE UNDERLYING
   MORTGAGE LOANS.........................  We are not the originator of any of the mortgage loans that we intend to include in the trust. We will acquire those
                                            mortgage loans from the mortgage loan sellers, pursuant to corresponding mortgage loan purchase agreements, each dated as of May 13, 2004. The mortgage loans were originated by
                                            the entities as described under "--Originators" above.

                                            Greenwich Capital Financial Products, Inc., a mortgage loan seller is an affiliate of us and of Greenwich Capital
                                            Markets, Inc., a co-lead underwriter.

                                            Goldman Sachs Mortgage Company, a mortgage loan seller, is an affiliate of Goldman, Sachs & Co., a co-lead underwriter, and Archon Financial, L.P., an originator.

                                            See "Description of the Mortgage Pool--The Mortgage Loan
                                            Sellers and Originators" in this prospectus supplement.

PAYMENT AND OTHER TERMS...................  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with a fixed rate of interest.

                                            The repayment obligation of each of the mortgage loans that we intend to include in the trust is evidenced by a
                                            promissory note executed by the related borrower and is
                                            secured by a mortgage lien on the fee and/or leasehold
                                            interest of the related borrower or another party in one or more commercial or multifamily properties. Except for
                                            limited permitted encumbrances, which we identify in the
                                            glossary to this prospectus supplement, each mortgage lien will be a first priority lien.

                                            All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by the depositor, the underwriters, any mortgage loan
                                            seller, or any other party.

                                            Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate
                                            specified with respect to that loan on Annex A to this
                                            prospectus supplement. The mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                                            Subject, in some cases, to a next business day convention
                                            and grace periods, all of the mortgage loans provide for
                                            scheduled payments of principal and/or interest to be due on the first day of each month.

                                            84 of the pooled mortgage loans, representing 53.6% of the initial mortgage pool balance, provide for monthly payments of principal and



                                      S-28



                                            interest with amortization schedules that are significantly longer than their respective remaining terms to stated
                                            maturity and a substantial balloon payment of principal on each of their respective maturity dates.

                                            31 of the pooled mortgage loans, representing 40.1% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the expiration of a
                                            designated interest-only period, and the amortization of
                                            principal commencing on the due date following the
                                            expiration of that interest-only period.

                                            7 of the pooled mortgage loans, representing 5.9% of the
                                            initial mortgage pool balance, require payments of interest only to be due on each due date and the repayment of the
                                            full principal balance on its maturity date.

                                            3 of the pooled mortgage loans, representing 0.4% of the
                                            initial mortgage pool balance, are fully amortizing mortgage loans.

SPLIT LOAN STRUCTURE......................  The mortgage loans identified in the table below are each part of a split loan structure, comprised of two or more
                                            mortgage loans that are secured by a single mortgage
                                            instrument on the same mortgaged property. The mortgage
                                            loans in a split loan structure that are not included in the mortgage pool (also referred to as companion loans) may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust.

                                            The payment priority between the mortgage loans in a split loan structure are as follows--

                                            o    with respect to the mortgage loans identified in the
                                                 table below as 660 Madison Avenue, Davies Pacific
                                                 Center, Sycamore Mineral Springs Resort, 510 Glenwood,
                                                 Sunrise Mesa MHP, Mountain Lodge Apartments, Palisades
                                                 I Office Building and Berryland Shopping Center (which
                                                 are each comprised of one senior and one subordinated
                                                 mortgage loan), prior to certain defaults the mortgage
                                                 loan in the trust and the mortgage loan outside the
                                                 trust are generally pari passu in right of payment and
                                                 subsequent to such defaults the mortgage loan in the
                                                 trust is senior in right of payment to the subordinate
                                                 mortgage loan outside the trust;

                                            o    with respect to the mortgage loan identified in the
                                                 table below as 111 Eighth Avenue (which is comprised of
                                                 multiple pari passu senior mortgage loans and two
                                                 subordinate mortgage loans), prior to certain defaults
                                                 each of such mortgage loans is generally pari passu in
                                                 right of payment (i.e., each of the pari passu senior
                                                 mortgage loans and each of the subordinate mortgage
                                                 loans are entitled to their respective pro rata share
                                                 of all payments of principal and interest, although
                                                 holders of the senior mortgage loans will be paid their
                                                 share prior to holders of the subordinate mortgage
                                                 loans) and subsequent to such defaults the pari passu
                                                 senior mortgage loan in the trust and the pari passu
                                                 senior mortgage loans outside the trust are pari passu
                                                 in right of payment and all of such mortgage loans are
                                                 senior to both the subordinate non-pooled mortgage loan
                                                 included in the trust and the subordinate mortgage loan
                                                 outside the trust in the manner described under
                                                 "Description of the Mortgage Pool--Split Loan
                                                 Structure" in this prospectus supplement;

                                      S-29

                                            o    with respect to the mortgage loans identified in the
                                                 table below as Wells Fargo Tower, Water Tower Place,
                                                 237 Park Avenue, 5 Houston Center, DDR Portfolio and
                                                 1801 K Street, each of those mortgage loans is always
                                                 pari passu in right of payment.

                                            See "Description of the Mortgage Pool--Split Loan Structure."


                                   TRUST
                                  MORTGAGE
                                  LOAN AS A    AGGREGATE
                                    % OF       NON-TRUST/
                      POOLED       INITIAL    NON-POOLED       NON-TRUST/      NON-TRUST     CONTROLLING
                     MORTGAGE      MORTGAGE    MORTGAGE        NON-POOLED     PARI PASSU      POOLING &    INITIAL      INITIAL
                       LOAN          POOL       LOAN           B NOTE           LOAN          SERVICING     MASTER      SPECIAL
   MORTGAGE LOAN      BALANCE       BALANCE    BALANCE         BALANCE         BALANCE      AGREEMENT(10) SERVICER(11) SERVICER(12)
------------------- ------------- ---------  ---------------  -------------- -------------- ------------- ------------ ------------
111 Eighth Avenue.. $149,500,000      5.7%   $350,500,000(1)  $50,000,000(2) $300,500,000(3)  2004-GG1     Wachovia      Lennar
660 Madison Avenue. $120,000,000      4.6%   $5,000,000       $5,000,000          NA          2004-GG1     Wachovia      Lennar
Wells Fargo Tower.. $86,437,500(4)    3.3%   $163,562,500         NA         $163,562,500(5)  GCCFC C2     Wachovia      Lennar
237 Park Avenue.... $67,333,333       2.6%   $230,666,667         NA         $230,666,667(6)  GCCFC C2     Wachovia      Lennar
Water Tower Place.. $55,969,605(7)    2.2%   $130,265,540         NA         $130,265,540(8)  GMACCM C3     GMACCM       Lennar
Davies Pacific
  Center........... $48,977,343       1.9%   $2,960,000       $2,960,000          NA          2004-GG1     Wachovia      Lennar
DDR Portfolio...... $48,819,647       1.9%   $97,639,294          NA         $97,639,294(9)   GMACCM C2     GMACCM       GMACCM
5 Houston Center... $45,000,000       1.7%   $45,000,000          NA         $45,000,000      GMACCM C3     GMACCM       Lennar
Sycamore Mineral
  Springs Resort... $14,838,278       0.6%   $1,236,523       $1,236,523          NA           2004-GG1    Wachovia      Lennar
510 Glenwood....... $12,903,265       0.5%     $806,000         $806,000          NA          2004-GG1     Wachovia      Lennar
1801 K Street...... $12,371,875       0.5%   $117,115,625         NA         $117,115,625     GCCFC C2     Wachovia      Lennar
Sunrise Mesa MHP... $11,750,000       0.5%     $750,000         $750,000          NA          2004-GG1     Wachovia      Lennar
Mountain Lodge
  Apartments....... $10,176,455       0.4%     $385,000         $385,000          NA          2004-GG1     Wachovia      Lennar
Palisades I Office
  Building......... $9,130,000        0.4%     $570,000         $570,000          NA          2004-GG1     Wachovia      Lennar
Berryland Shopping
  Center........... $3,474,494        0.1%     $225,000         $225,000          NA          2004-GG1     Wachovia      Lennar


                                            ---------------------

                                            (1)  This figure represents multip le pari passu mortgage
                                                 loans in the aggregate original principal amount of
                                                 $300,500,000 and two subordinate mortgage loans in the
                                                 aggregate original principal amount of $50,000,000 that
                                                 are not part of the mortgage pool although, one of the
                                                 subordinate mortgage loans, in the original principal
                                                 amount of $25,000,000, is an asset of the trust, and
                                                 the interest in that subordinate mortgage loan is
                                                 evidenced directly by the class OEA-B certificates.

                                            (2)  Comprised of two separate subordinate mortgage loans, one of which, in the original principal amount of
                                                 $25,000,000, is an asset of the trust and evidenced
                                                 directly by the class OEA-B certificates.

                                            (3)  Comprised of multiple separate pari passu mortgage
                                                 notes.

                                            (4)  The mortgage loan in the trust that is secured by the
                                                 Wells Fargo Tower property is comprised of two separate
                                                 pari passu mortgage notes. The figures set forth above
                                                 present this mortgage loan on an aggregate basis. The
                                                 individual components of such mortgage loan are more
                                                 particularly set forth on "Annex A-2--Wells Fargo Tower
                                                 Amortization Schedule" to this prospectus supplement.

                                            (5)  Comprised of 5 separate pari passu mortgage notes.

                                            (6)  Comprised of 3 separate pari passu mortgage notes.

                                            (7)  The mortgage loan in the trust that is secured by the
                                                 Water Tower Place property is comprised of two separate
                                                 pari passu notes. The figures in this prospectus
                                                 supplement present this mortgage loan on an aggregate
                                                 basis unless otherwise indicated.

                                            (8)  Comprised of 4 separate pari passu mortgage notes.

                                            (9)  Comprised of 2 separate pari passu mortgage notes.

                                            (10) 2004-GG1 refers to the pooling and servicing agreement for this transaction. GCCFC C2 refers to the pooling
                                                 and servicing agreement entered into in connection with
                                                 the Greenwich Capital Commercial Funding Corp., as
                                                 depositor, Commercial Mortgage Pass-Through
                                                 Certificates, Series 2003-C2. GMACCM C3 refers to the
                                                 pooling and servicing agreement entered into in
                                                 connection with the GMAC Commercial Mortgage Securities
                                                 Corp., as depositor, Commercial Mortgage Pass-Through
                                                 Certificates, Series 2003-C3. GMACCM C2 refers to the
                                                 pooling and servicing agreement entered into in
                                                 connection with the GMAC Commercial Mortgage Securities
                                                 Corp., Commercial Mortgage Pass-Through Certificates,
                                                 Series 2003-C2.

                                      S-30

                                            (11) Wachovia refers to Wachovia Bank, National Association and GMACCM refers to GMAC Commercial Mortgage
                                                 Corporation.

                                            (12) Lennar refers to Lennar Partners, Inc. and GMACCM
                                                 refers to GMAC Commercial Mortgage Corporation.

DELINQUENCY STATUS........................  None of the mortgage loans that we intend to include in the trust were 30 days or more delinquent with respect to any
                                            monthly debt service payment as of the cut-off date or at
                                            any time during the 12-month period preceding that date.

LOCKBOX TERMS.............................  46 of the pooled mortgage loans, representing 76.2% of the initial mortgage pool balance, contain provisions for the
                                            payment of all rent and/or other income derived from the
                                            related mortgaged properties into a lockbox account.

                                            The above-referenced mortgage loans provide for the
                                            following types of lockbox accounts:

                                                                             NUMBER
                                                                            OF POOLED   % OF INITIAL
                                                                            MORTGAGE      MORTGAGE
                                                   TYPE OF LOCKBOX            LOANS     POOL BALANCE
                                            ------------------------------  ----------  -------------
                                            Hard..........................       39          69.5%
                                            Soft..........................        7           6.7%

                                            In general, "hard" means that tenants at the mortgaged
                                            property have been instructed to send rent payments directly to the lockbox bank; "soft" means that tenants send or
                                            deliver rent payments to the borrower or property manager
                                            who is required to send rents to the lockbox account. A more complete description of "soft" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional
                                            Loan and Property Information--Lockboxes" in this prospectus supplement.

PREPAYMENT LOCK-OUT
   PERIODS AND DEFEASANCE.................  125 of the pooled mortgage loans, representing 100.0% of the initial mortgage pool balance, contain provisions for a
                                            prepayment lock-out period that is currently in effect. A
                                            lock-out period is a period during which the principal
                                            balance of a mortgage loan may not be voluntarily prepaid in whole or in part. See "Description of the Mortgage
                                            Pool--Terms and Conditions of the Trust Mortgage
                                            Loans--Prepayment Provisions" in this prospectus supplement.

                                            116 of the pooled mortgage loans, representing 93.7% of the initial mortgage pool balance, provide for a period, during the prepayment lock-out period, when voluntary prepayments are still prohibited but the related borrower may defease
                                            the loan in full or, in certain cases, in part, and obtain a full or (if applicable) partial release of the mortgaged
                                            property from the mortgage lien by delivering acceptable
                                            U.S. Treasury securities or other acceptable "government
                                            securities," as such term is defined under section 2(a)(16)
                                            of the Investment Company Act of 1940, as substitute
                                            collateral for the mortgage loan. Except for 3 pooled
                                            mortgage loans, representing 5.8% of the initial mortgage
                                            pool balance, as to each of which a separate loan REMIC has been established, none of the pooled mortgage loans permits defeasance prior to the second anniversary of the date of
                                            initial issuance of the offered certificates. Each of the
                                            pooled mortgage loans for which a separate loan REMIC has
                                            been established permits defeasance after, but not prior to, the second anniversary of the start up day of the related
                                            loan REMIC.

                                      S-31

                                            8 of the pooled mortgage loans, representing 6.1% of the
                                            initial mortgage pool balance, provide for a period,
                                            following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge or prepayment premium, but does not provide for defeasance.

                                            1 of the pooled mortgage loans, representing 0.2% of the
                                            initial mortgage pool balance, provides for a defeasance
                                            period and additionally provides that commencing 37 months after origination, the mortgage loan is also prepayable
                                            together with an amount equal to the lesser of a yield
                                            maintenance charge or prepayment premium.

                                            Set forth below is information regarding the remaining terms of the lock-out period for those pooled mortgage loans
                                            currently provide for a prepayment lock-out period:

                                            Maximum remaining lock-out period.............  175 months
                                            Minimum remaining lock-out period.............   24 months
                                            Weighted average remaining lock-out period....   92 months

                                            Generally each of the mortgage loans is freely prepayable
                                            with no prepayment premium or yield maintenance premium for a specified open period (generally from one to six months)
                                            prior to its maturity date.

PROPERTY, LIABILITY AND OTHER
   INSURANCE..............................  The loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following
                                            insurance coverage--

                                            o    property insurance;

                                            o    flood insurance, if applicable;

                                            o    comprehensive general liability insurance against
                                                 claims for personal and bodily injury, death or
                                                 property damage occurring on, in or about the insured
                                                 property; and

                                            o    business interruption or rent loss insurance.

                                            Substantially all of the mortgage loans that we intend to
                                            include in the trust provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain
                                            acts of terrorism (except that the requirement to obtain
                                            such insurance coverage may be subject to, in certain
                                            instances, the commercial availability of that coverage,
                                            certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured
                                            against for property similar to such mortgaged properties
                                            and located in or around the region in which such mortgaged property is located) through either (a) a direct covenant
                                            specifically requiring terrorism coverage or (b) through a general provision requiring the borrowers to provide such
                                            additional insurance coverage as lender may reasonably
                                            require to protect its interests or to cover such hazards as are commonly insured against for similarly situated
                                            properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism, although most of those policies have exclusions that provide that coverage will not apply for damage caused by nuclear, chemical or biological events.

                                      S-32

                                            See "Risk Factors--Risks Related to the Underlying Mortgage
                                            Loans--The Absence of or Inadequacy of Insurance Coverage on
                                            the Mortgaged Properties May Adversely Affect Payments on
                                            Your Certificates" and "Description of the Mortgage
                                            Pool--Additional Loan and Property Information--Property,
                                            Liability and Other Insurance" in this prospectus
                                            supplement.

ADDITIONAL STATISTICAL INFORMATION

A.   GENERAL CHARACTERISTICS..............  The mortgage pool will have the following general characteristics as of the cut-off date:(1)

                                            Initial mortgage pool balance..................... $2,602,155,095
                                            Number of pooled mortgage loans...................            125
                                            Number of mortgaged properties....................            183
                                            Maximum cut-off date principal balance............   $150,000,000
                                            Minimum cut-off date principal balance............     $1,595,567
                                            Average cut-off date principal balance............    $20,817,241
                                            Maximum mortgage interest rate....................          8.42%
                                            Minimum mortgage interest rate....................          3.46%
                                            Weighted average mortgage interest rate...........          5.51%
                                            Maximum original term to maturity ................     180 months
                                            Minimum original term to maturity ................      59 months
                                            Weighted average original term to maturity........     103 months
                                            Maximum remaining term to maturity................     179 months
                                            Minimum remaining term to maturity................      46 months
                                            Weighted average remaining term to maturity.......     100 months
                                            Weighted average underwritten debt service
                                               coverage ratio.................................          1.65x
                                            Weighted average cut-off date loan-to-appraised
                                               value ratio....................................          69.7%

                                            -------------------

                                            (1)  The initial mortgage pool balance and all other
                                                 financial and statistical information provided herein,
                                                 unless indicated otherwise, are based on the cut-off
                                                 date principal balances of the pooled mortgage loans
                                                 and exclude any subordinate or pari passu mortgage
                                                 loans. See "--The Underlying Mortgage Loans and the
                                                 Mortgaged Properties--General" earlier in this
                                                 prospectus supplement.

                                            The initial mortgage pool balance is equal to the total
                                            cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                                            Except as otherwise described in the next two sentences or in the footnotes to Annex A, the underwritten debt service coverage ratio for any pooled mortgage loan is equal to the underwritten annual net cash flow for the related mortgaged property, divided by the product of 12 times the monthly
                                            debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if it is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization. With respect to the mortgage loans that are part of a split loan structure, the underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for such
                                            mortgaged property, divided by 12 times the monthly debt
                                            service payment due (for a 30-day month) in respect of the mortgage loan included in the trust fund plus each non-trust pari passu mortgage loan in that split loan structure, if
                                            any, without regard to the monthly debt

                                      S-33

                                           service that is due in connection with any subordinate
                                           mortgage loan in that split loan structure.

                                           Except as otherwise described below in this paragraph, the cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off
                                           date principal balance, divided by the estimated value of
                                           the related mortgaged property as set forth in the
                                           third-party appraisal obtained in connection with
                                           origination (or as subsequently updated). Consistent with
                                           the foregoing, in the case of each of the mortgage loans
                                           that are part of a split loan structure, the cut-off date
                                           principal balance used in the calculation of cut-off date
                                           loan-to-appraised value ratio includes the cut-off date
                                           principal balance of the pooled mortgage loan plus any
                                           related non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

B.   GEOGRAPHIC CONCENTRATION............. The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                           properties located in the indicated jurisdiction:

                                                                                           % OF INITIAL
                                                                            NUMBER OF        MORTGAGE
                                                       JURISDICTION         PROPERTIES     POOL BALANCE
                                           ------------------------------- ------------   -------------

                                           New York                              45            25.5%
                                           California                            25            22.1%
                                           Texas                                 25             9.8%
                                           Illinois                               6             6.4%
                                           Virginia                               6             5.1%

                                           The remaining mortgaged properties with respect to the
                                           mortgage pool are located throughout 22 other states and the
                                           District of Columbia. No more than 4.2% of the initial
                                           mortgage pool balance is secured by mortgaged properties
                                           located in any of these other states or the District of
                                           Columbia.

C.   PROPERTY TYPES....................... The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                           properties predominantly operated for each indicated
                                           purpose:

                                                                                           % OF INITIAL
                                                                            NUMBER OF        MORTGAGE
                                                                            PROPERTIES     POOL BALANCE
                                                                           ------------   --------------
                                           Office......................          38             51.3%
                                           Retail......................          64             35.6%
                                              Anchored.................          30             17.1%
                                              Regional Mall............           2              6.7%
                                              Power Center/Big Box.....           9              4.6%
                                              Unanchored...............           7              3.1%
                                              Shadow Anchored..........          10              1.9%
                                              Single Tenant............           4              1.4%
                                              Other Retail.............           2              0.9%
                                           Industrial..................          56              5.6%
                                           Multifamily.................          10              2.9%
                                           Hospitality.................           4              1.6%
                                           Mobile Home Park............           6              1.5%
                                           Self-Storage................           3              1.1%
                                           Other.......................           2              0.5%

                                      S-34

D.   ENCUMBERED INTERESTS.................  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged
                                            properties for which the whole or predominant encumbered
                                            interest is as indicated:

                                                                                 NUMBER OF   % OF INITIAL
                                                  ENCUMBERED INTEREST IN THE     MORTGAGED     MORTGAGE
                                                   MORTGAGED REAL PROPERTY       PROPERTIES  POOL BALANCE
                                            ------------------------------------ ----------  ------------
                                            Fee simple...........................    174          87.1%
                                            Fee simple in part and leasehold in
                                                part.............................      5          11.0%
                                            Leasehold............................      4           1.9%

                                            It should be noted that each mortgage loan secured by
                                            overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCEs...........  The trustee or its agent will make elections to treat designated portions of the assets of the trust as two
                                            separate real estate mortgage investment conduits, or
                                            REMICs, under sections 860A through 860G of the Internal
                                            Revenue Code of 1986, as amended. Those two REMICs are as
                                            follows:

                                            o    REMIC I, which will consist of, among other things, the
                                                 mortgage loans that are included in the trust; and

                                            o    REMIC II, which will hold the regular interests in
                                                 REMIC I.

                                            In addition, separate REMIC elections (each, a "loan REMIC")
                                            have been made with respect to each of the 3 mortgage loans that permit defeasance within two years of the closing date but not earlier than two years after the "start-up" day of the related loan REMIC (the "early defeasance mortgage
                                            loans"). The principal balance of each early defeasance
                                            mortgage loan will represent a regular interest in the
                                            related loan REMIC.

                                            The offered certificates will be treated as regular
                                            interests in REMIC II. This means that they will be treated as newly issued debt instruments for federal income tax
                                            purposes. You will have to report income on your offered
                                            certificates in accordance with the accrual method of
                                            accounting even if you are otherwise a cash method taxpayer.

                                            It is anticipated that each class of offered certificates
                                            will be issued at a premium for federal income tax purposes.

                                            When determining the rate of accrual of original issue
                                            discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                                            o    no mortgage loan in the trust will be prepaid prior to
                                                 maturity, and

                                            o    there will be no extension of maturity for any mortgage
                                                 loan in the trust.

                                            For a more detailed discussion of the federal income tax
                                            aspects of investing in the offered certificates, see
                                            "Federal Income Tax



                                      S-35

                                            Consequences" in each of this prospectus supplement and the accompanying prospectus.

ERISA.....................................  We anticipate that, subject to satisfaction of the conditions referred to under "Certain ERISA Considerations"
                                            in this prospectus supplement, retirement plans and other
                                            employee benefit plans and arrangements subject to--

                                            o    Title I of the Employee Retirement Income Security Act
                                                 of 1974, as amended, or

                                            o    section 4975 of the Internal Revenue Code of 1986, as
                                                 amended,

                                            will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemption granted to
                                            Greenwich Capital Markets, Inc. by the U.S. Department of
                                            Labor.

                                            If you are a fiduciary of any retirement plan or other
                                            employee benefit plan or arrangement subject to Title I of
                                            ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal
                                            advisors whether the purchase or holding of the offered
                                            certificates could give rise to a transaction that is
                                            prohibited under ERISA or section 4975 of the Internal
                                            Revenue Code of 1986, as amended. See "Certain ERISA
                                            Considerations" in this prospectus supplement and "Certain
                                            ERISA Considerations" in the accompanying prospectus.

LEGAL INVESTMENT..........................  Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating
                                            organization, the class A-1, class A-2, class A-3, class
                                            A-4, class A-5, class A-6, class A-7, class B and class C
                                            certificates will be mortgage related securities within the meaning of the Secondary Mortgage Market Enhancement Act of
                                            1984, as amended.

                                            You should consult your own legal advisors to determine
                                            whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this
                                            prospectus supplement and in the accompanying prospectus.

INVESTMENT CONSIDERATIONS.................  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage
                                            loans will affect the yield to maturity on each offered
                                            certificate. In the case of any offered certificates
                                            purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the
                                            underlying mortgage loans could result in a lower than
                                            anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of
                                            payments and other collections of principal on the
                                            underlying mortgage loans could result in a lower than
                                            anticipated yield.

                                            See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus and
                                            "Description of the Mortgage Pool--Terms and Conditions of
                                            the Trust Mortgage Loans" in this prospectus supplement.


                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the relevant legal, tax, accounting and investment expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.

RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B and Class C Certificates Are Subordinate to and Are Therefore Riskier than, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates and, With Respect to Interest Distributions, the Class XP and Class XC Certificates. If you purchase class B, class C, class D or class E certificates, then your offered certificates will provide credit support to other classes of series 2004-GG1 certificates with an earlier designation. As a result, you will receive payments after, and must bear the effects of losses on the underlying pooled mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the risk profile you seek for your investment compared to the risk profile of each of the offered certificates,

     o the payment priorities of the respective classes of the series 2004-GG1 certificates,

     o the order in which the respective classes of the series 2004-GG1 certificates will be reduced in connection with losses and default-related shortfalls on the pooled mortgage loans,

     o    the characteristics and quality of the pooled mortgage loans; and

     o each of the risk factors described in this prospectus supplement and the accompanying prospectus.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make all Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o    the price you paid for your offered certificates, and

     o    the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and prepayments and other collections of principal on the underlying pooled mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying pooled mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying pooled mortgage loans;

     o servicing decisions with respect to the underlying pooled mortgage loans; and

     o the purchase of a pooled mortgage loan whether by (i) a mortgage loan seller as a result of a material breach of a representation or warranty made by that mortgage loan seller, (ii) the holder of a related companion loan (and/or in the case of the mortgage loan secured by the 111 Eighth Avenue property, by the holder or holders of a majority interest of the class OEA-B certificates), (iii) a holder of the fair value purchase option or (iv) a mezzanine lender.

     In general, these factors may be influenced by economic and other factors that cannot be predicted with any certainty. Accordingly, you may find it difficult to predict the effect that these factors might have on the yield to maturity of your offered certificates. Additionally, certain of the mortgage loans require prepayment in connection with earnout amounts if the related borrower does not satisfy performance or other criteria set forth in the related loan documents. See "Description of the Mortgaged Pool--Terms and Conditions of the Mortgage Loans--Prepayment Provision" in this prospectus supplement.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage loans included in the trust for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the mortgage loans in the trust, that reimbursement will reduce the amount of principal available to be distributed on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) and will result in a reduction of the certificate principal balance of the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates). See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "Description of the Offered Certificates--Reimbursement of Advances" below.

     See "Description of the Mortgage Pool," "Servicing Under the Pooling and Servicing Agreement," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Right of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent to Receive Interest on Advances and the Right of the Special Servicer to Receive Special Servicing Compensation May Result in Additional Losses to the Trust Fund. The master servicer, the special servicer, the trustee and the fiscal agent will each be entitled to receive interest on unreimbursed advances made by it. This interest will accrue from the date on which the related advance is made through the date of reimbursement. The right to receive these distributions of interest is senior to the rights of holders to receive distributions on the offered certificates and, consequently, may result in losses being allocated to the offered certificates that would not have resulted absent the accrual of this interest. In addition, under certain circumstances, including delinquency of payment of principal and/or interest, a mortgage loan in the trust will be specially serviced and the special servicer will be entitled to compensation for special servicing activities. Such payments may lead to shortfalls in amounts otherwise distributable on your certificates. Each of the non-serviced loan groups included in the trust is serviced under a pooling and servicing agreement with similar provisions, and interest paid on advances and compensation paid to the applicable special servicer may reduce collections on those mortgage loans.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the pooled mortgage loans occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the pooled mortgage loans occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. See "Yield and Maturity Considerations" in the accompanying prospectus.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances or at all. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment. See "Risk Relating to Enforceability of Prepayment Premiums or Defeasance Provisions" in this prospectus supplement.

     Risks Relating to Enforceability of Prepayment Premiums or Defeasance Periods. Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring prepayment premiums or yield maintenance charges also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium. Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as the equivalent of a yield maintenance charge or prepayment premium. In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable or usurious under applicable law or public policy.

     Your Lack of Control Over Trust Fund Can Create Risks. You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "The Pooling Agreement--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the master servicer, the special servicer or the trustee, as applicable. With respect to each non-serviced mortgage loan included in the trust, these decisions will be made by the master servicer, special servicer or trustee under the applicable pooling and servicing agreement. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.

RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. All of the mortgage loans that we intend to include in the trust require the related borrower to maintain, or cause to be maintained, property insurance. However, the mortgaged properties may suffer casualty losses due to risks which were not covered by insurance or for which insurance coverage is inadequate. In addition, approximately 22.1%, 9.8% and 1.9% of the mortgaged properties, by aggregate principal balance of the pooled mortgage loans as of the cut-off date, are located in California, Texas and Florida, respectively, states that have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states. We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs.

     In light of the September 11, 2001 terrorist attacks in New York City, the Washington, D.C. area and Pennsylvania, the comprehensive general liability and business interruption or rent loss insurance policies required by typical mortgage loans, which are generally subject to periodic renewals during the term of the related mortgage loans, have been affected. To give time for private markets to develop a pricing mechanism and to build capacity to absorb future losses that may occur due to terrorism, on November 26, 2002, the Terrorism Risk Insurance Act of 2002 was enacted, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and, through December 31, 2004 (with a potential to extend to December 31, 2005), will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that resulted in an insurance claim. The program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of a foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States Government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     The Treasury Department will establish procedures for the program under which the federal share of compensation will be equal to 90 percent of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will not be liable for any amount that exceeds this cap). An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury will determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses. Any state approval of such types of exclusions in force on November 26, 2002 are also voided.

     There can be no assurance that upon its expiration subsequent terrorism insurance legislation will be passed. Furthermore, because this program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance. Because it is a temporary program, there is no assurance that it will create any long-term changes in the availability and cost of such insurance.

     To the extent that uninsured or underinsured casualty losses occur with respect to the related mortgaged properties, losses on commercial mortgage loans may result. In addition, the failure to maintain such insurance may constitute a default under a commercial mortgage loan, which could result in the acceleration and foreclosure of the commercial mortgage loan. Alternatively, the increased costs of maintaining such insurance could have an adverse effect on the financial condition of the mortgage loan borrowers.

     Substantially all of the mortgage loans provide that the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) through either (a) a direct covenant specifically requiring terrorism coverage or (b) through a general provision requiring the borrowers to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism, although most of those policies have exclusions that provide that coverage will not apply for damage caused by nuclear, chemical or biological events. With respect to certain of the mortgage loans, terrorism insurance coverage is provided under blanket policies that also cover other properties owned by affiliates of the related borrower and, accordingly, the amount of coverage would be reduced if insured events occur at such other properties. Most insurance policies covering commercial properties such as the mortgaged properties are subject to renewal on an annual basis and there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. In addition, depending upon the nature and extent of any damage that a mortgaged property may sustain, the coverage amount may be inadequate to cover a full restoration of such mortgaged property. In the event a mortgaged property securing a mortgage loan is damaged by an act of terrorism or suffers physical damage and the related insurance coverage is inadequate to cover the outstanding balance of the loan, certificateholders will suffer losses on their certificates based on the extent of the shortfall and the payment priority of their certificate.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of property:

     o    office,

     o    retail,

     o    multifamily rental,

     o    industrial/warehouse,

     o    self-storage,

     o    mobile home park,

     o    hospitality,

     o    movie theater, and

     o    land/ground lease.

     The risks associated with lending on these types of properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o income producing properties that require the successful operation of the related mortgaged property;

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property, which may be more difficult with respect to a commercial property;

     o income from, and the market value of, a mortgaged property, which is dependent upon the ability to lease space in the mortgaged property and the length and terms of such leases (many of which have terms that expire prior to the maturity date of the related mortgage loan); and

     o evaluating the amount of liquidation proceeds that can be obtained from the related mortgage property, which are more likely to be determined based on a capitalization of the mortgaged property's cash flow than by the absolute value of the mortgaged property and improvements on the mortgaged property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying pooled mortgage loans and/or the mortgaged properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

     o The Mortgaged Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse under certain circumstances to the borrower or a guarantor, we have not necessarily undertaken an evaluation of the financial condition of any of these persons. In addition, the trust may not be able to ultimately collect the amount due from the borrower or guarantor under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, the depositor, any mortgage loan seller, or by any other party. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse" in the accompanying prospectus.

     o Tenant Actions May Affect Lender's Ability to Receive Underwritten Cash Flows. In general, the underwritten cash flow for a particular mortgaged property is based on certain assumptions made by the applicable originator(s) in connection with the origination of the mortgage loan, including assumptions related to tenants at the mortgaged property. Unanticipated actions of a tenant may, in the future, challenge these assumptions and cause a decline in the cash flow at the mortgaged property.

          With respect to the pooled mortgage loan identified on Annex A as 237 Park Avenue, representing 2.6% of the initial mortgage pool balance, the largest tenant, J. Walter Thompson, has asserted a claim against the borrower for using improper methodology in computing the tenant's share of real estate tax escalations. The lease does not permit the tenant to offset against rent any amounts in connection with any tenant claim, and the tenant has agreed in writing that it will not offset against rent in connection with this dispute pending resolution. There can be no assurance, however, that the tenant will not in the future attempt to offset against rent in breach of this agreement, which, if done, might have an impact on the cash flow of the subject property.

          See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

     o In Some Cases, a Mortgaged Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 44 mortgaged properties, securing 32.8% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 5 of those properties, securing 2.7% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, although the leased space may be re-let at similar rents, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged property.

          In this respect, the mortgaged property securing the mortgage loan identified on Annex A as Veteran's AMC Theater, representing 0.6% of the initial mortgage pool balance, is operated by the sole tenant as a movie theater. Other mortgaged properties may also contain theaters as tenants. Theater properties are exposed to certain unique risks. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters and in prior years, the theater industry experienced a high level of construction of new theaters and an increase in competition among theater operators. This caused some operators to experience financial difficulties, resulting in downgrades in their credit ratings and, in certain cases, bankruptcy filings.

          Tenant risks are increased if the same tenant leases space at multiple mortgaged properties. For instance, Winn-Dixie Stores, Inc., a significant tenant at four of the mortgaged properties, which mortgaged properties represent 0.8% of the initial mortgage pool balance (based on allocated loan amount for the multi-property loan), recently announced its plan to close approximately 14% of the currently-open Winn-Dixie stores in the United States and Bahamas. The list of store closings has not yet been announced. There can be no assurance that the Winn-Dixie stores at the four mortgaged properties referred to above will remain open. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

          Additionally, significant tenants may have early termination rights. For example, the largest tenant at the mortgaged property identified on Annex A as Enterprise Portfolio, representing approximately 0.1% of the initial mortgage pool balance, is permitted to terminate its lease upon 90 days notice. Other tenants at this mortgaged property and other mortgaged properties may have similar termination provisions.

          See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

     o 86.9% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail and Office. Repayment of the mortgage loans secured by retail and office properties will be affected by, among other things, expiration of leases and the ability of the respective borrowers to renew the leases or re-let the space on comparable terms. Certain tenants related to the mortgage loans that we intend to include in the trust may have lease expiration dates that occur prior to the related mortgage loan maturity date. Certain mortgaged properties related to the mortgage loans that we intend to include in the trust may be leased in whole or in part by government-sponsored tenants who may have the right to cancel their leases (i) at any time or (ii) for lack of appropriations. Additionally, certain mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages before the related maturity date.

          64 of the mortgaged properties, securing 35.6% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 40 of those retail properties, securing 19.0% of the initial mortgage pool balance, to be anchored or shadow anchored. An anchor tenant is a retail tenant whose space is substantially larger in size than that of other tenants at a retail mall or shopping center and whose operation is vital in attracting customers to a retail mall or shopping center. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property, the borrower and/or lender may have little or no ability to ensure that any shadow anchor continues operations at or near the mortgaged property. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Retail Properties" in the accompanying prospectus.

          Retail tenants often have co-tenancy provisions permitting them to, among other things, cease operation or reduce their rent in the event an anchor or other significant tenant ceases operations, goes dark or fails to renew its lease. Certain tenants at certain mortgaged properties have co-tenancy provisions in their leases. There can be no assurance that the actions of a significant tenant at a retail center (including a tenant that is not leasing a portion of the mortgaged property) will not have a significant impact on the collateral for the mortgage loan or the related borrower's ability to make its mortgage loan payments.

          38 of the mortgaged properties, securing 51.3% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property. See "Description of the Trust Assets--Mortgage

          Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Office Properties" in the accompanying prospectus.

          Certain tenants at some of the mortgaged properties have been, may currently be or may in the future become, a party to a bankruptcy proceeding. The bankruptcy of or financial difficulties affecting a tenant may adversely affect a borrower's ability to make its mortgage loan payments.

          The inclusion in the mortgage pool of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

          Tenant risks are increased if there is a concentration of tenants in particular industries at one or more of the mortgaged properties. If a particular industry experiences an economic downturn, a concentration among the tenants of any mortgaged property in such industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries. For instance, the telecommunications industry has been in an economic downturn. With respect to the mortgaged property securing the mortgage loan identified on Annex A as 111 Eighth Avenue, representing 5.7% of the initial pool balance, 40% of the tenants are in the telecommunications industry. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties. See also "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--111 Eighth Avenue."

     o Hospitality Properties. 4 of the pooled mortgage loans, representing 1.6% of the initial mortgage pool balance, are secured by a hospitality property. The economic success of hospitality properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Hospitality Properties" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Certificates--Hospitality Properties" in the accompanying prospectus.

     o Multifamily Properties. 16 of the pooled mortgage loans, representing 4.4% of the initial mortgage pool balance, are secured by a multifamily property or mobile home park. The economic success of multifamily properties is generally subject to the factors included in "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Many Risk Factors are Common to Most or all Multifamily and Commercial Properties" and "--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants" in the accompanying prospectus.

     o 68.8% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--New York, California, Texas, Illinois and Virginia. The mortgaged properties located in each of the following states secure pooled mortgage loans or allocated portions of pooled mortgage loans that represent 5.1% or more of the initial mortgage pool balance:

                                                         % OF INITIAL
                                       NUMBER OF           MORTGAGE
                      STATE            PROPERTIES        POOL BALANCE
                   ------------        ----------        ------------

                   New York                45                 25.5%
                   California              25                 22.1%
                   Texas                   25                  9.8%
                   Illinois                 6                  6.4%
                   Virginia                 6                  5.1%

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged properties located in any given state may be concentrated in one or more areas within that state. Annex A to this prospectus supplement contains the address for each mortgaged property.

     o The Mortgage Pool Will Include Material Concentrations of Balloon Loans. 122 pooled mortgage loans, representing 99.6% of the initial mortgage pool balance, are balloon loans. The ability of a borrower to make the required balloon payment on a balloon loan at maturity depends upon the borrower's ability either to refinance the loan or to sell the mortgaged property, which depends on economic and market factors that cannot be predicted. See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

     o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five largest pooled mortgage loans have an aggregate Cut-off Date balance of $617,911,307 and represent 23.7% of the initial mortgage pool balance, and the ten largest pooled mortgage loans have an aggregate Cut-off Date balance of $1,035,170,182 and represent 39.8% of the initial mortgage pool balance. See "Description of the Mortgage Pool--General," "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--885 Third Avenue," "--111 Eighth Avenue," "--660 Madison Avenue," "--Aegon Center," "--Greensboro Corporate Center," "--Southland Mall," "--Wells Fargo Tower," "--Deerbrook Mall," "--Glendale Center" and "--801 Figueroa Tower" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

     o The Mortgage Pool Will Include Leasehold Mortgage Properties. 9 mortgaged properties, representing 12.9% of the initial mortgage pool balance (based on allocated loan amount with respect to multi-property mortgage loans), are secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged property, but not by the corresponding fee interest in the property that is subject to the ground lease. Because of possible termination of the related ground lease and potential rental payment increases, lending on a leasehold interest in a property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related ground lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Ground Leases" in this prospectus supplement. See also "Risk Factors--Ground Leases Create Risks for Lenders That Are Not Present When Lending on an Actual Ownership Interest in a Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

     o Mortgaged Properties Subject to Reciprocal Arrangements Related to Common Space Have Special Risks.

          The mortgage loan identified on Annex A to this prospectus supplement as 660 Madison Avenue, representing 4.6% of the initial mortgage pool balance, is secured by the borrower's fee interest in a condominium unit consisting of office space on the 10th through 23rd floors in a 23-story high rise building. The condominium and the operation of the common areas are governed by a Declaration Establishing a Plan for Condominium Ownership of Premises 660 Madison Avenue, New York, New York, pursuant to which the borrower has a 43.163% undivided percentage interest in the common elements and 50% voting rights with respect to issues related to the condominium and decisions related to the common areas of the building. The condominium board of managers is required to purchase insurance covering the building and any common areas in the building. The unit owners are required to purchase insurance covering the insurable improvements located within its unit. The insurance maintained and required to be maintained by the condominium board of managers satisfies the insurance requirements under the loan documents. If at any time during the term of the 660 Madison Loan, the board of managers fails to maintain insurance meeting the requirements of the loan documents, the borrower is obligated to procure and maintain, on behalf of the Board of Managers, such insurance for the 660 Madison Building. Significant disputes between the borrower and the owner of the other unit are to be resolved by arbitration. The other unit consists of retail space on the 1st through 9th floors.

          In addition, the mortgaged properties with respect to 2 mortgage loans identified on Annex A as Birmingham Place and 510 Glenwood, representing approximately 0.6% and 0.5%, respectively, of the initial mortgage pool balance, are fee interests in condominium units.

          In addition, the borrower under one mortgage loan identified on Annex A as 237 Park Avenue, representing 2.6% of the initial mortgage pool balance, has the right to convert the mortgaged property to a condominium form of ownership in connection with the release of air rights above such mortgaged property.

          In the case of the condominiums, a board of managers generally has discretion to make decisions affecting the condominium and there may be no assurance that the related borrower will have any control over decisions made by the related board of managers. Decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium and many other decisions affecting the maintenance of that condominium, may have an adverse impact on the mortgage loans that are secured by condominium interests. We cannot assure you that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower will not allow the applicable special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to a mortgaged property which consists of a condominium interest, due to the possible existence of multiple loss payees on any insurance policy covering the mortgaged property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon a condominium property could subject you to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium. See "Description of the Trust Assets--Mortgage Loans--A Discussion of Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

     o Some of the Mortgaged Properties May Not Comply with the Americans with Disabilities Act of 1990 or Similar Laws. Some of the mortgaged properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990 or similar state laws. Compliance, if required, can be expensive. A borrower may be required to comply with other existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws, expenditures of costs associated therewith or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and consequently, its ability to pay its mortgage loan. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

     o Multiple Mortgaged Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Twelve separate groups of pooled mortgage loans have borrowers that, in the case of each of those groups, are the same or under common control. The three largest of these other separate groups represent 6.7%, 6.4% and 2.5%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A to this prospectus supplement for a list of the three largest tenants (based on square feet occupied) at each of the mortgaged properties.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged properties securing mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. A bankruptcy proceeding of a borrower or a tenant could materially and adversely affect the ability to liquidate the related mortgaged property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o The Borrower's Form of Entity May Cause Special Risks. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

          o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

          o individuals that have personal liabilities unrelated to the property.

          However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

         Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o Some of the Mortgaged Properties Are Owned by Borrowers That Are Tenants-In-Common. Seven of the pooled mortgage loans, which collectively represent 7.1% of the initial mortgage pool balance, are owned by borrowers that are tenants-in-common, each of which tenant-in-common borrower is a single purpose entity. In general, with respect to a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property and if a tenant-in-common desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) such tenant-in-common has the ability to seek a partition of the property (requesting that a court order a sale of the property and a distribution of the proceeds proportionally). If a tenant-in-common exercises its right of partition, the related mortgage loan may be subject to prepayment. In order to reduce the likelihood of a partition action, the SPE tenant-in-common borrowers have (i) covenanted in their loan documents not to commence a partition action and (ii) affirmatively waived their right to seek a partition or covenanted not to exercise their right to commence a partition action under their respective tenant-in-common agreements or it is an event of default under the loan documents to seek to partition the mortgaged property. However, there can be no assurance that, if challenged, a waiver would be enforceable or that it would be enforced in a bankruptcy proceeding. The non-SPE tenant-in-common borrowers are not precluded from commencing a partition action under their organizational documents and have not waived their right to seek a partition action. As such, there is a greater risk of prepayment as a result of a partition.

          In addition, enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. This risk can be mitigated if, after the commencement of the first such bankruptcy, a lender commences an involuntary proceeding against the other tenant-in-common borrowers and moves to consolidate all such cases. There can be no assurance that a court will consolidate all such cases. With respect to each of the tenant-in-common loans, the loan documents provide that the portion of the loan attributable to each tenant-in-common interest that files for bankruptcy protection (or the entire outstanding loan balance) will become full recourse to such tenant-in-common borrower, and its owner or guarantor, if such tenant-in-common borrower files for bankruptcy.

          With respect to the mortgage property securing the mortgage loan identified on Annex A to this prospectus supplement as Severance Town Center, representing approximately 1.7% of the initial mortgage pool balance, the borrower is a single purpose limited liability company that owns the legal and record title to the fee estate in the mortgaged property. The beneficial owners of the fee estate in the mortgaged property, holding their respective beneficial interests as tenants-in-common, consist of a special purpose entity owned by the loan sponsor (the "Severance Sponsor SPE") and certain investors (the "SPE Investors"), each of which is a special purpose entity. The SPE Investors and the Severance Sponsor SPE have entered into a tenancy-in-common agreement under which each tenant-in-common waived its right to commence a partition action. In addition, the loan documents provide that, should any tenant-in-common file for bankruptcy protection, the owner of such tenant-in-common will become personally liable for a portion of the loan equal to such tenant-in-common's pro rata share of the loan, times seven. Prior to March 31, 2005 the Severance Sponsor SPE is permitted to sell undivided, fractional, beneficial ownership interests in the fee estate to additional SPE investors, provided that (i) the total number of investors does not exceed 100 and (ii) each new SPE Investor enters into the tenancy-in-common agreement and agrees that it holds its tenancy-in-common interest subject to the terms of the loan documents. The borrower has leased the mortgaged property to a special purpose entity controlled by the Severance Sponsor SPE pursuant to a 99-year triple net lease, and the leasehold estate as well as the fee estate serves as collateral for the mortgage loan.

     o Some of the Mortgaged Properties Are or May Be Encumbered by Additional Debt. Certain mortgaged properties that secure mortgage loans that we intend to include in the trust are or may in the future be encumbered by subordinate debt. Fifteen of the pooled mortgage loans, representing 26.8% of the initial mortgage pool balance, are secured by mortgaged properties that also secure other mortgage loans in a split loan structure, which other mortgage loans (also referred to as companion loans) are either subordinate or pari passu to the mortgage loans included in the mortgage pool. The mortgage loans in each split loan structure are cross-defaulted with each other. See "Description of the Mortgage Pool--Split Loan Structure" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--111 Eighth Avenue," "--660 Madison Avenue," "--Wells Fargo Tower," in this prospectus supplement for a discussion of subordinate and pari passu companion loans.

          The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged property:

          1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular property;

          3. borrower may have difficulty servicing and repaying multiple loans;

          4. if the holder of the other debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular property could be delayed; and

          5. if the mortgaged property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          The holder of a subordinate companion note may in the future be an affiliate of the borrower; however, the related co-lender agreement will provide that such holder will not be entitled to advise or direct the special servicer.

          Other loans may have secured subordinate debt as described under "Description of the Mortgage Pool--Additional Loans and Property Information--Other Financing" in this prospectus supplement.

          In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower.

     o The Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. Certain borrowers or affiliates of borrowers under mortgage loans we intend to include in the trust have pledged or may in the future pledge their interest in the borrower as security for a loan. With respect to seven of the pooled mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as 885 Third Avenue, 660 Madison Avenue, Aegon Center, 237 Park Avenue, 1801 K Street, 180 North LaSalle and Sealy Industrial Portfolio, collectively representing 22.0% of the initial mortgage pool balance, equity holders of the related borrowers have incurred mezzanine debt secured by a pledge of an equity interest in the related borrower.

          With respect to three of the pooled mortgage loans, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Deerbrook Mall, Southland Mall and 770 Smithridge Drive, equity holders of the related borrowers may in the future incur mezzanine debt, secured by a pledge of a direct or indirect equity interest in the related borrower, subject to the terms of the related loan documents.

          In general, with respect to the equity pledges described above, the related mezzanine lender has (or, with respect to a future mezzanine loan, that mezzanine lender may have) the option to purchase the mortgage loan if (i) an acceleration of the mortgage loan has occurred, (ii) certain enforcement actions in the nature of foreclosure have been commenced or (iii) the mortgage loan becomes a specially serviced mortgage loan. The purchase price must generally be at least equal to the outstanding principal balance of the mortgage loan together with accrued and unpaid interest thereon and other amounts due on the mortgage loan, but in some cases, may exclude any yield maintenance premium or default interest that would have otherwise been payable by the related borrower and, in some cases, may not include a liquidation fee that may be payable by the trust.

          The related mezzanine lender may also have the right to receive notice from the related mortgagee of any borrower default and the right to cure that default. The mezzanine lender generally will have a specified period of time, set forth in the related intercreditor agreement, to cure any default. The mezzanine lender may be prohibited from curing monetary defaults for longer than a specified number of months or be subject to other requirements. Before the lapse of a mezzanine lender's cure period, neither the master servicer nor the special servicer may foreclose on the related mortgaged property or exercise any other remedies with respect to the mortgaged property.

          While a mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower. With respect to these mortgage loans, the relative rights of the mortgagee and the related mezzanine lender are set forth in an intercreditor agreement, which generally provides that the rights of the mezzanine lender (including the right to payment) are subordinate to the rights of the mortgage loan lender against the mortgage loan borrower and mortgaged property. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" and "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--885 Third Avenue," "--660 Madison Avenue," "--Aegon Center," "--Southland Mall," and "--Deerbrook Mall" in this prospectus supplement.

          The mezzanine debt holder with respect to any mezzanine debt and any future mezzanine debt may in the future be an affiliate of the borrower. Therefore, the interests of the mezzanine debt holder may conflict with your interests.

          The existence of mezzanine indebtedness may result in reduced cash flow to the related borrowers (after payments of debt service on the mortgage loan and the mezzanine loan), which in turn could result in the deferral of expenditures for property maintenance and/or increase the likelihood of a borrower bankruptcy. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus. In a bankruptcy proceeding, the trust would face certain limitations, and the holders of mezzanine indebtedness would likely contest any attempt to foreclose on the related property or properties. See, generally, "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

          With respect to the mortgage loan identified on Annex A as 111 Eighth Avenue, in connection with the syndication of limited partnership interests and non-managing member interests in upper-tier entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other distributions of such limited partnership interests and non-managing member interests; provided that such liens (or the foreclosure thereon) may not effect the control or management of the related borrower or its managing member. See "Annex B--Structural and Collateral Term Sheet -Ten Largest Mortgage Loans--111 Eighth Avenue."

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     o The Mortgaged Properties that Secure Fifteen Pooled Mortgage Loans also Secure Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of those Other Mortgage Loans May Conflict with Your Interests. Fifteen pooled mortgage loans, representing 26.8% of the initial mortgage pool balance, are each part of a split loan structure, each comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. Each of such mortgage loans is subject to a co-lender agreement or intercreditor agreement, as applicable, which provides, among other things, except in the case of the mortgage loans in a split loan structure identified in Annex A to this prospectus supplement as 510 Glenwood, Sunrise Mesa MHP, Mountain Lodge Apartments, Palisades I Office Building and Berryland Shopping Center, that the holder of the mortgage loans that are not included in the trust (whether subordinate or pari passu in right of payment with the mortgage loan included in the trust) will have certain rights (i) to advise, consult or consent with the special servicer with respect to various servicing matters affecting all of the mortgage loans in the split loan structure and/or (ii) replace the special servicer with respect to the mortgage loans in the split loan structure. See "Description of the Mortgage Pool--Split Loan Structure" and "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement. The holders of the mortgage loans that are not included in the trust may have interests that conflict with your interests.

     o Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B, class C, class D and Class E certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life, such as the class A-1 certificates. This is so because the longer mortgage loans are outstanding in a mortgage pool the greater the chances are that a borrower in such mortgage pool will default or prepay a mortgage loan. Such default or prepayment will in turn increase the concentration of all other borrowers, or other loans or property characteristics and therefore a certificate with a longer weighted average life is more likely to be exposed to such increased concentrations. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     o Lending on Income-Producing Real Properties Entails Environmental Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment or updated a previously conducted Phase I environmental site assessment. In the case of 170 mortgaged properties, securing 97.1% of the initial mortgage pool balance, all of the environmental assessments were completed during the 12-month period ending on the cut-off date. With respect to 13 mortgaged properties, securing 2.9% of the initial mortgage pool balance, the environmental assessments were completed during the period from 12 months to 18 months preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed. Phase II investigation typically consists of sampling and/or testing.

     If the environmental assessments identified the presence of material amounts of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation program to address the issue. The presence of such materials could result in a claim for damages.

     If the environmental assessments identified potential problems at properties adjacent or otherwise near to the related mortgaged properties, the related borrower was generally required to monitor the environmental condition and/or to carry out additional testing, or obtain confirmation that a third party is the responsible party. To the extent a third party "responsible party" was identified, generally the borrower will not be required to take any action regarding potential problems at an adjacent or nearby property.

     In other cases, the environmental testing identified problems at certain of the mortgaged properties. In these cases, unless a state funded program was identified as a source of funding for remediation costs or the related borrower received a "no further action" letter from the relevant governmental department, the related borrower was required to do one or more of the following:

     o take remedial action if no third party was identified as being responsible for the remediation;

     o deposit a cash reserve in an amount generally equal to 100% to 125% of the estimated cost of the remediation;

     o monitor the environmental condition and/or carry out additional testing; and/or

     o obtain an environmental insurance policy (which may contain specific coverage limits and deductibles and which may not be sufficient to cover all losses resulting from certain environmental conditions).

     The Phase I environmental report prepared for the mortgaged property securing the mortgage loan identified on Annex A to this prospectus supplement as Chesterfield Square, representing approximately 0.9% of the initial mortgage pool balance, identified possible contamination of soil and/or groundwater on the mortgaged property from solvents used by a dry-cleaner formerly located on the mortgaged property. The California Regional Quality Control Board - Los Angeles Region ("QCB") issued a letter, after the dry cleaner ceased operations at the mortgaged property, which stated that no remediation or reporting to the QCB is required with respect to previous site development activities. The borrower obtained a 15-year term environmental insurance policy from American International Specialty Lines Insurance Company (a wholly owned subsidiary of
AIG), covering up to $1,000,000, with no deductible. The premium for this policy has been prepaid in full. In the event of a default under the loan documents and the discovery of environmental damage (as defined in the policy), the policy is required to pay the lesser of the outstanding balance of the mortgage loan or the cost to remediate the mortgaged property.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Coventry Commons, representing 0.4% of the initial mortgage pool balance, the environmental reports indicated that a former dry cleaner tenant at the mortgaged property caused the contamination of soil and groundwater through the improper storage of certain chemicals. The borrower submitted an interim response plan to the Michigan Department of Environmental Quality and is awaiting approval to implement remediation. The environmental consultant estimated that remediation costs would be approximately $121,000 to $136,000. At loan closing, the borrower escrowed $180,000 to cover required remediation, which amount represents more than 125% of the estimated costs.

     With respect to the mortgage loan identified on Annex A to this prospectus supplement as Baywater Business Park, representing 0.2% of the initial mortgage pool balance, a Phase II identified concentrations of arsenic above state guidelines at the 3 Duke Avenue property. The borrower submitted a remedial action plan in accordance with State Department of Environmental Protection guidelines. The environmental consultant estimated that remediation costs related to the remedial action plan (plus costs related to other environmental concerns estimated to be approximately $6,495) would be $106,495. At loan closing, the borrower escrowed $133,118, which amount represents 125% of the estimated costs. The consultant indicated that the State could require a higher level of remediation related to the arsenic and in such event, remediation costs were estimated to be between $215,000 and $240,000. In addition to the escrow, the borrower delivered a $150,000 letter of credit to secure completion of the remediation. The loan documents provide that in the event the State requires remediation at a cost that exceeds the $283,118 already set aside, the borrower will be required to post an additional letter of credit.

     Environmental due diligence conducted in connection with the closing of the mortgage loan identified on Annex A to this prospectus supplement as West Court Plaza, representing 0.2% of the initial mortgage pool balance, identified the presence of perchlorates in the soil at the mortgaged property. The presumed source of contamination is a dry cleaning facility located at the mortgaged property. The environmental consultant recommended additional testing to determine whether the groundwater has been impacted. The environmental consultant estimated costs (i) ranging from $25,000 to $100,000 should additional monitoring be required and (ii) up to $500,000 should groundwater remediation be required. The borrower reserved $500,000 to cover such estimated costs. The loan documents provide that the reserve may be released to the borrower upon delivery of a closure letter or other evidence satisfactory to the lender certifying completion of all remediation required by the applicable environmental agency and that no further action is required.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for or revealed all potentially adverse conditions and there may be material environmental liabilities of which we are not aware. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take,

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action; or

     o    the required environmental insurance policy will be obtained.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Problems associated with mold may pose risks to the real property and may also be the basis for personal injury claims against a borrower. Although the mortgaged properties are required to be inspected periodically, there is no set of generally accepted standards for the assessment of mold currently in place. If left unchecked, the growth of mold could result in the interruption of cash flow, litigation and remediation expenses which could adversely impact collections from a mortgaged property.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected the mortgaged properties securing all of the mortgage loans that we intend to include in the trust, during the 12-month period preceding the cut-off date (except in the case of 12 mortgaged properties representing 2.7% of the initial mortgage pool balance, during the 12- to 18-month period before the cut-off date), to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the related originator generally required the related borrower to fund reserves, obtain a guaranty from the parent or sponsor or deliver letters of credit or other instruments, to cover these costs.

     There can be no assurance that the above-referenced inspections identified all risks related to property conditions at the mortgaged properties securing the mortgage loans or that adverse property conditions, including deferred maintenance and waste, have not developed at any of the mortgaged properties since that inspection.

     Limitations Related to Multi-Property Mortgage Loans. The mortgage pool will include mortgage loans that are secured by multiple mortgaged properties. These mortgage loans are identified in the tables contained in Annex A. The purpose of securing any particular mortgage loan with multiple properties is to reduce the risk of default or ultimate loss on such mortgage loan or mortgage loans as a result of an inability of any particular mortgaged property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o the release of one or more of the mortgaged properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization, in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans" and "--Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

     When multiple properties secure an individual mortgage loan, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan.

     One multi-property pooled mortgage loan, collectively representing 1.9% of the initial mortgage pool balance, is secured by mortgaged properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     No Reunderwriting of the Mortgage Loans. We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties" and "--Cures and Repurchases" in this prospectus supplement.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the related loan REMIC, if applicable, or REMIC I to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2004-GG1 certificates. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution with respect to the series 2004-GG1 certificates.

     Prior Bankruptcies. We are aware that, in the case of the mortgage loans identified on Annex A to this prospectus supplement as Rolling Valley Mall and Coventry Commons, which mortgage loans represent 1.5% of the initial mortgage pool balance, a principal of the related borrower emerged from bankruptcy more than 5 years ago.

     We are not aware of any other mortgage loans that we intend to include in the trust as to which a direct principal of the related borrower was a party to a bankruptcy proceeding. However, there can be no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered

Certificates" in the accompanying prospectus. In addition, certain tenants at some of the mortgaged properties may have been, may currently be or in the future may become a party to a bankruptcy proceeding, as discussed above under "--86.5% of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interest in Each of the Following Property Types--Retail and Office."

     Litigation and Other Matters Affecting the Mortgaged Properties or Borrowers. There may be pending or threatened legal proceedings against the borrowers and the managers of the mortgaged properties and their respective affiliates arising out of their ordinary business. Any such litigation may materially impair distributions to certificateholders if borrowers must use property income to pay judgments or litigation costs. We cannot assure you that any litigation will not have a material adverse effect on your investment.

     With respect to 2 mortgage loans, representing approximately 2.5% of the Initial Mortgage Pool, five members of the Rechler family, who are also indirect equityholders of the borrowers under these mortgage loans, were on the board of directors of Reckson Associates Realty Corp. ("RARC") at the time the sale of the properties that secure these mortgage loans to the respective borrowers was approved by the board of directors of RARC, following the recommendation of all six independent directors of RARC. At least nine lawsuits have been filed purportedly on behalf of RARC in various jurisdictions alleging that the directors of RARC (including both the Rechler family members and the independent directors) breached their respective fiduciary duties by approving the sale. Although neither borrower under these mortgage loans is named a defendant in these lawsuits, a judgment that adversely affects the indirect equityholders and that is not covered by directors and officers insurance or subject to indemnification by RARC could adversely affect their respective mortgaged properties.

     Impact Of Current Events On Financial Markets. The impact of recent international events involving the United States, such as the war in Iraq and terrorist attacks, is uncertain. These events could lead to general economic downturn, including a reduction in travel and personal spending, increased oil prices, loss of jobs and an overall weakened investor confidence. Among other things, reduced investor confidence may result in substantial volatility in securities markets and a decline in real estate-related investments.

     Furthermore, it is uncertain what effects the events of September 11, 2001 and future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on:
(a) U.S. and world financial markets; (b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the mortgaged properties that secure the mortgage loans included in the trust; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts.

     As a result of the foregoing, defaults on commercial real estate loans could increase, and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.

CONFLICTS OF INTEREST

     General. The potential for various conflicts of interest exists with respect to the offered certificates, including conflicts of interest among certain of the borrowers, the property or asset managers, the depositor, Goldman, Sachs & Co. and Greenwich Capital Markets, Inc., in their capacity as co-lead underwriters, and the master servicer and special servicer, who may purchase some of the non-offered certificates.

     Conflicts of Interest May Arise Between the Trust and the Mortgage Loan Sellers or their Affiliates that Engage in the Acquisition, Development, Operation, Financing and Disposition of Real Estate. Conflicts may arise because the mortgage loan sellers or their affiliates intend to continue to actively acquire, develop, operate, finance or dispose of real estate-related assets in the ordinary course of their business. During the course of their business activities, those affiliates may acquire or sell properties, or finance mortgage loans secured by properties, including the mortgaged properties or properties that are in the same markets as the mortgaged properties. In such case, the interests of those affiliates may differ from, and compete with, the interests of the trust, and decisions made with respect to those assets may adversely affect the value of the mortgaged properties and therefore the amount and, particularly in the case of a refinancing or sale of a mortgaged property, timing of distributions with respect to the offered certificates.

     Conflicts of Interest May Arise in Connection with the Servicing of the Non-Serviced Mortgage Loans. Each of the mortgage loans identified on Annex A to this prospectus supplement as Wells Fargo Tower, 237 Park Avenue, Water Tower Place, DDR Portfolio, 5 Houston Center and 1801 K Street are pari passu with one or more companion loans that are not assets of the trust and in each case, the mortgage loans in those split loan structures will be serviced under pooling and servicing agreements separate from the pooling and servicing agreement under which the series 2004-GG1 certificates are issued. The master servicer and the special servicer that are parties to those pooling and servicing agreements will service those mortgage loans according to the servicing standards provided for in the related separate pooling and servicing agreement. As a result, you will have less control over the servicing of these mortgage loans than you would if they were being serviced by the master servicer and the special server under the pooling and servicing agreement for this transaction. See "Servicing under the Pooling and Servicing Agreement--Servicing of the Non-Serviced Loan Groups" in this prospectus supplement.

     Holders of certain interests in the non-serviced loan groups will have certain rights to remove the special servicer under the controlling pooling and servicing agreement and appoint a successor special servicer with respect to such mortgage loans. The parties with this appointment power may have special relationships or interests that conflict with those of the holders of one or more classes of series 2004-GG1 certificates. In addition, they do not have any duties to the holders of any class of certificates, and may act solely in their own interests, without any liability to any certificateholders. No certificateholder may take any action against the majority certificateholder of the controlling class, the holders of companion loans or any other parties for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     With respect to the non-serviced loan groups, holders of pari passu companion loans and the related controlling class of certificateholders of any trust or operating advisors appointed by them will have certain rights to direct or advise the special servicer with respect to certain servicing matters. The interests of any of these holders or controlling class of certificateholders or operating advisors may also conflict with those of the holders of the controlling class or the interests of the holders of the offered certificates. As a result, approvals to proposed servicer actions may not be granted in all instances thereby potentially adversely affecting some or all of the classes of offered certificates. No certificateholder may take any action against any of the parties with these approval or consent rights for having acted solely in their respective interests. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     With respect to each of the Water Tower Place mortgage loan and the DDR Portfolio mortgage loan, the special servicer may be removed as special servicer for those loans and the related companion loans at any time, with or without cause, but only with the consent of the majority holders of the controlling classes of each trust that holds those non-serviced loan groups or any related companion loan (or if not securitized, the holder of the related note) and the controlling class of this trust. The applicable majority holders of those controlling classes or holders will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization that holds the non-serviced loan groups or any related companion loans. If the controlling classes or holders are not able to agree on a successor special servicer, the third party operating advisor will select one of the proposed successor special servicers. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     With respect to the 5 Houston Center mortgage loan, the special servicer may be removed as special servicer for that loan and the related companion loan at any time, with or without cause, but only with the consent of the majority holders of the controlling classes of the series 2004-GG1 certificates, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the 2004-GG1 certificates and any certificates issued in any securitization that holds any related companion loan. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

     The Special Servicer May Experience a Conflict of Interest in Owning Certain Classes of Non-Offered Certificates. The holder of certain of the non-offered certificates has the right to remove the special servicer and appoint a successor, which may be an affiliate of such holder, and also has the right to direct or advise the special servicer with respect to various servicing matters. It is anticipated that the special servicer or an affiliate thereof will be the holder of such non-offered certificates. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of their affiliates. See "Servicing Under the Pooling and Servicing Agreement--General" in this prospectus supplement.

     Conflicts Between the Directing Holder and Other Certificateholders. The directing holder will generally have the right, subject to certain limitations described herein, to direct certain actions of the special servicer with respect to the mortgage loans. See "Description of the Pooling and Servicing Agreement--The Directing Holders." In addition, the special servicer generally may be removed and replaced by the directing holder. See "Servicing Under the Pooling and Servicing Agreement--Replacement of the Special Servicer" in this prospectus supplement. The directing holder may have interests that differ from those of the holders of the series 2004-GG1 certificates (if the directing holder is a Companion Loan holder) or from the holders of other classes of the series 2004-GG1 certificates (if the directing holder is the majority holder of the controlling class) and as a result may direct the special servicer to take actions that conflict with the interest of certain classes of the offered certificates. The directing holder will have no duty or liability to any other certificateholder.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged properties because:

     o A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged properties; or

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged properties.

              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.

                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

     We intend to include the 125 pooled mortgage loans identified on Annex A to this prospectus supplement in the trust. The pooled mortgage loans will have an initial mortgage loan balance as of the cut-off date of $2,602,155,095.

     Fifteen of the pooled mortgage loans, representing 26.8% of the Initial Mortgage Pool Balance, are each part of a split loan structure, comprised of two or more mortgage loans that are secured by a single mortgage instrument on the same mortgaged property. See "--Split Loan Structure" below.

     The Initial Mortgage Pool Balance as of the cut-off date will be $2,602,155,095. However, the actual initial mortgage loan balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the Mortgage Pool or any other mortgage loans are added to the Mortgage Pool. See "--Changes In Mortgage Pool Characteristics" below.

     The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A to this prospectus supplement. Those cut-off date principal balances range from $1,595,567 to $150,000,000, and the average of those cut-off date principal balances is $20,817,241.

     Of the mortgage loans to be included in the trust:

     o 61 pooled mortgage loans (the "GCFP Loans"), representing approximately 57.9% of the Initial Mortgage Pool Balance, and the subordinate non-pooled mortgage loan secured by the 111 Eighth Avenue property that we intend to include in the trust, were originated by Greenwich Capital Financial Products, Inc. ("GCFP");

     o 59 pooled mortgage loans (the "Archon Loans") (not including the Jointly Originated Loans or the WaMu Loans), representing approximately 32.1% of the Initial Mortgage Pool Balance, were originated or acquired by Archon Financial, L.P. ("Archon");

     o Three pooled mortgage loans (the "Jointly Originated Loans"), representing approximately 8.9% of the Initial Mortgage Pool Balance, were originated jointly by Archon and Commerzbank AG, New York Branch ("Commerzbank"); and

     o 2 pooled mortgage loans (the "WaMu Loans"), representing approximately 1.1% of the Initial Mortgage Pool Balance, were originated by Washington Mutual Bank, FA and were originated pursuant to Goldman Sachs Mortgage Company's underwriting guidelines.

     The originators of the mortgage loans are referred to in this prospectus supplement as the "Originators." The Archon Loans and the WaMu Loans were originated for sale to, and acquired by, Goldman Sachs Mortgage Company ("GSMC"). We will acquire the mortgage loans from GCFP, GSMC and Commerzbank (collectively, the "Mortgage Loan Sellers") on or about May 13, 2004. We will cause the mortgage loans that we intend to include in the trust to be assigned to the trustee pursuant to the pooling and servicing agreement.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the mortgage loans that we intend to include in the trust to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer, any Mortgage Loan Seller or any other party.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A to this prospectus supplement.

     o If any mortgage loan is secured by multiple mortgaged properties located in more than one state, a portion of the principal balance of that mortgage loan has been allocated to each of those properties.

     o When information with respect to mortgaged properties is expressed as a percentage of the Initial Mortgage Pool Balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans included in the trust or the portions of those balances allocated to such properties.

     o Certain of the mortgage loans included in the trust are secured by properties that also secure another mortgage loan that is not included in the trust, which mortgage loan may be subordinated to or pari passu in right to payment with the mortgage loan included in the trust. See "Description of the Mortgage Pool--Split Loan Structure" and "--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

     o The initial mortgage pool balance and all other financial and statistical information provided herein, unless indicated otherwise, is based on the cut-off date principal balances of the pooled mortgage loans and excludes any subordinate or pari passu mortgage loans.

     o With respect to the mortgage loans that are part of a split loan structure, the underwritten debt service coverage ratio was calculated based on the monthly debt service payment due in respect of the mortgage loan included in the trust fund plus the non-trust pari passu mortgage loan(s) in that split loan structure, if any, without regard to the monthly debt service that is due in connection with any subordinate mortgage loan in that split loan structure.

     o With respect to the mortgage loans that are part of a split loan structure, the cut-off date principal balance used in the calculation of cut-off date loan-to-appraised value ratio includes the cut-off date principal balance of the pooled mortgage loan that has been included in the trust plus any related non-trust pari passu mortgage loan, but excludes the principal balance of any subordinate mortgage loan in that split loan structure.

     o Statistical information regarding the pooled mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the Mortgage Pool prior to that date.

CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The Mortgage Pool will include 9 mortgage loans, representing 7.7% of the Initial Mortgage Pool Balance, that are, in each case, individually or through cross-collateralization with other pooled mortgage loans, secured by two or more real properties. In certain cases, in order to minimize the amount of mortgage recording tax due in connection with the transaction, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     The following table identifies eleven separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that are not cross-collateralized, as identified in the following table:

                                                                                                      % OF INITIAL
                                                                                     NUMBER OF          MORTGAGE
                                 PROPERTY NAMES                                    MORTGAGE LOANS     POOL BALANCE
-----------------------------------------------------------------------------      --------------     ------------
Southland Mall, Deerbrook Mall...............................................             2                6.7%
Wells Fargo Tower, Glendale Center...........................................             2                6.4%
Rechler Industrial Portfolio (A-4), Rechler Industrial Portfolio (A-3).......             2                2.5%
Moorpark Marketplace, Merced Marketplace.....................................             2                1.5%
Riverbend Centre, Main Street Shopping Center................................             2                1.4%
Skillman Abrams Shopping Center, Towne Square Shopping Center................             2                1.0%
Milestone South Shopping Center, Milestone III Shopping Center...............             2                0.4%
Southland Plaza Shopping Center, River Oaks Landing..........................             2                0.3%
Spring Gulch RV, Twin Lakes RV...............................................             2                0.3%
Pecos Terrace Apartments I, Pecos Terrace Apartments II......................             2                0.2%
Quail Park at El Dorado Hills, 2675 Patrick/6145 Harrison....................             2                0.2%


TERMS AND CONDITIONS OF THE TRUST MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention, all of the mortgage loans that we intend to include in the trust provide for scheduled debt service payments to be due on the first day of each month.

     Mortgage Rates; Calculations of Interest. Each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A to this prospectus supplement. As of the cut-off date, the mortgage interest rates for the mortgage loans included in the trust ranged from 3.46% per annum to 8.42% per annum, and the weighted average of those mortgage interest rates was 5.51% per annum.

     The mortgage loan included in the trust that is secured by the Wells Fargo Tower property is comprised of two separate notes, each with a different mortgage interest rate. For purposes of this prospectus supplement, the mortgage interest rate is the blended interest rate set forth on Annex A. See also "Annex A-2--Wells Fargo Tower Amortization Schedule."

     None of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     122 of the mortgage loans included in the trust representing 97.6% of the Initial Mortgage Pool Balance will accrue interest on the basis of the actual number of days elapsed during each one-month accrual period in a year of 360 days.

     3 of the mortgage loans included in the trust representing 2.4% of the Initial Mortgage Pool Balance will accrue interest on the basis of a 360-day year consisting of twelve 30-day months.

     Balloon Loans. 115 of the pooled mortgage loans, representing 93.7% of the Initial Mortgage Pool Balance, are characterized by:

     o an amortization schedule that is significantly longer than the actual term of the pooled mortgage loan, and

     o a substantial balloon payment being due with respect to the pooled mortgage loan on its stated maturity date.

7 of the pooled mortgage loans, representing 5.9% of the Initial Mortgage Pool Balance, are interest only loans that provide for a balloon payment being due on their respective stated maturity dates.

3 of the pooled mortgage loans, representing 0.4% of the Initial Mortgage Pool Balance, are fully amortizing.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the pooled mortgage loans that we expect to back the offered certificates.

                                                          POOLED MORTGAGE
                                                               LOANS
                                                          ---------------

            ORIGINAL TERM TO MATURITY (MOS.)
            Maximum....................................           180
            Minimum....................................            59
            Weighted Average...........................           103

            REMAINING TERM TO MATURITY (MOS.)
            Maximum....................................           179
            Minimum....................................            46
            Weighted Average...........................           100

            ORIGINAL AMORTIZATION TERM (MOS.)(1)
            Maximum....................................           700
            Minimum....................................           180
            Weighted Average...........................           357

            REMAINING AMORTIZATION TERM (MOS.)(1)
            Maximum....................................           696
            Minimum....................................           171
            Weighted Average...........................           355

----------
(1) Calculation excludes interest only loans.

     31 pooled mortgage loans, representing 40.1% of the Initial Mortgage Pool Balance, require that payments of interest only be made during a 6-month to 60-month period following origination of such mortgage loans. Accordingly, with respect to the calculation of original and remaining amortization terms in the table above, such mortgage loans are assumed to have amortizations terms ranging from 300 months to 360 months.

     Some of the mortgage loans included in the trust will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. All of the pooled mortgage loans provide for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one of the following:

     o a defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged property through defeasance (116 pooled mortgage loans representing 93.7% of the initial pool balance), or

     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment (8 pooled mortgage loans representing 6.1% of the initial pool balance).

     o a defeasance period, and, commencing 37 months after origination of the mortgage loan, a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of an amount equal to the lesser of a specified prepayment premium (initially 5% of the outstanding principal balance of the mortgage loan, decreasing annually thereafter, but in no event less than 1% of the outstanding principal balance of the mortgage loan) and a yield maintenance premium (1 pooled mortgage loan representing 0.2% of the initial pool balance).

     With respect to the pooled mortgage loans that are in a prepayment lock-out period--

     o the maximum remaining prepayment lock-out period as of the cut-off date is 175 months,

     o the minimum remaining prepayment lock-out period as of the cut-off date is 24 months, and

     o the weighted average remaining prepayment lock-out period as of the cut-off date is 92 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans may occur under the circumstances described under "--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A to this prospectus supplement.

     Prepayment Consideration Periods. 8 of the pooled mortgage loans, representing 6.1% of the Initial Mortgage Pool Balance, provide for a period, following their initial prepayment lock-out periods, when the loan is voluntarily prepayable with the payment of an additional prepayment consideration. That prepayment consideration will equal an amount calculated based on a yield maintenance formula or the greater of:

     o    an amount calculated based on a yield maintenance formula, and

     o    a percentage of the amount prepaid.

     In addition, 1 of the pooled mortgage loans, representing 0.2% of the Initial Mortgage Pool Balance, provides for a defeasance period and additionally provides that commencing 37 months after origination, the mortgage loan is also prepayable together with an amount equal to the lesser of a yield maintenance charge or prepayment premium.

     Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. All of the mortgage loans that we intend to include in the trust provide for an open prepayment period that generally begins not more than six months prior to stated maturity, although certain mortgage loans secured by multiple properties may permit prepayment in part during the applicable open period based on the allocated loan amount for such parcel and contain restrictions on any partial prepayment (including, for example, satisfaction of a DSCR test).

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     With respect to the mortgaged properties listed below, the amounts specified in the table below were funded into earnout reserves, pending satisfaction of certain conditions, including without limitation, achievement of certain debt service coverage ratios, loan to value ratios, occupancy or other tests. If these tests are met by the borrower by a specified date, these amounts will be released to the borrower. If these tests are not met by the specified target date, these earnout amounts will be used by the related master servicer to prepay the related mortgage loan other than with respect to the mortgage loan identified in the table below as Pecos Terrace Apartments II, which requires the earnout amount to be held as additional collateral. The debt service coverage ratios and LTVs shown in this prospectus supplement and on the foldout pages in Annex A were calculated based on the principal balance of those mortgage loans net of the related earnout amount or a portion thereof which may be applied to prepay the mortgage loans. The amounts beneath the captions "Full Loan Amount LTV" and "Full Loan Amount DSCR" are calculated based on a principal balance of those mortgage loans that includes the related earnout amount. The following table sets forth certain information regarding these mortgage loans.


                                                                       % OF INITIAL      FULL LOAN       FULL LOAN
          PROPERTY NAMES             EARNOUT AMOUNT   RELEASE DATE    MORTGAGE POOL     AMOUNT LTV      AMOUNT DSCR
--------------------------------     --------------   ------------    -------------     ----------      -----------
Burlington Office...............       $2,250,000       4/1/2006            0.9%          83.17%            1.26x
510 Glenwood....................         $850,000       2/1/2005            0.5%          80.00%            1.46x
Arvada West.....................         $360,000       2/4/2006            0.4%          73.60%            1.31x
Greenlawn Crossing II...........         $950,000       10/1/2005           0.2%          80.85%            1.12x
Pecos Terrace Apartments II.....         $150,000       1/1/2006            0.2%          79.14%            1.44x

     Release Provisions. Six pooled multi-property mortgage loans, representing 7.3% of the Initial Mortgage Pool Balance, permit the borrower to obtain a release of one or more of its properties from the lien of the mortgage (such releases, known as partial defeasance) following the expiration of the Defeasance Lock-Out Period, subject to the satisfaction of certain conditions, including: (i) the deposit of defeasance collateral in a minimum amount equal to at least 115% and in certain cases, 125% (as specified in the related loan documents) of the allocated loan amount of the property or properties to be released, (ii) satisfaction of certain DSCR tests and (iii) no event of default. In some cases, the loan documents require that the amount of defeasance collateral be equal to the greater of (i) the sale or refinancing proceeds and
(ii) the specified percentage of the allocated loan amount for such mortgaged property.

     In addition, the following mortgage loans also have release provisions:

     o The mortgage loan identified on Annex A to this prospectus supplement as 660 Madison Avenue, representing 4.6% of the Initial Mortgage Pool Balance, permits the release of the top two floors of the mortgaged property from the lien of the mortgage in connection with the development of a residential condominium unit. The release is subject to the satisfaction of conditions, including, among other things, (i) delivery of defeasance collateral in an amount equal to 125% of the product obtained by multiplying the then outstanding aggregate principal balance of the 660 Madison Loan Group by 21.84%, (ii) the creation of a separate condominium unit and separate tax parcel, (iii) borrower's submission of commercially acceptable construction, design and sales plans for the release parcel, (iv) confirmation from each Rating Agency that the release will not result in a downgrade or withdrawal of the ratings for the offered certificates and (v) delivery of an opinion of counsel that the release will not adversely affect the status of the REMIC Trust formed in connection with the securitization of such Mortgage Loan. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--660 Madison Avenue."

     o The mortgage loans identified on Annex A to this prospectus supplement as Southland Mall and Deerbrook Mall, representing approximately 3.5% and 3.3% of the Initial Mortgage Pool Balance, permit the release of certain parcels of vacant land in connection with an expansion or other development of the related mortgaged property, provided that (1) any such parcel is legally subdivided from the remainder of the mortgaged property, (2) such release will not materially diminish the value of the mortgaged property as collateral for the mortgage loan and (3) receipt of confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then-current ratings of any classes of certificates.

     o The mortgage loan identified on Annex A to this prospectus supplement as Glendale Center, representing approximately 3.1% of the Initial Mortgage Pool Balance, permits the release of a 151-space surface parking lot encompassing 1.77 acres (known as Phase II) to Maguire Properties, Inc., upon the borrower's satisfaction of certain requirements, including, among other things, (1) no event of default,
          (2) DSCR of at least 1.10x, (3) written confirmation from each Rating Agency that the partial release will not result in a downgrade or qualification of the ratings for the offered certificates, (4) surveys and reciprocal easement agreements acceptable to the lender and (5) evidence that both parcels are legally subdivided and constitute separate tax lots. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Glendale Center."

     o The mortgage loan identified on Annex A to this prospectus supplement as 237 Park Avenue, representing approximately 2.6% of the Initial Mortgage Pool Balance, permits the release of the air rights above the 237 Park Avenue Property, along with various easements for construction, support and access, from the lien of the mortgage in connection with the future development of a residential tower above the mortgaged property. The release is subject to the satisfaction of certain conditions, including, among other things: (i) no event of default, (ii) conveyance of the new development to a party other than the borrower, (iii) lender's approval of the construction, design and sales plans for the new development, (iv) the creation of a separate legally subdivided parcel and a separate tax parcel for the new development, and (v) confirmation from the Rating Agencies that the release will not result in a downgrade or withdrawal of the ratings for the offered certificates.

     o The mortgage loan identified on Annex A to this prospectus supplement as DDR Portfolio, representing approximately 1.9% of the Initial Mortgage Pool Balance, permits the release of one or more parcels or out-lots proposed to be transferred to a third party in connection with an expansion or other development of such property, upon the borrower's satisfaction of certain requirements, including, among other things, (1) evidence that there would be no material diminution in the value of the related mortgaged property and (2) an opinion of counsel as to certain REMIC matters.

     o The mortgage loan identified on Annex A to this prospectus supplement as Best Plaza, representing approximately 1.7% of the Initial Mortgage Pool Balance, permits the release of the parcel occupied by Levitz from the lien of the mortgage at any time after the second anniversary of the Closing Date upon satisfaction of certain conditions set forth in the related loan documents, and the delivery of a release price equal to the greater of (i) $4,750,000 and (ii) the product of (1) the appraised value of the release parcel divided by (2) the appraised value of the mortgaged property (including the release parcel), multiplied by (3) the original principal balance of the note. The release price will be applied to prepay a portion of the outstanding principal balance under the note. In addition, the related loan documents require the payment of a prepayment consideration in connection with such release and prepayment.

     o The mortgage loan identified on Annex A to this prospectus supplement as Sycamore Mineral Springs Resort, representing approximately 0.6% of the Initial Mortgage Pool Balance, permits the release of an outparcel
          (i) prior to the second anniversary of the Closing Date, upon the payment to the lender of $500,000 (plus accrued and unpaid interest), together with a yield maintenance premium applicable to the portion of principal being prepaid, or (ii) on a payment date after the second anniversary of the Closing Date, upon delivery to the lender of defeasance collateral sufficient to defease $400,000 of the mortgage loan, in each case, subject to the satisfaction of certain conditions specified in the related loan documents, including creation of a separate tax parcel.

     o The mortgage loan identified on Annex A to this prospectus supplement as Friendship Center, representing approximately 0.3% of the Initial Mortgage Pool Balance, permits the release of a vacant out-parcel of property that is suitable for development of an approximately 2,000 square foot building. The borrower is permitted to sell the out-parcel and release it from the mortgage lien provided, among other things,
          (1) the release is in connection with a sale of the out-parcel on an arms length basis to an unaffiliated third party, (2) the net proceeds of the sale are deposited in the tenant improvement and leasing commission account held by lender, and (3) lender receives written confirmation from the rating agencies that the partial release will not result in a downgrade or qualification of the ratings of the offered certificates.

     In addition, certain of the mortgage loans provide for the release of undeveloped land or certain portions of the related mortgaged property not considered material in underwriting such mortgage loan.

     Defeasance Loans. 116 of the pooled mortgage loans, representing 93.7% of the Initial Mortgage Pool Balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower to obtain a release of all or a portion of the mortgaged property or properties, as applicable, from the lien of the related mortgage during specified periods and subject to specified conditions, by pledging to the holder of the mortgage loan the requisite amount of Government Securities.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, in some instances, the expiration of the prepayment lock-out period; and

     o will, in the case of each due date, be in a total amount at least equal to the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date.

     Six of the pooled mortgage loans, representing 7.3% of the Initial Mortgage Pool Balance, are multi-property loans, each of which may be partially defeased during the applicable defeasance period, whereupon the mortgage on the defeased mortgaged property or properties would be released and the cross-collateralization would terminate as to the property or properties so released. In general, the borrower will be required to pledge to the holder of the mortgage loan Government Securities in an amount at least equal to 115% or in certain cases, 125%, of the allocated loan amount of such released property.

     In connection with a defeasance, the related borrower will generally be required to deliver a security agreement granting a first priority security interest in the collateral to the trust, together with an opinion of counsel confirming the first priority status of the security interest and a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity.

     Except for three pooled mortgage loans representing 3.7% of the initial mortgage pool balance, as to each of which a separate loan REMIC has been established, none of the pooled mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. Each of the pooled mortgage loans for which a separate loan REMIC has been established permits defeasance after the second anniversary of the start up day of the related loan REMIC.

     Although many of the mortgage loans require that the defeasance collateral consist of U.S. Treasury securities, certain other mortgage loans permit other Government Securities to be used in connection with a defeasance. However, even if the loan documents require U.S. Treasury securities, subject to obtaining confirmation from the Rating Agencies that the use of other defeasance eligible collateral will not cause a downgrade, withdrawal or qualification of the then current ratings of any class of certificates, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged property without the consent of the holder of the mortgage.

     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May

Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged property if specified conditions are satisfied, which conditions normally include one or more of the following--

          1. confirmation by the Rating Agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates;

          2. the transferee or its sponsors satisfies eligible transferee provisions set forth in the loan documents; and/or

          3.   the reasonable acceptability of the transferee to the lender.

     o a transfer of the corresponding mortgaged property, or transfers of ownership interests in the related borrower to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged property to specified entities or types of entities;

     o    issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners, members or to their respective affiliates, as applicable, of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o    other transfers similar in nature to the foregoing.

TRUST MORTGAGE CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged properties, on an individual basis and in tabular format, is shown on Annex A, Annex B and Annex C to this prospectus supplement. The statistics in the tables and schedules on Annex A, Annex B and Annex C to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SPLIT LOAN STRUCTURE

     The Mortgage Pool will include fifteen mortgage loans that are each part of a split loan structure, also referred to as a Loan Group. A Loan Group generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged property or properties. The mortgage loans in a Loan Group that are outside the trust may be subordinated and/or pari passu in right of payment with the mortgage loan included in the trust. The mortgage loans in a Loan Group are generally cross-defaulted and secured by the same mortgaged property. The allocation of payments to the respective mortgage loans in a Loan Group, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is reflected in the promissory notes evidencing those loans, an intercreditor agreement, or a co-lender agreement, as applicable, which also governs the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the Loan Group.

     The following is a brief description of the Loan Groups of which one or more mortgage loans are included in the trust--

     o One of the Loan Groups, which is secured by the 111 Eighth Avenue property, consists of multiple pari passu mortgage loans, one of which is included in the trust (the "111 Eighth Avenue Trust Loan"), the others of which are not included in the trust (collectively referred to as the "111 Eighth Avenue Pari Passu Companion Loans") and two subordinate mortgage loans, one of which is included in the trust (the "111 Eighth Avenue Non-Pooled Junior Trust Loan") and one of which is not included in the trust (the "111 Eighth Avenue Junior Companion Loan").

     o Eight of the Loan Groups, which are respectively secured by the 660 Madison Avenue property, the Davies Pacific Center property, the Sycamore Mineral Springs Resort property, the 510 Glenwood property, the Sunrise Mesa MHP property, the Mountain Lodge Apartments property, the Palisades I Office Building property and the Berryland Shopping Center property, consist of two mortgage loans, one senior mortgage loan, which is included in the trust, and one subordinate mortgage loan, which is not included in the trust.

     o One of the Loan Groups, which is secured by the Wells Fargo Tower property, consists of seven pari passu mortgage loans, of which two are included in the trust (the "Wells Fargo Tower Trust Loans"), and the other five are not included in the trust (collectively, the "Wells Fargo Tower Pari Passu Companion Loans"). See "Annex A-2--Wells Fargo Tower Amortization Schedule."

     o One of the Loan Groups, which is secured by the Water Tower Place property, consists of three pari passu mortgage loans each comprised of 2 notes, of which one loan comprised of two notes is included in the trust (the "Water Tower Place Trust Loan"), and the other four are not included in the trust (the "Water Tower Place Pari Passu Companion Loans").

     o One of the Loan Groups, which is secured by the 237 Park Avenue property, consists of four pari passu mortgage loans, of which one is included in the trust (the "237 Park Avenue Trust Loan"), and the other three are not included in the trust (the "A-1 Note," the "A-3 Note" and the "A-4 Note," which are collectively referred to as the "237 Park Avenue Pari Passu Companion Loans").

     o One of the Loan Groups, which is secured by the 5 Houston Center property consists of two pari passu mortgage loans, of which one is included in the trust (the "5 Houston Center Trust Loan"), and the other is not included in the trust (the "5 Houston Center Pari Passu Companion Loan").

     o One of the Loan Groups, which is secured by the DDR Portfolio property consists of three pari passu mortgage loans, of which one is included in the trust (the "DDR Portfolio Trust Loan"), and the other two are not included in the trust (the "DDR Portfolio Pari Passu Companion Loans").

     o One of the Loan Groups, which is secured by the 1801 K Street property consists of two pari passu mortgage loans, of which one is included in the trust (the "1801 K Street Trust Loan"), and the other is not included in the trust (the "1801 K Street Pari Passu Companion Loan").

     o Two of the Wells Fargo Tower Pari Passu Companion Loans, one of the 237 Park Avenue Pari Passu Companion Loans and the 1801 K Street Pari Passu Companion Loan, are owned by the trust fund (the "GCCFC C2 Trust") established pursuant to the pooling and servicing agreement (the "GCCFC C2 PSA") related to the Greenwich Capital Commercial Funding Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2, among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer (the "GCCFC C2 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GCCFC C2 Special Servicer"), LaSalle Bank National Association, as trustee (the "GCCFC C2 Trustee") and ABN AMRO Bank N.V. as fiscal agent.

     o One of the Water Tower Place Pari Passu Companion Loans, which is comprised of 2 notes, and the 5 Houston Center Pari Passu Companion Loan are owned by the trust fund (the "GMACCM C3 Trust") established pursuant to the pooling and servicing agreement (the "GMACCM C3 PSA") related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM C3 Master Servicer"), Lennar Partners, Inc., as special servicer (the "GMACCM C3 Special Servicer"), LaSalle Bank National Association, as trustee (the "GMACCM C3 Trustee") and ABN AMRO Bank N.V. as fiscal agent.

     o One other Water Tower Place Pari Passu Companion Loan, which is comprised of 2 pari passu notes, one of the 237 Park Avenue Pari Passu Companion Loans and one of the DDR Portfolio Companion Loans are owned by the trust fund (the "GS 2004-C1 Trust") established pursuant to the pooling and servicing agreement related to the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, among GS Mortgage Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Allied Capital Corporation, as special servicer, and Wells Fargo Bank, N.A., as trustee (the "GS 2004-C1 Trustee").

     o One of the DDR Portfolio Pari Passu Companion Loans is owned by the trust fund established pursuant to the pooling and servicing agreement (the "GMACCM C2 PSA") related to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2, among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer (the "GMACCM C2 Master Servicer") and special servicer (the "GMACCM C2 Special Servicer") and Wells Fargo Bank, N.A., as trustee (the "GMACCM C2 Trustee").

     Three of the ten largest mortgage loans in the Mortgage Pool are each part of a Loan Group. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--111 Eighth Avenue," "--660 Madison Avenue," and "--Wells Fargo Tower."

     The payment priority between each Loan Group is as follows-

     o with respect to the Loan Groups identified in the table below as 660 Madison Avenue, Davies Pacific Center and Sycamore Mineral Springs Resort (which are each comprised of one senior and one subordinated mortgage loan) prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan and the Companion Loan are pari passu in right of payment and subsequent to the events described in clauses (i) and (ii) above, the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o with respect to the Loan Groups identified in the table below as 510 Glenwood, the Sunrise Mesa MHP, the Mountain Lodge Apartments, the Palisades I Office Building or the Berryland Shopping Center, all payments in respect of the subordinate Companion Loan will be made directly to the servicer of the related subordinate Companion Loan until the occurrence of (i) either the subordinate Companion Loan or the related mortgage loan being accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or
          (iii) an event of default under the related Loan Group caused by certain insolvency actions and prior to the occurrence of any of these events, payments are generally paid pari passu between the mortgage loan and the related subordinate Companion Loan, except for casualty and condemnation payments which will be paid to the mortgage loan first, and then to the related subordinate Companion Loan. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the subordinate Companion Loan is required to forward all payments to the master servicer within 1 business day of receipt and the servicer of the subordinate Companion Loan is required to cooperate with the related borrower and master servicer to require the borrower under the subordinate Companion Loan make all payments to the master servicer for application pursuant to the related intercreditor agreement and the mortgage loan will be senior in right of payment to its corresponding subordinate Companion Loan such that all amounts collected in respect of the Loan Group will first be used to pay interest and principal on the mortgage loan until its principal balance has been reduced to zero and then to pay interest and principal on the subordinate Companion Loan.

     o with respect to the Loan Group identified in the table below as 111 Eighth Avenue (which is comprised of multiple pari passu senior mortgage loans and two subordinate mortgage loans) prior to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, each of such mortgage loans is generally pari passu in right of payment (i.e., each of the pari passu senior mortgage loans and each of the subordinate mortgage loans are entitled to their respective pro rata share of all payments of principal and interest, although holders of the senior mortgage loans will be paid their share prior to holders of the subordinate mortgage loans) and subsequent to the events described in clauses (i) and (ii) above, each of the pari passu mortgage loans are senior in right of payment to the related 111 Eighth Avenue Non-Pooled Junior Trust Loan and 111 Eighth Avenue Junior Companion Loan, such that all amounts received in respect of such Loan Group will be used to pay interest on the 111 Eighth Avenue Trust Loan and 111 Eighth Avenue Pari Passu Companion Loans, then to pay principal of the 111 Eighth Avenue Trust Loan and 111 Eighth Avenue Pari Passu Companion Loans until their principal balance is reduced to zero, then to pay interest on the 111 Eighth Avenue Non-Pooled Junior Trust Loan and 111 Eighth Avenue Junior Companion Loan, then to pay principal of the 111 Eighth Avenue Non-Pooled Junior Trust Loan and 111 Eighth Avenue Junior Companion Loan until their principal balance is reduced to zero.

     o with respect to each of the Loan Groups identified in the table below as Wells Fargo Tower, Water Tower Place, 237 Park Avenue, 5 Houston Center, DDR Portfolio and 1801 K Street and their corresponding pari passu Companion Loans, the mortgage loan and the corresponding pari passu Companion Loans are always pari passu in right of payment.

     Except for the following Loan Groups, the notes comprising each Loan Group amortize at the same monthly rate and mature at the same maturity date:

     o The mortgage loans in the 111 Eighth Avenue Loan Group have different interest rates. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--111 Eighth Avenue" and "Annex A-4--111 Eighth Avenue Amortization Schedule."

     o The Wells Fargo Tower Trust Loan is interest-only for 36 months and begins amortizing on the payment date in August 2006. Note A-2A, Note A-2B and Note B-2 (none of which are assets of the trust) begin amortizing one month earlier. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--Wells Fargo Tower" and "Annex A-2--Wells Fargo Tower Amortization Schedule."

     o The Davies Pacific Center Loan Group amortizes on a customized amortization schedule. See "Annex A-5--Davies Pacific Center Amortization Schedule."

     The table below identifies each of the pooled mortgage loans and its corresponding Companion Loan.

                                   LOAN GROUPS

                                                     AGGREGATE
                                       POOLED       NON-TRUST/
                                      MORTGAGE      NON-POOLED       NON-TRUST/   NON-TRUST/
                        POOLED        LOAN AS A      MORTGAGE          NON        NON-POOLED     CONTROLLING    INITIAL     INITIAL
                       MORTGAGE      % OF INITIAL   COMPANION         POOLED      PARI PASSU      POOLING &      MASTER     SPECIAL
                         LOAN       MORTGAGE POOL      LOAN           B NOTE        LOAN          SERVICING     SERVICER    SERVICER
   MORTGAGE LOAN        BALANCE        BALANCE       BALANCE         BALANCE       BALANCE       AGREEMENT(10)    (11)        (12)
-------------------- ------------   ------------- --------------   ------------ --------------   -------------  --------    --------
111 Eighth Avenue... $149,500,000        5.7%     $350,500,000(1)  $50,000,000  $300,500,000(3)   2004-GG1      Wachovia    Lennar
660 Madison Avenue.. $120,000,000        4.6%     $5,000,000        $5,000,000       NA           2004-GG1      Wachovia    Lennar
Wells Fargo Tower...  $86,437,500(4)     3.3%     $163,562,500          NA      $163,562,500(5)   GCCFC C2      Wachovia    Lennar
237 Park Avenue.....  $67,333,333        2.6%     $230,666,667          NA      $230,666,667(6)   GCCFC C2      Wachovia    Lennar
Water Tower Place...  $55,969,605(7)     2.2%     $130,265,540          NA      $130,265,540(8)   GMACCM C3      GMACCM     Lennar
Davies Pacific
  Center............  $48,977,343        1.9%     $2,960,000        $2,960,000       NA           2004-GG1      Wachovia    Lennar
DDR Portfolio.......  $48,819,647        1.9%     $97,639,294           NA       $97,639,294(9)   GMACCM C2      GMACCM     GMACCM
5 Houston Center....  $45,000,000        1.7%     $45,000,000           NA       $45,000,000      GMACCM C3      GMACCM     Lennar
Sycamore Mineral
  Springs Resort....  $14,838,278        0.6%     $1,236,523        $1,236,523       NA           2004-GG1      Wachovia    Lennar
510 Glenwood........  $12,903,265        0.5%       $806,000          $806,000       NA           2004-GG1      Wachovia    Lennar
1801 K Street.......  $12,371,875        0.5%     $117,115,625          NA      $117,115,625      GCCFC C2      Wachovia    Lennar
Sunrise Mesa MHP....  $11,750,000        0.5%       $750,000          $750,000       NA           2004-GG1      Wachovia    Lennar
Mountain Lodge
  Apartments........  $10,176,455        0.4%       $385,000          $385,000       NA           2004-GG1      Wachovia    Lennar
Palisades I Office
  Building..........  $9,130,000         0.4%       $570,000          $570,000       NA           2004-GG1      Wachovia    Lennar
Berryland Shopping
  Center............  $3,474,494         0.1%       $225,000          $225,000       NA           2004-GG1      Wachovia    Lennar

---------------------------------------
(1) This figure represents multiple pari passu mortgage loans in the aggregate original principal amount of $300,500,000 and two subordinate mortgage loans in the aggregate original principal amount of $50,000,000 that are not part of the mortgage pool although, one of the subordinate mortgage loans, in the original principal amount of $25,000,000, is an asset of the trust, and the interest in that subordinate mortgage loan is evidenced directly by the class OEA-B certificates.

(2) Comprised of two separate subordinate mortgage loans, one of which, in the original principal amount of $25,000,000, is an asset of the trust and evidenced directly by the class OEA-B certificates.

(3)  Comprised of multiple separate pari passu mortgage notes.

(4) The mortgage loan in the trust that is secured by the Wells Fargo Tower property is comprised of two separate pari passu mortgage notes. The figures set forth above present this mortgage loan on an aggregate basis. The individual components of such mortgage loan are more particularly set forth on "Annex A-2--Wells Fargo Tower Amortization Schedule" to this prospectus supplement.

(5)  Comprised of 5 separate pari passu mortgage notes.

(6)  Comprised of 3 separate pari passu mortgage notes.

(7) The mortgage loan in the trust that is secured by the Water Tower Place property is comprised of two separate pari passu notes. The figures set forth above present this mortgage loan on an aggregate basis.

(8)  Comprised of 4 separate pari passu mortgage notes.

(9)  Comprised of 2 separate pari passu mortgage notes.

(10) 2004-GG1 refers to the pooling and servicing agreement for this transaction. GCCFC C2 refers to the pooling and servicing agreement entered into in connection with the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2. GMACCM C3 refers to the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3. GMACCM C2 refers to the pooling and servicing agreement entered into in connection with the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

(11) Wachovia refers to Wachovia Bank, National Association and GMACCM refers to GMAC Commercial Mortgage Corporation.

(12) Lennar refers to Lennar Partners, Inc. and GMACCM refers to GMAC Commercial Mortgage Corporation.

     Except for the Wells Fargo Tower Loan Group, the Water Tower Place Loan Group, the 237 Park Avenue Loan Group, the 5 Houston Center Loan Group, the DDR Portfolio Loan Group and the 1801 K Street Loan Group (collectively referred to as the "Non-Serviced Loan Groups") the co-lender agreement or intercreditor agreement, as applicable, for each Loan Group generally provides that both the mortgage loan(s) included in the trust and the corresponding Companion Loan(s) will be serviced and administered pursuant to the pooling and servicing agreement.

     The Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group will be serviced under the GCCFC C2 PSA entered into in connection with the issuance of the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

     The Water Tower Place Loan Group and the 5 Houston Center Loan Group will be serviced and administered pursuant to the GMACCM C3 PSA entered into in connection with the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3.

     The DDR Portfolio Loan Group will be serviced and administered pursuant to the pooling and servicing agreement entered into in connection with the issuance of the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

     For a discussion regarding the directing holder with respect to the split loans, see "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement.

     The co-lender agreement with respect to the 111 Eighth Avenue Loan Group and Wells Fargo Tower Loan Group provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent, (b) the Loan Group has been accelerated, (c) the principal balance of the Loan Group is not paid at maturity, (d) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable) or (e) the borrower has become the subject of any bankruptcy, insolvency or similar proceeding or admitted in writing its inability to pay its debts as they come due or made an assignment for the benefit of creditors, the holder of the subordinate Companion Loan and/or (in the case of the 111 Eighth Avenue Loan Group) the holders of the majority interest in the class OEA-B certificates will have the right, by written notice to the trustee, given within 60 days from receipt by the holder of the subordinate Companion Loan and (in the case of the 111 Eighth Avenue Loan Group) the holders of the class OEA-B certificates from the special servicer of such occurrence, to purchase the corresponding senior mortgage loan (or mortgage loans) at a price equal to the sum of (a) the outstanding principal balance of such senior mortgage loan (or mortgage loans), (b) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase,
(c) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (d) any unpaid advance interest on any servicing or P&I advances (including any P&I advances made in connection with any pari passu Companion Loan included in another securitization trust) and
(e) any unreimbursed fees payable to the master servicer and the special servicer. With respect to the 111 Eighth Avenue Loan Group, either the holder of the subordinate Companion Loan or the holders of the majority interest in the class OEA-B certificates may exercise such option, and upon such exercise each shall notify the other. If the other such holder or holders also desires to exercise such option then the senior mortgage loan or senior mortgage loans shall be purchased 50% by the holder of the subordinate Companion Loan and 50% by the holders of the majority interest in the class OEA-B certificates; otherwise the holder exercising such option shall purchase the entirety of such senior mortgage loan or senior mortgage loans.

     With respect to the 111 Eighth Avenue Loan Group, if the borrower fails to make any payment of principal or interest by the end of the applicable grace period for such payment permitted under the loan documents or the borrower otherwise defaults and does not cure such default within the applicable grace period, each of the holders of a majority interest in the class OEA-B certificates or the holder of the 111 Eighth Avenue Junior Companion Loan shall have the right, but not the obligation, to cure such default, (a) in the case of a monetary default within 10 days after the expiration of the grace period and
(b) in the case of a default, other than a monetary default or a bankruptcy of the borrower, within 30 days after the expiration of the applicable grace period as long as such party is diligently proceeding with such cure, but at no other times. At the time such cure payment is made or other cure is otherwise effected, the party or parties making the cure payment shall pay or reimburse the master servicer, the special servicer, the trustee and the fiscal agent, as applicable, for all related advances and interest thereon and all costs, expenses, losses, liabilities, obligations, damages, penalties, and disbursements imposed on, incurred by or asserted against the 111 Eighth Avenue Trust Loan and the 111 Eighth Avenue Pari Passu Companion Loans during the period of time from the occurrence of such default until such cure payment is made. So long as a monetary default exists for which a cure payment is made as described above, or a non-monetary default exists for which the applicable party is pursuing a cure within the time limit and in accordance with the terms described above, such monetary default or non-monetary default shall not be treated as an event of default (including for purposes of determining whether the 111 Eighth Avenue Loan Group shall be a specially serviced mortgage loan and for purposes of determining the priority of payments among the 111 Eighth Avenue Loan Group). Accordingly, the exercise of such cure rights will delay exercise of remedies on behalf of the trust. No single cure event may last longer than three months; there must be at least six months between cure events, and there may be no more than six cure events over the life of the 111 Eighth Avenue Loan Group.

     Each co-lender agreement with respect to the Loan Groups identified above as 660 Madison Avenue, Davies Pacific Center and Sycamore Mineral Springs Resort provides that in the event that (a) any payment of principal or interest on the Loan Group is 90 days delinquent, (b) the Loan Group has been accelerated, (c) the principal balance of the Loan Group is not paid at maturity, (d) the borrower files a petition for bankruptcy, or (e) the Loan Group is a specially serviced mortgage loan (and the Loan Group is either in default or a default with respect thereto is reasonably foreseeable), the holder of the subordinate Companion Loan will have the right, by written notice to the trustee, given within 85 days of receipt of notice from the master servicer or the special servicer of such occurrence, to purchase the corresponding mortgage loan at a price equal to the sum of (i) the outstanding principal balance of such mortgage loan, (ii) accrued and unpaid interest thereon at the related interest rate up to (but excluding) the date of purchase, (iii) any unreimbursed servicing advances made by the master servicer, the special servicer, the trustee or the fiscal agent, (iv) any unpaid advance interest on any servicing or delinquent payment advances and (e) any unreimbursed fees payable to the master servicer and the special servicer. In addition, the related subordinate Companion Loan holder will have non-binding consultation rights with respect to various servicing matters affecting the Loan Group for so long as a control appraisal event does not exist. See "Servicing Under the Pooling and Servicing Agreement--The Directing Holders" in this prospectus supplement.

     The intercreditor agreements with respect to the Loan Groups identified in the table above as 510 Glenwood, the Sunrise Mesa MHP, the Mountain Lodge Apartments, the Palisades I Office Building or the Berryland Shopping Center, provide that in the event that (a) any payment of principal or interest on the Loan Group becomes 90 days or more delinquent, (b) the Loan Group is accelerated, (c) the balloon payments are not made, or (d) any other event that causes the Companion Loan to be paid on a subordinated basis as described above, the holder of the subordinate Companion Loan may at its option, within 30 days of notice of the foregoing events, elect to purchase the mortgage loan at a price equal to the sum of (i) the outstanding principal balance of the mortgage loan, (ii) all accrued and unpaid interest thereon (other than default interest), (iii) the amount of unreimbursed servicing advances on the Loan Group, (iv) interest on any unreimbursed advances and (v) other servicing expenses.

SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The Mortgage Pool will include four mortgage loans that have, in each such case, a cut-off date principal balance in excess of 4.0% of the Initial Mortgage Pool Balance. For a discussion of these mortgage loans, we refer you to "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--885 Third Avenue," "--111 Eighth Avenue," "--660 Madison Avenue" and "--Aegon Center."

ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged properties for the mortgage loans that we intend to include in the trust--

     o 44 of the mortgaged properties, securing 32.8% of the Initial Mortgage Pool Balance, are each leased to one or more major tenants that each occupy 25% or more of the net rentable area of the particular mortgaged property.

     o 5 of the mortgaged properties, securing 2.7% of the Initial Mortgage Pool Balance, is entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged properties. Annex A to this prospectus supplement identifies the three largest tenants at each mortgaged property. In addition, the tenants listed on Annex A may also be tenants (but not one of the largest three) at other mortgaged properties.

     o Certain tenant leases at the mortgaged properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     Ground Leases. Nine of the mortgaged properties that we intend to include in the Mortgage Pool, representing 12.9% of the Initial Mortgage Pool Balance (based on allocated loan amount with respect to multi-property mortgage loans), are secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related ground lease. Such ground lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 20 years after the stated maturity of the related mortgage loan and the related ground lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. With respect to the mortgage loan secured by the property identified on Annex A to this prospectus supplement as New Roc City, which represents 2.5% of the Initial Mortgage Pool, the related borrower has incurred $4,000,000 in subordinated debt which is secured by a second priority mortgage lien on the mortgaged property. The relative rights of the mortgage lender and the subordinate lender are set forth in an intercreditor agreement, which generally provides that the rights of the lender (including the right to payment) are subordinate to the rights of the mortgage lender and prevent the subordinate lender from exercising remedies under the subordinate debt.

     The borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Chesterfield Square, representing 0.9% of the Initial Mortgage Pool Balance, has incurred subordinate debt in the original principal amount of $6,100,000, which debt is secured by a subordinate mortgage encumbering the mortgaged property. The holder of the subordinate loan, The City of Los Angeles, Community Development Department, has entered into a subordination and standstill agreement with lender, pursuant to which the holder (i) agrees that the subordinate loan is subject and subordinate in right, lien and payment to the mortgage loan and (ii) is prohibited from taking any action to enforce the subordinate mortgage loan without lender's consent. The borrower is not required to make payments under the subordinate loan. Instead, payments of principal and interest under the subordinate mortgage loan are payable solely from the sales tax generated by the tenants at the mortgaged property.

     The borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Doubletree Club Boston Bayside, representing 0.5% of the Initial Mortgage Pool Balance, has incurred subordinate debt in the original principal amount of $2,000,000, which debt is secured by a second priority mortgage lien encumbering the mortgaged property. The holder of the subordinate loan, DT Management, Inc., the hotel manager of the property, has entered into a subordination and intercreditor agreement with lender, pursuant to which current interest (but not prepayments of interest or principal), may be paid to the holder of the junior loan only to the extent that cash flow is sufficient to first pay debt service on the trust loan and the operating expenses of the mortgaged property.

     The borrower under the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as Stop and Shop Bristol, representing 0.4% of the Initial Mortgage Pool Balance, has incurred subordinate debt in the amount of $650,000 secured by a pledge of the 99% non-managing membership interest in the borrower and 100% of the stock in the corporate managing member. The subordinate debt is currently held by GCFP or an affiliate of GCFP.

     Except as disclosed in the previous paragraphs and as disclosed under "--Split Loan Structure" and in this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust that have any secured subordinate debt encumbering the related mortgaged property.

     In the case of seven pooled mortgage loans, identified on Annex A to this prospectus supplement as 885 Third Avenue, 660 Madison Avenue, Aegon Center, 237 Park Avenue, 180 North LaSalle, 1801 K Street and Sealy Industrial Portfolio, which collectively represent 22.3% of the Initial Mortgage Pool Balance, equity holders of the related borrowers have incurred mezzanine debt in the original principal amount of $35,000,000, $20,000,000, $10,000,000, $30,000,000,
$11,500,000, $25,000,000 and $5,698,000, respectively, which mezzanine debt is secured by a pledge of an equity interest in the related borrower. The holders of such indebtedness have each executed an intercreditor agreement with the related mortgagee that provides, among other things, that the mezzanine loan is, subject to the terms of the related intercreditor agreement, subordinate to the full payment of that mortgage loan, and no payments will be made on the mezzanine loan from funds derived from the related mortgaged property upon the occurrence of an event of default under the mortgage loan, provided in some cases, that the holder of the mezzanine loan has received notice and an opportunity to cure such default. With respect to three of the mortgage loans that we intend to include in the trust, secured by the mortgaged properties identified on Annex A to this prospectus supplement as Southland Mall, Deerbrook Mall and 770 Smithridge Drive, collectively representing 6.9% of the initial mortgage pool balance, equity holders of the related borrowers may in the future incur mezzanine debt, secured by a pledge of a direct or indirect equity interest in the related borrower, subject to the terms of the related loan documents. See "Annex B--Structural and Collateral Term Sheet--Ten Largest Mortgage Loans--885 Third Avenue," "--660 Madison Avenue," "--Aegon Center," "--Deerbrook Mall" and "--Southland Mall."

     Mezzanine debt is secured by a principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the Mortgage Pool.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage
Loans-- Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o determined that the mortgaged property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o    required law and ordinance insurance.

         Lockboxes. 46 pooled mortgage loans, representing approximately 76.2% of the Initial Mortgage Pool Balance, generally provide that all rents and other income derived from the related mortgaged properties will be paid into one of the following types of lockboxes:

     o HARD LOCKBOX. With respect to 39 pooled mortgage loans, representing 69.5% of the Initial Mortgage Pool Balance, the borrower is required to direct the tenants to pay rents directly to a lockbox account controlled by the lender. With respect to hospitality properties that have a hard lockbox, although cash or "over-the-counter" receipts are deposited into the lockbox account by the manager of the related mortgaged property, credit card receivables are required to be deposited directly into the hard lockbox account.

     o SOFT LOCKBOX. With respect to 7 pooled mortgage loans, representing 6.7% of the Initial Mortgage Pool Balance, the borrower is required to deposit or cause the property manager to deposit all rents collected into a lockbox account.

     Cash Management. With respect to lockbox accounts, funds deposited into the lockbox account are disbursed either:

     1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower (referred to as "in-place" cash management); or

     2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits (referred to as "springing" cash management).

     Examples of triggering events may include:

     1. a decline, by more than a specified amount, in the net operating income of the related mortgaged property; or

     2.   a failure to meet a specified debt service coverage ratio; or

     3. a failure to satisfy a condition specified in the related loan documents; or

     4.   an event of default under the related loan documents.

     The mortgage loans provide for cash management as follows:


                                                NUMBER OF     % OF INITIAL
                                                 POOLED         MORTGAGE
               TYPE OF CASH MANAGEMENT       MORTGAGE LOANS   POOL BALANCE
      -------------------------------------  --------------   ------------

      Springing............................         23            25.2%
      In-place.............................         23            51.0%

In addition, certain of the mortgage loans include a "cash trap" feature under which, upon a triggering event such as those listed above, excess cash will not be released from the lender controlled account to the borrower; rather, the lender will be permitted to retain such excess cash as additional collateral for the mortgage loan or, in certain limited cases, the lender may apply such excess cash as a prepayment of the mortgage loan. Generally, such prepayment will not require yield maintenance. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds to the prepayment of the mortgage loan without the consent of the special servicer.

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged property the following insurance coverage--

     o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

          1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group), and

          2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

          1. the outstanding principal balance of the subject mortgage loan (or, in the case of a Loan Group, the outstanding principal balance of the Loan Group),

          2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

          3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

          4. the full replacement cost of the improvements located on the mortgaged property;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged properties in similar locales; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     Substantially all of the mortgage loans that we intend to include in the trust provide that either (a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged properties and located in or around the region in which such mortgaged property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties. Substantially all of the borrowers have obtained the required insurance against damage caused by terrorism; however, most of these policies have exclusions from coverage for damage caused by nuclear, chemical or biological events.

     The mortgaged properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. A seismic assessment was conducted with respect to each mortgaged property that is located in California or in seismic zone 3 or 4. The seismic reports concluded that such mortgaged properties were not likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake and, therefore, neither of the borrowers nor any tenant occupying an entire mortgaged property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Various forms of insurance are maintained with respect to any of the mortgaged properties for the mortgage loans included in the trust, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator(s) and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee (indirectly in the case of the Non-Serviced Trust Loans) for the benefit of the series 2004-GG1 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged property.

ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Except for the mortgage loan secured by the mortgaged property identified on Annex A to this prospectus supplement as 222 East 41st Street representing 0.4% of the Initial Mortgage Pool Balance, each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The resulting appraised values and the dates of those appraisals are indicated on Annex A to this prospectus supplement. Each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties.

     The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged property. In general, appraisals represent the analysis and opinion of qualified appraisers and are not guarantees of present or future value. There can be no assurance that another appraiser would have arrived at the same opinion of value. Moreover, Appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. The amount could be significantly higher than the amount obtained from the sale of a mortgaged property in a distress or liquidation sale. Information regarding the appraised values of the mortgaged properties (including loan-to-value ratios) presented in this prospectus supplement is not intended to be a representation as to the past, present or future market values of the mortgaged properties. Historical operating results of the mortgaged properties used in these appraisals may not be comparable to future operating results. In addition, other factors may impair the mortgaged properties' value without affecting their current net operating income, including:

     o    changes in governmental regulations, zoning or tax laws;

     o    potential environmental or other legal liabilities;

     o    the availability of refinancing; and

     o    changes in interest rate levels.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment or updated a previously conducted Phase I environmental site assessment with respect to each mortgaged property. Except in the case of 13 mortgaged properties, securing mortgage loans representing 2.9% of the Initial Mortgage Pool Balance, such assessments or updates were completed during the 12-month period ending on the cut-off date. In all cases, such assessments or updates were conducted within 12 months of origination. Additionally, all such assessments or updates were completed within the 18-month period ending on the cut-off date.

     The environmental testing conducted at any particular mortgaged property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator(s) of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged properties. In cases where the testing identified the presence of asbestos-containing materials, lead-based paint and/or radon, the environmental consultant generally recommended, and the related loan documents generally required:

     o the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o    the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In cases where the environmental assessment identified an adverse or potentially adverse environmental condition at the mortgaged property, the related originator(s) of the mortgage loan generally required the related borrower:

     1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4. to obtain environmental insurance (which contains specific coverage limits and deductibles and which may not be sufficient to cover all losses from certain environmental conditions).

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged property identified environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o the mortgaged property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged property was limited, or

     o    a person responsible for remediation had been identified.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans--Lending on Income-Producing Real Properties Entails Environmental Risk" in this prospectus supplement.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged properties is based on the results of the environmental assessments referred to in this "--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged properties securing the mortgage loans.

     Engineering Assessments. In connection with the origination process, each mortgaged property securing the mortgage loans that we intend to include in the trust, was inspected by an engineering firm to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion or in some cases to have the repairs guaranteed by the sponsor or parent of the borrower in lieu of reserves.

ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS

     On or before the date of initial issuance of the offered certificates, the following transfers of the underlying mortgage loans will occur. In each case, the transferor will assign the mortgage loans to be included in the trust, without recourse (other than the repurchase obligation of the applicable Mortgage Loan Seller in connection with a breach of a representation or a warranty with respect to a mortgage loan sold by it), to the transferee.

                     ----------------------------

                            Mortgage Loan
                               Sellers

                                GCFP
                           $1,507,811,842

                                GSMC
                            $863,690,967

                        GSMC and Commerzbank,
                               jointly
                            $230,652,286

                     ----------------------------
                                   |
                                   |   All mortgage loans
                                   |   $2,602,155,095
                                   v
                     ----------------------------

                          Greenwich Capital
                      Commercial Funding Corp.

                     ----------------------------
                                   |
                                   |   All mortgage loans
                                   |   $2,602,155,095
                                   v
                     ----------------------------

                             Commercial
                           Mortgage Trust
                              2004-GG1

                     ----------------------------

     In connection with the foregoing transfers, the Mortgage Loan Sellers will be required to deliver to the trustee the following documents, among others, with respect to each mortgage loan:

     o    either--

          1.   the original promissory note evidencing that mortgage loan, or

          2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;

     o the original or a copy of the co-lender agreement or intercreditor agreement, if such mortgage loan is part of a split loan structure;

     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;

     o    either--


          1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

          2.   a certified copy of that assignment as sent for recording;

     o    either--

          1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

          2.   a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     Notwithstanding the foregoing, with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group, LaSalle Bank National Association as the trustee under the GCCFC C2 PSA will hold the original documents related to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group for the benefit of the GCCFC C2 Trust, the GS 2004-C1 Trust (in the case of one of the 237 Park Avenue Loan Group) and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related notes that are not assets of the trust fund formed by the GCCFC C2 PSA, which will be held by the GS 2004-C1 Trustee (in the case of the 237 Park Avenue Loan Group) and the trustee under the pooling and servicing agreement for this transaction. With respect to the Water Tower Place Loan Group and the 5 Houston Center Loan Group, LaSalle Bank National Association as the trustee under the GMACCM C3 PSA will hold the original documents related to the Water Tower Place Loan Group and the 5 Houston Center Loan Group for the benefit of the trust fund formed by the GMACCM C3 Trust, the GS 2004-C1 Trust (in the case of Water Tower Place Loan Group) and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related notes that are not assets of the trust fund formed by the GMACCM C3 PSA, which will be held by the GS 2004-C1 Trustee (in the case of Water Tower Place Loan Group) and the trustee under the pooling and servicing agreement for this transaction. With respect to the DDR Portfolio Loan Group, Wells Fargo Bank, N.A. as the trustee under the GMACCM C2 PSA will hold the original documents related to the DDR Portfolio Loan Group for the benefit of the trust fund formed by the GMACCM C2 PSA, the GS 2004-C1 Trust and the trust fund formed by the pooling and servicing agreement for this transaction, other than the related notes that are not assets of the trust fund formed by the GMACCM C2 PSA, which will be held by the GS 2004-C1 Trustee and the trustee under the pooling and servicing agreement for this transaction.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans in the trust, in trust for the benefit of the series 2004-GG1 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the fiscal agent, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     If, as provided in the pooling and servicing agreement--

     o any of the above-described documents required to be delivered by the applicable Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2004-GG1 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o    the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee will be required to submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above (other than with respect to the Non-Serviced Loan Groups). Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, each of the Mortgage Loan Sellers will make with respect to each mortgage loan sold by it that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies as set forth and subject to the exceptions described in the related mortgage loan purchase agreement:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the pooling and servicing agreement is true and accurate in all material respects as of the cut-off date and contains all information required by the pooling and servicing agreement to be contained therein.

     o Prior to the sale of the mortgage loan to the depositor, the Mortgage Loan Seller was the owner of such mortgage loan, had good title to it, had full right, power and authority to sell, assign and transfer such mortgage loan and has transferred such mortgage loan free and clear of any and all liens, pledges and security interests of any nature encumbering such mortgage loan other than with respect to loans in a split loan structure, the applicable companion loans.

     o As of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.

     o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged property), and there is no requirement for future advances.

     o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, redemption, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the benefits provided by the subject agreement or instrument.

     o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged property, except for Permitted Encumbrances and, with respect to mortgage loans with a split loan structure, the applicable companion loan. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged property or the current ability of the related mortgaged property to pay its obligations under the subject mortgage loan when they become due (other than a balloon payment, which would require a refinancing).

     o Subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.

     o The assignment of each related mortgage instrument in favor of the trustee (or in the case of a Non-Serviced Trust Loan, the assignment in favor of the current holder of the mortgage) constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.

     o All real estate taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.

     o To the actual knowledge of the Mortgage Loan Seller, there is no proceeding pending for total or partial condemnation of each related mortgaged property that materially affects its value, and each related mortgaged property was free of material damage.

     o To the actual knowledge of the Mortgage Loan Seller, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged property.

     o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.

     o The related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     If, as provided in the pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by the applicable Mortgage Loan Seller, and

     o that breach materially and adversely affects the value of the mortgage loan, the related mortgaged property or the interests of the series 2004-GG1 certificateholders in the subject mortgage loan, then that breach will be a material breach as to which the trust will have the rights against the applicable Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by the applicable Mortgage Loan Seller with respect to any of the mortgage loans sold by it, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any mortgage loan sold by it, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then the applicable Mortgage Loan Seller, as applicable, will be required either:

     o to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o to repurchase the affected mortgage loan at a price generally equal to the sum of--

          1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

          2. all unpaid interest, other than Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

          3. all unreimbursed servicing advances relating to that mortgage loan, plus

          4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

          5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees (including all unpaid workout fees and liquidation fees due to the special servicer) and other Additional Trust Fund Expenses related to that mortgage loan, plus

          6. if the affected mortgage loan is not repurchased by the mortgage loan seller within the applicable cure period (generally 90 days after discovery by or notice to the applicable mortgage loan seller of such breach or defect, plus, in certain cases, an additional 90 days as described in the next paragraph), a liquidation fee in connection with such repurchase (to the extent such fee is payable under the terms of the pooling and servicing agreement).

     The time period within which the applicable Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the applicable Mortgage Loan Seller is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, and if the cross-collateralization can be terminated without any adverse tax consequence for the trust, then the applicable Mortgage Loan Seller will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o    the repurchase remedy.

     The cure/repurchase obligations described above will constitute the sole remedy available to the series 2004-GG1 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust. None of the depositor, the underwriters, the master servicer, the special servicer, the trustee, the fiscal agent, any other Mortgage Loan Seller nor any other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect if the applicable Mortgage Loan Seller defaults on its obligations to do so. There can be no assurance that the applicable Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so. If the breach or defect relates to a Jointly Originated Loan, each of GSMC and Commerzbank will be obligated to take these remedial actions only with respect to the portion of the Jointly Originated Loan sold by it (50% in the case of GSMC and 50% in the case of Commerzbank). Therefore, it is possible that under certain circumstances only one of those two Mortgage Loan Sellers will repurchase or otherwise comply with the foregoing obligations.

THE MORTGAGE LOAN SELLERS AND ORIGINATORS

     The Mortgage Loan Sellers are Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage Company, and Commerzbank AG, New York Branch. The information set forth in this prospectus supplement concerning each Mortgage Loan Seller has been provided by that Mortgage Loan Seller, and neither the depositor nor the underwriters nor any other Mortgage Loan Seller make any representation or warranty as to the accuracy or completeness of that information.

     o Greenwich Capital Financial Products, Inc., a Delaware corporation, is an affiliate of the depositor and Greenwich Capital Markets, Inc., one of the underwriters. Greenwich Capital Financial Products, Inc. engages in the business of originating, financing and acquiring commercial and residential mortgage loans and other receivables. The principal offices of Greenwich Capital Financial Products, Inc. are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Its telephone number is (203) 625-2700.

     o Goldman Sachs Mortgage Company, a New York limited partnership, is an affiliate of Goldman, Sachs & Co., one of the underwriters, and Archon Financial L.P., one of the originators. Goldman Sachs Mortgage Company engages primarily in the business of acquiring and depositing mortgage assets in trusts in exchange for certificates evidencing interests in such trusts and selling or otherwise distributing such certificates. All of the mortgage loans sold by GSMC to the depositor were originated by Archon Financial, L.P., an affiliate of GSMC, other than the WaMu Loans which were originated by Washington Mutual Bank, FA and the Jointly Originated Loans which were jointly originated by Commerzbank and Archon. The principal offices of Goldman Sachs Mortgage Company are located at 85 Broad Street, New York, New York 10004. Its telephone number is (212) 902-1000.

     o Archon Financial, L.P., a Delaware limited partnership, is an affiliate of Goldman Sachs Mortgage Company, one of the loan sellers, and Goldman, Sachs & Co., one of the underwriters. The Water Tower Place Loan Group and the mortgage loans identified on Annex A to this prospectus supplement as Deerbrook Mall and Southland Mall were jointly originated by Archon and Commerzbank AG, and Archon sold its portion to Goldman Sachs Mortgage Company. The mortgage loans originated by Archon were sold to GSMC. The principal offices of Archon are located at 600 East Las Colinas Boulevard, Suite 450, Irving, Texas 75039. Its telephone number is (972) 501-3900.

     o Commerzbank AG, New York Branch, the New York branch of Commerzbank Aktiengesellschaft ("Commerzbank AG"). Commerzbank AG is a German private-sector bank which conducts extensive banking business in the United States, concentrating primarily in corporate lending, real estate finance, letter of credit and banker's acceptance facilities, syndicated loan transactions and treasury operations including foreign exchange transactions. The Water Tower Place Loan Group, and the mortgage loans identified on Annex A to this prospectus supplement as Deerbrook Mall and Southland Mall were jointly originated by Commerzbank AG and Archon Financial, L.P. The principal offices of Commerzbank AG are located at 2 World Financial Center, 34th Floor, New York, New York 10281. Its telephone number is (212) 266-7200.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the Mortgage Pool is based upon the Mortgage Pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the Mortgage Pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the Mortgage Pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the Mortgage Pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the Mortgage Pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans included in the trust described in this prospectus supplement, may vary, and the actual Initial Mortgage Pool Balance may be as much as 5% larger or smaller than the Initial Mortgage Pool Balance specified in this prospectus supplement.

     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the Mortgage Pool, that removal or addition will be noted in that current report on Form 8-K.

               SERVICING UNDER THE POOLING AND SERVICING AGREEMENT

GENERAL

     The pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the Non-Serviced Trust Loans (i.e., the Wells Fargo Tower Trust Loans, the Water Tower Place Trust Loan, the 237 Park Avenue Trust Loan, the 5 Houston Center Trust Loan, the DDR Portfolio Trust Loan and the 1801 K Street Trust Loan)) as well as the servicing and administration of the Companion Loans (other than the Non-Serviced Companion Loans), and any REO Properties acquired by the trust as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The pooling and servicing agreement provides that, except for the Non-Serviced Loan Groups, the master servicer and the special servicer must each service and administer the mortgage loans and the Companion Loans and any REO Properties in the trust, directly or through sub-servicers, in accordance with--

     o    any and all applicable laws,

     o the express terms of the pooling and servicing agreement and, in the case of the Loan Groups, the related co-lender agreement,

     o    the express terms of the subject mortgage loans, and

     o    to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each mortgage loan and the Companion Loans (other than the Non-Serviced Loan Groups)--

     o    as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan and each Companion Loan (other than the Non-Serviced Loan Groups) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust.

     Despite the foregoing, the pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans. Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan (other than a Non-Serviced Loan Group) to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of any Loan Group (other than a Non-Serviced Loan Group), the occurrence of a Servicing Transfer Event with respect to any mortgage loan in the Loan Group will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loans in the Loan Group.

     With respect to each Non-Serviced Loan Group, the Non-Serviced Loan Groups are being serviced and administered in accordance with the related Pari Passu PSA (and all decisions, consents, waivers, approvals and other actions on the part of the holders of the Non-Serviced Loan Group will be effected in accordance with the related Pari Passu PSA and related intercreditor agreements). Consequently, the servicing provisions set forth in this prospectus supplement and the administration of accounts will not be applicable to any Non-Serviced Loan Group, but instead the servicing and administration of the Non-Serviced Loan Group will be governed by the related Pari Passu PSA.

     Each Pari Passu PSA provides for servicing transfer events that are similar but not identical to those set forth in this prospectus supplement. Upon the occurrence of a servicing transfer event under the related Pari Passu PSA, servicing of the related Non-Serviced Trust Loan and its related Non-Serviced Companion Loan(s) will be transferred to the related special servicer.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as any mortgage loan that is part of a Loan Group is included in the trust (other than the Non-Serviced Loan Groups), the related Companion Loan will be serviced and administered under the pooling and servicing agreement generally as if it was a mortgage loan included in the trust (other than in the case of the 510 Glenwood Loan Group, Sunrise Mesa MHP Loan Group, Mountain Lodge Apartments Loan Group, Palisades I Office Building Loan Group and Berryland Shopping Center Loan Group, for which a separate servicer of the related subordinated Companion Loan will collect the related monthly payment from the borrower).

THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the pooling and servicing agreement. Wachovia Bank is a wholly owned subsidiary of Wachovia Corporation. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075. Wachovia Bank is also the master servicer under the GCCFC C2 PSA, which governs the servicing of the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group.

     As of December 31, 2003, Wachovia and its affiliates were responsible for master or primary servicing approximately 10,015 commercial and multifamily loans, totaling approximately $88.6 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the pooling and servicing agreement, the series 2004-GG1 certificates, the mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation ("LNR"), will initially be appointed as special servicer of the Mortgage Loans. The principal executive offices of the special servicer are located at 1601 Washington Avenue, Miami Beach, Florida, 33139, and its telephone number is (305) 695-5600. LNR, its subsidiaries and affiliates are involved in the real estate investment, finance and management business and engage principally in (i) acquiring, developing, repositioning, managing and selling commercial and multi-family residential real estate properties, (ii) investing in high-yielding real estate loans, and (iii) investing in, and managing as special servicer, unrated and non-investment grade rated commercial mortgage-backed securities.

     The special servicer and its affiliates have regional offices located across the country in Florida, Georgia, Oregon and California and in Europe in London, England and Paris, France. As of November 30, 2003, the Special Servicer and its affiliates were managing a portfolio which included an original count of 15,200 assets in most states across the country and in Europe with an original face value of over $101 billion, most of which are commercial real estate assets. Included in this managed portfolio are $99 billion of commercial real estate assets representing 112 securitization transactions, for which the special servicer acts as special servicer. The special servicer and its affiliates own and are in the business of acquiring assets similar in type to the assets of the trust. Accordingly, the assets of the special servicer and its affiliates may, depending upon the particular circumstances including the nature and location of such assets, compete with the mortgaged properties for tenants, purchasers, financing and so forth.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     As described in this prospectus supplement under "Replacement of the Special Servicer," with respect to each Loan Group, the holder of certain of the Companion Loans will have certain rights to terminate an existing special servicer with respect to the related Loan Group. Accordingly, certain of the mortgage loans could have a different special servicer than the rest of the mortgage loans.

     Lennar Partners, Inc. is also the special servicer under the GCCFC C2 PSA, which governs the special servicing of the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group, and the GMACCM C3 PSA, which governs the special servicing of the Water Tower Place Loan Group and the 5 Houston Center Loan Group.

SERVICING OF THE NON-SERVICED LOAN GROUPS

     Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group. The Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group and any related REO property are being serviced under the GCCFC C2 PSA. The GCCFC C2 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GCCFC C2 PSA are generally similar to the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o The GCCFC C2 Master Servicer and the GCCFC C2 Special Servicer will be Wachovia Bank, National Association and Lennar Partners, Inc., respectively, with respect to the servicing of the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group.

     o The GCCFC C2 Trustee will be the mortgagee of record for the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement for this transaction will have no obligation or authority to supervise the GCCFC C2 Master Servicer, the GCCFC C2 Special Servicer, the GCCFC C2 Trustee or the GCCFC C2 Fiscal Agent or to make advances with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group (except to the limited extent described below). The obligation of the master servicer to provide information and collections to the trustee and the series 2004-GG1 certificateholders with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group will be dependent on its receipt of the corresponding information and collections from the GCCFC C2 Master Servicer or the GCCFC C2 Special Servicer.

     o Pursuant to the GCCFC C2 PSA, the workout fees and liquidation fees with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group will be generally the same as under the pooling and servicing agreement for this transaction.

     o The GCCFC C2 Master Servicer will make advances and remit collections on the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group to or on behalf of the trust.

     o The master servicer will be required to make P&I advances with respect to the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan and the 1801 K Street Trust Loan that the GCCFC C2 Master Servicer is required but fails to make, unless the GCCFC C2 Master Servicer or the master servicer has determined that such advance would not be recoverable from collections on the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan or the 1801 K Street Trust Loan, as applicable.

     Water Tower Place Loan Group and the 5 Houston Center Loan Group. The Water Tower Place Loan Group and the 5 Houston Center Loan Group and any related REO property are being serviced under the GMACCM C3 PSA. The GMACCM C3 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM C3 PSA are generally similar to, but not identical to the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o The GMACCM C3 Master Servicer and GMACCM C3 Special Servicer, will be GMAC Commercial Mortgage Corporation and Lennar Partners, Inc., respectively, with respect to the servicing of the Water Tower Place Loan Group and the 5 Houston Center Loan Group.

     o The GMACCM C3 Trustee will be the mortgagee of record for the Water Tower Place Loan Group and the 5 Houston Center Loan Group.

     o The master servicer, the special servicer, the trustee or the fiscal agent under the pooling and servicing agreement will have no obligation or authority to supervise the GMACCM C3 Master Servicer, the GMACCM C3 Special Servicer or the GMACCM C3 Trustee or to make servicing advances with respect to the Water Tower Place Loan Group or the 5 Houston Center Loan Group. The obligation of the master servicer and the special servicer to provide information to the trustee and the series 2004-GG1 certificateholders with respect to the Water Tower Place Loan Group or the 5 Houston Center Loan Group, as applicable, will be dependent on their receipt of the corresponding information from the GMACCM C3 Master Servicer or the GMACCM C3 Special Servicer, as applicable.

     o The GMACCM C3 Master Servicer will make servicing advances and remit collections on the Water Tower Place Loan Group and the 5 Houston Center Loan Group to or on behalf of the trust, but will not make P&I advances.

     o The master servicer will be required to make P&I advances on the Water Tower Place Trust Loan and the 5 Houston Center Trust Loan, unless it (or the special servicer) has determined that such advances would not be recoverable from collections on the related Trust Loan. If the master servicer is an S&P approved servicer and a Moody's approved master servicer, the GMACCM C3 Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the Water Tower Place Trust Loan or 5 Houston Center Trust Loan is nonrecoverable.

     o Pursuant to the GMACCM C3 PSA, the workout fee and liquidation fee with respect to the Water Tower Place Loan Group will be 1.0% and 1.0%, respectively.

     o With respect to the Water Tower Place Loan Group, the controlling classes of the certificates issued by the GMACCM C3 Trust, the controlling class of the certificates issued by the GS 2004-C1 Trust and the majority certificateholder of the controlling class for this transaction will be able to withhold their approval to certain proposed actions to be taken by the GMACCM C3 Master Servicer or the GMACCM C3 Special Servicer. See "--The Directing Holders" below in this prospectus supplement. If there is a disagreement among the controlling classes of these trusts, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes.

     o With respect to the 5 Houston Center Loan Group, the controlling classes of the certificates issued by the GMACCM C3 Trust and the majority certificateholder of the controlling class for this transaction will be able to withhold their approval to proposed actions to be taken by the GMACCM C3 Master Servicer or the GMACCM C3 Special Servicer. If there is a disagreement among the controlling classes of these trusts, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes.

     o With respect to the Water Tower Place Loan Group, the GMACCM C3 Special Servicer may be removed as special servicer at any time, with or without cause, but only with the consent of the majority holder of the controlling class of the GMACCM C3 Trust, the majority holder of the controlling class of the certificates issued by the GS 2004-C1 Trust and the majority holder of the controlling class of this trust who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization.

     o With respect to the 5 Houston Center Loan Group, the GMACCM C3 Special Servicer may be removed as special servicer at any time, with or without cause, but only with the consent of the controlling class of the trust, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization which includes a mortgage loan in the related Loan Group.

     See "--Servicing Advances--Non-Serviced Loan Groups" and "--Fair Value Option--Non-Serviced Loan Groups" below in this prospectus supplement.

     Servicing of the DDR Portfolio Loan Group. The DDR Portfolio Loan Group and any related REO property are being serviced under the GMACCM C2 PSA. The GMACCM C2 PSA provides for servicing in a manner acceptable for rated transactions similar in nature to this securitization. The servicing arrangements under the GMACCM C2 PSA are generally similar to, but not identical to the servicing arrangements under the pooling and servicing agreement for this transaction.

     In that regard:

     o GMAC Commercial Mortgage Corporation will be the GMACCM C2 Master Servicer and GMACCM C2 Special Servicer with respect to the servicing of the DDR Portfolio Loan Group.

     o The GMACCM C2 Trustee will be the mortgagee of record for the DDR Portfolio Loan Group.

     o The master servicer, the special servicer or the trustee under the pooling and servicing agreement will have no obligation or authority to supervise the GMACCM C2 Master Servicer, the GMACCM C2 Special Servicer or the GMACCM C2 Trustee or to make servicing advances with respect to the DDR Portfolio Loan Group. The obligation of the master servicer and the special servicer to provide information to the trustee and the series 2004-GG1 certificateholders with respect to the DDR Portfolio Loan Group will be dependent on their receipt of the corresponding information from the GMACCM C2 Master Servicer or the GMACCM C2 Special Servicer, as applicable.

     o The GMACCM C2 Master Servicer will make servicing advances and remit collections on the DDR Portfolio Loan Group to or on behalf of the trust, but will not make P&I advances.

     o The master servicer will be required to make P&I advances on the DDR Portfolio Trust Loan, unless it (or the special servicer) has determined that such advances would not be recoverable from collections on the DDR Portfolio Trust Loan. If the master servicer is an S&P approved servicer and a Moody's approved master servicer, the GMACCM C2 Master Servicer may also rely on a determination by the master servicer that a P&I advance with respect to the DDR Portfolio Trust Loan is nonrecoverable.

     o Pursuant to the GMACCM C2 PSA, the workout fee and liquidation fee with respect to the DDR Portfolio Loan Group will be 1.0% and 1.0%, respectively.

     o The majority certificateholder of the controlling class of the certificates issued by the GMACCM C2 Trust, the majority certificateholder of the controlling class of the certificates issued by the GS 2004-C1 Trust and the majority certificateholder of the controlling class for this transaction will be able to withhold their approval to proposed actions to be taken by the GMACCM C2 Master Servicer or the GMACCM C2 Special Servicer with respect to the DDR Portfolio Loan Group. If there is a disagreement among the controlling classes of these trusts, a third party operating advisor will be entitled to choose the course of action from those presented by those controlling classes.

     o The GMACCM C2 Special Servicer may be removed as special servicer for the DDR Portfolio Loan Group at any time, with or without cause, but only with the consent of the majority holder of the controlling class of the GMACCM C2 Trust, the majority holder of the controlling class of the certificates issued by the GS 2004-C1 Trust and the majority holder of the controlling class of the trust who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust, including each such mortgage loan--

     o    that is a Non-Serviced Trust Loan;

     o    that is being specially serviced;

     o as to which the corresponding mortgaged property has become an REO Property; or

     o    that has been defeased.

     In the case of each mortgage loan in the trust, the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The Master Servicer will also be entitled to a primary servicing fee with respect to each Companion Loan (excluding the Non-Serviced Companion Loans), however, such amounts will only be payable out of funds received in respect of such Companion Loans and will not be obligations of the Trust.

     The master servicing fee rate will vary on a loan-by-loan basis and ranges from 0.02% per annum to 0.09% per annum. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. See the administrative fee rate, which includes the master servicing fee rate and the trustee fee rate, stated on Annex A under the column heading "Administrative Fee Rate."

     The 237 Park Avenue Trust Loan, the 1801 K Street Trust Loan and the Wells Fargo Tower Trust Loan will be serviced by the GCCFC C2 Master Servicer under the GCCFC C2 PSA. Aside from the master servicing fee payable to the master servicer by the trust at a master servicing fee rate of 0.01% per annum, a primary servicing fee will be payable to the GCCFC C2 Master Servicer by the trust at a rate of 0.01% per annum.

     The Water Tower Place Trust Loan and the 5 Houston Center Trust Loan will be serviced by the GMACCM C3 Master Servicer under the GMACCM C3 PSA. Aside from the master servicing fee payable to the master servicer by the trust at a master servicing fee rate of 0.01% per annum, a primary servicing fee will be payable to the GMACCM C3 Master Servicer by the trust at a rate of 0.01% per annum.

     The DDR Portfolio Trust Loan will be serviced by the GMACCM C2 Master Servicer under the GMACCM C2 PSA. Aside from the master servicing fee payable to the master servicer by the trust at a master servicing fee rate of 0.01% per annum, a primary servicing fee will be payable to the GMACCM C2 Master Servicer by the trust at a rate of 0.03% per annum.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire Mortgage Pool.

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans included in the trust will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan included in the trust during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to the subject mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to the subject mortgage loan since the date of initial issuance of the series 2004-GG1 certificates.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Prepayment Interest Shortfalls. The pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the trust during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o    the total amount of those Prepayment Interest Shortfalls, and

     o with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.01% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2004-GG1 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the Mortgage Pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2004-GG1 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage loans and the Companion Loans will be--

     o    the special servicing fee,

     o    the workout fee, and

     o    the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Groups)--

     o    that is being specially serviced, or

     o as to which the corresponding mortgaged property has become an REO Property.

     In the case of each mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o    accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each mortgage loan and each Companion Loan (excluding the Non-Serviced Loan Groups) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o    interest, other than Default Interest,

     o    principal, and

     o    prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each mortgage loan and Companion Loan that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. In the event that (i) the special servicer has been terminated or resigns, and (ii) prior to such termination or resignation, a specially serviced mortgage loan was liquidated or modified pursuant to a plan of action submitted by the initial special servicer and approved (or deemed approved) by the directing holder, then in that event the special servicer will be paid the related workout fee or liquidation fee, as applicable. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2004-GG1 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to (i) each specially serviced mortgage loan and Companion Loan (excluding the Non-Serviced Loan Groups) for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph and (ii) each specially serviced mortgage loan that was repurchased by the applicable mortgage loan seller, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by the applicable Mortgage Loan Seller due to a breach of representation or warranty or for defective or deficient mortgage loan documentation within 90 days of the discovery by or notice to the applicable Mortgage Loan Seller of such breach, defect or omission, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement. If the applicable Mortgage Loan Seller is entitled to an additional 90 days to repurchase a mortgage loan, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement, no liquidation fee will be payable during that additional 90-day period;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of a fair value purchase option, as described under "--Fair Value Option" below;

     o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement within 60 days after the purchase right is first exercisable;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, a mortgage loan seller, the special servicer, any certificateholder(s) of the series 2004-GG1 controlling class or the master servicer in connection with the termination of the trust or the exchange by a sole remaining series 2004-GG1 certificateholder for the remaining mortgage loans in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement; or

     o the purchase of any mortgage loan that is part of a Loan Group by the holder of a related Companion Loan (or in the case of the 111 Eighth Avenue Loan Group by either the holders of a majority of the class OEA-B certificates or the holder of the 111 Eighth Avenue Junior Companion Loan) as described under "Description of the Mortgage Pool--Split Loan Structure" above in this prospectus supplement and within the period specified in such intercreditor agreement or co-lender agreement.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2004-GG1 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the mortgage loans will be paid to, and allocated between, the master servicer and the special servicer in accordance with the pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to a particular mortgage loan during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to the subject mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to the subject mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest collected with respect to the subject mortgage loan, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to the subject mortgage loan since the date of issuance of the series 2004-GG1 certificates.

     Some or all of the items referred to in the prior paragraph that are collected in respect of any Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the pooling and servicing agreement.

     Payment of Expenses. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the pooling and servicing agreement.

     Servicing Advances.

     Serviced Loans. Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan and any Companion Loan under the pooling and servicing agreement (excluding the Non-Serviced Loan Groups), if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

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     If the master servicer or the special servicer is required under the pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     The pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance or in the judgment of the special servicer (exercised in accordance with the Servicing Standard), would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged properties securing a mortgage loan. In addition, the pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2004-GG1 certificateholders and, if the subject specially serviced asset is a Loan Group (other than a Non-Serviced Loan Group), the holder of the related Companion Loan, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan in that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     If any of the master servicer, the special servicer, the trustee or the fiscal agent makes a servicing advance in respect of the 111 Eighth Avenue Loan Group that is not recoverable from amounts collected on the 111 Eighth Avenue Loan Group, the master servicer, the special servicer, trustee and fiscal agent will be reimbursed out of general collections on all mortgage loans in the trust. See "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement.

     Non-Serviced Loan Groups. None of the master servicer, the special servicer, the trustee, or the fiscal agent will be required to make any servicing advances with respect to the Non-Serviced Loan Groups.

     Servicing advances in the case of the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group or the 1801 K Street Loan Group will be made by the GCCFC C2 Master Servicer, GCCFC C2 Special Servicer,

GCCFC C2 Trustee or the GCCFC C2 Fiscal Agent in accordance with the GCCFC C2 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group or the 1801 K Street Loan Group under the GCCFC C2 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the GCCFC C2 PSA, including in the event that the GCCFC C2 Master Servicer, GCCFC C2 Special Servicer, GCCFC C2 Trustee or GCCFC C2 Fiscal Agent has made a servicing advance on the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group or the 1801 K Street Loan Group that it subsequently determines is not recoverable from expected collections on the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group or the 1801 K Street Loan Group, from general collections on all mortgage loans in this trust (up to the Wells Fargo Tower Trust Loan's, the 237 Park Avenue Trust Loan's or the 1801 K Street Trust Loan's proportionate share of such advance, or if such amount together with amounts available in the GCCFC C2 Trust is insufficient to reimburse the party that made such advance then up to the full amount of such advance and interest thereon).

     Servicing advances in the case of the Water Tower Place Loan Group and the 5 Houston Center Loan Group will be made by the GMACCM C3 Master Servicer, GMACCM C3 Trustee or GMACCM C3 Fiscal Agent in accordance with the GMACCM C3 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the Water Tower Place Loan Group or the 5 Houston Center Loan Group under the GMACCM C3 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the GMACCM C3 PSA, including in the event that the GMACCM C3 Master Servicer, GMACCM C3 Trustee or GMACCM Fiscal Agent has made a servicing advance on the Water Tower Place Loan Group or the 5 Houston Center Loan Group that it subsequently determines is not recoverable from expected collections on the Water Tower Place Loan Group or the 5 Houston Center Loan Group, as applicable.

     Servicing advances in the case of the DDR Portfolio Loan Group will be made by the GMACCM C2 Master Servicer or GMACCM C2 Trustee in accordance with the GMACCM C2 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If any servicing advances are made with respect to the DDR Portfolio Loan Group under the GMACCM C2 PSA, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the GMACCM C2 PSA, including in the event that the GMACCM C2 Master Servicer or GMACCM C2 Trustee has made a servicing advance on the DDR Portfolio Loan Group that it subsequently determines is not recoverable from expected collections on the DDR Portfolio Loan Group.

THE DIRECTING HOLDERS

     General.  The directing holder will be as follows:

     o Non-Split Loans. With respect to the mortgage loans that are not part of a Loan Group, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates.

     o Split Loans - Tier 1. With respect to the Loan Group secured by the 111 Eighth Avenue property, which has multiple senior pari passu mortgage loans and has two subordinate mortgage loans, for so long as a control appraisal event does not exist, the directing holder will be both the holder of the 111 Eighth Avenue Junior Companion Loan and the holder of the majority interest in the class OEA-B certificates, and while a control appraisal event does exist, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates. For so long as a control appraisal event has not occurred, if the two directing holders are unable to agree with respect to any course of action, a third party operating advisor will make a final determination with respect to the proposed course of action (which could result in a delay in the special servicer taking certain actions). For purposes of this paragraph, a "control appraisal event" will exist, if and for so long as the aggregate initial balance of the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of an amount equal to the aggregate initial principal balance of the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan.

     o Split Loans - Tier 2. With respect to the Loan Groups secured by the 660 Madison Avenue property, Davies Pacific Center property and Sycamore Mineral Springs Resort property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates. Although the holder of the applicable subordinate non-trust mortgage loan will not be the directing holder, for so long as a control appraisal event does not exist, it will have non-binding consultation rights with respect to various matters affecting that mortgage loan. For purposes of this paragraph, a "control appraisal event" will exist if and for so long as the initial balance of the applicable non-trust subordinate mortgage loan, less principal payments, appraisal reduction amounts and (without duplication) realized losses allocated thereto is less than 25% of the initial principal balance of such subordinate non-trust mortgage loans.

     o Split Loans - Tier 3. With respect to the Loan Groups secured by the 510 Glenwood property, Sunrise Mesa MHP property, Mountain Lodge Apartments property, the Palisades I Office Building and Berryland Shopping Center property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates.

     o    Split Loans - Pari Passu:

          o With respect to the Loan Group secured by the Wells Fargo Tower property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates, subject to the non-binding consultation rights of the holder of the pari passu Companion Loans, which rights will be exercised by the holders of certificates representing a majority interest in a designated controlling class of the various trusts into which the Wells Fargo Tower Pari Passu Companion Loans were deposited (i.e., Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2, GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 and Morgan Stanley Capital I Trust 2004-HQ3, Commercial Mortgage Pass-Through Certificates, Series HQ3).

          o With respect to the Loan Group secured by the Water Tower Place property, the directing holder will collectively be (i) the holder of certificates representing a majority interest in a designated controlling class of the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3, (ii) the holder of the certificates representing a majority interest in a designated controlling class of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and (iii) the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates. In the event that such holders are unable to agree with respect to any course of action, a third party operating advisor will make a final determination with respect to the proposed course of action.

          o With respect to the Loan Group secured by the 237 Park Avenue property, the directing holder will be, collectively, the holders of a majority of the interests in the Loan Group (which, with respect to the pari passu mortgage included in the trust will be exercised by the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates and, with respect to the other pari passu mortgage loans that are not included in the trust, will be exercised by
               (i) the holder of certificates representing majority interest in a designated controlling class of the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2, (ii) the holders of Certificates representing a majority interest in a designated controlling class of the GS Mortgage Securities Corporation II Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and (iii) the holder of the remaining mortgage loan in the Loan Group or, if such mortgage loan is put into a securitization, the controlling class of such securitization).

          o With respect to the Loan Group secured by the 5 Houston Center property, the directing holder will jointly be (i) the holder of certificates representing a majority interest in a designated controlling class of the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3 and (ii) the holders of certificates representing a majority interest in a designated controlling class of Series 2004-GG1 certificates. In the event that such holders are unable to agree with respect to any course of action, a third party operating advisor will make a final determination with respect to the proposed course of action; provided that any determination to replace the special servicer for the mortgage loan secured by the 5 Houston Center property will be made by the holders of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates.

          o With respect to the mortgage loan secured by the DDR Portfolio property, the directing holder will collectively be (i) the holder of certificates representing a majority interest in a designated controlling class of the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2, (ii) the holders of certificates representing a majority interest in a designated controlling class of the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1, and (iii) the holders of certificates representing a majority interest in a designated controlling class of Series 2004-GG1 certificates. In the event that such holders are unable to agree with respect to any course of action, a third party operating advisor will make a final determination with respect to the proposed course of action.

          o With respect to the Loan Group secured by the 1801 K Street property, the directing holder will be the holder of certificates representing a majority interest in a designated controlling class of the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2, subject to the non-binding consultation rights of the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates.

     The pooling and servicing agreement provides that a directing holder may appoint a representative to exercise the rights of the directing holder. The directing holder (or its representative) with respect to any Loan Group will have the right to advise and approve certain actions of the master servicer or the special servicer, as applicable, only as they relate to the related Loan Group and any rights to replace the special servicer will be limited to the related Loan Group.

     Series 2004-GG1 Controlling Class. As of any date of determination, the controlling class of series 2004-GG1 certificateholders will be the holders of the most subordinate class of series 2004-GG1 certificates then outstanding, other than the class OEA-B, class XP, class XC, class R-I and class R-II certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2004-GG1 certificates, exclusive of the class OEA-B, class XP, class XC, class R-I and class R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2004-GG1 certificateholders will be the holders of the most subordinate class of series 2004-GG1 certificates then outstanding, other than the class OEA-B, class XP, class XC, class R-I and class R-II certificates, that has a total principal balance greater than zero. The class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2004-GG1 certificates.

     Rights and Powers of the Directing Holder.

     Serviced Loans. Neither the master servicer nor the special servicer will, in general, be permitted to take any of the following actions with respect to the mortgage loans (excluding the Non-Serviced Loan Groups) as to which the directing holder (or its representative) has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any proposed or actual foreclosure upon or comparable conversion, which may include acquisition as an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a mortgage loan in the trust;

     o any proposed or actual sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest) thereon;

     o any acceptance of a discounted payoff with respect to a mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a mortgage loan or any release of a borrower, other than in accordance with the terms of the mortgage loan (with no material discretion by the mortgagee), or upon satisfaction of the mortgage loan;

     o any acceptance of substitute or additional collateral for a mortgage loan, other than in accordance with the terms of that mortgage loan (with no material discretion by the mortgagee);

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a mortgage loan;

     o any acceptance of an assumption agreement releasing a borrower or a guarantor from liability under a mortgage loan;

     o any acceptance of a change in the property management company, subject to certain thresholds set forth in the pooling and servicing agreement or, if applicable, hotel franchise for any mortgaged real property securing any mortgage loan in the trust;

     o any extension of the maturity date of a mortgage loan, which results in the remaining term of any related ground lease (together with extensions at the sole option of the lender) being less than 10 years beyond the amortization term of such mortgage loan;

     o any determination by the special servicer that a Servicing Transfer Event pursuant to clause (2), (3) or (4) of that definition has occurred; and

     o    any extension of the maturity date of a mortgage loan;

provided that, in the event that the master servicer or the special servicer determines that immediate action is necessary to protect the interests of the certificateholders (as a collective whole) (or, in the case of a Loan Group (other than a Non-Serviced Loan Group), to protect the interests of the certificateholders and the related Companion Loan Holders (as a collective whole)), the master servicer or the special servicer, as applicable, may take any such action without waiting for the directing holder's response.

     In addition, the directing holder (or its representative) may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund that the directing holder (or its representative) may consider advisable or as to which provision is otherwise made in the pooling and servicing agreement.

     No advice, direction or objection given or made by the directing holder (or its representative), as contemplated by either of the two preceding paragraphs, may require or cause the special servicer or master servicer to violate any other provision of the pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's or master servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code.

     Notwithstanding the foregoing--

     o with respect to the 510 Glenwood Loan Group, the Sunrise Mesa MHP Loan Group, the Mountain Lodge Apartments Loan Group, the Palisades I Office Building Loan Group and the Berryland Shopping Center Loan Group, the master servicer or special servicer, as applicable, will be required to obtain the consent of the holder of the related Companion Loan in connection with any modification or amendment that would among other things (i) adversely effect the lien priority, (ii) increase the interest rate or principal amount of the related mortgage, (iii) increase in any material respect any other monetary obligation of the borrower under the loan documents, (iv) decrease, waive or defer interest or the interest rate or the principal amount of the related Companion Loan or release any portion of the related Companion Loan, (v) change the Companion Loan maturity date to a date after the maturity date of the related mortgage loan, or shorten the maturity date of the related mortgage loan, (vi) accept a grant of a security interest in any other collateral for the related mortgage loan unless it also secures the related Companion Loan, (vii) modify the cash management arrangements, (viii) cross-default the related mortgage, (viii) obtain any contingent interest or so called "kicker" measured on cash flow, (ix) release or spread the lien of the related mortgage (other than in connection with repayment or as provided in the loan documents, (x) extend the lockout period or impose additional prepayment premiums or yield maintenance charges; provided that no such consent will be required if the period set forth in the related intercreditor agreement during which the holder of the Companion Loan may purchase the related mortgage loan has expired;

     o with respect to the 660 Madison Avenue Loan Group, Davies Pacific Center Loan Group and the Sycamore Mineral Springs Resort Loan Group, the special servicer will be required to consult, on a non-binding basis, with the holder of the related Companion Loans with respect to actions in connection with the items listed above;

     o with respect to the 111 Eighth Avenue Loan Group, (1) in addition to obtaining the consent of the directing holder in connection with the items listed above, the special servicer will be required to consult, on a non-binding basis, (x) prior to a control appraisal event, with the holder of certificates representing a majority interest in the series 2004-GG1 certificates and each holder of a 111 Eighth Avenue Pari Passu Companion Loan (or if any such Companion Loan is included in a securitization, with the majority interests of the designated controlling class of certificates of such securitization) and (y) after a control appraisal event, with the holder of a majority interest in the class OEA-B certificates and the holder of the 111 Eighth Avenue Junior Companion Loan and (2) the consent of the directing holder will be required for the following additional items: adoption or approval of a bankruptcy or reorganization for the borrower; and approval of a material capital expenditure; and

     o with respect to the Wells Fargo Tower Loan Group, in addition to obtaining the consent of the directing holder in connection with the items listed above, the special servicer will also be required to consult on a non-binding basis, with the holder of certificates representing a majority interest in the designated controlling class of the GCCFC C2 Trust, together with the holders of the other Wells Fargo Tower Pari Passu Companion Loans (or if such Companion Loans are included in a securitization, the holders of certificates representing a majority interest in a designated controlling class of such securitization).

     Non-Serviced Loan Groups. The rights of the directing holder with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group, as set forth in the GCCFC C2 PSA, are substantially similar to the rights described above (excluding the rights described in the last five bullet points in the first paragraph under "--Serviced Loans" above).

     The rights of the directing holder with respect to the Water Tower Place Loan Group and the 5 Houston Center Loan Group, as set forth in the GMACCM C3 PSA and the related intercreditor agreements, are substantially similar to the rights described above except that the approval rights granted to the directing holders are generally as follows:

     o any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing a specially serviced mortgage loans as comes into and continues in default;

     o any modification or waiver of any term of the related loan documents of the Water Place Loan Group or 5 Houston Center Loan Group, as applicable, that relates to the maturity date, the mortgage rate, the stated principal balance, amortization term or payment frequency thereof or any provision requiring the payment of a prepayment premium, other than a modification consisting of the extension of the maturity date of the Water Place Loan Group or 5 Houston Center Loan Group, as applicable, for one year or less;

     o any proposed or actual sale of an REO Property (other than in connection with the termination of the GMACCM C3 Trust or pursuant to a fair value purchase option);

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     o    any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     o any acceptance of substitute or additional collateral for the Water Place Loan Group or 5 Houston Center Loan Group, as applicable, unless required by the underlying loan documents;

     o    any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     o any release of any performance or "earn-out" reserves, escrows or letters of credit;

     o any acceptance of a discounted payoff with respect to the Water Place Loan Group or 5 Houston Center Loan Group, as applicable;

     o any release of real property collateral for the Mortgage Loan (other than any release made in connection with the grant of a non-material easement or right-of-way);

     o any determination not to maintain or cause the borrower to maintain for the related Property or REO Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the Water Place Loan Group or 5 Houston Center Loan Group, as applicable;

     o any acceptance of an assumption agreement releasing a borrower from liability under the Water Place Loan Group or 5 Houston Center Loan Group, as applicable; and

     o any change in property manager or with respect to a hospitality loan, any change in franchise.

     The rights of the directing holder with respect to the DDR Portfolio Loan Group, as set forth in the GMACCM C2 PSA and the related intercreditor agreements, are substantially similar to the rights described above except that the approval rights granted to the directing holders are generally as follows:

     o any actual or proposed foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing a specially serviced mortgage loans as comes into and continues in default;

     o any modification or waiver of any term of the related loan documents of the DDR Portfolio Loan Group that relates to the maturity date, the mortgage rate, the stated principal balance, amortization term or payment frequency thereof or any provision requiring the payment of a prepayment premium, other than a modification consisting of the extension of the maturity date of the DDR Portfolio Loan Group for one year or less;

     o any proposed or actual sale of an REO Property (other than in connection with the termination of the GMACCM C3 Trust or pursuant to a fair value purchase option);

     o any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous materials located at an REO Property;

     o any acceptance of substitute or additional collateral for the DDR Portfolio Loan Group unless required by the underlying loan documents;

     o    any waiver of a "due-on-sale" clause or "due-on-encumbrance" clause;

     o any release of any performance or "earn-out" reserves, escrows or letters of credit;

     o any acceptance of an assumption agreement releasing a borrower from liability under the DDR Portfolio Loan Group;

     o any acceptance of a discounted payoff with respect to the DDR Portfolio Loan Group;

     o any determination not to maintain or cause the borrower to maintain for the related property or REO Property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the DDR Portfolio Loan Group; and

     o any change in property manager for the related property or REO Property to the extent required to be approved under the loan documents.

     Limitation on Liability of the Directing Holder. The directing holder and the directing holder's representative will not be liable to the trust or the series 2004-GG1 certificateholders for any action taken, or for refraining from the taking of any action, pursuant to the pooling and servicing agreement, or for errors in judgment. Each series 2004-GG1 certificateholder acknowledges and agrees, by its acceptance of its series 2004-GG1 certificates, that:

     o the directing holder or any directing holder representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2004-GG1 certificates;

     o the directing holder or any directing holder representative may act solely in the interests of the holders of the series 2004-GG1 controlling class or the related Companion Loan or the holders of the class OEA-B certificates, as applicable;

     o the directing holder or any directing holder representative do not have any duties to the holders of any class of series 2004-GG1 certificates (other than the series 2004-GG1 controlling class if the directing holder representative was appointed by such class);

     o the directing holder or any directing holder representative may take actions that favor the interests of the holders of the series 2004-GG1 controlling class or the related Companion Loan or the holders of the class OEA-B certificates, as the case may be, over the interests of the holders of one or more classes of series 2004-GG1 certificates; and

     o the directing holder and any directing holder representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2004-GG1 controlling class or the related Companion Loan or the holders of the class OEA-B certificates, as the case may be, and no series 2004-GG1 certificateholder may take any action whatsoever against the directing holder or any directing holder representative for having so acted.

     In addition, the directing holders of each Non-Serviced Loan Group will have limitations on their liability to the holders of the series 2004-GG1 certificates similar to those described above for the directing holder and its representative.

REPLACEMENT OF THE SPECIAL SERVICER

     The directing holder (or its representative) with respect to any mortgage loan (other than a Non-Serviced Loan Group), other than the mortgage loans identified on Annex A to this prospectus supplement as the 237 Park Avenue mortgage loan and the 111 Eighth Avenue Loan Group, may terminate an existing special servicer without cause, and appoint a successor to any special servicer that has resigned or been terminated. With respect to the 237 Park Avenue mortgage loan, the related directing holder may only terminate an existing special servicer for cause.

     With respect to the 111 Eighth Avenue Loan Group, the holder of certificates representing a majority interest in a designated controlling class of the series 2004-GG1 certificates (whether or not it is the directing holder) will have the right to replace the special servicer without cause; however, if a control appraisal event has not occurred, such replacement as to the 111 Eighth Avenue Loan Group must be approved in writing by both the holder of the 111 Eighth Avenue Junior Companion Loan and the holders of a majority interest in the class OEA-B certificates.

     In addition, if a control appraisal event has not occurred, upon an event of default of the special servicer relating to the 111 Eighth Avenue Loan Group, if the special servicer is not otherwise terminated, either the holder of the 111 Eighth Avenue Junior Companion Loan or the holders of a majority interest in the class OEA-B certificates may terminate the special servicer and replace the special servicer with a special servicer that has been approved in writing by both the holder of the 111 Eighth Avenue Junior Companion Loan and the holders of a majority interest in the class OEA-B certificates. Any replacement special servicer appointed as provided in this paragraph may be replaced as provided in the preceding paragraph.

     If the directing holder with respect to any Loan Group is the holder of a majority interest in the Companion Loan, the related directing holder (or its representative) will have the right to terminate an existing special servicer only with respect to the related Loan Group, and the replaced special servicer will continue to act as special servicer for the other mortgage loans.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

     1. written confirmation from each of S&P, Fitch Ratings and Moody's that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2004-GG1 certificates or any Companion Loan Securities, and

     2. the written agreement of the proposed successor special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed successor special servicer.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by parties that exercised their rights to replace the special servicer.

     The GMACCM C3 Special Servicer may be removed as special servicer for the Water Tower Place Loan Group at any time, with or without cause, but only with the consent of the majority holder of the controlling class of the GMACCM C3 Trust, the majority holder of the controlling class of the GS 2004-C1 Trust and the majority holder of the controlling class of this trust who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the Water Tower Place Loan Group. If the controlling classes or holders are not able to agree on a successor special servicer, a third party operating advisor shall select one of the proposed successor special servicers.

     The GMACCM C3 Special Servicer may be removed as special servicer for the 5 Houston Center Loan Group at any time, with or without cause, but only with the consent of the majority holder of the controlling class of this trust who will appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in either securitization containing a portion of the 5 Houston Center Loan Group.

     The GMACCM C2 Special Servicer may be removed as special servicer for the DDR Portfolio Loan Group at any time, with or without cause, but only with the consent of the majority holder of the controlling class of the GMACCM C2 Trust, the majority holder of the controlling class of the GS 2004-C1 Trust and the controlling class of this trust who will jointly appoint a replacement special servicer, subject to rating agency confirmation that such appointment would not result in the downgrade, withdrawal or qualification of the then current ratings of the certificates issued in any securitization containing a portion of the DDR Portfolio Loan Group. If the controlling classes or holders are not able to agree on a successor special servicer, the third party operating advisor shall select one of the proposed successor special servicers.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Due-on-Sale. Subject to the discussion under "--The Directing Holders" above, the master servicer (with respect to performing loans) or the special servicer (with respect to specially serviced mortgage loans), as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-sale clause to accelerate payment of that mortgage loan. The master servicer or the special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-sale clause, unless--

     o the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2004-GG1 certificates or any Companion Loan Securities, or

     o such mortgage loan (A) represents less than 2% the principal balance of all of the pooled mortgage loans (or, if the aggregate principal balance of all the pooled mortgage loans is less than $100 million, 5%), (B) has a principal balance that is $20 million or less, and (C) is not one of the 10 largest mortgage loans in the pool based on principal balance.

     In addition, with respect to any performing mortgage loan, the master servicer may not waive any rights of the lender or grant consent under any due-on-sale clause unless the master servicer has obtained the consent of the special servicer (whose consent will be subject to the rights of the directing holders as described under "--The Directing Holders").

     Due-on-Encumbrance. Subject to the discussion under "--The Directing Holders" above, the master servicer (with respect to performing loans) or the special servicer (with respect to specially serviced mortgage loans), as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right that the lender under any mortgage loan (other than a Non-Serviced Trust Loan) may have under a due-on-encumbrance clause to accelerate payment of that mortgage loan. The master servicer or the special servicer, as applicable, may not waive any rights of the lender or grant consent under any due-on-encumbrance clause, unless--

     o the master servicer or special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2004-GG1 certificates or any Companion Loan Securities,

     o such mortgage loan (A) represents less than 2% the principal balance of all of the pooled mortgage loans, (B) has a principal balance that is $20 million or less, (C) is not one of the 10 largest mortgage loans in the pool based on principal balance, (D) does not have an aggregate loan-to-value ratio (including existing and proposed additional debt) that is equal to or greater than 85%, and (E) does not have an aggregate debt service coverage ratio (including the debt service on the existing and proposed additional debt) that is equal to or less than 1.2x to 1.0x, or

     o the encumbrance relates to the grant of an easement, right-of-way or similar encumbrance that the special servicer determines will not have a material adverse impact on the value, use or operation of the mortgaged property or the ability of the borrower to perform its obligations under the mortgage loan.

     In addition, with respect to any performing mortgage loan, the master servicer may not waive any rights of the lender or grant consent under any due-on-encumbrance clause unless the master servicer has obtained the consent of the special servicer (whose consent will be subject to the rights of the directing holders as described under "--The Directing Holders").

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In general, except as described below and in certain other limited matters, the master servicer will not be permitted to agree to waive, modify or amend any term of any mortgage loan. The special servicer will generally be responsible for any waivers, modifications or amendments to any mortgage loan documents (other than with respect to Non-Serviced Loan Groups).

     With respect to any mortgage loans (other than the Non-Serviced Loan Groups) that are not specially serviced mortgage loans, the master servicer may, without receiving prior consent of the special servicer or the directing holder, grant waivers of minor covenant defaults (other than financial covenants) including late financial statements and grant other non-material waivers, approvals, consents, modifications or amendments, as more particularly specified in the pooling and servicing agreement; provided that (1) any such modification, waiver or amendment would not in any way affect a payment term of the related mortgage loan other than late charges or default interest, (2) agreeing to such modification, waiver or amendment would be consistent with the Servicing Standard, (3) agreeing to such modification, waiver or amendment will not violate the terms, provisions or limitations of the pooling and servicing agreement and (4) except in connection with certain routine leasing activity, the master servicer will not grant or enter into any subordination, non-disturbance and attornment agreements (or waivers, consents, approvals, amendments or modifications in connection therewith) without the prior written consent of the special servicer.

     Subject to the discussions under "--The Directing Holders" above, the master servicer may extend the maturity date of certain mortgage loans included in the trust having a term of five years or less from origination that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to six months (subject to a limit of two such six-month extensions); provided that a default on a balloon payment with respect to the subject mortgage loan has occurred. After such extensions by the master servicer, the special servicer may, subject to the servicing standard and the discussion under "--The Directing Holders" above, extend the maturity date of such mortgage loans that are not, at the time of such extension, specially serviced mortgage loans, in each case for up to one year (subject to a limit of four such one year extensions); provided that a default on a balloon payment with respect to the subject mortgage loan has occurred

     Neither the master servicer nor the special servicer may agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term (including, with respect to waivers, a term requiring terrorism insurance) of any mortgage loan or Companion Loan (other than a Non-Serviced Loan Group) if that modification, extension, waiver or amendment:

     o    is consistent with the Servicing Standard, and

     o    except under the circumstances described below, will not--

          1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

          2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

          3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

          4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Directing Holders" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that-

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,

     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2004-GG1 certificateholders and, if the mortgage loan is part of a Loan Group (other than a Non-Serviced Loan Group), to the related Companion Loan Holder, as a collective whole, on a present value basis, and

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any loan REMIC or any REMIC created pursuant to the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     In no event, however, will the master servicer or special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o extend the maturity date of any mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     Any modification, extension, waiver or amendment of the payment terms of a mortgage loan that is part of a Loan Group (other than a Non-Serviced Loan Group) will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of that mortgage loan nor the Companion Loan Holder (or in the case of the 111 Eighth Avenue Loan Group, the holders of the class OEA-B certificates or the holder of the 111 Eighth Avenue Junior Companion Loan) gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

     Each of the special servicer and the master servicer will be required to notify the trustee of any modification, extension, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, extension, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.

REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the mortgage loans (other than a Non-Serviced Loan Group), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged property, from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged property, assuming there is more than one mortgaged property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust or with respect to a mortgage loan that is part of a Loan Group (excluding the Non-Serviced Loan Groups), the applicable directing holder (or its representative) will be entitled, at its own expense, to direct the special servicer to obtain a new appraisal that satisfies the criteria for a required appraisal. Upon request of the directing holder, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     With respect to each of the Water Tower Place Loan Group and the 5 Houston Center Loan Group, the GMACCM C3 Special Servicer will be required to calculate an appraisal reduction under the GMACCM C3 PSA upon the earliest of the date the
(i) related mortgage loan is materially modified, (ii) the 90th day following the occurrence of any uncured delinquency in monthly payments with respect to the Loan Group (or the 150th day with respect to a balloon payment for which the borrower has produced a written refinancing commitment in accordance with the terms of the GMACCM C3 PSA), (iii) the date on which a receiver is appointed and continues in such capacity in respect of the property securing the Water Tower Place Loan Group or the 5 Houston Center Loan Group, as applicable, (iv) the 60th day following any bankruptcy or similar proceedings involving a borrower and (v) the date on which the property securing the Water Tower Place Loan Group or the 5 Houston Center Loan Group, as applicable, becomes an REO Property. The appraisal reduction under the GMACCM C3 PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the related Loan Group.

     With respect to the DDR Portfolio Loan Group, the GMACCM C2 Special Servicer will be required to calculate an appraisal reduction under the GMACCM C2 PSA upon the earliest of the date the (i) DDR Portfolio Loan Group is materially modified, (ii) the 90th day following the occurrence of any uncured delinquency in monthly payments with respect to the DDR Portfolio Loan Group (or the 150th day with respect to a balloon payment for which the borrower has produced a written refinancing commitment in accordance with the terms of the GMACCM C2 PSA, (iii) the date on which a receiver is appointed and continues in such capacity in respect of the property securing the DDR Portfolio Loan Group,
(iv) the 60th day following any bankruptcy or similar proceedings involving a borrower and (v) the date on which the property securing the DDR Portfolio Loan Group becomes an REO Property. The appraisal reduction under the GMACCM C2 PSA will generally be calculated in a manner similar to but not identical to that set forth above. The resulting appraisal reductions will be applied pro rata to each mortgage loan in the DDR Portfolio Loan Group.

CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the mortgage loans included in the trust. Payments and collections received in respect of a Companion Loan will not be deposited in the custodial account. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. With respect to the 111 Eighth Avenue Non-Pooled Junior Trust Loan, a separate sub-account will be established for deposit of amounts allocable thereto.

     With respect to each Companion Loan secured by the 510 Glenwood property, the Sunrise Mesa MHP property, the Mountain Lodge Apartments property, the Palisades I Office Building property or the Berryland Shopping Center property, all monthly payments in respect of the Companion Loan will be made directly to the servicer of the related Companion Loan until the occurrence of (i) either the Companion Loan or the related Trust Loan being accelerated, (ii) the occurrence and continuation of a monetary event of default under the Loan Group or (iii) an event of default under the related Loan Group caused by certain insolvency actions. After the occurrence and during the continuation of any of the events listed in the previous sentence, the related servicer of the Companion Loan is required to forward all payments to the master servicer within 1 business day of receipt and the servicer of the Companion Loan is required to cooperate with the related borrower and master servicer to require the borrower under the Companion Loan to make all payments to the master servicer for application pursuant to the related intercreditor agreement.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

     Deposits. Under the pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account (or in the case of payments or collections allocable to the 111 Eighth Avenue Non-Pooled Junior Trust Loan, into the sub-account therefor) within one business day following receipt, in the case of payments and other collections on the mortgage loans included in the trust, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage loans subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o all payments on account of interest on the subject mortgage loans, including Default Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust, the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account (other than the sub-account for the 111 Eighth Avenue Non-Pooled Junior Trust Loan) for any of the following purposes, which are not listed in any order of priority and as are more specifically described in the pooling and servicing agreement:

     1. to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered Certificates--Distribution Account," in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust attributable to the mortgage loans that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

          (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

          (b) payments and other collections received after the end of the related collection period, and

          (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2004-GG1 certificateholders in accordance with any of clauses 3. through 8., below;

     2. to apply amounts held for future distribution on the series 2004-GG1 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee, the master servicer or the special servicer (or any other party that has made such advance), as applicable, for any unreimbursed advances (including interest thereon to the extent not paid pursuant to clause 5. below) made by that party under the pooling and servicing agreement or, with respect to the advances made on a Non-Serviced Trust Loan, under the applicable Pari Passu PSA, which reimbursement is to be made first out of collections on the mortgage loan or REO Property as to which the advance was made and then out of general collections on deposit in the custodial account; see "Description of the Offered Certificates--Reimbursement of Advances" in this prospectus supplement;

     4.   to pay out of general collections on deposit in the custodial account:
          (a) to the master servicer earned and unpaid servicing fees in respect of each mortgage loan and any items of additional servicing compensation on deposit in the custodial account (b) certain servicing expenses that would, if advanced, be nonrecoverable, as discussed under "--Servicing and Other Compensation and Payment of Expenses-- Payment of Expenses; Servicing Advances" above; (c) certain other costs and expenses incurred by the trust that are permitted to be paid out of the custodial account pursuant to the pooling and servicing agreement; (d) to the fiscal agent, the trustee, the master servicer, the special servicer, the depositor or any of their respective members, managers, directors, officers, employees and agents, as the case may be, any of the reimbursements or indemnities to which they are entitled as described under "Description of the

          Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters regarding the Trustee" in the accompanying prospectus; (e) to pay the special servicer earned and unpaid special servicing fees, earned and unpaid workout fees and liquidation fees and any items of additional special servicing compensation on deposit in the custodial account to which it is entitled with respect to any mortgage loan, which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     5. to pay the fiscal agent, the trustee, the master servicer or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan during the collection period in which the advance is reimbursed;

     6. to pay unpaid expenses, other than interest on advances covered by clause 5. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 6., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to the related mortgage loan, to the extent such amounts have not been otherwise applied according to clause 5. above;

     7. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     8.   to withdraw amounts deposited in the custodial account in error; and

     9. to clear and terminate the custodial account upon the termination of the pooling and servicing agreement.

     The master servicer may make withdrawals from the sub-account of the custodial account maintained with respect to the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan, on a pro rata basis, for the same purposes set forth above, but only to the extent that the amounts withdrawn relate to the 111 Eighth Avenue Loan Group. Any fees, expenses, advances or losses with respect to the 111 Eighth Avenue Loan Group will be allocated first, pro rata, to the sub-account for the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan, and then pro rata to funds in the custodial account with respect to the 111 Eighth Avenue Trust Loan and funds held by the master servicer with respect to the 111 Eighth Avenue Pari Passu Companion Loans. To the extent funds in the custodial account with respect to the 111 Eighth Avenue Trust Loan or funds in the sub-account relating to the 111 Eighth Avenue Non-Pooled Junior Trust Loan are insufficient to cover fees, expenses, advances or losses allocated to the 111 Eighth Avenue Trust Loan or 111 Eighth Avenue Non-Pooled Junior Trust Loan, as applicable, funds in the custodial account relating to other mortgage loans may be applied thereto.

     With respect to each Loan Group secured by the 660 Madison Avenue property, the Davies Pacific Center property, the Sycamore Mineral Springs Resort property, the 510 Glenwood property, the Sunrise Mesa MHP property, the Mountain Lodge Apartments property, the Palisades I Office Building property or the Berryland Shopping Center property, the pooling and servicing agreement will provide that a separate account or subaccount be established to receive and apply payments as required pursuant to the related co-lender or intercreditor agreement, as applicable.

     The pooling and servicing agreement will prohibit the application of amounts received on any Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust unless such amounts are identifiable as being solely attributable to such Companion Loans.

MAINTENANCE OF INSURANCE

     The pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups), all insurance coverage as is required under the related mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged property and located in or around the region in which such mortgaged property is located.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to maintain (in the case of the special servicer, with respect any REO property), and shall not cause a mortgagor to be in default with respect to the failure of the related mortgagor to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if, and only if,

     (1) the special servicer has determined in accordance with the Servicing Standard that either:

          (a)  such insurance is not available at any rate, or

          (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the region in which such mortgaged property is located; and

     (2) the directing holder has approved the decision not to require the borrower to maintain terrorism insurance.

     The requirement of the special servicer to obtain the consent of the directing holder will be subject to the following limitations:

     o the special servicer will not be required to obtain the consent of the directing holder if such consent would cause the special servicer to violate the Servicing Standard,

     o the directing holder's consent will be deemed to have been given if it has not responded within five business days of receipt of the special servicer's written recommendation and the information upon which such recommendation is based, and

     o upon the special servicer's determination, consistent with the Servicing Standard, that exigent circumstances do not allow the special servicer to consult with the directing holder, the special servicer will not be required to do so.

     During the period in which the special servicer is evaluating such insurance, the master servicer will not be liable for any loss related to its failure to require the mortgagor to maintain terrorism insurance and will not be in default of its obligations under the pooling and servicing agreement as a result of such failure provided that the master servicer has given prompt notice to the special servicer of its determination that it will not be successful in its efforts to cause the mortgagor to obtain such insurance, along with its determination, and any information in its possession, regarding the availability and cost of such insurance. The special servicer will be required to promptly notify the master servicer of each determination made under the preceding paragraphs.

     Any holder of a certificate that belongs to the series 2004-GG1 controlling class (or in the case of a Loan Group, the holder of the related Companion Note or a majority of the class OEA-B certificates, as the case may be) may request that earthquake insurance be secured for one or more mortgaged properties by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate (including insurance that covers losses arising from acts of terrorism) and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.

FAIR VALUE OPTION

     Serviced Loans. Within five business days after any mortgage loan in the trust (excluding the Non-Serviced Loan Groups) has become a specially serviced mortgage loan as to which an event of default has occurred or is reasonably foreseeable, the special servicer will give notice of that event to, among others, each certificateholder of the series 2004-GG1 controlling class and the trustee. Any single certificateholder or group of certificateholders with a majority interest in the series 2004-GG1 controlling class, the special servicer and any assignees of the foregoing parties will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o    the outstanding principal balance of the mortgage loan,

     o all accrued and unpaid interest on the mortgage loan, other than Default Interest,

     o all unreimbursed servicing advances with respect to the mortgage loan, and

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

     With respect to a Loan Group that consists of two or more pari passu mortgage loans, the party that exercises the foregoing purchase option will only be entitled to purchase the pari passu mortgage loan in the trust.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then a single certificateholder or group of certificateholders with a majority interest in the series 2004-GG1 controlling class will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. The holders of certificates representing a majority of the controlling class will have the exclusive option to purchase any such specially serviced mortgage loan at its fair value price for a period of 60 days after receipt of the notice from the special servicer as described in the first paragraph under "--Fair Value Option." After the expiration of such 60-day period, the special servicer will have the exclusive right to exercise the option to purchase such specially serviced mortgage loan at its fair value price for a 30-day period. If the purchase option is not exercised by the special servicer within such 30-day period, then either holders of certificates representing a majority of the controlling class or the special servicer may exercise such option, subject to the right of first refusal by the holders of certificates representing a majority of the controlling class. The purchase option will revert to the holders of certificates representing a majority of the controlling class.

     Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the first paragraph under "--Fair Value Option" above, the special servicer is required to promptly obtain an appraisal of the related mortgaged property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option--Serviced Loans" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     THERE CAN BE NO ASSURANCE THAT THE SPECIAL SERVICER'S FAIR MARKET VALUE DETERMINATION FOR ANY SPECIALLY SERVICED MORTGAGE LOAN WILL EQUAL THE AMOUNT THAT COULD HAVE ACTUALLY BEEN REALIZED IN AN OPEN BID OR WILL EQUAL OR BE GREATER THAN THE AMOUNT THAT COULD HAVE BEEN REALIZED THROUGH FORECLOSURE OR A WORKOUT OF THE SUBJECT SPECIALLY SERVICED MORTGAGE LOAN.

     If the option to purchase a specially serviced mortgage loan has not been exercised prior to the expiration of 120 days from the special servicer's most recent determination of the fair value price and the special servicer thereafter receives a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price. In connection with such recalculation, the special servicer may obtain an updated appraisal if it determines that market conditions or conditions at the mortgaged property warrant an updated appraisal.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the purchase option has been exercised by an optionholder, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a specially serviced mortgage loan is purchased in the manner set forth above, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard.

     Non-Serviced Loan Groups. With respect to the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan and the 1801 K Street Trust Loan, the special servicer will use the fair value determined by the special servicer under the GCCFC C2 PSA, which generally provides for the same method of fair value determination as the pooling and servicing agreement for this transaction.

     With respect to the Water Tower Place Trust Loan or the 5 Houston Center Trust Loan, the GMACCM C3 Special Servicer will use the fair value method determined by the GMACCM C3 Special Servicer under the

GMACCM C3 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option under the GMACCM C3 PSA will be entitled to purchase the Water Tower Place Loan Group or the 5 Houston Center Loan Group, as applicable, and will be required to purchase (and the trust will be required to sell) the Water Tower Place Trust Loan or the 5 Houston Center Trust Loan, as applicable, from the trust in connection with the exercise of that option.

     With respect to the DDR Portfolio Trust Loan, the GMACCM C2 Special Servicer will use the fair value method determined by the GMACCM C2 Special Servicer under the GMACCM C2 PSA, which generally provides for a similar method of fair value determination as the pooling and servicing agreement for this transaction. The holder of that option under the GMACCM C2 PSA will be entitled to purchase the DDR Portfolio Loan Group, and will be required to purchase (and the trust will be required to sell) the DDR Portfolio Trust Loan from the trust in connection with the exercise of that option.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     With respect to any specially serviced mortgage loan (excluding the Non-Serviced Trust Loans) that has become and continues to be in default and as to which no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The Directing Holders" above, the special servicer may, on behalf of the trust, take any of the following actions:

     o    institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o    obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust, obtain title to a mortgaged property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged property, if, as a result of that action, the trustee, on behalf of the series 2004-GG1 certificateholders and/or the Companion Loan Holder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

          1. The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2004-GG1 certificateholders and, if the subject mortgaged property secures a Loan Group, the related Companion Loan Holder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and

          2. the applicable directing holder representative has not objected to the special servicer's doing so.

in any event as described under "--The Directing Holders--Rights and Powers of the Directing Holder" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged property securing a defaulted mortgage loan serviced under the pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged property. In connection with the foregoing, the special servicer may, on behalf of the trust, but subject to the discussion under "--The Directing Holders--Rights and Powers of The Directing Holder" above, release all or a portion of the mortgaged property from the lien of the related mortgage.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2004-GG1 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2004-GG1 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

REO PROPERTIES

     If title to any mortgaged property is acquired by the special servicer on behalf of the trust, then the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

          o    the IRS grants an extension of time to sell the property, or

          o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any loan REMIC or any REMIC created under the pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that is in accordance with the Servicing Standard. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent consistent with the preceding bullet and is in accordance with the Servicing Standard, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property on which an operating business, such as a hotel, is located. To the extent that income the trust receives from an REO Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties and other operating businesses. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2004-GG1 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) as soon as practicable after the related mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2005, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged property (excluding the properties securing the Non-Serviced Loan Groups) securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged properties securing mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged property and that specifies the existence of any sale, transfer or abandonment of the mortgaged property or any material change in its condition or value.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans (excluding the Non-Serviced Loan Groups), will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to deliver, based on reports generated by itself and the special servicer, to the trustee, upon request, an operating statement analysis report with respect to each mortgaged property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

EVIDENCE AS TO COMPLIANCE

     No later than March 20, 2005 and April 30 of each year thereafter, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

          1. The firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

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          2.   on the basis of an examination conducted by the firm in
               accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2004-GG1 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2004-GG1 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's distribution account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to any Companion Loan Holder, and that failure continues unremedied until 11:00 a.m., New York City time, on the first business day following the applicable payment date;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice of such failure has been given to the master servicer or the special servicer, as the case may be, by the trustee or any other parties to the pooling and servicing agreement;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2004-GG1 certificateholders entitled to not less than 25% of the voting rights for the series or by a Companion Loan Holder, if affected;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of series 2004-GG1 certificateholders or a Companion Loan Holder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement, by series 2004-GG1 certificateholders entitled to not less than 25% of the voting rights for the series or by the affected Companion Loan Holder;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o one or more ratings assigned by Moody's and/or Fitch Ratings to the series 2004-GG1 certificates or any securities backed by a Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, and Moody's and/or Fitch Ratings have given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2004-GG1 certificates or any securities backed by a Companion Loan is qualified, downgraded or withdrawn in connection with that removal; and

     o the master servicer fails to be rated at least CMS3 by Fitch Ratings or the special servicer fails to be rated at least CSS3 by Fitch Ratings.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2004-GG1 certificateholders entitled to not less than 25% of the voting rights for the series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2004-GG1 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2004-GG1 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage loans to a master servicer whose appointment Moody's, Fitch Ratings and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2004-GG1 certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects a Companion Loan or the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the master servicer is not otherwise terminated, the trustee, at the direction of the Companion Loan Holder and/or, in the case of the 111 Eighth Avenue Loan Group, the holders of a majority in principal balance of the class OEA-B certificates, will be required to direct the master servicer to appoint a sub-servicer that will be responsible for servicing the related Loan Group. If an event of default on the part of the master servicer only affects a Companion Loan or the 111 Eighth Avenue Non-Pooled Junior Trust Loan, the master servicer may not be terminated, however, the trustee, at the direction of the Companion Loan Holder and/or the holders of a majority in principal balance of the class OEA-B certificates, will be required to direct the master servicer to appoint a sub-servicer that will be responsible for servicing the related Loan Group.

                                     S-119
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     In general, series 2004-GG1 certificateholders entitled to at least 662/3%
of the voting rights allocated to each class of series 2004-GG1 certificates affected by any event of default, together with each Companion Loan Holder(s) (that is adversely affected by the subject event of default), may waive the event of default. However, the events of default described in the first two and last two bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2004-GG1 certificates and all Companion Loan Holders that are adversely affected by the subject event of default. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

     The foregoing notwithstanding, if series 2004-GG1 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2004-GG1 certificates desire to waive an event of default described under "--Events of Default" above by the master servicer, but a Companion Loan Holder is adversely affected thereby and does not want to waive that default, those holders of the series 2004-GG1 certificates may still waive that default and the Companion Loan Holder will be entitled to request that the master servicer appoint a sub-servicer that will be responsible for servicing the subject Loan Group.

     No series 2004-GG1 certificateholder will have the right under the pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2004-GG1 certificateholders entitled to not less than 25% of the voting rights for the 2004-GG1 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2004-GG1 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                    DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

     The series 2004-GG1 certificates will be issued, on or about May 13, 2004, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o    the mortgage loans;

     o any and all payments under and proceeds of the mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o the loan documents for the mortgage loans (subject to the rights of the holders of any Companion Loans in any Loan Group), including any intercreditor agreement or co-lender agreement with respect to any Loan Group;

     o our rights under our mortgage loan purchase agreement with each Mortgage Loan Seller;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans; and

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     o    those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Pooling and Servicing Agreement--REO Properties," the trustee's distribution account described under "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2004-GG1 certificates will include the following classes:

     o class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B, class C, class D and class E, which are the classes of series 2004-GG1 certificates that are offered by this prospectus supplement, and

     o class XP, class XC, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P, class OEA-B1, class OEA-B2, class R-I and class R-II, which are the classes of series 2004-GG1 certificates, which will be retained or privately placed by us, and are not offered by this prospectus supplement.

     The class OEA-B1 and class OEA-B2 certificates are collectively referred to as the "class OEA-B certificates."

     The class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P and class OEA-B certificates are the series 2004-GG1 certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments (other than with respect to the class OEA-B certificates), and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be reduced, without any corresponding payment, in connection with Realized Losses on the underlying mortgage loans and Additional Trust Fund Expenses (in the case of the class OEA-B certificates, only to the extent related to the 111 Eighth Avenue Loan Group). However, in limited circumstances, if and to the extent the total Stated Principal Balance of the mortgage pool exceeds the total principal balance of the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-GG1 principal balance certificates that was previously so reduced, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     The class XP and class XC certificates will not have principal balances and are sometimes referred to herein collectively, as the interest-only certificates. For purposes of calculating the amount of accrued interest, each of the interest-only certificates will have a notional amount. The initial notional amount of the class XP and class XC certificates will be $2,460,098,000 and $2,602,155,095, respectively, although in each case it may be as much as 5% larger or smaller.

     The notional amount of the class XP certificates will vary over time and will be determined in accordance with Annex F to this prospectus supplement.

     On each payment date, the notional amount of the class XC certificates will generally equal the aggregate outstanding principal balance of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates.

     The class R-I and class R-II certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any

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class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.

REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, or Euroclear Bank as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex G hereto.

DISTRIBUTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2004-GG1 certificates and from which it will make those payments. A separate sub-account of the distribution account will be established for deposit of amounts allocable to the class OEA-B certificates. Each distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account (other than the sub-account for the 111 Eighth Avenue Non-Pooled Junior Trust Loan), exclusive of any portion of those payments and other collections that represents one or more of the following:

          1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

          2. payments and other collections received after the end of the related collection period;

          3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2004-GG1 certificateholders, including--

               (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

               (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the pooling and servicing agreement,

               (c) amounts payable to any other party under a Pari Passu PSA or intercreditor agreement, as applicable, with respect to a Loan Group, and

               (d) amounts payable with respect to other expenses of the trust; and

          4. amounts deposited in the master servicer's custodial account in error.

     o Any advances of delinquent monthly debt service payments made by the master servicer on the pooled mortgage loans with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     The master servicer will remit amounts on deposit in the sub-account for the 111 Eighth Avenue Non-Pooled Junior Trust Loan to the trustee for deposit into the sub-account for the class OEA-B certificates.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2005, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its distribution account or the sub-account, as applicable, the interest reserve amounts that are then being held in that interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

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     o    to pay for various opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o with respect to each payment date during January 2005 or any year thereafter that is not a leap year or during February 2005 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis; and

     o to pay to the person entitled thereto any amounts deposited in the distribution account in error.

     On each payment date, all amounts on deposit in the trustee's distribution account (other than funds in the sub-account for the class OEA-B certificates), exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2004-GG1 certificates (other than the class OEA-B certificates). For any payment date, those funds will consist of two separate components--

     o the portion of those funds that represent prepayment consideration collected on the mortgage loans included in the trust as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B, class C, class D, class E, class F, class G, class H, class XP and class XC certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below, and

     o the remaining portion of those funds, which we refer to as the Available P&I Funds and will be paid to the holders of all the series 2004-GG1 certificates other than the class OEA-B certificates as described under "--Payments--Priority of Payments" below.

     On each payment date, funds in the sub-account with respect to the class OEA-B certificates, which we refer to as the Available OEA-B Funds, will be withdrawn and applied to make payments on the class OEA-B certificates.

INTEREST RESERVE ACCOUNT

     The trustee will be required to maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and during February of each calendar year, beginning in 2005, the trustee will, on or before the payment date in that month, withdraw from its distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans included in the trust that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans included in the trust will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period.

     During March of each calendar year, beginning in 2005, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its distribution account or the sub-account thereof, as applicable, any and all interest reserve amounts then on deposit in the interest reserve account with respect to the mortgage loans included in the trust that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account or sub-account will be included in the Available P&I Funds for the payment date during the month of transfer.

PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2004-GG1 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2004-GG1 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2004-GG1 certificates will bear interest, except for class R-I and class R-II certificates.

     With respect to each interest-bearing class of the series 2004-GG1 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o    the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date or, in the case of the class OEA-B certificates, the Available OEA-B Funds for that date, and the priorities of payment described under "--Priority of Payments" below, the holders of each interest-bearing class of the series 2004-GG1 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall or class OEA-B Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2004-GG1 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds or, in the case of the class OEA-B certificates, the Available OEA-B Funds for such future payment dates, for those future payment dates and the priorities of payment described under "--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall, if any, for each distribution date shall be allocated among the respective classes of regular interest certificates on a pro rata basis in accordance with, the respective amounts of Accrued Certificate Interest for each such Class of Certificates for the related Interest Accrual Period.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2004-GG1 certificates (other than the class OEA-B certificates), on a pro rata basis in accordance with the respective amounts of accrued interest in respect of such interest-bearing classes of series 2004-GG1 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for each of the class A-1, class A-2, class A-3, class A-4 and class A-5 will be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for each of the class A-6, class A-7, class B, class C, class J, class K, class L, class M, class N, class O and class P certificates will generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class D and class E certificates will be equal to the Weighted Average Pool Pass-Through Rate minus 0.184% and 0.105%, respectively.

     The pass-through rate for each of the class F, class G and class H certificates will be equal to the Weighted Average Pool Pass-Through Rate.

     The pass-through rate applicable to the class XC certificates for each payment date will equal the weighted average of the class XC strip rates at which interest accrues from time to time on the various components of the class XC certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XC components immediately prior to the related payment date). Each class XC component will be comprised of all or a designated portion of the principal balance certificates (other than the class OEA-B certificates). In general, the entire principal balance of each class of principal balance certificates (other than the class OEA-B certificates) will constitute a separate class XC component. However, if a portion, but not all, of the principal balance of any particular class of principal balance certificates is identified under "Annex F--Terms of the Class XP Certificates," as being part of the notional amount of the class XP certificates immediately prior to any such payment date, then the identified portion of the principal balance of such class will also represent a separate class XC component for purposes of calculating the pass-through rate of the class XC certificates, and the remaining portion of the principal balance of such class will represent one or more other separate class XC components for purposes of calculating the pass-through rate of the class XC certificates. For each payment date through and including the payment date in May 2011, the class XC strip rate for each class XC component will be calculated as follows:

     (1) if such class XC component consists of the entire principal balance or a designated portion of any class of principal balance certificates (other than the class OEA-B certificates), and if the principal balance does not, in whole or in part, also constitute a class XP component immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates; and

     (2) if such class XC component consists of the entire principal balance or a designated portion of the principal balance of any class of principal balance certificates (other than the class OEA-B certificates), and if the designated portion of the principal balance also constitutes one or more class XP components immediately prior to the payment date, then the applicable class XC strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the payment date, over (b) the sum of (i) the class XP strip rate (as described in Annex F) for the applicable class XP component(s), and (ii) the pass-through rate in effect for the payment date for the applicable class of principal balance certificates.

     For each payment date after the payment date in May 2011, the principal balance of each class of principal balance certificates (other than the class OEA-B certificates) will constitute one or more separate class XC components, and the applicable class XC strip rate with respect to each such class XC component for each payment date will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for the related payment date, over (b) the pass-through rate in effect for the payment date for the class of principal balance certificates.

     The pass-through rate applicable to the class XP certificates for each payment date will be as set forth on Annex F to this prospectus supplement.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The pass-through rate for the class OEA-B certificates will be equal to (a) the mortgage rate of the 111 Eighth Avenue Non-Pooled Junior Trust Loan (as adjusted to a 30/360 rate) minus (b) the applicable servicing fee and trustee fee.

     The class R-I and class R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2004-GG1 certificates, other than the class OEA-B, class XP, class XC, class R-I and class R-II certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, on each payment date, the Total Principal Payment Amount will be allocated to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates in the following order of priority:

     o first, to the class A-1 certificates, until the class A-1 certificates are reduced to zero;

     o second, to the class A-2 certificates, until the class A-2 certificates are reduced to zero;

     o third, to the class A-3 certificates, until the class A-3 certificates are reduced to zero;

     o fourth, to class A-4 certificates, until the class A-4 certificates are reduced to zero;

     o fifth, to class A-5 certificates, until the class A-5 certificates are reduced to zero;

     o sixth, to class A-6 certificates, until the class A-6 certificates are reduced to zero; and

     o seventh, to class A-7 certificates, until the class A-7 certificates are reduced to zero.

     However, on each payment date coinciding with and following the Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.

     WHILE THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6 AND CLASS A-7 CERTIFICATES ARE OUTSTANDING, NO PORTION OF THE TOTAL PRINCIPAL PAYMENT AMOUNT FOR ANY PAYMENT DATE WILL BE ALLOCATED TO ANY OTHER CLASS OF SERIES 2004-GG1 CERTIFICATES.

     Following the retirement of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2004-GG1 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

     o the portion of that Total Principal Payment Amount that remains unallocated, and

     o the total principal balance of the particular class immediately prior to that payment date.

                       ORDER OF ALLOCATION      CLASS
                       -------------------      -----
                               1st                B
                               2nd                C
                               3rd                D
                               4th                E
                               5th                F
                               6th                G
                               7th                H
                               8th                J
                               9th                K
                              10th                L
                              11th                M
                              12th                N
                              13th                O
                              14th                P

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-GG1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4, CLASS A-5, CLASS A-6 AND CLASS A-7 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2004-GG1 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2004-GG1 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.

     If the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) and will result in a reduction of the certificate principal balance of the series 2004-GG1 principal balance certificates. See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates. See "--Reimbursement of Advances" below. If there is a subsequent recovery of a non-recoverable advance or Work-out Delayed Reimbursement Amount that was reimbursed out of general principal collections, that subsequent recovery would generally be included as part of the amounts payable as principal with respect to the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates).

     On each payment date, subject to Available OEA-B Funds, the class OEA-B certificates will receive a payment of principal equal to the principal paid on the 111 Eighth Avenue Non-Pooled Junior Trust Loan during the related collection period.

     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2004-GG1 certificates, other than the class XP, class XC, class R-I and class R-II certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2004-GG1 certificates, then, subject to Available P&I Funds or Available OEA-B Funds, as applicable and the priority of payments described under "--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Priority of Payments" below means, in the case of any class of series 2004-GG1 certificates, other than the class XP, class XC, class R-I and class R-II certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     In limited circumstances, if and to the extent the total Stated Principal Balance of the pooled mortgage loans exceeds the total principal balance of the series 2004-GG1 principal balance certificates (excluding the class OEA-B certificates) immediately following the distributions to be made with respect to those certificates on any payment date, the total principal balance of a class of series 2004-GG1 principal balance certificates that was previously reduced as described in the preceding paragraph, without a corresponding payment of principal, may be reinstated, with past due interest on such balance, to the extent of funds available therefor. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount otherwise payable to the holders of the subject class of series 2004-GG1 principal balance certificates. See "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" below.

     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:

  ORDER OF       RECIPIENT CLASS OR
  PAYMENT              CLASSES                                    TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------------------------------
1             A-1, A-2, A-3, A-4, A-5,   Interest up to the total interest payable on those classes, pro rata based
                      A-6, A-7,          on the respective amounts of that interest payable on each of those classes
                      XP and XC
2             A-1, A-2, A-3, A-4, A-5,   Principal up to the total principal payable on those classes, allocable as
                     A-6 and A-7         among those classes as described above under "--Payments of Principal"
3             A-1, A-2, A-3, A-4, A-5,   Reimbursement up to the total loss reimbursement amount for those classes,
                     A-6 and A-7         pro rata based on the loss reimbursement amount for each of those classes
------------- -------------------------- -----------------------------------------------------------------------------
4                         B              Interest up to the total interest payable on that class
5                         B              Principal up to the total principal payable on that class
6                         B              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
7                         C              Interest up to the total interest payable on that class
8                         C              Principal up to the total principal payable on that class
9                         C              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
10                        D              Interest up to the total interest payable on that class
11                        D              Principal up to the total principal payable on that class
12                        D              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
13                        E              Interest up to the total interest payable on that class
14                        E              Principal up to the total principal payable on that class
15                        E              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
16                        F              Interest up to the total interest payable on that class
17                        F              Principal up to the total principal payable on that class
18                        F              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
19                        G              Interest up to the total interest payable on that class
20                        G              Principal up to the total principal payable on that class
21                        G              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
22                        H              Interest up to the total interest payable on that class
23                        H              Principal up to the total principal payable on that class
24                        H              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
25                        J              Interest up to the total interest payable on that class
26                        J              Principal up to the total principal payable on that class
27                        J              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------

  ORDER OF       RECIPIENT CLASS OR
  PAYMENT              CLASSES                                    TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------------------------------
28                        K              Interest up to the total interest payable on that class
29                        K              Principal up to the total principal payable on that class
30                        K              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
31                        L              Interest up to the total interest payable on that class
32                        L              Principal up to the total principal payable on that class
33                        L              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
34                        M              Interest up to the total interest payable on that class
35                        M              Principal up to the total principal payable on that class
36                        M              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
37                        N              Interest up to the total interest payable on that class
38                        N              Principal up to the total principal payable on that class
39                        N              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
40                        O              Interest up to the total interest payable on that class
41                        O              Principal up to the total principal payable on that class
42                        O              Reimbursement up to the loss reimbursement amount for that class
------------- -------------------------- -----------------------------------------------------------------------------
43                        P              Interest up to the total interest payable on that class
44                        P              Principal up to the total principal payable on that class
45                        P              Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------------
46                  R-I and R-II         Any remaining Available P&I Funds

     Available OEA-B Funds will be applied on each payment date first to pay interest up to the total interest payable on the class OEA-B certificates, then to pay principal up to the total principal payable on that class, and then to reimbursement up to the loss reimbursement amount for that class.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any pooled mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B, class C, class D, class E, class F, class G and class H certificates that are entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The trustee will thereafter pay any remaining portion of that net prepayment consideration to the holders of the class XC certificates.

     The discount rate applicable to any class of offered certificates with respect to any prepaid pooled mortgage loan will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date for the prepaid pooled mortgage loan. In the event that there are two such U.S. Treasury issues--

     o with the same coupon, the issue with the lower yield will be utilized, or

     o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.

     See "Description of the Mortgage Pool--Terms and Conditions of the Trust Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Prepayment consideration allocable to the 111 Eighth Avenue Non-Pooled Junior Trust Loan will be paid to the holders of the class OEA-B certificates.

TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged property securing a mortgage loan included in the trust may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o    payments on the series 2004-GG1 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2004-GG1 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the pooling and servicing agreement.

     In connection with the foregoing, that pooled mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related pooled mortgage loan.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each mortgage loan included in the trust as to which the corresponding mortgaged property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the Mortgage Pool may decline below the total principal balance of the series 2004-GG1 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2004-GG1 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the Mortgage Pool that will be outstanding immediately following that payment date.

            ORDER OF ALLOCATION                   CLASS
            -------------------     ----------------------------------

                   1st                              P
                   2nd                              O
                   3rd                              N
                   4th                              M
                   5th                              L
                   6th                              K
                   7th                              J
                   8th                              H
                   9th                              G
                  10th                              F
                  11th                              E
                  12th                              D
                  13th                              C
                  14th                              B
                  15th              A-1, A-2, A-3, A-4, A-5, A-6 and
                                                  A-7,
                                            pro rata based on
                                       total outstanding principal
                                                        balances

     The reductions in the total principal balances of the respective classes of series 2004-GG1 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2004-GG1 certificates.

     Any Realized Losses or Additional Trust Fund Expenses that are associated with the 111 Eighth Avenue Loan Group that exceed the principal balance of the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan will be allocated pro rata between the 111 Eighth Avenue Trust Loan and the 111 Eighth Avenue Pari Passu Companion Loans. Any amounts similar to Realized Losses or Additional Trust Fund Expenses that are calculated under the related Pari Passu PSA and intercreditor agreement and are associated with any of the Loan Groups secured by the Wells Fargo Tower, Water Tower Place, 237 Park Avenue, 5 Houston Center, DDR Portfolio and 1801 K Street properties will generally be allocated pro rata among the corresponding pari passu Companion Loans secured by such properties. The portion of such Realized Losses or Additional Trust Fund Expenses that are allocated to the Wells Fargo Tower Trust Loans, Water Tower Place Trust Loan, 237 Park Avenue Trust Loan, 5 Houston Center Trust Loan, DDR Portfolio Trust Loan and 1801 K Street Trust Loan will be allocated among the series 2004-GG1 certificates in the manner described above.

     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:

     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest), over

     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;

provided that, in the case of the 111 Eighth Avenue Loan Group, Wells Fargo Tower Loan Group, Water Tower Place Loan Group, 237 Park Avenue Loan Group, 5 Houston Center Loan Group, DDR Portfolio Loan Group and 1801 K Street Loan Group any Realized Loss shall also take into account the principal balance of and application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of the related Companion Loans.

     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest, also will be treated as a Realized Loss.

     Some examples of Additional Trust Fund Expenses are:

     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;

     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans included in the trust and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o any unanticipated, non-trust mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

          1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

          2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

          3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged property securing a defaulted mortgage loan as described under "Servicing Under the Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

     The Total Principal Payment Amount may from time to time include Recovered Amounts. In such circumstances, it is possible that the total Stated Principal Balance of the mortgage pool may exceed the total principal balance of the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates). If and to the extent that any such excess exists as a result of the payment of Recovered Amounts as principal on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates), the total principal balances of one or more classes of series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) that had previously been reduced as described above in this "--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" section may be increased. Any such increases would be made among the respective classes of series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) in the reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority); provided that such increases may not result in the total principal balance of the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) being in excess of the Stated Principal Balance of the mortgage pool; and provided, further, that any Recovered Amounts that relate to the 111 Eighth Avenue Non-Pooled Junior Trust Loan will be allocated to the class OEA-B certificates. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated principal amounts had never been written off.

     Any Additional Trust Fund Expenses that relate to the 111 Eighth Avenue Loan Group are to be paid first out of collections on the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan, pro rata, and then, pro rata, out of collections on the 111 Eighth Avenue Pari Passu Companion Loans and the 111 Eighth Avenue Trust Loan, thereby potentially resulting in a loss to the trust.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     Except as described below in this section, the master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans (including the Water Tower Place Trust Loan, the 5 Houston Center Trust Loan and the DDR Portfolio Trust Loan) during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     The master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to any of the Companion Loans (other than the 111 Eighth Avenue Pari Passu Companion Loans if any such loan is securitized in a securitization transaction).

     None of the master servicer, the trustee or the fiscal agent will be required to make any advances with respect to the 111 Eighth Avenue Non-Pooled Junior Trust Loan or the 111 Eighth Avenue Junior Companion Loan.

     In general, none of the master servicer, the trustee or the fiscal agent will be required to make any P&I advances with respect to the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan or the 1801 K Street Trust Loan under the pooling and servicing agreement. Those advances will be made by the GCCFC C2 Master Servicer in accordance with the GCCFC C2 PSA on generally the same terms and conditions as are applicable under the pooling and servicing agreement for this transaction. If the GCCFC C2 Master Servicer fails to make a required P&I advance on the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan or the 1801 K Street Trust Loan pursuant to the GCCFC C2 PSA (other than based on a determination that such advance will not be recoverable out of collections on the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group or the 1801 K Street Loan Group), the master servicer, if it has received information sufficient to determine recoverability from the GCCFC C2 Master Servicer, will be required to make such P&I advance. If the master servicer fails to make such required P&I advance, the trustee, and if the trustee fails to make such advance, the fiscal agent is required to make such P&I advance, subject to the same limitations, and with the same rights, as described above for the master servicer. The master servicer, trustee and fiscal agent may conclusively rely on the non-recoverability determination of the GCCFC C2 Master Servicer.

     If any P&I advances are made with respect to the Wells Fargo Trust Loan, the 237 Park Avenue Trust Loan or the 1801 K Street Trust Loan under the GCCFC C2 PSA or under the pooling and servicing agreement for this transaction, the party making that advance will be entitled to be reimbursed with interest thereon as set forth in the GCCFC C2 PSA or the pooling and servicing agreement for this transaction, as applicable, including in the event that the GCCFC C2 Master Servicer has made a P&I advance on the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan or the 1801 K Street Trust Loan that it subsequently determines is not recoverable from expected collections on the Wells Fargo Tower Trust Loans, the 237 Park Avenue Trust Loan or the 1801 K Street Trust Loan from general collections on all pooled mortgage loans.

     Likewise, in the event that any of 111 Eighth Avenue Pari Passu Companion Loans are securitized, the ability of the master servicer, trustee and fiscal agent to be reimbursed out of collections in such other trust will be similar to the right described above with respect the rights of the GCCFC C2 Master Servicer, GCCFC C2 trustee and GCCFC C2 fiscal agent to reimbursement out of this trust with respect to the Wells Fargo Tower Loan Group, the 237 Park Avenue Loan Group and the 1801 K Street Loan Group. See "--Reimbursement of Advances" below.

     If it is determined that an Appraisal Reduction Amount (including such amounts as calculated under any Pari Passu PSA) exists with respect to any pooled mortgage loan then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the pooled mortgage loan, net of the Appraisal Reduction Amount for such pooled mortgage loan, and the denominator of which is equal to the Stated Principal Balance of the pooled mortgage loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2004-GG1 certificates on that payment date.

     The trustee will be required to make any P&I advance relating to a pooled mortgage loan that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its or the special servicer's judgment, would not ultimately be recoverable out of collections on the related mortgage loan. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged property has become an REO Property.

     The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any pooled mortgage loan described in the second preceding sentence as to which the related mortgaged property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property.

     With respect to each of the Water Tower Place Trust Loan, the 5 Houston Center Trust Loan and the DDR Portfolio Trust Loan, if any master servicer with respect to a securitization of any part of the related Loan Group makes a non-recoverability determination with respect to a principal and interest advance, each other master servicer will not be required to make any principal and interest advance for the loan included in its trust until the master servicers agree that circumstances have changed such that any future new advance would not be nonrecoverable.

REIMBURSEMENT OF ADVANCES

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any advance made by it out of its own funds from collections on the mortgage loan or related mortgaged property as to which the advance was made.

     If the master servicer, the trustee or the fiscal agent makes any advance that it or the special servicer subsequently determines will not be recoverable out of collections on the related mortgage loan or related mortgaged property, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans included in the trust and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time.

     Upon a determination that a previously made advance is not recoverable out of collections on the related mortgage loan or related mortgaged property, instead of obtaining reimbursement immediately out of general collections on the mortgage pool, any of the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, elect to obtain reimbursement for such non-recoverable advance over a period of time (not to exceed six months without controlling class approval), with interest thereon at the prime rate described below. At any time after such determination, the master servicer, the trustee or the fiscal agent, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the mortgage pool immediately. The fact that a decision to recover a non-recoverable advance over time, or not to do so, benefits some classes of series 2004-GG1 certificateholders to the detriment of other classes of series 2004-GG1 certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the series 2004-GG1 pooling and servicing agreement by any party thereto, or a violation of any fiduciary duty owed by any party thereto to the series 2004-GG1 certificateholders.

     In addition, the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to recover any advance that is outstanding at the time that a mortgage loan is modified that is not repaid in full by the borrower in connection with such modification but rather becomes an obligation of the borrower to pay such amounts in the future (such advance, together with interest thereon, a "Work-out Delayed Reimbursement Amount"), out of collections of principal in the custodial account and, if related to a Loan Group, the related Loan Group Custodial Account, in either case, net of the amount of any principal collection used to reimburse any nonrecoverable advance and interest thereon as described in the previous paragraph. The master servicer, the special servicer, the trustee or the fiscal agent will be permitted to recover a Work-out Delayed Reimbursement Amount from general collections in the custodial account and, if related to a Loan Group, the related Loan Group Custodial Account, if the master servicer, the trustee or the fiscal agent, as applicable, (a) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not be recoverable out of collections on the related mortgage loan or (b) has determined or the special servicer has determined, that such Work-out Delayed Reimbursement Amount would not ultimately be recoverable, along with any other Work-out Delayed Reimbursement Amounts and non-recoverable advances, out of the principal portion of future collections on the mortgage loans and the REO Properties.

     When the master servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then that advance (together with accrued interest thereon) will be deemed to be reimbursed out of payments and other collections of principal on the underlying mortgage loans otherwise distributable on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates), prior to being deemed reimbursed out of payments and other collections of interest on the underlying mortgage loans otherwise distributable on the series 2004-GG1 certificates (other than the class OEA-B certificates). As a result, the Total Principal Payment Amount for the corresponding payment date would be reduced, to not less than zero, by the amount of any such reimbursement. Likewise, the total principal payment amount for the corresponding payment date would be reduced by a Work-Out Delayed Reimbursement Amount paid from principal collections on the underlying mortgage loan.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on advances made by it out of its own funds. That interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each advance, and compounded annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time.

     Interest accrued with respect to any advance will be payable during the collection period in which that advance is reimbursed--

     o first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan during that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding advances will result in a reduction in amounts payable on one or more classes of the certificates.

     The co-lender agreement for the 111 Eighth Avenue Loan Group will provide that if any of the master servicer, the special servicer, the trustee or the fiscal agent has determined that a servicing advance made with respect to the Loan Group is not recoverable out of collections on the related mortgaged property, then the party that made such advance will be entitled to seek reimbursement with interest thereon from the holders of the pari passu Companion Loans that are not in the trust for their proportionate share of such non-recoverable advance (and, if such pari passu Companion Loans have been securitized, from general collections on the mortgage loans in the related trust) and if such amounts are insufficient to reimburse the party that made such advance, the full amount of such advance and interest thereon may be reimbursed out of general collections on the mortgage loans in the trust.

     The co-lender agreement for the 111 Eighth Avenue Loan Group will provide that if the master servicer has determined that a P&I advance made with respect to the related pari passu Companion Loan is not recoverable out of collections on such pari passu Companion Loan, then the master servicer will be entitled to reimbursement from general collections on all mortgage loans in the trust holding such pari passu Companion Loan.

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement substantially in the form of Annex E to this prospectus supplement.

     o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the mortgage loans and the corresponding mortgaged properties, respectively.

     o A trust data update report, which is to contain substantially the categories of information regarding the mortgage loans set forth on Annex A to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The Mortgage Pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the mortgage loans and the corresponding mortgaged properties:

     o    A CMSA Delinquent Loan Status Report.

     o    A CMSA Historical Loan Modification and Corrected Mortgage Loan
          Report.

     o    A CMSA Historical Liquidation Report.

     o    A CMSA REO Status Report.

     o    A CMSA Servicer Watch List.

     o    A CMSA Loan Level Reserve/LOC Report.

     o    A loan payoff notification report.

     o    A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2004-GG1 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged property or REO Property, a CMSA Operating Statement Analysis Report; and

     o with respect to any mortgaged property or REO Property, a CMSA NOI Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cmbs.org.

     Within a reasonable period of time after the end of each calendar year, the trustee is required to send to each person who at any time during the calendar year was a series 2004-GG1 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower, the depositor (including information in this prospectus supplement), any mortgage loan seller or other third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2004-GG1 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2004-GG1 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2004-GG1 certificateholders and beneficial owners of series 2004-GG1 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any Mortgage Pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.wachovia.com.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

     At the request of the underwriters, as provided in the pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2004-GG1 certificateholders.

     Other Information. The pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2004-GG1 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2004-GG1 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged property for a mortgage loan obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the mortgage loans included in the trust, including all documents, such as modifications, waivers and amendments of such mortgage loans, that are to be added to the mortgage files from time to time pursuant to the pooling and servicing agreement;

     o upon request, the most recent inspection report with respect to each mortgaged property with respect to a mortgage loan included in the trust prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged property for a mortgage loan and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

VOTING RIGHTS

     The voting rights for the series 2004-GG1 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2004-GG1 certificates that have principal balances (other than the class OEA-B certificates), pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the interest-only certificates pro rata, based on their respective notional amount as of any date of determination; and

     o 0% of the voting rights will be allocated among the holders of the class OEA-B, class R-I and class R-II certificates.

     Voting rights allocated to a class of series 2004-GG1 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.

TERMINATION

     The obligations created by the pooling and servicing agreement will terminate following the earliest of--

     1. The final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust,

     2. The purchase of all of the mortgage loans and REO Properties remaining in the trust by us, a mortgage loan seller, the special servicer, any single certificateholder or group of certificateholders of the series 2004-GG1 controlling class or the master servicer, in that order of preference, and

     3. After the certificate balances of the class A-1 through class E have been reduced to zero, if (i) all of the then outstanding series 2004-GG1 certificates (excluding class R-I and class R-II certificates) are held by a single certificateholder, and (ii) the master servicer consents (in its sole discretion), the exchange of such certificates for the remaining mortgage loans in the trust.

     Written notice of termination of the pooling and servicing agreement will be given to each series 2004-GG1 certificateholder. The final payment with respect to each series 2004-GG1 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2004-GG1 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, a mortgage loan seller, the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o    the sum of--

          1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged properties have become REO Properties, together with (a) interest, other than Default Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

          2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2004-GG1 certificates. However, our right, and the rights of the mortgage loan sellers, the special servicer, any single holder or group of holders of the series 2004-GG1 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage loans that are included in the trust be less than 1.0% of the initial balance of the mortgage loans included in the trust. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2004-GG1 certificateholders, will constitute part of the Available P&I Funds or Available OEA-B Funds, as applicable for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.

     With respect to the mortgage loans in the trust that are part of a Non-Serviced Loan Group, references in the preceding paragraph to the value of REO Properties in the trust means the value of the trust's proportionate beneficial interest in any REO Property acquired under the applicable Pari Passu PSA on behalf of the trust as holder of the mortgage loan.

THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2004-GG1 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services Group--Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust Series 2004-GG1.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o    be authorized under those laws to exercise trust powers,

     o    have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2004-GG1 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage loans included in the trust outstanding from time to time, and

     o    be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     The ratings of the long-term debt obligations of LaSalle Bank National Association are "A+" by S&P and "Aa3" by Moody's.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.

THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603,
Attention: Asset-Backed Securities Trust Services Group - Greenwich Capital Commercial Funding Corp., Commercial Mortgage Trust 2004-GG1. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing Under the Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

     The ratings of the long-term debt obligations of ABN AMRO Bank N.V. are "AA-" by S&P and "Aa3" by Moody's.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o    the price at which the certificate is purchased by an investor, and

     o    the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things--

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate,

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate, and

     o the purchase of a mortgage loan whether by the applicable mortgage loan seller as a result of a material breach of a representation or warranty, by the holder of a related Companion Loan (or, in the case of the 111 Eighth Avenue Trust Loan, by the majority holders of the class OEA-B certificates), by a holder of the fair value purchase option or by a mezzanine lender.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2004-GG1 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2004-GG1 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on the class D, class E, class F, class G and class H certificates. Such a decline in the Weighted Average Pool Pass-Through Rate could also cause a corresponding decline in the pass-through rate on the class A-6, class A-7, class B, class C, class J, class K, class L, class M, class N, class O or class P certificates to the extent the Weighted Average Pool Pass-Through Rate declines below that class's specified fixed rate.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the Mortgage Pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     In addition, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, then to the extent that such reimbursement is made from collections of principal on the underlying mortgage loans, that reimbursement will reduce the amount of principal available to be distributed on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) and will result in a reduction of the certificate principal balance of the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates). See "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

Likewise, if the master servicer, the special servicer, the trustee or the fiscal agent reimburses itself out of principal collections on the mortgage loans for any Work-out Delayed Reimbursement Amounts, that reimbursement will reduce the amount of principal available to be distributed on the series 2004-GG1 principal balance certificates (other than the class OEA-B certificates) on that payment date. Such reimbursement would have the effect of reducing current payments of principal on the offered certificates and extending the weighted average life of the offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o    prevailing interest rates;

     o    the terms of the mortgage loans, including--

          1. provisions that require the payment of prepayment premiums and yield maintenance charges,

          2.   provisions that impose prepayment lock-out periods,

          3.   amortization terms that require balloon payments, and

          4. provisions requiring amounts held in escrow to be applied to prepay the mortgage loan if the borrower does not achieve specified targets under the loan documents;

     o the demographics and relative economic vitality of the areas in which the related mortgaged properties are located;

     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged properties in the areas in which those properties are located;

     o    the quality of management of the mortgaged properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing Under the Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged properties prior to the exhaustion of tax depreciation benefits.

     Certain of the mortgage loans provide for a "cash trap" feature under which, upon the occurrence of certain trigger events, the lender will be permitted to apply excess cash in the lock box to repay the mortgage loan. The pooling and servicing agreement will provide that the master servicer will not be permitted to apply any of such excess funds as a prepayment of the mortgage loan without the consent of the special servicer.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o    the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o    sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2004-GG1 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates may be shorter, and the weighted average lives of the other classes of series 2004-GG1 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex D show with respect to each class of offered certificates--

     o    the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                 USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to-- o purchase the mortgage loans that we will include in the trust, and o pay expenses incurred in connection with the issuance of the series 2004-GG1 certificates.


                              CERTAIN LEGAL ASPECTS

     The mortgaged real properties are subject to compliance with various federal, state, commonwealth and local statutes and regulations. Failure to so comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged real property which could, together with the limited alternative uses for such mortgaged real property, result in a failure to realize the full principal amount of the related mortgage loan. Any failure to comply with such statutes and regulations, however, would likely result in an event of default by the related borrower under the related mortgage loan documents, enabling the special servicer to pursue remedies available by law or under such mortgage loan documents.

ELECTION OF REMEDIES

     The following discussion contains a summary of certain legal aspects of mortgage loans in California and New York (22.1% and 25.5% of the initial mortgage pool balance, respectively), which is general in nature. The summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal, state and Washington, D.C. laws governing the mortgage loans.

     California and New York and various other states have imposed statutory prohibitions or limitations that limit the remedies of a mortgagee under a mortgage or a beneficiary under a deed of trust. The mortgage loans are limited recourse loans and are, therefore, generally not recourse to the borrowers but limited to the mortgaged real properties. Even if recourse is available pursuant to the terms of the related mortgage loan, certain states have adopted statutes which impose prohibitions against or limitations on such recourse. The limitations described below and similar or other restrictions in other jurisdictions where mortgaged real properties are located may restrict the ability of the master servicer or the special servicer, as applicable, to realize on the related mortgage loan and may adversely affect the amount and timing of receipts on the related mortgage loan.

     New York Law. New York law requires a mortgagee to elect either a foreclosure action or a personal action against the borrower, and to exhaust the security under the mortgage, or exhaust its personal remedies against the borrower, before it may bring the other such action. The practical effect of the election requirement is that lenders will usually proceed first against the security rather than bringing personal action against the borrower. Other statutory provisions limit any deficiency judgment against the former borrower following a judicial sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low bids or the absence of bids at the judicial sale.

     California Law. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property. California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California case law has held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.


                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     Upon the issuance of the offered certificates, Cadwalader, Wickersham & Taft LLP, our counsel, will deliver its opinion generally to the effect that, assuming (i) the making of appropriate elections, (ii) compliance with the pooling and servicing agreement (iii) the Pari Passu PSAs are each administered in accordance with its terms and the REMICs formed thereunder continue to qualify as REMICs, and subject to any other assumptions set forth in the opinion, each of the loan REMICS described below, REMIC I and REMIC II will qualify as a REMIC under the Internal Revenue Code.

     The assets of REMIC I will generally include--

     o    the mortgage loans included in the trust,

     o the trust's interest in any REO Properties (or beneficial interests therein, in the case of the Non-Serviced Trust Loans) acquired on behalf of the series 2004-GG1 certificateholders,

     o the master servicer's custodial account (or the trust's interest therein in the case of a Non-Serviced Trust Loan),

     o the trust's interest in the special servicer's REO account, and o the trustee's distribution account and interest reserve account.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I and the loan REMIC described below,

     o the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class XP, class XC, class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O, class P and class OEA-B certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC II, and

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II.

     In addition, separate REMIC elections will be made with respect to each of 3 early defeasance mortgage loans secured by the mortgaged properties identified on Annex A to this prospectus supplement as 1801 K Street, DDR Portfolio and Xerox Headquarters, and each related regular interest will be held in REMIC I instead of such mortgage loan.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     It is anticipated that the classes of offered certificates will be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and amortization of premium, if any, with respect to the series 2004-GG1 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. In such event, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear.

We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2)  the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4)  the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences--REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.

                          CERTAIN ERISA CONSIDERATIONS

     If you are--

     o    a fiduciary of a Plan, or

     o    any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "Certain ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2004-GG1 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "Certain ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2004-GG1 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2004-GG1 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2004-GG1 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to Greenwich Capital Markets, Inc., which exemption is identified as Prohibited Transaction Exemption 90-59. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the Mortgage Pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch Ratings or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group other than an underwriter;

     o    fourth, the following must be true--

          1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

          2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

          3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P, Fitch Ratings and Moody's. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch Ratings or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or any mortgage loan seller, the trustee, the master servicer, the special servicer or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o    the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted

Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of section 4975(c)(1)(E) of the Internal Revenue Code, in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o    the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o    providing services to the Plan, or

     o    having a specified relationship to this person,

     solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

     o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     Upon initial issuance, and for so long as such certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization, the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B and class C certificates will be mortgage related securities for purposes of SMMEA.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o    are legal investments for them, or

     o    are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.


                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, Greenwich Capital Markets, Inc. and Goldman, Sachs & Co. have, severally and not jointly, agreed to purchase from us, and we have agreed to sell to each of them 50% of the principal balance of each class of the offered certificates. Proceeds to us from the sale of the offered certificates, before deducting expenses payable by us, will be approximately 100.49% of the total principal balance of the offered certificates, plus accrued interest on all the offered certificates from May 1, 2004. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about May 13, 2004, against payment for them in immediately available funds.

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:

     o    the receipt of various legal opinions; and

     o    the satisfaction of various conditions, including that--

          1. no stop order suspending the effectiveness of our registration statement is in effect, and

          2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.

     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.

     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.

     With respect to this offering--

     o Greenwich Capital Markets, Inc., one of our affiliates and an affiliate of a Mortgage Loan Seller, and Goldman, Sachs & Co., an affiliate of a Mortgage Loan Seller, are acting as co-lead bookrunning managers, and

     o Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC are acting as co-managers.

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.


                                  LEGAL MATTERS

     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Cadwalader, Wickersham & Taft LLP, New York, New York.


                                     RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

            CLASS            S&P            FITCH          MOODY'S
            -----            ---            -----          -------
             A-1             AAA             AAA             Aaa
             A-2             AAA             AAA             Aaa
             A-3             AAA             AAA             Aaa
             A-4             AAA             AAA             Aaa
             A-5             AAA             AAA             Aaa
             A-6             AAA             AAA             Aaa
             A-7             AAA             AAA             Aaa
              B              AA              AA              Aa2
              C              AA-             AA-             Aa3
              D               A               A               A2
              E               A-              A-              A3

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the Mortgage Pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the Mortgage Pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o    the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges or Default Interest will be received, and

     o    the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P, Fitch Ratings or Moody's.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A and B to this prospectus supplement.

     "111 EIGHTH AVENUE LOAN GROUP" means, collectively, the multiple mortgage loans secured by one mortgaged property located at 111 Eighth Avenue, New York, New York. Two or more of these mortgage loans are pari passu with each other (the 111 Eighth Avenue Trust Loan and the 111 Eighth Avenue Pari Passu Companion Loans) and two mortgage loans are subordinate (the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan).

     "111 EIGHTH AVENUE JUNIOR COMPANION LOAN" means the mortgage loan that is part of the 111 Eighth Avenue Loan Group and that is subordinate to the 111 Eighth Avenue Trust Loan and the 111 Eighth Avenue Pari Passu Companion Loans, and is pari passu with the 111 Eighth Avenue Non-Pooled Junior Trust Loan, but is not an asset of the trust.

     "111 EIGHTH AVENUE NON-POOLED JUNIOR TRUST LOAN" means the mortgage loan that is subordinate to the 111 Eighth Avenue Trust Loan and 111 Eighth Avenue Pari Passu Companion Loans, is pari passu with the 111 Eighth Avenue Junior Companion Loan, and is an asset of the trust but is not pooled with the other loans in the trust.

     "111 EIGHTH AVENUE PARI PASSU COMPANION LOANS" means the multiple mortgage loans that are part of a split loan structure secured by the 111 Eighth Avenue property and that are pari passu with the 111 Eighth Avenue Trust Loan and senior in interest to the 111 Eighth Avenue Junior Companion Loan and the 111 Eighth Avenue Non-Pooled Junior Trust Loan but are not assets of the trust.

     "111 EIGHTH AVENUE TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 2 on Annex A to this prospectus supplement. The 111 Eighth Avenue Trust Loan is pari passu with the 111 Eighth Avenue Pari Passu Companion Loans and senior in interest to the 111 Eighth Avenue Junior Companion Loan and the 111 Eighth Avenue Non-Pooled Junior Trust Loan.

     "1801 K STREET LOAN GROUP" means, collectively, the two mortgage loans secured by one mortgaged property located at 1801 K Street, Washington D.C. These loans are pari passu with each other (the 1801 K Street Trust Loan and the 1801 K Street Pari Passu Companion Loan).

     "1801 K STREET PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the 1801 K Street property and that is pari passu with the 1801 K Street Trust Loan but is not an asset of the trust.

     "1801 K STREET TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 50 on Annex A to this prospectus supplement. The 1801 K Street Trust Loan is pari passu with the 1801 K Street Pari Passu Companion Loan.

     "237 PARK AVENUE LOAN GROUP" means, collectively, the three mortgage loans secured by one mortgaged property located at 237 Park Avenue, New York, New York. These loans are pari passu with each other (the 237 Park Avenue Trust Loan and the 237 Park Avenue Pari Passu Companion Loans).

     "237 PARK AVENUE PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the 237 Park Avenue property and that are pari passu with the 237 Park Avenue Trust Loan but are not assets of the trust.

     "237 PARK AVENUE TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 11 on Annex A to this prospectus supplement. The 237 Park Avenue Trust Loan is pari passu with the 237 Park Avenue Pari Passu Companion Loans.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "5 HOUSTON CENTER TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 18 on Annex A to this prospectus supplement. The 5 Houston Center Trust Loan is pari passu with the 5 Houston Center Pari Passu Companion Loan.

     "5 HOUSTON CENTER PARI PASSU COMPANION LOAN" means the mortgage loan that is part of a split loan structure secured by the 5 Houston Center property and that is pari passu with the 5 Houston Center Trust Loan but is not an asset of the trust.

     "5 HOUSTON CENTER LOAN GROUP" means, collectively, the two mortgage loans secured by the mortgaged property identified under Mortgage Loan No. 18 on Annex A to this prospectus supplement. These loans are pari passu with each other (the 5 Houston Center Trust Loan and the 5 Houston Center Pari Passu Companion Loan).

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the pooling and servicing agreement,

     o    is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the Mortgage Pool, and

     o causes a shortfall in the payments of interest or principal on any class of series 2004-GG1 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE FEE RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust (other than a Non-Serviced Loan Group) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o    "x" is equal to the sum of:

          1.   the Stated Principal Balance of the mortgage loan;

          2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

          3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

          4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the pooling and servicing agreement;

          5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

          6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related

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               mortgaged property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o    "y" is equal to the sum of:

          1.   the excess, if any, of--

               (a) 90% of the resulting appraised or estimated value (as it may be adjusted downward by the special servicer in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the appraisal or estimate and such other information as it may deem appropriate) of the related mortgaged property or REO Property, over

               (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

          2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

               (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

               (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

               (c) may be used to reduce the principal balance of the mortgage loan; and

          3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing Under the Pooling and Servicing Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o    either--

          1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

          2. there has been a material change in the circumstances surrounding the related mortgaged property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     Each Loan Group will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

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     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than a Non-Serviced Loan Group), any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

          1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

          2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

          3. in the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 60 days or more delinquent in respect of any monthly debt service payment (other than a balloon payment);

     o solely in the case of a delinquent balloon payment, the related borrower has failed to make when due any balloon payment; provided, however, if (x) the related borrower is actively seeking a refinancing commitment, and (y) the related borrower continues to make payments in the amount of its monthly payment and (z) the directing holder consents, an Appraisal Trigger Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the master servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the master servicer, and the borrower continues to make its payments in the amount of its monthly payments, an Appraisal Trigger Event will not occur until the earlier of (i) 120 days beyond the related maturity date and (ii) the termination of the refinancing commitment; a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged property securing the mortgage loan;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the mortgaged property securing the mortgage loan becomes an REO Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     "ARCHON" means Archon Financial, L.P.

     "ARCHON LOANS" means the mortgage loans originated by Archon.

     "AVAILABLE OEA-B FUNDS" means, in general, the amount received in respect of the 111 Eighth Avenue Non-Pooled Junior Trust Loan net of the Administrative Fee Rate plus any advances made in respect of any delinquent payments on such loan.

      "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2004-GG1 certificates on each payment date.

     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2004-GG1 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS OEA-B PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the 111 Eighth Avenue Non-Pooled Junior Trust Loan during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme.

     "COMMERZBANK" means Commerzbank AG, New York Branch.

     "COMPANION LOAN" means a mortgage loan that is part of a Loan Group but is not included in the trust. A subordinate Companion Loan is a Companion Loan as to which subsequent to either (i) a monetary event of default with respect to the Loan Group or (ii) a material non-monetary event of default with respect to the Loan Group, the mortgage loan in the trust is senior in right of payment to the Companion Loan. A pari passu Companion Loan is a Companion Loan that is pari passu in right of payment to a mortgage loan in the Trust.

     "COMPANION LOAN HOLDER(S)" means the holder of a note evidencing a Companion Loan.

     "COMPANION LOAN SECURITIES" means any securities issued in connection with a securitization of any Companion Loan.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CROSS-OVER DATE" means the payment date on which--

     o the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates, or any two or more of those classes, remain outstanding, and

     o the total principal balance of the class B, class C, class D, class E, class F, class G, class H, class J, class K, class L, class M, class N, class O and class P certificates are reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO" or "CUT-OFF DATE LTV" means:

     o with respect to any mortgage loan in the trust, the ratio, expressed as a percentage, of--

          1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A to this prospectus supplement, to

          2. the appraised value of the related mortgaged property, as shown on Annex A to this prospectus supplement.

     "DDR PORTFOLIO LOAN GROUP" means, collectively, the three mortgage loans secured by mortgaged properties identified under Mortgage Loan No. 16 on Annex
A. These loans are pari passu with each other (the DDR Portfolio Trust Loan and the DDR Portfolio Pari Passu Companion Loans).

     "DDR PORTFOLIO PARI PASSU COMPANION LOANS" means the two mortgage loans that are part of a split loan structure secured by the DDR Portfolio property and that are pari passu with the DDR Portfolio Trust Loan but are not assets of the trust.

     "DDR PORTFOLIO TRUST LOAN" means the mortgage loan that is included in the trust and identified as Mortgage Loan No. 16 on Annex A to this prospectus supplement. The DDR Portfolio Trust Loan is pari passu with the DDR Portfolio Pari Passu Companion Loans.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest ratio accrued on the mortgage loan.

     "DSCR" means, with respect to any mortgage loan, the debt service coverage ratio calculated in accordance with the related loan documents; provided that in the case of a mortgage loan with an earnout, calculated net of the earnout; provided further, that with respect to mortgage loans with interest-only periods, the debt service after commencement of principal payments.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means Euroclear Bank, as operator of the Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o    Greenwich Capital Markets, Inc.;

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Greenwich Capital Markets, Inc.; and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FITCH" or "FITCH RATINGS" means Fitch, Inc.

     "GCCFC C2 FISCAL AGENT" means ABN AMRO Bank, N.V., as fiscal agent, under the GCCFC C2 PSA.

     "GCCFC C2 MASTER SERVICER" means Wachovia Bank, National Association, as master servicer, under the GCCFC C2 PSA.

     "GCCFC C2 PSA" means the pooling and servicing agreement dated as of December 23, 2003 among Greenwich Capital Commercial Funding Corp., as depositor, Wachovia Bank, National Association, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, relating to the Greenwich Capital Commercial Funding Corp., as depositor, Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

     "GCCFC C2 SPECIAL SERVICER" means Lennar Partners, Inc., as special servicer, under the GCCFC C2 PSA.

     "GCCFC C2 TRUST" means the trust created pursuant to the GCCFC C2 PSA.

     "GCCFC C2 TRUSTEE" means LaSalle Bank National Association, as trustee, under the GCCFC C2 PSA.

     "GCFP" means Greenwich Capital Financial Products, Inc.

     "GCFP LOANS" means the mortgage loans originated by GCFP.

     "GMACCM C2 MASTER SERVICER" means GMAC Commercial Mortgage Corporation, as master servicer, under the GMACCM C2 PSA.

     "GMACCM C2 PSA" means the pooling and servicing agreement dated as of August 1, 2003 among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and special servicer, Wells Fargo Bank, N.A., as trustee, relating to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

     "GMACCM C2 SPECIAL SERVICER" means GMAC Commercial Mortgage Corporation, as special servicer, under the GMACCM C2 PSA.

     "GMACCM C2 TRUST" means the trust created pursuant to the GMACCM C2 PSA.

     "GMACCM C2 TRUSTEE" means Wells Fargo Bank, N.A, as trustee, under the GMACCM C2 PSA.

     "GMACCM C3 FISCAL AGENT" means ABN AMRO Bank, N.V., as fiscal agent under the GMACCM C3 PSA.

     "GMACCM C3 MASTER SERVICER" means GMAC Commercial Mortgage Corporation, as master servicer, under the GMACCM C3 PSA.

     "GMACCM C3 PSA" means the pooling and servicing agreement dated as of December 1, 2003 among GMAC Commercial Mortgage Securities Corp., as depositor, GMAC Commercial Mortgage Corporation, as master servicer, Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, relating to the GMAC Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2003-C3.

     "GMACCM C3 SPECIAL SERVICER" means Lennar Partners, Inc., as special servicer, under the GMACCM C3 PSA.

     "GMACCM C3 TRUST" means the trust created pursuant to the GMACCM C3 PSA

     "GMACCM C3 TRUSTEE" means LaSalle Bank National Association, as trustee, under the GMACCM C3 PSA.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "GSMC" means Goldman Sachs Mortgage Company.

     "GS 2004-C1 TRUST" means the trust created pursuant to the GS 2004-C1 PSA.

     "GS 2004-C1 TRUSTEE" means Wells Fargo Bank, N.A., as trustee, under the GS 2004-C1 PSA.

     "GS 2004-C1 PSA" means the pooling and servicing agreement dated as of April 1, 2004 among GS Mortgage Securities Corporation II, as depositor, Wachovia Bank, National Association, as master servicer, Allied Capital Corporation, as special servicer, and Wells Fargo Bank, N.A., as trustee, relating to the GS Mortgage Securities Corporation II, Commercial Mortgage Pass-Through Certificates, Series 2004-C1.

     "INITIAL MORTGAGE POOL BALANCE" means the aggregate principal balance of the mortgage loans included in the trust as of the cut-off date.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan included in the trust, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JOINTLY ORIGINATED LOANS" means the mortgage loans jointly originated by Commerzbank and Archon.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by the applicable Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, the applicable Mortgage Loan Seller, the special servicer, any certificateholder of the series 2004-GG1 controlling class or the master servicer, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o the purchase of a mortgage loan in the trust by the related Companion Loan Holder as described under "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o    the sale of an REO Property.

     "LOAN GROUP" means, a group of two or more mortgage loans secured by a single mortgage instrument on the same mortgaged property. Each of the Loan Groups is more particularly identified on the table entitled "Loan Groups" under "Description of the Mortgage Pool--Split Loan Structure."

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2004-GG1 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A and the Initial Mortgage Pool Balance is approximately $2,602,155,095;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2004-GG1 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2004-GG1 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged properties;

     o each of the mortgage loans provides for monthly payments to be due on the first day of each month, which monthly payments are timely received;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of any Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination";

     o no mortgage loan is required to be repurchased by us or any Mortgage Loan Seller;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o    there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 10th day of each month, commencing in June 2004; and

     o    the offered certificates are settled on May 13, 2004.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "MORTGAGE LOAN SELLER" means any of Greenwich Capital Financial Products, Inc., Goldman Sachs Mortgage Company and Commerzbank AG, New York Branch that have each transferred mortgage loans to us for inclusion in the trust.

     "MORTGAGE POOL" means the pool of mortgage loans comprised of the mortgage loans included in the trust.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire Mortgage Pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged property securing a mortgage loan in the trust:

     o    the revenue derived from the use and operation of that property; less

     o    the total of the following items--

          (a)  allowances for vacancies and credit losses,

          (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

          (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

          (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o    rolling 12-month operating statements;

     o anticipated percentage rents to be collected, as deemed reasonable by the applicable mortgage loan seller;

     o    applicable year-to-date financial statements, if available;

     o    full year budgeted financial statements, if available; and

     o rent rolls were generally current as of the date not earlier than 6 months prior to the cut-off date.

     In general, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged property (other than a hospitality property), the related originator(s) generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5.0%, the originator(s) generally assumed a minimum of 5.0% vacancy, for most property types, and 7.5% vacancy, for office types, in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the applicable originator's underwriting standards.

     In determining rental revenue for multifamily rental, mobile home park and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged properties other than hospitality properties, the related originator(s) generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements. Downward adjustments were made to assure that, in the judgment of the applicable mortgage loan seller, occupancy levels and average daily rates were limited to sustainable levels.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged property, the related originator(s) generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o property management fees were generally assumed to be 2% to 5% of effective gross revenue;

     o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o expenses were generally assumed to include annual replacement reserves equal to--

          (a) in the case of retail, office, self-storage and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.25 per square foot of net rentable commercial area;

          (b) in the case of multifamily rental apartments, generally not less than $250 or more than $400 per residential unit per year, depending on the condition of the property; and

          (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator(s) recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator(s) determined appropriate.

     "NON-SERVICED COMPANION LOAN" means any Wells Fargo Tower Pari Passu Companion Loan, any Water Tower Place Pari Passu Companion Loan, any 237 Park Avenue Pari Passu Companion Loan, any 5 Houston Center Pari Passu Companion Loan, any DDR Portfolio Pari Passu Companion Loan and any 1801 K Street Pari Passu Companion Loan.

     "NON-SERVICED LOAN GROUP" means the Wells Fargo Tower Loan Group, Water Tower Place Loan Group, 237 Park Avenue Loan Group, 5 Houston Center Loan Group, DDR Portfolio Loan Group and 1801 K Street Loan Group.

     "NON-SERVICED TRUST LOAN" means the Wells Fargo Tower Trust Loans, Water Tower Place Trust Loan, 237 Park Avenue Trust Loan, 5 Houston Center Trust Loan, DDR Portfolio Trust Loan and 1801 K Street Trust Loan.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity.

     "P&I" means principal and/or interest.

     "PARI PASSU PSA" means the GCCFC C2 PSA, the GMACCM C3 PSA or the GMACCM C2 PSA, as applicable.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

     o other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged property, and condominium declarations, and

     o if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized or any related Companion Loan.

     "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations specified in the pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA describing what constitutes the assets of a Plan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan and prior to the Determination Date following such due date, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan included in the trust made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest.

     "RATING AGENCY" means each of Moody's, Fitch Ratings and S&P.

     "REALIZED LOSSES" mean losses on or with respect of the mortgage loans in the trust arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection With Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RECOVERED AMOUNT" has the meaning assigned to that term in the fourth paragraph of the definition of "Total Principal Payment Amount" below in this glossary.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan included in the trust.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.   the trustee,

     2.   the Exemption-Favored Parties,

     3.   us,

     4.   the master servicer,

     5.   the special servicer,

     6.   any sub-servicers,

     7.   the mortgage loan sellers,

     8. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the Mortgage Pool as of the date of initial issuance of the offered certificates, and

     9.   any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties that such party is obligated to service and administer under the pooling and servicing agreement:

     o    in accordance with the higher of the following standards of care--

          1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

          2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o    with a view to--

          1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

          2. in the case of (a) a specially serviced mortgage loan or (b) a mortgage loan in the trust as to which the related mortgaged property is an REO Property, the maximization of recovery on that mortgage loan to the series 2004-GG1 certificateholders (as a collective whole) (or, if a Loan Group is involved, with a view to the maximization of recovery on the Loan Group to the series 2004-GG1 certificateholders and the related Companion Loan Holder(s) (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o    without regard to--

          1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the pooling and servicing agreement,

          2. the ownership of any series 2004-GG1 certificate (or any security backed by a Companion Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

          3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

          4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the pooling and servicing agreement generally or with respect to any particular transaction, and

          5. The ownership, servicing or management for others of any mortgage loan or property not covered by the pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the pooling and servicing agreement, any of the following events, except in the case of the 111 Eighth Avenue Loan Group, if the holders of a majority interest of the class OEA-B certificates and/or the holder of the 111 Eighth Avenue Junior Companion Loan exercises its cure right, if any, under the related co-lender agreement:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

          (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

          (b) solely in the case of a delinquent balloon payment, the related borrower has failed to make when due any balloon payment; provided, however, if (x) the related borrower is actively seeking a refinancing commitment, (y) the related borrower continues to make payments in the amount of its monthly payment and (z) the directing holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date; and provided, further, if the related borrower has delivered to the master servicer, on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the master servicer, and the borrower continues to make its payments in the amount of its monthly payments, a Servicing Transfer Event will not occur until the earlier of (i) 120 days beyond the related maturity date and (ii) the termination of the refinancing commitment;

     2. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3. a default (other than as described in clause 1. of this definition) has occurred under the mortgage loan that in the judgment of the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) materially impairs the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2004-GG1 certificateholders or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s), and the default continues unremedied for the applicable grace period under the terms of the mortgage loan or, if no grace period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 3. with respect to any mortgage loan solely by reason of the failure of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with the consent of the directing holder) as described under "Servicing Under the Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement;

     4. the master servicer or special servicer (in the case of the special servicer, with the consent of the directing holder) determines that
          (i) a default (other than as described in clause 2. of this definition) under the mortgage loan is imminent, (ii) such default will materially impair the value of the corresponding mortgaged property as security for the mortgage loan or otherwise materially adversely affect the interests of series 2004-GG1 certificateholders or, in the case of the Loan Groups, the interests of the related Companion Loan Holder(s), and (iii) the default will continue unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days, (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan); provided that any determination that a Servicing Transfer Event has occurred under this clause 4. with respect to any mortgage loan solely by reason of the failure (or imminent failure) of the related borrower to maintain or cause to be maintained insurance coverage against damages or losses arising from acts of terrorism may only be made by the special servicer (with the consent of the directing holder) as described under "Servicing Under the Pooling and Servicing Agreement--Maintenance of Insurance" in this prospectus supplement;

     5. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     6. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 5., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 6. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in a Loan Group, it will also be considered to exist for the remainder of the Loan Group.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o    will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

          1. all payments of principal (whether received or advanced), including voluntary principal prepayments, received by or on behalf of the trust on such mortgage loan;

          2. all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans during the related collection period and that were identified and applied by the master servicer as recoveries of principal of such mortgage loan; and

          3. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a mortgage loan in the trust will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     When determining the aggregate Stated Principal Balance of all the mortgage loans in the pool, the Stated Principal Balance of the pool will not be reduced by the amount of principal collections that were used to reimburse the master servicer, the special servicer, the trustee or the fiscal agent for any Work-out Delayed Reimbursement Amount unless the corresponding advances are determined to be nonrecoverable.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the mortgage loans included in the trust during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the mortgage loans included in the trust prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject mortgage loan included in the trust or, in the case of an REO Property, of the related mortgage loan included in the trust, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the mortgage loans included in the trust for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans or the 111 Eighth Avenue Non-Pooled Junior Trust Loan.

     Notwithstanding the foregoing, if the master servicer, the special servicer the trustee or the fiscal agent reimburses itself out of general collections on the mortgage pool for any advance that it has determined is not recoverable out of collections on the related mortgage loan, as described under "Description of the Offered Certificates--Reimbursement of Advances," then, to the extent such reimbursement is made from collections of principal on the underlying mortgage loans, the Total Principal Payment Amount for the corresponding payment date by the amount of any such reimbursement. Likewise, if the master servicer, the special servicer the trustee or the fiscal agent reimburses itself out of principal collections for any Work-Out Delayed Reimbursement Amounts as described under "Description of the Offered Certificates--Reimbursement of Advances," then the Total Principal Payment Amount for the corresponding payment date will be reduced by the amount of any such reimbursement.

     If any advance is considered to be nonrecoverable and is, therefore, reimbursed out of payments and other collections of principal with respect to the entire mortgage pool or if any Work-out Delayed Reimbursement Amount is reimbursed or paid out of payments or other collections of principal with respect to the entire mortgage pool, as described under "Description of the Offered Certificates--Reimbursement of Advances," and if there is a subsequent recovery of any such item (such recovery, a "Recovered Amount"), that Recovered Amount would generally be included as part of the Total Principal Payment Amount for the payment date following the collection period in which that Recovered Amount was received.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 90-59, as amended to date, including by Prohibited Transaction Exemption 2002-41, as described under "Certain ERISA Considerations" in this prospectus supplement.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" or "U/W NCF DSCR" means:

     o    with respect to any mortgage loan in the trust, the ratio of--

          1.   the Net Cash Flow for the related mortgaged property, to

          2. the annualized amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization (except as otherwise set forth in any of the footnotes in Annex A); provided that in the case of a mortgage loan with an earnout, the annual debt service is calculated net of the earnout.

     "WATER TOWER PLACE LOAN GROUP" means, collectively, the 3 mortgage loans, each comprised of 2 notes secured by one mortgaged property located at 845 North Michigan Avenue, Chicago, Illinois. These notes are pari passu with each other (the Water Tower Place Trust Loans and the Water Tower Place Pari Passu Companion Loans).

     "WATER TOWER PLACE PARI PASSU COMPANION LOANS" means the 2 mortgage loans, each comprised of 2 notes that are part of a split loan structure secured by the Water Tower Place property and that are pari passu with the Water Tower Place Trust Loan but are not assets of the trust.

     "WATER TOWER PLACE TRUST LOAN" means the mortgage loan represented by two pari passu mortgage notes that are part of a split loan structure secured by the Water Tower Place property and that are included in the trust and identified as Mortgage Loan No. 14 on Annex A to this prospectus supplement. The Water Tower Place Trust Loan is pari passu with the Water Tower Place Pari Passu Companion Loans.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the pooled mortgage loans, weighted on the basis of such pooled mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

     o in the case of each pooled mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

          1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

          2.   the related Administrative Fee Rate; and

     o in the case of each pooled mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

          1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

          2.   the related Administrative Fee Rate.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's distribution account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's distribution account during that month.

      "WELLS FARGO TOWER LOAN GROUP" means collectively, the seven mortgage loans, secured by one mortgaged property, which is located in Los Angeles, California. These loans are pari passu with each other (the Wells Fargo Tower Trust Loans and the Wells Fargo Tower Pari Passu Companion Loans).

     "WELLS FARGO TOWER PARI PASSU COMPANION LOANS" means the five mortgage loans that are part of a split loan structure secured by the Wells Fargo Tower property and that are pari passu with the Wells Fargo Tower Trust Loans but are not assets of the trust.

     "WELLS FARGO TOWER TRUST LOANS" means the two mortgage loans that are included in the trust and identified as Mortgage Loan No. 7 on Annex A to this prospectus supplement. The Wells Fargo Tower Trust Loans is pari passu with the Wells Fargo Tower Pari Passu Companion Loans. The amortization schedules and other information regarding individual notes that comprise the Wells Fargo Tower Trust Loans are set forth in Annex A-2 to this prospectus supplement.

     "WORK-OUT DELAYED REIMBURSEMENT AMOUNT" means any advance that is outstanding at the time that a mortgage loan becomes corrected that is not repaid in full by the borrower in connection with such correction but rather becomes an obligation of the borrower to pay such amounts in the future.

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




                                     ANNEX A

            CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

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

GCFC 2004-GG1 ANNEX A

                                                                                                     CROSSED            AFFILIATED
                                                                                                    WITH OTHER          WITH OTHER
                                                                                                      LOANS                LOANS
CONTROL               MORTGAGE                                                                       (CROSSED           (AFFILIATED
 NUMBER             LOAN SELLER                               LOAN NAME                               GROUP)              GROUP)
   1                    GSMC             885 Third Avenue (2)
   2                    GCFP             111 Eighth Avenue (3,4)
   3                    GCFP             660 Madison Avenue (11)
   4                    GCFP             Aegon Center (14)
   5             GSMC / Commerzbank      Southland Mall                                                                    R-01
   6                    GCFP             Greensboro Corporate Center
   7                    GCFP             Wells Fargo Tower (3,5)                                                           R-02
   8             GSMC / Commerzbank      Deerbrook Mall                                                                    R-01
   9                    GCFP             Glendale Center (15)                                                              R-02
   10                   GCFP             801 Figueroa Tower
   11                   GCFP             237 Park Avenue (3)
   12                   GCFP             180 North LaSalle
   13                   GSMC             New Roc City (6)
   14            GSMC / Commerzbank      Water Tower Place (3)
   15                   GCFP             Davies Pacific Center (7, 16)
   16                   GSMC             DDR Portfolio (3, 12)
 16.01                  GSMC             DDR Portfolio
 16.02                  GSMC             DDR Portfolio
 16.03                  GSMC             DDR Portfolio
 16.04                  GSMC             DDR Portfolio
 16.05                  GSMC             DDR Portfolio
 16.06                  GSMC             DDR Portfolio
 16.07                  GSMC             DDR Portfolio
 16.08                  GSMC             DDR Portfolio
 16.09                  GSMC             DDR Portfolio
 16.10                  GSMC             DDR Portfolio
   17                   GCFP             Sealy Industrial Portfolio
 17.01                  GCFP             Sealy Industrial Portfolio
 17.02                  GCFP             Sealy Industrial Portfolio
 17.03                  GCFP             Sealy Industrial Portfolio
 17.04                  GCFP             Sealy Industrial Portfolio
 17.05                  GCFP             Sealy Industrial Portfolio
 17.06                  GCFP             Sealy Industrial Portfolio
 17.07                  GCFP             Sealy Industrial Portfolio
 17.08                  GCFP             Sealy Industrial Portfolio
 17.09                  GCFP             Sealy Industrial Portfolio
 17.10                  GCFP             Sealy Industrial Portfolio
 17.11                  GCFP             Sealy Industrial Portfolio
 17.12                  GCFP             Sealy Industrial Portfolio
 17.13                  GCFP             Sealy Industrial Portfolio
 17.14                  GCFP             Sealy Industrial Portfolio
   18                   GSMC             5 Houston Center (3)
   19                   GCFP             Best Plaza
   20                   GCFP             Severance Town Center
   21                   GSMC             Rechler Industrial Portfolio IV (10-year)                                         R-03
 21.01                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.02                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.03                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.04                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.05                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.06                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.07                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.08                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.09                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.10                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.11                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.12                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.13                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.14                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.15                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.16                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.17                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.18                  GSMC             Rechler Industrial Portfolio IV (10-year)
 21.19                  GSMC             Rechler Industrial Portfolio IV (10-year)
   22                   GSMC             Xerox Corporate Headquarters (12)
   23                   GSMC             Bradley Fair Shopping Center
   24                   GSMC             Rookwood Pavilion
   25                   GCFP             Rolling Valley
   26                   GSMC             Riverbend Centre                                                                  R-05
   27                   GSMC             Rechler Industrial Portfolio III (8.5-year)                                       R-03
 27.01                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.02                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.03                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.04                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.05                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.06                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.07                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.08                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.09                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.10                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.11                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.12                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.13                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.14                  GSMC             Rechler Industrial Portfolio III (8.5-year)
 27.15                  GSMC             Rechler Industrial Portfolio III (8.5-year)
   28                   GSMC             Burlington Office Center (10)
   29                   GCFP             Chesterfield Square (18)
   30                   GCFP             Price Self Storage - Pacific Beach/ Walnut Creek
 30.01                  GCFP             Price Self Storage - Pacific Beach/ Walnut Creek
 30.02                  GCFP             Price Self Storage - Pacific Beach/ Walnut Creek
   31                   GCFP             Lincoln Park Centre (17)
   32                   GCFP             1700 California Street
   33                   GCFP             Moorpark Marketplace                                                              R-04
   34                   GCFP             Shops at Somerset Square
   35                   GCFP             Crosswest Office Center
   36                   GSMC             The Sovereign
   37                   GCFP             Merced Marketplace                                                                R-04
   38                   GSMC             Birmingham Place
   39                   GSMC             Southwest Plaza III
   40                   GCFP             Skillman Abrams Shopping Center                                                   R-06
   41                   GCFP             Sycamore Mineral Springs Resort
   42                   GSMC             Veterans AMC Theater
   43                   GSMC             The Reserve at Deerwood
   44                   GSMC             510 Glenwood Avenue (10)
   45                   GCFP             Crescent Square
   46                   GCFP             1801 K Street (3, 12)
   47                   GSMC             Summit Office Park
   48                   GCFP             Towne Square Shopping Center                                                      R-06
   49                   GCFP             Doubletree Club Boston Bayside (19)
   50                   GSMC             Sunrise Mesa Mobile Home Park (9)
   51                   GSMC             Arvada West Town Center (10)
   52                   GCFP             Chelsea Business Park
   53                   GSMC             Sandy Springs Crossing Shopping Center
   54                   GSMC             Main Street Shopping Center                                                       R-05
   55                   GCFP             Coventry Commons
   56                   GCFP             Stop and Shop Bristol (20)
   57                   GCFP             Market City Shopping Center
   58                   GCFP             Towne Centre Plaza
   59                   GCFP             Forest Cove Office
   60                   GSMC             Mountain Lodge Apartments
   61                   GSMC             Stonegate Mobile Home Park
   62                   GSMC             222 East 41st Street
   63                   GCFP             Celebration at Six Forks
   64                   GSMC             Palisades I Office Building
   65                   GCFP             Sheraton Four Points - San Francisco
   66                   GSMC             Richland Medical Three
   67                   GCFP             Willow Creek Town Center
   68                   GSMC             Milestone South Shopping Center                                                   R-07
   69                   GCFP             Neiman Marcus - Fashion Valley
   70                   GSMC             Willows of Lone Mountain West
   71                   GCFP             Reata Apartments
   72                   GCFP             Friendship Center
   73                   GSMC             Highwoods Plaza
   74                   GCFP             Victorville Pavillion
   75                   GCFP             Old Ashburn Square
   76                   GCFP             26-30 West Hubbard (8)                                        C-01                R-10
   77                   GCFP             22 West Hubbard (8)                                           C-01                R-10
   78                   GCFP             Holiday Inn at Morgan City
   79                   GCFP             Sabre MHC
   80                   GSMC             Gwinnett Professional Center
   81                   GCFP             Baywater Business Park
   82                   GSMC             Southland Plaza Shopping Center                                                   R-08
   83                   GSMC             Westfield Corporate Center
   84                   GSMC             Citiplace III
   85                   GSMC             The Ridges of Geneva East Apartments
   86                   GSMC             Scripps Ranch Technology Center
   87                   GSMC             Bangor Plaza
   88                   GSMC             Marietta Professional Center
   89                   GSMC             Arbor Square Shopping Center
   90                   GSMC             Greenlawn Crossing II (10, 13)
   91                   GCFP             Spring Gulch RV                                                                   R-09
   92                   GCFP             West Court Plaza
   93                   GCFP             Hidden Valley Village
   94                   GSMC             Hampton R&D Building
   95                   GCFP             Rockefeller Industrial Buildings
   96                   GSMC             Pecos Terrace II (10)                                                             R-11
   97                   GCFP             Arrowhead Self Storage
   98                   GCFP             Hollywood Center
   99                   GSMC             Milestone III Shopping Center                                                     R-07
  100                   GCFP             770 Smithridge Drive
  101                   GSMC             Valley View Industrial Portfolio
 101.01                 GSMC             Valley View Industrial Portfolio
 101.02                 GSMC             Valley View Industrial Portfolio
 101.03                 GSMC             Valley View Industrial Portfolio
  102                   GSMC             401 Greenwich Street
  103                   GCFP             Twin Lakes RV                                                                     R-09
  104                   GSMC             Union Town Center
  105                   GSMC             Duluth Professional Center
  106                   GSMC             Lakeshore Grande Apartments
  107                   GSMC             Enterprise Portfolio
 107.01                 GSMC             Enterprise Portfolio
 107.02                 GSMC             Enterprise Portfolio
  108                   GSMC             Berryland Shopping Center
  109                   GSMC             Hampshire Square
  110                   GSMC             River Oaks Landing                                                                R-08
  111                   GSMC             Bodega Business Park
  112                   GCFP             Meadowbrook Commons
  113                   GCFP             700 Lexington Avenue (Ground Lease)
  114                   GSMC             Summit Place Shopping Center
  115                   GCFP             Quail Park at El Dorado Hills                                                     R-12
  116                   GSMC             Shoppes at North Augusta
  117                   GSMC             Twinsburg Town Center III
  118                   GCFP             Jamestown Eckerd
  119                   GCFP             2675 Patrick/6145 Harrison                                                        R-12
  120                   GSMC             Cedar Crest Apartments
  121                   GSMC             Greatwood Lakes Office Building
  122                   GSMC             Rancho Santa Barbara MHP
  123                   GSMC             Bradley Business Center
  124                   GSMC             Pecos Terrace I                                                                   R-11
  125                   GCFP             Main Plaza

(1)   The Open Period is inclusive of the Maturity Date.
(2) The monthly payment reflects the first P&I payment due. Subsequent monthly payments are set per the amortization schedule on Annex A-3.
(3) For the purpose of calculating underwritten debt service coverage ratios, loan-to-value ratios and loan per square foot/unit, the cutoff date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.
(4) Refer to Annex A-4 for a summary of the amortization schedules for the loan included in the trust. Amortization on the pari passu A notes is based roughly on a 360 month schedule.
(5) The Wells Fargo Loan represented on Annex A is comprised of two pari passu notes. Refer to Annex A-2 for a summary of the amortization schedules of the underlying pari passu notes.
(6)   The loan has secured subordinate debt in the amount of $4,000,000.
(7) The Davies Pacific Center Loan is comprised of multiple notes. Refer to Annex A-5 for a summary of the amortization schedules for the loan included in the trust.
(8) The DSCR and LTV for cross-collateralized loan pools are shown as the weighted average DSCR and LTV of the underlying loans.
(9) There are an additional 193 functionally obsolete pads included in the collateral.
(10) The cutoff date LTV, DSCR, debt service and loan per square foot/unit figures for these loans are net of the earnout amount.
(11) The monthly and annual debt service payment amounts shown for the 660 Madison Avenue Loan are based on the payments due during the amortization period however the DSCR is shown based on the payment due during the interest-only period.
(12)  Loan has been deposited in an individual loan REMIC.
(13) After a 2 year lockout period, the Greenlawn Crossing II loan permits defeasance, and additionally permits prepayment commencing 37 months after origination upon the payment of the lesser of a specified percentage (initially 5% and declining annually to a minimum of 1%) of the amount being prepaid and a yield maintenance charge.
(14) Aegon Center Property consists of 633,650 sf office and 126,000 sf parking garage. Loan psf was calculated based on office space only.
(15) Glendale Center Property consists of 382,841 sf office and 312,297 sf parking garage. Loan psf was calculated based on office space only.
(16) Davies Pacific Center Property consists of 346,240 sf office and 111,750 sf parking garage. Loan psf was calculated based on office space only.
(17) Lincoln Park Center Property consists of 62,737 sf retail and 81,728 sf parking garage. Loan psf was calculated based on retail space only.
(18)  The loan has secured subordinate debt in the amount of $6,100,000.
(19)  The loan has secured subordinate debt in the amount of $2,000,000.
(20)  The loan has secured subordinate debt in the amount of $650,000.

   CONTROL                                                          GENERAL
    NUMBER                    PROPERTY NAME                      PROPERTY TYPE                 DETAILED PROPERTY TYPE
      1        885 Third Avenue                             Office                   General Urban
      2        111 Eighth Avenue                            Office                   General Urban
      3        660 Madison Avenue                           Office                   General Urban
      4        Aegon Center                                 Office                   General Urban
      5        Southland Mall                               Retail                   Regional Mall
      6        Greensboro Corporate Center                  Office                   General Suburban
      7        Wells Fargo Tower                            Office                   General Urban
      8        Deerbrook Mall                               Retail                   Regional Mall
      9        Glendale Center                              Office                   General Urban
      10       801 Figueroa Tower                           `                        General Urban
      11       237 Park Avenue                              Office                   General Urban
      12       180 North LaSalle                            Office                   General Urban
      13       New Roc City                                 Retail                   Anchored
      14       Water Tower Place                            Retail                   Anchored
      15       Davies Pacific Center                        Office                   General Urban
      16
    16.01      Brook Highland Plaza Shopping Center         Retail                   Anchored
    16.02      Meridian Crossroads Shopping Center          Retail                   Power Center/Big Box
    16.03      University Center                            Retail                   Power Center/Big Box
    16.04      Uptown Solon Shopping Center                 Retail                   Power Center/Big Box
    16.05      Big Oaks Crossing                            Retail                   Anchored
    16.06      North Pointe Shopping Center                 Retail                   Anchored
    16.07      Green Ridge Square                           Retail                   Power Center/Big Box
    16.08      Indian Hills Plaza                           Retail                   Anchored
    16.09      Oxford Commons Center                        Retail                   Power Center/Big Box
    16.10      Jacksonville Regional ShoppingCenter         Retail                   Anchored
      17
    17.01      Centennial / Six Flags                       Industrial               Warehouse
    17.02      Mockingbird                                  Industrial               Warehouse
    17.03      Nicholson                                    Industrial               Warehouse
    17.04      Silber                                       Industrial               Warehouse
    17.05      Crosstimbers                                 Industrial               Warehouse
    17.06      Irving                                       Industrial               Warehouse
    17.07      Minimax 3                                    Industrial               Warehouse
    17.08      Sam Houston                                  Industrial               Warehouse
    17.09      Avenue S                                     Industrial               Warehouse
    17.10      Minimax 2                                    Industrial               Warehouse
    17.11      Ambassador                                   Industrial               Warehouse
    17.12      Avenue T                                     Industrial               Warehouse
    17.13      Statesman                                    Industrial               Warehouse
    17.14      Vantage                                      Industrial               Warehouse
      18       5 Houston Center                             Office                   General Urban
      19       Best Plaza                                   Retail                   Unanchored
      20       Severance Town Center                        Retail                   Power Center/Big Box
      21
    21.01      2002 Orville Drive North                     Industrial               Industrial/Warehouse, w/Office Tenant
    21.02      110 Orville Drive                            Industrial               Industrial/Warehouse, w/Office Tenant
    21.03      150 Engineers Road                           Industrial               Industrial/Warehouse, w/Office Tenant
    21.04      70 Schmitt Boulevard                         Industrial               Industrial/Warehouse, w/Office Tenant
    21.05      40 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    21.06      170 Wilbur Place                             Industrial               Industrial/Warehouse, w/Office Tenant
    21.07      70 Orville Drive                             Industrial               Industrial/Warehouse, w/Office Tenant
    21.08      90 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    21.09      140 Wilbur Place                             Industrial               Industrial/Warehouse, w/Office Tenant
    21.10      1385 Lakeland Avenue                         Industrial               Industrial/Warehouse, w/Office Tenant
    21.11      595 Old Willets Path                         Industrial               Industrial/Warehouse, w/Office Tenant
    21.12      30 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    21.13      85 Engineers Road                            Industrial               Industrial/Warehouse, w/Office Tenant
    21.14      50 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    21.15      60 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    21.16      631-641 Old Willets Path                     Industrial               Industrial/Warehouse, w/Office Tenant
    21.17      65 Engineers Road                            Industrial               Industrial/Warehouse, w/Office Tenant
    21.18      208 Blydenburgh Road                         Industrial               Industrial/Warehouse, w/Office Tenant
    21.19      80 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
      22       Xerox Corporate Headquarters                 Office                   General Suburban
      23       Bradley Fair Shopping Center                 Retail                   Anchored
      24       Rookwood Pavilion                            Retail                   Anchored
      25       Rolling Valley                               Retail                   Anchored
      26       Riverbend Centre                             Retail                   Anchored
      27
    27.01      400 Oser Avenue                              Industrial               Industrial/Warehouse, w/Office Tenant
    27.02      2005 Orville Drive North                     Industrial               Industrial/Warehouse, w/Office Tenant
    27.03      180 Oser Avenue                              Industrial               Industrial/Warehouse, w/Office Tenant
    27.04      933 Vanderbilt Motor Parkway                 Industrial               Industrial/Warehouse, w/Office Tenant
    27.05      120 Ricefield Lane                           Industrial               Industrial/Warehouse, w/Office Tenant
    27.06      120 Wilbur Place                             Industrial               Industrial/Warehouse, w/Office Tenant
    27.07      20 Orville Drive                             Industrial               Industrial/Warehouse, w/Office Tenant
    27.08      651-661 Old Willets Path                     Industrial               Industrial/Warehouse, w/Office Tenant
    27.09      85 Orville Drive                             Industrial               Industrial/Warehouse, w/Office Tenant
    27.10      360 Oser Avenue                              Industrial               Industrial/Warehouse, w/Office Tenant
    27.11      375 Oser Avenue                              Industrial               Industrial/Warehouse, w/Office Tenant
    27.12      63 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    27.13      681 Old Willets Path                         Industrial               Industrial/Warehouse, w/Office Tenant
    27.14      65 Oser Avenue                               Industrial               Industrial/Warehouse, w/Office Tenant
    27.15      210 Blydenburgh Road                         Industrial               Industrial/Warehouse, w/Office Tenant
      28       Burlington Office Center                     Office                   General Suburban
      29       Chesterfield Square                          Retail                   Anchored
      30
    30.01      Price SS Pacific Beach                       Self-Storage             General, units only
    30.02      Price SS Walnut Creek                        Self-Storage             General, units only
      31       Lincoln Park Centre                          Retail                   Anchored
      32       1700 California Street                       Office                   Medical
      33       Moorpark Marketplace                         Retail                   Power Center/Big Box
      34       Shops at Somerset Square                     Retail                   Other Retail
      35       Crosswest Office Center                      Office                   General Suburban
      36       The Sovereign                                Multifamily              Conventional
      37       Merced Marketplace                           Retail                   Power Center/Big Box
      38       Birmingham Place                             Office                   General Suburban
      39       Southwest Plaza III                          Retail                   Anchored
      40       Skillman Abrams Shopping Center              Retail                   Anchored
      41       Sycamore Mineral Springs Resort              Hospitality              Full Service
      42       Veterans AMC Theater                         Retail                   Single Tenant
      43       The Reserve at Deerwood                      Multifamily              Garden
      44       510 Glenwood Avenue                          Office                   General Urban
      45       Crescent Square                              Retail                   Anchored
      46       1801 K Street                                Office                   General Urban
      47       Summit Office Park                           Office                   General Urban
      48       Towne Square Shopping Center                 Retail                   Unanchored
      49       Doubletree Club Boston Bayside               Hospitality              Full Service
      50       Sunrise Mesa Mobile Home Park                Mobile Home Park         Mobile Home Park
      51       Arvada West Town Center                      Retail                   Shadow Anchored
      52       Chelsea Business Park                        Industrial               Warehouse
      53       Sandy Springs Crossing Shopping Center       Retail                   Anchored
      54       Main Street Shopping Center                  Retail                   Anchored
      55       Coventry Commons                             Retail                   Anchored
      56       Stop and Shop Bristol                        Retail                   Single Tenant
      57       Market City Shopping Center                  Retail                   Anchored
      58       Towne Centre Plaza                           Retail                   Power Center/Big Box
      59       Forest Cove Office                           Office                   General Suburban
      60       Mountain Lodge Apartments                    Multifamily              Garden
      61       Stonegate Mobile Home Park                   Mobile Home Park         Mobile Home Park
      62       222 East 41st Street                         Other                    Ground Lease/Land
      63       Celebration at Six Forks                     Retail                   Unanchored
      64       Palisades I Office Building                  Office                   General Suburban
      65       Sheraton Four Points - San Francisco         Hospitality              Full Service
      66       Richland Medical Three                       Office                   Medical
      67       Willow Creek Town Center                     Retail                   Shadow Anchored
      68       Milestone South Shopping Center              Retail                   Anchored
      69       Neiman Marcus - Fashion Valley               Retail                   Single Tenant
      70       Willows of Lone Mountain West                Multifamily              Garden
      71       Reata Apartments                             Multifamily              Garden
      72       Friendship Center                            Retail                   Anchored
      73       Highwoods Plaza                              Office                   General Suburban
      74       Victorville Pavillion                        Retail                   Anchored
      75       Old Ashburn Square                           Retail                   Unanchored
      76       26-30 West Hubbard                           Office                   Other Office
      77       22 West Hubbard                              Retail                   Other Retail
      78       Holiday Inn at Morgan City                   Hospitality              Full Service
      79       Sabre MHC                                    Mobile Home Park         Mobile Home Park
      80       Gwinnett Professional Center                 Office                   General Suburban
      81       Baywater Business Park                       Industrial               Industrial
      82       Southland Plaza Shopping Center              Retail                   Anchored
      83       Westfield Corporate Center                   Office                   General Suburban
      84       Citiplace III                                Office                   General Suburban
      85       The Ridges of Geneva East Apartments         Multifamily              Garden
      86       Scripps Ranch Technology Center              Office                   General Suburban
      87       Bangor Plaza                                 Retail                   Anchored
      88       Marietta Professional Center                 Office                   General Suburban
      89       Arbor Square Shopping Center                 Retail                   Shadow Anchored
      90       Greenlawn Crossing II                        Retail                   Shadow Anchored
      91       Spring Gulch RV                              Mobile Home Park         RVs
      92       West Court Plaza                             Retail                   Unanchored
      93       Hidden Valley Village                        Retail                   Anchored
      94       Hampton R&D Building                         Office                   Other Office
      95       Rockefeller Industrial Buildings             Industrial               Warehouse
      96       Pecos Terrace II                             Multifamily              Garden
      97       Arrowhead Self Storage                       Self-Storage             General, units only
      98       Hollywood Center                             Retail                   Anchored
      99       Milestone III Shopping Center                Retail                   Shadow Anchored
     100       770 Smithridge Drive                         Office                   General Suburban
     101
    101.01     FreshPoint Foods                             Industrial               Industrial/Warehouse, w/Office Tenant
    101.02     Crescent Electric                            Industrial               Industrial/Warehouse, w/Office Tenant
    101.03     United Green Mark & Helena Chemical          Industrial               Industrial/Warehouse, w/Office Tenant
     102       401 Greenwich Street                         Office                   General Urban
     103       Twin Lakes RV                                Mobile Home Park         RVs
     104       Union Town Center                            Retail                   Shadow Anchored
     105       Duluth Professional Center                   Office                   Medical
     106       Lakeshore Grande Apartments                  Multifamily              Conventional
     107
    107.01     One Morton Drive                             Office                   General Suburban
    107.02     400 East Main Street                         Office                   General Suburban
     108       Berryland Shopping Center                    Retail                   Anchored
     109       Hampshire Square                             Retail                   Anchored
     110       River Oaks Landing                           Retail                   Shadow Anchored
     111       Bodega Business Park                         Industrial               Industrial/Warehouse, w/Office Tenant
     112       Meadowbrook Commons                          Retail                   Anchored
     113       700 Lexington Avenue (Ground Lease)          Other                    Ground Lease/Land
     114       Summit Place Shopping Center                 Retail                   Shadow Anchored
     115       Quail Park at El Dorado Hills                Office                   General Suburban
     116       Shoppes at North Augusta                     Retail                   Shadow Anchored
     117       Twinsburg Town Center III                    Retail                   Shadow Anchored
     118       Jamestown Eckerd                             Retail                   Single Tenant
     119       2675 Patrick/6145 Harrison                   Industrial               Industrial
     120       Cedar Crest Apartments                       Multifamily              Conventional
     121       Greatwood Lakes Office Building              Office                   General Suburban
     122       Rancho Santa Barbara MHP                     Mobile Home Park         Mobile Home Park
     123       Bradley Business Center                      Retail                   Unanchored
     124       Pecos Terrace I                              Multifamily              Garden
     125       Main Plaza                                   Retail                   Unanchored

   CONTROL
    NUMBER                                       ADDRESS                                  CITY                    COUNTY
      1        885 Third Avenue                                                  New York               New York
      2        111 Eighth Avenue                                                 New York               New York
      3        660 Madison Avenue                                                New York               New York
      4        400 W. Market Street                                              Louisville             Jefferson
      5        24500 Hesperian Boulevard                                         Hayward                Alameda
      6        8401-8405 Greensboro Drive                                        McLean                 Fairfax
      7        333 South Grand Avenue                                            Los Angeles            Los Angeles
      8        20131 US Highway 59 N.                                            Humble                 Harris
      9        611 North Brand Boulevard                                         Glendale               Los Angeles
      10       801 South Figueroa Street                                         Los Angeles            Los Angeles
      11       237 Park Avenue                                                   New York               New York
      12       180 North LaSalle                                                 Chicago                Cook
      13       33 Le Count Place                                                 New Rochelle           Westchester
      14       845 North Michigan Avenue                                         Chicago                Cook
      15       841 Bishop Street                                                 Honolulu               Honolulu
      16
    16.01      5291 Highway 280 South                                            Birmingham             Shelby
    16.02      SEC Fairview Avenue and Eagle Road                                Meridian               Ada
    16.03      326 - 412 S. College Street                                       Wilmington             New Hanover
    16.04      6025 Kruse Drive                                                  Solon                  Cuyahoga
    16.05      3929 N. Gloster Street                                            Tupelo                 Lee
    16.06      7400 Rivers Avenue                                                North Charleston       Charleston
    16.07      3410 Alpine Avenue                                                Walker                 Kent
    16.08      4208 E. Blue Grass Road                                           Mt. Pleasant           Isabella
    16.09      3500 Roxboro Road                                                 Durham                 Durham
    16.10      3000 Dunn Avenue                                                  Jacksonville           Duval
      17
    17.01      2400 Centennial, 300 Six Flags Drive                              Arlington              Tarrant
    17.02      601-625 Mockingbird Lane                                          Dallas                 Dallas
    17.03      12901 Nicholson Road                                              Farmers Branch         Dallas
    17.04      1200 - 1234 Silber Road                                           Houston                Harris
    17.05      401 - 421 West Crosstimbers Street                                Houston                Harris
    17.06      3439 Irving Boulevard                                             Dallas                 Dallas
    17.07      1401-1431 Greengrass Drive                                        Houston                Harris
    17.08      1801 West Sam Houston Pkwy North                                  Houston                Harris
    17.09      1375 Avenue S                                                     Grand Prairie          Tarrant
    17.10      1501 - 1537 Greengrass Drive                                      Houston                Harris
    17.11      8611 Ambassador Row                                               Dallas                 Dallas
    17.12      1002 Avenue T                                                     Grand Prairie          Tarrant
    17.13      5101 Statesman Drive                                              Irving                 Dallas
    17.14      1625 Vantage Drive                                                Carrollton             Dallas
      18       1401 McKinney Street                                              Houston                Harris
      19       11101-11263 183rd Street                                          Cerritos               Los Angeles
      20       3640 Mayfield Road                                                Cleveland Heights      Cuyahoga
      21
    21.01      2002 Orville Drive North                                          Bohemia                Suffolk
    21.02      110 Orville Drive                                                 Bohemia                Suffolk
    21.03      150 Engineers Road                                                Hauppauge              Suffolk
    21.04      70 Schmitt Boulevard                                              Farmingdale            Suffolk
    21.05      40 Oser Avenue                                                    Hauppauge              Suffolk
    21.06      170 Wilbur Place                                                  Bohemia                Suffolk
    21.07      70 Orville Drive                                                  Bohemia                Suffolk
    21.08      90 Oser Avenue                                                    Hauppauge              Suffolk
    21.09      140 Wilbur Place                                                  Bohemia                Suffolk
    21.10      1385 Lakeland Avenue                                              Bohemia                Suffolk
    21.11      595 Old Willets Path                                              Hauppauge              Suffolk
    21.12      30 Oser Avenue                                                    Hauppauge              Suffolk
    21.13      85 Engineers Road                                                 Hauppauge              Suffolk
    21.14      50 Oser Avenue                                                    Hauppauge              Suffolk
    21.15      60 Oser Avenue                                                    Hauppauge              Suffolk
    21.16      631-641 Old Willets Path                                          Hauppauge              Suffolk
    21.17      65 Engineers Road                                                 Hauppauge              Suffolk
    21.18      208 Blydenburgh Road                                              Islandia               Suffolk
    21.19      80 Oser Avenue                                                    Hauppauge              Suffolk
      22       800 Long Ridge Road                                               Stamford               Fairfield
      23       1800-2132 North Rock Road                                         Wichita                Sedgwick
      24       2692 Madison Road                                                 Cincinnati             Hamilton
      25       9230-80 Old Keene Mill Road                                       Burke                  Fairfax
      26       Turner McCall Boulevard & Riverbend Drive                         Rome                   Floyd
      27
    27.01      400 Oser Avenue                                                   Hauppauge              Suffolk
    27.02      2005 Orville Drive North                                          Bohemia                Suffolk
    27.03      180 Oser Avenue                                                   Hauppauge              Suffolk
    27.04      933 Vanderbilt Motor Parkway                                      Hauppauge              Suffolk
    27.05      120 Ricefield Lane                                                Hauppauge              Suffolk
    27.06      120 Wilbur Place                                                  Bohemia                Suffolk
    27.07      20 Orville Drive                                                  Bohemia                Suffolk
    27.08      651-661 Old Willets Path                                          Hauppauge              Suffolk
    27.09      85 Orville Drive                                                  Bohemia                Suffolk
    27.10      360 Oser Avenue                                                   Hauppauge              Suffolk
    27.11      375 Oser Avenue                                                   Hauppauge              Suffolk
    27.12      63 Oser Avenue                                                    Hauppauge              Suffolk
    27.13      681 Old Willets Path                                              Hauppauge              Suffolk
    27.14      65 Oser Avenue                                                    Hauppauge              Suffolk
    27.15      210 Blydenburgh Road                                              Islandia               Suffolk
      28       305, 315, 325 East Eisenhower                                     Ann Arbor              Washtenaw
      29       1800-1950 West Slauson Avenue                                     Los Angeles            Los Angeles
      30
    30.01      4667 Albuquerque Street                                           San Diego              San Diego
    30.02      1126 Saranap Avenue                                               Walnut Creek           Contra Costa
      31       North Avenue & Halsted Street                                     Chicago                Cook
      32       1700 California Street                                            San Francisco          San Francisco
      33       New Los Angeles Ave & HWY 23                                      Moorpark               Ventura
      34       120-170 Glastonbury Boulevard                                     Glastonbury            Hartford
      35       399 Knollwood Road                                                White Plains           Westchester
      36       1440 Beacon Street                                                Brookline              Norfolk
      37       1720-1778 West Olive Avenue                                       Merced                 Merced
      38       401-411 South Old Woodward Avenue                                 Birmingham             Oakland
      39       3231 South Veterans Parkway                                       Springfield            Sangamon
      40       6570-6780 Skillman Street                                         Dallas                 Dallas
      41       1215 Avila Beach Drive                                            San Luis Obispo        San Luis Obispo
      42       9302 Anderson Road                                                Tampa                  Hillsborough
      43       7632 Southside Boulevard                                          Jacksonville           Duval
      44       510 Glenwood Avenue                                               Raleigh                Wake
      45       1651-1833 North Milpitas Boulevard                                Milpitas               Santa Clara
      46       1801 K Street, NW                                                 Washington             Washington DC
      47       1200 & 1300 Summit Avenue                                         Fort Worth             Tarrant
      48       910 West Parker Road                                              Plano                  Collin
      49       236 Mount Vernon Street                                           Boston                 Suffolk
      50       301 South Signal Butte Road                                       Apache Junction        Maricopa
      51       14405-14715 West 64th Ave & 6450-6510 Indiana Street              Arvada                 Jefferson
      52       1,3,7 Chelsea Parkway                                             Boothwyn               Delaware
      53       6690 Roswell Road                                                 Atlanta                Fulton
      54       600 Cherokee Place                                                Cartersville           Bartow
      55       43301 Joy Road                                                    Canton                 Wayne
      56       657 Farmington Avenue (Route 6)                                   Bristol                Hartford
      57       2917-2939 Harding Avenue and 2915-2927 Kapiolani Boulevard        Honolulu               Honolulu
      58       2701, 2705 & 2709 North Mesquite Drive                            Mesquite               Dallas
      59       3001-3061 Miller Road                                             Ann Arbor              Washtenaw
      60       2501 Mountain Lodge Circle                                        Vestavia Hills         Jefferson
      61       1401 East Rundberg Lane                                           Austin                 Travis
      62       222 East 41st Street                                              New York               New York
      63       7301 Six Forks Road                                               Raleigh                Wake
      64       5400 Trinity Road                                                 Raleigh                Wake
      65       264 South Airport Boulevard                                       South San Francisco    San Mateo
      66       3330 Medical Park Drive                                           Columbia               Richland
      67       1001-1117 East Bidwell Street                                     Folsom                 Sacramento
      68       4611-4687 Milestone Lane                                          Castle Rock            Douglas
      69       7027 Friars Road/Fashion Valley Mall                              San Diego              San Diego
      70       10620 West Alexander Road                                         Las Vegas              Clark
      71       3102 Haine Drive                                                  Harlingen              Cameron
      72       8455 S.W. Highway 200                                             Ocala                  Marion
      73       18302 Highwoods Preserve Parkway                                  Tampa                  Hillsborough
      74       12127 & 12133 Mall Boulevard & 14280 Bear Valley Road             Victorville            San Bernardino
      75       20630-20660 Ashburn Road                                          Ashburn                Loudoun
      76       26-30 West Hubbard                                                Chicago                Cook
      77       22 West Hubbard                                                   Chicago                Cook
      78       520 Roderick Street                                               Morgan City            St Mary Parish
      79       1705 Factory Outlet Boulevard                                     Niagara Falls          Niagra
      80       601 Professional Drive                                            Lawrenceville          Gwinnett
      81       3 & 4 Duke, 205 & 205A Wilson, 366 & 372 Ely and 219-227 Wilson   Norwalk                Fairfield
      82       2019 Sixth Avenue SE                                              Decatur                Morgan
      83       4905 Tilghman Street                                              Allentown              Lehigh
      84       6100 Corporate Boulevard                                          Baton Rouge            East Baton Rouge Parish
      85       250 & 300 South Edwards Boulevard                                 Lake Geneva            Walworth
      86       10640-10660 Scripps Ranch Boulevard                               San Diego              San Diego
      87       1309 Blue Valley Drive                                            Pen Argyl              Northampton
      88       895 Canton Road                                                   Marietta               Cobb
      89       8201-8267 Arbor Square Shopping Center                            Mason                  Warren
      90       661 Louis Hanna Boulevard                                         Round Rock             Williamson
      91       475 Lynch Road                                                    New Holland            Lancaster
      92       6 - 70 West Court Street                                          Woodland               Yolo
      93       1101-1161 Hidden Valley Parkway                                   Norco                  Riverside
      94       130 Research Drive                                                Hampton                Hampton City
      95       1990-1992 Rockefeller Drive                                       Ceres                  Stanislaus
      96       3555 E. Lake Mead Boulevard                                       Las Vegas              Clark
      97       26677 Highway 18                                                  Rim Forest             San Bernardino
      98       601-651 South State Road 7                                        Hollywood              Broward
      99       4765 Front Street                                                 Castle Rock            Douglas
     100       770-780 Smithridge Drive                                          Reno                   Washoe
     101
    101.01     5420 Valley View Boulevard                                        Las Vegas              Clark
    101.02     5570 Valley View Boulevard                                        Las Vegas              Clark
    101.03     3670 & 3750 Dewey Drive                                           Las Vegas              Clark
     102       401 Greenwich Street                                              New York               New York
     103       1618 Memory Lane                                                  Chocowinity            Beaufort
     104       8666-8850 North Union Boulevard                                   Colorado Springs       El Paso
     105       3540 Duluth Park Lane                                             Duluth                 Gwinnett
     106       5508 Faith Drive                                                  Fayetteville           Cumberland
     107
    107.01     One Morton Drive                                                  Charlottesville        Albermarle
    107.02     400 East Main Street                                              Charlottesville        Albemarle
     108       145 Berryland Avenue                                              Ponchatoula            Tangipahoa
     109       US Route 50                                                       Romney                 Hampshire
     110       114-150 River Oaks Drive                                          Tarboro                Edgecombe
     111       6001 South Decatur Boulevard                                      Las Vegas              Clark
     112       6548 Meadowbrook Drive                                            Fort Worth             Tarrant
     113       700 Lexington Avenue                                              New York               New York
     114       201-298 Summit Place                                              Silverthorne           Summit
     115       1200 and 1204 Suncast Lane                                        El Dorado Hills        El Dorado
     116       1215 Knox Avenue                                                  North Augusta          Aiken
     117       8900 Darrow Road                                                  Twinsburg              Summit
     118       809-811 North Main Street                                         Jamestown              Chautauqua
     119       2675 East Patrick Lane and 6145 Harrison Drive                    Las Vegas              Clark
     120       1203-1213 Sweeney Drive                                           Middleton              Dane
     121       19855 Southwest Freeway                                           Sugar Land             Fort Bend
     122       333 Old Mill Road                                                 Santa Barbara          Santa Barbara
     123       29800 Bradley Road                                                Sun City               Riverside
     124       3555 East Lake Mead Boulevard                                     Las Vegas              Clark
     125       300 North Main Street                                             Spanish Fork           Utah

                                                                                                                      LOAN PER NET
                                                                                                                        RENTABLE
CONTROL                         ZIP              YEAR                 YEAR                            UNITS OF            AREA
 NUMBER         STATE          CODE              BUILT              RENOVATED          SIZE           MEASURE           SF/UNITS
   1              NY           10022             1986                                 586,589            sf              $255.72
   2              NY           10011             1932                 2002           2,941,646           sf              $152.98
   3              NY           10021             1956                 1993            267,015            sf              $449.41
   4              KY           40202             1993                                 759,650            sf              $171.31
   5              CA           94545        1964,1973,1985                           1,011,998           sf              $88.80
   6              VA           22102             2000                                 433,942            sf              $205.10
   7              CA           90071             1982                                1,382,326           sf              $180.85
   8              TX           77338             1984                 1999            461,298            sf              $183.88
   9              CA           91203             1972                 1997            695,138            sf              $208.96
   10             CA           90017             1991                 1999            436,075            sf              $176.58
   11             NY           10017             1935                 1981           1,149,789           sf              $259.18
   12             IL           60606             1972                 1999            766,329            sf              $87.14
   13             NY           10801             1999                                 446,076            sf              $147.80
   14             IL           60601             1975                 2003            821,724            sf              $226.64
   15             HI           96813             1973                 2002            457,990            sf              $141.45
   16                                                                                2,907,608           sf              $50.37
 16.01            AL           35242             1994                 2003            423,393            sf
 16.02            ID           83642             2000                 2003            431,220            sf
 16.03            NC           28403             1989                                 410,491            sf
 16.04            OH           44139             1999                                 183,288            sf
 16.05            MS           38804             1992                                 348,236            sf
 16.06            SC           29406             1989              1995, 2002         294,471            sf
 16.07            MI           49544             1989                                 133,877            sf
 16.08            MI           48858             1990                                 248,963            sf
 16.09            NC           27704             1989                                 213,934            sf
 16.10            FL           32218             1988                                 219,735            sf
   17                                                                                1,811,871           sf              $26.50
 17.01            TX           76011             1987                                 237,344            sf
 17.02            TX           75247             1980                                 227,329            sf
 17.03            TX           75234             1981                                 155,767            sf
 17.04            TX           77055             1973                                 184,500            sf
 17.05            TX           77018             1979                                 170,558            sf
 17.06            TX           75247             1989                 2003            60,575             sf
 17.07            TX           77008             1968                                 128,459            sf
 17.08            TX           77043             1982                                 110,810            sf
 17.09            TX           75050             1985                                 104,000            sf
 17.10            TX           77008             1968                                 91,166             sf
 17.11            TX           75247             1971                 2003            100,000            sf
 17.12            TX           75050             1981                                 100,000            sf
 17.13            TX           75063             1984                                 91,363             sf
 17.14            TX           75006             1984                                 50,000             sf
   18             TX           77010             2002                                 580,875            sf              $154.94
   19             CA           90703             1978                 1995            359,102            sf              $125.17
   20             OH           44118             1963                 2000            644,501            sf              $66.72
   21                                                                                1,137,142           sf              $34.66
 21.01            NY           11716             2000                                 206,005            sf
 21.02            NY           11716             1979                 1993            110,000            sf
 21.03            NY           11788             1968                 1970            135,090            sf
 21.04            NY           11735             1965                 1976            76,312             sf
 21.05            NY           11788             1974                                 59,850             sf
 21.06            NY           11716             1979                                 72,283             sf
 21.07            NY           11716             1975                                 41,508             sf
 21.08            NY           11788             1973                                 37,500             sf
 21.09            NY           11716             1973                                 48,500             sf
 21.10            NY           11716             1973                                 35,079             sf
 21.11            NY           11788             1968                                 31,670             sf
 21.12            NY           11788             1978                 1995            41,851             sf
 21.13            NY           11788             1968                 1972            41,954             sf
 21.14            NY           11788             1975                                 60,000             sf
 21.15            NY           11788             1975                                 48,000             sf
 21.16            NY           11788             1965                                 25,000             sf
 21.17            NY           11788             1969                                 23,000             sf
 21.18            NY           11749             1969                                 24,040             sf
 21.19            NY           11788             1974                                 19,500             sf
   22             CT           06904             1978                                 237,000            sf              $150.98
   23             KS           67206          1992-2002                               249,788            sf              $136.12
   24             OH           45208          1993, 2001                              250,998            sf              $112.79
   25             VA           22015             1974                 1994            234,623            sf              $119.34
   26             GA           30161             1975           1997, 2002-2003       269,128            sf              $97.72
   27                                                                                 655,160            sf              $39.19
 27.01            NY           11788             1982                                 163,964            sf
 27.02            NY           11716             1999                                 130,010            sf
 27.03            NY           11788             1978                                 61,264             sf
 27.04            NY           11788             1973                                 48,000             sf
 27.05            NY           11788             1983                                 33,065             sf
 27.06            NY           11716             1972                                 34,866             sf
 27.07            NY           11716             1971                 1975            12,900             sf
 27.08            NY           11788             1967                 2000            25,000             sf
 27.09            NY           11716             1974                                 25,091             sf
 27.10            NY           11788             1981                                 23,000             sf
 27.11            NY           11788             1981                                 20,000             sf
 27.12            NY           11788             1974                                 23,000             sf
 27.13            NY           11788             1961                 2000            15,000             sf
 27.14            NY           11788             1975                                 20,000             sf
 27.15            NY           11749             1969                                 20,000             sf
   28             MI           48108       1983, 1986, 1989                           194,699            sf              $112.75
   29             CA           90047             2001                                 113,260            sf              $211.67
   30                                                                                 242,479            sf              $96.75
 30.01            CA           92123             2002                                 137,648            sf
 30.02            CA           94595             2001                                 104,831            sf
   31             IL           60611             2003                                 144,465            sf              $354.66
   32             CA           94109             1987                 2001            143,009            sf              $152.44
   33             CA           93021             2003                                 202,450            sf              $106.33
   34             CT           06033             1987                                 102,729            sf              $204.01
   35             NY           10603             1986                 2003            143,815            sf              $138.80
   36             MA           02446          1947-1948               2001              136            Units           $141,219.15
   37             CA           95348             2003                                 111,120            sf              $151.92
   38             MI           48009             1981                                 102,931            sf              $148.64
   39             IL           62704          2001-2003                               140,385            sf              $108.27
   40             TX           75231             1987                 2001            133,088            sf              $112.71
   41             CA           93405             1937                 2000              74             Rooms           $200,517.27
   42             FL           33634             1999                                 94,774             sf              $153.46
   43             FL           32256             1980                 1998              226            Units           $63,716.81
   44             NC           27603             2000                                 67,369             sf              $178.91
   45             CA           95035             2000                                 49,538             sf              $251.29
   46             DC           20006             1971                 2003            563,795            sf              $229.67
   47             TX           76102             1974                                 239,095            sf              $50.71
   48             TX           75075             1985                 2003            151,555            sf              $78.02
   49             MA           02125             1999                                   197            Rooms           $59,644.67
   50             AZ           85220             1983                                   364             Pads           $32,280.22
   51             CO           80004          2001-2002                               83,805             sf              $134.12
   52             PA           19061             1990                 2001            144,077            sf              $79.82
   53             GA           30328             1990                                 133,324            sf              $85.63
   54             GA           30121          1995, 2003                              201,014            sf              $56.55
   55             MI           48187             1987                                 114,539            sf              $97.48
   56             CT           06010             2004                                 74,161             sf              $149.67
   57             HI           96825             1948                 2001            86,734             sf              $127.98
   58             TX           75150             2002                                 94,096             sf              $113.75
   59             MI           48103             2000                 2003            84,029             sf              $123.77
   60             AL           35216             1973                                   254            Units           $40,064.78
   61             TX           78753             1969                                   359             Pads           $28,158.64
   62             NY           10017                                                  19,700             sf              $507.61
   63             NC           27615             1978                 1988            124,521            sf              $73.88
   64             NC           27607             2001                                 79,148             sf              $115.35
   65             CA           94080             2001                                   100            Rooms           $89,816.48
   66             SC           29203             1989                                 73,395             sf              $118.35
   67             CA           95630             1991                                 36,310             sf              $219.87
   68             CO           80104             2003                                 59,989             sf              $120.72
   69             CA           92108             1981                 1998            105,144            sf              $67.53
   70             NV           89129          2002-2003                                 98             Units           $69,971.57
   71             TX           78550             2001                                   144            Units           $47,222.22
   72             FL           34476             1989                 1995            108,216            sf              $62.09
   73             FL           33647             2000                                 65,390             sf              $102.46
   74             CA           92392             2004                                 40,754             sf              $164.22
   75             VA           20147             2002                                 31,318             sf              $207.55
   76             IL           60610             1904                 2000            33,774             sf              $131.76
   77             IL           60610             1891                 2004            10,200             sf              $176.47
   78             LA           70380             1975                 2002              221            Rooms           $28,230.28
   79             NY           39343             1975                                   283             Pads           $21,861.60
   80             GA           30045             1985                 1996            52,282             sf              $114.31
   81             CT           06853             1868                 1968            126,473            sf              $47.23
   82             AL           35601          1967-1970               1997            122,956            sf              $47.58
   83             PA           18104             1989                 1995            64,562             sf              $90.22
   84             LA           70808             2002                                 43,901             sf              $130.75
   85             WI           53147             1995                                   120            Units           $44,583.33
   86             CA           92131             1986                 2002            62,224             sf              $84.99
   87             PA           18072             1990              2000, 2003         135,059            sf              $38.08
   88             GA           30060          1996, 2001                              43,173             sf              $117.32
   89             OH           45040             2003                                 38,890             sf              $128.27
   90             TX           78664             2002                                 22,500             sf              $174.44
   91             PA           17557             1964                 1992              435             Pads           $11,034.48
   92             CA           95695             1970                                 86,220             sf              $53.93
   93             CA           92680             2002                                 32,377             sf              $143.62
   94             VA           23666             2002                                 49,785             sf              $91.21
   95             CA           95307             1991                 2002            130,916            sf              $34.23
   96             NV           89115             1994                                   128            Units           $33,452.83
   97             CA           92378             2002                                   529            Units            $7,960.96
   98             FL           33023             1970                 2000            125,320            sf              $33.51
   99             CO           80104             2001                                 17,180             sf              $243.99
  100             NV           89502             1997                                 42,050             sf              $98.69
  101                                                                                 96,326             sf              $41.01
 101.01           NV           89118             1988                                 49,026             sf
 101.02           NV           89118             1994                                 21,700             sf
 101.03           NV           89118             1998                                 25,600             sf
  102             NY           10013             2003                                 16,500             sf              $233.33
  103             NC           27817             1979                 1989              430            Units            $8,920.22
  104             CO           80920             2003                                 23,489             sf              $159.65
  105             GA           30096             1990                                 29,494             sf              $125.94
  106             NC           28314             2002                                   60             Units           $59,178.46
  107                                                                                 62,096             sf              $56.36
 107.01           VA           22903             1967                 1990            49,651             sf
 107.02           VA           22902             1954          late 1960's, 2002      12,445             sf
  108             LA           70454             1977                                 74,947             sf              $46.36
  109             WV           26757             1986                 2003            59,850             sf              $57.29
  110             NC           27886             2002                                 32,800             sf              $97.56
  111             NV           89118          2001-2002                               40,509             sf              $77.67
  112             TX           76112             1966                 1999            40,308             sf              $76.48
  113             NY           10022                                                  26,760             sf              $112.11
  114             CO           80498             1981              1997, 2002         69,602             sf              $43.10
  115             CA           95762             2002                                 20,160             sf              $146.33
  116             SC           29841             2003                                 45,160             sf              $63.47
  117             OH           44087             2001                                 23,026             sf              $116.73
  118             NY           14701             2003                                 13,813             sf              $191.10
  119             NV           89120             1996                                 47,421             sf              $50.52
  120             WI           53562             1975                 2003              48             Units           $49,840.20
  121             TX           77479             2001                                 25,407             sf              $78.72
  122             CA           93110             1963              1996, 2003           334             Pads            $5,965.71
  123             CA           92586       1999, 2001, 2003                           23,297             sf              $85.39
  124             NV           89115             1994                                   56             Units           $32,006.93
  125             UT           84660             2002                                 18,074             sf              $88.28


                                                                                           ALLOCATED CUT-OFF
CONTROL           OWNERSHIP INTEREST             ORIGINAL           CUT-OFF DATE              DATE BALANCE              % OF INITIAL
 NUMBER             (FEE/LEASEHOLD)              BALANCE              BALANCE               (MULTI-PROPERTY)            POOL BALANCE
   1            Fee Simple / Leasehold         $150,000,000       $150,000,000.00                                           5.8%
   2                  Fee Simple               $149,500,000       $149,500,000.00                                           5.7%
   3                  Fee Simple               $120,000,000       $120,000,000.00                                           4.6%
   4            Fee Simple / Leasehold         $108,550,000       $108,550,000.00                                           4.2%
   5                  Fee Simple               $90,000,000         $89,861,307.07                                           3.5%
   6                  Fee Simple               $89,000,000         $89,000,000.00                                           3.4%
   7                  Fee Simple               $86,437,500         $86,437,500.00                                           3.3%
   8                  Fee Simple               $85,000,000         $84,821,374.58                                           3.3%
   9                  Fee Simple               $80,000,000         $80,000,000.00                                           3.1%
   10                 Fee Simple               $77,000,000         $77,000,000.00                                           3.0%
   11                 Fee Simple               $67,333,333         $67,333,333.00                                           2.6%
   12                 Fee Simple               $67,000,000         $66,776,012.19                                           2.6%
   13                 Fee Simple               $66,000,000         $65,928,839.79                                           2.5%
   14                 Fee Simple               $56,500,000         $55,969,604.75                                           2.2%
   15                 Fee Simple               $49,000,000         $48,977,342.85                                           1.9%
   16                                          $50,000,000         $48,819,646.98                                           1.9%
 16.01                Fee Simple                                                             $9,340,825.79
 16.02                Fee Simple                                                             $8,624,804.30
 16.03                Fee Simple                                                             $7,160,214.89
 16.04                Fee Simple                                                             $5,500,346.89
 16.05                Fee Simple                                                             $3,970,664.62
 16.06                Fee Simple                                                             $3,938,118.19
 16.07                Fee Simple                                                             $2,896,632.39
 16.08                Fee Simple                                                             $2,668,807.36
 16.09                Fee Simple                                                             $2,440,982.35
 16.10                Fee Simple                                                             $2,278,250.20
   17                                          $48,052,000         $48,006,546.88                                           1.8%
 17.01                Fee Simple                                                             $7,377,603.25
 17.02                Fee Simple                                                             $5,453,011.41
 17.03                Fee Simple                                                             $5,212,437.43
 17.04                Fee Simple                                                             $4,250,141.51
 17.05                Fee Simple                                                             $4,009,566.64
 17.06                Fee Simple                                                             $3,608,610.60
 17.07                Fee Simple                                                             $3,079,347.13
 17.08                Fee Simple                                                             $2,886,888.66
 17.09                Fee Simple                                                             $2,686,409.74
 17.10                Fee Simple                                                             $2,245,357.75
 17.11                Fee Simple                                                             $2,084,974.79
 17.12                Fee Simple                                                             $2,004,783.76
 17.13                Fee Simple                                                             $1,844,400.81
 17.14                Fee Simple                                                             $1,263,013.40
   18                 Fee Simple               $45,000,000         $45,000,000.00                                           1.7%
   19                 Fee Simple               $45,000,000         $44,949,811.14                                           1.7%
   20                 Fee Simple               $43,000,000         $43,000,000.00                                           1.7%
   21                                          $39,600,000         $39,409,857.41                                           1.5%
 21.01          Fee Simple / Leasehold                                                       $11,411,649.68
 21.02                Fee Simple                                                             $3,356,367.38
 21.03                Fee Simple                                                             $3,356,367.38
 21.04                Fee Simple                                                             $2,807,144.24
 21.05                Fee Simple                                                             $1,995,513.15
 21.06                Fee Simple                                                             $1,952,795.26
 21.07                Fee Simple                                                             $1,769,721.53
 21.08                Fee Simple                                                             $1,586,646.83
 21.09                Fee Simple                                                             $1,525,621.26
 21.10                Fee Simple                                                             $1,464,596.69
 21.11                Fee Simple                                                             $1,342,546.55
 21.12                Fee Simple                                                             $1,257,111.75
 21.13                Fee Simple                                                             $1,220,497.41
 21.14                Fee Simple                                                              $951,987.90
 21.15                Fee Simple                                                              $817,733.64
 21.16                Fee Simple                                                              $793,323.42
 21.17                Fee Simple                                                              $671,273.28
 21.18                Fee Simple                                                              $640,761.49
 21.19                Fee Simple                                                              $488,198.57
   22                 Fee Simple               $36,000,000         $35,783,185.57                                           1.4%
   23                 Fee Simple               $34,000,000         $34,000,000.00                                           1.3%
   24                 Fee Simple               $28,500,000         $28,310,460.74                                           1.1%
   25                 Fee Simple               $28,000,000         $28,000,000.00                                           1.1%
   26                 Fee Simple               $26,300,000         $26,300,000.00                                           1.0%
   27                                          $25,800,000         $25,673,180.90                                           1.0%
 27.01                Fee Simple                                                             $6,993,411.30
 27.02          Fee Simple / Leasehold                                                       $6,195,916.72
 27.03                Fee Simple                                                             $1,901,716.99
 27.04                Fee Simple                                                             $1,533,643.19
 27.05                Fee Simple                                                             $1,226,914.35
 27.06                Fee Simple                                                             $1,042,877.45
 27.07                Fee Simple                                                              $981,531.47
 27.08                Fee Simple                                                              $920,185.51
 27.09                Fee Simple                                                              $858,839.55
 27.10                Fee Simple                                                              $815,897.67
 27.11                Fee Simple                                                              $754,552.70
 27.12                Fee Simple                                                              $705,476.12
 27.13                Fee Simple                                                              $674,802.64
 27.14                Fee Simple                                                              $545,977.01
 27.15                Fee Simple                                                              $521,438.23
   28                 Fee Simple               $24,250,000         $24,201,362.67                                           0.9%
   29                 Fee Simple               $24,000,000         $23,974,074.72                                           0.9%
   30                                          $23,500,000         $23,459,850.94                                           0.9%
 30.01                Fee Simple                                                             $12,750,179.41
 30.02                Fee Simple                                                             $10,709,671.53
   31                 Fee Simple               $22,250,000         $22,250,000.00                                           0.9%
   32                  Leasehold               $21,800,000         $21,800,000.00                                           0.8%
   33                 Fee Simple               $21,600,000         $21,527,193.73                                           0.8%
   34                 Fee Simple               $21,000,000         $20,957,422.85                                           0.8%
   35                 Fee Simple               $20,000,000         $19,961,347.22                                           0.8%
   36                 Fee Simple               $19,350,000         $19,205,804.87                                           0.7%
   37                 Fee Simple               $16,900,000         $16,881,091.14                                           0.6%
   38                 Fee Simple               $15,300,000         $15,300,000.00                                           0.6%
   39                 Fee Simple               $15,200,000         $15,200,000.00                                           0.6%
   40                 Fee Simple               $15,000,000         $15,000,000.00                                           0.6%
   41                 Fee Simple               $15,000,000         $14,838,278.07                                           0.6%
   42                 Fee Simple               $14,700,000         $14,543,622.20                                           0.6%
   43                 Fee Simple               $14,400,000         $14,400,000.00                                           0.6%
   44                 Fee Simple               $12,982,900         $12,903,265.20                                           0.5%
   45                 Fee Simple               $12,500,000         $12,448,503.91                                           0.5%
   46                 Fee Simple               $12,371,875         $12,371,875.00                                           0.5%
   47                 Fee Simple               $12,125,000         $12,125,000.00                                           0.5%
   48                 Fee Simple               $11,850,000         $11,824,545.43                                           0.5%
   49                 Fee Simple               $11,750,000         $11,750,000.00                                           0.5%
   50                 Fee Simple               $11,750,000         $11,750,000.00                                           0.5%
   51                 Fee Simple               $11,600,000         $11,600,000.00                                           0.4%
   52                 Fee Simple               $11,500,000         $11,500,000.00                                           0.4%
   53                 Fee Simple               $11,480,000         $11,416,624.29                                           0.4%
   54           Fee Simple / Leasehold         $11,500,000         $11,366,788.43                                           0.4%
   55                 Fee Simple               $11,200,000         $11,165,400.69                                           0.4%
   56                  Leasehold               $11,100,000         $11,100,000.00                                           0.4%
   57                 Fee Simple               $11,100,000         $11,100,000.00                                           0.4%
   58                 Fee Simple               $10,725,000         $10,703,137.59                                           0.4%
   59                 Fee Simple               $10,400,000         $10,400,000.00                                           0.4%
   60                 Fee Simple               $10,240,000         $10,176,454.84                                           0.4%
   61                 Fee Simple               $10,200,000         $10,108,952.48                                           0.4%
   62                 Fee Simple               $10,000,000         $10,000,000.00                                           0.4%
   63                 Fee Simple                $9,200,000         $9,200,000.00                                            0.4%
   64                 Fee Simple                $9,130,000         $9,130,000.00                                            0.4%
   65                 Fee Simple                $9,000,000         $8,981,648.42                                            0.3%
   66                  Leasehold                $8,700,000         $8,686,551.80                                            0.3%
   67                 Fee Simple                $8,000,000         $7,983,515.91                                            0.3%
   68                 Fee Simple                $7,250,000         $7,241,914.02                                            0.3%
   69                  Leasehold                $7,100,000         $7,100,000.00                                            0.3%
   70                 Fee Simple                $6,880,000         $6,857,213.39                                            0.3%
   71                 Fee Simple                $6,800,000         $6,800,000.00                                            0.3%
   72                 Fee Simple                $6,775,000         $6,719,045.43                                            0.3%
   73                 Fee Simple                $6,700,000         $6,700,000.00                                            0.3%
   74                 Fee Simple                $6,700,000         $6,692,485.31                                            0.3%
   75                 Fee Simple                $6,500,000         $6,500,000.00                                            0.2%
   76                 Fee Simple                $4,450,000         $4,450,000.00                                            0.2%
   77                 Fee Simple                $1,800,000         $1,800,000.00                                            0.1%
   78                 Fee Simple                $6,300,000         $6,238,892.52                                            0.2%
   79                 Fee Simple                $6,200,000         $6,186,833.83                                            0.2%
   80                 Fee Simple                $6,000,000         $5,976,362.46                                            0.2%
   81                 Fee Simple                $6,000,000         $5,973,688.72                                            0.2%
   82                 Fee Simple                $5,850,000         $5,850,000.00                                            0.2%
   83                 Fee Simple                $5,825,000         $5,825,000.00                                            0.2%
   84                 Fee Simple                $5,740,000         $5,740,000.00                                            0.2%
   85                 Fee Simple                $5,350,000         $5,350,000.00                                            0.2%
   86                 Fee Simple                $5,300,000         $5,288,347.76                                            0.2%
   87                 Fee Simple                $5,200,000         $5,143,253.18                                            0.2%
   88                 Fee Simple                $5,100,000         $5,065,271.23                                            0.2%
   89                 Fee Simple                $5,000,000         $4,988,522.30                                            0.2%
   90                 Fee Simple                $4,875,000         $4,875,000.00                                            0.2%
   91                 Fee Simple                $4,800,000         $4,800,000.00                                            0.2%
   92                 Fee Simple                $4,650,000         $4,650,000.00                                            0.2%
   93                 Fee Simple                $4,655,000         $4,649,847.06                                            0.2%
   94                 Fee Simple                $4,560,000         $4,541,100.13                                            0.2%
   95                 Fee Simple                $4,500,000         $4,481,833.10                                            0.2%
   96                 Fee Simple                $4,450,000         $4,431,961.87                                            0.2%
   97                 Fee Simple                $4,225,000         $4,211,346.20                                            0.2%
   98                 Fee Simple                $4,200,000         $4,200,000.00                                            0.2%
   99                 Fee Simple                $4,200,000         $4,191,703.43                                            0.2%
  100                 Fee Simple                $4,175,000         $4,150,066.01                                            0.2%
  101                                           $3,950,000         $3,950,000.00                                            0.2%
 101.01               Fee Simple                                                             $1,827,210.89
 101.02               Fee Simple                                                             $1,074,829.93
 101.03               Fee Simple                                                             $1,047,959.18
  102                 Fee Simple                $3,850,000         $3,850,000.00                                            0.1%
  103                 Fee Simple                $3,840,000         $3,835,693.07                                            0.1%
  104                 Fee Simple                $3,750,000         $3,750,000.00                                            0.1%
  105                 Fee Simple                $3,750,000         $3,714,563.68                                            0.1%
  106                 Fee Simple                $3,575,000         $3,550,707.79                                            0.1%
  107                                           $3,500,000         $3,500,000.00                                            0.1%
 107.01               Fee Simple                                                             $2,437,500.00
 107.02               Fee Simple                                                             $1,062,500.00
  108                 Fee Simple                $3,500,000         $3,474,493.95                                            0.1%
  109                 Fee Simple                $3,440,000         $3,428,943.50                                            0.1%
  110                 Fee Simple                $3,200,000         $3,200,000.00                                            0.1%
  111                 Fee Simple                $3,250,000         $3,146,302.13                                            0.1%
  112                 Fee Simple                $3,100,000         $3,082,814.51                                            0.1%
  113                 Fee Simple                $3,000,000         $3,000,000.00                                            0.1%
  114                 Fee Simple                $3,000,000         $3,000,000.00                                            0.1%
  115                 Fee Simple                $2,950,000         $2,950,000.00                                            0.1%
  116                 Fee Simple                $2,900,000         $2,866,253.14                                            0.1%
  117                 Fee Simple                $2,700,000         $2,687,904.27                                            0.1%
  118                 Fee Simple                $2,650,000         $2,639,685.79                                            0.1%
  119                 Fee Simple                $2,400,000         $2,395,611.63                                            0.1%
  120                 Fee Simple                $2,400,000         $2,392,329.56                                            0.1%
  121                 Fee Simple                $2,000,000         $2,000,000.00                                            0.1%
  122                 Fee Simple                $2,000,000         $1,992,548.66                                            0.1%
  123                 Fee Simple                $2,000,000         $1,989,283.95                                            0.1%
  124                 Fee Simple                $1,800,000         $1,792,387.94                                            0.1%
  125                 Fee Simple                $1,600,000         $1,595,567.36                                            0.1%

                                                 GROSS                                         NET
   CONTROL                                      INTEREST           ADMINISTRATIVE           INTEREST
    NUMBER           BALLOON BALANCE              RATE                 FEE RATE                RATE
      1              $140,838,089.88            4.5300%                0.0208%               4.5092%
      2              $131,316,814.85            5.4967%                0.0208%               5.4759%
      3              $109,987,368.59            7.2000%                0.0208%               7.1792%
      4              $102,093,515.94            6.4150%                0.0208%               6.3942%
      5              $81,295,822.30             3.6200%                0.0208%               3.5992%
      6              $74,757,573.29             5.6790%                0.0208%               5.6582%
      7              $80,889,035.98             4.6800%                0.0208%               4.6592%
      8              $73,739,427.36             3.4600%                0.0208%               3.4392%
      9              $80,000,000.00             5.7270%                0.0208%               5.7062%
      10             $70,883,451.72             5.5910%                0.0208%               5.5702%
      11             $63,819,945.97             5.7860%                0.0208%               5.7652%
      12             $59,854,164.92             5.4300%                0.0208%               5.4092%
      13             $55,266,254.01             5.5800%                0.0208%               5.5592%
      14             $49,984,914.49             4.9700%                0.0208%               4.9492%
      15             $48,600,768.64             6.7200%                0.0208%               6.6992%
      16             $44,145,372.37             4.4100%                0.0408%               4.3692%
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
      17             $43,639,046.04             6.2660%                0.0908%               6.1752%
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
      18             $45,000,000.00             5.0010%                0.0208%               4.9802%
      19             $37,471,507.77             5.4000%                0.0608%               5.3392%
      20             $39,743,868.68             5.1460%                0.0208%               5.1252%
      21             $33,479,420.28             5.8900%                0.0208%               5.8692%
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
      22             $27,499,363.66             5.6000%                0.0208%               5.5792%
      23             $28,787,856.41             5.1000%                0.0208%               5.0792%
      24             $24,131,443.45             5.9400%                0.0508%               5.8892%
      25             $23,339,154.63             5.4300%                0.0208%               5.4092%
      26             $22,131,058.01             4.8900%                0.0208%               4.8692%
      27             $22,510,371.47             5.7800%                0.0208%               5.7592%
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
      28             $20,308,110.48             5.5800%                0.0608%               5.5192%
      29             $20,090,636.63             5.5700%                0.0208%               5.5492%
      30             $20,104,901.00             6.3000%                0.0208%               6.2792%
    30.01
    30.02
      31             $18,988,827.41             5.8500%                0.0208%               5.8292%
      32             $18,636,799.27             5.8960%                0.0208%               5.8752%
      33             $19,278,614.24             5.3860%                0.0208%               5.3652%
      34             $17,559,280.64             5.5300%                0.0208%               5.5092%
      35             $16,836,092.22             5.7500%                0.0208%               5.7292%
      36             $16,455,060.27             6.0900%                0.0608%               6.0292%
      37             $15,081,783.01             5.3830%                0.0208%               5.3622%
      38             $13,218,652.17             5.8300%                0.0608%               5.7692%
      39             $12,852,669.84             5.4800%                0.0208%               5.4592%
      40             $12,740,083.11             6.0500%                0.0208%               6.0292%
      41             $12,519,826.40             8.4200%                0.0208%               8.3992%
      42             $11,510,354.49             6.3300%                0.0208%               6.3092%
      43             $13,476,816.42             6.0400%                0.0208%               6.0192%
      44             $11,111,882.72             6.3100%                0.0708%               6.2392%
      45             $10,493,857.69             5.6600%                0.0208%               5.6392%
      46             $11,506,071.71             5.5780%                0.0208%               5.5572%
      47             $10,436,578.91             5.7000%                0.0208%               5.6792%
      48             $10,971,349.47             5.2600%                0.0208%               5.2392%
      49             $10,716,569.51             6.5800%                0.0208%               6.5592%
      50             $10,311,365.43             6.1100%                0.0508%               6.0592%
      51             $10,212,200.84             5.8100%                0.0208%               5.7892%
      52              $9,642,282.69             5.6200%                0.0208%               5.5992%
      53              $9,782,146.14             6.1600%                0.0208%               6.1392%
      54              $7,330,710.67             5.2800%                0.0208%               5.2592%
      55              $9,455,651.25             5.8500%                0.0208%               5.8292%
      56              $8,719,023.73             6.4280%                0.0208%               6.4072%
      57              $9,433,184.46             6.0700%                0.0208%               6.0492%
      58              $8,960,829.66             5.5050%                0.0208%               5.4842%
      59              $7,860,700.84             5.3000%                0.0208%               5.2792%
      60              $8,580,965.98             5.6000%                0.0208%               5.5792%
      61              $8,587,651.68             5.7500%                0.0208%               5.7292%
      62             $10,000,000.00             5.5000%                0.0608%               5.4392%
      63              $9,200,000.00             5.0000%                0.0208%               4.9792%
      64              $7,881,563.86             5.8000%                0.0708%               5.7292%
      65              $6,013,331.17             6.5000%                0.0208%               6.4792%
      66              $6,633,492.46             5.5500%                0.0708%               5.4792%
      67              $6,673,678.47             5.4550%                0.0208%               5.4342%
      68              $6,037,076.63             5.4000%                0.0708%               5.3292%
      69              $5,498,359.46             6.0000%                0.0208%               5.9792%
      70              $5,743,348.37             5.4800%                0.0208%               5.4592%
      71              $5,903,678.34             5.1300%                0.0908%               5.0392%
      72              $5,765,401.20             6.1100%                0.0208%               6.0892%
      73              $5,431,670.29             5.7000%                0.0208%               5.6792%
      74              $5,573,839.57             5.3700%                0.0208%               5.3492%
      75              $5,463,313.75             5.7000%                0.0208%               5.6792%
      76              $3,745,944.20             5.7500%                0.0208%               5.7292%
      77              $1,515,213.39             5.7500%                0.0208%               5.7292%
      78              $4,240,412.40             6.6900%                0.0208%               6.6692%
      79              $5,525,264.81             5.3140%                0.0208%               5.2932%
      80              $5,070,596.58             5.8800%                0.0708%               5.8092%
      81              $4,638,053.24             5.9500%                0.0208%               5.9292%
      82              $5,067,437.18             5.9400%                0.0208%               5.9192%
      83              $4,998,169.22             5.5800%                0.0708%               5.5092%
      84              $4,925,968.36             5.5800%                0.0808%               5.4992%
      85              $4,855,323.77             5.2000%                0.0208%               5.1792%
      86              $4,378,782.40             5.1500%                0.0608%               5.0892%
      87               $58,633.62               5.3900%                0.0208%               5.3692%
      88              $4,304,104.85             5.8300%                0.0208%               5.8092%
      89              $3,214,600.49             5.5000%                0.0908%               5.4092%
      90              $4,682,044.23             5.5700%                0.0208%               5.5492%
      91              $3,993,475.27             5.3700%                0.0208%               5.3492%
      92              $3,857,688.70             5.2800%                0.0208%               5.2592%
      93              $3,881,072.07             5.4400%                0.0208%               5.4192%
      94              $3,824,650.32             5.6300%                0.0208%               5.6092%
      95              $3,789,275.47             5.7600%                0.0208%               5.7392%
      96              $3,835,414.10             5.7400%                0.0908%               5.6492%
      97              $3,541,268.08             5.6110%                0.0208%               5.5902%
      98              $3,330,533.69             6.7220%                0.0208%               6.7012%
      99              $3,524,844.07             5.6500%                0.0708%               5.5792%
     100              $3,585,509.78             6.4300%                0.0208%               6.4092%
     101              $3,950,000.00             5.6300%                0.0208%               5.6092%
    101.01
    101.02
    101.03
     102              $3,331,564.01             5.9000%                0.0208%               5.8792%
     103              $3,194,558.69             5.3700%                0.0208%               5.3492%
     104              $3,318,113.60             5.9300%                0.0808%               5.8492%
     105              $3,131,157.87             5.4800%                0.0208%               5.4592%
     106              $3,017,996.41             5.8400%                0.0208%               5.8192%
     107              $3,054,649.80             5.3500%                0.0708%               5.2792%
    107.01
    107.02
     108              $2,821,276.17             5.9300%                0.0208%               5.9092%
     109              $2,885,864.43             5.6400%                0.0708%               5.5692%
     110              $2,755,576.04             5.7200%                0.0708%               5.6492%
     111               $41,038.27               5.6300%                0.0908%               5.5392%
     112              $2,409,892.57             6.1140%                0.0208%               6.0932%
     113              $3,000,000.00             4.1300%                0.0208%               4.1092%
     114              $3,000,000.00             5.9900%                0.0208%               5.9692%
     115              $2,505,549.68             6.0500%                0.0208%               6.0292%
     116              $2,340,885.52             4.4500%                0.0708%               4.3792%
     117              $2,219,960.37             5.9900%                0.0708%               5.9192%
     118              $1,772,923.87             6.5300%                0.0208%               6.5092%
     119              $2,035,470.54             6.0000%                0.0208%               5.9792%
     120              $2,015,236.56             5.6700%                0.0908%               5.5792%
     121              $1,760,564.43             5.7100%                0.0208%               5.6892%
     122               $20,792.28               5.0500%                0.0208%               5.0292%
     123              $1,711,080.38             6.3000%                0.0908%               6.2092%
     124              $1,577,864.79             5.5300%                0.0908%               5.4392%
     125              $1,373,327.18             6.4200%                0.0208%               6.3992%

                                                      INTEREST
                                                       ACCRUAL                                                           STATED
                            LOAN TYPE                  METHOD                                   ORIGINAL                REMAINING
   CONTROL                (IO, BALLOON,              (ACTUAL/360                                 TERM TO                 TERM TO
    NUMBER                 IO BALLOON)               OR 30/360)         SEASONING            MATURITY (MOS.)         MATURITY (MOS.)
      1        Interest Only, Then Amortizing        Actual/360             1                      83                      82
      2        Interest Only, Then Amortizing        Actual/360             1                      120                     119
      3        Interest Only, Then Amortizing        Actual/360             5                      120                     115
      4        Interest Only, Then Amortizing        Actual/360             1                      120                     119
      5        Amortizing                            Actual/360             1                      59                      58
      6        Amortizing                            Actual/360             0                      120                     120
      7        Interest Only, Then Amortizing        Actual/360             10                     84                      74
      8        Amortizing                            Actual/360             1                      59                      58
      9        Interest Only                         Actual/360             6                      120                     114
      10       Interest Only, Then Amortizing        Actual/360             0                      84                      84
      11       Interest Only, Then Amortizing        Actual/360             6                      84                      78
      12       Amortizing                            Actual/360             3                      84                      81
      13       Amortizing                            Actual/360             1                      120                     119
      14       Amortizing                            Actual/360             8                      84                      76
      15       Amortizing                              30/360               4                      60                      56
      16       Amortizing                            Actual/360             13                     59                      46
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
      17       Amortizing                            Actual/360             1                      84                      83
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
      18       Interest Only                         Actual/360             7                      60                      53
      19       Amortizing                            Actual/360             1                      120                     119
      20       Interest Only, Then Amortizing        Actual/360             1                      120                     119
      21       Amortizing                            Actual/360             5                      120                     115
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
      22       Amortizing                            Actual/360             4                      120                     116
      23       Interest Only, Then Amortizing        Actual/360             10                     120                     110
      24       Amortizing                            Actual/360             7                      120                     113
      25       Amortizing                            Actual/360             0                      120                     120
      26       Interest Only, Then Amortizing        Actual/360             5                      120                     115
      27       Amortizing                            Actual/360             5                      102                     97
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
      28       Amortizing                            Actual/360             2                      120                     118
      29       Amortizing                            Actual/360             1                      120                     119
      30       Amortizing                            Actual/360             2                      120                     118
    30.01
    30.02
      31       Interest Only, Then Amortizing        Actual/360             4                      120                     116
      32       Amortizing                            Actual/360             0                      84                      84
      33       Amortizing                            Actual/360             3                      84                      81
      34       Amortizing                            Actual/360             2                      120                     118
      35       Amortizing                            Actual/360             2                      120                     118
      36       Amortizing                            Actual/360             8                      120                     112
      37       Amortizing                            Actual/360             1                      84                      83
      38       Interest Only, Then Amortizing        Actual/360             2                      120                     118
      39       Interest Only, Then Amortizing        Actual/360             3                      120                     117
      40       Amortizing                            Actual/360             0                      120                     120
      41       Amortizing                            Actual/360             12                     120                     108
      42       Amortizing                            Actual/360             8                      120                     112
      43       Interest Only, Then Amortizing        Actual/360             8                      120                     112
      44       Amortizing                            Actual/360             7                      120                     113
      45       Amortizing                            Actual/360             4                      120                     116
      46       Interest Only, Then Amortizing        Actual/360             8                      84                      76
      47       Interest Only, Then Amortizing        Actual/360             6                      120                     114
      48       Amortizing                            Actual/360             2                      60                      58
      49       Amortizing                            Actual/360             0                      60                      60
      50       Interest Only, Then Amortizing        Actual/360             7                      120                     113
      51       Interest Only, Then Amortizing        Actual/360             2                      120                     118
      52       Amortizing                            Actual/360             0                      120                     120
      53       Amortizing                            Actual/360             6                      120                     114
      54       Amortizing                            Actual/360             5                      120                     115
      55       Amortizing                            Actual/360             3                      120                     117
      56       Amortizing                            Actual/360             0                      120                     120
      57       Amortizing                            Actual/360             0                      120                     120
      58       Amortizing                            Actual/360             2                      120                     118
      59       Amortizing                            Actual/360             0                      120                     120
      60       Amortizing                            Actual/360             6                      120                     114
      61       Amortizing                            Actual/360             9                      120                     111
      62       Interest Only                           30/360               7                      120                     113
      63       Interest Only                         Actual/360             1                      60                      59
      64       Interest Only, Then Amortizing        Actual/360             0                      120                     120
      65       Amortizing                            Actual/360             1                      120                     119
      66       Amortizing                            Actual/360             1                      120                     119
      67       Amortizing                            Actual/360             2                      120                     118
      68       Amortizing                            Actual/360             1                      120                     119
      69       Amortizing                            Actual/360             0                      120                     120
      70       Amortizing                            Actual/360             3                      120                     117
      71       Interest Only, Then Amortizing        Actual/360             0                      120                     120
      72       Amortizing                            Actual/360             9                      120                     111
      73       Interest Only, Then Amortizing        Actual/360             5                      108                     103
      74       Amortizing                            Actual/360             1                      120                     119
      75       Amortizing                            Actual/360             0                      120                     120
      76       Amortizing                            Actual/360             0                      120                     120
      77       Amortizing                            Actual/360             0                      120                     120
      78       Amortizing                            Actual/360             5                      120                     115
      79       Amortizing                            Actual/360             2                      84                      82
      80       Amortizing                            Actual/360             4                      120                     116
      81       Amortizing                            Actual/360             3                      120                     117
      82       Interest Only, Then Amortizing        Actual/360             6                      120                     114
      83       Interest Only, Then Amortizing        Actual/360             9                      120                     111
      84       Interest Only, Then Amortizing        Actual/360             2                      120                     118
      85       Interest Only, Then Amortizing        Actual/360             3                      120                     117
      86       Amortizing                            Actual/360             2                      120                     118
      87       Fully Amortizing                      Actual/360             3                      180                     177
      88       Amortizing                            Actual/360             7                      120                     113
      89       Amortizing                            Actual/360             1                      120                     119
      90       Interest Only, Then Amortizing        Actual/360             1                      96                      95
      91       Amortizing                            Actual/360             0                      120                     120
      92       Amortizing                            Actual/360             0                      120                     120
      93       Amortizing                            Actual/360             1                      120                     119
      94       Amortizing                            Actual/360             4                      120                     116
      95       Amortizing                            Actual/360             4                      120                     116
      96       Amortizing                            Actual/360             4                      108                     104
      97       Amortizing                            Actual/360             3                      120                     117
      98       Amortizing                            Actual/360             0                      120                     120
      99       Amortizing                            Actual/360             2                      120                     118
     100       Amortizing                            Actual/360             7                      120                     113
     101       Interest Only                         Actual/360             7                      120                     113
    101.01
    101.02
    101.03
     102       Interest Only, Then Amortizing        Actual/360             8                      120                     112
     103       Amortizing                            Actual/360             1                      120                     119
     104       Interest Only, Then Amortizing        Actual/360             7                      120                     113
     105       Amortizing                            Actual/360             9                      120                     111
     106       Amortizing                            Actual/360             7                      120                     113
     107       Interest Only, Then Amortizing        Actual/360             6                      120                     114
    107.01
    107.02
     108       Amortizing                            Actual/360             6                      120                     114
     109       Amortizing                            Actual/360             3                      120                     117
     110       Interest Only, Then Amortizing        Actual/360             3                      120                     117
     111       Fully Amortizing                      Actual/360             9                      180                     171
     112       Amortizing                            Actual/360             4                      120                     116
     113       Interest Only                           30/360               1                      60                      59
     114       Interest Only                         Actual/360             6                      120                     114
     115       Amortizing                            Actual/360             0                      120                     120
     116       Amortizing                            Actual/360             9                      120                     111
     117       Amortizing                            Actual/360             4                      120                     116
     118       Amortizing                            Actual/360             2                      120                     118
     119       Amortizing                            Actual/360             2                      120                     118
     120       Amortizing                            Actual/360             3                      120                     117
     121       Interest Only, Then Amortizing        Actual/360             6                      120                     114
     122       Fully Amortizing                      Actual/360             1                      180                     179

     123       Amortizing                            Actual/360             6                      120                     114
     124       Amortizing                            Actual/360             4                      96                      92
     125       Amortizing                            Actual/360             3                      120                     117

                       ORIGINAL                ORIGINAL                REMAINING               REMAINING
   CONTROL          INTEREST ONLY            AMORTIZATION            INTEREST ONLY            AMORTIZATION
    NUMBER            TERM (MOS.)             TERM (MOS.)            PERIOD (MOS.)            TERM (MOS.)             NOTE DATE
      1                   35                      360                     34                      360                 3/12/2004
      2                   24                      360                     23                      360                  3/4/2004
      3                   30                      360                     25                      360                 11/17/2003
      4                   60                      360                     59                      360                 3/31/2004
      5                   0                       360                      0                      359                  3/9/2004
      6                   0                       360                      0                      360                  4/9/2004
      7                   36                      360                     26                      360                 6/26/2003
      8                   0                       300                      0                      299                 3/12/2004
      9                  120                      NA                      114                      NA                 10/14/2003
      10                  17                      360                     17                      360                  4/2/2004
      11                  36                      360                     30                      360                 10/10/2003
      12                  0                       360                      0                      357                 1/15/2004
      13                  0                       360                      0                      359                  3/9/2004
      14                  0                       360                      0                      352                 8/21/2003
      15                  0                       700                      0                      696                 12/19/2003
      16                  0                       300                      0                      287                 3/25/2003
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
      17                  0                       360                      0                      359                  3/5/2004
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
      18                  60                      NA                      53                       NA                  9/8/2003
      19                  0                       360                      0                      359                 3/17/2004
      20                  60                      360                     59                      360                 3/31/2004
      21                  0                       360                      0                      355                 11/10/2003
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
      22                  0                       300                      0                      296                 12/10/2003
      23                  12                      360                      2                      360                 6/12/2003
      24                  0                       360                      0                      353                 9/15/2003
      25                  0                       360                      0                      360                 4/12/2004
      26                  12                      360                      7                      360                 11/10/2003
      27                  0                       360                      0                      355                 11/10/2003
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
      28                  0                       360                      0                      358                 2/27/2004
      29                  0                       360                      0                      359                 3/31/2004
      30                  0                       360                      0                      358                 2/12/2004
    30.01
    30.02
      31                  12                      348                      8                      348                 12/31/2003
      32                  0                       300                      0                      300                 4/29/2004
      33                  0                       360                      0                      357                 1/21/2004
      34                  0                       360                      0                      358                 2/20/2004
      35                  0                       360                      0                      358                 2/26/2004
      36                  0                       360                      0                      352                  8/7/2003
      37                  0                       360                      0                      359                  3/9/2004
      38                  12                      360                     10                      360                 2/20/2004
      39                  6                       360                      3                      360                 1/22/2004
      40                  0                       360                      0                      360                  4/1/2004
      41                  0                       300                      0                      288                  4/4/2003
      42                  0                       300                      0                      292                 8/12/2003
      43                  60                      360                     52                      360                 8/15/2003
      44                  0                       360                      0                      353                  9/4/2003
      45                  0                       360                      0                      356                 12/19/2003
      46                  24                      360                     16                      360                 8/22/2003
      47                  12                      360                      6                      360                 10/2/2003
      48                  0                       360                      0                      358                 2/17/2004
      49                  0                       300                      0                      300                 4/20/2004
      50                  23                      348                     16                      348                 9/15/2003
      51                  23                      360                     21                      360                  2/4/2004
      52                  0                       360                      0                      360                  4/7/2004
      53                  0                       360                      0                      354                 10/22/2003
      54                  0                       240                      0                      235                 11/21/2003
      55                  0                       360                      0                      357                 1/26/2004
      56                  0                       300                      0                      300                 4/30/2004
      57                  0                       360                      0                      360                  4/8/2004
      58                  0                       360                      0                      358                 2/24/2004
      59                  0                       300                      0                      300                  4/8/2004
      60                  0                       360                      0                      354                 10/23/2003
      61                  0                       360                      0                      351                 7/31/2003
      62                 120                      NA                      113                      NA                 9/19/2003
      63                  60                      NA                      59                       NA                 3/22/2004
      64                  12                      360                     12                      360                 4/19/2004
      65                  0                       240                      0                      239                 3/15/2004
      66                  0                       300                      0                      299                 3/25/2004
      67                  0                       360                      0                      358                  2/4/2004
      68                  0                       360                      0                      359                 3/16/2004
      69                  0                       300                      0                      300                  4/1/2004
      70                  0                       360                      0                      357                  1/5/2004
      71                  24                      360                     24                      360                  4/5/2004
      72                  0                       360                      0                      351                 7/31/2003
      73                  6                       300                      1                      300                 11/18/2003
      74                  0                       360                      0                      359                 3/26/2004
      75                  0                       360                      0                      360                 4/22/2004
      76                  0                       360                      0                      360                  4/2/2004
      77                  0                       360                      0                      360                  4/2/2004
      78                  0                       240                      0                      235                 11/21/2003
      79                  0                       360                      0                      358                  2/5/2004
      80                  0                       360                      0                      356                 12/30/2003
      81                  0                       300                      0                      297                 1/16/2004
      82                  12                      360                      6                      360                 10/6/2003
      83                  12                      360                      3                      360                 7/22/2003
      84                  12                      360                     10                      360                 2/25/2004
      85                  48                      360                     45                      360                 1/30/2004
      86                  0                       360                      0                      358                 2/23/2004
      87                  0                       180                      0                      177                 1/22/2004
      88                  0                       360                      0                      353                 9/30/2003
      89                  0                       240                      0                      239                 3/31/2004
      90                  60                      360                     59                      360                  3/5/2004
      91                  0                       360                      0                      360                  4/6/2004
      92                  0                       360                      0                      360                 4/20/2004
      93                  0                       360                      0                      359                 3/19/2004
      94                  0                       360                      0                      356                 12/23/2003
      95                  0                       360                      0                      356                 12/19/2003
      96                  0                       360                      0                      356                 12/16/2003
      97                  0                       360                      0                      357                 1/15/2004
      98                  0                       300                      0                      300                 4/14/2004
      99                  0                       360                      0                      358                 2/19/2004
     100                  0                       360                      0                      353                 9/11/2003
     101                 120                      NA                      113                      NA                  9/8/2003
    101.01
    101.02
    101.03
     102                  12                      360                      4                      360                  8/1/2003
     103                  0                       360                      0                      359                 3/24/2004
     104                  24                      360                     17                      360                 9/25/2003
     105                  0                       360                      0                      351                 7/22/2003
     106                  0                       360                      0                      353                  9/3/2003
     107                  24                      360                     18                      360                 10/2/2003
    107.01
    107.02
     108                  0                       324                      0                      318                 10/23/2003
     109                  0                       360                      0                      357                 1/26/2004
     110                  12                      360                      9                      360                 1/29/2004
     111                  0                       180                      0                      171                 7/31/2003
     112                  0                       300                      0                      296                 12/12/2003
     113                  60                      NA                      59                       NA                 3/31/2004
     114                 120                      NA                      114                      NA                 10/16/2003
     115                  0                       360                      0                      360                 4/20/2004
     116                  0                       360                      0                      351                 7/31/2003
     117                  0                       336                      0                      332                 12/19/2003
     118                  0                       240                      0                      238                  2/3/2004
     119                  0                       360                      0                      358                  2/9/2004
     120                  0                       360                      0                      357                 1/30/2004
     121                  24                      360                     18                      360                 10/7/2003
     122                  0                       180                      0                      179                  3/8/2004
     123                  0                       360                      0                      354                 10/23/2003
     124                  0                       360                      0                      356                 12/16/2003
     125                  0                       360                      0                      357                 1/16/2004

                     FIRST
   CONTROL          PAYMENT            MATURITY             ARD               MONTHLY                 ANNUAL              GRACE
    NUMBER            DATE               DATE            (YES/NO)           DEBT SERVICE           DEBT SERVICE           PERIOD
      1             5/1/2004           3/1/2011             No              $746,405.00           $8,971,380.94             0
      2             5/1/2004           4/1/2014             No             $2,543,235.51          $30,518,826.11            0
      3             1/1/2004          12/1/2013             No              $814,545.85           $9,774,550.20             0
      4             5/1/2004           4/1/2014             No              $680,053.14           $8,160,637.71             0
      5             5/1/2004           3/1/2009             No              $410,192.93           $4,922,315.16             0
      6             6/1/2004           5/1/2014             No              $515,372.59           $6,184,471.11             0
      7             8/1/2003           7/1/2010             No             $1,293,590.96          $15,523,091.52            0
      8             5/1/2004           3/1/2009             No              $423,708.75           $5,084,505.00             0
      9            12/1/2003          11/1/2013             No              $387,102.78           $4,645,233.33             0
      10            6/1/2004           5/1/2011             No              $441,603.92           $5,299,247.09             0
      11           12/1/2003          11/1/2010             No             $1,745,868.19          $20,950,418.25            0
      12            3/1/2004           2/1/2011             No              $377,481.28           $4,529,775.40             0
      13            5/1/2004           4/1/2014             No              $378,060.21           $4,536,722.52             5
      14           10/1/2003           9/1/2010             No             $1,005,780.54          $12,069,366.48            0
      15            2/1/2004           1/1/2009             No              $280,016.93           $3,360,203.16             0
      16            5/1/2003           3/1/2008             No              $826,104.63           $9,913,255.56             0
    16.01
    16.02
    16.03
    16.04
    16.05
    16.06
    16.07
    16.08
    16.09
    16.10
      17            5/1/2004           4/1/2011             No              $296,364.65           $3,556,375.74             0
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
      18           11/3/2003          10/1/2008             No              $380,284.38           $4,563,412.50             0
      19            5/1/2004           4/1/2014             No              $252,688.86           $3,032,266.28             0
      20            5/1/2004           4/1/2014             No              $234,685.32           $2,816,223.81             0
      21           12/31/2003         12/1/2013             No              $234,628.72           $2,815,544.64             0
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
      22            2/1/2004           1/1/2014             No              $223,226.57           $2,678,718.84             5
      23            8/1/2003           7/1/2013             No              $184,602.93           $2,215,235.16             5
      24           11/1/2003          10/1/2013             No              $169,774.06           $2,037,288.72             5
      25            6/1/2004           5/1/2014             No              $157,753.37           $1,893,040.47             0
      26            1/1/2004          12/1/2013             No              $139,421.32           $1,673,055.84             5
      27           12/31/2003          6/1/2012             No              $151,053.85           $1,812,646.20             0
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
      28            4/1/2004           3/1/2014             No              $138,908.49           $1,666,901.88             5
      29            5/1/2004           4/1/2014             No              $137,325.28           $1,647,903.37             0
      30            4/1/2004           3/1/2014             No              $145,458.61           $1,745,503.27             0
    30.01
    30.02
      31            2/1/2004           1/1/2014             No              $132,940.62           $1,595,287.47             0
      32            6/1/2004           5/1/2011             No              $139,075.08           $1,668,900.98             0
      33            3/1/2004           2/1/2011             No              $121,101.95           $1,453,223.45             0
      34            4/1/2004           3/1/2014             No              $119,631.26           $1,435,575.14             0
      35            4/1/2004           3/1/2014             No              $116,714.57           $1,400,574.86             0
      36           10/1/2003           9/1/2013             No              $117,135.03           $1,405,620.36             5
      37            5/1/2004           4/1/2011             No               $94,719.44           $1,136,633.32             0
      38            4/1/2004           3/1/2014             No               $90,065.71           $1,080,788.52             5
      39            3/1/2004           2/1/2014             No               $86,113.29           $1,033,359.48             5
      40            6/1/2004           5/1/2014             No               $90,415.33           $1,084,984.01             0
      41            6/1/2003           5/1/2013             No              $119,976.47           $1,439,717.59             0
      42           10/1/2003           9/1/2013             No               $97,699.60           $1,172,395.20             5
      43           10/1/2003           9/1/2013             No               $86,705.94           $1,040,471.28             5
      44           11/1/2003          10/1/2013             No               $80,445.27            $965,343.24              5
      45            2/1/2004           1/1/2014             No               $72,233.51            $866,802.14              0
      46           10/1/2003           9/1/2010             No              $741,565.17           $8,898,782.02             0
      47           12/1/2003          11/1/2013             No               $70,373.55            $844,482.60              5
      48            4/1/2004           3/1/2009             No               $65,509.55            $786,114.65              0
      49            6/1/2004           5/1/2009             No               $79,925.21            $959,102.57              0
      50           11/1/2003          10/1/2013             No               $72,148.25            $865,779.00              5
      51            4/1/2004           3/1/2014             No               $68,137.24            $817,646.88              5
      52            6/1/2004           5/1/2014             No               $66,164.19            $793,970.25              0
      53           12/1/2003          11/1/2013             No               $70,013.73            $840,164.76              5
      54            1/1/2004          12/1/2013             No               $77,684.94            $932,219.28              5
      55            3/1/2004           2/1/2014             No               $66,073.38            $792,880.62              0
      56            6/1/2004           5/1/2014             No               $74,449.37            $893,392.46              0
      57            6/1/2004           5/1/2014             No               $67,050.48            $804,605.72              0
      58            4/1/2004           3/1/2014             No               $60,929.02            $731,148.24              0
      59            6/1/2004           5/1/2014             No               $62,628.92            $751,547.09              0
      60           12/1/2003          11/1/2013             No               $58,785.69            $705,428.28              5
      61            9/1/2003           8/1/2013             No               $59,524.44            $714,293.28              5
      62           11/1/2003          10/1/2013             No               $45,833.33            $549,999.96              5
      63            5/1/2004           4/1/2009             No               $38,865.74            $466,388.89              0
      64            6/1/2004           5/1/2014             No               $53,570.55            $642,846.60              5
      65            5/1/2004           4/1/2014             No               $67,101.58            $805,218.99              0
      66            5/1/2004           4/1/2014             No               $53,685.70            $644,228.40              5
      67            4/1/2004           3/1/2014             No               $45,197.51            $542,370.10              0
      68            5/1/2004           4/1/2014             No               $40,710.98            $488,531.76              5
      69            6/1/2004           5/1/2014             No               $45,745.40            $548,944.79              0
      70            3/1/2004           2/1/2014             No               $38,977.59            $467,731.08              5
      71            6/1/2004           5/1/2014             No               $37,046.04            $444,552.44              0
      72            9/1/2003           8/1/2013             No               $41,099.92            $493,199.02              0
      73            1/1/2004          12/1/2012             No               $41,947.95            $503,375.40              5
      74            5/1/2004           4/1/2014             No               $37,497.19            $449,966.29              0
      75            6/1/2004           5/1/2014             No               $37,726.03            $452,712.33              0
      76            6/1/2004           5/1/2014             No               $25,968.99            $311,627.91              0
      77            6/1/2004           5/1/2014             No               $10,504.31            $126,051.74              0
      78            1/1/2004          12/1/2013             No               $47,678.46            $572,141.55              0
      79            4/1/2004           3/1/2011             No               $34,482.81            $413,793.73              0
      80            2/1/2004           1/1/2014             No               $35,511.44            $426,137.28              5
      81            3/1/2004           2/1/2014             No               $38,474.91            $461,698.89              0
      82           12/1/2003          11/1/2013             No               $34,848.36            $418,180.32              5
      83            9/1/2003           8/1/2013             No               $33,366.68            $400,400.16              5
      84            4/1/2004           3/1/2014             No               $32,879.78            $394,557.36              5
      85            3/1/2004           2/1/2014             No               $29,377.43            $352,529.16              5
      86            4/1/2004           3/1/2014             No               $28,939.39            $347,272.68              5
      87            3/1/2004           2/1/2019             No               $42,185.42            $506,225.04              5
      88           11/1/2003          10/1/2013             No               $30,021.90            $360,262.80              5
      89            5/1/2004           4/1/2014             No               $34,394.37            $412,732.44              5
      90            5/1/2004           4/1/2012             No               $27,894.20            $334,730.40              5
      91            6/1/2004           5/1/2014             No               $26,863.66            $322,363.91              5
      92            6/1/2004           5/1/2014             No               $25,763.94            $309,167.32              0
      93            5/1/2004           4/1/2014             No               $26,255.61            $315,067.29              0
      94            2/1/2004           1/1/2014             No               $26,264.33            $315,171.96              5
      95            2/1/2004           1/1/2014             No               $26,289.37            $315,472.47              0
      96            2/1/2004           1/1/2013             No               $25,940.73            $311,288.76              5
      97            3/1/2004           2/1/2014             No               $24,284.15            $291,409.81              0
      98            6/1/2004           5/1/2014             No               $28,944.07            $347,328.81              0
      99            4/1/2004           3/1/2014             No               $24,243.90            $290,926.80              5
     100           11/1/2003          10/1/2013             No               $26,196.94            $314,363.23              0
     101           11/1/2003          10/1/2013             No               $18,789.47            $225,473.68              5
    101.01
    101.02
    101.03
     102           10/1/2003           9/1/2013             No               $22,835.76            $274,029.12              5
     103            5/1/2004           4/1/2014             No               $21,490.93            $257,891.13              5
     104           11/1/2003          10/1/2013             No               $22,314.66            $267,775.92              5
     105            9/1/2003           8/1/2013             No               $21,245.06            $254,940.72              5
     106           11/1/2003          10/1/2013             No               $21,067.58            $252,810.96              5
     107           12/1/2003          11/1/2013             No               $19,544.48            $234,533.76              5
    107.01
    107.02
     108           12/1/2003          11/1/2013             No               $21,686.79            $260,241.48              5
     109            3/1/2004           2/1/2014             No               $19,835.17            $238,022.04              5
     110            3/1/2004           2/1/2014             No               $18,613.39            $223,360.68              5
     111            9/1/2003           8/1/2018             No               $26,779.94            $321,359.28              5
     112            2/1/2004           1/1/2014             No               $20,189.93            $242,279.11              0
     113            5/1/2004           4/1/2009             No               $10,325.00            $123,900.00              0
     114           12/1/2003          11/1/2013             No               $15,182.99            $182,195.83              5
     115            6/1/2004           5/1/2014             No               $17,781.68            $213,380.16              0
     116            9/1/2003           8/1/2013             No               $14,607.84            $175,294.08              5
     117            2/1/2004           1/1/2014             No               $16,591.33            $199,095.96              5
     118            4/1/2004           3/1/2014             No               $19,804.52            $237,654.24              0
     119            4/1/2004           3/1/2014             No               $14,389.21            $172,670.55              0
     120            3/1/2004           2/1/2014             No               $13,884.02            $166,608.24              5
     121           12/1/2003          11/1/2013             No               $11,620.69            $139,448.28              5
     122            5/1/2004           4/1/2019             No               $15,868.01            $190,416.12              5
     123           12/1/2003          11/1/2013             No               $12,379.46            $148,553.52              5
     124            2/1/2004           1/1/2012             No               $10,254.11            $123,049.32              5
     125            3/1/2004           2/1/2014             No               $10,029.06            $120,348.68              0

                                                                                                 THIRD MOST
   CONTROL          PAYMENT              PREPAYMENT PROVISIONS             THIRD MOST              RECENT              SECOND MOST
    NUMBER            DATE                (# OF PAYMENTS) (1)              RECENT NOI             NOI DATE              RECENT NOI
      1                1          L(25),D(54),O(4)                         $12,967,284           12/31/2001            $14,539,402
      2                1          L(25),D(91),O(4)                         $56,343,626           12/31/2001            $60,997,121
      3                1          L(29),D(88),O(3)                         $9,304,094            12/31/2001             $9,720,867
      4                1          L(25),D(92),O(3)                         $10,373,256           12/31/2001             $9,618,412
      5                1          L(25),D(29),O(5)                         $8,980,479            12/31/2001             $9,776,912
      6                1          L(24),D(92),O(4)                         $10,119,673           12/31/2001            $12,604,683
      7                1          L(34),D(46),O(4)                         $22,328,530           12/31/2001            $20,341,413
      8                1          L(25),D(29),O(5)                         $9,098,900            12/31/2001             $9,614,812
      9                1          L(30),GRTR1%orYM(86),O(4)                $7,650,876            12/31/2001             $8,489,710
      10               1          L(24),D(57),O(3)                         $7,039,494            12/31/2001             $7,666,805
      11               1          L(30),D(50),O(4)                         $30,346,282           12/31/2001            $30,159,684
      12               1          L(27),D(54),O(3)                         $8,097,867            12/31/2001             $9,321,973
      13               1          L(25),D(91),O(4)                         $8,110,038            12/31/2001             $7,823,040
      14               1          L(32),D(48),O(4)                         $25,085,879           12/31/2001            $22,962,579
      15               1          L(28),D(29),O(3)                         $5,267,841            12/31/2001             $5,022,260
      16               1          L(35),D(20),O(4)                         $21,287,121           12/31/2001            $22,135,211
    16.01                                                                  $4,024,732            12/31/2001             $3,798,105
    16.02                                                                  $3,167,375            12/31/2001             $3,865,896
    16.03                                                                  $2,679,033            12/31/2001             $3,252,394
    16.04                                                                  $2,783,493            12/31/2001             $2,840,213
    16.05                                                                  $1,740,502            12/31/2001             $1,768,209
    16.06                                                                  $1,658,596            12/31/2001             $1,770,762
    16.07                                                                  $1,505,877            12/31/2001             $1,333,765
    16.08                                                                  $1,292,834            12/31/2001             $1,442,844
    16.09                                                                  $1,263,503            12/31/2001              $836,239
    16.10                                                                  $1,171,176            12/31/2001             $1,226,784
      17               1          L(25),D(56),O(3)                         $5,770,237            12/31/2001             $5,478,892
    17.01                                                                  $1,014,643            12/31/2001              $904,925
    17.02                                                                   $688,724             12/31/2001              $702,036
    17.03                                                                   $407,930             12/31/2001              $339,259
    17.04                                                                   $510,273             12/31/2001              $536,381
    17.05                                                                   $478,522             12/31/2001              $466,853
    17.06                                                                   $411,317             12/31/2001              $413,026
    17.07                                                                   $328,997             12/31/2001              $332,622
    17.08                                                                   $324,769             12/31/2001              $331,482
    17.09                                                                   $354,663             12/31/2001              $367,794
    17.10                                                                   $244,054             12/31/2001              $279,698
    17.11                                                                   $227,147             12/31/2001              $249,294
    17.12                                                                   $254,405             12/31/2001              $270,412
    17.13                                                                   $374,903             12/31/2001              $199,137
    17.14                                                                   $149,890             12/31/2001              $85,973
      18               1          L(31),YM(24),O(5)                            N/A                   N/A                   N/A
      19               1          L(25),D(91),O(4)                         $3,621,953            12/31/2001             $3,820,109
      20               1          L(25),D(91),O(4)                             N/A                   N/A                   N/A
      21               1          L(29),D(87),O(4)                         $5,202,996            12/31/2001             $5,575,679
    21.01                                                                  $1,517,795            12/31/2001             $1,670,714
    21.02                                                                   $464,722             12/31/2001              $476,864
    21.03                                                                   $385,638             12/31/2001              $385,487
    21.04                                                                   $382,235             12/31/2001              $520,222
    21.05                                                                   $281,569             12/31/2001              $299,641
    21.06                                                                   $268,763             12/31/2001              $326,276
    21.07                                                                   $243,818             12/31/2001              $262,181
    21.08                                                                   $123,436             12/31/2001              $124,746
    21.09                                                                   $215,711             12/31/2001              $226,058
    21.10                                                                   $143,022             12/31/2001              $139,559
    21.11                                                                   $132,017             12/31/2001              $119,256
    21.12                                                                   $157,109             12/31/2001              $143,745
    21.13                                                                   $199,623             12/31/2001              $187,018
    21.14                                                                   $168,049             12/31/2001              $164,677
    21.15                                                                   $130,887             12/31/2001              $134,110
    21.16                                                                   $118,102             12/31/2001              $118,152
    21.17                                                                   $108,307             12/31/2001              $119,491
    21.18                                                                    $96,722             12/31/2001              $91,804
    21.19                                                                    $65,471             12/31/2001              $65,678
      22               1          L(24),D(92),O(4)                             N/A               12/31/2001                N/A
      23               1          L(34),D(82),O(4)                         $3,120,653            12/31/2001             $3,350,309
      24               1          L(31),D(85),O(4)                         $2,801,023            12/31/2001             $2,959,457
      25               1          L(24),D(92),O(4)                         $2,999,187            12/31/2001             $3,206,692
      26               1          L(29),D(87),O(4)                             N/A                   N/A                   N/A
      27               1          L(29),D(69),O(4)                         $3,572,913            12/31/2001             $3,786,639
    27.01                                                                   $992,415             12/31/2001             $1,256,242
    27.02                                                                   $900,885             12/31/2001              $933,895
    27.03                                                                   $320,377             12/31/2001              $341,726
    27.04                                                                   $167,608             12/31/2001              $57,396
    27.05                                                                   $106,413             12/31/2001              $166,814
    27.06                                                                   $118,948             12/31/2001              $144,341
    27.07                                                                   $150,881             12/31/2001              $151,246
    27.08                                                                   $154,759             12/31/2001              $119,645
    27.09                                                                   $115,801             12/31/2001              $120,960
    27.10                                                                   $101,645             12/31/2001              $111,726
    27.11                                                                   $140,407             12/31/2001              $90,115
    27.12                                                                    $38,338             12/31/2001              $14,757
    27.13                                                                    $95,960             12/31/2001              $100,639
    27.14                                                                    $77,854             12/31/2001              $83,529
    27.15                                                                    $90,622             12/31/2001              $93,608
      28               1          L(26),D(90),O(4)                             N/A                   N/A                   N/A
      29               1          L(25),D(93),O(2)                             N/A                   N/A                $1,229,546
      30               1          L(26),D(90),O(4)                             N/A                   N/A                   N/A
    30.01                                                                      N/A                   N/A                   N/A
    30.02                                                                      N/A                   N/A                   N/A
      31               1          L(28),D(88),O(4)                             N/A                   N/A                   N/A
      32               1          L(24),D(57),O(3)                         $2,593,409            12/31/2001             $2,565,495
      33               1          L(27),D(53),O(4)                             N/A                   N/A                   N/A
      34               1          L(26),D(90),O(4)                         $1,681,211            12/31/2001             $1,707,158
      35               1          L(26),D(91),O(3)                         $1,803,097            12/31/2001             $1,985,902
      36               1          L(32),D(84),O(4)                         $1,539,448            12/31/2001             $1,868,375
      37               1          L(25),D(55),O(4)                             N/A                   N/A                   N/A
      38               1          L(26),D(90),O(4)                         $1,742,835            12/31/2001             $1,681,586
      39               1          L(27),D(89),O(4)                             N/A                   N/A                   N/A
      40               1          L(24),D(92),O(4)                             N/A                   N/A                $1,321,593
      41               1          L(36),D(81),O(3)                         $2,255,953            10/31/2001             $2,545,074
      42               1          L(32),D(84),O(4)                         $2,690,927            12/31/2001             $2,660,531
      43               1          L(32),GRTR1%orYM(84),O(4)                $1,347,878            12/31/2001             $1,210,454
      44               1          L(31),D(85),O(4)                             N/A                   N/A                 $981,178
      45               1          L(28),D(88),O(4)                         $1,121,365            12/31/2001             $1,169,053
      46               1          L(27),D(54),O(3)                         $14,994,407           12/31/2001            $14,949,512
      47               1          L(30),D(86),O(4)                         $1,785,332            12/31/2001             $2,040,365
      48               1          L(26),D(30),O(4)                             N/A                   N/A                $1,214,067
      49               1          L(24),D(32),O(4)                         $2,165,438            12/31/2001             $2,228,598
      50               1          L(31),D(85),O(4)                          $990,748             12/31/2001             $1,113,449
      51               1          L(26),D(90),O(4)                             N/A                   N/A                   N/A
      52               1          L(24),D(92),O(4)                          $925,786             12/31/2001             $1,239,880
      53               1          L(30),D(86),O(4)                         $1,661,664            12/31/2001             $1,530,157
      54               1          L(29),D(87),O(4)                         $1,425,869            12/31/2001             $1,482,233
      55               1          L(27),D(86),O(7)                         $1,164,595            12/31/2001             $1,213,540
      56               1          L(24),D(92),O(4)                             N/A                   N/A                   N/A
      57               1          L(24),D(93),O(3)                         $1,329,700            12/31/2001             $1,514,363
      58               1          L(26),D(90),O(4)                             N/A                   N/A                   N/A
      59               1          L(24),D(92),O(4)                          $679,624             12/31/2001              $912,611
      60               1          L(30),D(86),O(4)                          $975,591             12/31/2001              $955,918
      61               1          L(33),D(83),O(4)                         $1,108,972            12/31/2001              $989,441
      62               1          L(31),D(85),O(4)                             N/A                   N/A                   N/A
      63               1          L(25),D(31),O(4)                         $1,039,037            12/31/2001             $1,044,341
      64               1          L(24),D(92),O(4)                             N/A                   N/A                   N/A
      65               1          L(25),D(91),O(4)                           $85,276             12/31/2001              $792,482
      66               1          L(25),D(91),O(4)                         $1,015,572            12/31/2001             $1,061,285
      67               1          L(26),D(90),O(4)                          $796,161             12/31/2001              $800,095
      68               1          L(25),D(91),O(4)                             N/A                   N/A                   N/A
      69               1          L(24),D(93),O(3)                             N/A                   N/A                   N/A
      70               1          L(27),D(89),O(4)                             N/A                   N/A                   N/A
      71               1          L(24),D(92),O(4)                             N/A                   N/A                 -$91,136
      72               1          L(33),D(83),O(4)                          $776,498             12/31/2001              $799,563
      73               1          L(29),D(75),O(4)                          $163,064             12/31/2001              $385,363
      74               1          L(25),D(91),O(4)                             N/A                   N/A                   N/A
      75               1          L(24),D(92),O(4)                             N/A                   N/A                   N/A
      76               1          L(24),D(92),O(4)                          $289,218             12/31/2001              $345,152
      77               1          L(24),D(92),O(4)                             N/A                   N/A                   N/A
      78               1          L(29),D(87),O(4)                          $914,351             12/31/2001             $1,017,902
      79               1          L(26),D(54),O(4)                          $502,693             12/31/2001              $528,639
      80               1          L(28),D(88),O(4)                          $716,823             12/31/2001              $796,760
      81               1          L(27),D(89),O(4)                          $666,959             12/31/2001              $684,829
      82               1          L(30),D(86),O(4)                          $656,731             12/31/2001              $632,280
      83               1          L(33),D(83),O(4)                          $789,266             12/31/2001              $754,409
      84               1          L(26),D(90),O(4)                             N/A                   N/A                   N/A
      85               1          L(27),D(89),O(4)                          $636,929             12/31/2001              $602,602
      86               1          L(26),D(90),O(4)                             N/A                   N/A                 $551,394
      87               1          L(27),D(149),O(4)                         $663,825             12/31/2001              $638,239
      88               1          L(31),GRTR1%orYM(85),O(4)                    N/A                   N/A                 $433,670
      89               1          L(25),D(91),O(4)                             N/A                   N/A                   N/A
      90               1          L(25),P(67),O(4)                             N/A                   N/A                   N/A
      91               1          L(24),D(92),O(4)                             N/A                   N/A                 $668,491
      92               1          L(24),D(92),O(4)                             N/A                   N/A                   N/A
      93               1          L(25),D(91),O(4)                             N/A                   N/A                   N/A
      94               1          L(28),D(88),O(4)                             N/A                   N/A                   N/A
      95               1          L(28),D(88),O(4)                          $372,925             12/31/2001              $253,705
      96               1          L(28),D(76),O(4)                          $336,719             12/31/2001              $281,996
      97               1          L(59),GRTR1%orYM(57),O(4)                    N/A                   N/A                 $120,053
      98               1          L(24),D(92),O(4)                          $449,578             12/31/2001              $425,692
      99               1          L(26),D(90),O(4)                             N/A                   N/A                 $450,292
     100               1          L(31),D(85),O(4)                          $405,637             12/31/2001              $388,191
     101               1          L(31),GRTR1%orYM(85),O(4)                    N/A                   N/A                   N/A
    101.01                                                                     N/A                   N/A                   N/A
    101.02                                                                     N/A                   N/A                   N/A
    101.03                                                                     N/A                   N/A                   N/A
     102               1          L(32),D(84),O(4)                             N/A                   N/A                   N/A
     103               1          L(25),D(91),O(4)                             N/A                   N/A                 $206,732
     104               1          L(31),D(85),O(4)                             N/A                   N/A                   N/A
     105               1          L(33),D(83),O(4)                          $499,455             12/31/2001              $405,605
     106               1          L(31),D(85),O(4)                             N/A                   N/A                   N/A
     107               1          L(30),D(86),O(4)                          $504,195             12/31/2001              $497,898
    107.01                                                                  $403,205             12/31/2001              $398,171
    107.02                                                                  $100,990             12/31/2001              $99,727
     108               1          L(30),D(86),O(4)                          $535,683             12/31/2001              $553,126
     109               1          L(27),D(89),O(4)                          $305,926             12/31/2001              $329,537
     110               1          L(27),D(89),O(4)                             N/A                   N/A                   N/A
     111               1          L(33),D(143),O(4)                            N/A                   N/A                   N/A
     112               1          L(28),D(88),O(4)                          $329,903             12/31/2001              $353,473
     113               1          L(25),D(31),O(4)                             N/A                   N/A                   N/A
     114               1          L(30),D(86),O(4)                          $935,897             12/31/2001              $974,504
     115               1          L(59),GRTR1%orYM(57),O(4)                    N/A                   N/A                   N/A
     116               1          L(33),D(83),O(4)                             N/A                   N/A                   N/A
     117               1          L(28),D(88),O(4)                             N/A                   N/A                 $101,955
     118               1          L(26),D(90),O(4)                             N/A                   N/A                   N/A
     119               1          L(59),GRTR1%orYM(57),O(4)                 $358,123             12/31/2001              $295,479
     120               1          L(27),D(89),O(4)                             N/A                   N/A                 $241,231
     121               1          L(30),D(86),O(4)                             N/A                   N/A                   N/A
     122               1          L(25),D(151),O(4)                         $842,056             12/31/2001              $848,462
     123               1          L(30),D(86),O(4)                             N/A                   N/A                 $225,502
     124               1          L(28),D(64),O(4)                          $147,239             12/31/2001              $125,286
     125               1          L(27),D(89),O(4)                             N/A                   N/A                 $24,264

                    SECOND MOST
   CONTROL             RECENT              MOST RECENT                    MOST RECENT                     UNDERWRITTEN
    NUMBER            NOI DATE                 NOI                          NOI DATE                          EGI
      1              12/31/2002            $16,554,970                     12/31/2003                     $33,642,517
      2              12/31/2002            $52,974,076                     12/31/2003                     $109,419,139
      3              12/31/2002             $9,505,602                   TTM-8/31/2003                    $18,956,989
      4              12/31/2002            $10,907,014                     12/31/2003                     $17,417,928
      5              12/31/2002            $10,886,707                     12/31/2003                     $18,709,778
      6              12/31/2002            $12,849,265                     12/31/2003                     $13,172,935
      7              12/31/2002            $24,604,323                     12/31/2003                     $42,643,912
      8              12/31/2002            $10,855,092                     12/31/2003                     $16,660,201
      9              12/31/2002             $8,611,915                     12/31/2003                     $14,172,349
      10             12/31/2002             $8,428,201                     12/31/2003                     $13,471,341
      11             12/31/2002            $33,783,821                     12/31/2003                     $55,134,042
      12             12/31/2002             $8,833,024                   TTM-9/30/2003                    $17,837,077
      13             12/31/2002             $7,958,295                     12/31/2003                     $11,048,402
      14             12/31/2002            $24,902,764                     12/31/2003                     $46,235,489
      15             12/31/2002             $4,703,823                   TTM-9/30/2003                     $8,769,390
      16             12/31/2002            $22,846,133                        N/A                         $31,789,715
    16.01            12/31/2002             $4,079,228                     12/31/2003                      $5,684,874
    16.02            12/31/2002             $4,510,013                     12/31/2003                      $5,529,792
    16.03            12/31/2002             $3,152,494                     12/31/2003                      $3,998,392
    16.04            12/31/2002             $2,471,339                     12/31/2003                      $3,486,759
    16.05            12/31/2002             $1,819,998                     12/31/2003                      $2,432,621
    16.06            12/31/2002             $1,841,304                     12/31/2003                      $2,589,286
    16.07            12/31/2002             $1,560,321                     12/31/2003                      $3,014,334
    16.08            12/31/2002             $1,272,600                     12/31/2003                      $1,685,291
    16.09            12/31/2002             $1,086,246                     12/31/2003                      $1,581,610
    16.10            12/31/2002             $1,052,590                     12/31/2003                      $1,786,756
      17             12/31/2002             $4,813,632                   TTM-8/31/2003                     $6,719,077
    17.01            12/31/2002              $921,319                      12/31/2003                      $1,151,817
    17.02            12/31/2002              $449,632                      12/31/2003                       $831,401
    17.03            12/31/2002              $494,307                      12/31/2003                       $791,502
    17.04            12/31/2002              $518,682                      12/31/2003                       $477,064
    17.05            12/31/2002              $464,932                      12/31/2003                       $627,589
    17.06            12/31/2002              $407,041                      12/31/2003                       $496,628
    17.07            12/31/2002              $331,161                      12/31/2003                       $452,240
    17.08            12/31/2002              $333,173                      12/31/2003                       $469,089
    17.09            12/31/2002              $359,646                      12/31/2003                       $499,591
    17.10            12/31/2002              $301,265                      12/31/2003                       $389,871
    17.11            12/31/2002              $248,240                      12/31/2003                       $321,534
    17.12            12/31/2002              -$57,918                      12/31/2003                          $0
    17.13            12/31/2002             -$107,766                      12/31/2003                          $0
    17.14            12/31/2002              $149,918                      12/31/2003                       $210,751
      18                N/A                 $7,426,691                     12/31/2003                     $17,111,563
      19             12/31/2002             $4,342,115                     12/31/2003                      $5,760,756
      20                N/A                 $3,322,270                     12/31/2003                      $6,963,820
      21             12/31/2002             $5,238,114                     5/31/2003                       $7,870,084
    21.01            12/31/2002             $1,705,562                     5/31/2003                       $1,931,972
    21.02            12/31/2002              $487,535                      5/31/2003                        $720,770
    21.03            12/31/2002              $125,985                      5/31/2003                        $722,009
    21.04            12/31/2002              $440,347                      5/31/2003                        $598,389
    21.05            12/31/2002              $312,756                      5/31/2003                        $449,246
    21.06            12/31/2002              $330,938                      5/31/2003                        $504,651
    21.07            12/31/2002              $278,270                      5/31/2003                        $374,440
    21.08            12/31/2002              $127,431                      5/31/2003                        $185,018
    21.09            12/31/2002              $236,941                      5/31/2003                        $331,050
    21.10            12/31/2002              $206,726                      5/31/2003                        $306,761
    21.11            12/31/2002              $141,555                      5/31/2003                        $221,385
    21.12            12/31/2002              $209,196                      5/31/2003                        $322,578
    21.13            12/31/2002              $178,042                      5/31/2003                        $246,065
    21.14            12/31/2002              $155,266                      5/31/2003                        $224,163
    21.15            12/31/2002              $127,592                      5/31/2003                        $200,765
    21.16            12/31/2002              $121,400                      5/31/2003                        $189,103
    21.17            12/31/2002             -$112,911                      5/31/2003                        $96,001
    21.18            12/31/2002              $97,976                       5/31/2003                        $142,207
    21.19            12/31/2002              $67,507                       5/31/2003                        $103,511
      22             12/31/2002                N/A              10 months Annualized- 10/31/2003           $7,395,386
      23             12/31/2002             $3,351,488                     12/31/2003                      $5,906,345
      24             12/31/2002             $2,970,821                     12/31/2003                      $4,237,572
      25             12/31/2002             $3,320,972                     12/31/2003                      $3,849,424
      26                N/A                    N/A                            N/A                          $3,260,543
      27             12/31/2002             $3,798,380                     5/31/2003                       $5,511,993
    27.01            12/31/2002              $997,042                      5/31/2003                       $1,391,103
    27.02            12/31/2002              $966,378                      5/31/2003                       $1,235,492
    27.03            12/31/2002              $346,461                      5/31/2003                        $586,735
    27.04            12/31/2002              $116,874                      5/31/2003                        $334,414
    27.05            12/31/2002              $191,623                      5/31/2003                        $144,785
    27.06            12/31/2002              $152,479                      5/31/2003                        $290,253
    27.07            12/31/2002              $159,635                      5/31/2003                        $220,672
    27.08            12/31/2002              $136,867                      5/31/2003                        $209,901
    27.09            12/31/2002              $131,561                      5/31/2003                        $204,230
    27.10            12/31/2002              $117,534                      5/31/2003                        $181,744
    27.11            12/31/2002              $113,735                      5/31/2003                        $175,746
    27.12            12/31/2002              $111,221                      5/31/2003                        $156,205
    27.13            12/31/2002              $99,365                       5/31/2003                        $136,058
    27.14            12/31/2002              $83,302                       5/31/2003                        $121,459
    27.15            12/31/2002              $74,303                       5/31/2003                        $123,196
      28                N/A                 $1,687,821                     12/31/2003                      $3,808,286
      29             12/31/2002             $1,757,106                   TTM-11/30/2003                    $3,230,530
      30                N/A                 $3,142,516                   TTM-1/31/2004                     $3,427,706
    30.01               N/A                 $1,703,120                   TTM-1/31/2004                     $1,858,692
    30.02               N/A                 $1,439,396                   TTM-1/31/2004                     $1,569,014
      31                N/A                    N/A                            N/A                          $3,144,357
      32             12/31/2002             $2,493,031                     12/31/2003                      $6,348,148
      33                N/A                    N/A                            N/A                          $3,118,155
      34             12/31/2002             $2,057,110                     12/31/2003                      $3,158,101
      35             12/31/2002             $1,819,565                     12/31/2003                      $3,595,652
      36             12/31/2002             $1,956,933                  TTM- 06/30/2003                    $2,387,840
      37                N/A                    N/A                            N/A                          $2,155,010
      38             12/31/2002             $1,501,573          11 months Annualized- 11/30/2003           $2,444,723
      39                N/A                    N/A                            N/A                          $1,955,009
      40             12/31/2002             $1,415,878                     12/31/2003                      $2,165,821
      41             10/31/2002             $1,979,787                     12/31/2003                      $7,243,666
      42             12/31/2002             $2,742,140          6 months Annualized- 12/31/2003            $2,728,009
      43             12/31/2002             $1,394,618          9 months Annualized- 09/30/2003            $2,293,605
      44             12/31/2002             $1,298,546          10 months Annualized- 10/31/2003           $2,020,888
      45             12/31/2002             $1,252,950                     7/31/2003                       $1,627,490
      46             12/31/2002            $14,704,343                     12/31/2003                     $21,975,207
      47             12/31/2002             $1,735,980          8 months Annualized- 08/31/2003            $3,427,846
      48             12/20/2002             $1,154,644                   TTM-10/20/2003                    $2,255,058
      49             12/31/2002             $1,803,126                     12/31/2003                      $6,001,789
      50             12/31/2002             $1,119,263                  TTM- 07/31/2003                    $1,427,300
      51                N/A                  $862,345                      12/31/2003                      $1,714,745
      52             12/31/2002             $1,114,710                     12/31/2003                      $1,937,998
      53             12/31/2002             $1,497,770                     12/31/2003                      $2,150,768
      54             12/31/2002             $1,594,632          11 months Annualized- 11/30/2003           $2,077,515
      55             12/31/2002             $1,267,841                   TTM-11/30/2003                    $1,779,854
      56                N/A                    N/A                            N/A                          $1,952,659
      57             12/31/2002             $1,424,407                     12/31/2003                      $2,457,620
      58                N/A                 $1,279,774                     12/31/2003                      $1,660,531
      59             12/31/2002              $896,249                      12/31/2003                      $1,623,197
      60             12/31/2002             $1,089,394          8 months Annualized- 08/31/2003            $1,869,321
      61             12/31/2002              $978,787                      12/31/2003                      $1,567,678
      62                N/A                    N/A                            N/A                          $1,124,281
      63             12/31/2002              $863,439                      12/31/2003                      $1,390,956
      64                N/A                  $289,567                      12/31/2003                      $1,405,365
      65             12/31/2002             $1,456,413                     12/31/2003                      $2,980,905
      66             12/31/2002             $1,099,816                     12/31/2003                      $1,725,445
      67             12/31/2002              $823,616                      12/31/2003                      $1,157,782
      68                N/A                    N/A                            N/A                          $1,120,906
      69                N/A                  $589,211                      12/31/2003                       $840,000
      70                N/A                    N/A                            N/A                          $1,003,470
      71             12/31/2002              $441,743                      12/31/2003                      $1,118,094
      72             12/31/2002              $742,494                      12/31/2003                      $1,100,593
      73             12/31/2002              $708,782           7 months Annualized- 12/31/2003            $1,144,267
      74                N/A                    N/A                            N/A                           $927,372
      75                N/A                  $294,457                      12/31/2003                       $802,186
      76             12/31/2002              $484,862                      12/31/2003                       $723,108
      77                N/A                    N/A                            N/A                           $294,801
      78             12/31/2002             $1,338,987                     12/31/2003                      $4,782,361
      79             12/31/2002              $601,433                      12/31/2003                       $939,662
      80             12/31/2002              $731,845           11 months Annualized- 11/30/2003           $1,186,121
      81             12/31/2002              $728,326                      12/31/2003                      $1,121,865
      82             12/31/2002                N/A                            N/A                           $847,982
      83             12/31/2002              $760,943                      12/31/2003                      $1,149,724
      84                N/A                    N/A                            N/A                           $906,241
      85             12/31/2002              $617,849                   TTM- 10/31/2003                    $1,036,203
      86             12/31/2002              $664,620                      12/31/2003                      $1,010,206
      87             12/31/2002              $741,748                   TTM- 11/30/2003                     $983,957
      88             12/31/2002              $452,908                      12/31/2003                       $731,157
      89                N/A                    N/A                            N/A                           $781,297
      90                N/A                  $421,545           8 months Annualized- 08/31/2003             $572,667
      91             12/31/2002              $684,554                    TTM-10/31/2003                    $1,311,974
      92                N/A                  $536,375                      12/31/2003                       $884,025
      93                N/A                  $418,824                      12/31/2003                       $599,460
      94                N/A                    N/A                            N/A                           $749,840
      95             12/31/2002              $242,067                    TTM-9/30/2003                      $625,727
      96             12/31/2002              $411,147                   TTM- 09/30/2003                     $856,812
      97             12/31/2002              $358,299                    TTM-8/31/2003                      $732,503
      98             12/31/2002              $397,629                      12/31/2003                       $935,806
      99             12/31/2002              $466,136                      12/31/2003                       $603,107
     100             12/31/2002              $440,145                      12/31/2003                       $557,565
     101                N/A                    N/A                            N/A                           $811,657
    101.01              N/A                    N/A                            N/A                           $406,993
    101.02              N/A                    N/A                            N/A                           $180,144
    101.03              N/A                    N/A                            N/A                           $224,520
     102                N/A                    N/A                            N/A                           $561,700
     103             12/31/2002              $323,366                    TTM-9/30/2003                      $887,166
     104                N/A                    N/A                            N/A                           $544,017
     105             12/31/2002              $469,419                      12/31/2003                       $720,811
     106                N/A                  $356,157                   TTM- 12/31/2003                     $514,527
     107             12/31/2002              $499,720                         N/A                           $726,604
    107.01           12/31/2002              $399,626                   TTM- 06/30/2003                     $581,065
    107.02           12/31/2002              $100,094                   TTM- 06/30/2003                     $145,539
     108             12/31/2002              $567,575           8 months Annualized- 08/31/2003             $595,421
     109             12/31/2002              $344,253                      12/31/2003                       $457,733
     110                N/A                    N/A                            N/A                           $447,073
     111                N/A                  $291,299           6 months Annualized- 06/30/2003             $576,583
     112             12/31/2002              $370,681                    TTM-9/30/2003                      $525,363
     113                N/A                    N/A                            N/A                           $525,000
     114             12/31/2002              $928,210                      12/31/2003                      $1,321,780
     115                N/A                    N/A                            N/A                           $438,210
     116                N/A                    N/A                            N/A                           $580,399
     117             12/31/2002              $230,873           9 months Annualized- 09/30/2003             $402,788
     118                N/A                    N/A                            N/A                           $324,364
     119             12/31/2002              $307,716                      12/31/2003                       $460,498
     120             12/31/2002              $244,158           10 months Annualized- 10/31/2003            $385,785
     121                N/A                  $237,405           11 months Annualized- 11/30/2003            $468,492
     122             12/31/2002              $793,719                      12/31/2003                      $1,657,227
     123             12/31/2002              $219,171                   TTM- 09/30/2003                     $383,608
     124             12/31/2002              $184,129                   TTM- 09/30/2003                     $372,033
     125             12/31/2002              $148,669                      12/31/2003                       $248,952

                                                                     UNDERWRITTEN                                      OTHER UW
   CONTROL          UNDERWRITTEN            UNDERWRITTEN             REPLACEMENT /            UNDERWRITTEN             RESERVE
    NUMBER            EXPENSES                   NOI                  FFE RESERVE                 TI LC                 AMOUNT
      1              $15,310,235             $18,332,282               $146,647                $1,561,420
      2              $45,240,912             $64,178,227               $588,349                    $0
      3              $6,884,817              $12,072,172                $52,862                 $616,549
      4              $5,288,047              $12,129,881               $126,060                 $656,760
      5              $6,086,676              $12,623,102               $224,530                 $633,577
      6              $3,403,064              $9,769,871                 $86,761                 $608,021
      7              $17,337,354             $25,306,558               $279,518                $1,257,173
      8              $5,684,460              $10,975,741                $92,260                 $338,121
      9              $5,173,737              $8,998,612                 $76,568                 $406,136
      10             $5,141,617              $8,329,724                 $86,701                 $485,524
      11             $23,076,861             $32,057,181               $229,957                $1,434,730            -$1,475,000
      12             $9,977,430              $7,859,647                $152,408                 $628,980
      13             $3,015,600              $8,032,802                 $44,608                 $258,672
      14             $21,209,280             $25,026,209               $257,931                 $728,018
      15             $3,576,419              $5,192,971                 $67,727                 $337,781               -$20,000
      16             $8,521,132              $23,268,583               $436,141                $1,055,076
    16.01            $1,294,904              $4,389,970                 $63,509                 $286,306
    16.02             $934,110               $4,595,682                 $64,683                 $159,346
    16.03             $805,736               $3,192,656                 $61,574                 $147,860
    16.04             $909,403               $2,577,356                 $27,493                  $99,062
    16.05             $647,628               $1,784,993                 $52,235                  $43,869
    16.06             $700,325               $1,888,961                 $44,171                  $54,521
    16.07            $1,570,835              $1,443,499                 $20,082                 $104,171
    16.08             $552,549               $1,132,742                 $37,344                  $17,965
    16.09             $477,949               $1,103,661                 $32,090                  $92,202
    16.10             $627,693               $1,159,063                 $32,960                  $49,774
      17             $1,936,310              $4,782,767                $228,725                 $263,497              -$234,130
    17.01             $255,873                $895,944                  $30,855                  $46,381
    17.02             $222,954                $608,447                  $22,733                  $23,276
    17.03             $202,253                $589,249                  $20,250                  $40,427
    17.04             $175,934                $301,130                  $23,985                  $13,895
    17.05             $176,066                $451,523                  $22,173                  $21,159
    17.06              $85,398                $411,230                  $7,875                   $39,713
    17.07             $114,947                $337,293                  $16,700                  $15,860
    17.08             $131,335                $337,754                  $14,405                  $15,863
    17.09             $151,970                $347,621                  $13,520                  $17,415
    17.10              $83,208                $306,663                  $11,852                  $12,629
    17.11              $74,088                $247,446                  $13,000                  $11,585
    17.12             $108,792                -$108,792                 $13,000                    $0                 -$121,792
    17.13             $100,461                -$100,461                 $11,877                    $0                 -$112,338
    17.14              $53,031                $157,720                  $6,500                   $5,295
      18             $6,684,816              $10,426,747                $87,131                 $710,359
      19             $1,394,169              $4,366,587                 $47,606                 $157,427
      20             $2,859,022              $4,104,798                 $44,815                 $134,266              -$174,338
      21             $2,354,291              $5,515,793                $227,397                 $466,375
    21.01             $249,678               $1,682,294                 $41,201                 $105,840
    21.02             $242,960                $477,810                  $22,000                  $47,144
    21.03             $265,445                $456,564                  $27,018                  $49,318
    21.04             $176,853                $421,536                  $15,262                  $33,187
    21.05             $165,816                $283,430                  $11,970                  $29,852
    21.06             $189,242                $315,409                  $14,441                  $29,624
    21.07             $103,847                $270,593                  $8,302                   $17,463
    21.08              $68,171                $116,847                  $7,500                   $10,928
    21.09             $117,051                $213,999                  $9,700                   $16,493
    21.10              $89,621                $217,140                  $7,008                   $14,204
    21.11              $81,370                $140,015                  $6,334                   $16,025
    21.12             $117,974                $204,604                  $8,370                   $24,295
    21.13              $74,396                $171,669                  $8,391                   $14,754
    21.14              $93,014                $131,149                  $12,000                  $12,674
    21.15              $88,739                $112,026                  $9,600                   $11,173
    21.16              $74,249                $114,854                  $5,000                   $10,384
    21.17              $71,075                 $24,926                  $4,600                   $8,278
    21.18              $47,010                 $95,197                  $4,800                   $7,233
    21.19              $37,780                 $65,731                  $3,900                   $7,506
      22             $2,614,067              $4,781,319                 $28,440                 $356,093
      23             $2,181,491              $3,724,854                 $37,468                 $180,636
      24             $1,153,668              $3,083,904                 $35,140                 $150,357
      25              $800,852               $3,048,572                 $42,232                 $121,600
      26              $510,236               $2,750,307                 $20,078                  $71,512
      27             $1,830,915              $3,681,078                $131,025                 $341,252
    27.01             $510,530                $880,573                  $32,786                  $92,586
    27.02             $265,585                $969,907                  $26,002                  $61,064
    27.03             $257,886                $328,849                  $12,253                  $34,106
    27.04             $115,296                $219,118                  $9,600                   $25,724
    27.05              $91,249                 $53,536                  $6,613                   $8,585
    27.06             $131,463                $158,790                  $6,973                   $23,690
    27.07              $51,207                $169,465                  $2,580                   $18,245
    27.08              $77,126                $132,775                  $5,000                   $13,398
    27.09              $70,240                $133,990                  $5,018                   $12,401
    27.10              $55,347                $126,397                  $4,600                   $8,448
    27.11              $52,746                $123,000                  $4,000                   $11,606
    27.12              $43,774                $112,431                  $4,600                   $11,824
    27.13              $32,064                $103,994                  $3,000                   $6,298
    27.14              $35,868                 $85,591                  $4,000                   $7,232
    27.15              $40,534                 $82,662                  $4,000                   $6,045
      28             $1,452,495              $2,355,791                 $36,993                 $212,928
      29              $959,979               $2,270,551                 $15,640                  $38,693
      30             $1,030,301              $2,397,405                 $24,247                    $0
    30.01             $548,969               $1,309,723                 $13,763                    $0
    30.02             $481,332               $1,087,682                 $10,484                    $0
      31              $968,085               $2,176,272                 $9,411                   $51,691
      32             $2,566,193              $3,781,955                 $30,895                  $94,721
      33             $1,046,877              $2,071,278                 $16,374                  $93,112
      34              $989,404               $2,168,697                 $14,717                  $92,716
      35             $1,429,846              $2,165,806                 $28,923                 $149,465
      36              $678,037               $1,709,803                 $30,600
      37              $516,076               $1,638,934                 $16,668                  $69,638
      38              $776,976               $1,667,747                 $19,557                 $144,103
      39              $422,493               $1,532,516                 $14,039                  $66,933
      40              $734,362               $1,431,459                 $19,964                  $48,236
      41             $5,049,603              $2,194,063                $362,183                    $0
      42              $272,424               $2,455,585                 $12,321                  $70,133
      43              $830,717               $1,462,888                 $35,030
      44              $515,826               $1,505,062                 $10,105                  $88,828
      45              $346,327               $1,281,163                 $7,431                   $43,001
      46             $7,129,681              $14,845,526               $112,759                 $981,561
      47             $1,870,080              $1,557,766                 $35,864                 $205,147
      48              $757,161               $1,497,897                 $28,796                 $106,695
      49             $4,234,333              $1,767,456                $300,089                    $0
      50              $272,093               $1,155,207                 $12,740
      51              $597,854               $1,116,891                 $11,733                  $33,010
      52              $613,924               $1,324,074                 $28,815                  $72,942
      53              $473,455               $1,677,313                 $29,331                  $94,687
      54              $413,297               $1,664,218                 $34,172                  $69,164
      55              $523,881               $1,255,973                 $17,181                  $81,886
      56              $814,459               $1,138,200                 $11,124                    $0
      57             $1,191,069              $1,266,551                 $12,192                  $50,266
      58              $527,501               $1,133,030                 $14,114                  $45,790
      59              $365,159               $1,258,038                 $16,806                  $66,890
      60              $821,264               $1,048,057                 $69,342
      61              $565,965               $1,001,713                 $17,950
      62               $36,728               $1,087,553
      63              $336,596               $1,054,360                 $18,678                  $58,015
      64              $457,539                $947,826                  $7,915                   $90,804
      65             $1,693,247              $1,287,658                $149,045                    $0
      66              $668,829               $1,056,616                 $20,551                 $115,964
      67              $384,678                $773,104                  $5,447                   $28,514
      68              $384,593                $736,313                  $4,704                   $31,426
      69               $32,700                $807,300                  $15,772                  $51,069
      70              $351,520                $651,950                  $19,600
      71              $484,843                $633,251                  $36,000                    $0
      72              $321,271                $779,322                  $18,397                  $42,814
      73              $426,146                $718,121                  $6,539                   $60,158
      74              $250,498                $676,874                  $5,588                   $22,187
      75              $127,964                $674,222                  $4,698                   $27,504
      76              $249,499                $473,609                  $6,240                   $28,645               -$15,000
      77               $77,491                $217,310                  $1,530                   $3,601
      78             $3,371,341              $1,411,020                $239,118                    $0
      79              $321,267                $618,395                  $14,150                    $0
      80              $409,241                $776,880                  $7,842                  $118,680
      81              $233,818                $888,047                  $12,647                  $51,964
      82              $160,947                $687,035                  $18,443                  $42,988
      83              $443,722                $706,002                  $6,457                   $92,341
      84              $241,245                $664,996                  $6,585                   $49,340
      85              $404,171                $632,032                  $29,760
      86              $232,189                $778,017                  $20,534                  $62,846
      87              $279,763                $704,194                  $20,259                  $46,257
      88              $129,221                $601,936                  $4,317                   $41,878
      89              $200,121                $581,176                  $3,889                   $29,052
      90              $180,576                $392,091                  $2,925                   $14,762
      91              $673,370                $638,604                  $21,750                    $0
      92              $294,910                $589,115                  $12,933                  $48,509
      93              $144,877                $454,583                  $4,857                   $16,077
      94              $233,559                $516,281                  $2,489                   $40,823
      95              $139,650                $486,077                  $13,092                  $48,147
      96              $375,273                $481,539                  $32,000
      97              $184,059                $548,444                  $5,801                     $0
      98              $389,871                $545,935                  $18,798                  $30,306
      99              $183,986                $419,121                  $1,028                   $7,425
     100              $116,696                $440,869                  $8,404                   $22,040
     101              $161,100                $650,557                  $19,265                  $36,096
    101.01             $81,993                $325,000                  $9,805                   $18,372
    101.02             $36,292                $143,852                  $4,340                   $8,131
    101.03             $42,815                $181,705                  $5,120                   $9,593
     102              $112,218                $449,482                  $3,300                   $24,257
     103              $501,527                $385,639                  $21,500                    $0
     104              $106,756                $437,261                  $2,349                   $19,519
     105              $243,742                $477,069                  $7,435                   $57,514
     106              $160,392                $354,135                  $15,000
     107              $186,525                $540,079                  $6,210                   $53,402
    107.01            $149,163                $431,902                  $4,966                   $42,705
    107.02             $37,362                $108,177                  $1,244                   $10,697
     108              $121,822                $473,599                  $14,989                  $42,932
     109               $79,020                $378,713                  $14,364                  $15,414
     110               $77,393                $369,680                  $4,920                   $19,951
     111               $94,587                $481,996                  $4,861                   $35,379
     112              $136,950                $388,413                  $6,046                   $19,524
     113                 $0                   $525,000                    $0                       $0
     114              $465,937                $855,843                  $13,920                  $65,712
     115              $111,161                $327,049                  $4,032                   $21,966
     116              $115,316                $465,083                  $6,774                   $26,673
     117               $83,514                $319,274                  $3,454                   $14,836
     118               $3,244                 $321,120                  $2,072                     $0
     119              $110,098                $350,400                  $4,781                   $20,455
     120              $134,880                $250,905                  $13,440
     121              $210,148                $258,344                  $2,541                   $32,047
     122              $894,924                $762,303                 $105,210
     123               $97,538                $286,070                  $3,495                   $15,179
     124              $177,731                $194,302                  $14,000
     125               $41,705                $207,247                  $2,711                   $10,010

                                                                                                      CUT-OFF            BALLOON
   CONTROL          UNDERWRITTEN                            APPRAISAL            APPRAISED              DATE               LTV
    NUMBER               NCF                DSCR            AS-OF DATE             VALUE             LTV RATIO            RATIO
      1              $16,624,215            1.85             3/1/2004          $242,000,000           61.98%             58.20%
      2              $63,589,878            2.08             2/1/2004          $800,000,000           56.25%             49.41%
      3              $11,402,761            1.30            4/19/2004          $170,000,000           70.59%             64.70%
      4              $11,347,061            1.39            2/17/2004          $136,000,000           79.82%             75.07%
      5              $11,764,995            2.39             3/1/2004          $147,000,000           61.13%             55.30%
      6              $9,075,089             1.47            2/17/2004          $137,000,000           64.96%             54.57%
      7              $23,769,867            1.53            5/30/2003          $360,000,000           69.44%             64.99%
      8              $10,545,360            2.07            2/20/2004          $145,000,000           58.50%             50.85%
      9              $8,515,908             1.83            9/18/2003          $115,000,000           69.57%             69.57%
      10             $7,757,499             1.46             2/4/2004          $102,500,000           75.12%             69.15%
      11             $31,867,494            1.52             9/9/2003          $460,000,000           64.78%             61.40%
      12             $7,078,259             1.56            11/24/2003          $93,000,000           71.80%             64.36%
      13             $7,729,522             1.70            2/19/2004          $103,000,000           64.01%             53.66%
      14             $24,040,260            1.99             8/1/2003          $335,000,000           55.59%             49.65%
      15             $4,807,463             1.43            11/15/2003          $63,000,000           77.74%             77.14%
      16             $21,777,366            2.20                               $248,800,000           58.87%             53.23%
    16.01            $4,040,155                              4/1/2003           $45,500,000
    16.02            $4,371,653                             11/1/2003           $47,700,000
    16.03            $2,983,222                              2/4/2003           $35,000,000
    16.04            $2,450,801                             1/27/2003           $28,500,000
    16.05            $1,688,889                             1/30/2003           $19,700,000
    16.06            $1,790,269                             1/22/2003           $20,100,000
    16.07            $1,319,246                              2/1/2003           $14,200,000
    16.08            $1,077,433                              2/1/2003           $13,500,000
    16.09             $979,369                              1/22/2003           $12,800,000
    16.10            $1,076,329                             1/23/2003           $11,800,000
      17             $4,524,675             1.27                                $59,865,000           80.19%             72.90%
    17.01             $818,708                              10/10/2003          $9,200,000
    17.02             $562,439                              10/10/2003          $6,800,000
    17.03             $528,572                              10/10/2003          $6,500,000
    17.04             $263,250                              9/29/2003           $5,300,000
    17.05             $408,191                              9/29/2003           $5,000,000
    17.06             $363,642                              10/10/2003          $4,500,000
    17.07             $304,733                              9/29/2003           $3,840,000
    17.08             $307,486                              9/29/2003           $3,600,000
    17.09             $316,686                              10/10/2003          $3,350,000
    17.10             $282,182                              9/29/2003           $2,800,000
    17.11             $222,861                              10/10/2003          $2,600,000
    17.12                $0                                 10/10/2003          $2,500,000
    17.13                $0                                 10/10/2003          $2,300,000
    17.14             $145,925                              10/10/2003          $1,575,000
      18             $9,629,257             2.11            8/11/2003          $113,000,000           79.65%             79.65%
      19             $4,161,554             1.37            1/21/2004           $57,500,000           78.17%             65.17%
      20             $4,100,055             1.46            2/17/2004           $55,000,000           78.18%             72.26%
      21             $4,822,021             1.71                                $64,590,000           61.02%             51.83%
    21.01            $1,535,253                             11/1/2003           $18,700,000
    21.02             $408,666                              11/1/2003           $5,500,000
    21.03             $380,228                              11/1/2003           $5,500,000
    21.04             $373,087                              11/1/2003           $4,600,000
    21.05             $241,608                              11/1/2003           $3,270,000
    21.06             $271,344                              11/1/2003           $3,200,000
    21.07             $244,828                              11/1/2003           $2,900,000
    21.08              $98,419                              11/1/2003           $2,600,000
    21.09             $187,806                              11/1/2003           $2,500,000
    21.10             $195,928                              11/1/2003           $2,400,000
    21.11             $117,656                              11/1/2003           $2,200,000
    21.12             $171,939                              11/1/2003           $2,060,000
    21.13             $148,524                              11/1/2003           $2,000,000
    21.14             $106,475                              11/1/2003           $1,560,000
    21.15              $91,253                              11/1/2003           $1,350,000
    21.16              $99,470                              11/1/2003           $1,300,000
    21.17              $12,048                              11/1/2003           $1,100,000
    21.18              $83,164                              11/1/2003           $1,050,000
    21.19              $54,325                              11/1/2003            $800,000
      22             $4,396,786             1.64            11/12/2003          $51,000,000           70.16%             53.92%
      23             $3,506,750             1.58            4/15/2003           $46,000,000           73.91%             62.58%
      24             $2,898,407             1.42             8/1/2003           $37,500,000           75.49%             64.35%
      25             $2,884,740             1.52             3/1/2004           $38,500,000           72.73%             60.62%
      26             $2,658,717             1.59            11/1/2003           $33,900,000           77.58%             65.28%
      27             $3,208,801             1.77                                $42,050,000           61.05%             53.53%
    27.01             $755,201                              11/1/2003           $11,400,000
    27.02             $882,841                              11/1/2003           $10,100,000
    27.03             $282,490                              11/1/2003           $3,300,000
    27.04             $183,794                              11/1/2003           $2,500,000
    27.05              $38,338                              11/1/2003           $2,000,000
    27.06             $128,127                              11/1/2003           $1,700,000
    27.07             $148,640                              11/1/2003           $1,600,000
    27.08             $114,377                              11/1/2003           $1,500,000
    27.09             $116,571                              11/1/2003           $1,400,000
    27.10             $113,349                              11/1/2003           $1,330,000
    27.11             $107,394                              11/1/2003           $1,230,000
    27.12              $96,007                              11/1/2003           $1,150,000
    27.13              $94,696                              11/1/2003           $1,100,000
    27.14              $74,359                              11/1/2003            $890,000
    27.15              $72,617                              11/1/2003            $850,000
      28             $2,105,870             1.39            1/20/2004           $29,100,000           75.43%             69.79%
      29             $2,216,218             1.34             2/1/2004           $29,000,000           82.67%             69.28%
      30             $2,373,158             1.36                                $28,625,000           81.96%             70.24%
    30.01            $1,295,960                              1/5/2004           $15,500,000
    30.02            $1,077,198                              1/5/2004           $13,125,000
      31             $2,115,170             1.33            12/3/2003           $28,100,000           79.18%             67.58%
      32             $3,656,339             2.19            3/24/2004           $30,000,000           72.67%             62.12%
      33             $1,961,792             1.35            10/29/2003          $27,000,000           79.73%             71.40%
      34             $2,061,264             1.44            1/15/2004           $28,900,000           72.52%             60.76%
      35             $1,987,418             1.42            2/11/2004           $24,600,000           81.14%             68.44%
      36             $1,679,203             1.19            6/26/2003           $25,500,000           75.32%             64.53%
      37             $1,552,628             1.37            11/11/2003          $21,300,000           79.25%             70.81%
      38             $1,504,087             1.39            11/7/2003           $19,700,000           77.66%             67.10%
      39             $1,451,544             1.40            9/22/2003           $19,000,000           80.00%             67.65%
      40             $1,363,259             1.26            2/27/2004           $18,000,000           83.33%             70.78%
      41             $1,831,880             1.27             2/1/2003           $26,300,000           56.42%             47.60%
      42             $2,373,131             2.02            6/30/2003           $24,500,000           59.36%             46.98%
      43             $1,427,858             1.37            6/25/2003           $18,200,000           79.12%             74.05%
      44             $1,406,129             1.56             5/8/2003           $16,130,000           74.73%             68.89%
      45             $1,230,731             1.42            11/19/2003          $17,900,000           69.54%             58.62%
      46             $13,751,206            1.55             6/9/2003          $187,000,000           69.24%             64.40%
      47             $1,316,755             1.56            9/10/2003           $17,500,000           69.29%             59.64%
      48             $1,362,406             1.73            12/1/2003           $15,300,000           77.28%             71.71%
      49             $1,467,367             1.53             4/1/2004           $16,700,000           70.36%             64.17%
      50             $1,142,467             1.32            8/15/2003           $15,200,000           77.30%             67.84%
      51             $1,072,148             1.35            12/31/2003          $15,760,000           71.32%             64.80%
      52             $1,222,317             1.54             3/9/2004           $14,800,000           77.70%             65.15%
      53             $1,553,295             1.85             5/5/2003           $15,300,000           74.62%             63.94%
      54             $1,560,882             1.67            10/24/2003          $19,750,000           57.55%             37.12%
      55             $1,156,906             1.46            11/28/2003          $14,000,000           79.75%             67.54%
      56             $1,127,076             1.26             5/1/2004           $13,100,000           84.73%             66.56%
      57             $1,204,093             1.50             3/5/2004           $14,540,000           76.34%             64.88%
      58             $1,073,126             1.47            1/22/2004           $15,800,000           67.74%             56.71%
      59             $1,174,342             1.56            3/11/2004           $13,100,000           79.39%             60.01%
      60              $978,715              1.39            9/17/2003           $12,800,000           79.50%             67.04%
      61              $983,763              1.38            6/11/2003           $12,750,000           79.29%             67.35%
      62             $1,087,553             1.98             8/1/2003           $16,900,000           59.17%             59.17%
      63              $977,667              2.10             1/8/2004           $12,000,000           76.67%             76.67%
      64              $849,107              1.32            2/19/2004           $11,300,000           80.80%             69.75%
      65             $1,138,613             1.41             1/1/2004           $13,100,000           68.56%             45.90%
      66              $920,101              1.43            1/28/2004           $11,575,000           75.05%             57.31%
      67              $739,143              1.36            12/31/2003          $11,200,000           71.28%             59.59%
      68              $700,183              1.43            1/27/2004           $9,115,000            79.45%             66.23%
      69              $740,459              1.35             3/2/2004           $9,000,000            78.89%             61.09%
      70              $632,350              1.35            4/30/2004           $8,600,000            79.74%             66.78%
      71              $597,251              1.34            12/10/2003          $8,500,000            80.00%             69.46%
      72              $718,111              1.46            6/16/2003           $8,650,000            77.68%             66.65%
      73              $651,424              1.29            10/2/2003           $8,375,000            80.00%             64.86%
      74              $649,099              1.44            1/23/2004           $8,540,000            78.37%             65.27%
      75              $642,020              1.42            2/18/2004           $9,200,000            70.65%             59.38%
      76              $453,724              1.52            2/24/2004           $5,800,000            75.76%             63.77%
      77              $212,179              1.52            2/24/2004           $2,450,000            75.76%             63.77%
      78             $1,171,902             2.05            10/16/2003          $9,350,000            66.73%             45.35%
      79              $604,245              1.46            10/23/2003          $7,750,000            79.83%             71.29%
      80              $650,358              1.53            11/15/2003          $7,800,000            76.62%             65.01%
      81              $823,436              1.78            12/1/2003           $8,700,000            68.66%             53.31%
      82              $625,604              1.50            8/14/2003           $7,350,000            79.59%             68.94%
      83              $607,204              1.52            2/21/2003           $7,800,000            74.68%             64.08%
      84              $609,071              1.54            11/4/2003           $7,175,000            80.00%             68.65%
      85              $602,272              1.71            12/26/2003          $8,500,000            62.94%             57.12%
      86              $694,637              2.00             1/9/2004           $9,000,000            58.76%             48.65%
      87              $637,678              1.26            7/18/2003           $7,000,000            73.48%              0.84%
      88              $555,741              1.54            8/25/2003           $6,875,000            73.68%             62.61%
      89              $548,235              1.33             3/1/2004           $6,260,000            79.69%             51.35%
      90              $374,404              1.39            1/30/2004           $6,030,000            65.09%             77.65%
      91              $616,854              1.91             2/9/2004           $7,000,000            68.57%             57.05%
      92              $527,673              1.71            12/29/2003          $6,500,000            71.54%             59.35%
      93              $433,649              1.38            2/14/2004           $6,800,000            68.38%             57.07%
      94              $472,969              1.50            11/11/2003          $5,700,000            79.67%             67.10%
      95              $424,838              1.35            11/24/2003          $5,900,000            75.96%             64.23%
      96              $449,539              1.49            11/5/2003           $5,600,000            76.46%             68.49%
      97              $542,643              1.86            12/17/2003          $5,680,000            74.14%             62.35%
      98              $496,831              1.43             1/1/2004           $5,600,000            75.00%             59.47%
      99              $410,668              1.41             1/9/2004           $5,700,000            73.54%             61.84%
     100              $410,425              1.31             8/5/2003           $5,250,000            79.05%             68.30%
     101              $595,196              2.64                                $7,350,000            53.74%             53.74%
    101.01            $296,823                              8/15/2003           $3,400,000
    101.02            $131,381                              8/15/2003           $2,000,000
    101.03            $166,992                              8/15/2003           $1,950,000
     102              $421,925              1.54            6/25/2003           $7,090,000            54.30%             46.99%
     103              $364,139              1.41             2/3/2004           $5,000,000            76.71%             63.89%
     104              $415,393              1.55            8/13/2003           $5,000,000            75.00%             66.36%
     105              $412,120              1.62            6/23/2003           $4,750,000            78.20%             65.92%
     106              $339,135              1.34            7/10/2003           $4,513,000            78.68%             66.87%
     107              $480,467              2.05                                $5,600,000            62.50%             54.55%
    107.01            $384,231                               8/7/2003           $3,900,000
    107.02             $96,236                               8/7/2003           $1,700,000
     108              $415,678              1.60             8/5/2003           $5,500,000            63.17%             51.30%
     109              $348,935              1.47            11/6/2003           $4,300,000            79.74%             67.11%
     110              $344,809              1.54             1/6/2004           $4,000,000            80.00%             68.89%
     111              $441,756              1.37             8/8/2003           $5,800,000            54.25%              0.71%
     112              $362,843              1.50            11/1/2003           $3,950,000            78.05%             61.01%
     113              $525,000              4.24            2/25/2004           $36,000,000            8.33%              8.33%
     114              $776,211              4.26            9/15/2003           $11,800,000           25.42%             25.42%
     115              $301,051              1.41            2/19/2004           $3,950,000            74.68%             63.43%
     116              $431,636              2.46            7/10/2003           $5,325,000            53.83%             43.96%
     117              $300,984              1.51            9/26/2003           $3,380,000            79.52%             65.68%
     118              $319,048              1.34            11/20/2003          $3,590,000            73.53%             49.39%
     119              $325,164              1.88            12/10/2003          $3,800,000            63.04%             53.57%
     120              $237,465              1.43            12/16/2003          $3,050,000            78.44%             66.07%
     121              $223,756              1.60            7/28/2003           $3,000,000            66.67%             58.69%
     122              $657,093              3.45            12/18/2003          $11,380,000           17.51%              0.18%
     123              $267,396              1.80             8/5/2003           $3,450,000            57.66%             49.60%
     124              $180,302              1.47            11/5/2003           $2,300,000            77.93%             68.60%
     125              $194,526              1.62            11/15/2003          $2,200,000            72.53%             62.42%

                                                                                                                        1ST LARGEST
                                                                                                                           LEASE
CONTROL           OCCUPANCY            OCCUPANCY                                                  1ST LARGEST           EXPIRATION
 NUMBER             RATE               AS-OF DATE                   1ST LARGEST TENANT             TENANT SF               DATE
   1               97.34%              12/31/2003      Latham & Watkins                             225,620             2/28/2006
   2                90.0%              2/28/2004       Sprint Communications                        251,287             12/31/2014
   3                99.0%               4/1/2004       The Corcoran Group                           41,566              5/31/2008
   4                98.5%               2/1/2004       AEGON                                        247,837             12/31/2012
   5               90.70%               3/3/2004       Macy's                                       180,642             7/31/2007
   6                85.3%              1/26/2004       MITRE                                        86,166              9/30/2011
   7                84.7%              12/31/2003      Wells Fargo                                  270,028             2/28/2013
   8               93.60%              2/11/2004       AMC Theatres                                 100,959             5/31/2016
   9               100.0%              12/31/2003      Disney                                       156,215             6/30/2011
   10               93.9%               4/1/2004       Squire Sanders                               114,708             10/4/2007
   11               99.9%               3/1/2004       J Walter Thompson Company                    456,132             8/31/2006
   12               77.3%               1/5/2003       Accenture                                    171,887             7/31/2015
   13              96.00%              1/30/2004       Regal Cinemas                                102,267              8/1/2019
   14              96.10%              1/31/2004       Marshall Field's                             288,802             1/31/2011
   15               86.9%              11/2/2003       Earth Tech, Inc.                             16,119              12/31/2006
   16
 16.01             92.80%              1/21/2004       Winn Dixie Stores                            44,000              11/20/2014
 16.02             99.40%              1/21/2004       Shopko Stores, Inc.                          109,783             2/28/2020
 16.03             84.20%              1/21/2004       Lowes' Home Center                           125,357             10/31/2014
 16.04             91.05%              1/21/2004       Bed, Bath & Beyond                           40,000              1/31/2009
 16.05             99.70%              1/21/2004       Wal-Mart Stores                              173,020             8/18/2012
 16.06             100.00%             1/21/2004       Wal-Mart                                     222,904             8/25/2009
 16.07             95.60%              1/21/2004       TJ Maxx                                      28,730              10/31/2005
 16.08             81.40%              1/21/2004       Wal-Mart                                     140,043             12/29/2009
 16.09             90.10%              1/21/2004       Burlington Coat Factory                      79,454              8/31/2007
 16.10             92.40%              1/21/2004       J.C.Penney                                   78,823              3/31/2007
   17
 17.01             100.0%              2/29/2004       Wickes Furniture Company - Six Flags         186,344             11/30/2012
 17.02             100.0%              2/29/2004       Rehrig Pacific Company                       127,789             5/31/2009
 17.03             100.0%              2/29/2004       Zurn Industries                              33,000              5/31/2006
 17.04              66.7%              2/29/2004       Storehouse, Inc.                             92,250              12/31/2005
 17.05             100.0%              2/29/2004       Southwestern Bell Telephone                  91,860              7/31/2008
 17.06             100.0%              2/29/2004       Looking Glass Networks                       60,575              12/31/2015
 17.07             100.0%              2/29/2004       Drake Container Corporation                  128,459             7/31/2009
 17.08             100.0%              2/29/2004       IHS Energy Group - 1811                      97,260              7/31/2010
 17.09             100.0%              2/29/2004       Intermex Products                            104,000             5/31/2006
 17.10             100.0%              2/29/2004       Hays Information Management - 1521           59,003              4/30/2006
 17.11             100.0%              2/29/2004       Freeman Exhibit Company                      50,000              7/31/2006
 17.12              0.0%               2/29/2004
 17.13              0.0%               2/29/2004
 17.14             100.0%              2/29/2004       TD Supply Inc.                               29,808              7/31/2007
   18              91.55%              12/31/2003      Ernst & Young                                147,790              9/1/2012
   19              100.0%              1/21/2004       Burlington Coat Factory                      67,259              10/31/2008
   20               89.8%              1/31/2004       Home Depot                                   131,802             1/31/2019
   21
 21.01             100.00%             1/29/2004       Atkins Nutritional Inc.                      157,772             11/30/2010
 21.02             100.00%             1/29/2004       Symbol Technologies Inc.                     110,000             8/31/2009
 21.03             100.00%             1/29/2004       LB International Inc.                        79,700              2/28/2010
 21.04             100.00%             1/29/2004       Seal-It Inc.                                 76,312              10/24/2006
 21.05             100.00%             1/29/2004       Ru-Li Textile Inc.                            8,850              2/28/2006
 21.06             100.00%             1/29/2004       NAI Inc.                                     28,360              5/31/2007
 21.07             100.00%             1/29/2004       Scientific Industries Inc.                   25,000              12/31/2004
 21.08             100.00%             1/29/2004       Tiffen Acquisition LLC                       37,500              9/30/2004
 21.09             100.00%             1/29/2004       PCI Group Inc.                               32,000              9/30/2009
 21.10             100.00%             1/29/2004       Keystone Automotive Operation                12,539              5/31/2010
 21.11             100.00%             1/29/2004       Spectron Glass & Electronic                  14,211              9/30/2004
 21.12             100.00%             1/29/2004       Prof. Inspection Equipment Inc               17,071              2/28/2010
 21.13             100.00%             1/29/2004       Joint Apprenticeship                         21,554              8/31/2006
 21.14             100.00%             1/29/2004       A.J. Cohen                                   60,000              1/31/2009
 21.15             100.00%             1/29/2004       A.J. Cohen                                   48,000              1/31/2009
 21.16             100.00%             1/29/2004       Roadway Tire Corporation                      9,000              7/31/2017
 21.17             100.00%             1/29/2004       Audiovox Corporation                         23,000              9/30/2009
 21.18             100.00%             1/29/2004       Drive Shaft Shop Inc.                        10,000              4/30/2007
 21.19             100.00%             1/29/2004       Tiffen Acquisition LLC                       19,500              12/14/2004
   22              100.00%              1/1/2004       Xerox Corporation                            237,000             11/30/2023
   23              96.00%              12/31/2003      Bed Bath & Beyond                            34,604               1/1/2007
   24              100.00%             1/21/2004       Steinmart                                    36,000              11/1/2008
   25              100.0%               2/1/2004       Shoppers Food Warehouse                      49,284              5/31/2011
   26              97.00%              1/15/2004       Ross Dress For Less                          30,191               2/1/2014
   27
 27.01             93.70%              1/29/2004       Sterling                                     12,200              5/31/2010
 27.02             100.00%             1/29/2004       Tellabs Operations Inc.                      130,010             10/31/2009
 27.03             87.80%              1/29/2004       A & Z Pharmaceutical Inc.                    13,606              7/31/2005
 27.04             100.00%             1/29/2004       Fuel Cell Componets                          24,000              3/31/2005
 27.05             50.10%              1/29/2004       PDK Labs                                     16,565              11/30/2008
 27.06             100.00%             1/29/2004       Taztek Industries Inc.                       13,516              9/30/2008
 27.07             100.00%             1/29/2004       Grumman Systems                              12,900              11/30/2004
 27.08             100.00%             1/29/2004       MCJ Restaurant Inc.-Assignee                  5,000              12/31/2011
 27.09             100.00%             1/29/2004       Clean Room Engineering Inc.                  12,500              10/31/2006
 27.10             100.00%             1/29/2004       Suissa Realty Corp.                          23,000              12/31/2006
 27.11             100.00%             1/29/2004       Lax Electronics Inc. D/B/A                   20,000              8/31/2007
 27.12             100.00%             1/29/2004       RI Inc. DBA Seating Solutions                23,000              10/31/2005
 27.13             100.00%             1/29/2004       Robert Hunt Company                          15,000              9/30/2008
 27.14             100.00%             1/29/2004       Corporate Transport Expres                   20,000              11/30/2006
 27.15             100.00%             1/29/2004       Duro Sales Co. Inc.                          16,000              5/31/2010
   28              82.80%               1/1/2004       Regents of the Univ of Michigan              43,056              9/30/2013
   29               96.6%               2/1/2004       Food 4 Less                                  59,594              8/31/2021
   30
 30.01              88.7%               2/4/2004
 30.02              83.8%              1/31/2004
   31              100.0%               9/1/2003       Border's                                     25,000              2/28/2024
   32               96.8%               3/1/2004       California Pacific Medical Center            15,631              9/30/2012
   33               98.8%              10/29/2003      Kohl's                                       87,011              1/31/2024
   34               90.7%               2/1/2004       Gap                                          10,680              5/31/2007
   35               93.8%              1/31/2004       Healthnet of Northeast, Inc.                 12,077              12/31/2005
   36              91.91%              1/31/2004
   37               94.9%              10/13/2003      Best Buy                                     31,180              1/31/2014
   38              92.90%              2/14/2004       Conway, McKenzie DU                          14,527               8/1/2007
   39              96.00%              12/31/2003      Gordmans                                     50,465              3/31/2022
   40              100.0%              2/12/2004       Tom Thumb (Safeway)                          78,033              7/31/2013
   41               66.4%              12/31/2003
   42              100.00%             2/29/2004       Veterans AMC Theater                         94,774               5/1/2018
   43              95.13%              9/25/2003
   44              95.80%              1/31/2004       Morgan Keegan                                13,217              12/1/2010
   45              100.0%              9/15/2003       Walgreen's                                   13,905              4/13/2020
   46               92.6%               3/1/2004       Young & Rubicam, Inc.                        61,048              10/31/2006
   47              85.80%              12/31/2003      Corphealth                                   30,515              11/1/2012
   48               94.9%              12/19/2003      Bally Total Fitness                          30,400              1/31/2017
   49               74.6%              1/31/2004
   50              90.11%              12/31/2003
   51              88.00%              1/16/2004       Compass Bank (GL)                             6,537               3/1/2023
   52               96.7%              12/31/2003      LDS Technologies                             17,985              3/31/2006
   53              95.00%               1/1/2004       Sports Authority                             50,000              12/1/2008
   54              100.00%             1/15/2004       Belk                                         60,000               8/1/2017
   55               95.6%              11/18/2003      Farmer Jack                                  39,445              1/31/2008
   56              100.0%               2/1/2004       The Stop & Shop Supermarket Company          74,161              3/29/2029
   57               96.6%              3/19/2004       Foodland                                     27,670              8/31/2016
   58              100.0%              1/14/2004       Best Buy                                     45,718              10/10/2017
   59               94.5%              1/29/2004       ETAS                                         43,990              3/31/2011
   60              95.67%              9/16/2003
   61              93.04%              12/31/2003
   62              100.00%             9/19/2003       222 E 41th                                   19,700               2/1/2052
   63               89.2%               2/9/2004       Pulse Athletic (Gold's Gym)                  35,946              12/31/2006
   64              89.90%               3/1/2004       Wolfpack Club                                19,749               7/1/2008
   65               76.6%              12/31/2003
   66              100.00%              3/1/2004       Palmetto Health Alliance                     45,113              12/1/2006
   67              100.0%              1/20/2004       Golden 1 Credit Union                         4,000              6/30/2005
   68              93.42%              12/4/2003       Petsmart                                     19,207              11/1/2018
   69              100.0%               2/1/2004       Neiman Marcus                                105,144             10/31/2011
   70              92.86%              12/10/2003
   71               95.8%              1/31/2004
   72               98.3%               6/4/2003       Winn-Dixie                                   46,422              6/21/2009
   73              96.80%              12/31/2003      Burns & Wilcox                               11,480              10/1/2015
   74               90.4%               2/1/2004       Circuit City                                 33,354              1/30/2019
   75               87.7%              3/27/2004       7-11 Store #33383                             3,000              1/31/2022
   76              100.0%               3/1/2004       General Electric Medical Systems              9,248              9/30/2005
   77              100.0%               3/1/2004       Rockit                                       10,200              2/28/2014
   78               71.4%              12/31/2003
   79               96.5%              10/1/2003
   80              94.60%              12/1/2003       Cardiovascular Group, PC                     11,192               9/1/2005
   81               95.3%               3/1/2004       Bolt Technoligies                            28,200               1/9/2008
   82              94.00%               1/1/2004       Bruno's                                      48,982              6/30/2021
   83              92.40%              1/31/2004       Morgan Stanley/Dean Witter                   16,929              12/31/2005
   84              98.20%              1/31/2004       Business Bank of BTR                         17,624              12/1/2012
   85              93.33%              1/16/2004
   86              92.30%              2/17/2004       Xybernet, Inc.                               10,780              10/1/2007
   87              96.00%              12/31/2003      Majestic Athletic                            50,000              9/30/2006
   88              82.00%              1/31/2004       Marietta Eye Clinic                          19,345              12/1/2016
   89              96.00%              3/15/2004       Half-Price Books                              8,000               4/1/2014
   90              80.00%               2/1/2004       Tanoshii Japanese                             4,984              1/31/2008
   91              100.0%              2/17/2004
   92              100.0%              2/11/2004       Big Lots                                     30,000              7/31/2011
   93              100.0%              12/31/2003      Savon (Ground Lease)                         16,784              1/31/2027
   94              100.00%             12/31/2003      Raytheon                                     25,000              7/21/2007
   95               99.9%              10/21/2003      Mission Foods                                25,611              8/19/2006
   96              91.41%              10/31/2003
   97               98.3%              12/4/2003
   98               96.0%               1/9/2004       Kmart Corporation                            106,320             3/31/2019
   99              100.00%             11/6/2003       Shell                                         4,354               5/1/2012
  100               93.8%               3/1/2004       Robert Principe Television                    5,850               1/9/2006
  101
 101.01            100.00%             1/31/2004       FreshPoint Foods (Sysco Corp)                49,026               9/6/2004
 101.02            100.00%             1/31/2004       Cresent Electric                             21,700               6/1/2008
 101.03            100.00%             1/31/2004       Helena Chemical                              14,000               1/1/2006
  102              84.80%              12/8/2003       Siberian Wood Products                        6,000              12/31/2012
  103               69.8%              12/31/2003
  104              100.00%             12/25/2003      Shangrila Restaurant                          3,027               4/1/2008
  105              97.60%               2/1/2004       Priority Primary Care, PC                     3,999               7/1/2008
  106              100.00%             1/31/2004
  107
 107.01            91.00%              12/31/2003      Social Security Admin. (GSA)                 14,935              6/22/2004
 107.02            100.00%             12/31/2003      Enterprise Holdings                           4,164              12/31/2006
  108              97.00%              12/24/2003      Winn Dixie                                   41,577              10/1/2015
  109              100.00%              2/1/2004       Food Lion, Inc.                              33,800              1/11/2016
  110              96.00%              11/15/2003      Dollar Tree                                   6,000              11/30/2007
  111              100.00%             12/11/2003      Collins Interiors, Inc.                      12,312               8/1/2008
  112              100.0%              11/5/2003       Eckerd Drug Store                            10,908              12/18/2019
  113              100.0%              3/19/2004       135 East 57th Street, LLC                    26,760              12/31/2103
  114              87.00%               9/1/2003       Keystone Symposia                             5,568              10/1/2006
  115              100.0%               3/1/2004       Personal Management Consultants, Inc.         5,040              6/30/2009
  116              100.00%             12/31/2003      Dollar Tree                                  10,000               4/1/2008
  117              90.00%              2/20/2004       University Hospital Health Center             5,010              12/31/2006
  118              100.0%              12/29/2003      Eckerd Corporation                           13,813              12/8/2023
  119              100.0%               2/1/2004       Nutech Industries, Inc.                       6,114              7/31/2005
  120              97.92%              12/2/2003
  121              100.00%             12/8/2003       Houston Comm. Bank                            4,489              11/1/2011
  122              99.00%              1/25/2004
  123              100.00%              1/1/2004       Quantum Fitness                               2,783              10/1/2008
  124              92.86%              10/31/2003
  125               93.4%              12/30/2003      Magelby's Fresh                               2,430              5/31/2012

                                                                                      2ND LARGEST
                                                                                         LEASE
   CONTROL                                                      2ND LARGEST            EXPIRATION
    NUMBER                 2ND LARGEST TENANT                    TENANT SF               DATE
      1        Greenberg & Traurig                                70,393               6/30/2008
      2        Wachovia/Prudential Securities                     187,645              2/28/2006
      3        Gleacher & Co.                                     29,231               4/30/2010
      4        Frost Brown Todd LLC                               115,328              7/5/2008
      5        JC Penney                                          168,758             10/31/2014
      6        Watt Tieder                                        60,994               3/1/2016
      7        Gibson Dunn & Crucher                              268,268             11/28/2017
      8        Barnes & Noble                                     24,969               8/31/2016
      9        Bank of America                                    136,030              4/30/2013
      10       Federal/Chubb Insurance                            113,157              2/29/2008
      11       Credit Suisse Asset Mgmt                           343,715             10/31/2014
      12       Schwartz, Cooper, Greenberger & Kraus              48,080               8/31/2014
      13       Super Stop & Shop                                  71,424               3/1/2020
      14       Lord & Taylor                                      138,241             12/31/2010
      15       New York Life Insurance Co.                        13,652               8/31/2004
      16
    16.01      Rhodes #3029/Mark                                  40,000              12/31/2004
    16.02      Sportsman's Warehouse                              45,866               6/30/2015
    16.03      Goody's                                            30,470              11/30/2005
    16.04      Mustard Seed Market                                37,048              12/31/2019
    16.05      Sam's Wholesale                                    110,858              8/16/2012
    16.06      Office Max                                         28,610               1/31/2007
    16.07      Office Depot                                       25,200               1/31/2005
    16.08      Kroger                                             41,320               7/31/2011
    16.09      Food Lion                                          30,690              10/31/2010
    16.10      Winn Dixie Stores                                  47,084               3/1/2009
      17
    17.01      Wickes Furniture Company - Six Flags               51,000               8/31/2008
    17.02      Lazo Technologies                                  53,645               6/30/2005
    17.03      PSD Management Group, Inc.                         33,000               5/31/2007
    17.04      Motion Industries, Inc.                            30,750               2/28/2009
    17.05      Continental Parts Company                          31,688               1/31/2005
    17.06
    17.07
    17.08      Cell ACC, Inc.                                     13,550               6/7/2007
    17.09
    17.10      Willamette Industries                              32,163               5/31/2005
    17.11      Future Foam, Inc.                                  50,000               2/28/2006
    17.12
    17.13
    17.14      Direct Logistics, Inc.                             20,192               9/30/2004
      18       Jenkens & Gilchirst                                88,578               8/31/2013
      19       Levitz                                             40,000               8/30/2005
      20       Wal-Mart                                           126,242              1/31/2019
      21
    21.01      Design Tex Group Inc.                              48,233               3/15/2011
    21.02
    21.03      Display Presentations LTD.                         55,390               8/31/2008
    21.04
    21.05      Austin & Williams Inc.                              6,200              12/31/2006
    21.06      Design Works Crafts, Inc.                          24,176               1/31/2007
    21.07      Holbrook Aid, Inc.                                 16,508               1/31/2009
    21.08
    21.09      Climatronics Corp.                                 16,500               2/28/2006
    21.10      Parts World Inc.                                   10,000              12/31/2008
    21.11      Miller Stuart Inc.                                  6,759               4/30/2010
    21.12      Ion Computer Systems Inc.                           9,000               6/30/2006
    21.13      Milex Electronics Corporation                      20,400              10/31/2007
    21.14
    21.15
    21.16      North Shore Computer                                6,000              12/31/2005
    21.17
    21.18      Christos K.A. Limited                               7,360               1/31/2007
    21.19
      22
      23       Ultimate Electronics                               29,500               2/1/2013
      24       Home Goods                                         35,000               6/1/2005
      25       Total Crafts                                       29,009              10/31/2006
      26       TJ Maxx                                            30,010               9/1/2013
      27
    27.01      Purchasing Strategies, Inc.                        12,150              10/31/2006
    27.02
    27.03      Gisco Equipment Inc.                                8,280               1/31/2008
    27.04      Multax Corp                                        24,000               9/30/2010
    27.05
    27.06      Automation Deltronics                               7,500               2/28/2010
    27.07
    27.08      North Carolina Direct                               5,000               6/30/2007
    27.09      Dale Professional Supply Inc.                      12,591               5/4/2005
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15      The Drive Shaft Shop                                4,000               4/30/2007
      28       Kaydon Corporation                                 17,416              10/31/2007
      29       Walgreen's                                         17,125              12/28/2028
      30
    30.01
    30.02
      31       La Salle Bank, N.A.                                17,852              11/30/2023
      32       Pacific Union Real Estate                           9,123              11/30/2006
      33       Linens N Things                                    30,792               2/28/2014
      34       Lenox                                               8,928               1/31/2006
      35       METLIFE                                             8,420              10/31/2010
      36
      37       Linens & Things                                    28,000               2/28/2014
      38       Hardy, Lewis & Page                                13,553               1/1/2005
      39       Sportman (GART)                                    32,630               1/31/2017
      40       Sigel's                                             6,329               6/30/2008
      41
      42
      43
      44       J. Davis Architects                                 9,861               6/1/2006
      45       Footprints Preschool                                6,000               1/2/2015
      46       Bank of America                                    54,845              12/31/2010
      47       Wallach & Moore                                    17,272               12/1/2006
      48       Miller's Outpost/HUB Distributing, Inc.            20,225               1/31/2007
      49
      50
      51       Malone's Clubhouse                                  6,298               3/1/2023
      52       Washington Group International                     14,400               7/31/2005
      53       Party City                                         10,000               12/1/2005
      54       Publix                                             47,955               2/1/2016
      55       ACO Hardware                                       12,000               1/31/2008
      56
      57       Kaimuki Self Storage                               16,391               1/1/2026
      58       Bed, Bath & Beyond                                 25,378               1/31/2013
      59       Enlighten                                          15,190               4/18/2006
      60
      61
      62
      63       Vertical Urge                                      16,560               2/28/2011
      64       Suitt Construction                                 13,860               3/1/2009
      65
      66       Columbia Skin Clinic, P.A.                         12,228               12/1/2006
      67       IHOP #698                                           4,000               6/30/2015
      68       Office Depot                                       16,172               10/1/2018
      69
      70
      71
      72       J.F. Porter                                        27,187               12/8/2008
      73       Jacob's Engineering Group                           9,329               4/1/2008
      74       Farmer Boys-Ground Lease                            3,500               3/1/2024
      75       Dance Center of Ashburn                             3,000               2/28/2007
      76       TJ Ribs of Chicago, LLC                            10,300               5/31/2011
      77
      78
      79
      80       Physiotherapy Associates, Inc.                      5,545               7/1/2008
      81       Publisher Circulation                              15,200               2/28/2009
      82       Handy TV & Appliance                               15,000              10/31/2005
      83       Metropolitan Life Insurance                         7,550               8/31/2004
      84       FAA                                                 7,660               6/1/2008
      85
      86       RE/MAX United Realtor                               7,924               2/1/2005
      87       Weis Market                                        47,356               7/30/2010
      88       Atlanta Allergy & Asthma                            8,100               6/1/2011
      89       Willie's                                            7,627               5/1/2014
      90       Palm Beach Tan                                      3,206               7/31/2008
      91
      92       Dollar Tree                                        12,800               3/31/2009
      93       Fitness Express                                     1,493               8/4/2005
      94       GSA/NASA                                           14,850               9/30/2005
      95       Packaging Plus                                     23,469               5/31/2006
      96
      97
      98       Four Forty One Puppies                              4,000              11/30/2007
      99       First Bank                                          4,123               2/1/2037
     100       The Magnolia Operating Group                        3,600               6/30/2006
     101
    101.01
    101.02
    101.03     United Green Mark                                  11,600               11/1/2004
     102       Insight Research                                    3,000               12/1/2007
     103
     104       Sheldon's Lunch Cafe                                1,750               11/1/2008
     105       Premier Care for Women                              3,941               10/1/2007
     106
     107
    107.01     Univ. of VA (Clinical Trials)                       3,845              10/14/2004
    107.02     Third Millennium Press                              4,164               6/28/2004
     108       Eckerd                                              8,640               10/1/2006
     109       CVS (Revco)                                         8,450               5/19/2005
     110       Shoe Department                                     5,000              12/31/2012
     111       Bank of Las Vegas                                   6,475               1/1/2013
     112       Dollar General                                     10,080               9/30/2004
     113
     114       Virgin Island Ski                                   5,316               1/1/2006
     115       Kristin and Andrew Glidewell                        3,360              12/31/2013
     116       Household Rental                                    6,000               4/1/2008
     117       Alliance Imaging                                    3,078               7/31/2008
     118
     119       Mojave Foods                                        5,700              12/31/2004
     120
     121       Longhorn Excav.                                     4,047               5/1/2005
     122
     123       Kamaljit Singh Sandhu                               2,759               9/1/2008
     124
     125       Main Plaza Dental                                   2,430               8/31/2012

                                                                           3RD LARGEST
                                                                              LEASE               ENVIRONMENTAL
   CONTROL                                           3RD LARGEST           EXPIRATION                PHASE I
    NUMBER            3RD LARGEST TENANT              TENANT SF               DATE                 REPORT DATE
      1        MBIA                                     69,339             11/30/2008               3/2/2004
      2        CCH Legal Information                   165,635              2/28/2019               2/4/2004
      3        Herman Miller, Inc.                      23,805             12/31/2005              10/30/2003
      4        Stites & Harbison                        65,422              5/31/2014               2/27/2004
      5        Mervyn's                                 98,864              7/31/2024               2/26/2004
      6        BMC                                      60,019              2/1/2011                3/4/2004
      7        Oaktree Capital                          99,666              3/31/2009               6/25/2003
      8        Palais Royal                             23,475              1/31/2008               2/25/2004
      9        Time Warner                              70,134              4/30/2006              10/20/2003
      10       AON/Master Lease                         50,000              2/28/2009               3/12/2004
      11       EM Warburg Pincus & Co., Inc.           111,545             10/31/2009               9/26/2003
      12       Pugh, Jones & Johnson                    21,138             11/30/2013               12/1/2003
      13       New Roc FEC                              58,952              12/1/2012               2/23/2004
      14       Foodlife/Mighty Nice Grill               23,237              4/30/2008               8/19/2003
      15       M & E Pacific Inc.                       13,482             12/31/2009              11/26/2003
      16
    16.01      Stein Mart                               36,000             11/30/2011               2/11/2003
    16.02      Bed, Bath & Beyond                       34,690              1/31/2011               3/17/2003
    16.03      Bed, Bath & Beyond                       30,405              1/31/2012               2/24/2003
    16.04      Borders                                  25,000             11/30/2018               2/18/2003
    16.05      Goody's                                  27,000             12/31/2007               3/6/2003
    16.06      Hancock Fabrics                          13,000              2/28/2010               3/6/2003
    16.07      Fashion Bug                              9,350               1/31/2005               2/17/2003
    16.08      Pearle Vision                            3,000               1/31/2006               2/19/2003
    16.09      Fashion Avenue                           20,000              6/30/2005               2/5/2003
    16.10      Walgreens                                11,165              3/31/2029               2/12/2003
      17
    17.01                                                                                          10/18/2003
    17.02      AutoFit, Inc.                            45,895              5/31/2009               10/3/2003
    17.03      Texas Industrial                         19,800              1/31/2005               9/26/2003
    17.04                                                                                          10/17/2003
    17.05      Resource Building Materials              25,410             10/31/2010              10/17/2003
    17.06                                                                                           10/3/2003
    17.07                                                                                          10/17/2003
    17.08                                                                                          10/17/2003
    17.09                                                                                          10/17/2003
    17.10                                                                                          10/17/2003
    17.11                                                                                           10/2/2003
    17.12                                                                                          10/21/2003
    17.13                                                                                          10/19/2003
    17.14                                                                                           10/2/2003
      18       Jackson Walker                           69,879              9/30/2012               8/27/2003
      19       Wickes Furniture (Sears Guranteed)       35,067             11/30/2010               1/27/2004
      20       Tops Market                              68,400              1/31/2020               3/22/2004
      21
    21.01                                                                                           2/5/2004
    21.02                                                                                           2/4/2004
    21.03                                                                                           11/7/2003
    21.04                                                                                          10/24/2003
    21.05      Austin & Williams Inc.                   6,000               6/30/2007              12/10/2003
    21.06      Fabco Industries Inc.                    10,067             10/31/2008               2/4/2004
    21.07                                                                                          10/30/2003
    21.08                                                                                          10/24/2003
    21.09                                                                                           2/23/2004
    21.10      Kohl's Department Stores Inc.            7,500              12/31/2005               2/4/2004
    21.11      Lacrosse Unlimited Inc.                  5,800               7/31/2009               2/4/2004
    21.12      Regent Sports Corporation                7,000              12/31/2008              10/24/2003
    21.13                                                                                          10/24/2003
    21.14                                                                                           11/7/2003
    21.15                                                                                          10/24/2003
    21.16      Unique Party                             5,000               3/31/2007               2/23/2004
    21.17                                                                                          10/24/2003
    21.18      SIR INDUSTRIES Inc.                      6,640               5/31/2005               2/4/2004
    21.19                                                                                          10/24/2003
      22                                                                                            12/2/2003
      23       The Gap                                  12,000              12/1/2009               5/29/2003
      24       TJ Maxx                                  30,000              2/1/2009                8/21/2003
      25       Ross Dress For Less                      27,000              1/31/2007               3/11/2004
      26       Coosa Medical Clinic                     23,760              4/1/2015               11/20/2003
      27
    27.01      Delta Pacific Supplies Inc.              9,542               7/31/2007              10/24/2003
    27.02                                                                                           2/5/2004
    27.03      Cold Spring Harbor Laboratories          7,450               1/31/2009              10/24/2003
    27.04                                                                                          10/31/2003
    27.05                                                                                           12/2/2003
    27.06      E'Lan Upholstery                         7,500              12/31/2004               2/4/2004
    27.07                                                                                          10/24/2003
    27.08      Apple Entertainment Inc.                 2,500               9/30/2007               2/4/2004
    27.09                                                                                          10/24/2003
    27.10                                                                                          10/24/2003
    27.11                                                                                          10/24/2003
    27.12                                                                                           11/7/2003
    27.13                                                                                           2/5/2004
    27.14                                                                                          10/24/2003
    27.15                                                                                           2/13/2004
      28       SunGard Reference Data Solutions         10,880             11/30/2005               2/3/2004
      29       Millenium Shoes                          4,905               1/31/2008               3/3/2004
      30
    30.01                                                                                           2/13/2004
    30.02                                                                                           1/2/2004
      31       Chicago Home Fitness (1st Floor)         10,112             11/30/2013               3/5/2004
      32       Ruth's Chris Steakhouse                  7,938               9/30/2011               4/5/2004
      33       TJ Maxx                                  30,667              9/30/2013               1/21/2004
      34       Talbots                                  8,405               1/31/2008               1/23/2004
      35       Perk-Up Inc.                             6,085              10/31/2006               2/23/2004
      36                                                                                            7/9/2003
      37       Barnes & Noble                           21,710              12/1/2013               2/5/2004
      38       Ponta, Castle & Ingra                    12,211              2/1/2015                7/16/2003
      39       Bed, Bath & Beyond                       21,944              1/31/2014               9/30/2003
      40       Blockbuster                              5,870               1/31/2007               3/5/2004
      41                                                                                            3/19/2003
      42                                                                                            7/7/2003
      43                                                                                            7/3/2003
      44       Bogart's American Grill                  8,365               8/1/2011                6/9/2003
      45       Cathay Bank                              3,121               7/31/2005              12/30/2003
      46       The Society of Plastics Industry         42,773             12/31/2007               7/22/2003
      47       Summit National Bank                     13,626              12/1/2009               9/15/2003
      48       Tutor Time Child Care Center             12,321              1/31/2013               1/28/2004
      49                                                                                            4/12/2004
      50                                                                                            8/18/2003
      51       Blockbuster                              5,730               9/1/2012               11/10/2003
      52       Priortiy Activities                      13,600             10/31/2004               3/16/2004
      53       Upscales                                 9,953               2/1/2006                6/4/2003
      54       Goody's                                  30,300              11/1/2005              10/31/2003
      55       CVS                                      10,920              1/31/2008               2/10/2004
      56                                                                                            4/5/2004
      57       Ben Franklin                             9,539              12/31/2005               3/9/2004
      58       Borders, Inc.                            23,000              1/31/2023               6/13/2003
      59       Second to None                           11,614              1/31/2011               4/1/2004
      60                                                                                           10/16/2003
      61                                                                                            6/13/2003
      62                                                                                            8/1/2003
      63       Dollar General (sublease from CVS)       8,450              11/30/2008              12/18/2003
      64       Memec                                    7,339               3/1/2008                2/23/2004
      65                                                                                           10/29/2003
      66       Midlands Associates Partnership          7,528               12/1/2006               2/23/2004
      67       Chipotle Mexican Grille                  3,400               3/31/2011               2/21/2004
      68       Outback                                  6,500               11/1/2013               3/4/2004
      69                                                                                            3/24/2004
      70                                                                                           11/21/2003
      71                                                                                            3/3/2004
      72       Eckerd                                   9,504               7/2/2009                7/16/2003
      73       Robert W. Baird & Co.                    7,890               8/1/2005                3/25/2003
      74                                                                                            3/15/2004
      75       Potomac River Running                    2,400               2/28/2008               2/27/2004
      76       Encore Banquets                          6,000              12/31/2008               3/8/2004
      77                                                                                            3/8/2004
      78                                                                                           10/28/2003
      79                                                                                            1/29/2004
      80       Northside Hospital, Inc.                 5,394               11/1/2005               12/9/2003
      81       DHL                                      15,000              1/31/2007               1/16/2004
      82       Jimmy Smith Jewelers                     11,669              6/30/2006               9/15/2003
      83       Lucent Technologies, Inc.                6,585              11/30/2006               3/18/2003
      84       University of Phoenix                    6,952               5/1/2011               12/10/2003
      85                                                                                            1/22/2004
      86       Secure Payment Systems                   5,505               2/1/2009                1/19/2004
      87       Family Dollar                            8,600              12/31/2007               7/31/2003
      88       Childrens Healthcare of Atlanta          7,952               2/1/2008                8/27/2003
      89       Hallmark                                 4,800               2/1/2009                1/27/2004
      90       Saigon Grill                             2,475               9/30/2007               2/26/2004
      91                                                                                           11/21/2003
      92       Kragen                                   11,920              3/31/2009               4/8/2004
      93       Chalet Salon                             1,428              12/31/2008               3/15/2004
      94       Luna Innovations                         9,935               1/31/2009              12/10/2003
      95       Disa Systems                             18,000              7/31/2007              11/17/2003
      96                                                                                           11/11/2003
      97                                                                                            1/15/2004
      98       S & C Starlight Enterprises              1,500               1/31/2009               1/6/2004
      99       Countrywide Mortgage                     2,503               7/1/2006                2/4/2004
     100       Dundas Office Interiors                  3,600              10/31/2004               9/15/2003
     101
    101.01                                                                                          8/18/2003
    101.02                                                                                          8/18/2003
    101.03                                                                                          8/18/2003
     102       Troika Dialog                            2,500               3/1/2008                6/12/2003
     103                                                                                           11/21/2003
     104       Papa Murphy's                            1,400               3/1/2008                8/27/2003
     105       Nisbet Clinic                            2,797               10/1/2006               7/2/2003
     106                                                                                            7/21/2003
     107
    107.01     VMEALS                                   3,400              11/30/2005               8/13/2003
    107.02     Guaranty Bank                            4,117               7/31/2012               8/13/2003
     108       Dollar General                           7,500               12/1/2005              10/17/2003
     109       Family Dollar Stores of WV               8,000              12/31/2012               12/2/2003
     110       Cato                                     5,000               1/31/2008               6/26/2003
     111       Ability Center                           6,364               4/1/2008                5/20/2003
     112       O'Reilly Auto Parts                      9,870               4/30/2010              11/11/2003
     113                                                                                            3/10/2004
     114       J. Henry Outfitters                      5,280               12/1/2006               10/8/2003
     115       Ribeiro Development, Inc.                1,680              12/31/2017               3/30/2004
     116       Shoe Depot                               4,800               5/1/2008                7/18/2003
     117       Cingular Wireless                        2,538               6/30/2007              11/25/2003
     118                                                                                            1/22/2004
     119       John Daly                                3,562               9/30/2006               1/14/2004
     120                                                                                            1/6/2004
     121       Veras Investment Partner                 3,726               2/1/2006                8/29/2003
     122                                                                                            1/5/2004
     123       Tae-Kwon-Do Academy                      2,500               9/1/2008                8/4/2003
     124                                                                                           11/11/2003
     125       Naturally Yours                          2,372               3/31/2008              12/30/2003

                                    ENVIRONMENTAL                                                                        EARTHQUAKE
CONTROL                                PHASE II              ENGINEERING              SEISMIC                             INSURANCE
 NUMBER         PHASE II             REPORT DATE             REPORT DATE            REPORT DATE            PML            REQUIRED
   1               No                                         3/10/2004                                                      Yes
   2               No                                          3/1/2004                                                      No
   3               No                                         10/29/2003                                                     No
   4               No                                         2/24/2004                                                      No
   5               No                                         2/27/2004              2/23/2004           19.00%              Yes
   6               No                                         2/27/2004                                                      No
   7               No                                         6/25/2003               2/5/2003            13.0%              No
   8               No                                         2/23/2004                                                      Yes
   9               No                                         10/20/2003             9/23/2003            12.4%              No
   10              No                                         3/11/2004              8/11/2003            17.0%              No
   11              No                                         9/26/2003                                                      No
   12              No                                         1/15/2004                                                      No
   13              No                                         2/20/2004                                                      No
   14              No                                         8/19/2003                                                      No
   15              No                                         11/26/2003                                                     No
   16
 16.01             No                                         3/17/2003                                                      No
 16.02             No                                         3/24/2003                                                      No
 16.03             No                                         2/27/2003                                                      No
 16.04             No                                         3/17/2003                                                      No
 16.05             No                                         3/17/2003                                                      No
 16.06             No                                         2/27/2003                                                      No
 16.07             No                                         3/17/2003                                                      No
 16.08             No                                         3/17/2003                                                      No
 16.09             No                                         2/27/2003                                                      No
 16.10             No                                         3/17/2003                                                      No
   17
 17.01             No                                         10/14/2003                                                     No
 17.02             No                                         10/14/2003                                                     No
 17.03             Yes               11/21/2003               10/14/2003                                                     No
 17.04             Yes               11/21/2003               10/14/2003                                                     No
 17.05             Yes               11/21/2003               10/14/2003                                                     No
 17.06             No                                         10/14/2003                                                     No
 17.07             Yes               11/21/2003               10/14/2003                                                     No
 17.08             No                                         10/14/2003                                                     No
 17.09             Yes               11/21/2003               10/14/2003                                                     No
 17.10             Yes               11/21/2003               10/14/2003                                                     No
 17.11             Yes               11/21/2003               10/14/2003                                                     No
 17.12             No                                         10/14/2003                                                     No
 17.13             No                                         10/14/2003                                                     No
 17.14             No                                         10/14/2003                                                     No
   18              No                                         8/14/2003                                                      No
   19              No                                         3/16/2004              3/12/2004            14.0%              No
   20              No                                         1/26/2004                                                      No
   21
 21.01             No                                         11/7/2003                                                      No
 21.02             No                                         11/7/2003                                                      No
 21.03             No                                         11/7/2003                                                      No
 21.04             No                                         11/7/2003                                                      No
 21.05             No                                         11/7/2003                                                      No
 21.06             No                                         11/7/2003                                                      No
 21.07             No                                         11/7/2003                                                      No
 21.08             No                                         11/7/2003                                                      No
 21.09             Yes                11/4/2003               11/7/2003                                                      No
 21.10             No                                         11/7/2003                                                      No
 21.11             No                                         11/7/2003                                                      No
 21.12             No                                         11/7/2003                                                      No
 21.13             No                                         11/7/2003                                                      No
 21.14             Yes                11/4/2003               11/7/2003                                                      No
 21.15             No                                         11/7/2003                                                      No
 21.16             No                                         11/7/2003                                                      No
 21.17             No                                         11/7/2003                                                      No
 21.18             No                                         11/7/2003                                                      No
 21.19             No                                         11/7/2003                                                      No
   22              No                                         11/18/2003                                                     No
   23              No                                         5/21/2003                                                      No
   24              No                                         8/18/2003                                                      No
   25              Yes                4/2/2004                3/10/2004                                                      No
   26              No                                         10/31/2003                                                     No
   27
 27.01             No                                         11/7/2003                                                      No
 27.02             No                                         11/7/2003                                                      No
 27.03             No                                         11/7/2003                                                      No
 27.04             No                                         11/7/2003                                                      No
 27.05             No                                         11/7/2003                                                      No
 27.06             No                                         11/7/2003                                                      No
 27.07             No                                         11/7/2003                                                      No
 27.08             No                                         11/7/2003                                                      No
 27.09             No                                         11/7/2003                                                      No
 27.10             No                                         11/7/2003                                                      No
 27.11             No                                         11/7/2003                                                      No
 27.12             No                                         11/7/2003                                                      No
 27.13             No                                         11/7/2003                                                      No
 27.14             Yes                11/4/2003               11/7/2003                                                      No
 27.15             Yes                11/7/2003               11/7/2003                                                      No
   28              No                                         1/22/2004                                                      No
   29              No                                          2/4/2004               2/4/2004            5.0%               No
   30
 30.01             No                                         2/13/2004              2/13/2004            10.0%              No
 30.02             No                                         2/13/2004              2/13/2004            13.0%              No
   31              No                                          3/5/2004                                                      No
   32              No                                          4/5/2004               4/5/2004            16.0%              No
   33              No                                         1/21/2004              1/21/2004            13.0%              No
   34              No                                         1/26/2004                                                      No
   35              No                                         2/23/2004                                                      No
   36              No                                         7/21/2003                                                      No
   37              No                                          2/6/2004               2/5/2004            8.0%               No
   38              No                                         2/10/2004                                                      No
   39              No                                         9/25/2003                                                      No
   40              No                                          3/5/2004                                                      No
   41              No                                         2/21/2003              2/21/2003            7.0%               No
   42              No                                          7/7/2003                                                      No
   43              No                                         7/10/2003                                                      No
   44              No                                         7/21/2003                                                      No
   45              No                                         12/31/2003             12/30/2003           15.0%              No
   46              No                                         8/26/2003                                                      No
   47              No                                         9/12/2003                                                      No
   48              No                                         1/28/2004                                                      No
   49              No                                         3/25/2004                                                      No
   50              No                                         8/22/2003                                                      No
   51              No                                          1/5/2004                                                      No
   52              No                                         3/16/2004                                                      No
   53              Yes                7/21/2003               5/13/2003                                                      No
   54              No                                         10/15/2003                                                     No
   55              Yes               10/17/2003               12/22/2003                                                     No
   56              No                                          4/6/2004                                                      No
   57              No                                         3/11/2004                                                      No
   58              No                                         1/30/2004                                                      No
   59              No                                          4/1/2004                                                      No
   60              No                                         10/6/2003                                                      No
   61              No                                         6/11/2003                                                      No
   62              No                                                                                                        No
   63              No                                         2/27/2004                                                      No
   64              No                                          2/9/2004                                                      No
   65              No                                         10/31/2003             11/3/2003            18.0%              No
   66              No                                         1/29/2004                                                      No
   67              Yes                2/21/2004               2/20/2004              2/20/2004            8.0%               No
   68              No                                          3/4/2004                                                      No
   69              No                                         3/25/2004              3/25/2004            10.0%              No
   70              No                                         11/25/2003                                                     No
   71              No                                          3/3/2004                                                      No
   72              No                                         7/16/2003                                                      No
   73              No                                         11/24/2003                                                     No
   74              No                                         3/11/2004              3/11/2004            12.0%              No
   75              No                                         2/27/2004                                                      No
   76              No                                          3/8/2004                                                      No
   77              No                                          3/8/2004                                                      No
   78              No                                         10/28/2003                                                     No
   79              No                                         12/8/2003                                                      No
   80              No                                         11/17/2003                                                     No
   81              No                                          1/7/2004                                                      No
   82              No                                         8/28/2003                                                      No
   83              No                                         4/14/2003                                                      No
   84              No                                         12/12/2003                                                     No
   85              No                                          2/3/2004                                                      No
   86              No                                         1/16/2004              1/16/2004            11.0%              No
   87              No                                         7/30/2003                                                      No
   88              No                                         8/26/2003                                                      No
   89              No                                          1/6/2004                                                      No
   90              No                                         2/26/2004                                                      No
   91              No                                         2/27/2004                                                      No
   92              Yes                4/22/2004                4/8/2004               4/8/2004            10.0%              No
   93              No                                         3/10/2004              3/11/2004            14.0%              No
   94              No                                         12/1/2003                                                      No
   95              No                                         1/22/2004              11/25/2003           15.0%              No
   96              No                                         11/10/2003                                                     No
   97              No                                         2/21/2004              1/15/2004            15.0%              No
   98              Yes                1/20/2004                1/5/2004                                                      No
   99              No                                         1/26/2004                                                      No
  100              No                                         9/15/2003              9/15/2003            12.0%              No
  101
 101.01            No                                         8/18/2003                                                      No
 101.02            No                                         8/18/2003                                                      No
 101.03            No                                         8/18/2003                                                      No
  102              No                                          7/5/2003                                                      No
  103              No                                         2/27/2004                                                      No
  104              No                                         7/30/2003                                                      No
  105              No                                         6/20/2003                                                      No
  106              No                                         7/21/2003                                                      No
  107
 107.01            No                                         8/14/2003                                                      No
 107.02            No                                         8/13/2003                                                      No
  108              No                                         10/17/2003                                                     No
  109              No                                         11/11/2003                                                     No
  110              No                                         6/25/2003                                                      No
  111              No                                         5/23/2003                                                      No
  112              No                                         11/11/2003                                                     No
  113              No                                         3/10/2004                                                      No
  114              No                                         9/11/2003                                                      No
  115              No                                         2/19/2004              2/19/2004            1.0%               No
  116              No                                          7/7/2003                                                      No
  117              No                                         11/17/2003                                                     No
  118              No                                         12/5/2003                                                      No
  119              No                                          2/9/2004                                                      No
  120              No                                         12/19/2003                                                     No
  121              No                                          8/1/2003                                                      No
  122              No                                         12/19/2003                                                     No
  123              No                                         7/30/2003              7/29/2003            13.0%              No
  124              No                                         11/10/2003                                                     No
  125              No                                         9/16/2003              9/16/2003            9.0%               No

              UPFRONT                                  ONGOING
              ACTUAL         UPFRONT ACTUAL            ACTUAL                                                               MONTHLY
CONTROL       REPAIR           REPLACEMENT           REPLACEMENT       UPFRONT        MONTHLY          MONTHLY             INSURANCE
 NUMBER       RESERVE           RESERVES              RESERVES          TI/LC          TI/LC          TAX ESCROW            ESCROW
   1         $575,000              $0                  $12,208        $5,000,000      $75,208          $527,034             $35,474
   2         $500,000              $0                  $49,029       $29,596,526         $0            $854,276            $151,263
   3          $19,675            $4,215                $4,215          $350,676       $29,398          $180,048             $32,322
   4            $0                 $0                  $7,734         $2,421,364      $52,804          $75,672              $16,667
   5            $0                 $0                    $0               $0             $0               $0                  $0
   6            $0                 $0                  $5,423          $45,202        $111,869         $100,082             $13,063
   7          $59,272              $0                    $0          $17,358,838         $0            $296,954            $205,944
   8            $0                 $0                    $0               $0             $0               $0                  $0
   9          $11,500              $0                    $0               $0             $0            $68,216              $68,157
   10           $0               $5,448                $5,448             $0          $50,000          $114,839             $10,533
   11         $26,250          $2,914,533                $0          $16,441,190         $0           $1,391,085           $140,000
   12         $1,250            $150,000               $12,772        $4,919,934      $104,167         $377,083             $22,452
   13           $0               $3,717                $3,717          $10,214        $10,214          $59,932              $31,780
   14           $0                 $0                    $0               $0             $0               $0                  $0
   15         $20,375              $0                  $7,258          $200,000       $43,548          $54,596              $16,616
   16           $0                 $0                    $0               $0             $0               $0                  $0
 16.01
 16.02
 16.03
 16.04
 16.05
 16.06
 16.07
 16.08
 16.09
 16.10
   17       $1,831,067             $0                  $19,629         $655,297       $37,747          $100,183             $11,529
 17.01
 17.02
 17.03
 17.04
 17.05
 17.06
 17.07
 17.08
 17.09
 17.10
 17.11
 17.12
 17.13
 17.14
   18           $0                 $0                    $0               $0             $0               $0                  $0
   19         $7,800             $7,837                $7,837          $432,878       $12,803          $55,243              $6,834
   20        $456,625              $0                  $4,985         $1,743,375         $0            $83,928              $15,486
   21        $443,688              $0                    $0               $0             $0            $219,745             $18,698
 21.01
 21.02
 21.03
 21.04
 21.05
 21.06
 21.07
 21.08
 21.09
 21.10
 21.11
 21.12
 21.13
 21.14
 21.15
 21.16
 21.17
 21.18
 21.19
   22           $0              $252,370               $2,370          $25,000        $25,000          $63,050              $4,706
   23           $0               $3,122                $3,122             $0             $0            $70,530                $0
   24           $0               $2,928                $2,928           $6,250         $6,250          $48,836              $2,649
   25        $533,875              $0                  $3,910             $0          $13,882          $31,138              $4,586
   26           $0               $1,673                $1,673          $173,185          $0            $10,382              $3,690
   27        $161,000              $0                    $0               $0             $0            $127,687             $11,065
 27.01
 27.02
 27.03
 27.04
 27.05
 27.06
 27.07
 27.08
 27.09
 27.10
 27.11
 27.12
 27.13
 27.14
 27.15
   28        $373,813            $3,083                $3,083           $9,167         $9,167          $53,555              $3,223
   29           $0                 $0                  $1,416          $415,938          $0            $28,600              $4,732
   30         $2,500             $4,021                $2,431             $0             $0            $37,735              $9,054
 30.01
 30.02
   31           $0                 $0                   $784              $0           $1,870          $43,410              $2,546
   32         $40,219              $0                  $30,871            $0          $13,943          $26,519              $18,172
   33           $0               $1,365                $1,365          $39,824         $8,623          $34,255              $2,716
   34           $0               $1,284                $1,284           $8,561         $8,561          $27,000              $3,750
   35         $13,745            $3,230                $3,230          $12,500        $12,500          $52,981              $1,250
   36         $42,500            $2,833                $2,833             $0             $0            $11,776              $4,697
   37           $0               $1,205                $1,205          $807,889        $5,871          $24,572              $3,134
   38         $65,063              $0                    $0               $0          $12,000             $0                $8,509
   39           $0               $1,170                $1,170             $0             $0            $21,485              $1,835
   40         $20,313              $0                  $1,885             $0           $8,318          $37,100              $2,000
   41         $13,750           $370,000               $29,488            $0             $0            $15,130              $13,583
   42           $0                 $0                    $0               $0             $0               $0                  $0
   43           $0               $2,919                $2,919             $0             $0            $14,019              $3,552
   44           $0                $836                  $836            $5,014         $5,014           $7,684              $1,917
   45           $0               $1,582                 $691            $7,693         $3,846           $7,021              $1,465
   46       $1,078,176             $0                  $9,397          $166,667       $181,818         $223,815             $12,354
   47           $0               $2,989                $2,989             $0             $0            $34,675              $6,799
   48         $3,750               $0                  $2,525             $0           $9,475          $28,989              $3,626
   49           $0                 $0                  $5,009             $0             $0            $27,387              $10,000
   50         $13,938            $25,270                 $0               $0             $0             $5,088              $1,113
   51           $0                $978                  $978              $0             $0            $30,366              $1,281
   52         $1,563             $2,401                $2,401          $67,716         $7,204          $21,001              $2,306
   53           $0               $2,444                $2,444           $6,400         $6,400          $11,606              $1,493
   54           $0               $2,848                $2,848             $0             $0             $9,782              $2,316
   55         $10,125              $0                  $1,432             $0           $7,292           $6,131              $1,908
   56           $0                 $0                  $11,124            $0             $0               $0                  $0
   57         $3,438               $0                  $1,084             $0           $7,228          $13,500              $2,800
   58           $0               $5,883                $1,176             $0             $0            $17,945              $2,998
   59           $0                 $0                    $0               $0           $2,101          $19,250               $803
   60        $284,850            $5,779                $5,779             $0             $0            $12,543              $3,670
   61         $32,438            $30,500               $1,496             $0             $0             $3,248                $0
   62           $0                 $0                    $0               $0             $0               $0                  $0
   63           $0              $200,000               $1,557             $0           $5,000           $8,971              $1,715
   64           $0                $660                  $660           $88,000         $8,000           $7,893               $594
   65           $0               $12,207               $12,207            $0             $0             $8,340              $3,042
   66           $0               $1,713                $1,713          $10,000        $10,000          $12,789              $1,377
   67           $0               $25,908                $454            $5,486         $2,743           $7,353              $1,707
   68           $0                 $0                    $0               $0             $0               $0                  $0
   69           $0                 $0                    $0               $0             $0               $0                  $0
   70           $0               $1,633                $1,633             $0             $0             $5,651              $1,855
   71           $0                 $0                    $0               $0             $0             $9,609              $4,074
   72           $0               $1,804                $1,804           $4,509         $4,509          $10,399              $5,221
   73           $0                 $0                    $0               $0             $0               $0                  $0
   74           $0               $1,018                 $509             $746           $373            $2,023              $1,576
   75           $0                $391                  $391            $2,610         $2,610           $3,568               $878
   76         $7,500               $0                    $0            $150,000        $4,222          $14,510                $0
   77           $0                 $0                    $0               $0             $0             $5,460                $0
   78         $6,688             $46,395               $15,465            $0             $0             $5,544              $14,080
   79         $28,750              $0                  $1,179             $0             $0            $15,566               $403
   80           $0                $654                  $654           $114,000         $950            $6,440               $873
   81           $0               $4,216                $2,108           $8,433         $4,216          $10,652              $2,759
   82         $12,400            $1,542                $1,542           $1,042         $1,042           $4,913              $1,739
   83         $12,613             $538                  $538            $6,667         $6,667           $7,272              $1,775
   84         $16,688             $549                  $549            $2,000         $2,000           $3,164               $466
   85         $38,750              $0                    $0               $0             $0            $11,759              $1,272
   86           $0               $1,711                $1,711           $2,400         $2,400           $6,746               $565
   87           $0               $1,688                $1,688             $0             $0             $8,201              $3,943
   88           $0                $360                  $360            $1,667         $1,667           $3,974               $424
   89           $0                $324                  $324              $0             $0             $5,360               $871
   90           $0                $244                  $244              $0             $0             $6,947                $0
   91           $0                 $0                  $1,813             $0             $0               $0                  $0
   92         $5,988            $102,156               $1,078           $8,190         $4,092           $4,858              $4,681
   93           $0                $810                  $405            $2,980         $1,490           $4,810               $874
   94           $0                 $0                    $0               $0          $10,000           $3,521               $983
   95         $31,750              $0                  $1,636             $0           $3,273           $5,447                $0
   96           $0               $21,867               $2,667             $0             $0             $4,141              $1,694
   97         $12,500             $483                  $483              $0             $0             $3,366               $799
   98         $4,625               $0                  $1,567             $0           $2,611           $7,267              $1,578
   99           $0                 $0                    $0               $0             $0               $0                  $0
  100           $0               $1,400                 $700            $4,124         $2,062           $3,177               $792
  101         $15,000              $0                    $0               $0             $0               $0                  $0
 101.01
 101.02
 101.03
  102           $0                $358                  $358            $1,333         $1,333           $5,943               $708
  103           $0                 $0                  $1,792             $0             $0               $0                  $0
  104         $1,000              $196                  $196            $2,500         $2,500           $3,526               $483
  105           $0                $620                  $620            $2,500         $2,500           $4,573               $429
  106           $0               $1,250                $1,250             $0             $0             $4,431              $1,039
  107         $10,500             $776                  $776              $0             $0             $3,259               $633
 107.01
 107.02
  108           $0               $1,249                $1,249           $2,500         $2,500           $2,136              $2,520
  109           $0               $1,197                $1,197           $1,667         $1,667           $1,854               $634
  110           $0                $408                  $408              $0             $0             $1,823               $418
  111           $0                $405                  $405              $0             $0             $3,043               $388
  112         $36,250              $0                   $672           $20,000         $1,344           $6,191              $1,600
  113           $0                 $0                    $0               $0             $0               $0                  $0
  114           $0                 $0                    $0               $0             $0               $0                  $0
  115           $0               $1,009                 $336            $1,713         $1,713           $2,520               $417
  116           $0                $565                  $565              $0             $0             $1,998               $794
  117           $0                $288                  $288            $1,250         $1,250           $2,745               $396
  118           $0                $518                  $173           $24,200           $0             $3,162                $0
  119           $0               $18,330                 $0            $21,306           $0             $2,845                $0
  120         $8,500               $0                    $0               $0             $0               $0                 $696
  121         $1,719              $212                  $212              $0             $0             $3,792               $757
  122           $0                 $0                    $0               $0             $0               $0                  $0
  123           $0                 $0                    $0              $291           $291            $2,002               $503
  124           $0               $9,567                $1,167             $0             $0             $1,781               $726
  125           $0               $1,130                 $377            $1,069         $1,069           $1,116               $202

   CONTROL
    NUMBER                                                                    BORROWER NAME
      1        TST 885 Third, L.L.C.
      2        111 Chelsea Commerce LP
      3        MAD 660, LLC
      4        Louisville Trophy LLC
      5        Southland Mall, L.P.
      6        Greensboro Center LP
      7        North Tower, LLC
      8        GGP-Deerbrook, L.P.
      9        Maguire Properties - 611 N. Brand LLC
      10       DM Crescent, LLC; MB Alameda, LLC; MB 1031, LLC; MB Pier, LLC; MB 801, LLC; SM Crescent, LLC
      11       237 Max Park Avenue, L.P.
      12       180 N. LaSalle II, L.L.C.
      13       New Roc Associates, L.P.
      14       Water Tower LLC
      15       Castle Davies, LLC
      16       GS II Brook Highland LLC , GS II Meridian Crosroads LLC, GS II University Centre LLC, GS II Uptown Solon LLC,
                GS II Big Oaks LLC, GS II North Pointe LLC, GS II Green Ridge LLC, GS II Indian Hills LLC, GS II Oxford Commons LLC,
                GS II Jacksonville Regional LLC
    16.01      GS II Brook Highland LLC
    16.02      GS II Meridian Crosroads LLC
    16.03      GS II University Centre LLC
    16.04      GS II Uptown Solon LLC
    16.05      GS II Big Oaks LLC
    16.06      GS II North Pointe LLC
    16.07      GS II Green Ridge LLC
    16.08      GS II Indian Hills LLC
    16.09      GS II Oxford Commons LLC
    16.10      GS II Jacksonville Regional LLC
      17       Sealy TA Texas, L.P.
    17.01
    17.02
    17.03
    17.04
    17.05
    17.06
    17.07
    17.08
    17.09
    17.10
    17.11
    17.12
    17.13
    17.14
      18       Crescent 5 Houston Center, L.P.
      19       Cerritos Best Plaza, LLC
      20       Severance SPE FEECO, L.L.C.
      21       REP A10 LLC
    21.01
    21.02
    21.03
    21.04
    21.05
    21.06
    21.07
    21.08
    21.09
    21.10
    21.11
    21.12
    21.13
    21.14
    21.15
    21.16
    21.17
    21.18
    21.19
      22       STHQ Realty LLC
      23       BF Owner, L.L.C.
      24       Rookwood Pavilion Limited Partnership
      25       Rolling Valley Mall LLC
      26       River Root Partners, LLC
      27       REP A8 LLC
    27.01
    27.02
    27.03
    27.04
    27.05
    27.06
    27.07
    27.08
    27.09
    27.10
    27.11
    27.12
    27.13
    27.14
    27.15
      28       Burlington Property, LLC
      29       Chesterfield Square, LLC
      30       PSS Pacific Beach, LLC & PSS Walnut Creek, LLC
    30.01
    30.02
      31       North/Halsted LLC
      32       1700 California Street, LLC
      33       Zelman Moorpark Marketplace, LLC
      34       Glastonbury Somerset, LLC; Darien Somerset, LLC; Flanders Somerset, LLC
      35       399 Crosswest of New York LLC
      36       Sovereign Realty Associates Limited Partnership
      37       Zelman Merced Marketplace, LLC
      38       BP Commercial LLC
      39       SWPlaza III, LLC
      40       Dunhill Abrams, Ltd
      41       Sycamore Mineral Springs, LLC
      42       Tampa Veterans 24, L.P.
      43       Epoch Deerwood, Ltd.
      44       Burcam Capital II, L.L.C.
      45       Crescent Dixon Plaza I, LLC; Crescent Dixon Plaza II, LLC
      46       1801 K Street Investors, L.L.C.
      47       KP/Summit Office Park, LTD.
      48       Towne Square Shopping Center, L.P.
      49       Bayside Club Hotel LLC
      50       Bristol Group, L.L.C.
      51       Arvada West 04, LLC, Arvada West Burger 04, LLC, Arvada West Tech V 04, LLC, Arvada West Exchange One 04, LLC
      52       BPG Industrial Partners III, L.P.
      53       Sandy Springs Crossing LLC
      54       Cherokee Main Street, LLC
      55       Coventry Commons LLC
      56       Leashold Capital - Bristol LLC
      57       Market City (Delaware) LLC
      58       Stoneridge Mobile Home Park, a California LP
      59       Forestcove, LLC
      60       Brookstone, L.L.C., Pawnee L.L.C., & Mountain Lodge Company, LLC
      61       Stonegate MHC LP
      62       Stanken Financing LLC
      63       HD Celebration, LLC
      64       Lichtin/Trinity I, LLC
      65       Peninsular Hospitality Inc.
      66       Medical Park Three Limited Partnership
      67       Willow Creek Town Center, LLC; Willow Creek Town Center A, LLC
      68       First Holding LLC
      69       Stonestreet Development, LLC
      70       PR Lone Mountain West LLC
      71       Haines First Phase, Ltd.
      72       Rushmore Friendship Shopping Center, LLC
      73       THP, LLC
      74       Bear Valley Road Partners, LLC; MLantz, LLC
      75       Ashburn Square, L.L.C.
      76       26-30 West Hubbard, LLC
      77       22 West Hubbard, LLC
      78       JDI Morgan City Limited Partnership
      79       Sabre Park Assocs, LLC
      80       Gwinnett Professional Center, LTD.
      81       381 Connecticut Avenue Corporation
      82       Southland Plaza Associates, LLC
      83       4905 Tilghman, L.P.
      84       6100 Associates, L.L.C.
      85       The Ridges Limited Partnership
      86       Cornerstone Realty Investments, LLC
      87       Bangor Plaza Associates
      88       Marietta-Canton Investments, L.L.C.
      89       Arbor Square II, LLC
      90       CPRE-1 End Greenlawn II, L.P.
      91       MHC Spring Gulch, LLC
      92       Aba Investments, LLC
      93       East Hills Plaza, LLC
      94       Hampton R&D Properties, LLC
      95       MPM Properties, LLC
      96       Pecos Terrace II, A California Limited Partnership
      97       Self Storage Investors, LLC
      98       Hollywood Acquisition, LLC
      99       Milestone Three LLC, N-One LLC, and N-Two LLC
     100       Magnolia Smithridge, LLC
     101       Kouretas Properties, L.L.C.
    101.01
    101.02
    101.03
     102       Red Whip, Inc.
     103       MHC Twin Lakes, LLC
     104       WS Briargate Associates, LLC
     105       Duluth Professional Center, L.P.
     106       Lakeshore Grande, LLC
     107       OMD, LLC
    107.01
    107.02
     108       Victory Berryland, L.L.C. and Palm Bay Investors, LLC
     109       Hampshire Square Associates Limited Partnership
     110       River Oaks Associates, LLC
     111       Correre Casa, LLC
     112       Briarwood Meadowbrook, LP
     113       700 Lexington Trust
     114       Summit Place Associates, LLC
     115       Ribeiro-California, LLC
     116       North Augusta Shop Space Limited Partnership
     117       Twinsburg Town Center III, LTD.
     118       Orion Development RA XXXI, LLC
     119       2675 Patrick/6145 Harrison, LLC
     120       Cedar Crest Venture, LLC
     121       Greatwood Lakes Limited
     122       RSB Mobile Home Park LLC
     123       Bradley Business Center, L.L.C.
     124       Pecos Terrace, A California Limited Partnership
     125       Main Plaza, LLC

   CONTROL                                CASH                  GROUND               GROUND LEASE          ANNUAL GROUND
    NUMBER          LOCKBOX            MANAGEMENT             LEASE Y/N             EXPIRATION DATE         LEASE PAYMENT
      1              Hard               In Place                 Yes                  4/30/2080               $693,000
      2              Hard               In Place                  No
      3              Hard               In Place                  No
      4              Hard               Springing                Yes                   5/6/2091               $20,000
      5              Hard               In Place                  No
      6              Hard               Springing                 No
      7              Hard               In Place                  No
      8              Hard               In Place                  No
      9              Hard               In Place                  No
      10             Soft               Springing                 No
      11             Hard               In Place                  No
      12             Hard               In Place                  No
      13             Hard               In Place                  No
      14             Hard               In Place                  No
      15             Hard               Springing                 No
      16             Hard               In Place
    16.01                                                         No
    16.02                                                         No
    16.03                                                         No
    16.04                                                         No
    16.05                                                         No
    16.06                                                         No
    16.07                                                         No
    16.08                                                         No
    16.09                                                         No
    16.10                                                         No
      17             Hard               In Place
    17.01                                                         No
    17.02                                                         No
    17.03                                                         No
    17.04                                                         No
    17.05                                                         No
    17.06                                                         No
    17.07                                                         No
    17.08                                                         No
    17.09                                                         No
    17.10                                                         No
    17.11                                                         No
    17.12                                                         No
    17.13                                                         No
    17.14                                                         No
      18             Hard               In Place                  No
      19             Hard               Springing                 No
      20             Hard               Springing                 No
      21             Hard               In Place
    21.01                                                        Yes                  11/30/2011                 $1
    21.02                                                         No
    21.03                                                         No
    21.04                                                         No
    21.05                                                         No
    21.06                                                         No
    21.07                                                         No
    21.08                                                         No
    21.09                                                         No
    21.10                                                         No
    21.11                                                         No
    21.12                                                         No
    21.13                                                         No
    21.14                                                         No
    21.15                                                         No
    21.16                                                         No
    21.17                                                         No
    21.18                                                         No
    21.19                                                         No
      22              No                   NAP                    No
      23              No                   NAP                    No
      24              No                   NAP                    No
      25             Hard               Springing                 No
      26              No                   NAP                    No
      27             Hard               In Place
    27.01                                                         No
    27.02                                                        Yes                  11/30/2011                 $1
    27.03                                                         No
    27.04                                                         No
    27.05                                                         No
    27.06                                                         No
    27.07                                                         No
    27.08                                                         No
    27.09                                                         No
    27.10                                                         No
    27.11                                                         No
    27.12                                                         No
    27.13                                                         No
    27.14                                                         No
    27.15                                                         No
      28              No                   NAP                    No
      29             Soft               Springing                 No
      30             Soft               In Place
    30.01                                                         No
    30.02                                                         No
      31             Hard               In Place                  No
      32             Hard               Springing                Yes                  12/31/2035              $429,262
      33             Hard               Springing                 No
      34             Soft               Springing                 No
      35             Hard               Springing                 No
      36              No                   NAP                    No
      37             Hard               Springing                 No
      38              No                   NAP                    No
      39              No                   NAP                    No
      40             Hard               Springing                 No
      41             Hard               In Place                  No
      42              No                   NAP                    No
      43              No                   NAP                    No
      44              No                   NAP                    No
      45              No                   NAP                    No
      46             Hard               In Place                  No
      47              No                   NAP                    No
      48             Hard               In Place                  No
      49             Hard               In Place                  No
      50              No                   NAP                    No
      51              No                   NAP                    No
      52             Soft               Springing                 No
      53              No                   NAP                    No
      54              No                   NAP                   Yes                  2/28/2036               $229,589
      55              No                   NAP                    No
      56             Hard               Springing                Yes                  4/30/2064               $567,332
      57             Hard               Springing                 No
      58             Soft               Springing                 No
      59              No                   NAP                    No
      60              No                   NAP                    No
      61              No                   NAP                    No
      62              No                   NAP                    No
      63              No                   NAP                    No
      64              No                   NAP                    No
      65             Hard               Springing                 No
      66              No                   NAP                    No
      67              No                   NAP                    No
      68              No                   NAP                    No
      69             Hard               In Place                 Yes                  1/31/2080                  $0
      70              No                   NAP                    No
      71              No                   NAP                    No
      72             Hard               Springing                 No
      73              No                   NAP                    No
      74              No                   NAP                    No
      75             Soft               Springing                 No
      76              No                   NAP                    No
      77              No                   NAP                    No
      78              No                   NAP                    No
      79              No                   NAP                    No
      80              No                   NAP                    No
      81              No                   NAP                    No
      82              No                   NAP                    No
      83              No                   NAP                    No
      84              No                   NAP                    No
      85              No                   NAP                    No
      86              No                   NAP                    No
      87              No                   NAP                    No
      88              No                   NAP                    No
      89              No                   NAP                    No
      90              No                   NAP                    No
      91              No                   NAP                    No
      92              No                   NAP                    No
      93              No                   NAP                    No
      94              No                   NAP                    No
      95             Hard               Springing                 No
      96              No                   NAP                    No
      97              No                   NAP                    No
      98             Hard               Springing                 No
      99              No                   NAP                    No
     100              No                   NAP                    No
     101              No                   NAP
    101.01                                                        No
    101.02                                                        No
    101.03                                                        No
     102              No                   NAP                    No
     103              No                   NAP                    No
     104              No                   NAP                    No
     105              No                   NAP                    No
     106              No                   NAP                    No
     107              No                   NAP
    107.01                                                        No
    107.02                                                        No
     108              No                   NAP                    No
     109              No                   NAP                    No
     110              No                   NAP                    No
     111              No                   NAP                    No
     112              No                   NAP                    No
     113              No                   NAP                    No
     114              No                   NAP                    No
     115              No                   NAP                    No
     116              No                   NAP                    No
     117              No                   NAP                    No
     118              No                   NAP                    No
     119              No                   NAP                    No
     120              No                   NAP                    No
     121              No                   NAP                    No
     122              No                   NAP                    No
     123              No                   NAP                    No
     124              No                   NAP                    No
     125              No                   NAP                    No

                                     TERRORISM
   CONTROL                           INSURANCE           EARNOUT           EARNOUT           P&I AFTER
    NUMBER          B NOTE           REQUIRED             (Y/N)            AMOUNT             EARNOUT
      1                                 Yes                No
      2          $50,000,000            Yes                No
      3           $5,000,000            Yes                No
      4                                 Yes                No
      5                                 Yes                No
      6                                 Yes                No
      7                                 Yes                No
      8                                 Yes                No
      9                                 Yes                No
      10                                Yes                No
      11                                Yes                No
      12                                Yes                No
      13                                Yes                No
      14                                Yes                No
      15          $3,000,000            Yes                No
      16                                                   No
    16.01                               Yes
    16.02                               Yes
    16.03                               Yes
    16.04                               Yes
    16.05                               Yes
    16.06                               Yes
    16.07                               Yes
    16.08                               Yes
    16.09                               Yes
    16.10                               Yes
      17                                                   No
    17.01                               Yes                No
    17.02                               Yes                No
    17.03                               Yes                No
    17.04                               Yes                No
    17.05                               Yes                No
    17.06                               Yes                No
    17.07                               Yes                No
    17.08                               Yes                No
    17.09                               Yes                No
    17.10                               Yes                No
    17.11                               Yes                No
    17.12                               Yes                No
    17.13                               Yes                No
    17.14                               Yes                No
      18                                Yes                No
      19                                Yes                No
      20                                Yes                No
      21                                                   No
    21.01                               Yes
    21.02                               Yes
    21.03                               Yes
    21.04                               Yes
    21.05                               Yes
    21.06                               Yes
    21.07                               Yes
    21.08                               Yes
    21.09                               Yes
    21.10                               Yes
    21.11                               Yes
    21.12                               Yes
    21.13                               Yes
    21.14                               Yes
    21.15                               Yes
    21.16                               Yes
    21.17                               Yes
    21.18                               Yes
    21.19                               Yes
      22                                Yes                No
      23                                Yes                No
      24                                Yes                No
      25                                Yes                No
      26                                Yes                No
      27                                                   No
    27.01                               Yes
    27.02                               Yes
    27.03                               Yes
    27.04                               Yes
    27.05                               Yes
    27.06                               Yes
    27.07                               Yes
    27.08                               Yes
    27.09                               Yes
    27.10                               Yes
    27.11                               Yes
    27.12                               Yes
    27.13                               Yes
    27.14                               Yes
    27.15                               Yes
      28                                Yes                Yes           $2,250,000          $126,020
      29                                Yes                No
      30                                                   No
    30.01                               Yes                No
    30.02                               Yes                No
      31                                Yes                No
      32                                Yes                No
      33                                Yes                No
      34                                Yes                No
      35                                Yes                No
      36                                Yes                No
      37                                Yes                No
      38                                Yes                No
      39                                Yes                No
      40                                Yes                No
      41          $1,250,000            Yes                No
      42                                Yes                No
      43                                Yes                No
      44           $806,000             Yes                Yes            $850,000            $75,178
      45                                Yes                No
      46                                Yes                No
      47                                Yes                No
      48                                Yes                No
      49                                Yes                No
      50           $750,000             Yes                No
      51                                Yes                Yes            $360,000            $66,023
      52                                Yes                No
      53                                Yes                No
      54                                Yes                No
      55                                Yes                No
      56                                Yes                No
      57                                Yes                No
      58                                Yes                No
      59                                Yes                No
      60           $385,000             Yes                No
      61                                Yes                No
      62                                Yes                No
      63                                Yes                No
      64           $570,000             Yes                No
      65                                Yes                No
      66                                Yes                No
      67                                Yes                No
      68                                Yes                No
      69                                Yes                No
      70                                Yes                No
      71                                Yes                No
      72                                Yes                No
      73                                Yes                No
      74                                Yes                No
      75                                Yes                No
      76                                Yes                No
      77                                Yes                No
      78                                Yes                No
      79                                Yes                No
      80                                Yes                No
      81                                Yes                No
      82                                Yes                No
      83                                Yes                No
      84                                Yes                No
      85                                Yes                No
      86                                Yes                No
      87                                Yes                No
      88                                Yes                No
      89                                Yes                No
      90                                Yes                Yes            $950,000            $22,458
      91                                Yes                No
      92                                Yes                No
      93                                Yes                No
      94                                Yes                No
      95                                Yes                No
      96                                Yes                Yes            $150,000            $25,066
      97                                Yes                No
      98                                Yes                No
      99                                Yes                No
     100                                Yes                No
     101                                                   No
    101.01                              Yes
    101.02                              Yes
    101.03                              Yes
     102                                Yes                No
     103                                Yes                No
     104                                Yes                No
     105                                Yes                No
     106                                Yes                No
     107                                                   No
    107.01                              Yes
    107.02                              Yes
     108           $225,000             Yes                No
     109                                Yes                No
     110                                Yes                No
     111                                Yes                No
     112                                Yes                No
     113                                Yes                No
     114                                Yes                No
     115                                Yes                No
     116                                Yes                No
     117                                Yes                No
     118                                Yes                No
     119                                Yes                No
     120                                Yes                No
     121                                Yes                No
     122                                Yes                No
     123                                Yes                No
     124                                Yes                No
     125                                Yes                No

                                    ANNEX A-2

                     WELLS FARGO TOWER AMORTIZATION SCHEDULE














                                     A-2-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A2
WELLS FARGO TOWER LOAN AMORTIZATION SCHEDULE

                                   ---------------------------------------------
                                      WELLS FARGO TOWER LOAN - GCCFC 2004-GG2
                                   ---------------------------------------------

                                   -----------------
BALANCE                               86,437,500.00
INTEREST RATE                                 4.680%
                                   -----------------


------------------------------------------------------------------------------------------------------------------------------------
                                               BALANCE                 PRINCIPAL               INTEREST                TOTAL CF
                    7/1/2003                   86,437,500.00                     -                       -                       -
           1        8/1/2003    31             86,437,500.00                     -                348,343.13              348,343.13
           2        9/1/2003    31             86,437,500.00                     -                348,343.13              348,343.13
           3       10/1/2003    30             86,437,500.00                     -                337,106.25              337,106.25
           4       11/1/2003    31             86,437,500.00                     -                348,343.13              348,343.13
           5       12/1/2003    30             86,437,500.00                     -                337,106.25              337,106.25
           6        1/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
           7        2/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
           8        3/1/2004    29             86,437,500.00                     -                325,869.38              325,869.38
           9        4/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
          10        5/1/2004    30             86,437,500.00                     -                337,106.25              337,106.25
          11        6/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
          12        7/1/2004    30             86,437,500.00                     -                337,106.25              337,106.25
          13        8/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
          14        9/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
          15       10/1/2004    30             86,437,500.00                     -                337,106.25              337,106.25
          16       11/1/2004    31             86,437,500.00                     -                348,343.13              348,343.13
          17       12/1/2004    30             86,437,500.00                     -                337,106.25              337,106.25
          18        1/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          19        2/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          20        3/1/2005    28             86,437,500.00                     -                314,632.50              314,632.50
          21        4/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          22        5/1/2005    30             86,437,500.00                     -                337,106.25              337,106.25
          23        6/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          24        7/1/2005    30             86,437,500.00                     -                337,106.25              337,106.25
          25        8/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          26        9/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          27       10/1/2005    30             86,437,500.00                     -                337,106.25              337,106.25
          28       11/1/2005    31             86,437,500.00                     -                348,343.13              348,343.13
          29       12/1/2005    30             86,437,500.00                     -                337,106.25              337,106.25
          30        1/1/2006    31             86,437,500.00                     -                348,343.13              348,343.13
          31        2/1/2006    31             86,437,500.00                     -                348,343.13              348,343.13
          32        3/1/2006    28             86,437,500.00                     -                314,632.50              314,632.50
          33        4/1/2006    31             86,437,500.00                     -                348,343.13              348,343.13
          34        5/1/2006    30             86,437,500.00                     -                337,106.25              337,106.25
          35        6/1/2006    31             86,437,500.00                     -                348,343.13              348,343.13
          36        7/1/2006    30             86,437,500.00                     -                337,106.25              337,106.25
          37        8/1/2006    31             86,338,584.05               98,915.95              348,343.13              447,259.07
          38        9/1/2006    31             86,239,269.47               99,314.58              347,944.49              447,259.07
          39       10/1/2006    30             86,128,343.55              110,925.92              336,333.15              447,259.07
          40       11/1/2006    31             86,028,181.70              100,161.85              347,097.22              447,259.07
          41       12/1/2006    30             85,916,432.53              111,749.17              335,509.91              447,259.07
          42        1/1/2007    31             85,815,416.68              101,015.85              346,243.22              447,259.07
          43        2/1/2007    31             85,713,993.73              101,422.95              345,836.13              447,259.07
          44        3/1/2007    28             85,578,733.60              135,260.14              311,998.94              447,259.07
          45        4/1/2007    31             85,476,356.82              102,376.78              344,882.30              447,259.07
          46        5/1/2007    30             85,362,455.54              113,901.28              333,357.79              447,259.07
          47        6/1/2007    31             85,259,207.16              103,248.38              344,010.70              447,259.07
          48        7/1/2007    30             85,144,458.99              114,748.17              332,510.91              447,259.07
          49        8/1/2007    31             85,040,332.09              104,126.90              343,132.17              447,259.07
          50        9/1/2007    31             84,935,785.55              104,546.54              342,712.54              447,259.07
          51       10/1/2007    30             84,819,776.04              116,009.51              331,249.56              447,259.07
          52       11/1/2007    31             84,714,340.66              105,435.38              341,823.70              447,259.07
          53       12/1/2007    30             84,597,467.52              116,873.15              330,385.93              447,259.07
          54        1/1/2008    31             84,491,136.24              106,331.28              340,927.79              447,259.07
          55        2/1/2008    31             84,384,376.44              106,759.80              340,499.28              447,259.07
          56        3/1/2008    29             84,255,246.47              129,129.98              318,129.10              447,259.07
          57        4/1/2008    31             84,147,536.04              107,710.43              339,548.64              447,259.07
          58        5/1/2008    30             84,028,452.35              119,083.68              328,175.39              447,259.07
          59        6/1/2008    31             83,919,827.94              108,624.41              338,634.66              447,259.07
          60        7/1/2008    30             83,799,856.20              119,971.75              327,287.33              447,259.07
          61        8/1/2008    31             83,690,310.54              109,545.65              337,713.42              447,259.07
          62        9/1/2008    31             83,580,323.42              109,987.12              337,271.95              447,259.07
          63       10/1/2008    30             83,459,027.61              121,295.81              325,963.26              447,259.07
          64       11/1/2008    31             83,348,108.41              110,919.19              336,339.88              447,259.07
          65       12/1/2008    30             83,225,906.96              122,201.45              325,057.62              447,259.07
          66        1/1/2009    31             83,114,048.29              111,858.67              335,400.41              447,259.07
          67        2/1/2009    31             83,001,738.83              112,309.46              334,949.61              447,259.07
          68        3/1/2009    28             82,856,606.09              145,132.75              302,126.33              447,259.07
          69        4/1/2009    31             82,743,259.14              113,346.95              333,912.12              447,259.07
          70        5/1/2009    30             82,618,698.77              124,560.36              322,698.71              447,259.07
          71        6/1/2009    31             82,504,393.05              114,305.72              332,953.36              447,259.07
          72        7/1/2009    30             82,378,901.11              125,491.94              321,767.13              447,259.07
          73        8/1/2009    31             82,263,629.01              115,272.10              331,986.97              447,259.07
          74        9/1/2009    31             82,147,892.36              115,736.65              331,522.42              447,259.07
          75       10/1/2009    30             82,021,010.07              126,882.29              320,376.78              447,259.07
          76       11/1/2009    31             81,904,295.66              116,714.40              330,544.67              447,259.07
          77       12/1/2009    30             81,776,463.34              127,832.32              319,426.75              447,259.07
          78        1/1/2010    31             81,658,763.41              117,699.93              329,559.15              447,259.07
          79        2/1/2010    31             81,540,589.16              118,174.26              329,084.82              447,259.07
          80        3/1/2010    28             81,390,137.83              150,451.33              296,807.74              447,259.07
          81        4/1/2010    31             81,270,881.01              119,256.82              328,002.26              447,259.07
          82        5/1/2010    30             81,140,578.37              130,302.64              316,956.44              447,259.07
          83        6/1/2010    31             81,020,315.82              120,262.54              326,996.53              447,259.07
          84        7/1/2010    30             80,889,035.98              131,279.84              315,979.23              447,259.07
        Balloon     7/1/2010                                           80,889,035.98                                   81,215,018.80


ANNEX A-2
WELLS FARGO TOWER LOAN AMORTIZATION SCHEDULE


                                   ---------------------------------------------
                                   WELLS FARGO TOWER LOAN - PARI PASSU NOTE A1B
                                   ---------------------------------------------

                                   -----------------
BALANCE                                  63,855,876
INTEREST RATE                              4.642000%
                                   -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                               BALANCE                  PRINCIPAL               INTEREST                TOTAL CF
                    7/1/2003                   63,855,876.00                     -                       -                       -
           1        8/1/2003    31             63,855,876.00                     -                255,249.67              255,249.67
           2        9/1/2003    31             63,855,876.00                     -                255,249.67              255,249.67
           3       10/1/2003    30             63,855,876.00                     -                247,015.81              247,015.81
           4       11/1/2003    31             63,855,876.00                     -                255,249.67              255,249.67
           5       12/1/2003    30             63,855,876.00                     -                247,015.81              247,015.81
           6        1/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
           7        2/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
           8        3/1/2004    29             63,855,876.00                     -                238,781.95              238,781.95
           9        4/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
          10        5/1/2004    30             63,855,876.00                     -                247,015.81              247,015.81
          11        6/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
          12        7/1/2004    30             63,855,876.00                     -                247,015.81              247,015.81
          13        8/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
          14        9/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
          15       10/1/2004    30             63,855,876.00                     -                247,015.81              247,015.81
          16       11/1/2004    31             63,855,876.00                     -                255,249.67              255,249.67
          17       12/1/2004    30             63,855,876.00                     -                247,015.81              247,015.81
          18        1/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          19        2/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          20        3/1/2005    28             63,855,876.00                     -                230,548.09              230,548.09
          21        4/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          22        5/1/2005    30             63,855,876.00                     -                247,015.81              247,015.81
          23        6/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          24        7/1/2005    30             63,855,876.00                     -                247,015.81              247,015.81
          25        8/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          26        9/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          27       10/1/2005    30             63,855,876.00                     -                247,015.81              247,015.81
          28       11/1/2005    31             63,855,876.00                     -                255,249.67              255,249.67
          29       12/1/2005    30             63,855,876.00                     -                247,015.81              247,015.81
          30        1/1/2006    31             63,855,876.00                     -                255,249.67              255,249.67
          31        2/1/2006    31             63,855,876.00                     -                255,249.67              255,249.67
          32        3/1/2006    28             63,855,876.00                     -                230,548.09              230,548.09
          33        4/1/2006    31             63,855,876.00                     -                255,249.67              255,249.67
          34        5/1/2006    30             63,855,876.00                     -                247,015.81              247,015.81
          35        6/1/2006    31             63,855,876.00                     -                255,249.67              255,249.67
          36        7/1/2006    30             63,855,876.00                     -                247,015.81              247,015.81
          37        8/1/2006    31             63,782,801.64               73,074.36              255,249.67              328,324.03
          38        9/1/2006    31             63,709,432.80               73,368.85              254,957.58              328,326.42
          39       10/1/2006    30             63,627,486.05               81,946.75              246,449.32              328,396.07
          40       11/1/2006    31             63,553,491.28               73,994.77              254,336.74              328,331.50
          41       12/1/2006    30             63,470,936.37               82,554.92              245,846.09              328,401.01
          42        1/1/2007    31             63,396,310.70               74,625.66              253,710.96              328,336.63
          43        2/1/2007    31             63,321,384.30               74,926.40              253,412.66              328,339.07
          44        3/1/2007    28             63,221,460.60               99,923.70              228,618.34              328,542.04
          45        4/1/2007    31             63,145,829.55               75,631.05              252,713.74              328,344.79
          46        5/1/2007    30             63,061,684.75               84,144.80              244,269.12              328,413.92
          47        6/1/2007    31             62,985,409.81               76,274.95              252,075.07              328,350.02
          48        7/1/2007    30             62,900,639.37               84,770.44              243,648.56              328,419.00
          49        8/1/2007    31             62,823,715.41               76,923.96              251,431.33              328,355.29
          50        9/1/2007    31             62,746,481.45               77,233.96              251,123.84              328,357.80
          51       10/1/2007    30             62,660,779.19               85,702.26              242,724.31              328,426.56
          52       11/1/2007    31             62,582,888.59               77,890.60              250,472.54              328,363.14
          53       12/1/2007    30             62,496,548.32               86,340.27              242,091.47              328,431.74
          54        1/1/2008    31             62,417,995.88               78,552.45              249,816.06              328,368.51
          55        2/1/2008    31             62,339,126.87               78,869.01              249,502.07              328,371.08
          56        3/1/2008    29             62,243,731.84               95,395.03              233,110.24              328,505.27
          57        4/1/2008    31             62,164,160.54               79,571.30              248,805.49              328,376.78
          58        5/1/2008    30             62,076,187.23               87,973.31              240,471.69              328,445.00
          59        6/1/2008    31             61,995,940.73               80,246.50              248,135.76              328,382.26
          60        7/1/2008    30             61,907,311.36               88,629.37              239,820.96              328,450.33
          61        8/1/2008    31             61,826,384.29               80,927.07              247,460.72              328,387.79
          62        9/1/2008    31             61,745,131.09               81,253.21              247,137.23              328,390.44
          63       10/1/2008    30             61,655,523.56               89,607.52              238,850.75              328,458.27
          64       11/1/2008    31             61,573,581.79               81,941.78              246,454.25              328,396.03
          65       12/1/2008    30             61,483,305.22               90,276.57              238,187.14              328,463.71
          66        1/1/2009    31             61,400,669.40               82,635.82              245,765.85              328,401.67
          67        2/1/2009    31             61,317,700.57               82,968.84              245,435.53              328,404.37
          68        3/1/2009    28             61,210,483.46              107,217.11              221,384.15              328,601.26
          69        4/1/2009    31             61,126,748.17               83,735.29              244,675.31              328,410.59
          70        5/1/2009    30             61,034,728.95               92,019.22              236,458.64              328,477.86
          71        6/1/2009    31             60,950,285.38               84,443.58              243,972.77              328,416.34
          72        7/1/2009    30             60,857,577.95               92,707.42              235,776.02              328,483.44
          73        8/1/2009    31             60,772,420.46               85,157.50              243,264.64              328,422.14
          74        9/1/2009    31             60,686,919.78               85,500.68              242,924.25              328,424.93
          75       10/1/2009    30             60,593,185.23               93,734.55              234,757.23              328,491.78
          76       11/1/2009    31             60,506,962.23               86,223.00              242,207.79              328,430.79
          77       12/1/2009    30             60,412,525.85               94,436.38              234,061.10              328,497.48
          78        1/1/2010    31             60,325,574.79               86,951.06              241,485.65              328,436.70
          79        2/1/2010    31             60,238,273.32               87,301.47              241,138.08              328,439.55
          80        3/1/2010    28             60,127,127.10              111,146.22              217,486.94              328,633.16
          81        4/1/2010    31             60,039,025.89               88,101.21              240,344.83              328,446.04
          82        5/1/2010    30             59,942,764.55               96,261.33              232,250.97              328,512.30
          83        6/1/2010    31             59,853,920.36               88,844.19              239,607.88              328,452.08
          84        7/1/2010    30             59,756,937.11               96,983.25              231,534.92              328,518.16
        Balloon     7/1/2010                                           59,756,937.11                                   59,995,802.19


ANNEX A-2
WELLS FARGO TOWER LOAN AMORTIZATION SCHEDULE

                                   ---------------------------------------------
                                   WELLS FARGO TOWER LOAN - PARI PASSU NOTE B1B
                                   ---------------------------------------------

                                   -----------------
BALANCE                                  22,581,624
INTEREST RATE                              4.787456%
                                   -----------------

------------------------------------------------------------------------------------------------------------------------------------
                                               BALANCE                  PRINCIPAL               INTEREST                TOTAL CF
                    7/1/2003                   22,581,624.00                     -                       -                       -
           1        8/1/2003    31             22,581,624.00                     -                 93,093.45               93,093.45
           2        9/1/2003    31             22,581,624.00                     -                 93,093.45               93,093.45
           3       10/1/2003    30             22,581,624.00                     -                 90,090.44               90,090.44
           4       11/1/2003    31             22,581,624.00                     -                 93,093.45               93,093.45
           5       12/1/2003    30             22,581,624.00                     -                 90,090.44               90,090.44
           6        1/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
           7        2/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
           8        3/1/2004    29             22,581,624.00                     -                 87,087.42               87,087.42
           9        4/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
          10        5/1/2004    30             22,581,624.00                     -                 90,090.44               90,090.44
          11        6/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
          12        7/1/2004    30             22,581,624.00                     -                 90,090.44               90,090.44
          13        8/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
          14        9/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
          15       10/1/2004    30             22,581,624.00                     -                 90,090.44               90,090.44
          16       11/1/2004    31             22,581,624.00                     -                 93,093.45               93,093.45
          17       12/1/2004    30             22,581,624.00                     -                 90,090.44               90,090.44
          18        1/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          19        2/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          20        3/1/2005    28             22,581,624.00                     -                 84,084.41               84,084.41
          21        4/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          22        5/1/2005    30             22,581,624.00                     -                 90,090.44               90,090.44
          23        6/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          24        7/1/2005    30             22,581,624.00                     -                 90,090.44               90,090.44
          25        8/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          26        9/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          27       10/1/2005    30             22,581,624.00                     -                 90,090.44               90,090.44
          28       11/1/2005    31             22,581,624.00                     -                 93,093.45               93,093.45
          29       12/1/2005    30             22,581,624.00                     -                 90,090.44               90,090.44
          30        1/1/2006    31             22,581,624.00                     -                 93,093.45               93,093.45
          31        2/1/2006    31             22,581,624.00                     -                 93,093.45               93,093.45
          32        3/1/2006    28             22,581,624.00                     -                 84,084.41               84,084.41
          33        4/1/2006    31             22,581,624.00                     -                 93,093.45               93,093.45
          34        5/1/2006    30             22,581,624.00                     -                 90,090.44               90,090.44
          35        6/1/2006    31             22,581,624.00                     -                 93,093.45               93,093.45
          36        7/1/2006    30             22,581,624.00                     -                 90,090.44               90,090.44
          37        8/1/2006    31             22,555,782.41               25,841.59               93,093.45              118,935.04
          38        9/1/2006    31             22,529,836.67               25,945.74               92,986.92              118,932.65
          39       10/1/2006    30             22,500,857.49               28,979.18               89,883.83              118,863.00
          40       11/1/2006    31             22,474,690.41               26,167.08               92,760.49              118,927.57
          41       12/1/2006    30             22,445,496.17               29,194.25               89,663.82              118,858.07
          42        1/1/2007    31             22,419,105.98               26,390.19               92,532.26              118,922.45
          43        2/1/2007    31             22,392,609.44               26,496.54               92,423.47              118,920.01
          44        3/1/2007    28             22,357,272.99               35,336.44               83,380.60              118,717.04
          45        4/1/2007    31             22,330,527.27               26,745.73               92,168.56              118,914.29
          46        5/1/2007    30             22,300,770.78               29,756.48               89,088.67              118,845.16
          47        6/1/2007    31             22,273,797.35               26,973.43               91,935.62              118,909.06
          48        7/1/2007    30             22,243,819.62               29,977.73               88,862.35              118,840.08
          49        8/1/2007    31             22,216,616.68               27,202.95               91,700.84              118,903.79
          50        9/1/2007    31             22,189,304.10               27,312.57               91,588.70              118,901.27
          51       10/1/2007    30             22,158,996.85               30,307.25               88,525.26              118,832.51
          52       11/1/2007    31             22,131,452.07               27,544.78               91,351.16              118,895.94
          53       12/1/2007    30             22,100,919.19               30,532.88               88,294.45              118,827.33
          54        1/1/2008    31             22,073,140.36               27,778.83               91,111.73              118,890.56
          55        2/1/2008    31             22,045,249.58               27,890.78               90,997.21              118,887.99
          56        3/1/2008    29             22,011,514.63               33,734.95               85,018.86              118,753.81
          57        4/1/2008    31             21,983,375.49               28,139.13               90,743.16              118,882.29
          58        5/1/2008    30             21,952,265.12               31,110.37               87,703.70              118,814.07
          59        6/1/2008    31             21,923,887.21               28,377.91               90,498.90              118,876.81
          60        7/1/2008    30             21,892,544.83               31,342.38               87,466.36              118,808.74
          61        8/1/2008    31             21,863,926.25               28,618.58               90,252.70              118,871.28
          62        9/1/2008    31             21,835,192.33               28,733.92               90,134.72              118,868.64
          63       10/1/2008    30             21,803,504.04               31,688.29               87,112.51              118,800.80
          64       11/1/2008    31             21,774,526.63               28,977.42               89,885.63              118,863.04
          65       12/1/2008    30             21,742,601.74               31,924.88               86,870.48              118,795.37
          66        1/1/2009    31             21,713,378.89               29,222.85               89,634.56              118,857.41
          67        2/1/2009    31             21,684,038.27               29,340.62               89,514.08              118,854.71
          68        3/1/2009    28             21,646,122.63               37,915.64               80,742.18              118,657.82
          69        4/1/2009    31             21,616,510.96               29,611.66               89,236.82              118,848.48
          70        5/1/2009    30             21,583,969.82               32,541.15               86,240.07              118,781.22
          71        6/1/2009    31             21,554,107.68               29,862.14               88,980.59              118,842.73
          72        7/1/2009    30             21,521,323.16               32,784.52               85,991.11              118,775.63
          73        8/1/2009    31             21,491,208.55               30,114.61               88,722.33              118,836.93
          74        9/1/2009    31             21,460,972.58               30,235.97               88,598.18              118,834.15
          75       10/1/2009    30             21,427,824.84               33,147.75               85,619.55              118,767.29
          76       11/1/2009    31             21,397,333.43               30,491.40               88,336.88              118,828.28
          77       12/1/2009    30             21,363,937.49               33,395.94               85,365.65              118,761.59
          78        1/1/2010    31             21,333,188.62               30,748.87               88,073.50              118,822.37
          79        2/1/2010    31             21,302,315.84               30,872.79               87,946.74              118,819.53
          80        3/1/2010    28             21,263,010.73               39,305.11               79,320.81              118,625.91
          81        4/1/2010    31             21,231,855.12               31,155.61               87,657.43              118,813.03
          82        5/1/2010    30             21,197,813.82               34,041.30               84,705.47              118,746.77
          83        6/1/2010    31             21,166,395.47               31,418.35               87,388.65              118,807.00
          84        7/1/2010    30             21,132,098.87               34,296.60               84,444.32              118,740.91
        Balloon     7/1/2010                                           21,132,098.87                                   21,219,216.61

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-3

                     885 THIRD AVENUE AMORTIZATION SCHEDULE

















                                      A-3-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-3
885 THIRD AVENUE AMORTIZATION SCHEDULE
Interest Rate - 4.530%


    PERIOD         DATE           PRINCIPAL    GROSS INTEREST      GROSS DEBT SRVC               BALANCE         SCHED PRINC
         1     4/1/2004                0.00       Stub Period                             150,000,000.00                0.00
         2     5/1/2004                0.00        566,250.00           566,250.00        150,000,000.00                0.00
         3     6/1/2004                0.00        585,125.00           585,125.00        150,000,000.00                0.00
         4     7/1/2004                0.00        566,250.00           566,250.00        150,000,000.00                0.00
         5     8/1/2004                0.00        585,125.00           585,125.00        150,000,000.00                0.00
         6     9/1/2004                0.00        585,125.00           585,125.00        150,000,000.00                0.00
         7    10/1/2004                0.00        566,250.00           566,250.00        150,000,000.00                0.00
         8    11/1/2004                0.00        585,125.00           585,125.00        150,000,000.00                0.00
         9    12/1/2004                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        10     1/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        11     2/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        12     3/1/2005                0.00        528,500.00           528,500.00        150,000,000.00                0.00
        13     4/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        14     5/1/2005                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        15     6/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        16     7/1/2005                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        17     8/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        18     9/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        19    10/1/2005                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        20    11/1/2005                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        21    12/1/2005                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        22     1/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        23     2/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        24     3/1/2006                0.00        528,500.00           528,500.00        150,000,000.00                0.00
        25     4/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        26     5/1/2006                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        27     6/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        28     7/1/2006                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        29     8/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        30     9/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        31    10/1/2006                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        32    11/1/2006                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        33    12/1/2006                0.00        566,250.00           566,250.00        150,000,000.00                0.00
        34     1/1/2007                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        35     2/1/2007                0.00        585,125.00           585,125.00        150,000,000.00                0.00
        36     3/1/2007                0.00        528,500.00           528,500.00        150,000,000.00                0.00
        37     4/1/2007          161,280.00        585,125.00           746,405.00        149,838,720.00          161,280.00
        38     5/1/2007          182,570.28        565,641.17           748,211.45        149,656,149.72          182,570.28
        39     6/1/2007          162,745.66        583,783.70           746,529.36        149,493,404.06          162,745.66
        40     7/1/2007          183,994.70        564,337.60           748,332.30        149,309,409.36          183,994.70
        41     8/1/2007          164,223.64        582,431.12           746,654.76        149,145,185.72          164,223.64
        42     9/1/2007          164,923.65        581,790.51           746,714.16        148,980,262.07          164,923.65
        43    10/1/2007          186,111.41        562,400.49           748,511.90        148,794,150.66          186,111.41
        44    11/1/2007          166,419.93        580,421.18           746,841.11        148,627,730.73          166,419.93
        45    12/1/2007          187,565.61        561,069.68           748,635.29        148,440,165.12          187,565.61
        46     1/1/2008          167,928.79        579,040.34           746,969.13        148,272,236.33          167,928.79
        47     2/1/2008          168,644.59        578,385.28           747,029.87        148,103,591.74          168,644.59
        48     3/1/2008          210,091.92        540,454.69           750,546.61        147,893,499.82          210,091.92
        49     4/1/2008          170,258.95        576,907.89           747,166.84        147,723,240.87          170,258.95
        50     5/1/2008          191,296.63        557,655.23           748,951.86        147,531,944.24          191,296.63
        51     6/1/2008          171,800.08        575,497.53           747,297.61        147,360,144.16          171,800.08
        52     7/1/2008          192,794.40        556,284.54           749,078.94        147,167,349.76          192,794.40
        53     8/1/2008          173,354.16        574,075.30           747,429.46        146,993,995.60          173,354.16
        54     9/1/2008          174,093.09        573,399.08           747,492.17        146,819,902.51          174,093.09
        55    10/1/2008          195,022.90        554,245.13           749,268.03        146,624,879.61          195,022.90
        56    11/1/2008          175,666.45        571,959.22           747,625.67        146,449,213.16          175,666.45
        57    12/1/2008          196,551.99        552,845.78           749,397.77        146,252,661.17          196,551.99
        58     1/1/2009          177,253.03        570,507.26           747,760.29        146,075,408.14          177,253.03
        59     2/1/2009          178,008.57        569,815.82           747,824.39        145,897,399.57          178,008.57
        60     3/1/2009          238,950.01        514,045.17           752,995.18        145,658,449.56          238,950.01
        61     4/1/2009          179,785.86        568,189.34           747,975.20        145,478,663.70          179,785.86
        62     5/1/2009          200,555.51        549,181.96           749,737.47        145,278,108.19          200,555.51
        63     6/1/2009          181,407.06        566,705.69           748,112.75        145,096,701.13          181,407.06
        64     7/1/2009          202,131.11        547,740.05           749,871.16        144,894,570.02          202,131.11
        65     8/1/2009          183,041.89        565,209.57           748,251.46        144,711,528.13          183,041.89
        66     9/1/2009          183,822.11        564,495.55           748,317.66        144,527,706.02          183,822.11
        67    10/1/2009          204,478.21        545,592.09           750,070.30        144,323,227.81          204,478.21
        68    11/1/2009          185,477.24        562,980.86           748,458.10        144,137,750.57          185,477.24
        69    12/1/2009          206,086.78        544,120.01           750,206.79        143,931,663.79          206,086.78
        70     1/1/2010          187,146.28        561,453.43           748,599.71        143,744,517.51          187,146.28
        71     2/1/2010          187,943.99        560,723.41           748,667.40        143,556,573.52          187,943.99
        72     3/1/2010          247,962.19        505,797.66           753,759.85        143,308,611.33          247,962.19
        73     4/1/2010          189,802.04        559,023.01           748,825.05        143,118,809.29          189,802.04
        74     5/1/2010          210,289.91        540,273.51           750,563.42        142,908,519.38          210,289.91
        75     6/1/2010          191,507.43        557,462.32           748,969.75        142,717,011.95          191,507.43
        76     7/1/2010          211,947.32        538,756.72           750,704.04        142,505,064.63          211,947.32
        77     8/1/2010          193,227.16        555,888.51           749,115.67        142,311,837.47          193,227.16
        78     9/1/2010          194,050.79        555,134.76           749,185.55        142,117,786.68          194,050.79
        79    10/1/2010          214,419.13        536,494.64           750,913.77        141,903,367.55          214,419.13
        80    11/1/2010          195,791.89        553,541.39           749,333.28        141,707,575.66          195,791.89
        81    12/1/2010          216,111.24        534,946.10           751,057.34        141,491,464.42          216,111.24
        82     1/1/2011          197,547.63        551,934.62           749,482.25        141,293,916.79          197,547.63
        83     2/1/2011          198,389.68        551,164.02           749,553.70        141,095,527.11          198,389.68
        84     3/1/2011         141,095,527        497,126.57           754,563.79        140,838,089.89          257,437.22


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4

                     111 EIGHTH AVENUE AMORTIZATION SCHEDULE








                                      A-4-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-4
111 EIGHTH AVENUE AMORTIZATION SCHEDULE


    PERIOD           DATE           BALANCE             PRINCIPAL          INTEREST        DEBT SERVICE
       0           4/1/2004         149,500,000
       1           5/1/2004         149,500,000                 -          686,371.11        686,371.11
       2           6/1/2004         149,500,000                 -          709,250.15        709,250.15
       3           7/1/2004         149,500,000                 -          686,371.11        686,371.11
       4           8/1/2004         149,500,000                 -          709,250.15        709,250.15
       5           9/1/2004         149,500,000                 -          709,250.15        709,250.15
       6          10/1/2004         149,500,000                 -          686,371.11        686,371.11
       7          11/1/2004         149,500,000                 -          709,250.15        709,250.15
       8          12/1/2004         149,500,000                 -          686,371.11        686,371.11
       9           1/1/2005         149,500,000                 -          709,250.15        709,250.15
      10           2/1/2005         149,500,000                 -          709,250.15        709,250.15
      11           3/1/2005         149,500,000                 -          640,613.04        640,613.04
      12           4/1/2005         149,500,000                 -          709,250.15        709,250.15
      13           5/1/2005         149,500,000                 -          686,371.11        686,371.11
      14           6/1/2005         149,500,000                 -          709,250.15        709,250.15
      15           7/1/2005         149,500,000                 -          686,371.11        686,371.11
      16           8/1/2005         149,500,000                 -          709,250.15        709,250.15
      17           9/1/2005         149,500,000                 -          709,250.15        709,250.15
      18          10/1/2005         149,500,000                 -          686,371.11        686,371.11
      19          11/1/2005         149,500,000                 -          709,250.15        709,250.15
      20          12/1/2005         149,500,000                 -          686,371.11        686,371.11
      21           1/1/2006         149,500,000                 -          709,250.15        709,250.15
      22           2/1/2006         149,500,000                 -          709,250.15        709,250.15
      23           3/1/2006         149,500,000                 -          640,613.04        640,613.04
      24           4/1/2006         149,500,000                 -          709,250.15        709,250.15
      25           5/1/2006         149,339,764          160,236.16        686,371.11        846,607.27
      26           6/1/2006         149,202,056          137,707.53        708,489.96        846,197.49
      27           7/1/2006         149,040,427          161,629.39        685,003.22        846,632.61
      28           8/1/2006         148,901,273          139,153.93        707,069.87        846,223.80
      29           9/1/2006         148,761,447          139,826.33        706,409.70        846,236.03
      30          10/1/2006         148,597,757          163,689.75        682,980.33        846,670.09
      31          11/1/2006         148,456,464          141,292.93        704,969.77        846,262.71
      32          12/1/2006         148,291,348          165,115.90        681,580.12        846,696.03
      33           1/1/2007         148,148,575          142,773.51        703,516.12        846,289.64
      34           2/1/2007         148,005,111          143,463.40        702,838.79        846,302.18
      35           3/1/2007         147,791,745          213,366.28        634,207.38        847,573.66
      36           4/1/2007         147,646,557          145,187.61        701,145.93        846,333.55
      37           5/1/2007         147,477,654          168,903.16        677,861.75        846,764.91
      38           6/1/2007         147,330,949          146,705.31        699,655.84        846,361.15
      39           7/1/2007         147,160,570          170,379.00        676,412.76        846,791.76
      40           8/1/2007         147,012,332          148,237.48        698,151.54        846,389.02
      41           9/1/2007         146,863,379          148,953.77        697,448.28        846,402.05
      42          10/1/2007         146,690,813          172,565.44        674,266.09        846,831.53
      43          11/1/2007         146,540,306          150,507.36        695,922.95        846,430.31
      44          12/1/2007         146,366,230          174,076.18        672,782.83        846,859.01
      45           1/1/2008         146,214,154          152,075.76        694,383.08        846,458.84
      46           2/1/2008         146,061,343          152,810.60        693,661.61        846,472.20
      47           3/1/2008         145,862,260          199,082.79        648,231.06        847,313.86
      48           4/1/2008         145,707,749          154,510.96        691,992.17        846,503.13
      49           5/1/2008         145,529,780          177,969.35        668,960.47        846,929.82
      50           6/1/2008         145,373,663          156,117.52        690,414.84        846,532.35
      51           7/1/2008         145,194,131          179,531.60        667,426.64        846,958.24
      52           8/1/2008         145,036,392          157,739.39        688,822.47        846,561.85
      53           9/1/2008         144,877,890          158,501.59        688,074.13        846,575.72
      54          10/1/2008         144,696,040          181,849.91        665,150.49        847,000.40
      55          11/1/2008         144,535,894          160,146.18        686,459.45        846,605.63
      56          12/1/2008         144,352,445          183,449.14        663,580.35        847,029.49
      57           1/1/2009         144,190,638          161,806.45        684,829.38        846,635.83
      58           2/1/2009         144,028,050          162,588.30        684,061.75        846,650.05
      59           3/1/2009         143,797,326          230,723.85        617,165.53        847,889.38
      60           4/1/2009         143,632,837          164,488.80        682,195.82        846,684.62
      61           5/1/2009         143,445,165          187,671.99        659,434.32        847,106.30
      62           6/1/2009         143,278,975          166,190.46        680,525.12        846,715.57
      63           7/1/2009         143,089,648          189,326.71        657,809.69        847,136.40
      64           8/1/2009         142,921,740          167,908.33        678,838.49        846,746.82
      65           9/1/2009         142,753,020          168,719.67        678,041.91        846,761.58
      66          10/1/2009         142,561,234          191,786.16        655,394.98        847,181.14
      67          11/1/2009         142,390,772          170,461.65        676,331.61        846,793.26
      68          12/1/2009         142,197,292          193,480.09        653,731.86        847,211.95
      69           1/1/2010         142,025,072          172,220.23        674,605.02        846,825.25
      70           2/1/2010         141,852,020          173,052.40        673,787.98        846,840.38
      71           3/1/2010         141,611,799          240,220.97        607,841.16        848,062.12
      72           4/1/2010         141,436,749          175,049.35        671,827.35        846,876.71
      73           5/1/2010         141,238,808          197,941.26        649,351.83        847,293.09
      74           6/1/2010         141,061,956          176,851.66        670,057.83        846,909.49
      75           7/1/2010         140,862,263          199,693.85        647,631.12        847,324.97
      76           8/1/2010         140,683,591          178,671.14        668,271.44        846,942.58
      77           9/1/2010         140,504,057          179,534.49        667,423.80        846,958.29
      78          10/1/2010         140,301,754          202,302.68        645,069.74        847,372.42
      79          11/1/2010         140,120,375          181,379.54        665,612.31        846,991.85
      80          12/1/2010         139,916,278          204,096.85        643,308.21        847,405.06
      81           1/1/2011         139,733,036          183,242.18        663,783.55        847,025.73
      82           2/1/2011         139,548,908          184,127.61        662,914.22        847,041.83
      83           3/1/2011         139,298,635          250,272.72        597,972.24        848,244.96
      84           4/1/2011         139,112,409          186,226.65        660,853.36        847,080.01


ANNEX A-4
111 EIGHTH AVENUE AMORTIZATION SCHEDULE


    PERIOD           DATE           BALANCE             PRINCIPAL          INTEREST        DEBT SERVICE
      85           5/1/2011         138,903,599          208,810.26        638,680.53        847,490.79
      86           6/1/2011         138,715,463          188,135.48        658,979.25        847,114.73
      87           7/1/2011         138,504,797          210,666.45        636,858.10        847,524.55
      88           8/1/2011         138,314,734          190,062.51        657,087.27        847,149.78
      89           9/1/2011         138,123,753          190,980.90        656,185.59        847,166.49
      90          10/1/2011         137,910,320          213,433.38        634,141.50        847,574.88
      91          11/1/2011         137,717,385          192,935.04        654,266.99        847,202.03
      92          12/1/2011         137,502,051          215,333.63        632,275.82        847,609.44
      93           1/1/2012         137,307,143          194,907.81        652,330.10        847,237.92
      94           2/1/2012         137,111,294          195,849.62        651,405.43        847,255.05
      95           3/1/2012         136,871,754          239,539.65        608,510.08        848,049.73
      96           4/1/2012         136,673,801          197,953.43        649,339.88        847,293.31
      97           5/1/2012         136,453,587          220,213.60        627,484.60        847,698.21
      98           6/1/2012         136,253,613          199,974.03        647,356.03        847,330.07
      99           7/1/2012         136,031,435          222,178.47        625,555.48        847,733.95
      100          8/1/2012         135,829,421          202,013.89        645,353.28        847,367.17
      101          9/1/2012         135,626,431          202,990.03        644,394.89        847,384.92
      102         10/1/2012         135,401,319          225,111.28        622,676.01        847,787.29
      103         11/1/2012         135,196,261          205,058.63        642,363.92        847,422.55
      104         12/1/2012         134,969,138          227,122.83        620,701.05        847,823.88
      105          1/1/2013         134,761,991          207,146.95        640,313.59        847,460.54
      106          2/1/2013         134,553,843          208,147.89        639,330.85        847,478.74
      107          3/1/2013         134,281,770          272,073.29        576,568.20        848,641.49
      108          4/1/2013         134,071,301          210,468.34        637,052.61        847,520.95
      109          5/1/2013         133,838,918          232,383.32        615,536.24        847,919.56
      110          6/1/2013         133,626,310          212,608.22        634,951.66        847,559.87
      111          7/1/2013         133,391,846          234,464.18        613,493.24        847,957.41
      112          8/1/2013         133,177,077          214,768.49        632,830.68        847,599.16
      113          9/1/2013         132,961,271          215,806.26        631,811.78        847,618.04
      114         10/1/2013         132,723,697          237,574.01        610,439.97        848,013.98
      115         11/1/2013         132,505,700          217,997.01        629,660.88        847,657.89
      116         12/1/2013         132,265,996          239,704.34        608,348.39        848,052.73
      117          1/1/2014         132,045,787          220,208.64        627,489.48        847,698.12
      118          2/1/2014         131,824,514          221,272.70        626,444.78        847,717.47
      119          3/1/2014         131,540,529          283,985.23        564,872.93        848,858.16
      120          4/1/2014         131,316,815          223,714.12        624,047.76        847,761.88
    Balloon        4/1/2014                   0      131,316,814.85                      131,316,814.85


                                    ANNEX A-5

                   DAVIES PACIFIC CENTER AMORTIZATION SCHEDULE





                                      A-5-1

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX A-5
DAVIES PACIFIC CENTER


   PERIOD            DATE           BALANCE               PRINCIPAL        INTEREST           DEBT SERVICE
      0            1/1/2004         49,000,000
      1            2/1/2004         48,994,383            $5,616.93        274,400.00           280,016.93
      2            3/1/2004         48,988,735            $5,648.38        274,368.55           280,016.93
      3            4/1/2004         48,983,055            $5,680.02        274,336.91           280,016.93
      4            5/1/2004         48,977,343            $5,711.82        274,305.11           280,016.93
      5            6/1/2004         48,971,599            $5,743.81        274,273.12           280,016.93
      6            7/1/2004         48,965,823            $5,775.98        274,240.95           280,016.93
      7            8/1/2004         48,960,015            $5,808.32        274,208.61           280,016.93
      8            9/1/2004         48,954,174            $5,840.85        274,176.08           280,016.93
      9           10/1/2004         48,948,300            $5,873.56        274,143.37           280,016.93
     10           11/1/2004         48,942,394            $5,906.45        274,110.48           280,016.93
     11           12/1/2004         48,936,454            $5,939.52        274,077.41           280,016.93
     12            1/1/2005         48,930,482            $5,972.79        274,044.14           280,016.93
     13            2/1/2005         48,924,475            $6,006.23        274,010.70           280,016.93
     14            3/1/2005         48,918,435            $6,039.87        273,977.06           280,016.93
     15            4/1/2005         48,912,362            $6,073.69        273,943.24           280,016.93
     16            5/1/2005         48,906,254            $6,107.70        273,909.23           280,016.93
     17            6/1/2005         48,900,112            $6,141.91        273,875.02           280,016.93
     18            7/1/2005         48,893,936            $6,176.30        273,840.63           280,016.93
     19            8/1/2005         48,887,725            $6,210.89        273,806.04           280,016.93
     20            9/1/2005         48,881,479            $6,245.67        273,771.26           280,016.93
     21           10/1/2005         48,875,199            $6,280.65        273,736.28           280,016.93
     22           11/1/2005         48,868,883            $6,315.82        273,701.11           280,016.93
     23           12/1/2005         48,862,532            $6,351.19        273,665.74           280,016.93
     24            1/1/2006         48,856,145            $6,386.75        273,630.18           280,016.93
     25            2/1/2006         48,849,722            $6,422.52        273,594.41           280,016.93
     26            3/1/2006         48,843,264            $6,458.48        273,558.45           280,016.93
     27            4/1/2006         48,836,769            $6,494.65        273,522.28           280,016.93
     28            5/1/2006         48,830,238            $6,531.02        273,485.91           280,016.93
     29            6/1/2006         48,823,671            $6,567.60        273,449.33           280,016.93
     30            7/1/2006         48,817,066            $6,604.37        273,412.56           280,016.93
     31            8/1/2006         48,810,425            $6,641.36        273,375.57           280,016.93
     32            9/1/2006         48,803,746            $6,678.55        273,338.38           280,016.93
     33           10/1/2006         48,797,030            $6,715.95        273,300.98           280,016.93
     34           11/1/2006         48,790,277            $6,753.56        273,263.37           280,016.93
     35           12/1/2006         48,783,485            $6,791.38        273,225.55           280,016.93
     36            1/1/2007         48,776,656            $6,829.41        273,187.52           280,016.93
     37            2/1/2007         48,769,788            $6,867.66        273,149.27           280,016.93
     38            3/1/2007         48,762,882            $6,906.11        273,110.82           280,016.93
     39            4/1/2007         48,755,937            $6,944.79        273,072.14           280,016.93
     40            5/1/2007         48,748,954            $6,983.68        273,033.25           280,016.93
     41            6/1/2007         48,741,931            $7,022.79        272,994.14           280,016.93
     42            7/1/2007         48,734,869            $7,062.12        272,954.81           280,016.93
     43            8/1/2007         48,727,767            $7,101.66        272,915.27           280,016.93
     44            9/1/2007         48,720,626            $7,141.43        272,875.50           280,016.93
     45           10/1/2007         48,713,444            $7,181.43        272,835.50           280,016.93
     46           11/1/2007         48,706,223            $7,221.64        272,795.29           280,016.93
     47           12/1/2007         48,698,961            $7,262.08        272,754.85           280,016.93
     48            1/1/2008         48,691,658            $7,302.75        272,714.18           280,016.93
     49            2/1/2008         48,684,314            $7,343.65        272,673.28           280,016.93
     50            3/1/2008         48,676,929            $7,384.77        272,632.16           280,016.93
     51            4/1/2008         48,669,503            $7,426.12        272,590.81           280,016.93
     52            5/1/2008         48,662,036            $7,467.71        272,549.22           280,016.93
     53            6/1/2008         48,654,526            $7,509.53        272,507.40           280,016.93
     54            7/1/2008         48,646,975            $7,551.58        272,465.35           280,016.93
     55            8/1/2008         48,639,381            $7,593.87        272,423.06           280,016.93
     56            9/1/2008         48,631,744            $7,636.40        272,380.53           280,016.93
     57           10/1/2008         48,624,065            $7,679.16        272,337.77           280,016.93
     58           11/1/2008         48,616,343            $7,722.17        272,294.76           280,016.93
     59           12/1/2008         48,608,578            $7,765.41        272,251.52           280,016.93
     60            1/1/2009         48,600,769            $7,808.90        272,208.03           280,016.93
   Balloon         1/1/2009                          $48,600,768.64                          48,600,768.64


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX B

                      STRUCTURAL AND COLLATERAL TERM SHEET

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                       GG1

                      Structural and Collateral Term Sheet
                          $2,403,740,000 (approximate)

                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-GG1

                   Greenwich Capital Financial Products, Inc.
                         Goldman Sachs Mortgage Company
                         Commerzbank AG, New York Branch
                              Mortgage Loan Sellers

                       Wachovia Bank, National Association
                                 Master Servicer

                              Lennar Partners, Inc.
                                Special Servicer

                                 April 29, 2004

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. Information in this material regarding any assets backing any securities discussed herein supersedes all prior information regarding such assets. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.


GOLDMAN, SACHS & CO.                                [RBS GREENWICH CAPITAL LOGO]
                          Co-Lead Bookrunning Managers

BANC OF AMERICA SECURITIES LLC                       CREDIT SUISSE FIRST BOSTON
MORGAN STANLEY                                              WACHOVIA SECURITIES

GCCFC 2004-GG1
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES
                                                                                                          ASSUMED
                                                          APPROX.   APPROX. % OF  WEIGHTED                 FINAL
                                           CERTIFICATE    CREDIT    CUT-OFF DATE   AVERAGE   PRINCIPAL  DISTRIBUTION
    CLASS          S&P    FITCH  MOODYS      BALANCE     SUPPORT(1)    BALANCE     LIFE(2)   WINDOW(2)     DATE(2)      RATE TYPE
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-1           AAA     AAA     Aaa     $23,421,000   14.250%       0.900%       0.59    06/04-06/05    06/05          Fixed
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-2           AAA     AAA     Aaa    $150,541,000   14.250%       5.785%       3.19    06/05-10/08    10/08          Fixed
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-3           AAA     AAA     Aaa    $274,000,000   14.250%       10.530%      4.72    10/08-03/09    03/09          Fixed
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-4           AAA     AAA     Aaa    $296,000,000   14.250%       11.375%      6.10    03/09-02/11    02/11          Fixed
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-5           AAA     AAA     Aaa    $381,830,000   14.250%       14.674%      6.86    02/11-05/11    05/11          Fixed
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-6           AAA     AAA     Aaa    $100,000,000   14.250%       3.843%       8.14    05/11-05/13    05/13        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
     A-7           AAA     AAA     Aaa   $1,005,555,000  14.250%       38.643%      9.64    05/13-04/14    04/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
      B            AA       AA     Aa2     $61,802,000   11.875%       2.375%       9.91    04/14-04/14    04/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
      C            AA-     AA-     Aa3     $26,021,000   10.875%       1.000%       9.91    04/14-04/14    04/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
      D             A       A      A2      $52,043,000   8.875%        2.000%       9.91    04/14-04/14    04/14      WAC Strip (6)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
      E            A-       A-     A3      $32,527,000   7.625%        1.250%       9.91    04/14-04/14    04/14      WAC Strip (6)
============== ========== ===== ======== ============== =========== ============ ========= ============ ============= ==============

NON-OFFERED CERTIFICATES
                                                                                                          ASSUMED
                                                          APPROX.   APPROX. % OF  WEIGHTED                 FINAL
                                           CERTIFICATE    CREDIT    CUT-OFF DATE   AVERAGE   PRINCIPAL  DISTRIBUTION
    CLASS          S&P    FITCH  MOODYS     BALANCE(1)   SUPPORT(1)    BALANCE     LIFE(2)    WINDOW(2)    DATE(2)      RATE TYPE
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    F (3)         BBB+     BBB+   Baa1     $32,527,000   6.375%        1.250%       9.98    04/14-05/14    05/14           WAC
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    G (3)          BBB     BBB    Baa2     $26,022,000   5.375%        1.000%       9.99    05/14-05/14    05/14           WAC
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    H (3)         BBB-     BBB-   Baa3     $39,032,000   3.875%        1.500%       9.99    05/14-05/14    05/14           WAC
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    J (3)          BB+     BB+     Ba1     $6,505,000    3.625%        0.250%       9.99    05/14-05/14    05/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    K (3)          BB       BB     Ba2     $13,011,000   3.125%        0.500%       9.99    05/14-05/14    05/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    L (3)          BB-     BB-     Ba3     $13,011,000   2.625%        0.500%       9.99    05/14-05/14    05/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    M (3)          B+       B+     B1      $9,758,000    2.250%        0.375%       9.99    05/14-05/14    05/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    N (3)           B       B      B2      $9,758,000    1.875%        0.375%       9.99    05/14-05/14    05/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    O (3)          B-       B-     B3      $6,506,000    1.625%        0.250%       9.99    05/14-05/14    05/14        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
    P (3)          NR       NR     NR      $42,285,095    0.000%       1.625%       10.24   05/14-04/19    04/19        Fixed (5)
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
  XP (3, 4)        AAA     AAA     Aaa   $2,460,098,000    NA            NA         5.60         NA          NA        Variable IO
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
  XC (3, 4)        AAA     AAA     Aaa   $2,602,155,095    NA            NA         7.85         NA          NA        Variable IO
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
OEA-B1 (3,7,8)  BBB- (9)   BBB-    NR      $10,500,000     NA            NA          NA          NA          NA            NA
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------
OEA-B2 (3,7,8)   BB+ (9)   BBB-    NR      $14,500,000     NA            NA          NA          NA          NA            NA
-------------- ---------- ----- -------- -------------- ----------- ------------ --------- ------------ ------------- --------------

     (1) The credit support levels presented in this column were calculated as if the class OEA-B1 and class OEA-B2 certificates, collectively referred to as the "class OEA-B certificates," provided no credit support to the other series 2004-GG1 certificates.
     (2) As of the cut-off date, the weighted average life, principal window and assumed final payment date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates and the other assumptions set forth under "YIELD AND MATURITY CONSIDERATIONS - Yield Considerations" in the prospectus supplement.
     (3) Not offered hereby. Any information provided herein regarding the terms of these certificates is provided only to enhance your understanding of the offered certificates.
     (4) The class XP and class XC certificates will not have a certificate balance and their holders will not receive distributions of principal, but such holders are entitled to receive payments of the aggregate interest accrued on the notional amount of each of the components of the class XP and class XC certificates as described in the prospectus supplement. The interest rate applicable to each component of the class XP and class XC certificates for each payment date will equal the rate specified in the prospectus supplement.
     (5) If, with respect to any interest accrual period, the weighted average of the net interest rates on the mortgage loans included in the trust is below the identified initial pass-through rate for the class A-6, class A-7, class B, class C, class J, class K, class L, class M, class N, class O, or class P certificates, as applicable, then the pass-through rate for that class of certificates for that interest accrual period will be that weighted average rate.
     (6) The class D and class E certificates will accrue interest at a rate equal to the weighted average of the net interest rates on the pooled mortgage loans minus 0.184% and 0.105%, respectively.
     (7) The class OEA-B1 and class OEA-B2, together referred to as the "class OEA-B certificates," represent an interest in a subordinate note secured by the 111 Eighth Avenue property. The mortgage loan secured by the 111 Eighth Avenue property is evidenced by multiple notes, consisting of multiple senior notes that pay pari passu and two subordinate notes. One of the senior notes and one of the subordinate notes are included as assets of the trust, but only the senior note is included among the pooled mortgage loans. References in this term sheet to the mortgage loans in the trust or the trust mortgage loans include the senior note and the subordinate note that are included in the trust (but not the senior notes or the subordinate note that are not included in the trust). All of the mortgage loans included in the trust, including the senior note secured by the 111 Eighth Avenue property, but not the subordinate note secured by the 111 Eighth Avenue property, are pooled for purposes of distributions to the series 2004-GG1 certificates (other than the class OEA-B certificates). References in this term sheet to the pooled mortgage loans, the mortgage pool, the initial mortgage pool balance and all other financial and statistical information provided herein, unless otherwise indicated, include the pooled senior note secured by the 111 Eighth Avenue property but not the senior notes that are outside the trust and neither the subordinated note in the trust nor the subordinated note outside the trust.
     (8) The pass-through rate for the class OEA-B certificates will be equal to (a) the mortgage rate of the non-pooled subordinate loan included in the trust secured by the 111 Eighth Avenue property (as adjusted to a 30/360 rate) minus (b) the applicable servicing fee and trustee fee. Because the non-pooled subordinate mortgage loan included in the trust secured by the 111 Eighth Avenue property accrues interest on an actual/360 basis and each of (x) interest on the class OEA-B certificates, (y) the servicing fee and (z) the trustee fee accrue on a 30/360 basis, the actual pass-through rate for the class OEA-B certificates will vary from month to month.

      (9) S&P's rating of the class OEA-B1 and OEA-B2 certificates address the likelihood of the ultimate distribution of interest and principal on such certificates by the rated final payment date (but not the timely receipt of interest).

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 2 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
-----------------------------------------------------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------------------------------------
GENERAL CHARACTERISTICS(1)
Initial mortgage pool balance.......................................................................       $2,602,155,095
Number of mortgage loans............................................................................                  125
Number of mortgaged properties......................................................................                  183
Percentage of investment grade shadow rated loans...................................................                16.9%
Weighted average underwritten debt service coverage ratio (2).......................................                 1.65
Maximum underwritten debt service coverage ratio (2)................................................                 4.26
Minimum underwritten debt service coverage ratio (2)................................................                 1.19
Weighted average cut-off date loan-to-value ratio (2)...............................................                69.7%
Maximum cut-off date loan-to-value ratio (2)........................................................                84.7%
Minimum cut-off date loan-to-value ratio (2)........................................................                 8.3%
Average cut-off date principal balance..............................................................          $20,817,241
Maximum cut-off date principal balance..............................................................         $150,000,000
Minimum cut-off date principal balance..............................................................           $1,595,567
Weighted average mortgage interest rate.............................................................               5.511%
Maximum mortgage interest rate......................................................................               8.420%
Minimum mortgage interest rate......................................................................               3.460%
Percentage of initial pool balance of mortgage loans secured by mortgaged real properties occupied by a single tenant (certain of such single tenants may have one or more sub-tenants
     at such properties)............................................................................                 2.7%

     (1) Unless otherwise noted, references in this term sheet include the senior pari passu notes in the trust secured by the 111 Eighth Avenue Property, Wells Fargo Tower Property, 237 Park Avenue Property, Water Tower Place Property, DDR Portfolio Property, 5 Houston Center Property and the 1801 K Street Property but do not include the related senior pari passu notes that are outside the trust nor, with respect to these or any other mortgage loans in a split loan structure, the related subordinate note.
     (2) For the purpose of calculating underwritten debt service coverage ratios and loan-to-value ratios in this term sheet, the cut-off date principal balance for each mortgage loan in a split loan structure (x) includes the cut-off date principal balance of the pari passu mortgage loan in the trust plus the cut-off date principal balance of any pari passu mortgage loan that is not in the trust, and (y) excludes the cut-off date principal balance of any subordinate mortgage loan in that split loan structure.

PROPERTY TYPES
                      NUMBER OF MORTGAGED  AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                        WTD. AVG. CUT-OFF
    PROPERTY TYPE          PROPERTIES       PRINCIPAL BALANCE ($)        POOL BALANCE        WTD. AVG. DSCR       DATE LTV RATIO
------------------- ---------------------- ------------------------ ---------------------- ------------------- ---------------------
Office                         38                    1,334,987,487          51.3%                 1.63                 69.5%
Retail                         64                      926,519,683          35.6%                 1.72                 69.6%
Industrial                     56                      144,537,021           5.6%                 1.57                 69.2%
Multifamily                    10                       74,956,860           2.9%                 1.36                 77.0%
Hospitality                    4                        41,808,819           1.6%                 1.49                 64.5%
Mobile Home Park               6                        38,674,028           1.5%                 1.55                 74.0%
Self-Storage                   3                        27,671,197           1.1%                 1.44                 80.8%
Other                          2                        13,000,000           0.5%                 2.50                 47.4%
                    ---------------------- ------------------------ ---------------------- ------------------- ---------------------
                              183                    2,602,155,095          100.0%                1.65                 69.7%
------------------- ---------------------- ------------------------ ---------------------- ------------------- ---------------------

PROPERTY LOCATIONS
                      NUMBER OF MORTGAGED  AGGREGATE CUT-OFF DATE   % OF INITIAL MORTGAGE                        WTD. AVG. CUT-OFF
  PROPERTY LOCATION        PROPERTIES       PRINCIPAL BALANCE ($)        POOL BALANCE        WTD. AVG. DSCR       DATE LTV RATIO
------------------- ---------------------- ------------------------ ---------------------- ------------------- ---------------------
New York                       45                      663,483,078          25.5%                 1.74                 63.1%
California                     25                      574,148,467          22.1%                 1.68                 71.2%
Texas                          25                      254,347,371           9.8%                 1.74                 71.4%
Illinois                       6                       166,445,617           6.4%                 1.66                 68.2%
Virginia                       6                       131,541,100           5.1%                 1.49                 67.3%
Kentucky                       1                       108,550,000           4.2%                 1.39                 79.8%
Ohio                           5                        84,487,234           3.2%                 1.49                 76.2%
Connecticut                    4                        73,814,297           2.8%                 1.54                 72.9%
Michigan                       6                        66,632,203           2.6%                 1.50                 75.9%
Georgia                        6                        63,839,610           2.5%                 1.64                 73.1%
Other States(1)                54                      414,866,117          15.9%                 1.60                 72.6%
                    ---------------------- ------------------------ ---------------------- ------------------- ---------------------
                              183                    2,602,155,095          100.0%                1.65                 69.7%
------------------- ---------------------- ------------------------ ---------------------- ------------------- ---------------------

(1) Includes 17 states and Washington DC

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 3 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------


CUT-OFF DATE PRINCIPAL BALANCES
                                                 AGGREGATE
                                 NUMBER OF      CUT-OFF DATE   % OF INITIAL
    RANGE OF CUT-OFF DATE         MORTGAGE       PRINCIPAL       MORTGAGE
         BALANCES ($)              LOANS        BALANCE ($)    POOL BALANCE
------------------------------- ------------- ---------------- --------------
     Less than 2,500,001             8             15,957,729      0.6%
    2,500,001 - 5,000,000            31           118,248,742      4.5%
    5,000,001 - 7,500,000            19           117,248,308      4.5%
    7,500,001 - 10,000,000           6             53,981,716      2.1%
   10,000,001 - 12,500,000           17           192,907,283      7.4%
   12,500,001 - 15,000,000           5             71,685,165      2.8%
   15,000,001 - 17,500,000           3             47,381,091      1.8%
   17,500,001 - 20,000,000           2             39,167,152      1.5%
   20,000,001 - 22,500,000           4             86,534,617      3.3%
   22,500,001 - 25,000,000           3             71,635,288      2.8%
   25,000,001 - 50,000,000           13           496,230,032      19.1%
   50,000,001 - 75,000,000           4            256,007,790      9.8%
   75,000,001 - 100,000,000          6            507,120,182      19.5%
  100,000,001 - 125,000,000          2            228,550,000      8.8%
  125,000,001 - 150,000,000          2            299,500,000      11.5%
                                ------------- ---------------- --------------
                                    125         2,602,155,095     100.0%
------------------------------- ------------- ---------------- --------------
THE AVERAGE CUT-OFF DATE PRINCIPAL BALANCE IS $20,817,241.


MORTGAGE RATES
                                                                 % OF
                                               AGGREGATE        INITIAL
                               NUMBER OF      CUT-OFF DATE     MORTGAGE
                                MORTGAGE       PRINCIPAL         POOL
RANGE OF MORTGAGE RATES (%)      LOANS        BALANCE ($)       BALANCE
----------------------------- ------------- ----------------- ------------
      Less than 5.249              17            698,706,583     26.9%
       5.250 - 5.499               22            441,680,762     17.0%
       5.500 - 5.749               33            576,771,006     22.2%
       5.750 - 5.999               25            335,952,794     12.9%
       6.000 - 6.249               11            105,119,901     4.0%
       6.250 - 6.499               9             226,298,203     8.7%
       6.500 - 6.749               6              82,787,570     3.2%
       7.000 - 7.249               1             120,000,000     4.6%
       8.250 - 8.499               1              14,838,278     0.6%
                              ------------- ----------------- ------------
                                  125          2,602,155,095    100.0%
----------------------------- ------------- ----------------- ------------
THE WEIGHTED AVERAGE MORTGAGE RATE IS 5.511%.

DEBT SERVICE COVERAGE RATIOS
                                                AGGREGATE
                                              CUT-OFF DATE    % OF INITIAL
                               NUMBER OF        PRINCIPAL       MORTGAGE
      RANGE OF DSCRS         MORTGAGE LOANS    BALANCE ($)    POOL BALANCE
---------------------------- --------------- ---------------- --------------
      Less than 1.20               1              19,205,805      0.7%
       1.20 - 1.2999               6             100,788,078      3.9%
       1.30 - 1.3999               28            549,481,485      21.1%
       1.40 - 1.4999               28            469,137,929      18.0%
       1.50 - 1.5999               24            432,632,623      16.6%
       1.60 - 1.6999               6              57,934,599      2.2%
       1.70 - 1.7999               7             158,810,112      6.1%
       1.80 - 1.8999               6             250,012,866      9.6%
       1.90 - 1.9999               3              70,769,605      2.7%
       2.00 - 2.2499               10            388,711,884      14.9%
       2.25 - 2.4999               2              92,727,560      3.6%
       2.50 - 2.7499               1               3,950,000      0.2%
       3.00 - 3.9999               1               1,992,549      0.1%
       4.00 - 4.9999               2               6,000,000      0.2%
                             --------------- ---------------- --------------
                                  125          2,602,155,095     100.0%
---------------------------- --------------- ---------------- --------------
THE WEIGHTED AVERAGE DEBT SERVICE COVERAGE RATIO IS 1.65X.


CUT-OFF DATE LOAN-TO-VALUE RATIOS
                                                AGGREGATE
                                              CUT-OFF DATE    % OF INITIAL
 RANGE OF CUT-OFF DATE LTV     NUMBER OF        PRINCIPAL       MORTGAGE
        RATIOS (%)           MORTGAGE LOANS    BALANCE ($)    POOL BALANCE
---------------------------- --------------- ---------------- --------------
      Less than 50.00              3               7,992,549       0.3%
       50.01 - 55.00               4              13,812,555       0.5%
       55.01 - 60.00               10            397,136,947      15.3%
       60.01 - 65.00               11            541,926,624      20.8%
       65.01 - 70.00               13            251,605,093       9.7%
       70.01 - 75.00               24            433,691,853      16.7%
       75.01 - 80.00               53            805,357,655      30.9%
       80.01 - 86.00               7             150,631,820       5.8%
                             --------------- ---------------- --------------
                                  125          2,602,155,095     100.0%
---------------------------- --------------- ---------------- --------------
THE WEIGHTED AVERAGE CUT-OFF DATE LTV RATIO IS 69.7%.

AMORTIZATION TYPES
                                                AGGREGATE
                                              CUT-OFF DATE    % OF INITIAL
                               NUMBER OF        PRINCIPAL       MORTGAGE
     AMORTIZATION TYPE       MORTGAGE LOANS    BALANCE ($)    POOL BALANCE
---------------------------- --------------- ---------------- --------------
         Amortizing                84          1,394,035,283      53.6%
    Interest Only, Then            31          1,043,687,708      40.1%
        Amortizing
       Interest Only               7             154,150,000      5.9%
     Fully Amortizing              3              10,282,104      0.4%
                             --------------- ---------------- --------------
                                  125          2,602,155,095     100.0%
---------------------------- --------------- ---------------- --------------

ORIGINAL TERMS TO MATURITY

                          NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
RANGE OF ORIGINAL TERMS   MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
  TO MATURITY (MONTHS)      LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
         0 - 60               9               353,254,217      13.6%
        61 - 84               12              630,289,991       24.2%
        85 - 96               2                 6,667,388        0.3%
        97 - 108              3                36,805,143        1.4%
       109 - 120              96            1,564,856,253       60.1%
       121 - 180              3                10,282,104        0.4%
                          ----------- -------------------- ---------------
                             125            2,602,155,095      100.0%
------------------------- ----------- -------------------- ---------------
THE WEIGHTED AVERAGE ORIGINAL TERM TO MATURITY IS 103 MONTHS.


REMAINING TERMS TO MATURITY

   RANGE OF REMAINING     NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
   TERMS TO MATURITY      MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
        (MONTHS)            LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
         0 - 60               9               353,254,217      13.6%
        61 - 84               12              630,289,991       24.2%
        85 - 96               2                 6,667,388        0.3%
        97 - 108              4                51,643,421       2.0%
       109 - 120              95            1,550,017,975       59.6%
       121 - 180              3                10,282,104        0.4%
                          ----------- -------------------- ---------------
                             125            2,602,155,095      100.0%
------------------------- ----------- -------------------- ---------------
THE WEIGHTED AVERAGE REMAINING TERM TO MATURITY IS 100 MONTHS.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 4 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
--------------------------------------------------------------------------------

ORIGINAL AMORTIZATION TERMS

   RANGE OF ORIGINAL      NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
   AMORTIZATION TERMS     MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
        (MONTHS)            LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
     Interest Only            7               154,150,000        5.9%
       151 - 240              8                44,497,641        1.7%
       241 - 360             109            2,354,530,111      90.5%
       601 - 700              1                48,977,343        1.9%
                          ----------- -------------------- ---------------
                             125            2,602,155,095      100.0%
------------------------- ----------- -------------------- ---------------
THE WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM IS 357 MONTHS.


REMAINING STATED AMORTIZATION TERMS

   RANGE OF REMAINING     NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
   AMORTIZATION TERMS     MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
        (MONTHS)            LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
     Interest Only            7               154,150,000        5.9%
       151 - 240              8                44,497,641        1.7%
       241 - 360             109            2,354,530,111      90.5%
       601 - 700              1                48,977,343        1.9%
                          ----------- -------------------- ---------------
                             125            2,602,155,095     100.0%
------------------------- ----------- -------------------- ---------------
THE WEIGHTED AVERAGE REMAINING AMORTIZATION TERM IS 355 MONTHS.

LOCKBOXES
                          NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
                          MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
      LOCKBOX TYPE          LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
          Hard                39            1,807,901,215      69.5%
          Soft                7               174,094,486       6.7%
------------------------- ----------- -------------------- ---------------


ESCROW TYPES
                          NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
                          MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
    ESCROW TYPE(1)          LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
TI/LC (2)                     70            1,752,147,723      72.8%
Real Estate Tax              106            2,185,235,351      84.0%
Insurance                    104            2,151,548,116      82.7%
Replacement Reserve           97            1,931,420,121      74.2%
------------------------- ----------- -------------------- ---------------
(1) Includes initial and ongoing reserves and escrows.
(2) The statistical information for the TI/LC Reserve percentage of initial mortgage pool balance does not include mortgage loans secured by multifamily, hospitality, mobile home park, land, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                          NUMBER OF    AGGREGATE CUT-OFF    % OF INITIAL
                          MORTGAGE      DATE PRINCIPAL     MORTGAGE POOL
    PREPAYMENT TYPE         LOANS         BALANCE ($)         BALANCE
------------------------- ----------- -------------------- ---------------
   Lockout/Defeasance        116            2,439,307,866      93.7%
  Lockout/Greater 1% or
   Yield Maintenance          7               112,972,229       4.3%
      Lockout/Yield
      Maintenance             1                45,000,000       1.7%
Lockout/Defeasance/Discount
 YM/ Prepayment Premium       1                 4,875,000       0.2%
                          ----------- -------------------- ---------------
                             125            2,602,155,095      100.0%
------------------------- ----------- -------------------- ---------------



MORTGAGE POOL PREPAYMENT PROFILE

                                   AGGREGATE
                                   REMAINING                                  % OF REMAINING
                                   PRINCIPAL   % OF REMAINING MORTGAGE POOL    MORTGAGE POOL     % OF REMAINING
            MONTHS SINCE CUT-OFF   BALANCE(1)   BALANCE -LOCKOUT/DEFEASANCE   BALANCE - YIELD    MORTGAGE POOL
   DATE             DATE          (MILLIONS)              (2)(3)              MAINTENANCE (3)    BALANCE - OPEN       % TOTAL
---------- ---------------------  -----------  ----------------------------  -----------------  -----------------  ---------------
  Jun 04             1               2,601                 100.0                    0.0               0.0              100.0
  Jun 05             13              2,579                 100.0                    0.0               0.0              100.0
  Jun 06             25              2,553                 94.2                     5.8               0.0              100.0
  Jun 07             37              2,521                 93.9                     6.1               0.0              100.0
  Jun 08             49              2,441                 93.7                     4.4               1.8              100.0
  Jun 09             61              2,123                 94.5                     5.5               0.0              100.0
  Jun 10             73              2,087                 88.1                     5.6               6.3              100.0
  Jun 11             85              1,474                 92.2                     7.8               0.0              100.0
  Jun 12             97              1,417                 90.8                     7.7               1.6              100.0
  Jun 13            109              1,366                 85.7                     7.1               7.2              100.0
  Jun 14            121                4                   100.0                    0.0               0.0              100.0
  Jun 15            133                3                   100.0                    0.0               0.0              100.0
  Jun 16            145                3                   100.0                    0.0               0.0              100.0
  Jun 17            157                2                   100.0                    0.0               0.0              100.0
  Jun 18            169                1                   83.7                     0.0               16.3             100.0
  Jun 19            181                0                    0.0                     0.0              100.0             100.0
---------- ---------------------  -----------  ----------------------------  -----------------  -----------------  ---------------

(1) Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity. Otherwise calculated based on maturity assumptions to be set forth in the prospectus supplement

(2) Mortgage Loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted and, in the case of one mortgage loan, includes a one-month period in which the loan is prepayable together with a yield maintenance charge followed by a period in which prepayments are prohibited, but during which defeasance is permitted.

(3) Includes one loan which is subject to lockout/defeasance for 34 months and thereafter allows prepayment with the payment of the lesser of a discounted prepayment yield maintenance premium or a prepayment premium.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 5 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE                 Sequential Pay REMIC

CUT-OFF DATE               All mortgage loan characteristics are based on
                           balances as of the cut-off date of May 1, 2004 after application of all payments due on or before such date (whether or not received). All percentages presented herein are approximate.

MORTGAGE POOL              The mortgage pool consists of 125 mortgage loans with
                           an aggregate cut-off date balance of $2,602,155,095, subject to a variance of +/- 5%. The mortgage loans are secured by 183 mortgaged real properties located throughout 27 states and the District of Columbia.

DEPOSITOR                  Greenwich Capital Commercial Funding Corp.

MORTGAGE LOAN SELLERS      Greenwich Capital Financial Products, Inc., Goldman
                           Sachs Mortgage Company and Commerzbank AG, New York
                           Branch

UNDERWRITERS               Goldman, Sachs & Co. and Greenwich Capital Markets,
                           Inc. as Co-Lead Bookrunning Managers Banc of America
                           Securities LLC, Credit Suisse First Boston LLC,
                           Morgan Stanley & Co. Incorporated and Wachovia
                           Capital Markets, LLC as Co-Managers

TRUSTEE                    LaSalle Bank National Association

FISCAL AGENT               ABN AMRO Bank N.V.

MASTER SERVICER            Wachovia Bank, National Association

SPECIAL SERVICER           Lennar Partners, Inc.

RATING AGENCIES            Fitch, Inc., Moody's Investors Service, Inc. and
                           Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

DENOMINATIONS              $25,000 minimum for the offered certificates.

CLOSING DATE               On or about May 13, 2004

SETTLEMENT TERMS           Book-entry through DTC for all offered certificates.

DETERMINATION DATE         The sixth day of each month, or if such sixth day is
                           not a business day, the next succeeding business day.

PAYMENT DATE               The tenth day of each month, or if such tenth day is
                           not a business day, the next succeeding business day, provided that the payment date will be at least four business days following the determination date.

INTEREST DISTRIBUTIONS     Each class of offered certificates will be entitled
                           on each payment date to interest accrued at its pass-through rate for such payment date on the outstanding certificate balance of such class during the prior calendar month. Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a 360-day year. Interest will be distributed on each payment date, to the extent of available funds, in sequential order of class designations with class A-1, class A-2, class
                           A-3, class A-4, class A-5, class A-6, class A-7, class XP and class XC ranking pari passu in entitlement to interest.

PRINCIPAL DISTRIBUTIONS    Distributions will be distributed on each payment
                           date, to the extent of available funds, to the class of sequential pay certificates outstanding with the earliest alphabetical/numerical class designation until its certificate balance is reduced to zero. If, due to losses, the certificate balances of the class
                           B through class P certificates are reduced to zero, payments of principal to the class A-1, class A-2, class A-3 class A-4, class A-5, class A-6 and class
                           A-7 certificates will be made on a pro rata basis.

LOSSES Realized Losses and Additional Trust Fund Expenses, if any, will be allocated to the class P, class O, class N, class M, class L, class K, class J, class H, class G, class F, class E, class D, class C and class B certificates, in that order, and then, pro rata, to the class A-1, class A-2, class A-3, class A-4, class A-5, class A-6 and class A-7 certificates.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 6 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

PREPAYMENT PREMIUMS AND    Any prepayment premiums or yield maintenance charges
YIELD MAINTENANCE CHARGES  collected will be distributed to certificateholders on the payment date following the collection period in which the prepayment occurred. On each payment date, the holders of any class of offered certificates and class F, class G and class H certificates that is then entitled to principal distributions will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of (a) the amount of the prepayment premiums or yield maintenance charges net of workout fees and liquidation fees payable from it, multiplied by (b) a fraction, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

                           The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed 100% to the holders of the class XC certificates.

ADVANCES The master servicer and, if it fails to do so, the trustee and, if it fails to do so, the fiscal agent will be obligated to make P&I advances and servicing advances, including delinquent property taxes and insurance, but only to the extent that such advances are deemed recoverable and in the case of P&I advances subject to appraisal reductions that may occur. For some of the mortgage loans that are part of a split loan structure, the master servicer or special servicer of another securitization may make servicing advances for the loans included in our trust.

APPRAISAL REDUCTIONS       An appraisal reduction generally will be created in
                           the amount, if any, by which the principal balance of a required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates in reverse alphabetical order of the classes. A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL TERMINATION       The depositor, mortgage loan sellers, master
                           servicer, the special servicer and certain certificateholders will have the option to terminate the trust, in whole but not in part, and purchase the remaining assets of the trust on or after the payment date on which the stated principal balance of the mortgage loans then outstanding is less than 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans (or fair market value in the case of REO
                           Properties), plus accrued and unpaid interest and certain other additional trust fund expenses, as described in the prospectus supplement. In addition, after the certificate balance of the class A-1 through class E certificates has been reduced to zero, the trust may also be terminated, subject to the consent of the master servicer (in its sole discretion), if all of the remaining series 2004-GG1 certificates (excluding class R-I and class R-II) are held by a single certificateholder, that certificateholder may exchange all of the then outstanding series 2004-GG1 certificates (excluding class R-I and class R-II) for the mortgage loans remaining in the trust.

CONTROLLING CLASS          The class of sequential pay certificates (a) which
                           bears the latest alphabetical class designation
                           (other than the class XP, class XC, class OEA-B1, class OEA-B2, class R-I and class R-II certificates) and (b) which has a certificate balance greater than 25% of its original certificate balance provided, however, that if no class of sequential pay certificates satisfies clause (b) above, the controlling class will be the outstanding class of sequential pay certificates bearing the latest alphabetical class designation (other than the class
                           OEA-B1, class OEA-B2, class XP, class XC, class R-I and class R-II certificates); provided, further, with respect to certain issues related to the mortgage loans that are part of a split structure, the holder of the majority interest of the related subordinated or pari passu companion loan may have certain consultation or approval rights with respect to servicing matters, as described in the prospectus supplement.

TENANTS References in this term sheet to the rating of a tenant may refer to the rating of a parent of the actual tenant and the rated entity may not be an actual party to that lease. The rated parent may not guarantee the lease.

ERISA The offered certificates are expected to be ERISA eligible.

SMMEA The class A-1, class A-2, class A-3, class A-4, class A-5, class A-6, class A-7, class B and class C certificates are expected to be "mortgage-related securities" for the purposes of SMMEA so long as they remain rated in one of the two highest rating categories by a nationally recognized statistical rating organization.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 7 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

None of the offered certificates or the mortgage loans included in the trust which back the certificates is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer or by The Royal Bank of Scotland plc, the depositor, the underwriters, the mortgage loan sellers, the master servicer, the special servicer, or any other party.






















Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 8 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - TEN LARGEST LOANS
--------------------------------------------------------------------------------

                                     NUMBER OF
                                     MORTGAGE
                                      LOANS/
                                     MORTGAGED       CUT-OFF DATE      % OF INITIAL
                                       REAL       PRINCIPAL BALANCE   MORTGAGE POOL     PROPERTY                   LOAN BALANCE
            LOAN NAME               PROPERTIES           ($)             BALANCE          TYPE      PROPERTY SIZE     PER SF
---------------------------------- -------------- ------------------- --------------- ------------- -------------- --------------
885 Third Avenue                       1 / 1         $150,000,000          5.8%       Office           586,589         $256
111 Eighth Avenue                      1 / 1         $149,500,000          5.7%       Office          2,941,646        $153
660 Madison Avenue                     1 / 1         $120,000,000          4.6%       Office           267,015         $449
Aegon Center                           1 / 1         $108,550,000          4.2%       Office         759,650 (1)      $171(2)
Southland Mall                         1 / 1         $89,861,307           3.5%       Retail          1,011,998         $89
Greensboro Corporate Center            1 / 1         $89,000,000           3.4%       Office           433,942         $205
Wells Fargo Tower                      1 / 1         $86,437,500           3.3%       Office          1,382,326        $181
Deerbrook Mall                         1 / 1         $84,821,375           3.3%       Retail           461,298         $184
Glendale Center                        1 / 1         $80,000,000           3.1%       Office         695,138 (3)      $209(4)
801 Figueroa Tower                     1 / 1         $77,000,000           3.0%       Office           436,075         $177
                                   -------------- ------------------- --------------- ------------- -------------- --------------
                                      10 / 10       $1,035,170,182        39.8%
---------------------------------- -------------- ------------------- --------------- ------------- -------------- --------------

                                                CUT-OFF
                                                DATE LTV       SHADOW RATINGS
            LOAN NAME                  DSCR       RATIO     (FITCH/MOODYS /S&P)
----------------------------------  ----------- ----------- ---------------------
885 Third Avenue                       1.85       62.0%
111 Eighth Avenue                      2.08       56.3%          A/Baa2/A+
660 Madison Avenue                     1.30       70.6%
Aegon Center                           1.39       79.8%
Southland Mall                         2.39       61.1%         BBB+/Baa1/A
Greensboro Corporate Center            1.47       65.0%
Wells Fargo Tower                      1.53       69.4%
Deerbrook Mall                         2.07       58.5%        BBB+/Baa2/BBB
Glendale Center                        1.83       69.6%
801 Figueroa Tower                     1.46       75.1%
                                    ----------- ----------- ---------------------
                                       1.75       66.1%
----------------------------------  ----------- ----------- ---------------------

     (1)  Consists of 633,650 sf office and 126,000 sf parking garage
     (2)  Calculation based on 633,650 sf office space
     (3)  Consists of 382,841 sf office and 312,297 sf parking garage
     (4)  Calculation based on 382,841 sf office space



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 9 -          [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------






                                [PHOTOS OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 10 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------






                                  [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 11 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

--------------------------------------------------- ------------------------
               PROPERTY INFORMATION

Number of Mortgaged Real Properties                                       1
Location (City/State)                                    New York, New York
Property Type                                                        Office
Size (sf)                                                           586,589
Percentage Occupancy as of December 31, 2003                          97.3%
Year Built                                                             1986
Appraisal Value                                                $242,000,000
Underwritten Occupancy                                                96.5%
Underwritten Revenues                                           $33,645,517
Underwritten Total Expenses                                     $15,310,235
Underwritten Net Operating Income (NOI)                         $18,332,282
Underwritten Net Cash Flow (NCF)                                $16,624,215
--------------------------------------------------- ------------------------


------------------------------------------------------- ----------------------
              MORTGAGE LOAN INFORMATION
Originator                                                             Archon
Cut-off Date Principal Balance                                   $150,000,000
Cut-off Date Principal Balance PSF/Unit                               $255.72
Percentage of Initial Mortgage Pool Balance                              5.8%
Number of Mortgage Loans                                                    1
Type of Security                                              Fee & Leasehold
Mortgage Rate(1)                                                        4.53%
Original Term to Maturity (Months)                                         83
Original Amortization Term (Months)                     IO 35; thereafter 360
Cut-off Date LTV Ratio                                                 61.98%
LTV Ratio at Maturity                                                  58.20%
Underwritten DSCR on NOI                                                 2.04
Underwritten DSCR on NCF                                                 1.85
------------------------------------------------------- ----------------------

(1) The weighted average of the mortgage interest rate on the 885 Third Avenue Loan and the related mezzanine loan is 4.95%.

o THE LOAN. The mortgage loan (the "885 THIRD AVENUE LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Class-A office building located at 885 Third Avenue, New York, New York (the "885 THIRD AVENUE PROPERTY"). The 885 Third Avenue Loan represents approximately 5.8% of the initial mortgage pool balance. The 885 Third Avenue Loan was originated on March 12, 2004, has an original principal balance and a principal balance as of the cut-off date of $150,000,000, and an interest rate of 4.53%. The 885 Third Avenue Loan facilitated the acquisition of the property.

     The 885 Third Avenue Loan has an initial term of 83 months and a remaining term of 82 months. The 885 Third Avenue Loan requires payments of interest-only for 35 months and then amortizes based on a 360-month schedule. The scheduled maturity date is March 1, 2011. Voluntary prepayment of the 885 Third Avenue Loan is prohibited until the due date in December 2010 and permitted thereafter without penalty. Defeasance with United States government securities is permitted any date after the second anniversary of the securitization closing date.

o THE PROPERTY. The 885 Third Avenue Property is a 34-story, 586,589 sf Class-A office building, located in the Lexington/Third Avenue submarket of midtown Manhattan in New York, NY.

     The 885 Third Avenue Property was built in 1986 by Hines Interest LP and Sterling Equities. As of December 31, 2003, the property was 97.3% leased to approximately 21 tenants. The three largest leases in the building represent 62.3% of the space and include leases to Latham & Watkins (38.5% or 225,620 sf) (the "LATHAM & WATKINS LEASE"), Greenberg Traurig (12.0% or 70,393 sf) (the "GREENBERG TRAURIG LEASE") and MBIA (11.8% or 69,339 sf) (the "MBIA LEASE").

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 12 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

            The following table presents certain information relating to the major tenants at the 885 Third Avenue Property:

                                                                                  % OF TOTAL       ANNUALIZED
                            CREDIT RATING                         ANNUALIZED       ANNUALIZED     UNDERWRITTEN
                          (FITCH/ MOODY'S/                % OF   UNDERWRITTEN   UNDERWRITTEN BASE   BASE RENT
         TENANT NAME            S&P)       TENANT NRSF    NRSF   BASE RENT ($)        RENT          ($ PER SF)   LEASE EXPIRATION
------------------------- ---------------- -----------  -------  -------------  ----------------- ------------- --------------------
Latham & Watkins              NR/NR/NR       225,620     38.5%       8,148,434        43.3%           36.12          2/28/2006
Bernard Madoff                NR/NR/NR        61,967     10.6%       1,937,712        10.3%           31.27     12/31/2006&1/14/2007
MBIA(1)                       NR/NR/NR        69,339     11.8%       1,733,475         9.2%           25.00          11/30/2008
Greenberg Traurig             NR/NR/NR        70,393     12.0%       1,678,507         8.9%           23.84          6/30/2008
Ropes & Gray                  NR/NR/NR        20,717      3.5%       1,172,645         6.2%           56.60          2/28/2011
Smith Management
  Company, Inc.               NR/NR/NR        12,672      2.2%         690,624         3.7%           54.50          4/30/2007
Lord, Bissell & Brook         NR/NR/NR        15,429      2.6%         467,589         2.5%           30.31          7/31/2013
M.H. Davidson & Co. Inc.      NR/NR/NR        12,870      2.2%         457,938         2.4%           35.58          2/28/2007
Poten & Partners              NR/NR/NR        14,919      2.5%         391,624         2.1%           26.25          1/31/2008
Unisys Corporation          BBB-/Ba1/BB+      12,870      2.2%         386,100        2.15%           30.00          5/01/2013
TEN LARGEST TENANTS                          516,796     88.1%      17,064,648        90.6%           33.02
Remaining Tenants                             54,207      9.2%       1,775,060         9.4%           32.75
Vacant Space                                  15,586      2.7%
                                             -------    -----       ----------       -----            -----
TOTAL ALL TENANTS                            586,589    100.0%      18,839,708       100.0%           32.99

-------------------------------------------

(1) MBIA has subleased the entire property obtained under its lease. The leased property is fully occupied and MBIA remains responsible for all of its obligations as tenant under the lease.

      The following table presents certain information relating to the lease rollover schedule at the 885 Third Avenue Property:

                                                       LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  % OF TOTAL        ANNUALIZED
                                                                                ANNUALIZED        ANNUALIZED       UNDERWRITTEN
                             EXPIRING         % OF           CUMULATIVE        UNDERWRITTEN      UNDERWRITTEN        BASE RENT
   YEAR ENDING DECEMBER 31,    NRSF        TOTAL NRSF      OF TOTAL NRSF       BASE RENT ($)       BASE RENT        ($ PER SF)
---------------------------- ---------     -----------     -------------     -----------------   ------------- --------------------
2004                            4,187         0.7%              0.7%                148,639           0.8%             35.50
2005                            2,700         0.5%              1.2%                 89,910           0.5%             33.30
2006                          236,090        40.2%             41.4%              8,519,245          45.2%             36.08
2007                           91,792        15.6%             57.1%              3,180,945          16.9%             34.65
2008                          154,651        26.4%             83.4%              3,803,605          20.2%             24.59
2009                            4,156         0.7%             84.1%                179,331           1.0%             43.15
2010                            2,354         0.4%             84.5%                 94,160           0.5%             40.00
2011                           21,043         3.6%             88.1%              1,184,645           6.3%             56.30
2012                            6,162         1.1%             89.2%                252,642           1.3%             41.00
2013                           47,868         8.2%             97.3%              1,386,586           7.4%             28.97
2014 &Thereafter                    0         0.0%             97.3%
Vacant                         15,586         2.7%            100.0%
                              -------       -----                                ----------          -----             -----
TOTAL                         586,589       100.0%                               18,839,708          100.0%            32.99


---------------------------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     o THE BORROWER. The borrower is TST 885 Third, L.L.C., a single-asset, special-purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 885 Third Avenue Loan. The borrower is indirectly majority owned by Tishman Speyer/Citigroup Alternative Investments NYC Real Estate Venture V, L.P. (which is, in turn, majority owned by the New York City Employees' Retirement System) and Tishman Speyer/Citigroup Alternative Investments U.S. Real Estate Venture V, L.P. Tishman Speyer/Citigroup Alternative Investments NYC Real Estate Venture V, L.P. and Tishman Speyer/Citigroup Alternative Investments U.S. Real Estate Venture V, L.P. guaranteed the non-recourse carve-outs of the Third Avenue Loan.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 13 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

     o ESCROWS. The loan documents provide for monthly payments of certain escrows of real estate taxes, insurance, tenant improvement and leasing commissions and replacement reserves. At origination the borrower was required to deposit $5,000,000 into a rollover reserve to be used for certain tenant improvements and leasing commissions. If Latham & Watkins does not deliver notice of renewal of such space by December 2004 for at least a 5 year term, the borrower will be required to deliver or cause to be delivered a letter of credit or guaranty from the guarantors of the non-recourse carve-outs or from another guarantor satisfying certain requirements set forth in the loan agreement, in an amount equal to $15,000,000 less any amount then in the rollover reserve. In the event that Latham & Watkins extends the lease for the 5 year period and does not, prior to the payment date in December 2009, further extend the lease through March 2016, the borrower will be required to deposit all excess cash flow in the lender-controlled account, up to a maximum reserve amount of $15,000,000. Additionally, at origination the borrower deposited $575,000 for certain repairs to be performed with respect to an escalator repair. The borrower is also required to reserve as additional collateral for the loan any lease termination payments applied or other payments received during an 885 Third Avenue Cash Trap Period on account of lease defaults or lease terminations.

     o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all cash revenue received by the borrower or the property manager be deposited into the lender-controlled account (other than tenant security deposits required to be held in escrow accounts) within three business days after receipt. Unless an 885 Third Avenue Cash Trap Period is continuing, on each business day, any amounts in the lender-controlled account, after payment of debt service and required reserves, are swept either to an account specified by the borrower or into a lock box account established under the mezzanine loan described below. During any 885 Third Avenue Cash Trap Period, all amounts remaining in the lender-controlled account after payment of the ground lease rent, the monthly debt service amount, approved operating expenses, all other required reserves including capital expenditure, leasing commissions and tenant improvements, and the monthly debt payment due on the mezzanine loan are required to be deposited into a low-net operating income reserve account and held as collateral for the loan or applied towards property expenses. After an event of default, all amounts remaining in the lender controlled account after payment of the ground lease rent, the monthly debt service amount, approved operating expenses, all other required reserves including capital expenditure, leasing commissions and tenant improvements and an amount for payment of the property management fees, which under such circumstances cannot exceed 1.5% of operating income plus reimbursables are required to be deposited into a low-net operating income reserve account and held as collateral for the loan. An "885 THIRD AVENUE CASH TRAP PERIOD" is any period for which (1) net operating income is less than 80% of the net operating income as of origination, as measured for any fiscal quarter of the borrower until net operating income is at least 80% of the net operating income as of origination, as measured for any two fiscal quarters of the borrower or (2) an event of default is continuing under the mortgage loan or the mezzanine loan.

     o PROPERTY MANAGEMENT. Tishman Speyer Properties, L.P. is the property manager for the 885 Third Avenue Property. The property manager is affiliated with the borrower. The lender may require the borrower to replace the property manager upon the occurrence and during the continuance of an event of default under the loan agreement. Tishman Speyer Properties, L.P. manages a portfolio of over 52,000,000 sf. Management fees are currently equal to 1.5% of total revenues at the property. The manager also collects a leasing commission equal to a percentage of fixed rent payable by a tenant and capital improvement supervision and coordination fees equal to a percentage of all "hard" costs in connection with any building or tenant improvements.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the 885 Third Avenue Loan, Goldman Sachs Mortgage Company originated a $35,000,000 mezzanine loan to TST 885 Senior Mezzanine, L.L.C., the 100% owner of the sole member of the borrower. The outstanding principal balance of the mezzanine loan matures on March 1, 2011. As of the cutoff date, the principal balance on the mezzanine loan is $35,000,000. The interest rate under the mezzanine loan is 6.750%. The mezzanine loan is interest-only for 35 months and then amortizes based on a 360-month schedule. The mezzanine loan is subject to certain cash management controls as set forth in the mezzanine loan agreement. The mezzanine loan is secured by a pledge of the equity interests in the mortgage borrower. Pursuant to an intercreditor agreement executed between the mortgage lender and the mezzanine lender, the mezzanine lender possesses the right to cure a default under the mortgage loan documents. In addition, if the mortgage loan has been accelerated, the mortgage lender is taking enforcement action, the mortgage loan is "specially serviced", the mezzanine lender has cured one or more defaults under the mortgage loan documents, but for which the mortgage loan would have become specially serviced, or the borrower becomes a debtor in any insolvency proceeding, the mezzanine lender may purchase the mortgage loan at a price at least equal to the outstanding principal balance of the mortgage loan plus all interest accrued thereon. The mortgage lender may not amend the mortgage loan documents without the consent of the holder of the

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 14 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 885 THIRD AVENUE
--------------------------------------------------------------------------------

          mezzanine loan if the amendment increases the interest rate or principal amount of the mortgage loan, modifies the maturity date, or otherwise amends certain specified terms. The mezzanine lender will not be subordinated to the mortgage lender with respect to a modification or amendment of the mortgage loan documents that is prohibited by the mezzanine loan documents. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the equity interests in the mortgage borrower, which would result in a change of control with respect to the mortgage borrower and could result in a change in the management of the 885 Third Avenue Property. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which generally prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

     o TERRORISM INSURANCE. The loan documents require the borrower to maintain certified terrorism insurance (or if prudent owners of similar properties in Manhattan are then customarily obtaining a broader form of terrorism insurance, such broader form, subject to the 885 Terrorism Maximum Premium) providing casualty, business interruption and liability coverage in an amount at least equal to the replacement cost of the mortgaged property if and to the extent that such coverage is available for the 885 Terrorism Maximum Premium. The "885 TERRORISM MAXIMUM PREMIUM" means the greater of $439,500 and the amount the would cause the cost of annual premiums for all insurance required to be maintained under the loan agreement to exceed $879,000, subject in each case, to an annual premium increase of 4%. The 885 Third Avenue Property is insured against acts of terrorism as part of its all-risks property insurance. The 885 Third Avenue Property is currently insured for the full property coverage of $1,275,000,000 (inclusive of business interruption and rent loss coverage). See "Risk Factors-Risks Relating to the Underlying Mortgage Loans - The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 15 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------







                                [PHOTOS OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 16 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------







                                  [MAP OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 17 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------


----------------------------------------------------------------------------
                           PROPERTY INFORMATION
Number of Mortgaged Real Properties                                       1
Location (City/State)                                    New York, New York
Property Type                                                        Office
Size (SF)                                                         2,941,646
Percentage Occupancy as of February 28, 2004                          90.0%
Year Built/Renovated                                              1932/2002
Appraisal Value                                                $800,000,000
Underwritten Occupancy                                                92.8%
Underwritten Revenues                                          $109,419,139
Underwritten Total Expenses                                     $45,240,912
Underwritten Net Operating Income (NOI)                         $64,178,227
Underwritten Net Cash Flow (NCF)                                $63,589,878


--------------------------------------------------- ------------------------


----------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
Originator                                                             GCFP
Cut-off Date Principal Balance                                 $149,500,000
Cut-off Date Principal Balance PSF                                  $152.98
Percentage of Initial Mortgage Pool Balance                            5.7%
Number of Mortgage Loans                                                  1
Type of Security                                                 Fee Simple
Mortgage Rate                                                       5.4967%
Original Term to Maturity (Months)                                      120
Original Amortization Term (Months)                   24 IO; 360 thereafter
Cut-off Date LTV Ratio                                               56.25%
LTV Ratio at Maturity                                                 49.4%
Underwritten DSCR on NOI                                               2.10
Underwritten DSCR on NCF                                               2.08
Shadow Ratings (1)                                          "A+"/"Baa2"/"A"
--------------------------------------------------- ------------------------

(1) S&P, Moody's and Fitch have confirmed that the 111 Eighth Avenue Trust Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A+" by S&P, "Baa2" by Moody's and "A" by Fitch.

o THE LOAN. The mortgage loan (the "111 EIGHTH AVENUE POOLED LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the Class B office building located at 111 Eighth Avenue, New York, New York (the "111 EIGHTH AVENUE PROPERTY"). The 111 Eighth Avenue Pooled Loan represents approximately 5.7% of the initial mortgage pool balance. The 111 Eighth Avenue Pooled Loan was originated on March 4, 2004, has an original principal balance and a principal balance as of the cut-off date of $149,500,000, and an interest rate of 5.49673333333%.

     The 111 Eighth Avenue Pooled Loan is a pari passu interest in the senior portion of a whole mortgage loan (the "111 EIGHTH AVENUE LOAN GROUP") with an original principal balance of $500,000,000. The companion loans to the 111 Eighth Avenue Trust Loans are evidenced by multiple separate notes: (i) six notes (the "111 EIGHTH AVENUE PARI PASSU COMPANION LOANS"), with an aggregate principal balance as of the cut-off date of $300,500,000 and an interest rate of 5.4967333333%, which loans are pari passu with the 111 Eighth Avenue Pooled Loan, (ii) one subordinate note (the "111 EIGHTH AVENUE NON-POOLED JUNIOR TRUST LOAN" and together with the 111 Eighth Avenue Pooled Loan, the "111 EIGHTH AVENUE TRUST LOANS"), with a principal balance as of the cut-off date of $25,000,00 and an interest rate of 6.6434%, which loan is subordinate to the 111 Eighth Avenue Pooled Loan and the 111 Eighth Avenue Pari Passu Companion Loans and (iii) one subordinate note (the "111 EIGHTH AVENUE JUNIOR COMPANION LOAN," with a principal balance as of the cut-off date of $25,000,000 and an interest rate of 6.6434%, which loan is subordinate to the 111 Eighth Avenue Pooled Loan and the 111 Eighth Avenue Pari Passu Companion Loans, but pari passu with the 111 Eighth Avenue Non-Pooled Junior Trust Loan. None of the 111 Eighth Avenue Pari Passu Companion Loans or the 111 Eighth Avenue Junior Companion Loan are assets of the trust. One of the 111 Eighth Avenue Pari Passu Companion Loans is currently held by GCFP and it is anticipated that GCFP will deposit this loan into one or more future securitizations. The other 111 Eighth Avenue Pari Passu Companion Loans and the 111 Eighth Avenue Junior Companion Loan were assigned to Morgan Stanley Mortgage Capital, Inc. ("MSMC") simultaneously with the closing of the 111 Eighth Avenue Loan Group and are currently held by MSMC. It is anticipated that MSMC will deposit these loans into one or more future securitizations. The 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan provide credit support for the 111 Eighth Avenue Pooled Loan and the 111 Eighth Avenue Pari Passu Companion Loans.

     The 111 Eighth Avenue Pooled Loan and the 111 Eighth Avenue Non-Pooled Junior Trust Loan will be assets of the trust. The holders of the series 2004-GG1 certificates, other than the class OEA-B certificates, will be entitled to receive all amounts received in respect of the 111 Eighth Avenue Pooled Loan. The holders of the class OEA-B certificates will be entitled to receive all amounts received in respect of the 111 Eighth Avenue Non-Pooled Junior Trust Loan.

     The loans comprising the 111 Eighth Avenue Loan Group are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the pooling and servicing agreement. The DSCR and LTV on the 111 Eighth Avenue Pooled Loan are 2.08x and 56.25%, respectively, while the DSCR and LTV on the 111 Eighth Avenue Loan Group are 1.84x and 62.5%, respectively.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 18 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

     The 111 Eighth Avenue Pooled Loan has an initial term of 120 months and a remaining term of 119 months. The loans require payment of interest-only for the first 24 months and amortize thereafter based on a 360-month amortization schedule, with required payments of $846,607.27 beginning May 1, 2006. The scheduled maturity date is April 1, 2014. Voluntary prepayment of the 111 Eighth Avenue Loan Group is prohibited until January 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from the earlier of (i) March 1, 2007 and (ii) the date that is two years after the closing date of the last securitization of any portion of the 111 Eighth Avenue Loan Group.

o THE PROPERTY. The 111 Eighth Avenue Property is a 17-story, 2,941,646 sf office building located in the Chelsea submarket of Manhattan, New York. It is the third-largest building in New York City and occupies an entire city block between 8th and 9th Avenues and 15th and 16th Streets. Originally constructed in 1932 as the headquarters of the Port Authority of New York, the building served as the Port Authority's headquarters until 1972, when the Port Authority moved to the then newly-completed World Trade Center. Upon its relocation, the Port Authority sold the building to the Sylvan Lawrence Family, who sold the property in 1998 to Taconic Investment Partners ("TACONIC"). Between 1998 and 2002, Taconic oversaw a $50 million renovation of the building, which positioned the 111 Eighth Avenue Property as one of the most "connected" building in New York City. The building is directly above the 9th Avenue fiber loop, which connects directly to the Trans-Atlantic cable. As such, it is home to 40 of the world's leading telecommunications providers, including some of the "mission critical" facilities that support the networks that these providers rely on for revenue. On-site parking for the building is available in a 342-space, basement level parking garage.

     As of February 28, 2004, the 111 Eighth Avenue Property was 90.0% leased to 60 tenants. The three largest tenants based on net rentable square footage in the building are Sprint Communications, Inc. (occupies 251,287 sf), Wachovia/Prudential Securities (occupies 187,645 sf) and CT Corporation, a division of CCH Legal Information (occupies 165,635 sf). Sprint Corporation ("SPRINT") (rated "Baa3" by Moody's and "BBB-" by S&P) is the holding company for Sprint FON (NYSE: FON) and Sprint PCS (NYSE: PCS). During fiscal year ending December 2003, Sprint reported consolidated revenues of $26.19 billion. Prudential Securities, the original tenant, was acquired by Wachovia Securities LLC, effective July 2003. Prudential Securities (rated "A3" by Moody's and "A-" by S&P) has been in the building since 1994 and operates a pamphlet and prospectus publishing business from this location. CT Corporation provides statutory representation, business entity and UCC legal services to businesses and law firms. The lease to CT Corporation is guaranteed by Wolters Kluwer (rated "Baa1" by Moody's and "BBB+" by S&P).

            The following table presents certain information relating to the major tenants at the 111 Eighth Avenue Property:

                                                                        % OF TOTAL        ANNUALIZED
                                                       ANNUALIZED       ANNUALIZED       UNDERWRITTEN
                                             % OF     UNDERWRITTEN     UNDERWRITTEN      BASE RENT ($
           TENANT NAME      TENANT NRSF      NRSF     BASE RENT ($)     BASE RENT          PER SF)              LEASE EXPIRATION
--------------------------- -----------   --------    -------------    ------------      -------------    --------------------------
Sprint Communications         251,287        8.5%       9,406,194         14.6%             37.43           1/1/2005 & 12/31/2014(1)
CCH Legal Information         165,635        5.6%       4,516,521          7.0%             27.27           8/31/2004 & 2/28/2019(2)
AboveNet                      123,792        4.2%       4,080,761          6.3%             32.96            6/30/2014 & 9/30/2014
Bank of New York               75,260        2.6%       3,796,054          5.9%             50.44                  9/30/2013
Deutsch Advertising           137,349        4.7%       3,670,735          5.7%             26.73          12/31/2013 & 5/31/2014(3)
Barnes & Noble.com             99,696        3.4%       2,781,282          4.3%             27.90                  2/28/2015
TOTAL LARGEST TENANTS         853,019       29.0%      28,251,546         43.8%             33.12
Remaining Tenants            1,793,725      61.0%      36,290,076         56.2%             20.23
Vacant Space                  294,902       10.0%
TOTAL ALL TENANTS            2,941,646     100.0%      64,541,622         100.0%            21.94

----------------------------
(1) Sprint Communications has 23,544 sf expiring in 2005; 227,743 sf expiring in 2014.
(2) CCH Legal Information has 4,530 sf expiring in 2004; 161,105 sf expires in 2019.
(3) Deutsche Advertising has 17,995 sf expiring in 2013; 119,354 sf expiring in 2014.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 19 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

            The following table presents certain information relating to the lease rollover schedule at the 111 Eighth Avenue Property:

                                             LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL        ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED       UNDERWRITTEN
                              EXPIRING          % OF        CUMULATIVE        UNDERWRITTEN      UNDERWRITTEN       BASE RENT
 YEAR ENDING DECEMBER 31,       NRSF         TOTAL NRSF    OF TOTAL NRSF      BASE RENT ($)       BASE RENT        ($ PER SF)
----------------------------  --------       ----------    -------------      -------------     -------------     ------------
2004                           266,981          9.1%           9.1%             5,914,189           9.2%             22.15
2005                           52,870           1.8%           10.9%            1,119,381           1.7%             21.17
2006                           197,242          6.7%           17.6%            2,355,008           3.6%             11.94
2007                           25,064           0.9%           18.4%             304,400            0.5%             12.14
2008                           79,268           2.7%           21.1%            1,936,358           3.0%             24.43
2009                           183,631          6.2%           27.4%            4,703,295           7.3%             25.61
2010                            2,308           0.1%           27.4%             87,418             0.1%             37.88
2011                           123,343          4.2%           31.6%            2,316,929           3.6%             18.78
2012                           12,322           0.4%           32.1%             486,855            0.8%             39.51
2013                           254,626          8.7%           40.7%            7,603,922           11.8%            29.86
2014  and thereafter          1,449,089         49.3%          90.0%           37,713,865           58.4%            17.42
Vacant                         294,902          10.0%         100.0%
                              ---------        -----                           ----------          -----             -----
TOTAL                         2,941,646        100.0%                          64,541,622          100.0%            21.94

---------------------------------------

(1) Calculated based on approximate square footage occupied by each tenant.

     The 111 Eighth Avenue Property benefits from an Industrial and Commercial Incentive Program ("ICIP") tax exemption, valued at $18.9 million as of 2004, which the New York City Department of Finance granted in connection with Taconic's renovation of the 111 Eighth Avenue Property. This exemption continues through the 2007/2008 tax year and then will be gradually reduced to $0 by 2011/2012.

o THE BORROWER. The borrower is 111 Chelsea Commerce LP, a single asset, special purpose, bankruptcy remote entity, whose general partner, Taconic GP Chelsea Holdings LLC, has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 111 Eighth Avenue Trust Loans. The sponsors of the borrower are: (i) Taconic (owning a 9% interest in the borrower), (ii) Jamestown, a Georgia general partnership ("JAMESTOWN") (owning a 70% interest in the borrower), and (iii) The New York State Common Retirement Fund ("NY RETIREMENT FUND") (owning a 21% interest in the borrower).

     Taconic specializes in acquisition, finance, asset management, property leasing, management, and real estate development. They have acquired and developed over 8 million square feet of Class A and Class B office properties in New York, Chicago, Washington, D.C. and Atlanta. The principals of Taconic, Paul Pariser and Charles Bendit, founded the firm in 1997 after over twenty year careers in the New York City brokerage community, most recently as co-heads of Jones Lang Wooton's NY office.

     Jamestown was formed in 1983 as a real estate investment and management company specializing in high-quality commercial real estate. Jamestown provides real estate investment services in the United States, principally for German investors. Since it's inception, Jamestown has formed or participated in more than twenty-four commercial real estate funds and, along with its partners, has acquired over $4 billion of assets with in excess of $1.9 billion in equity. Stephen Zoukis and Christoph Kahl are the principals of Jamestown.

     The NY Retirement Fund is the second largest public pension fund in the nation and represents almost one million member and beneficiaries. As of June 30, 2003, funds under management of the NY Retirement Fund were valued at approximately $105 billion, with approximately 3.1% ($3.3 billion) invested in real estate assets.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. At closing, the borrower deposited $500,000 in escrow to pay for required repairs at the 111 Eighth Avenue Property and $3,333,333 in escrow to pay for the final two payments to a former tenant at the 111 Eighth Avenue Property, as part of a lease termination agreement with the borrower. Additionally, the borrower is required to make monthly payments of $49,029 to pay for ongoing capital improvements to the 111 Eighth

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 20 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 111 EIGHTH AVENUE
--------------------------------------------------------------------------------

     Avenue Property. At closing, the borrower deposited $29,596,526 for tenant improvements and leasing commissions ("GENERAL TI/LC"). In addition, the loan documents provide for additional TI/LC reserves ("SPECIAL TI/LC") in an amount equal to all excess cash after payment of debt service and monthly required reserves. The Special TI/LC reserves will be funded only in the event that (i) the DSCR (based on actual net cash flow and an assumed constant of 9.5%) at the 111 Eighth Avenue Property is less than 1.00x (and until the 111 Eighth Avenue Property has achieved a DSCR equal to or greater than 1.00x for 2 consecutive calendar quarters) and (ii) the amount on deposit in the General TI/LC reserve is less than $8,000,000. No Special TI/LC reserves are required at any time that the amount on deposit in the General TI/LC reserve is equal to or greater than $8,000,000.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. All funds from the lender-controlled account are transferred to the borrower's operating account, unless an event of default is continuing or deposits to the Special TI/LC are required. During the continuance of an event of default or if deposits for the Special TI/LC are required, funds in the lock box will be swept on a daily basis into an account controlled by the lender and applied to pay debt service, operating expenses, and any required reserves under the loan documents. Upon the occurrence and during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt.

o PROPERTY MANAGEMENT. Taconic Management Company LLC (the "Taconic Manager"), an affiliate of the borrower, is the property manager for the 111 Eighth Avenue Property. The lender may replace the property manager upon the occurrence and during the continuance of an event of default under the 111 Eighth Avenue Trust Loans or in the event of the fraud or willful misconduct of the property manager. Thereafter, borrower may not enter into any agreement relating to the management of the 111 Eighth Avenue Property with any party without the express written consent of lender. The Taconic Manager performs all property management, construction management and leasing functions within the company owned portfolio which includes 450 Park Avenue in New York, NY, 600 West Chicago Avenue in Chicago, IL, and AtlantaXchange in downtown Atlanta, GA. The Taconic Manager's forty-person organization is headquartered within 111 Eighth Avenue. The current management fee is 3%, provided that if there is an event of default, management fees in excess of $1,000,000 will not be paid out of property revenues.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Other than the 111 Eighth Avenue Non-Pooled Junior Trust Loan and the 111 Eighth Avenue Junior Companion Loan, there is currently no mezzanine or subordinate indebtedness on the 111 Eighth Avenue Pooled Loan.

o OTHER ENCUMBRANCES. In connection with the syndication of limited partnership interests and non-managing member interests in upper-tier Jamestown entities, and as security for certain bridge loans made to those upper-tier Jamestown entities, the loan documents permit liens to be placed upon the right to receive subscription payments, capital contributions and other distributions of such limited partnership interests and non-managing member interests. The loan documents, however, prohibit the creation of any lien that would affect the control or management of the 111 Eighth Avenue borrower or its managing member and the foreclosure of such liens and do not grant the lien holder any intercreditor rights against the holders of the 111 Eighth Avenue Loan Group.

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the then replacement cost of the 111 Eighth Avenue Property. The 111 Eighth Avenue Property has terrorism coverage as part of its "all-risk" property insurance policy. In the event that coverage for terrorism is not included as part of the "all risk" property policy, the borrower will, nevertheless be required to obtain coverage for terrorism (as stand alone coverage) to the extent available, in an amount equal to the lesser of (a) $500,000,000 and (b) the amount that may be purchased for the Maximum Required Premium (hereinafter defined); provided, however, if the insurance premiums payable with respect to such insurance coverage, exceed the Maximum Required Premium, the lender may, at its option (1) purchase the policy, with the borrower paying only the portion of the insurance premiums that equals the Maximum Required Premium and lender paying the excess or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the insurance premiums payable with respect to the policy to the Maximum Required Premium. As used herein, the "MAXIMUM REQUIRED PREMIUM" means an amount equal to the greater of (x) 25% of the aggregate insurance premiums payable with respect to all the property insurance coverage for the prior policy year and (y) $1,150,000. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the prospectus supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 21 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 660 MADISON AVENUE
--------------------------------------------------------------------------------






                                [PHOTO OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 22 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 660 MADISON AVENUE
--------------------------------------------------------------------------------






                                  [MAP OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 23 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 660 MADISON AVENUE
--------------------------------------------------------------------------------


------------------------------------------------------------------------
                         PROPERTY INFORMATION
Number of Mortgaged Real Properties                                   1
Location (City/State)                                New York, New York
Property Type                                                    Office
Size (sf)                                                       267,015
Percentage Occupancy as of April 1, 2004                          99.0%
Year Built / Renovated                                      1956 / 1993
Appraisal Value                                            $170,000,000
Underwritten Occupancy                                            97.0%
Underwritten Revenues                                       $18,956,989
Underwritten Total Expenses                                  $6,884,817
Underwritten Net Operating Income (NOI)                     $12,072,172
Underwritten Net Cash Flow (NCF)                            $11,402,761

------------------------------------------------------------------------


------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
Originator                                                         GCFP
Cut-off Date Principal Balance                             $120,000,000
Cut-off Date Principal Balance PSF                              $449.41
Percentage of Initial Mortgage Pool Balance                        4.6%
Number of Mortgage Loans                                              1
Type of Security                                             Fee Simple
Mortgage Rate                                                     7.20%
Original Term to Maturity (Months)                                  120
Original Amortization Term (Months)               IO 30; 360 thereafter
Cut-off Date LTV Ratio                                           70.59%
LTV Ratio at Maturity                                            64.70%
Underwritten DSCR on NOI                                        1.38(1)
Underwritten DSCR on NCF                                        1.30(1)
------------------------------------------------------------------------

(1) DSCR is based on loan payments required during the interest-only period. Amortization begins July 1, 2006, at which time, due to the rolling of rents on expiring tenants to market rents, it is expected that the DSCR on the 660 Madison Avenue Trust Loan and the 660 Madison Avenue Loan Group will be 1.45x and 1.36x, respectively.


o THE LOAN. The mortgage loan (the "660 MADISON AVENUE TRUST LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a Class-A office condominium unit in the building located at 660 Madison Avenue, New York, New York (the "660 MADISON AVENUE PROPERTY"). The 660 Madison Avenue Trust Loan represents approximately 4.6% of the initial mortgage pool balance. The 660 Madison Avenue Trust Loan was originated on November 17, 2003, has an original principal balance and a principal balance as of the cut-off date of $120,000,000, and an interest rate of 7.20%. The 660 Madison Avenue Trust Loan is the senior portion of a whole mortgage loan with an original principal balance of $125,000,000. The companion loan to the 660 Madison Avenue Trust Loan is evidenced by a subordinate note (the "660 MADISON AVENUE SUBORDINATE COMPANION LOAN"), with a principal balance as of the cut-off date of $5,000,000 and an initial interest rate of 10.614%, which interest rate will fluctuate over time such that the overall interest rate on the 660 Madison Avenue Loan Group (as defined below) and mezzanine loan (as described below under "--Mezzanine or Subordinate Indebtedness") is 7.5667%. The 660 Madison Avenue Subordinate Companion Loan will not be an asset of the trust and is being retained by GCFP. The 660 Madison Avenue Trust Loan and the 660 Madison Avenue Subordinate Companion Loan (together, the "660 MADISON AVENUE LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the 2004-GG1 pooling and servicing agreement. The DSCR and LTV on the 660 Madison Avenue Trust Loan are 1.30x and 70.59% respectively, while the DSCR and LTV on the 660 Madison Avenue Loan Group are 1.22x and 73.53%, respectively. The subject financing facilitated the acquisition of the 660 Madison Avenue Property by the borrower for a purchase price of $160,000,000. Including escrows, reserves and costs of approximately $167,857,635, the borrower invested approximately $22,857,635 of new cash in the project at origination. Upfront reserves in connection with the origination of the 660 Madison Avenue Trust Loan included $354,891.30 for future tenant improvement, leasing commission, and capital costs, as further described below.

     The 660 Madison Avenue Trust Loan has an initial term of 120 months and a remaining term of 115 months. The 660 Madison Avenue Trust Loan requires payments of interest-only for 30 months and then amortizes based on a 360-month schedule with required payments of $814,545.85 beginning July 1, 2006. The scheduled maturity date is December 1, 2013. Voluntary prepayment of the 660 Madison Avenue Trust Loan is prohibited until October 1, 2013 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from June 1, 2006. In addition, the borrower is permitted to pledge obligations (which are not subject to prepayment, call or early redemption and have a long term unsecured debt obligation rating of "AA" or better by S&P and Moody's) as additional collateral for the 600 Madison Avenue Trust Loan and deliver proceeds from such collateral to lender to satisfy a portion of the monthly payments due under the 660 Madison Avenue Trust Loan.

o THE PROPERTY. The 660 Madison Avenue Property is a 13-story office condominium unit, consisting of 267,015 sf of Class-A office space, located above the Barney's flagship store, the other unit in the condominium structure, in the Plaza District on Madison Avenue in Manhattan, New York, NY. The building was built in 1956 and completely renovated in connection with the opening of the Barney's store in 1993, at which time the building was divided into retail and office condominium units. Floor sizes range from 30,045 sf on the 10th floor, to 11,489 sf on the 23rd floor with each plate-loss serving as open terraces for the tenants located on the floors above.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 24 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 660 MADISON AVENUE
--------------------------------------------------------------------------------

     As of April 1, 2004, the 660 Madison Avenue Property was 99.0% leased to 28 tenants. The six largest tenants represent 51.3% of the space and include leases to The Corcoran Group (15.6% or 41,566 sf), Gleacher & Company LLC (10.9% or 29,231 sf), Herman Miller, Inc. (8.9% or 23,805 sf), Dolce &
     Gabbana (7.1% or 19,043 sf), Lexington Partners (4.3% or 11,489 sf) and EIM USA (3.7% or 9,969 sf). The Corcoran Group, a Manhattan residential real estate brokerage firm, was founded in 1973 and reports more than $4 billion in transactions annually. The 660 Madison Avenue Property serves as both the Corcoran Group's corporate headquarters and its East Side sales desk. Gleacher & Company LLC subleased its space to a related entity, Gleacher Partners, an investment banking firm concentrating on mergers, acquisitions, restructurings, strategic alliances and financings that has advised clients on over $150 billion of M&A transactions. Herman Miller, Inc. ("BBB" by S&P and "Baa2" by Moody's) designs, manufactures and distributes furnishings and interior products and reported net sales of $1.3 billion in 2003. Dolce & Gabbana, is an international apparel designer and retailer with over 900 employees with boutiques located around the world.

            The following table presents certain information relating to the major tenants at the 660 Madison Avenue Property:

                                                                      % OF TOTAL
                                                      ANNUALIZED      ANNUALIZED        ANNUALIZED
                                            % OF     UNDERWRITTEN    UNDERWRITTEN   UNDERWRITTEN BASE
       TENANT NAME          TENANT NRSF     NRSF     BASE RENT ($)    BASE RENT      RENT ($ PER SF)         LEASE EXPIRATION
--------------------------  -----------   -------    -------------   ------------   -----------------   --------------------------
The Corcoran Group             41,566      15.6%       2,213,240        14.1%             53.25                 5/31/2008
Gleacher & Company LLC(1)      29,231      10.9%       1,404,066         8.9%             48.03                 4/30/2010
Lexington Partners Inc.        11,489       4.3%       1,263,790         8.0%             110.00                5/31/2006
Herman Miller, Inc.            23,805       8.9%        908,040          5.8%             38.14                 12/31/2005
Dolce & Gabbana USA            19,043       7.1%        888,325          5.7%             46.65         1/31/2005 & 4/30/2007 (2)
Drake Partners LLC             12,431       4.7%        799,081          5.1%             64.28                 2/28/2013
TOTAL LARGEST TENANTS         137,565      51.5%       7,476,542        47.6%             54.35
Remaining Tenants             126,648      47.4%       7,998,602        51.7%             63.16
Vacant Space                   2,802        1.0%
                              -------      -----      ----------        -----             -----
TOTAL ALL TENANTS             267,015      100.0%     15,475,145        100.0%            57.96

---------------------------------------

     (1) Gleacher & Company LLC has the option to terminate its lease in April 2007 with seven months notice to the borrower.
     (2) Dolce & Gabbana USA has 3,755 sf expiring in 2005; 15,288 sf expiring in 2007.

     The following table presents certain information relating to the lease rollover schedule at the 660 Madison Avenue Property:

                                                         LEASE EXPIRATION SCHEDULE (1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                    % OF TOTAL         ANNUALIZED
                                                                                  ANNUALIZED        ANNUALIZED        UNDERWRITTEN
                                               % OF            CUMULATIVE        UNDERWRITTEN    UNDERWRITTEN BASE     BASE RENT
YEAR ENDING DECEMBER 31,  EXPIRING NRSF     TOTAL NRSF       OF TOTAL NRSF      BASE RENT ($)          RENT            ($ PER SF)
------------------------  -------------     ----------       -------------      -------------    -----------------    ------------
2004                          3,274            1.2%               1.2%             266,940             1.7%              81.53
2005                          74,088           27.7%             29.0%            4,403,822            28.5%             59.44
2006                          45,482           17.0%             46.0%            3,014,104            19.5%             66.27
2007                          29,796           11.2%             57.2%            1,655,994            10.7%             55.58
2008                          65,618           24.6%             81.7%            3,623,031            23.4%             55.21
2009                          2,706            1.0%              82.8%             299,987             1.9%              110.86
2010                          29,231           10.9%             93.7%            1,404,066            9.1%              48.03
2011                            0              0.0%              93.7%                0                0.0%               0.00
2012                            0              0.0%              93.7%                0                0.0%               0.00
2013                          10,544           3.9%              97.6%             651,424             4.2%              61.78
2014 and thereafter           3,474            1.3%              99.0%             155,778             1.0%              44.84
Vacant                        2,802            1.0%              100.0%
                             -------          -----                               ----------          -----              -----
TOTAL                        267,015          100.0%                              15,475,145          100.0%             57.96

---------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 25 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 660 MADISON AVENUE
--------------------------------------------------------------------------------

o RELEASE OF COLLATERAL. The loan documents permit, with the consent of the mezzanine lender, the release of the top two floors of the 660 Madison Avenue Property (the "RELEASE PARCEL") on any payment date from and after June 1, 2006 in connection with the development of a residential condominium unit. To obtain this release, the borrower is required to deposit defeasance collateral with the lender in an amount equal to 125% of the product obtained by multiplying the then outstanding aggregate principal balance of the 660 Madison Avenue Loan Group by 21.84% and provide evidence acceptable to the lender that, among other things, (i) the release will not adversely affect the 660 Madison Avenue Property with respect to, among other things, tenant use and access. Additionally, the borrower is required to deliver letters from the rating agencies confirming that the release will not result in a downgrade or qualification of the ratings of the series 2004-GG1 certificates and an opinion of counsel that the release will not adversely affect the status of the REMIC trust.

o THE BORROWER. The borrower is MAD 660, LLC, a single-asset, special-purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 660 Madison Avenue Trust Loan. The borrower is directly and indirectly owned by Brener International Group, LLC ("BRENER INTL."). Brener Intl. is owned and controlled by Gabriel Brener and a trust for the benefit of Mr. Brener's family. Mr. Brener guaranteed the non-recourse carveouts of the 660 Madison Avenue Trust Loan. In connection with such guaranty, Mr. Brener is required to maintain $35,000,000 in net worth. In addition, Brener Intl. has provided a guaranty through November 16, 2007 covering (i) any monetary obligations of the borrower under any tenant leases related to improvements and other capital improvements, and (ii) at lender's option, upon an event of default under the related loan documents, debt service payments up to $3,000,000, which amount will be reduced by such amount that the borrower expends (other than from escrows in reserve funds) in connection with approved leasing expenses.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance, condominium common charges and approved operating expenses and provide for collection of replacement reserves. At closing, the borrower deposited $350,676.47 with respect to anticipated re-leasing or renewal costs into a rollover reserve account. The borrower is also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into a rollover reserve. At closing, the borrower deposited $450,000 with respect to anticipated condominium common charges into a reserve account and, in addition to an ongoing insurance reserve, the borrower deposited $54,281.62, which is an amount equal to one-quarter of the annual insurance premiums estimated to be payable for the renewal of the insurance policies required to be maintained by the condominium board of managers with respect to the building and the common elements of the condominium, into a special insurance reserve. Additionally, the borrower is required to make monthly payments equal to $4,214.83 to pay for ongoing capital improvements to the 660 Madison Avenue Property.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. On each payment date, any amounts in the lender-controlled account, after payment of debt service, required reserves and approved operating expenses, are swept into a lock box account established under the mezzanine loan described below, unless a "660 Madison Cash Trap Period" (defined below) is continuing. During a 660 Madison Cash Trap Period, all remaining cash (after payment of debt service, reserves, approved operating expenses and the debt service payment due under the mezzanine loan described below) is required to be deposited into a lender controlled cash collateral account (which amounts are to be held as additional collateral and may be applied to the payment of the debt upon an event of default under the 660 Madison Avenue Trust Loan). A "660 MADISON CASH TRAP PERIOD" will exist if (i) an event of default under the 660 Madison Avenue Loan Group has occurred (and will continue until the event of default has been cured) or (ii) as of the last day of any calendar quarter, the DSCR (based on actual net cash flow and an assumed constant of 9.5%) is less than 0.87x (and will continue until the DSCR has been restored to 0.87x for two consecutive quarterly reported periods).

o PROPERTY MANAGEMENT. BAM Property Management, LLC, the property manager for the 660 Madison Avenue Property (the "PROPERTY MANAGER"), is affiliated with the borrower. The Property Manager has entered into a service agreement with respect to certain management functions for the 660 Madison Avenue Property with Mermel & McLain Management, LLC (the "SUB-MANAGER"). The lender may replace the Property Manager upon the occurrence, and during the continuance, of an event of default under the loan agreement, if the Property Manager is in default under the management agreement, upon the gross negligence, malfeasance or willful misconduct of the Property Manager, or if, at any time during the loan term, the DSCR is less than 0.87x for two consecutive quarterly reporting periods. The lender may replace the Sub-Manager (or terminate the service agreement) upon the occurrence, and during the continuance, of an event of default under the loan agreement, if the Sub-Manager is in default under the service agreement (beyond

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 26 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 660 MADISON AVENUE
--------------------------------------------------------------------------------

     applicable notice and cure periods), upon the gross negligence, malfeasance or willful misconduct of the Sub-Manager, or if, at any time during the loan term, the DSCR is less than 0.87x for two consecutive quarterly reporting periods. Mermel & McLain Management, LLC is an affiliate of TenantWise, a leasing company located in Manhattan, NY, and is run primarily by M. Myers Mermel, as CEO, and Caroline McLain, the CFO for both the Property Manager and the Sub-Manager. The Sub-Manager maintains its headquarters on the 10th floor of the 660 Madison Avenue Property. Management fees are equal to 2.5% of total revenues at the 660 Madison Avenue Property. An affiliate of the Property Manager, BAM Leasing Corp. is also entitled to receive a leasing commission equal to a percentage of total rent payable by a tenant under any new or renewal lease. In addition, Mermel & McLain Management, LLC serves as the manager of the building and the condominium common areas.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. Concurrent with the origination of the 660 Madison Avenue Trust Loan, the mortgage loan seller originated a $20,000,000 mezzanine loan to MAD 660 Mezz, LLC, the sole member of the borrower. The mezzanine loan is coterminous with the 660 Madison Avenue Trust Loan. As of the cutoff date, the principal balance on the mezzanine loan is $20,000,000. The interest rate under the mezzanine loan is 9.00%. The mezzanine loan is interest-only. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for such mezzanine loan. The mezzanine loan was assigned to Brickman 660 Mezzanine Acquisition LLC, which entity executed an intercreditor agreement between it and the senior lender. The mezzanine loan is secured by a pledge of the equity interests in the senior borrower. Under the mezzanine loan documents and the intercreditor agreement, the mezzanine lender has the right to cure a default under the senior loan documents. In addition, if the 660 Madison Avenue Trust Loan has been accelerated or a foreclosure proceeding has been commenced, or the 660 Madison Avenue Trust Loan becomes a "specially serviced mortgage loan" as a result of a monetary event of default under the 660 Madison Avenue Trust Loan documents that the special servicer determines may result in an impairment of the 660 Madison Avenue Trust Loan, then the mezzanine lender may purchase the senior loan at par. The senior lender may not amend the senior loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the senior loan, modifies the maturity date, or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the senior borrower, which would result in a change of control with respect to the senior borrower and could result in a change in the management of the 660 Madison Avenue Property. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which prohibits transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of the replacement cost of the 660 Madison Avenue Property, provided such coverage is available. The 660 Madison Avenue Property is insured for terrorism damage up to $145,000,000 (inclusive of business interruption and rent loss coverage for an 18-month indemnity period). On future annual renewals, the loan documents require terrorism insurance to be maintained subject to premium limits equal to 125% of the aggregate property insurance premiums (inclusive of the insurance premiums for insurance required to be maintained by the condominium board of managers with respect to the building and the common elements of the condominium) for the prior year. See "Risk Factors-Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 27 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - AEGON CENTER
--------------------------------------------------------------------------------








                                [PHOTOS OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 28 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - AEGON CENTER
--------------------------------------------------------------------------------








                                  [MAP OMITTED]





Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 29 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - AEGON CENTER
--------------------------------------------------------------------------------


------------------------------------------------------------------------------
                            PROPERTY INFORMATION
Number of Mortgaged Real Properties                                         1
Location (City/State)                                    Louisville, Kentucky
Property Type                                                          Office
Size (sf)                                                         759,650 (1)
Percentage Leased as of February 1, 2004                                98.5%
Year Built/Renovated                                                     1993
Appraisal Value                                                  $136,000,000
Underwritten Occupancy                                                  93.0%
Underwritten Revenues                                             $17,417,928
Underwritten Total Expenses                                        $5,288,047
Underwritten Net Operating Income (NOI)                           $12,129,881
Underwritten Net Cash Flow (NCF)                                  $11,347,061

------------------------------------------------------------------------------


-----------------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
Originator                                                              GCFP
Cut-off Date Principal Balance                                  $108,550,000
Cut-off Date Principal Balance PSF                               $171.31 (2)
Percentage of Initial Mortgage Pool Balance                             4.2%
Number of Mortgage Loans                                                   1
Type of Security                                             Fee / Leasehold
Mortgage Rate                                                         6.415%
Original Term to Maturity (Months)                                       120
Original Amortization Term (Months)                    60 IO; 360 thereafter
Cut-off Date LTV Ratio                                                79.82%
LTV Ratio at Maturity                                                 75.07%
Underwritten DSCR on NOI                                                1.49
Underwritten DSCR on NCF                                                1.39
-----------------------------------------------------------------------------

     (1)  Consists of 633,650 sf office and 126,000 sf parking garage
     (2)  Calculation based on 633,650 sf office space

o THE LOAN. The mortgage loan (the "AEGON CENTER LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a 633,650-sf class-A office building in Louisville, Kentucky (the "AEGON CENTER PROPERTY"). The AEGON Center Loan represents approximately 4.2%% of the initial mortgage pool balance. The AEGON Center Loan was originated on March 31, 2004, has an original principal balance and a balance as of the cut-off date of $108,550,000, and an interest rate of 6.415%. The DSCR and LTV on the AEGON Center Loan are 1.39x and 79.82%, respectively. The AEGON Center Loan financing facilitated the acquisition of the AEGON Center Property by the borrower for a purchase price of $132,500,000. Including escrows, reserves and costs of approximately $6,990,000, the borrower invested approximately $21,045,000 of new cash in the project at origination. Upfront reserves included $3,550,000 for construction of a 290-car expansion of the parking garage, as further described below, and $2,421,364 for tenant improvement and leasing commission costs.

     The AEGON Center Loan has an initial and remaining term of 120 months and remaining term of 119 months. The loan requires payments of interest only for 60 months and then amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $680,053.14 beginning May 1, 2009. The scheduled maturity date is April 1, 2014. Voluntary prepayment of the AEGON Center Loan is prohibited until February 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from June 1, 2006.

o THE PROPERTY. The AEGON Center Property is a 35-story, multi-tenant office tower comprising 633,650 sf, plus a 504-space attached existing parking garage, located in the heart of the Louisville central business district. Completed in 1993, the building contains 633,650 sf of class-A office space and variety of amenities including a car wash, a full-service bank and an art gallery. Investment-grade tenants and subsidiaries of investment-grade companies occupy 51.4% of the property and include AEGON, INVESCO-PRIMCO (subsidiary of AMVESCAP), Morgan Stanley, and Morgan Keegan (a subsidiary of Regions Financial Corp.) The borrower has indicated its intention to lease land from the City of Louisville and expand the existing parking garage by 290 spaces. In addition to its 504-space existing garage, the AEGON Center Property also has access to 200 spaces in the Cowger Garage pursuant to an agreement with the city of Louisville (the "COWGER GARAGE PARKING AGREEMENT"), which agreement expires March 31, 2008.

     As of February 1, 2004, the AEGON Center Property is 98.5% leased by 14 tenants. The largest tenant is AEGON, which occupies 247,837 sf (39.1% of NRA). The four largest tenants occupy 76.4% of the total NRA.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 30 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - AEGON CENTER
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major office tenants at the AEGON Center Property:

                                                                       % OF TOTAL
                                                       ANNUALIZED      ANNUALIZED         ANNUALIZED
                                            % OF      UNDERWRITTEN    UNDERWRITTEN    UNDERWRITTEN BASE
      TENANT NAME          TENANT NRSF      NRSF     BASE RENT ($)     BASE RENT       RENT ($ PER SF)          LEASE EXPIRATION
-------------------------  -----------     ------    -------------    ------------    -----------------    -------------------------
AEGON                        247,837        39.1%      5,156,962         43.1%              20.81                     (1)
Frost Brown Todd LLC         115,328        18.2%      2,421,888         20.2%              21.00                   7/5/2008
Stites & Harbison             65,422        10.3%      1,112,174          9.3%              17.00                  5/31/2014
INVESCO - PRIMCO              55,450        8.8%        868,716           7.3%              15.67          6/30/2005 & 9/30/2009 (2)
Ernst & Young                 32,791        5.2%        705,007           5.9%              21.50                   7/4/2008
Boehl, Stopher, Graves &      37,658        5.9%        557,730           4.7%              14.81
   Deindorfer                                                                                                      4/18/2005
TOTAL LARGEST TENANTS        554,486        87.5%      10,822,477        90.4%              19.52
Remaining Tenants             69,794        11.0%      1,144,634          9.6%              16.40
Vacant Space                   9,370         1.5%
                             -------       -----       ----------        -----              -----
TOTAL ALL TENANTS            633,650       100.0%      11,967,111        100.0%             18.89

     ----------------------------
     (1)  AEGON has 19,750 sf expiring 12/31/2005, 68,897 sf expiring 12/31/2007 and 159,190 sf expiring 12/31/2012
     (2) INVESCO - PRIMCO has 2,272 sf expiring in 2005 and 53,178 sf expiring in 2009.

     The following table presents certain information relating to the office lease rollover schedule at the AEGON Center Property:

                                                     LEASE EXPIRATION SCHEDULE (1)
-------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF TOTAL         ANNUALIZED
                                                                             ANNUALIZED         ANNUALIZED        UNDERWRITTEN
      YEAR ENDING         EXPIRING          % OF         CUMULATIVE         UNDERWRITTEN       UNDERWRITTEN        BASE RENT
     DECEMBER 31,           NRSF         TOTAL NRSF     OF TOTAL NRSF      BASE RENT ($)        BASE RENT          ($ PER SF)
-----------------------  ----------      ----------     -------------      -------------       ------------       -------------
2004                       7,738            1.2%             1.2%              84,337              0.7%              10.90
2005                       78,257          12.4%            13.6%            1,308,107            10.9%              16.72
2006                       9,474            1.5%            15.1%             175,269              1.5%              18.50
2007                       83,336          13.2%            28.2%            1,565,021            13.1%              18.78
2008                      152,185          24.0%            52.2%            3,186,532            26.6%              20.94
2009                       42,864           6.8%            59.0%             615,218              5.1%              14.35
2010                         0              0.0%            59.0%                0                 0.0%               0.00
2011                       11,375           1.8%            60.8%             204,750              1.7%              18.00
2012                      159,190          25.1%            85.9%            3,499,119            29.2%              21.98
2013                         0              0.0%            85.9%                0                 0.0%               0.00
2014 and thereafter        79,861          12.6%            98.5%            1,328,759            11.1%              16.64
Vacant                     9,370            1.5%           100.0%
                          -------          -----                            ----------           -----              -----
TOTAL                     633,650         100.0%                            11,967,111           100.0%             18.89

---------------------------------------
(1)  Calculated based on approximate square footage occupied by each tenant.

o GROUND LEASE. The existing parking garage at the AEGON Center Property is subject to a ground lease (the "AEGON GARAGE GROUND LEASE") with an expiration date of May 6, 2011, which lease may be extended, at the borrower's option, for four successive 20-year periods. Ground rent payments under the AEGON Garage Ground Lease is as follows: (i) fixed rent is $20,000 per year for the first 50 years, and $30,000 per year thereafter and (ii) percentage rent is equal to the amount by which 4.5% of gross parking receipts for a calendar year exceed the base rent for such calendar year. The parcel on which the borrower intends to expand the parking garage will be leased from the City of Louisville.

o THE BORROWER. The borrower, Louisville Trophy LLC, is a single-asset, bankruptcy remote entity with an independent director. Legal counsel to the lender delivered a non-consolidation opinion in connection with the origination of the AEGON Center Loan. The primary sponsors of the borrower are Mark Karasick and Victor Gerstein. Mr. Karasick guaranteed the non-recourse carveouts of the AEGON Center Loan. As of January 31, 2004, Mr. Karasick reported a net worth of $30,185,000 and liquidity of $10,895,000. Mr. Karasick has

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 31 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - AEGON CENTER
--------------------------------------------------------------------------------

     been actively involved in real estate investment, ownership and management for nearly 25 years. Victor Gerstein is a practicing attorney with Gerstein, Strauss & Rinaldi LLC and was admitted to the New York State bar in 1976.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and ground lease payments. In addition, the loan documents require the borrower to deposit $92,812 per year for replacement reserves and $633,650 per year for tenant improvements and leasing commissions, payable monthly with debt service. At closing, the borrower deposited $2,421,364 into the tenant improvement and leasing commission reserve account, of which $2,071,364 was deposited to cover current and future landlord obligations to existing tenants and $350,000 was deposited for future leasing expenses. The loan documents also provide for additional springing tenant improvement and leasing commission reserves in the event that AEGON (or any successor or assign) or Frost Brown Todd LLC (or any successor or assign) do not timely exercise their renewal options in 2007 or 2012 (AEGON) and 2008 (Frost Brown Todd LLC). The borrower is also required to deposit any lease termination payments and security deposits applied or other recoveries on account of lease defaults or lease terminations into a leasing reserve.

     In addition to the escrows described above, at closing, $3,550,000 was reserved for the cost of constructing the garage expansion. If construction has not commenced before the earlier of (a) nine months after the borrower has obtained all required construction permits and licenses and (b) August 1, 2005, the lender has the right to (i) apply amounts on deposit in this construction reserve to the purchase of obligations (which are not subject to prepayment, call or early redemption and have a long term unsecured debt obligation rating of "A" or better by S&P), (ii) require the borrower to pledge such collateral to the lender, and (iii) require borrower to deliver proceeds from such collateral to lender to satisfy a portion of the monthly payments due under the AEGON Center Loan, up to $2,550,000. If construction has commenced but is not substantially completed within 12 months thereafter, but in no event later than August 1, 2006, and the failure to complete was due to insufficient funds, excess cash flow from the AEGON Center Property will be swept into the construction reserve until sufficient funds are available to complete the construction. If the failure to complete construction is for reasons other than the availability of sufficient funds, excess cash flow will be swept into the reserve until an amount sufficient to effectuate the purchase of the obligations described above, up to $2,550,000, have been deposited therein. However, during the continuance of an event of default, excess cash flow will be swept into the reserve until $2,550,000 has been deposited therein. Upon commencement of construction of the parking garage, Mark Karasick is obligated to deliver to lender a guaranty of completion which will guaranty the lien-free completion of the parking expansion. The maximum amount of the guaranty is $3,500,000. See Annex A to the prospectus supplement for information regarding escrow reserves.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled account. The loan documents also require that the borrower and the property manager deposit all rents received by them into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or defaults). Amounts remaining in the lender-controlled account, after all required payments are made under the Aegon Center Loan, are swept into a lock box account established under the mezzanine loan described below, unless one of the following cash trap events occurs: (i) an event of default, (ii) if the DSCR of the AEGON Center Property (based upon the actual net cash flow and an assumed debt service constant of 8.5%) is less than 1.00x (the "MINIMUM DSCR REQUIREMENT") for two consecutive quarters, (iii) if the AEGON tenant fails to timely pay all rent (other than de minimus amounts of additional rent only) and all other undisputed amounts due under the AEGON lease beyond any applicable grace periods, or
     (iv) upon a bankruptcy or insolvency proceedings of the AEGON tenant (or certain of its affiliates). In the event of a trigger caused by failure to meet the Minimum DSCR Requirement, the cash trap will continue until the Minimum DSCR Requirement has been satisfied for two consecutive quarterly reported periods. In the case of a monetary default under the AEGON lease, the cash trap will end if the default has been cured by the AEGON tenant and the AEGON tenant is then current in the payment of all rent and substantially current in the payment of all other amounts due under the lease. In the case of a bankruptcy or insolvency of the AEGON tenant (or certain of its affiliates), the cash trap will end if the space covered by the AEGON lease is re-tenanted to one or more tenants approved by lender or the AEGON lease is affirmed in bankruptcy on the same economic and material terms. A cash trap event also occurs if the AEGON or Frost Brown Todd leasing escrows are triggered or if the expansion of the existing parking garage has not commenced or is not completed in a timely manner, as described under "Escrows" above.

o PROPERTY MANAGEMENT. Hines Interests Limited Partnership manages the AEGON Center Property. Hines Interests Limited Partnership ("HINES INTERESTS") manages over 80 million sf of office space. Hines Interests has been the manager of the AEGON Center Property since it was completed in 1993. A new five-year management agreement was executed on March 31, 2004. The lender may require the replacement of the property manager (i) if an event of default is continuing, (ii) if the manager is in default under the

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 32 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - AEGON CENTER
--------------------------------------------------------------------------------

     management agreement, or (iii) upon the fraud, gross negligence, malfeasance or willful misconduct of the manager. The management fee is 3% of the AEGON Center Property's gross revenues, of which 2% of gross revenues is paid to Hines Interests and 1% is paid to the borrower.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. GCFP originated a $10,000,000 mezzanine loan to Louisville Trophy Mezzanine LLC, the sole member of the borrower (the "MEZZANINE BORROWER"). The mezzanine loan is coterminus with the AEGON Center Loan. As of the cut-off date, the principal balance of the mezzanine loan is $10,000,000, and the interest rate is 6.415%. The mezzanine loan requires payments of interest only for 60-months and then amortizes thereafter based on a 360-month amortization schedule, with required monthly payments of $62,648.84 beginning May 1, 2009. The mezzanine loan is subject to cash management controls as set forth in the loan agreement for such mezzanine loan. The mezzanine loan has been assigned to an affiliate of Loeb Partners Realty LLC, which entity executed an intercreditor agreement with the senior lender. The mezzanine loan is secured by a pledge of the equity interests in the senior borrower. Under the mezzanine loan documents and the intercreditor agreement, the mezzanine lender has the right to cure a default under the senior loan documents. In addition, if the AEGON Center Loan has been accelerated or a foreclosure proceeding has been commenced, or the AEGON Center Loan becomes a "specially serviced mortgage loan" as a result of a monetary event of default under the AEGON Center Loan documents that the special servicer determines may result in an impairment of the AEGON Center Loan or the borrower becomes a debtor in any bankruptcy proceeding, then the mezzanine lender may purchase the senior loan at par. The senior lender may not amend the senior loan documents without the consent of the holder of the mezzanine loan if the amendment increases the interest rate or principal amount of the senior loan, modifies the maturity date, or otherwise amends certain specified terms. Upon the occurrence of an event of default under the mezzanine loan documents, the mezzanine lender may foreclose upon the membership interests in the senior borrower, which would result in a change of control with respect to the senior borrower and could result in a change in the management of the AEGON Center Property. Transfer of the mezzanine lender's interest in the mezzanine loan is governed by the terms of the intercreditor agreement, which will prohibit transfers of more than 49% of the mezzanine lender's interest in the mezzanine loan unless such transfer is to a "qualified transferee" under the intercreditor agreement or rating agency approval has been obtained.

o TERRORISM INSURANCE. The AEGON Center Property is insured against acts of terrorism as part of the blanket $750,000,000 all-risk property insurance policy. The limits on the blanket property policy are $750,000,000 for certified acts as defined under the Terrorism Risk Insurance Act of 2002 ("TRIA ACTS") and $100,000,000 for non-certified acts. Additionally, the blanket excess terrorism policy provides an additional $100,000,000 of coverage for non-TRIA acts. The loan documents require the borrower to maintain terrorism insurance in an amount equal to 100% of replacement cost, provided that such coverage is available. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely EffecT Payments on Your Certificates" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 33 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SOUTHLAND MALL
--------------------------------------------------------------------------------









                                [PHOTOS OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 34 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SOUTHLAND MALL
--------------------------------------------------------------------------------









                                  [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 35 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SOUTHLAND MALL
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                       Hayward, California
Property Type                                                            Retail
Size (sf)                                                      1,011,998(owned)
Percentage Mall Shop Occupancy as of March 3, 2004                        90.7%
Year Built/Renovated                                                  1964/1985
Appraisal Value                                                    $147,000,000
Underwritten Occupancy                                                    90.7%
Underwritten Revenues                                               $18,709,778
Underwritten Total Expenses                                          $6,086,676
Underwritten Net Operating Income (NOI)                             $12,623,102
Underwritten Net Cash Flow (NCF)                                    $11,764,995


-------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
Originator                                                  Archon/Commerzbank
Cut-off Date Principal Balance                                     $89,861,307
Cut-off Date Principal Balance PSF                                      $88.80
Percentage of Initial Mortgage Pool Balance                               3.5%
Number of Mortgage Loans                                                     1
Type of Security                                                    Fee Simple
Mortgage Rate                                                            3.62%
Original Term to Maturity (Months)                                          59
Original Amortization Term (Months)                                        360
Cut-off Date LTV Ratio                                                  61.13%
LTV Ratio at Maturity                                                   55.30%
Underwritten DSCR on NOI                                                  2.56
Underwritten DSCR on NCF                                                  2.39
Shadow Ratings (1)                                           "A"/"Baa1"/"BBB+"
-------------------------------------------------------------------------------

(1) S&P, Moody's and Fitch have confirmed that the Southland Mall Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "A" by S&P, "Baa1" by Moody's and "BBB+" by Fitch.

o THE LOAN. The mortgage loan (the "SOUTHLAND MALL LOAN") is evidenced by two notes and is secured by a first mortgage encumbering a Class-B+ regional shopping mall located in Hayward, California (the "SOUTHLAND MALL PROPERTY"). The Southland Loan represents approximately 3.5% of the initial mortgage pool balance. The Southland Mall Loan was originated on March 9, 2004, had an original principal balance of $90,000,000 and a principal balance as of the cut-off date of $89,861,307, and an interest rate of 3.62%. The Southland Mall Loan was jointly originated 50% by Archon Financial, L.P. and 50% by Commerzbank AG, New York Branch ("COMMERZBANK"), and the loan sellers on the Southland Mall Loan are Goldman Sachs Mortgage Company and Commerzbank. The proceeds of the Southland Mall Loans were used to refinance existing debt on the Southland Mall Property.

     The Southland Mall Loan has an initial term of 59 months and a remaining term of 58 months. The loan requires payments of interest and principal based on a 360 month amortization schedule. The scheduled maturity date is the payment date in March 2009. Voluntary prepayment of the Southland Mall Loan is prohibited until the payment date in November 2008 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted any date after the second anniversary of the securitization closing date.

o THE PROPERTY. The Southland Mall Property is a regional shopping mall with 4 anchors and approximately 100 stores with a total gross leasable area of 1,303,998 sf, of which 1,011,998 sf is part of the collateral, including approximately 80,000 sf which Mervyn's is ground leasing. The Southland Mall Property is located in Alameda County, California. The Southland Mall Property is anchored by a 292,000 sf Sears, a 180,642 sf Macy's, a 168,758 sf J.C. Penney and a 98,864 sf Mervyn's. With the exception of the 292,000 sf Sears, the anchors are part of the collateral securing the Southland Mall Loan.

     The following table represents certain information relating to the anchor at the Southland Mall Property:

                                                      CREDIT RATING OF
                                                       PARENT COMPANY                                            OPERATING COVENANT
          ANCHOR                 PARENT COMPANY        (FITCH/MIS/S&P)        GLA       COLLATERAL INTEREST          EXPIRATION
----------------------  ----------------------------  -----------------    ---------    -------------------      ------------------
Sears                   Sears, Roebuck, & Co.          BBB+ /Baa1/BBB       292,000              No                      N/A
Macy's                  Federated Dept Stores, Inc.    BBB+/Baa1/BBB+       180,642              Yes                     N/A
J.C. Penney             J.C. Penney Company, Inc.        BB/Ba3/BB+         168,758              Yes                  Expired(1)
Mervyn's                Target Corporation                 A/A2/A+           98,864             Yes(2)                1/31/2010
                                                                             -------
Total Anchor Tenants                                                        740,264

---------------------------------------

(1)  Expired in 1979.
(2) Collateral interest in Mervyn's consists of approximately 20,000 sf of prior inline space.

     Originally built in 1964, the Southland Mall Property was expanded in 1985.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 36 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SOUTHLAND MALL
--------------------------------------------------------------------------------

     In-line tenants (with less than 10,000 sf) report average sales of $345 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 11.4% for such in-line space (based on comparable sales, which include tenants that have reported a full year of sales through 12/31/03).

     Southland Mall is a two-level enclosed mall located on and directly visible from Highway 880. The Southland Mall Property's in-line tenants include Old Navy, Gap/Gap Kids, and Foot Locker and Victoria's Secret. The property has a 500-seat food court with tenants such as Burger King, Sbarro, Subway, and Charley's Steakery. The property's peripheral uses include a convenience center and freestanding retail with tenants such as Albertson's Olive Garden, Rite Aid, Marie Callender's, Applebee's and Wells Fargo Bank. The property is located in the Oakland PMSA, where the 2003 Average Annual Household income was $87,800, and 30.0% of households earn more than $100,000 and the population is 2.5 million.

The following table presents certain information relating to the major mall shop tenants at the Southland Mall Property:


                                     TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
----------------------------------------------------------------------------------------------------------------------------------
                                                                                    % OF TOTAL
                             CREDIT RATING                            ANNUALIZED    ANNUALIZED        ANNUALIZED
                            (FITCH/MOODY'S/                           UNDERWRITTEN  UNDERWRITTEN   UNDERWRITTEN BASE      LEASE
         TENANT NAME            S&P)(1)      TENANT NRSF  % OF NRSF  BASE RENT ($)   BASE RENT       RENT ($ PER SF)    EXPIRATION
--------------------------  ---------------  -----------  ---------  -------------  ------------   ------------------   -----------
Good Guys                      NR/NR/NR        25,367       2.5%        495,924         5.0%              19.55          1/31/2014
Old Navy                     BB+/Ba3/BB+       22,139       2.2%        420,636         4.2%              19.00          1/31/2006
Ross Dress for Less           NR/NR/BBB        28,580       2.8%        328,668         3.3%              11.50         12/31/2008
Foot Locker                   NR/Ba2/BB+       10,214       1.0%        234,924         2.4%              23.00          1/31/2008
Sam Goody                      NR/NR/NR         8,424       0.8%        229,980         2.3%              27.30          1/31/2005
Albertson's                  BBB/Baa2/BBB      30,000       3.0%        228,000         2.3%               7.60         10/31/2008
Gap/Gap Kids                 BB+/Ba3/BB+        9,222       0.9%        207,492         2.1%              22.50          1/31/2005
Crescent Jewelers              NR/NR/NR         1,389       0.1%        194,460         2.0%              140.00         1/31/2012
Basics/ Basics Plus            NR/NR/NR         7,554       0.8%        181,296         1.8%              24.00         12/31/2006
Golds Gym                      NR/NR/NR        27,500       2.7%        165,000         1.7%               6.00          1/31/2014
TEN LARGEST TENANTS                            170,389      16.8%      2,686,380       27.0%              15.77
Remaining Owned Tenants                        716,686      70.8%      7,250,808       73.0%              10.12
Vacant Spaces (Owned Space)                    124,923      12.3%
                                              ---------    -----       ---------      ------              -----
TOTAL ALL OWNED TENANTS                       1,011,998    100.0%      9,937,188      100.00%             11.20

---------------------------------------
(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

     The following table presents certain information relating to the lease rollover schedule at the Southland Mall Property:

                                                    RETAIL LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                   % OF TOTAL          ANNUALIZED
                                                                                 ANNUALIZED        ANNUALIZED         UNDERWRITTEN
                                                % OF TOTAL     CUMULATIVE OF    UNDERWRITTEN      UNDERWRITTEN          BASE RENT
    YEAR ENDING DECEMBER 31,   EXPIRING NRSF       NRSF          TOTAL NRSF    BASE RENT ($)       BASE RENT           ($ PER SF)
------------------------------ -------------    ----------     -------------   -------------      ------------   -------------------
2004 (includes MTM)               31,897           3.2%             3.2%          586,284             5.9%                18.38
2005                              40,705           4.0%             7.2%         1,072,560            10.8%               26.35
2006                              77,672           7.7%             14.8%        1,359,444            13.7%               17.50
2007                              208,685          20.6%            35.5%        1,483,356            14.9%               7.11
2008                              108,137          10.7%            46.2%        1,602,912            16.1%               14.82
2009                               9,294           0.9%             47.1%         430,248             4.3%                46.29
2010                              15,544           1.5%             48.6%         273,228             2.7%                17.58
2011                              13,747           1.4%             50.0%         353,328             3.6%                25.70
2012                              14,141           1.4%             51.4%         527,160             5.3%                37.28
2013                              11,911           1.2%             52.5%         450,936             4.5%                37.86
2014 & Thereafter                 355,342          35.1%            87.7%        1,797,732            18.1%               5.06
Vacant                            124,923          12.3%           100.0%
                                 ---------        -----                          ---------           -----                -----
TOTAL                            1,011,998        100.0%                         9,937,188           100.0%               11.20

---------------------------------------
(1)   Calculated based on approximate square footage occupied by each tenant.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 37 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SOUTHLAND MALL
--------------------------------------------------------------------------------

o RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots, which are then vacant, "non-income" producing and unimproved proposed to be transferred to a third party in connection with an expansion or other development of the Southland Mall subject to, among other things, borrower delivering to lender (1) notice of the release and evidence that the release of the parcel will not materially diminish the value of the Southland Mall Property as collateral for the Southland Mall Loan, (2) an opinion of counsel that any REMIC trust that has acquired the Southland Mall Loan will not fail to maintain its status as a REMIC solely as a result of the release and (3) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2004-GG1 certificates.

     The borrower has the one-time right to transfer the Southland Mall Property to a qualified successor borrower, provided there is no continuing default under the Southland Mall Loan, subject to, among other things, (1) execution of an acceptable assumption agreement, (2) satisfactory legal opinions, including a non-consolidation opinion, and (3) if prior to a defeasance, written conformation from each Rating Agency that the documentation relating to the assumption would not cause the downgrade, withdrawal or qualification of then current ratings of any class of the series 2004-GG1 certificates.

o THE BORROWER. The borrower is Southland Mall, L.P., a single-member, single-purpose, single-asset entity with a general partner that has two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Southland Mall Loan. The general partner of the borrower is Southland Mall, Inc., which is indirectly controlled by General Growth Properties, Inc. General Growth Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Southland Mall Loan.

o ESCROWS. The loan documents provide during a Southland Cash Sweep Period for certain escrows of real estate taxes, insurance and tenant improvements and leasing commissions (in a maximum amount equal to $551,112) and capital expenditures (in a maximum amount equal to $105,167.80). A "SOUTHLAND CASH SWEEP PERIOD" means the period during the continuance of an event of default under the Southland Mall Loan and/or if the net-operating income of the Southland Mall Property for the prior twelve-month period is less than 85.0% of the net operating income at origination (origination date NOI) as of the end of any fiscal quarter of the borrower until the net-operating income of the Southland Mall Property for the prior twelve-month period is at least equal to 85.0% of the net operating income at origination as of the end of any fiscal quarter of the borrower.

o LOCK BOX AND CASH MANAGEMENT. The Southland Mall Loan requires a hard lock box. At origination the borrower was required to establish a lender-controlled sweep account. The loan documents require the borrower to direct the tenants to pay their rents directly to the sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account, within two business days after receipt. On each business day that no Southland Cash Sweep Period is continuing, all funds in the sweep account will be remitted to an account specified by the borrower. Within 2 business days of commencement of a Southland Cash Sweep Period, the borrower is required to establish a cash management account into which all funds in the sweep account will be remitted on each business day during a Southland Cash Sweep Period. During the continuance of an Southland Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service, operating expenses and any required reserves under the loan documents and then released to the borrower. In addition, during the continuance of a event of default, all available cash after the payment of the debt service, operating expenses and any required reserves are held as additional collateral for the Southland Mall Loan.

o PROPERTY MANAGEMENT. The Southland Mall Property may be self-managed or may be managed by certain affiliates of borrower or a manager for whom each Rating Agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of then current ratings of any class of the series 2004-GG1 certificates. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the Southland Mall Loan has occurred and is continuing.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit (a) a pledge of direct and indirect equity interests in Permitted Equityholders;
     (b) a pledge of indirect interest in the borrower to an affiliate of GGP Limited Partnership, provided that, so long as the pledge is outstanding and after any exercise on the pledge (i) the borrower is controlled and at least 50% owned by Permitted Sponsor Equityholders affiliated with General Growth Properties, Inc. and (ii) the pledge by its terms cannot be transferred to any entity that is not an affiliate of General Growth Properties, Inc. without the prior written consent of the lender;

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 38 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - SOUTHLAND MALL
--------------------------------------------------------------------------------

     (c) a pledge by a Permitted Sponsor Equityholder of its indirect interests in the borrower to entities that meet certain financial and business requirements, in connection with the pledge of all or substantially all of the its assets to secure its direct obligations or debt; (d) the issuance of preferred equity interests, or debt granting the debt holder rights substantially similar to those generally associated with preferred equity, in a Permitted Equityholder; and (e) the pledge of equity interest in the borrower or its general partner or issuance by the borrower or its general partner, or any holder of interests in either of them, of preferred equity, or debt granting similar rights as preferred equity, to any other entity, provided that written Rating Agency confirmation that the action would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2004-GG1 certificates issued has been obtained. "PERMITTED EQUITYHOLDER" means each Permitted Sponsor Equityholder, any other entity that meets certain financial and business requirements and other any entity that obtains written Rating Agency confirmation that such status would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2004-GG1 certificates issued. "PERMITTED SPONSOR EQUITYHOLDER" means the General Growth Properties, Inc., GGP Limited Partnership, GGPLP L.L.C., GGP/Homart Inc., GGP/Homart II LLC, GGP-TRS L.L.C. Price Development Company, Limited Partnership, and GGP Ivanhoe III, Inc. and each other affiliate of General Growth Properties, Inc., that has a net worth of at least $200,000,000.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 39 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------



                                [PHOTO OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 40 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------



                                  [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 41 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

------------------------------------------------------------------------
                         PROPERTY INFORMATION

Number of Mortgaged Real Properties                                   1
Location (City/State)                                  McLean, Virginia
Property Type                                                    Office
Size (sf)                                                       433,942
Percentage Occupancy as of January 26, 2004                       85.3%
Year Built / Renovated                                             2000
Appraisal Value                                            $137,000,000
Underwritten Occupancy                                            92.0%
Underwritten Revenues                                       $13,172,935
Underwritten Total Expenses                                  $3,403,064
Underwritten Net Operating Income (NOI)                      $9,769,871
Underwritten Net Cash Flow (NCF)                             $9,075,089
------------------------------------------------------------------------


-----------------------------------------------------------------------
                           MORTGAGE LOAN INFORMATION
Originator                                                        GCFP
Cut-off Date Principal Balance                             $89,000,000
Cut-off Date Principal Balance PSF/Unit                        $205.10
Percentage of Initial Mortgage Pool Balance                       3.4%
Number of Mortgage Loans                                             1
Type of Security                                            Fee Simple
Mortgage Rate                                                   5.679%
Original Term to Maturity (Months)                                 120
Original Amortization Term (Months)                                360
Cut-off Date LTV Ratio                                          64.96%
LTV Ratio at Maturity                                           54.57%
Underwritten DSCR on NOI                                          1.58
Underwritten DSCR on NCF                                          1.47
-----------------------------------------------------------------------

o THE LOAN. The mortgage loan (the "GREENSBORO CORPORATE CENTER LOAN") is evidenced by a single note and is secured by a first mortgage encumbering the office complex located at 8401 and 8405 Greensboro Drive, McLean, Virginia (the "GREENSBORO CORPORATE CENTER PROPERTY"). The Greensboro Corporate Center Loan represents approximately 3.4% of the initial mortgage pool balance. The Greensboro Corporate Center Loan was originated on April 9, 2004, has an original principal balance and a principal balance as of the cut-off date of $89,000,000, and an interest rate of 5.679% (subject to a temporary increase, as described below under "THE PROPERTY"). The DSCR and LTV on the Greensboro Corporate Center Loan are 1.47x and 64.96%, respectively. The proceeds of the Greensboro Corporate Center Loan were used to refinance an existing loan.

     The Greensboro Corporate Center Loan has an initial and remaining term of 120 months. The loan amortizes based on a 360-month schedule, with required monthly payments of $515,372.59. The scheduled maturity date is May 1, 2014. Voluntary prepayment of the Greensboro Corporate Center Loan is prohibited until February 1, 2014 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from June 1, 2006.

o THE PROPERTY. The Greensboro Corporate Center Property is a two-building, 10-story, Class-A office complex containing a total of 433,942 sf. The buildings are located on top of a three-level parking garage with 1,369 spaces. The buildings were developed in 2000/2001 by Tysons Equity Investors, LLC, an affiliate of the borrower, and the developer of over 2 million sf of office space in McLean, Virginia, over the past 22 years.

     As of January 26, 2004, Greensboro Corporate Center was 99.4% leased. The largest tenant, BMC Software (leases 121,013 sf), physically occupies 28,084 sf and subleases 21,597 sf of its space to Crestline Capital. The remaining 71,332 sf of BMC's space is unoccupied. BMC has in the past and continues to pay its contractual rent obligations on all of its leased space. The borrower is currently negotiating a lease termination with BMC for all of its unoccupied space. The borrower negotiated a replacement lease with a new tenant, Watt, Tieder, Hoffar & Fitzgerald ("WATT, TIEDER"), pursuant to which this tenant will move into 60,994 sf of BMC's unoccupied space. Concurrent with execution of the Watt Tieder lease, the borrower anticipates completing negotiations with BMC and securing a $2,400,000 lease termination fee from BMC, to be used to pay for tenant improvements, leasing commissions and other costs associated with procuring the Watt, Tieder lease.

     The second largest tenant at the Greensboro Corporate Center Property, MITRE (leases 86,166 sf) is expected to take full occupancy of its space on May 11, 2004 and begin paying rent in July 2004. If, as of August 2004, MITRE has not started paying the unabated base rent due under its lease, the interest rate due under the Greensboro Corporate Center Loan will increase 0.25% to 5.929% until MITRE (or a replacement tenant acceptable to the lender) has started paying unabated rent.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 42 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

     The following table presents certain information relating to the major tenants at the Greensboro Corporate Center Property:

                                                                        % OF TOTAL        ANNUALIZED
                                                       ANNUALIZED       ANNUALIZED       UNDERWRITTEN
                                           % OF       UNDERWRITTEN     UNDERWRITTEN      BASE RENT ($
       TENANT NAME         TENANT NRSF     NRSF       BASE RENT ($)     BASE RENT          PER SF)              LEASE EXPIRATION
-----------------------    -----------    ------      -------------    ------------      -------------     -------------------------
MITRE                         86,166       19.9%        2,240,316         16.5%             26.00                  9/30/2011
BMC                           60,019       13.8%        1,785,654         13.2%             29.75          11/30/2008 & 2/1/2011 (1)
Watt Tieder                   60,994       14.1%        1,646,838         12.1%             27.00                   3/1/2016
IBM/Rational Software         27,975       6.4%         1,100,485          8.1%             39.34                  2/28/2010
Network Appliance             21,387       4.9%         1,044,018          7.7%             48.82                  4/30/2011
Gartner Group                 21,597       5.0%           773,131          5.7%             35.80                  1/31/2006
TOTAL LARGEST TENANTS        278,138       64.1%        8,590,442         63.4%             30.89
Remaining Tenants            153,008       35.3%        4,967,556         36.6%             32.47
Vacant Space                  2,657        0.6%
                             -------      -----        ----------         -----             -----
TOTAL ALL TENANTS            433,803      100.0%       13,557,998         100.0%            31.25

----------------------------

(1)  BMC has 28,084 sf expiring in 2008; 31,935 sf expiring in 2011.

     The following table presents certain information relating to the lease rollover schedule at the Greensboro Corporate Center Property:

                                          LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                  % OF TOTAL         ANNUALIZED
                                                                               ANNUALIZED         ANNUALIZED        UNDERWRITTEN
                                               % OF          CUMULATIVE       UNDERWRITTEN       UNDERWRITTEN         BASE RENT
YEAR ENDING DECEMBER 31,  EXPIRING NRSF     TOTAL NRSF      OF TOTAL NRSF     BASE RENT ($)        BASE RENT         ($ PER SF)
------------------------  -------------     ----------      -------------     -------------      -------------      ------------
2004                            0              0.0%             0.0%                0                 0.0%               0.00
2005                            0              0.0%             0.0%                0                 0.0%               0.00
2006                          22,928           5.3%             5.3%             808,775              6.0%              35.27
2007                          6,458            1.5%             6.8%             218,901              1.6%              33.90
2008                          36,147           8.3%             15.1%           1,109,593             8.2%              30.70
2009                            0              0.0%             15.1%               0                 0.0%               0.00
2010                          48,360          11.1%             26.3%           1,786,002            13.2%              36.93
2011                         217,665          50.2%             76.4%           6,958,902            51.3%              31.97
2012                          11,924           2.7%             79.2%            358,139              2.6%              30.04
2013                          21,597           5.0%             84.2%            533,878              3.9%              24.72
2014 Thereafter               66,067          15.2%             99.4%           1,783,809            13.2%               0.00
Vacant                        2,657            0.6%            100.0%
                             -------          -----                            ----------           -----               -----
TOTAL                        433,803          100.0%                           13,557,998           100.0%              31.25

---------------------------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is Greensboro Center LP., a single-asset, bankruptcy-remote entity with an independent director, whose general partner, Greensboro Center, Inc., is a single-asset, bankruptcy-remote entity with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Greensboro Corporate Center Loan. There are two sponsors of the borrower, Richard Patrick and Theodore Georgelas. Mr. Patrick, together with family members, own approximately 55% of the borrower. Mr. Georgelas and members of his family own approximately 33% of the borrower. Thomas Mulroy owns approximately 10% of the borrower. Mr. Patrick is the President and 10% owner of the Washington Capitals NHL hockey team. Mr. Georgelas is the President of Georgelas & Sons, a McLean, Virginia-based real estate development company, owned by Mr. Georgelas and his two brothers. Mr. Patrick and Mr. Georgelas guaranteed the non recourse carveouts of the Greensboro Corporate Center Loan. In connection with such guaranty, Mr. Patrick is required to maintain $2,000,000 in liquidity and $5,000,000 in net worth; Mr. Georgelas is required to maintain $1,250,000 in liquidity and $3,000,000 in net worth.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 43 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GREENSBORO CORPORATE CENTER
--------------------------------------------------------------------------------

o ESCROWS. The loan documents provide for escrows of real estate taxes and insurance premiums. Additionally, the loan documents require the borrower to make monthly payments totaling $65,070 per year for replacement reserves and $542,428 per year for tenant improvements and leasing commissions. A special tenant improvement and leasing commission reserve account ("SPECIAL ROLLOVER RESERVE") has also been established to cover costs associated with re-tenanting the unoccupied space anticipated to be leased to Watt Tieder and currently leased to BMC. The loan documents require the borrower to make monthly payments of $66,667 through and including October 2004 and $116,667 from November 2004 through and including April 2005 into the Special Rollover Reserve account. Commencing on the payment date in May 2005, the loan documents permit the lender to sweep all excess cash into the Special Rollover Reserve until the balance in the reserve is $4,500,000, provided that if the proposed lease with Watt, Tieder is executed, borrower is required to pay to lender the amount necessary to increase the balance in the account to $4.2 million If borrower fails to make such a payment, all excess cash will be swept until such time as the balance in the account is $4.2 million. In addition, if a qualified replacement lease or qualified sublease is signed for the space, the monthly payments to the Special Rollover Reserve described above will not be required, but borrower will be required to deposit an amount such that the balance in the Special Rollover Reserve is sufficient to fully pay all anticipated costs associated with such lease or sublease. At lender's option, in lieu of such a deposit, excess cash will be deposited into the Special Rollover Reserve to accumulate the required funds. The loan documents also permit a cash sweep to cover anticipated costs of leases expiring in 2011. Commencing January 1, 2009, excess cash will be deposited in a segregated tenant improvement and leasing commission reserve account ("2011 ROLLOVER RESERVE SUBACCOUNT") until the earlier of (i) January 1, 2011, (ii) the date on which lender has determined that the balance in the 2011 Rollover Reserve Subaccount together with the general tenant improvement and leasing commission reserve account is sufficient to fully pay all anticipated costs associated with the 2011 lease expirations or
     (iii) the date on which at least 95% of the space subject to the 2011 lease expirations has been renewed, leased or re-leased and all tenant improvement costs and leasing commissions in connection therewith have been paid in full.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender-controlled account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within two business days after receipt. Any amounts in the lender controlled account are required to be returned to the borrower until one of the following cash trap event occurs: (i) an event of default under the Greensboro Corporate Center Loan, with the cash trap continuing until the event of default is cured or (ii) as of the end of any calendar quarter, the DSCR (based on actual net cash flow and at an assumed constant of 9.5%) is less than (x) 0.95 until June 1, 2010 or (y) 1.10 thereafter, with the cash trap continuing until the DSCR minimum threshold has been achieved for two consecutive calendar quarters. As more particularly described above, a cash management period will also commence if deposits to the Special Rollover Reserve are made from excess cash flow and in connection with required payments into the Special Rollover Reserve and as of January 1, 2009 in connection with the 2011 lease expirations under "--Escrow".

o PROPERTY MANAGEMENT. Jones Lang LaSalle ("JLL") is the property manager for the Greensboro Corporate Center Property. JLL is a leading real estate services and investment management firm. The company has offices in more than 100 markets around the globe, with approximately 725 million sf under management as of December 31, 2003. JLL has been the property manager since the Greensboro Corporate Center Property was completed. The lender may replace the property manager (i) upon the occurrence and during the continuance of an event of default under the loan agreement, (ii) if the manager is in default under the management agreement or (iii) upon the gross negligence, malfeasance or willful misconduct of the manager. The annual management fee is 1.75% of gross receipts, capped at $225,000 per year, with the cap increasing 3% per year. Additionally, JLL is paid a project management fee equal to 3% of the total project cost for each capital improvement and tenant construction project at the Greensboro Corporate Center Property that exceeds $10,000.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o TERRORISM INSURANCE. The Greensboro Corporate Center Property is insured against acts of terrorism as part of its all-risk property coverage. The loan documents require the borrower to maintain terrorism insurance in an amount equal 100% of the full replacement cost of the Greensboro Corporate Center Property. There is no cap on the premium for terrorism insurance. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy oF Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 44 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------



                                [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 45 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------


                                  [MAP OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 46 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------


----------------------------------------------------------------------------
                           PROPERTY INFORMATION
Number of Mortgaged Real Properties                                       1
Location (City/State)                               Los Angeles, California
Property Type                                                        Office
Size (sf)                                                         1,382,326
Percentage Leased as of  December 31, 2003                            84.7%
Year Built                                                             1982
Appraisal Value                                                $360,000,000
Underwritten Occupancy                                                84.7%
Underwritten Revenues                                           $42,643,912
Underwritten Total Expenses                                     $17,337,354
Underwritten Net Operating Income (NOI)                         $25,306,558
Underwritten Net Cash Flow (NCF)                                $23,769,867

------------------------------------------------- --------------------------


----------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
Originator                                                             GCFP
Cut-off Date Principal Balance                                  $86,437,500
Cut-off Date Principal Balance PSF                                  $180.85
Percentage of Initial Mortgage Pool Balance                            3.3%
Number of Mortgage Loans                                                  1
Type of Security                                                 Fee Simple
Mortgage Rate                                                         4.68%
Original Term to Maturity (Months)                                       84
Original Amortization Term (Months)                   36 IO; 360 thereafter
Cut-off Date LTV Ratio                                               69.44%
LTV Ratio at Maturity                                                64.99%
Underwritten DSCR on NOI                                               1.63
Underwritten DSCR on NCF                                               1.53
----------------------------------------------- ----------------------------

o THE LOAN. The mortgage loan (the "WELLS FARGO TOWER TRUST LOAN") is evidenced by two senior notes ("NOTE A-1B" and "NOTE B-1B") and is secured by a first mortgage encumbering the class-A office building located at 333
     S. Grand Avenue, Los Angeles, California (the "WELLS FARGO TOWER PROPERTY"). The Wells Fargo Tower Trust Loan represents approximately 3.3% of the initial mortgage pool balance. The Wells Fargo Tower Trust Loan was originated on June 26, 2003, has an original principal balance and a principal balance as of the cut-off date of $86,437,500, and an interest rate of 4.68%.

     The Wells Fargo Tower Trust Loan is a pari passu interest in the senior portion of a whole mortgage loan with an original principal balance of $250,000,000. The companion loans to the Wells Fargo Tower Trust Loan are evidenced by five separate notes (the "WELLS FARGO TOWER PARI PASSU COMPANION LOANS"). The Wells Fargo Tower Pari Passu Companion Loans are not assets of the trust. The Wells Fargo Tower Pari Passu Companion Loans consist of the following five pari passu notes, with an aggregate original principal balance of $161,562,500:

          o Note A-1A, in the original principal amount of $28,672,812, which was deposited by GCFP into a prior securitization (GCCFC 2003-C2);

          o Note B-1A, in the original principal amount of $10,139,688, which was deposited by GCFP into a prior securitization (GCCFC 2003-C2);

          o Note A-2A, in the original principal amount of $65,000,000, which was assigned at origination to Morgan Stanley Mortgage Capital ("MSMC") and deposited into a prior securitization (GMACCM 2003-C3);

          o Note A-2B, in the original principal amount of $27,159,312, which was assigned at origination to MSMC and deposited into a prior securitization (MS 2004-HQ3); and

          o Note B-2B, in the original principal amount of $32,590,688, which was assigned at origination to MSMC and deposited into a prior securitization (MS 2004-HQ3).

     The Wells Fargo Tower Trust Loan and the Wells Fargo Tower Pari Passu Companion Loans (collectively, the "WELLS FARGO TOWER LOAN GROUP") are governed by a co-lender agreement, as described in the prospectus supplement under "Description of the Mortgage Pool--Split Loan Structure" and will be serviced pursuant to the terms of the GCCFC 2003-C2 pooling and servicing agreement. The DSCR and LTV on the Wells Fargo Tower Loan Group are 1.53x and 69.44%, respectively. Simultaneously with the origination of the Wells Fargo Tower Loan Group, Maguire Partners formed a publicly traded real estate investment trust, Maguire Properties, Inc. ("MPI"), which is the sponsor of the borrower, and contributed over $73,200,000 from funds raised through the MPI offering as capital to the borrower. In connection with the formation of MPI, Robert F. Maguire III, Maguire Partners, Inc. and certain other affiliates severally guaranteed allocated shares of a portion of the Wells Fargo Tower Loan Group up to the outstanding balance at the time of a default less amounts recovered by the lender in connection with default proceedings; provided that the lender may not make any demand for payment under the guaranty until it has fully exercised all remedies against the collateral under the related loan documents.

     The Wells Fargo Tower Trust Loan has an initial term of 84 months and a remaining term of 74 months. The loan is interest-only for 36 months (until August 1, 2006) and then amortizes based on the amortization schedule set forth in Annex A-2 to the prospectus supplement (Note A-2A, Note A-2B and Note B-2 begin amortization one-month earlier). The scheduled maturity date is July 1, 2010.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 47 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

     Voluntary prepayment of the Wells Fargo Tower Trust Loan is prohibited until April 1, 2010 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from June 1, 2006.

o THE PROPERTY. The Wells Fargo Tower Property is a 53-story, multi-tenant office building with an atrium, a three-level enclosed structure housing several retail tenants, and a five-level subterranean parking garage. The Wells Fargo Tower Property is located in the Bunker Hill submarket of Los Angeles' central business district. Maguire Partners, the predecessor of the sponsor, built the property in 1982. The building was designed by Skidmore, Owings & Merrill and sits prominently on the Los Angeles skyline. The Wells Fargo Tower Property has 1,300,500 sf of office space, 81,826 sf of retail and storage space and 2,852 parking spaces.

      As of December 31, 2003, the Wells Fargo Tower Property was 84.7% leased to approximately 63 tenants. The three largest tenants in the building are Gibson, Dunn & Crutcher (268,268 sf), Wells Fargo Bank (270,028 sf), and Oak Tree Capital Management (99,666 sf). Gibson Dunn & Crutcher is listed among the 20 largest law firms in the country and its largest office is in the Wells Fargo Tower Property. According to Hoovers Online, Wells Fargo & Co. is the fifth largest bank in the United States. Oaktree Capital Management is a private equity fund with assets of $25 billion.

     The following table presents certain information relating to the major tenants at the Wells Fargo Tower Property:

                                                                       % OF TOTAL        ANNUALIZED
                                                      ANNUALIZED       ANNUALIZED       UNDERWRITTEN
                                           % OF      UNDERWRITTEN     UNDERWRITTEN      BASE RENT ($
       TENANT NAME       TENANT NRSF       NRSF      BASE RENT ($)     BASE RENT          PER SF)              LEASE EXPIRATION
----------------------   -----------     -------     -------------    ------------      -------------      ------------------------
Gibson Dunn & Crutcher     268,268        19.4%        6,237,198         27.0%              23.25                 11/28/2017
Wells Fargo                270,028        19.5%        5,688,817         24.6%              21.07          8/31/2004 & 2/28/2013(1)
Oaktree Capital             99,666         7.2%        1,636,016          7.1%              16.41                  3/1/2009
Dewey Ballantine, LLP       49,272         3.6%         937,188           4.1%              19.02           7/4/2004 & 8/31/2011(2)
Winston & Strawn            49,774         3.6%         895,932           3.9%              18.00                  7/31/2012
Maguire Partners            30,977         2.2%         778,849           3.4%              25.14                  3/31/2006
TOTAL LARGEST TENANTS      767,985        55.6%       16,173,999         69.9%              21.06
Remaining Tenants          403,245        29.2%       $6,963,388         30.1%              17.27
Vacant Space               211,096        15.3%
                         ---------       -----        ----------        -----              -----
TOTAL ALL TENANTS        1,382,326       100.0%       23,137,387        100.0%             16.74

------------------------------------

(1)  Wells Fargo has 1,139 sf expiring in 2004; 268,889 sf expiring in 2013.
(2) Dewey Ballantine, LLP has 510 sf expiring in 2004; 48,762 sf expiring in 2011.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 48 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

            The following table presents certain information relating to the lease rollover schedule at the Wells Fargo Tower Property:

                                              LEASE EXPIRATION SCHEDULE (1)
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                 % OF TOTAL             ANNUALIZED
                                                                               ANNUALIZED        ANNUALIZED            UNDERWRITTEN
                          EXPIRING           % OF           CUMULATIVE        UNDERWRITTEN      UNDERWRITTEN            BASE RENT
YEAR ENDING DECEMBER 31,    NRSF          TOTAL NRSF      OF TOTAL NRSF      BASE RENT ($)        BASE RENT             ($ PER SF)
------------------------  --------        ----------      -------------      -------------      -------------           -----------
2004                       84,345            6.1%              6.1%            1,232,717            5.3%                  14.62
2005                       36,763            2.7%              8.8%             642,070             2.8%                  17.47
2006                       61,114            4.4%             13.2%            1,270,904            5.5%                  20.80
2007                       96,758            7.0%             20.2%            1,806,206            7.8%                  18.67
2008                       24,048            1.7%             21.9%             423,834             1.8%                  17.62
2009                      104,773            7.6%             29.5%            1,727,942            7.5%                  16.49
2010                       37,145            2.7%             32.2%             631,465             2.7%                  17.00
2011                      105,689            7.6%             39.8%            1,715,711            7.4%                  16.23
2012                       74,702            5.4%             45.2%            1,361,465            5.9%                  18.23
2013                      295,489            21.4%            66.6%            6,154,105            26.6%                 20.83
2014 and thereafter       250,404            18.1%            84.7%            6,170,968            26.7%                 24.64
Vacant                    211,096            15.3%           100.0%
                        ---------           -----                              ----------          -----                  -----
TOTAL                   1,382,326           100.0%                             23,137,387          100.0%                 16.74

---------------------------------------

     (1) Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is North Tower, LLC, a single-asset, special-purpose, bankruptcy-remote Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Wells Fargo Tower Trust Loan. The sponsor of the borrower is MPI, a publicly traded REIT with a market capitalization of $995 million as of April 20, 2004. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI, is an experienced real estate investor. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 38-year history, Maguire Partners established a successful record of developing visible class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including US Bank Tower, Gas Company Tower, and KPMG Tower. MPI's operating partner, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Wells Fargo Tower Trust Loan. The borrower is affiliated with the borrower under the mortgage loan identified on Annex A to the prospectus supplement as Glendale Center, which is also an asset of the trust.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. At closing the borrower deposited $59,272 for required repairs at the Wells Fargo Tower Property. Such repairs have been completed.

     At closing, the borrower deposited $1,531,445 for then outstanding tenant improvements and leasing commissions ("TI/LC"). From October 1, 2004 through September 1, 2006, the borrower is required to pay $522,320 per year into the TI/LC account. In addition, beginning January 1, 2009, the borrower is required deposit all excess cash flow from the Wells Fargo Tower Property until an additional $3,000,000 has been deposited into the TI/LC account. From August 1, 2003 to July 1, 2006, the borrower is required to deposit $1,220,460 per year into a minimum occupancy reserve. The loan documents provide for additional springing reserves in the event that the Net Operating Income (as defined in the loan documents) is less than $23,000,000, in which case, the borrower is required to pay an additional $2,937,642 per year into the TI/LC account and $337,944 per year in replacement reserves.

     At closing, the borrower established a $15,827,393 reserve specifically for tenant improvements and leasing commissions related to the space leased to Gibson Dunn & Crutcher (the "GIBSON DUNN TI/LC RESERVE"). In lieu of making the payments to any of the Gibson

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 49 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - WELLS FARGO TOWER
--------------------------------------------------------------------------------

     Dunn TI/LC Reserve, the TI/LC, the minimum occupancy reserve or the replacement reserve, the borrower may deliver to lender one or more letters of credit in accordance with the provisions of the loan documents.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct the tenants to pay their rents directly to a lender-controlled hard lock box. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender-controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business days after receipt. On each payment date, any amounts in the lender-controlled account after payment of debt service, operating expenses and reserves are to be returned to the borrower until such time that there is an event of default under the Wells Fargo Tower Loan Group. Upon the occurrence and during the continuance of an event of default, lender may retain any excess amounts as additional collateral or apply any excess amounts to the payment of the debt.

o PROPERTY MANAGEMENT. MPLP, an affiliate of the borrower, is the property manager for the Wells Fargo Tower Property. The lender may replace the property manager if (i) an event of default occurs and is not cured, (ii) a bankruptcy of the property manager occurs or (iii) the maturity date has occurred and the Wells Fargo Tower Trust Loan has not been repaid. Thereafter, borrower may not enter into any agreement relating to the management of the Wells Fargo Tower Property with any party without the express written consent of lender and the rating agencies. MPLP manages all properties owned by MPI and its subsidiaries, which properties contain approximately 12,000,000 square feet of office space and 3,000,000 square feet of retail space. The management fee is 3.0% of all rent and other income collected from tenants at the Wells Fargo Tower Property. The management fee that will be remitted monthly through the cash management system may not exceed $83,333.33 per month ($1,000,000 annually). Fees in excess of the $1,000,000 maximum, but in no event greater than 3% of all rent and other income collected from tenants at the Wells Fargo Tower Property per year, may be paid to the property manager as a subordinated management fee after all debt service, operating expenses and reserves have been paid. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days' notice.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the borrower to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that the following conditions are met: (i) no default has occurred and remains uncured and
     (ii) lender has received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. The Wells Fargo Tower Property has terrorism coverage as part of its blanket all-risk property coverage. The loan documents provide that if "certified acts of terrorism", as identified by the United States Government are excluded from the borrower's comprehensive all risk insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS"), at the borrower's option, either (A) in an amount not less than $300,000,000 on an aggregate basis covering the Wells Fargo Tower Property and all properties owned by MPLP and/or its affiliates as of the closing date of the Wells Fargo Tower Loan Group and providing for a deductible not exceeding $1,000,000, or (B) in a total amount not less than $350,000,000 on an aggregate basis covering the Wells Fargo Tower Property and all properties owned by MPLP and/or its affiliates as of the loan closing date and providing for a deductible of not in excess of 5% of the full replacement value of the Wells Fargo Tower Property (insurance meeting such requirements being referred to as "FULL COVERAGE"). In either case, the endorsement or policy must be (x) in form and substance reasonably satisfactory to lender, and (y) non-cancelable (to the extent such non-cancelable insurance is available in the marketplace). Notwithstanding the requirements stated above, in the event that Full Coverage is not available at a cost of $3,000,000 per year, then borrower must purchase insurance covering Terrorism Acts at the Wells Fargo Tower Property in an amount equal to the principal balance of the Wells Fargo Tower Loan Group; provided, however, if such coverage is not available at a maximum cost of $3,000,000 per year, the borrower will be required to obtain the greatest amount of coverage for the Wells Fargo Tower Property obtainable at a cost of $3,000,000 per year. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 50 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------




                                [PHOTOS OMITTED]


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 51 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------




                                  [MAP OMITTED]




Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 52 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Humble, Texas
Property Type                                                            Retail
Size (sf)                                                       461,298 (owned)
Percentage Mall Shop Occupancy as of February 11,2004                     93.6%
Year Built/Renovated                                                  1984/1999
Appraisal Value                                                    $145,000,000
Underwritten Occupancy                                                    93.6%
Underwritten Revenues                                               $16,660,201
Underwritten Total Expenses                                          $5,684,460
Underwritten Net Operating Income (NOI)                             $10,975,741
Underwritten Net Cash Flow (NCF)                                    $10,545,360


--------------------------------------------------------------------------------


-------------------------------------------------------------------------------
                          MORTGAGE LOAN INFORMATION
Originator                                                 Archon/Commerzbank
Cut-off Date Principal Balance                                    $84,821,375
Cut-off Date Principal Balance PSF/Unit                               $183.88
Percentage of Initial Mortgage Pool Balance                              3.3%
Number of Mortgage Loans                                                    1
Type of Security                                                   Fee Simple
Mortgage Rate                                                           3.46%
Original Term to Maturity (Months)                                         59
Original Amortization Term (Months)                                       300
Cut-off Date LTV Ratio                                                 58.50%
LTV Ratio at Maturity                                                  50.85%
Underwritten DSCR on NOI                                                 2.16
Underwritten DSCR on NCF                                                 2.07
Shadow Ratings(1)                                          "BBB"/"Baa2"/"BBB+"
-------------------------------------------------------------------------------

(1) S&P, Moody's and Fitch have confirmed that the Deerbrook Mall Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated "BBB" by S&P, "Baa2" by Moody's and "BBB+" by Fitch.

     o THE LOAN. The mortgage loan (the "DEERBROOK MALL LOAN") is evidenced by two notes and is secured by a first mortgage encumbering a Class-B+ regional shopping mall located in Humble, Texas (the "DEERBROOK MALL PROPERTY"). The Deerbrook Mall Loan represents approximately 3.3% of the initial mortgage pool balance. The Deerbrook Mall Loan was originated on March 12, 2004, had an original principal balance of $85,000,000 and a principal balance as of the cut-off date of $84,821,375, and an interest rate of 3.46%. The Deerbrook Mall Loan was jointly originated 50% by Archon Financial, L.P. and 50% by Commerzbank AG, New York Branch ("COMMERZBANK"), and the loan sellers on the Deerbrook Mall Loan are Goldman Sachs Mortgage Company and Commerzbank. The proceeds of the Deerbrook Mall Loans were used to refinance existing debt on the Deerbrook Mall Property.

          The Deerbrook Mall Loan has an initial term of 59 months and a remaining term of 58 months. The loan requires payments of interest and principal based on a 300 month amortization schedule. The scheduled maturity date is the payment date in March 2009. Voluntary prepayment of the Deerbrook Mall Loan is prohibited until the payment date in November 2008 and permitted thereafter without penalty. Defeasance with United States government securities or certain other obligations backed by the full faith and credit of the United States of America is permitted any date after the second anniversary of the securitization closing date.

     o THE PROPERTY. The Deerbrook Mall Property is a super regional shopping mall with 5 anchors and 120 stores with a gross leasable area of 1,200,891 sf, of which 461,298 sf is part of the collateral. The Deerbrook Mall Property is located in Harris County, Texas (within the Houston CSMA). The Deerbrook Mall Property is anchored by a 208,666 sf Dillards, a 196,792 sf Foley's, a 147,110 sf Sears, a 102,700 sf JC Penney and a 84,325 sf Mervyn's. The anchors are not part of the collateral securing the Deerbrook Mall Loan.

     The following table represents certain information relating to the anchor tenants at the Deerbrook Mall Property:

                                                      CREDIT RATING OF                                               OPERATING
                                                       PARENT COMPANY                              COLLATERAL         COVENANT
       ANCHOR              PARENT COMPANY              (FITCH/MIS/S&P)              GLA             INTEREST         EXPIRATION
-------------------  -------------------------    -----------------------         -------          ----------        -----------
  Dillard's            Dillard's Inc.                    BB-/B2/BB                208,666              No            12/31/2034
   Foley's           May Department Store              BBB+/Baa1/BBB+             196,792              No            12/31/2034
                             Company
    Sears            Sears, Roebuck, & Co.             BBB+/Baa1/BBB              147,110              No            12/31/2034
 J.C. Penney         J.C. Penney Company,               BB+/Ba3/BB+               102,700              No            12/31/2034
                               Inc.
  Mervyn's            Target Corporation                  A/A2/A+                 84,325               No            12/31/2034
                                                                                  ------
Total Anchor Tenants                                                              739,593

     Originally built in 1984, the Deerbrook Mall Property was renovated in 1999.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 53 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------
     In-line tenants (with less than 10,000 sq ft) report average sales of $341 psf. Occupancy costs, based on underwritten rent and recoveries, are approximately 14.0% for such in-line space (based on comparable sales, which include tenants that have reported a full year of sales through December 31, 2003.

     Deerbrook Mall is two-level enclosed mall located at the Northwest corner of Highway 59 and FM 1960, with direct access to Highway 59. The property includes a 24-screen stadium seating AMC Theater, two sit-down restaurants, a 700-seat food court and a children's soft play area. In-line tenants include Barnes and Noble, Gap / Gap Kids, Victoria's Secret and American Eagle Outfitters. It is located in the Houston CMSA with an Average Household Income of $69,100 and a total population of 4.5 million.

     The following table presents certain information relating to the major mall shop tenants at the Deerbrook Mall Property:

                             TEN LARGEST RETAIL TENANTS BASED ON ANNUALIZED UNDERWRITTEN BASE RENT
------------------------------------------------------------------------------------------------------------------------------------

                                                                                         % OF TOTAL    ANNUALIZED
                               CREDIT RATING                               ANNUALIZED    ANNUALIZED   UNDERWRITTEN
                            (FITCH/MOODY'S/S&P)                           UNDERWRITTEN  UNDERWRITTEN   BASE RENT
          TENANT NAME               (1)         TENANT NRSF  % OF NRSF   BASE RENT ($)   BASE RENT     ($ PER SF)   LEASE EXPIRATION
--------------------------- ------------------- -----------  ---------   -------------  ------------  ------------- ----------------
Barnes & Noble                   NR/Ba2/BB        24,969       5.4%         350,065         3.8%         14.02         8/31/2016
Gap/ Gap Kids                   BB+/Ba3/BB+       11,984       2.6%         269,640         2.9%         22.50         1/31/2005
Express                        NR/Baa1/BBB+       11,632       2.5%         244,272         2.6%         21.00         1/31/2013
Lerner New York                NR/Baa1/BBB+       10,655       2.3%         202,445         2.2%         19.00         1/31/2005
Palais Royal                     NR/NR/NR         23,475       5.1%         160,100         1.7%          6.82         1/31/2008
Kay Jewelers                     NR/NR/NR          1,773       0.4%         154,996         1.7%         87.42         3/31/2014
Victoria's Secret              NR/Baa1/BBB+        6,433       1.4%         141,526         1.5%         22.00         1/31/2005
Lady Foot Locker / Kids         NR/Ba2/BB+         4,089       0.9%         118,581         1.3%         29.00         1/31/2008
Finish Line                      NR/NR/NR          6,380       1.4%         114,840         1.2%         18.00         1/31/2009
Casual Corner                    NR/NR/NR          9,329       2.0%         111,948         1.2%         12.00         3/31/2014
TEN LARGEST OWNED TENANTS                         110,719      24.0%       1,868,413       20.2%         16.88
Remaining Owned Tenants                           327,611      71.0%       7,396,769       79.8%         22.58
Vacant Spaces (Owned Space)                       22,968       5.0%
                                                 -------      -----        ---------       -----         -----
TOTAL ALL OWNED TENANTS                          461,298      100.0%       9,265,182       100.0%        21.14

---------------------------------------

(1) Certain ratings are those of the parent company whether or not the parent guarantees the lease.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 54 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------

      The following table presents certain information relating to the lease rollover schedule at the Deerbrook Property:

                                            RETAIL LEASE EXPIRATION SCHEDULE (1)
------------------------------------------------------------------------------------------------------------------------------------

                                                                                                   % OF TOTAL           ANNUALIZED
                                                                                ANNUALIZED         ANNUALIZED          UNDERWRITTEN
                                EXPIRING         % OF        CUMULATIVE OF     UNDERWRITTEN       UNDERWRITTEN          BASE RENT
   YEAR ENDING DECEMBER 31,    OWNED NRSF     TOTAL NRSF       TOTAL NRSF      BASE RENT ($)        BASE RENT           ($ PER SF)
---------------------------    ----------     ----------     -------------     -------------      ------------         ------------
2004 (includes MTM)               13,298          2.9%             2.9%           218,999              2.4%                16.47
2005                              64,856          14.1%           16.9%          1,167,143             12.6%               18.00
2006                              18,329          4.0%            20.9%           637,277              6.9%                34.77
2007                              31,666          6.9%            27.8%           969,507              10.5%               30.62
2008                              43,097          9.3%            37.1%           721,026              7.8%                16.73
2009                              25,402          5.5%            42.6%           621,363              6.7%                24.46
2010                              17,319          3.8%            46.4%           348,880              3.8%                20.14
2011                              10,313          2.2%            48.6%           369,953              4.0%                35.87
2012                              11,830          2.6%            51.2%           353,353              3.8%                29.87
2013                              35,974          7.8%            59.0%           630,171              6.8%                17.52
2014 & Thereafter                 166,246         36.0%           95.0%          3,227,510             34.8%               19.41
Vacant                            22,968          5.0%            100.0%
                                  -------        -----                           ---------            -----                -----
TOTAL                             461,298        100.0%                          9,265,182            100.0%               21.14
-----------------------

(1)  Calculated based on approximate square footage occupied by each tenant.

     o RELEASE OF COLLATERAL. The borrower is permitted under the loan documents to obtain the release of one or more parcels or out lots which are then vacant "non-income" producing and unimproved proposed to be transferred to a third party in connection with an expansion or other development of the Deerbrook Mall Property subject to, among other things, borrower delivering to lender (1) notice of the release and evidence that the release of the parcel will not materially diminish the value of the Deerbrook Property as collateral for the Deerbrook Mall Loan, (2) an opinion of counsel that any REMIC trust that has acquired the Deerbrook Mall Loan will not fail to maintain its status as a REMIC solely as a result of the release and (3) written confirmation from each Rating Agency that the release would not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2004-GG1 certificates. No value was given in the appraisal to the release parcels.

          The borrower has the one-time right to transfer the Deerbrook Mall Property to a qualified successor borrower, provided there is no continuing default under the Deerbrook Mall Loan, subject to, among other things, (1) execution of an acceptable assumption agreement, (2) satisfactory legal opinions, including a non-consolidation opinion, and (3) if prior to a defeasance, written conformation from each Rating Agency that the documentation relating to the assumption would not cause the downgrade, withdrawal or qualification of then current ratings of any class of the series 2004-GG1 certificates.

     o THE BORROWER. The borrower is GGP-Deerbrook, L.P, a single-member, single-purpose, single-asset entity with a general partner that has two independent directors. Legal counsel to the borrower has delivered a non-consolidation opinion in connection with the origination of the Deerbrook Mall Loan. The general partner of the borrower is GGP-Deerbrook One, Inc., which is indirectly controlled by General Growth Properties, Inc. General Growth Properties, Inc. is a publicly traded real estate investment trust that owns, develops, operates and/or manages shopping malls in over 40 states. There is no guarantor of the non-recourse carve-outs under the Deerbrook Mall Loan.

     o ESCROWS. The loan documents provide during a Deerbrook Cash Sweep Period for certain escrows of real estate taxes and insurance, tenant improvements and leasing commissions (in a maximum amount equal to $359,920) and capital expenditures (in a maximum amount equal to $71,984). A "DEERBROOK CASH SWEEP PERIOD" means the period during the continuance of an event of default under the Deerbrook Mall Loan and/or if the net-operating income of the Deerbrook Mall Property for the prior twelve-month period is less than 85% of the net operating income at origination (origination date NOI) as of the end of any fiscal quarter until the net-operating income of the Deerbrook Mall Property for the prior twelve-month period is at least equal to 85% of the net operating income at origination as of the end of any fiscal quarter of the borrower.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 55 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------

     o LOCK BOX AND CASH MANAGEMENT. The Deerbrook Mall Loan requires a hard lock box. At origination the borrower was required to establish a lender-controlled sweep account. The loan documents require the borrower to direct the tenants to pay their rents directly to the sweep account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the sweep account, within two business days after receipt. On each business day that no Deerbrook Cash Sweep Period is continuing, all funds in the sweep account will be remitted to an account specified by the borrower. Within 2 business days of commencement of a Deerbrook Cash Sweep Period, the borrower is required to establish a cash management account into which all funds in the sweep account will be remitted on each business day during a Deerbrook Cash Sweep Period. During the continuance of an Deerbrook Cash Sweep Period, funds in the cash management account will be applied to pay the monthly debt service, operating expenses and any required reserves under the loan documents and then released to the borrower. In addition, during the continuance of a event of default, all available cash after the payment of the debt service, operating expenses and any required reserves are held as additional collateral for the Deerbrook Mall Loan.

          A payment guarantee from GGP/Homart, Inc. was delivered to the lender at closing in respect of certain unfunded obligations of the borrower in the amount of $739,961.50

     o PROPERTY MANAGEMENT. The Deerbrook Mall Property may be self-managed or may be managed by certain affiliates of borrower or a manager for whom each Rating Agency has confirmed in writing will not cause the downgrade, withdrawal or qualification of the then current ratings of any class of the series 2004-GG1 certificates. The Deerbrook Mall Property is currently managed by General Growth Management, Inc., an affiliate of General Growth Properties, Inc. The lender may require the borrower to cease managing the property or replace the property manager if an event of default under the Deerbrook Mall Loan has occurred and is continuing. During the continuance of a Deerbrook Cash Sweep Period, the fees of a property manager other than borrower, may exceed market rates if such manager is a specified affiliate of the borrower, has been manager for a material period of time, and the fees are not greater than those charged by such manager as of the origination of the loan.

     o ADDITION PROPERTY. The borrower has the right to obtain ownership of certain additional property provided, among other things, that the borrower delivers to lender (1) a mortgage amendment spreading the liens of the mortgage to encumber the new property and (2) if such acquisition occurs after March 12, 2005 an environmental report with respect to the new property in form and substance satisfactory to lender.

     o MASTER LEASE. The borrower and its affiliate, GGP/Homart, Inc., a Delaware corporation, entered into a lease with respect to all unleased leasable area which may exist from time to time at the premises commonly known as Deerbrook Mall, for a term beginning on March 12, 2004 and ending upon the earlier to occur of (i) March 11, 2007 or (ii) the date on which the aggregate base minimum annual rents under leases of premises at the property (excluding this lease) equals or exceeds $9,162,000. GGP/Homart, Inc. has agreed to pay the borrower $400,000 per year, payable in equal monthly installments of $33,333.33, less an amount equal to any annual base minimum annual rental amount payable pursuant to any signed lease entered into by the borrower at the property after March 12, 2004 for an initial term of at least three years, or in connection with any scheduled rent increases under existing leases, to the extent that the aggregate base minimum rent payable to the borrower with respect to all leases at the premises exceeds $8,762,000.

     o MEZZANINE OR SUBORDINATE INDEBTEDNESS. The loan documents permit (a) a pledge of direct and indirect equity interests in Permitted Equityholders; (b) a pledge of indirect interest in the borrower to an affiliate of GGP Limited Partnership, provided that, so long as the pledge is outstanding and after any exercise on the pledge (i) the borrower is controlled and at least 50% owned by Permitted Sponsor Equityholders affiliated with GGP Limited Partnership and (ii) the pledge by its terms cannot be transferred to any entity that is not an affiliate of GGP Limited Partnership without the prior written consent of the lender; (c) a pledge by a Permitted Sponsor Equityholder of its indirect interests in the borrower to entities that meet certain financial and business requirements, in connection with the pledge of all or substantially all of the its assets to secure its direct obligations or debt; (d) the issuance of preferred equity interests, or debt granting the debt holder rights substantially similar to those generally associated with preferred equity, in a Permitted Equityholder; and (e) the pledge of equity interest in the borrower or its general partner or issuance by the borrower or its general partner, or any holder of interests in either of them, of preferred equity, or debt granting similar rights as preferred equity, to any other entity, provided that written Rating Agency confirmation that the action would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2004-GG1 certificates issued has been obtained. "PERMITTED EQUITYHOLDER" means each Permitted Sponsor Equityholder, any other entity that meets certain financial and business

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 56 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - DEERBROOK MALL
--------------------------------------------------------------------------------

          requirements and other any entity that obtains written Rating Agency confirmation that such status would not result in the downgrade, withdrawal or qualification of the then current ratings of the series 2004-GG1 certificates issued. "PERMITTED SPONSOR EQUITYHOLDER" means the New York State Common Retirement Fund, General Growth Properties, Inc., GGP Limited Partnership, GGPLP L.L.C., GGP/Homart Inc., GGP/Homart II, GGP-TRS L.L.C., Price Development Company, Limited Partnership, and GGP Ivanhoe III, Inc. GGP/Homart III, Inc., and each other affiliate of General Growth Properties, Inc., that has a net worth of at least $200,000,000.







Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 57 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GLENDALE CENTER
--------------------------------------------------------------------------------





                                [PHOTOS OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 58 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GLENDALE CENTER
--------------------------------------------------------------------------------





                                  [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 59 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GLENDALE CENTER
--------------------------------------------------------------------------------

----------------------------------------------------------------------------
                           PROPERTY INFORMATION
Number of Mortgaged Real Properties                                       1
Location (City/State)                                  Glendale, California
Property Type                                                        Office
Size (SF)                                                       695,138 (1)
Percentage Occupancy as of December 31, 2003                         100.0%
Year Built/Renovated                                              1972/1997
Appraisal Value                                                $115,000,000
Underwritten Occupancy                                                95.0%
Underwritten Revenues                                           $14,172,349
Underwritten Total Expenses                                      $5,173,737
Underwritten Net Operating Income (NOI)                          $8,998,612
Underwritten Net Cash Flow (NCF)                                 $8,515,908

----------------------------------------------------------------------------


----------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
Originator                                                             GCFP
Cut-off Date Principal Balance                                  $80,000,000
Cut-off Date Principal Balance PSF                              $208.96 (2)
Percentage of Initial Mortgage Pool Balance                            3.1%
Number of Mortgage Loans                                                  1
Type of Security                                                 Fee Simple
Mortgage Rate                                                        5.727%
Original Term to Maturity (Months)                                      120
Original Amortization Term (Months)                           Interest-only
Cut-off Date LTV Ratio                                               69.57%
LTV Ratio at Maturity                                                69.57%
Underwritten DSCR on NOI                                               1.94
Underwritten DSCR on NCF                                               1.83
----------------------------------------------------------------------------

(1)  Consists of 382,841 sf office and 312,297 sf parking garage

(2)  Calculation based on 382,841 sf office space

o THE LOAN. The mortgage loan (the "GLENDALE CENTER LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a Class A office building and an adjacent retail building located in downtown Glendale, California (the "GLENDALE CENTER PROPERTY"). The Glendale Center Loan represents approximately 3.1% of the initial mortgage pool balance. The Glendale Center Loan was originated on October 14, 2003 has a principal balance as of the cut-off date of $80,000,000 and an interest rate of 5.727%. The DSCR and LTV on the Glendale Center Loan are 1.83x and 69.57%, respectively. Maguire Properties, Inc. ("MPI"), the borrower's sponsor, used the proceeds of the loan to refinance its August 28, 2003 buyout of Bank of America's ownership interest and Disney's cash flow participation interests in the Glendale Center Property and to reduce MPI's revolving line of credit.

     The Glendale Center Loan has an initial term of 120 months and remaining term of 114 months. The loan requires payments of interest-only for its entire term. The scheduled maturity date is November 1, 2013. Voluntary prepayment of the Glendale Center Loan is permitted in whole, but not in part, at any time after May 31, 2006, provided that with respect to any prepayment made before August 1, 2013, the borrower will be required to pay a yield maintenance premium. The yield maintenance premium is the amount equal to the greater of (i) 1.00% of the outstanding principal balance of the Glendale Center Loan at the time of prepayment or (ii) the excess, if any, of (A) the amount of the monthly interest that would otherwise be payable on the principal balance being prepaid through August 1, 2013 over (B) the amount of monthly interest the lender would earn if the principal balance being prepaid were reinvested at the U.S. Treasury Rate then in effect through August 1, 2013, with the difference discounted to present value at the U.S. Treasury Rate.

o THE PROPERTY. The Glendale Center Property consists of a 370,641 sf, class-A office building, a 12,200 sf retail building, a six-level, 1,249-space parking garage, and a 151-space surface parking lot. The building was constructed in 1972 and underwent a $25 million renovation in 1996. The Glendale Center Property is located on the southwest corner of the intersection of Brand Boulevard and the Ventura (134) Freeway.

     As of December 31, 2003, the Glendale Center Property was 100% occupied by five tenants. The three largest tenants, Disney Enterprises, Inc. (rated "BBB+" by S&P and "Baa1" by Moody's) (occupies 156,215 sf), Bank of America (rated "A+" by S&P and "Aa2" by Moody's) (occupies 136,030 sf) and Time Warner (rated "BBB+" by S&P and "Baa1" by Moody's) (occupies 70,134 sf), occupy 94.7% of the total NRA.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 60 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GLENDALE CENTER
--------------------------------------------------------------------------------

      The following table presents certain information relating to the major tenants at the Glendale Center Property:

                                                                    % OF TOTAL        ANNUALIZED
                                                    ANNUALIZED      ANNUALIZED       UNDERWRITTEN
                                          % OF     UNDERWRITTEN    UNDERWRITTEN      BASE RENT ($
           TENANT NAME   TENANT NRSF      NRSF     BASE RENT ($)    BASE RENT          PER SF)                LEASE EXPIRATION
------------------------ -----------   ---------   -------------   ------------      -------------      ----------------------------
Bank of America            136,030       35.5%       3,717,813        42.3%             27.33            10/31/2010 & 4/30/2013(1)
Disney                     156,215       40.8%       3,085,785        35.1%             19.75                    6/30/2011
Time Warner                 70,134       18.3%       1,648,149        18.8%             23.50                    4/30/2006
Total Woman                 12,200        3.2%        293,800          3.3%             24.08                    1/31/2014
Maguire Partners            8,262         2.2%        40,400           0.5%              4.89           10/31/2004 & 10/31/2011(2)
                            -------     -----        ---------       -----              -----
TOTAL ALL TENANTS           382,841     100.0%       8,785,947       100.0%             22.95

---------------------------------

     (1) Bank of America has 46,621 sf expiring in 2010; 84,409 sf expiring in 2013.

     (2)  Maguire Partners has 2,020 sf expiring in 2004; 6,242 sf expiring in
          2011


     The following table presents certain information relating to the lease rollover schedule at the Glendale Center Property:

                                                LEASE EXPIRATION SCHEDULE (1)
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                  % OF TOTAL         ANNUALIZED
                                                                               ANNUALIZED         ANNUALIZED        UNDERWRITTEN
     YEAR ENDING        EXPIRING            % OF            CUMULATIVE        UNDERWRITTEN       UNDERWRITTEN        BASE RENT
    DECEMBER 31,          NRSF           TOTAL NRSF       OF TOTAL NRSF      BASE RENT ($)         BASE RENT         ($ PER SF)
----------------------  --------         ----------       -------------      -------------       -------------      --------------
2004                     2,020              0.5%               0.5%              40,400              0.5%              20.00
2005                       0                0.0%               0.5%                0                 0.0%               0.00
2006                     70,134             18.3%             18.8%            1,648,149             18.8%             23.50
2007                       0                0.0%              18.8%                0                 0.0%               0.00
2008                       0                0.0%              18.8%                0                 0.0%               0.00
2009                       0                0.0%              18.8%                0                 0.0%               0.00
2010                     46,621             12.2%             31.0%            1,209,349             13.8%             25.94
2011                    162,457             42.4%             73.5%            3,085,785             35.1%             18.99
2012                       0                0.0%              73.5%                0                 0.0%               0.00
2013                     89,409             23.4%             96.8%            2,508,464             28.6%             28.06
2014 and thereafter      12,200             3.2%              100.0%            293,800              3.3%              24.08
Vacant                     0                0.0%              100.0%
                        -------            -----                               ---------            -----              -----
TOTAL                   382,841            100.0%                              8,785,947            100.0%             22.95

---------------------------------------

     (1) Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrower is Maguire Properties - 611 N. Brand LLC, a special purpose, bankruptcy-remote entity with two independent directors. Legal counsel to the borrower delivered a non consolidation opinion in connection with the origination of the Glendale Center Loan. The sponsor of the borrower is MPI, a publicly traded REIT, with a market capitalization of $995 million as of April 20, 2004. Robert F. Maguire III, the largest shareholder, chairman of the board and Co-Chief Executive Officer of MPI, is an experienced real estate investor. In 1965, Robert F. Maguire III founded MPI's predecessor, Maguire Partners, to own, manage, develop and acquire office properties in the Southern California market. Over its 38-year history, Maguire Partners established a successful record of developing visible class-A buildings. MPI is one of the largest commercial real estate developers and owners headquartered on the West Coast and one of the nation's largest developers of class-A quality office and mixed-use properties. The company specializes in large, architecturally significant projects, and has developed a number of significant projects in Los Angeles County, including Wells Fargo Tower, US Bank Tower, Gas Company Tower, and KPMG Tower. MPI's operating partner, Maguire Properties, L.P. ("MPLP"), guaranteed the non-recourse carveouts of the Glendale Center Loan. The borrower is affiliated with the borrower under the mortgage loan identified on Annex A to the prospectus supplement as Wells Fargo Tower, which is also an asset of the trust.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 61 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GLENDALE CENTER
--------------------------------------------------------------------------------

o RELEASE OF COLLATERAL. Under the loan documents, the borrower is permitted a release of a 151-space surface parking lot (1.77 acres) in connection with a future office development project, provided that certain conditions are met, including the following: (i) no event of default exists; (ii) the borrower provides rating agency confirmation that the release will not result in a downgrade of the series 2004-GG1 certificates; (iii) the Glendale Property has at least a 1.10x actual DSCR; (iv) the borrower provides a legal opinion that the release will not have any adverse effect on any REMIC related to the series 2004-GG1 certificates; (iv) the borrower provides an individual survey related to the release property and creates a separate tax parcel; and (iv) the borrower obtains a noncompetition agreement from the transferee.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes and insurance. In addition, if Disney Enterprises, Inc. ("Disney") or Bank of America fail to exercise their respective renewal options under their respective leases, all excess cash will be deposited into a rollover reserve until the amount deposited in the rollover reserve equals $30.00/sf multiplied by that portion of the space that is not renewed. In lieu of making a cash deposit, the borrower may deliver one or more letters of credit or provide a guaranty from MPLP, satisfactory to lender, providing for the payment of all tenant improvement expenses and leasing commissions incurred by the borrower in connection with re-leasing the Disney or Bank of America spaces. At origination, the borrower deposited $11,500 into a repairs reserve account. The borrower is required to satisfy certain related repair obligations within one year of the origination date.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a hard lock box, which is already in place. The loan documents require the borrower to direct tenants to pay their rents directly to a lender controlled hard lock box. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lender controlled account (as well as any other rents, receipts, security deposits or payments related to lease termination or default) within one business day of receipt. Any amounts in the lender-controlled account after payment of debt service, operating expenses and reserves are required to be returned to the borrower until there is an event of default under the Glendale Center Loan. Upon the occurrence and during the continuance of an event of default, lender may apply any sums then held pursuant to the cash management agreement to the payment of the debt.

o PROPERTY MANAGEMENT. MPLP, an affiliate of the borrower, is the property manager for the Glendale Center Property. The lender may replace the property manager if (i) an event of default occurs and not cured, (iii) a bankruptcy of MPLP occurs, (iii) the maturity date has occurred and the loan is not repaid or (iv) the property manager defaults under the property management agreement. Thereafter, the borrower may not enter into any agreement relating to the management of the property with any party without the express written consent of lender and the rating agencies. The management fee is 3.0% of all rent and other income collected from tenants of at the Glendale Center Property. Leasing commissions are payable separately based on a fixed schedule. MPLP contracts out certain services to an affiliated subcontractor pursuant to a services subcontract that is terminable by either party on 30 days notice.

o MEZZANINE OR SUBORDINATE INDEBTEDNESS. There is currently no mezzanine or subordinate indebtedness. The loan documents permit MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, to pledge their indirect ownership interests in the borrower to any permitted institutional transferee providing a corporate line of credit or other financing to MPI, MPLP or any entity holding any direct or indirect interests in MPI or MPLP, provided that the indirect interests in the borrower that are pledged as collateral comprise no more than 33% of the total value of the collateral for such line of credit or other financing, and provided that the following conditions are met: (i) no default has occurred and remains uncured and
     (ii) lender will have received payment of, or reimbursement for, all costs and expenses incurred by lender in connection with such pledges (including, but not limited to, reasonable attorneys' fees and costs and expenses of the rating agencies).

o TERRORISM INSURANCE. The loan documents require the borrower to maintain terrorism insurance. The Glendale Center Property has terrorism coverage as part of its blanket all-risk property coverage. The loan documents provide that if "certified acts of terrorism," as identified by the United States Government, are excluded from borrower's comprehensive all risk insurance policy or business income coverage, the borrower is required to obtain an endorsement to such policies, or separate policies, insuring against all such "certified acts of terrorism" ("TERRORISM ACTS"), at the borrower's option, either (A) in an amount not less than $300,000,000 on an aggregate basis covering the Glendale Center Property and all properties owned by MPLP or its affiliates as of the closing date of the Glendale Center Loan and providing for a deductible not exceeding $1,000,000, or (B) in a total amount not less than $350,000,000 on an aggregate basis covering the Glendale Center Property and all properties owned by MPLP or its affiliates as of the closing date of the Glendale Center Loan and providing for a deductible of not in excess of 5% of the full replacement value of the Glendale Center Property (insurance meeting such requirements being referred to as "FULL COVERAGE"). In either case, the endorsement or policy must be (x) in form and substance reasonably satisfactory to lender and (y) non-cancelable (to the extent such non-cancelable insurance is available in the

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 62 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - GLENDALE CENTER
--------------------------------------------------------------------------------

     marketplace). Notwithstanding the requirements stated above, in the event that Full Coverage is not available at a cost of $3,000,000 per year, then borrower is required to purchase insurance covering Terrorism Acts at the Glendale Center Property in an amount equal to the principal balance of the Glendale Center Loan; provided, however, if such coverage is not available at a maximum cost of $3,000,000 per year, the borrower will be required to obtain the greatest amount of coverage for the Glendale Center Property obtainable at a cost of $3,000,000 per year. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.



Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 63 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 801 FIGUEROA TOWER
--------------------------------------------------------------------------------



                                [PHOTO OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 64 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 801 FIGUEROA TOWER
--------------------------------------------------------------------------------



                                  [MAP OMITTED]

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 65 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 801 FIGUEROA TOWER
--------------------------------------------------------------------------------

---------------------------------------------------------------------------
                           PROPERTY INFORMATION
Number of Mortgaged Real Properties                                      1
Location (City/State)                              Los Angeles, California
Property Type                                                       Office
Size (sf)                                                          436,075
Percentage Leased as of  April 1, 2004                               93.9%
Year Built/Renovated                                           1991 / 1999
Appraisal Value                                               $102,500,000
Underwritten Occupancy                                               94.0%
Underwritten Revenues                                          $13,471,341
Underwritten Total Expenses                                     $5,141,617
Underwritten Net Operating Income (NOI)                         $8,329,724
Underwritten Net Cash Flow (NCF)                                $7,757,499

----------------------------------------------- ---------------------------


---------------------------------------------------------------------------
                         MORTGAGE LOAN INFORMATION
Originator                                                            GCFP
Cut-off Date Principal Balance                                 $77,000,000
Cut-off Date Principal Balance PSF                                 $176.58
Percentage of Initial Mortgage Pool Balance                           3.0%
Number of Mortgage Loans                                                 1
Type of Security                                                Fee Simple
Mortgage Rate                                                       5.591%
Original Term to Maturity (Months)                                      84
Original Amortization Term (Months)                  IO 17; 360 thereafter
Cut-off Date LTV Ratio                                              75.12%
LTV Ratio at Maturity                                               69.15%
Underwritten DSCR on NOI                                              1.57
Underwritten DSCR on NCF                                              1.46
----------------------------------------------- ---------------------------

o THE LOAN. The mortgage loan (the "801 FIGUEROA TOWER LOAN") is evidenced by a single note and is secured by a first mortgage encumbering a Class A office building located in Los Angeles, California (the "801 FIGUEROA TOWER PROPERTY"). The 801 Figueroa Tower Loan represents approximately 3.0% of the initial mortgage pool balance. The 801 Figueroa Tower Loan was originated on April 2, 2004, has a principal balance as of the cut-off date of $77,000,000 and an interest rate of 5.591%. The DSCR and LTV on the 801 Figueroa Tower Loan are 1.46x and 75.12%, respectively. The proceeds of the 801 Figueroa Tower Loan were used to refinance a $55,156,405 first mortgage loan. Mani Brothers, LLC, an affiliate of the borrowers, purchased the 801 Figueroa Tower Property on August 28, 2003, for $101,268,000.

      The 801 Figueroa Tower Loan has an initial and remaining term of 84 months. The 801 Figueroa Tower Loan is interest-only for the first 17 months and amortizes thereafter based on a 360-month amortization schedule, with required principal payments of $441,603.92 beginning November 1, 2005. The scheduled maturity date is May 1, 2011. Voluntary prepayment of the 801 Figueroa Tower Loan is prohibited until March 1, 2011 and permitted thereafter without penalty. Defeasance with United States government securities is permitted from June 1, 2006.

o THE PROPERTY. The 801 Figueroa Tower Property, an approximately 436,075 sf, Class A office building and a three-level, 276-space parking garage, is located in the downtown financial district of Los Angeles, California, within the Figueroa Corridor submarket. The 801 Figueroa Tower Property, constructed in 1991, is located on the southwest corner of the intersection of Figueroa Boulevard and 8th Street. The collateral parking garage provides 272 parking spaces and, pursuant to a license agreement with Maguire/Thomas Partners - 17th & Grand Ltd., an off-site lot provides an additional 177 spaces. The borrowers are required to pay $198,594 per year (adjusted annually) under the parking license.

      As of April 1, 2004, the 801 Figueroa Tower Property was 93.9% leased by 13 tenants. The 801 Figueroa Tower Property's four largest tenants are Squire Sanders & Dempsey (occupies 114,708 sf), Federal/Chubb Insurance (occupies 113,157 sf), Sedgwick, Detert, Moran, and Arnold LLP (occupies 64,684 sf) and AON Insurance Corporation ("AON") (occupies 61,416 sf).

      The lease to AON is scheduled to expire on July 17, 2004, and AON is currently subleasing 100% of its space. The borrowers are attempting to convert these subleases into direct tenant leases. The principals of the borrowers, Simon Mani and Daniel Mani (together, the "801 FIGUEROA TOWER PRINCIPALS"), have entered into a master lease (the "MASTER LEASE") for 50,000 sf of the AON space, pursuant to which they are obligated to pay rent (on a per square foot basis) through 2009. To the extent that the borrowers enter into any new direct lease with a tenant covering a portion of the space demised under the Master Lease (including any existing sublease that becomes a direct lease), the obligations of the 801 Figueroa Tower Principals under the Master Lease will be reduced accordingly, provided that, to the extent any new direct lease is less than the per square foot contract rent under the Master Lease, the Master Lease will be automatically adjusted so that the aggregate contract rent payable under the Master Lease together with all new direct leases (or space otherwise assigned or sublet under the Master Lease) is equal to or greater than the per square foot contract rent originally payable for the entirety of the Master Lease space.

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 66 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 801 FIGUEROA TOWER
--------------------------------------------------------------------------------

            The following table presents certain information relating to the major tenants at the 801 Figueroa Tower Property:

                                                                             % OF TOTAL        ANNUALIZED
                                                          ANNUALIZED         ANNUALIZED       UNDERWRITTEN
                                             % OF        UNDERWRITTEN       UNDERWRITTEN      BASE RENT ($
         TENANT NAME        TENANT NRSF      NRSF        BASE RENT ($)       BASE RENT          PER SF)          LEASE EXPIRATION
--------------------------  -----------   --------       -------------      ------------      -------------   ----------------------
Squire Sanders                114,708       26.3%          2,886,818           29.8%             25.17               10/4/2007
Federal/Chubb Insurance       113,157       25.9%          2,792,220           28.8%             24.68               2/29/2008
AON/Master Lease               50,000       11.5%          1,237,500           12.8%             24.75               2/28/2009
Sedgwick, Detert, Moran(1)     64,684       14.8%          1,228,996           12.7%             19.00             10/31/2015(2)
Blue Cross                     22,946        5.3%           413,028             4.3%             18.00         7/16/2009 & 7/19/2009
RLI Insurance                  13,462        3.1%           309,626             3.2%             23.00               5/31/2010
TOTAL LARGEST TENANTS         378,957       86.9%          8,868,189           91.6%             23.40
Remaining Tenants              30,687        7.0%           818,353             8.4%             26.67
Vacant Space                   26,431        6.1%
                               -------     -----            ---------          -----             -----
TOTAL ALL TENANTS              436,075     100.0%           9,686,542          100.0%            22.21

---------------------------------------
(1) In connection with the extension of its lease through October 31, 2015, the tenant received a rent abatement for November 2003 through February 2004 and for November 2004 through February 2005. This rent abatement was taken into account by the payment guaranty delivered by the 801 Figueroa Tower Principals and described below. For the period from November 1, 2003, to October 31, 2008, the tenant receives a rent credit equal to $1.00 psf. This rent credit was taken into account in the determination of the underwritten DSCR. The borrower has the option to buy out the abatement and rent credit at an 8% discount. In addition, in connection with the renewal, the tenant received a $12.50 psf improvement allowance. The improvement allowance was taken into account in the determination of the rollover reserve.

(2) The tenant has the right to terminate approximately 10,000 sf on the 17th floor effective October 31, 2010 with a termination fee equal to base rent, operating expenses and taxes attributable to the space from November 1, 2010, through June 30, 2011.

     The following table presents certain information relating to the lease rollover schedule at the 801 Figueroa Tower Property:

                          LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                                % OF TOTAL         ANNUALIZED
                                                                             ANNUALIZED         ANNUALIZED        UNDERWRITTEN
                           EXPIRING         % OF           CUMULATIVE       UNDERWRITTEN       UNDERWRITTEN        BASE RENT
YEAR ENDING DECEMBER 31,     NRSF        TOTAL NRSF      OF TOTAL NRSF     BASE RENT ($)         BASE RENT         ($ PER SF)
------------------------   --------      ----------      -------------     -------------       -------------      --------------
2004                        3,544           0.8%              0.8%             96,144              1.0%              27.13
2005                          0             0.0%              0.8%               0                 0.0%               0.00
2006                          0             0.0%              0.8%               0                 0.0%               0.00
2007                       114,708          26.3%            27.1%           2,886,818             29.8%             25.17
2008                       113,157          25.9%            53.1%           2,792,220             28.8%             24.68
2009                        96,116          22.0%            75.1%           2,216,163             22.9%             23.06
2010                        13,462          3.1%             78.2%            309,626              3.2%              23.00
2011                        6,187           1.4%             79.6%            178,185              1.8%              28.80
2012                        4,091           0.9%             80.6%             98,184              1.0%              24.00
2013                          0             0.0%             80.6%               0                 0.0%               0.00
2014 and thereafter         58,379          13.4%            93.9%           1,109,201             11.5%              0.00
Vacant                      26,431          6.1%             100.0%
                           -------         -----                             ---------            -----              -----
TOTAL                      436,075         100.0%                            9,686,542            100.0%             22.21

---------------------------------------

     (1) Calculated based on approximate square footage occupied by each tenant.

o THE BORROWER. The borrowers, DM Crescent, LLC, MB Alameda, LLC, MB 1031, LLC, MB Pier, LLC, MB 801, LLC, and SM Crescent, LLC, each a single member bankruptcy remote limited liability company with an independent director, own the 801 Figueroa Tower Property as tenants-in-common. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the 801 Figueroa Tower Loan. Each tenant-in-common borrower is 100% indirectly owned by one or both of the 801 Figueroa Tower Principals. The 801 Figueroa Tower Principals own Mani Brothers Real Estate Investments ("MB"). Headquartered in Los Angeles, California, MB owns, renovates, manages, and leases commercial property in the greater Los Angeles area, specifically West Los Angeles, Downtown Los Angeles, Santa Monica, and the Southbay. In total, MB owns 1,350,000 sf of commercial space

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 67 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 801 FIGUEROA TOWER
--------------------------------------------------------------------------------

     including 1,110,000 sf of office space, 222,250 sf of industrial space, and 15,300 sf of retail space. The 801 Figueroa Tower Principals jointly and severally guaranteed the non-recourse carveouts of the 801 Figueroa Tower Loan. In addition, the 801 Figueroa Tower Principals jointly and severally provided a payment guaranty of $583,400 (the amount equal to certain rent abatements provided under the lease with Sedgwick, Detert, Moran), which amount is to be reduced by the amount of any payment made under the guaranty, and further reduced to $437,550 on December 1, 2004, to $291,700 on January 1, 2005, to $145,850 on February 1, 2005, and to $0 on March 1, 2005.

o ESCROWS. The loan documents provide for certain escrows of real estate taxes, insurance and replacement reserves. In addition, from January 1, 2005 through December 31, 2009, the loan documents require a monthly deposit of $50,000 ($600,000 per year) into a rollover reserve account. In the event Federal/Chubb Insurance Company does not notify the borrowers of its intention to renew its lease on or prior to August 29, 2007, the borrowers will be required to post a letter of credit in the amount of $1,400,000 to secure payment of rollover costs related to the space currently leased to that tenant and as additional collateral for the 801 Figueroa Tower Loan. The 801 Figueroa Tower Principals guaranteed the borrowers' obligation to deliver the letter of credit. The borrowers are also required to deposit any lease termination payments and security deposits applied or other payments received on account of lease defaults or lease terminations into the rollover reserve. The loan documents also require the borrowers to deposit into a capital expenditure reserve account an amount equal to of one-twelfth of the product obtained by multiplying $0.15 by the aggregate number of rentable square feet at the at 801 Figueroa Tower Property. In addition, at closing the borrowers deposited $441,603.92 into a debt service reserve account. The loan documents provide that the borrowers are required to replenish the funds in this account to the extent any amount is used for the payment of debt service.

o LOCK BOX AND CASH MANAGEMENT. The loan requires a soft lock box until a Cash Management Period (as defined below) after which a hard lock box is required for the remainder of the term of the 801 Figueroa Tower Loan. The loan documents require that all rents received by the borrowers or the property manager be deposited into a lender-controlled account within one Business Day of receipt (as well as any other rents, receipts, or payments related to lease termination or default). All funds from the lender-controlled account are transferred, within one business day of receipt, to an account controlled by the borrowers, unless a "Cash Management Period" is in effect. A "CASH MANAGEMENT PERIOD" will commence if: (i) an event of default under the loan documents has occurred, (ii) as of the last day of any calendar quarter (a "CALCULATION DATE"), the DSCR (based on actual net cash flow and an assumed constant of 10.09%) is less than 0.75x (the "MINIMUM DSCR THRESHOLD"), or (iii) as of any Calculation Date, the aggregate net worth of the 801 Figueroa Tower Principals is less than $10,000,000. A Cash Management Period will end (A) if triggered by clause (i) above, if such event of default has been cured and no other event of default has occurred and is continuing, (B) if triggered by clause
     (ii) above, if the Minimum DSCR Threshold has been achieved for two consecutive Calculation Dates, or (C) if triggered by clause (iii) above, if the lender determines that the aggregate net worth of the 801 Figueroa Tower Principals has been equal to or greater than $10,000,000 for two consecutive Calculation Dates. From and after the occurrence of a Cash Management Period, the loan documents obligate the borrower to instruct each tenant at the 801 Figueroa Tower Property to pay their rents directly to a lock box account. During the continuance of a Cash Management Period, funds deposited by the borrowers, the property manager or tenants will be swept on a daily basis into an account controlled by the lender and applied to pay debt service, operating expenses, and any reserves required under the loan documents. In addition, during the continuance of a Cash Management Period, the loan documents permit the lender to retain all available cash after payment of debt service, operating expenses and required reserves as additional cash collateral for the 801 Figueroa Tower Loan.

o PROPERTY MANAGEMENT. Mani Brothers, LLC, an affiliate of the borrowers, is the property manager for the 801 Figueroa Tower Property. The lender may replace the property manager upon the occurrence and during the continuance of an event of default under the loan agreement, if the property manager is in default under the management agreement, or upon the gross negligence, malfeasance or willful misconduct of the property manager, or if the DSCR at the end of any two consecutive calendar quarters is less than Minimum DSCR Threshold. Mani Brothers, LLC manage all properties owned by MB and its subsidiaries (approximately 1,350,000 sf). The management fee is equal to the greater of 3.0% of gross revenues collected or $15,000 per month.

o    MEZZANINE OR SUBORDINATE INDEBTEDNESS. Not permitted.

o TERRORISM INSURANCE. The loan documents require the borrowers to maintain terrorism insurance, in an amount equal to 100% of the replacement cost of the 801 Figueroa Tower Property, provided that such coverage is available. The 801 Figueroa Tower Property has terrorism coverage as part of its all-risk property coverage. The loan documents provide that if the insurance premiums for a stand-

Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 68 -         [RBS GREENWICH CAPITAL LOGO]

GCCFC 2004-GG1
--------------------------------------------------------------------------------

TEN LARGEST MORTGAGE LOANS - 801 FIGUEROA TOWER
--------------------------------------------------------------------------------

     alone policy covering terrorist acts exceeds the Terrorism Premium Cap (defined below), the borrowers will not be required to pay such premium and the lender may, at its option (1) purchase such stand-alone terrorism policy, and require that the borrowers pay the portion of the premiums equal to the Terrorism Premium Cap or (2) modify the deductible amounts, policy limits and other required policy terms to reduce the Insurance Premiums payable with respect to such stand-alone terrorism policy to the Terrorism Premium Cap. As used herein, "TERRORISM PREMIUM CAP" means an amount which is equal to 150% of the aggregate amount insurance premiums presently being paid for physical hazard insurance for the last policy year in which coverage for terrorism was included as part of the "all risk" property policy, adjusted annually by a percentage equal to the increase in the Consumer Price Index. See "Risk Factors--Risks Relating to the Underlying Mortgage Loans--The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Effect Payments on Your Certificates" in the Prospectus Supplement.


Under no circumstances shall the information presented herein constitute an offer to sell or the solicitation of an offer to buy any security nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification for an exemption from such registration under the securities laws of such jurisdiction. You have requested that Goldman, Sachs & Co., Greenwich Capital Markets, Inc., Banc of America Securities LLC, Credit Suisse First Boston LLC, Morgan Stanley & Co. Incorporated and Wachovia Capital Markets, LLC (collectively the "Underwriters") provide to you information in connection with your considering the purchase of certain securities described herein. The attached information is being provided to you for informative purposes only in response to your specific request. The information contained herein has been compiled by the Underwriters from sources which the Underwriters believe to be reasonably reliable. However, the Underwriters make no representation or warranty as to the accuracy or completeness of such information and you must make your own determination as to whether the information is appropriate and responsive to your request. Any investment decision with respect to the securities described herein should be made solely on the results of your own due diligence with respect to the securities and the mortgage loans referred to herein and only upon your review of the final prospectus and prospectus supplement for the securities. This information may not be delivered by you to any other person without the Underwriters' prior written consent. The Underwriters may from time to time perform investment banking services for or solicit investment banking business from any company named in the information herein. The Underwriters and/or their employees may from time to time have a long or short position in any contract or security discussed herein. Information contained in this material is current as of the date appearing on this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH ASSETS. ALL INFORMATION IN THIS TERM SHEET WHETHER REGARDING THE ASSETS BACKING ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE WILL BE SUPERSEDED BY THE INFORMATION CONTAINED IN ANY FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT FOR ANY SECURITIES ACTUALLY SOLD TO YOU.

[GOLDMAN, SACHS & CO. LOGO]          - 69 -         [RBS GREENWICH CAPITAL LOGO]

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

                          MORTGAGE POOL CHARACTERISTICS

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX C

PROPERTY TYPES

                                                                                                                WTD.AVG.
                                                   AGGREGATE        % OF                  WTD. AVG.   WTD. AVG. REMAINING
                                   NUMBER OF      CUT-OFF DATE     INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
                                   MORTGAGED       PRINCIPAL       MORTGAGE    WTD. AVG.    DATE        DATE     MATURITY  MORTGAGE
           PROPERTY TYPE           PROPERTIES      BALANCE ($)    POOL BALANCE   DSCR     LTV RATIO   LTV RATIO  (MONTHS)    RATE
------------------------------------------------------------------------------------------------------------------------------------
Office                                   38         1,334,987,487      51.3%       1.63       69.5%      63.4%       99     5.673%
Retail                                   64           926,519,683      35.6%       1.72       69.6%      59.6%       97     5.087%
Industrial                               56           144,537,021       5.6%       1.57       69.2%      59.6%      103     5.961%
Multifamily                              10            74,956,860       2.9%       1.36       77.0%      67.3%      113     5.748%
Hospitality                               4            41,808,819       1.6%       1.49       64.5%      51.6%       98     7.232%
Mobile Home Park                          6            38,674,028       1.5%       1.55       74.0%      63.0%      112     5.669%
Self-Storage                              3            27,671,197       1.1%       1.44       80.8%      69.0%      118     6.195%
Other                                     2            13,000,000       0.5%       2.50       47.4%      47.4%      101     5.184%
                                   -------------------------------------------------------------------------------------------------
                                         183        2,602,155,095     100.0%       1.65       69.7%      61.7%      100     5.511%
------------------------------------------------------------------------------------------------------------------------------------


PROPERTY LOCATIONS

                                                                                                                WTD.AVG.
                                                   AGGREGATE        % OF                  WTD. AVG.   WTD. AVG. REMAINING
                                   NUMBER OF      CUT-OFF DATE     INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
                                   MORTGAGED       PRINCIPAL       MORTGAGE    WTD. AVG.    DATE        DATE     MATURITY  MORTGAGE
           PROPERTY TYPE           PROPERTIES      BALANCE ($)    POOL BALANCE   DSCR     LTV RATIO   LTV RATIO  (MONTHS)    RATE
------------------------------------------------------------------------------------------------------------------------------------
New York                                 45           663,483,078      25.5%       1.74       63.1%      56.8%      104     5.664%
California                               25           574,148,467      22.1%       1.68       71.2%      63.8%       93     5.261%
Texas                                    25           254,347,371       9.8%       1.74       71.4%      64.8%       76     4.917%
Illinois                                  6           166,445,617       6.4%       1.66       68.2%      60.1%       89     5.348%
Virginia                                  6           131,541,100       5.1%       1.49       67.3%      56.5%      120     5.617%
Kentucky                                  1           108,550,000       4.2%       1.39       79.8%      75.1%      119     6.415%
Ohio                                      5            84,487,234       3.2%       1.49       76.2%      66.9%      112     5.412%
Connecticut                               4            73,814,297       2.8%       1.54       72.9%      57.7%      117     5.733%
Michigan                                  6            66,632,203       2.6%       1.50       75.9%      65.9%      112     5.541%
Georgia                                   6            63,839,610       2.5%       1.64       73.1%      59.8%      115     5.388%
Other States (1)                         54           414,866,117      15.9%       1.60       72.6%      63.0%       98     5.763%
                                   -------------------------------------------------------------------------------------------------
                                         183        2,602,155,095     100.0%       1.65       69.7%      61.7%      100     5.511%
------------------------------------------------------------------------------------------------------------------------------------
(1) Includes 17 states and Washington DC

                                    ANNEX C

CUT-OFF DATE PRINCIPAL BALANCES


                                                                                                                WTD.AVG.
                                                   AGGREGATE        % OF                  WTD. AVG.   WTD. AVG. REMAINING
                                   NUMBER OF      CUT-OFF DATE     INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
     RANGE OF CUT-OFF              MORTGAGE        PRINCIPAL       MORTGAGE    WTD. AVG.    DATE        DATE     MATURITY  MORTGAGE
     DATE BALANCES ($)               LOANS        BALANCE ($)    POOL BALANCE   DSCR     LTV RATIO   LTV RATIO  (MONTHS)    RATE
------------------------------------------------------------------------------------------------------------------------------------
        Less than 2,500,001               8            15,957,729       0.6%       1.85       63.5%      52.6%      122     5.794%
       2,500,001 - 5,000,000             31           118,248,742       4.5%       1.71       69.1%      57.4%      115     5.679%
       5,000,001 - 7,500,000             19           117,248,308       4.5%       1.52       75.1%      60.0%      117     5.657%
       7,500,001 - 10,000,000             6            53,981,716       2.1%       1.61       71.7%      61.5%      108     5.633%
      10,000,001 - 12,500,000            17           192,907,283       7.4%       1.50       74.0%      62.8%      107     5.782%
      12,500,001 - 15,000,000             5            71,685,165       2.8%       1.49       70.5%      61.5%      113     6.642%
      15,000,001 - 17,500,000             3            47,381,091       1.8%       1.38       79.0%      68.6%      105     5.558%
      17,500,001 - 20,000,000             2            39,167,152       1.5%       1.31       78.3%      66.5%      115     5.917%
      20,000,001 - 22,500,000             4            86,534,617       3.3%       1.58       76.1%      65.5%      100     5.669%
      22,500,001 - 25,000,000             3            71,635,288       2.8%       1.36       80.0%      69.8%      118     5.812%
      25,000,001 - 50,000,000            13           496,230,032      19.1%       1.63       73.0%      64.9%       93     5.516%
      50,000,001 - 75,000,000             4           256,007,790       9.8%       1.68       64.4%      57.6%       89     5.462%
      75,000,001 - 100,000,000            6           507,120,182      19.5%       1.80       66.2%      60.4%       84     4.767%
     100,000,001 - 125,000,000            2           228,550,000       8.8%       1.34       75.0%      69.6%      117     6.827%
     125,000,001 - 150,000,000            2           299,500,000      11.5%       1.97       59.1%      53.8%      100     5.013%
                                   -------------------------------------------------------------------------------------------------
                                         125        2,602,155,095     100.0%       1.65       69.7%      61.7%      100     5.511%
------------------------------------------------------------------------------------------------------------------------------------
The average Cut-off Date principal balance is $20,817,241.


MORTGAGE RATES

                                                                                                                WTD.AVG.
                                                   AGGREGATE        % OF                  WTD. AVG.   WTD. AVG. REMAINING
                                   NUMBER OF      CUT-OFF DATE     INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
                                   MORTGAGE        PRINCIPAL       MORTGAGE    WTD. AVG.    DATE        DATE     MATURITY  MORTGAGE
    RANGE OF MORTGAGE RATES (%)      LOANS        BALANCE ($)    POOL BALANCE   DSCR     LTV RATIO   LTV RATIO  (MONTHS)    RATE
------------------------------------------------------------------------------------------------------------------------------------
          Less than 5.249                17           698,706,583      26.9%       1.93       64.9%       59.3%      76     4.459%
           5.250 - 5.499                 22           441,680,762      17.0%       1.69       68.6%       58.3%     108     5.431%
           5.500 - 5.749                 33           576,771,006      22.2%       1.56       70.6%       61.8%     112     5.625%
           5.750 - 5.999                 25           335,952,794      12.9%       1.58       70.5%       61.5%     105     5.840%
           6.000 - 6.249                 11           105,119,901       4.0%       1.40       77.4%       66.6%     115     6.078%
           6.250 - 6.499                  9           226,298,203       8.7%       1.41       78.5%       71.1%     110     6.360%
           6.500 - 6.749                  6            82,787,570       3.2%       1.49       74.6%       67.7%      73     6.668%
           7.000 - 7.249                  1           120,000,000       4.6%       1.30       70.6%       64.7%     115     7.200%
           8.250 - 8.499                  1            14,838,278       0.6%       1.27       56.4%       47.6%     108     8.420%
                                   -------------------------------------------------------------------------------------------------
                                         125        2,602,155,095     100.0%       1.65       69.7%       61.7%     100     5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Mortgage Rate is 5.511%.

                                    ANNEX C

DEBT SERVICE COVERAGE RATIOS

                                                                                                                 WTD.AVG.
                                                   AGGREGATE        % OF                  WTD. AVG.   WTD. AVG. REMAINING
                                   NUMBER OF      CUT-OFF DATE     INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
                                   MORTGAGE        PRINCIPAL       MORTGAGE    WTD. AVG.    DATE        DATE     MATURITY  MORTGAGE
    RANGE OF DSCRS                   LOANS         BALANCE ($)    POOL BALANCE   DSCR     LTV RATIO   LTV RATIO  (MONTHS)    RATE
------------------------------------------------------------------------------------------------------------------------------------
           Less than 1.20                 1         19,205,805       0.7%        1.19        75.3%       64.5%      112      6.090%
           1.20 - 1.2999                  6        100,788,078       3.9%        1.27        77.3%       63.9%      102      6.486%
           1.30 - 1.3999                 28        549,481,485       21.1%       1.35        76.7%       68.1%      115      6.163%
           1.40 - 1.4999                 28        469,137,929       18.0%       1.45        74.0%       64.8%      105      5.757%
           1.50 - 1.5999                 24        432,632,623       16.6%       1.54        71.5%       63.6%       93      5.391%
           1.60 - 1.6999                  6         57,934,599       2.2%        1.64        67.7%       51.6%      115      5.576%
           1.70 - 1.7999                  7        158,810,112       6.1%        1.72        64.1%       54.8%      110      5.658%
           1.80 - 1.8999                  6        250,012,866       9.6%        1.84        65.2%       62.1%       95      5.034%
           1.90 - 1.9999                  3         70,769,605       2.7%        1.98        57.0%       51.5%       84      5.072%
           2.00 - 2.2499                 10        388,711,884       14.9%       2.10        61.6%       54.9%       85      4.913%
           2.25 - 2.4999                  2         92,727,560       3.6%        2.39        60.9%       54.9%       60      3.646%
           2.50 - 2.7499                  1          3,950,000       0.2%        2.64        53.7%       53.7%      113      5.630%
           3.00 - 3.9999                  1          1,992,549       0.1%        3.45        17.5%        0.2%      179      5.050%
           4.00 - 4.9999                  2          6,000,000       0.2%        4.25        16.9%       16.9%       87      5.060%
                                   -------------------------------------------------------------------------------------------------
                                         125     2,602,155,095      100.0%       1.65        69.7%       61.7%      100      5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Debt Service Coverage Ratio is 1.65x.


CUT-OFF DATE LOAN-TO-VALUE RATIOS

                                                                                                                   WTD.AVG.
                                                     AGGREGATE        % OF                WTD. AVG.   WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE     INITIAL                CUT-OFF     MATURITY   TERM TO  WTD. AVG.
                                       MORTGAGE      PRINCIPAL     MORTGAGE    WTD. AVG.    DATE        DATE     MATURITY  MORTGAGE
RANGE OF CUT-OFF DATE LTV RATIOS (%)     LOANS      BALANCE ($)  POOL BALANCE    DSCR     LTV RATIO   LTV RATIO  (MONTHS)    RATE
------------------------------------------------------------------------------------------------------------------------------------
          Less than 50.00                 3             7,992,549       0.3%     4.05        17.0%       12.7%      110     5.058%
           50.01 - 55.00                  4            13,812,555       0.5%     2.01        54.0%       37.7%      126     5.460%
           55.01 - 60.00                 10           397,136,947       15.3%    2.03        57.2%       49.9%       90     4.987%
           60.01 - 65.00                 11           541,926,624       20.8%    1.80        62.8%       56.2%       92     5.037%
           65.01 - 70.00                 13           251,605,093       9.7%     1.64        69.1%       63.9%       99     5.387%
           70.01 - 75.00                 24           433,691,853       16.7%    1.51        71.9%       61.9%      108     6.067%
           75.01 - 80.00                 53           805,357,655       30.9%    1.47        78.1%       69.8%      103     5.730%
           80.01 - 86.00                  7           150,631,820       5.8%     1.32        81.7%       70.4%      107     6.054%
                                   -------------------------------------------------------------------------------------------------
                                         125        2,602,155,095      100.0%    1.65        69.7%       61.7%      100     5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Cut-off Date LTV Ratio is 69.7%.

                                    ANNEX C

MATURITY DATE LOAN-TO-VALUE RATIOS

                                                                                                                 WTD.AVG.
                                                     AGGREGATE       % OF                  WTD. AVG.  WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL                 CUT-OFF    MATURITY   TERM TO   WTD. AVG.
                                       MORTGAGE     PRINCIPAL      MORTGAGE     WTD. AVG.    DATE       DATE     MATURITY   MORTGAGE
RANGE OF MATURITY DATE LTV RATIOS (%)    LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO   LTV RATIO  (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
       Less than 50.00                   17          294,354,509      11.3%        2.00      56.3%       46.1%      111      5.624%
        50.01 - 55.00                    13          413,718,402      15.9%        1.79      62.7%       53.0%       96      5.081%
        55.01 - 60.00                    15          333,957,863      12.8%        1.91      63.7%       57.5%       85      4.582%
        60.01 - 65.00                    29          616,748,262      23.7%        1.49      71.5%       63.5%       99      5.840%
        65.01 - 70.00                    37          526,487,654      20.2%        1.49      76.9%       67.9%      111      5.655%
        70.01 - 75.00                     9          200,286,062       7.7%        1.38      79.8%       71.9%       98      5.739%
        75.01 - 80.00                     5          216,602,343       8.3%        1.58      78.8%       76.6%       88      6.111%
                                    ------------------------------------------------------------------------------------------------
                                        125        2,602,155,095     100.0%        1.65      69.7%       61.7%      100      5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average Maturity Date LTV Ratio is 61.7%.

ORIGINAL TERMS TO MATURITY

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                  WTD. AVG.  WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
RANGE OF ORIGINAL TERMS TO MATURITY    MORTGAGE     PRINCIPAL      MORTGAGE    WTD. AVG.    DATE        DATE    MATURITY   MORTGAGE
(MONTHS)                                LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO   LTV RATIO  (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
               0 - 60                     9         353,254,217      13.6%       2.08      65.7%       61.1%        56      4.490%
              61 - 84                    12         630,289,991      24.2%       1.63      68.5%       63.0%        80      5.209%
              85 - 96                     2           6,667,388       0.3%       1.41      68.5%       75.2%        94      5.559%
              97 - 108                    3          36,805,143       1.4%       1.65      66.4%       57.4%        99      5.761%
             109 - 120                   96       1,564,856,253      60.1%       1.56      71.3%       61.8%       117      5.857%
             121 - 180                    3          10,282,104       0.4%       1.72      56.7%        0.7%       176      5.398%
                                    ------------------------------------------------------------------------------------------------
                                         125      2,602,155,095     100.0%       1.65      69.7%       61.7%       100      5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original term to maturity is 103 months.

                                    ANNEX C

REMAINING TERMS TO MATURITY

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                  WTD. AVG.  WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
RANGE OF REMAINING TERMS TO MATURITY   MORTGAGE     PRINCIPAL      MORTGAGE    WTD. AVG.    DATE        DATE    MATURITY   MORTGAGE
(MONTHS)                                LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO   LTV RATIO  (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
               0 - 60                     9          353,254,217      13.6%      2.08     65.7%       61.1%       56        4.490%
              61 - 84                    12          630,289,991      24.2%      1.63     68.5%       63.0%       80        5.209%
              85 - 96                     2            6,667,388      0.3%       1.41     68.5%       75.2%       94        5.559%
              97 - 108                    4           51,643,421      2.0%       1.54     63.5%       54.6%      102        6.525%
             109 - 120                   95        1,550,017,975      59.6%      1.56     71.4%       62.0%      117        5.833%
             121 - 180                    3           10,282,104      0.4%       1.72     56.7%        0.7%      176        5.398%
                                    ------------------------------------------------------------------------------------------------
                                         125       2,602,155,095     100.0%      1.65     69.7%       61.7%      100        5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining term to maturity is 100 months.

SEASONING

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                  WTD. AVG.  WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
                                       MORTGAGE     PRINCIPAL      MORTGAGE    WTD. AVG.    DATE        DATE    MATURITY   MORTGAGE
SEASONING (MONTHS)                       LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO   LTV RATIO  (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
               0 - 12                  124          2,553,335,448      98.1%     1.64     69.9%      61.9%       101        5.532%
              13 - 24                    1             48,819,647       1.9%     2.20     58.9%      53.2%        46        4.410%
                                   -------------------------------------------------------------------------------------------------
                                       125          2,602,155,095     100.0%     1.65     69.7%      61.7%       100        5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average seasoning is 3 months.

                                    ANNEX C

ORIGINAL AMORTIZATION TERMS

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                  WTD. AVG.  WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
RANGE OF ORIGINAL AMORTIZATION TERMS   MORTGAGE     PRINCIPAL      MORTGAGE    WTD. AVG.    DATE        DATE    MATURITY   MORTGAGE
(MONTHS)                                LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO   LTV RATIO  (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
           Interest Only               7           154,150,000       5.9%      2.05      69.8%       69.8%        92      5.429%
             151 - 240                 8            44,497,641       1.7%      1.62      64.3%       33.9%       130      5.850%
             241 - 360                109        2,354,530,111       90.5%     1.63      69.7%       61.4%       100      5.485%
             601 - 700                 1            48,977,343       1.9%      1.43      77.7%       77.1%        56      6.720%
                                  --------------------------------------------------------------------------------------------------
                                      125        2,602,155,095      100.0%     1.65      69.7%       61.7%       100      5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average original amortization term is 357 months.

REMAINING STATED AMORTIZATION TERMS

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                  WTD. AVG.  WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL                CUT-OFF     MATURITY   TERM TO   WTD. AVG.
RANGE OF REMAINING AMORTIZATION TERMS  MORTGAGE     PRINCIPAL      MORTGAGE    WTD. AVG.    DATE        DATE    MATURITY   MORTGAGE
(MONTHS)                                LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO   LTV RATIO  (MONTHS)      RATE
------------------------------------------------------------------------------------------------------------------------------------
           Interest Only               7           154,150,000       5.9%      2.05      69.8%       69.8%        92       5.429%
             151 - 240                 8            44,497,641       1.7%      1.62      64.3%       33.9%       130       5.850%
             241 - 360               109         2,354,530,111       90.5%     1.63      69.7%       61.4%       100       5.485%
             601 - 700                 1            48,977,343       1.9%      1.43      77.7%       77.1%        56       6.720%
                                 ---------------------------------------------------------------------------------------------------
                                     125         2,602,155,095      100.0%     1.65      69.7%       61.7%       100       5.511%
------------------------------------------------------------------------------------------------------------------------------------
The weighted average remaining amortization term is 355 months.

                                    ANNEX C


AMORTIZATION TYPES

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                 WTD. AVG.   WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL       WTD     CUT-OFF     MATURITY   TERM TO    WTD. AVG.
                                       MORTGAGE     PRINCIPAL      MORTGAGE      AVG.       DATE      DATE      MATURITY   MORTGAGE
AMORTIZATION TYPE                       LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO  LTV RATIO   (MONTHS)     RATE
------------------------------------------------------------------------------------------------------------------------------------
             Amortizing                  84       1,394,035,283      53.6%     1.65      69.9%       60.1%        98       5.450%
   Interest Only, Then Amortizing        31       1,043,687,708      40.1%     1.59      69.5%       63.3%       103       5.605%
           Interest Only                  7         154,150,000      5.9%      2.05      69.8%       69.8%        92       5.429%
          Fully Amortizing                3          10,282,104      0.4%      1.72      56.7%        0.7%       176       5.398%
                                      ----------------------------------------------------------------------------------------------
                                         125      2,602,155,095     100.0%     1.65      69.7%       61.7%       100       5.511%
------------------------------------------------------------------------------------------------------------------------------------

LOCKBOXES

                            NUMBER OF
                            MORTGAGE       AGGREGATE CUT-OFF DATE      % OF INITIAL MORTGAGE
        LOCKBOX TYPE          LOANS         PRINCIPAL BALANCE ($)           POOL BALANCE
----------------------------------------------------------------------------------------------
            Hard                39            1,807,901,215                  69.5%
            Soft                 7              174,094,486                   6.7%
----------------------------------------------------------------------------------------------









ESCROW TYPES

                            NUMBER OF
                            MORTGAGE       AGGREGATE CUT-OFF DATE       % OF INITIAL MORTGAGE
       ESCROW TYPE (1)        LOANS         PRINCIPAL BALANCE ($)            POOL BALANCE
-----------------------------------------------------------------------------------------------

TI/LC (2)                       70             1,752,147,723                  72.8%
Real Estate Tax                106             2,185,235,351                  84.0%
Insurance                      104             2,151,548,116                  82.7%
Replacement Reserve             97             1,931,420,121                  74.2%
----------------------------------------------------------------------------------------------

(1) Includes initial and ongoing reserves and escrows

(2) The statistical information for the TI/LC Reserve percentage does not include mortgage loans secured by multifamily, hospitality, mobile home park, land, or self-storage properties.

PREPAYMENT PROVISION SUMMARY

                                                                                                                WTD.AVG.
                                                    AGGREGATE       % OF                 WTD. AVG.   WTD. AVG. REMAINING
                                       NUMBER OF   CUT-OFF DATE    INITIAL       WTD     CUT-OFF     MATURITY   TERM TO    WTD. AVG.
                                       MORTGAGE     PRINCIPAL      MORTGAGE      AVG.      DATE       DATE      MATURITY   MORTGAGE
PREPAYMENT TYPE                         LOANS      BALANCE ($)   POOL BALANCE    DSCR    LTV RATIO  LTV RATIO   (MONTHS)     RATE
------------------------------------------------------------------------------------------------------------------------------------
         Lockout/Defeasance                 116     2,439,307,866      93.7%      1.64      69.5%      61.1%      100       5.508%
 Lockout/Greater 1% or Yield Maintenance      7       112,972,229      4.3%       1.78      70.6%      68.5%      114       5.778%
      Lockout/Yield Maintenance               1        45,000,000      1.7%       2.11      79.7%      79.7%       53       5.001%
Lockout/Defeasance/Discounted YM/
        Prepayment Premium                    1         4,875,000      0.2%       1.39      65.1%      77.7%       95       5.570%
                                          ------------------------------------------------------------------------------------------
                                            125     2,602,155,095     100.0%      1.65      69.7%      61.7%      100       5.511%
------------------------------------------------------------------------------------------------------------------------------------

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX D

                                DECREMENT TABLES


   Percentages of the Closing Date Certificate Balance of the A-1 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................             7             7              7              7              7
May 10, 2006.............................             0             0              0              0              0
Weighted Average Life in Years...........          0.59          0.59           0.59           0.59           0.59

   Percentages of the Closing Date Certificate Balance of the A-2 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................            84            84             84             84             84
May 10, 2007.............................            63            63             63             63             63
May 10, 2008.............................            11            11             11             11             11
May 10, 2009.............................             0             0              0              0              0
Weighted Average Life in Years...........          3.19          3.18           3.17           3.16           3.10

   Percentages of the Closing Date Certificate Balance of the A-3 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................             0             0              0              0              0
Weighted Average Life in Years...........          4.72          4.71           4.69           4.66           4.44

   Percentages of the Closing Date Certificate Balance of the A-4 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................            90            90             90             90             90
May 10, 2010.............................            78            77             75             73             51
May 10, 2011.............................             0             0              0              0              0
Weighted Average Life in Years...........          6.10          6.08           6.07           6.06           5.90

   Percentages of the Closing Date Certificate Balance of the A-5 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................             0             0              0              0              0
Weighted Average Life in Years...........          6.86          6.85           6.84           6.83           6.66

   Percentages of the Closing Date Certificate Balance of the A-6 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                     --------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................           100           100            100            100            100
May 10, 2012.............................            66            64             62             59             43
May 10, 2013.............................             0             0              0              0              0
Weighted Average Life in Years...........          8.14          8.13           8.13           8.11           8.03

   Percentages of the Closing Date Certificate Balance of the A-7 Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................           100           100            100            100            100
May 10, 2012.............................           100           100            100            100            100
May 10, 2013.............................            99            99             99             98             94
May 10, 2014.............................             0             0              0              0              0
Weighted Average Life in Years...........          9.64          9.63           9.61           9.58           9.41

    Percentages of the Closing Date Certificate Balance of the B Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................           100           100            100            100            100
May 10, 2012.............................           100           100            100            100            100
May 10, 2013.............................           100           100            100            100            100
May 10, 2014.............................             0             0              0              0              0
Weighted Average Life in Years...........          9.91          9.91           9.91           9.91           9.67


    Percentages of the Closing Date Certificate Balance of the C Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                -------------------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................           100           100            100            100            100
May 10, 2012.............................           100           100            100            100            100
May 10, 2013.............................           100           100            100            100            100
May 10, 2014.............................             0             0              0              0              0
Weighted Average Life in Years...........          9.91          9.91           9.91           9.91           9.74

    Percentages of the Closing Date Certificate Balance of the D Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                     ---------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................           100           100            100            100            100
May 10, 2012.............................           100           100            100            100            100
May 10, 2013.............................           100           100            100            100            100
May 10, 2014.............................             0             0              0              0              0
Weighted Average Life in Years...........          9.91          9.91           9.91           9.91           9.74

    Percentages of the Closing Date Certificate Balance of the E Certificates

                                                      0% CPR During Lockout, Defeasance and Yield Maintenance
                                                                    Otherwise at Indicated CPR
                                                     ---------------------------------------------------------
                Payment Date                     0 CPR         25 CPR         50 CPR         75 CPR        100 CPR
                ------------                     -----         ------         ------         ------        -------
Initial Date.............................           100           100            100            100            100
May 10, 2005.............................           100           100            100            100            100
May 10, 2006.............................           100           100            100            100            100
May 10, 2007.............................           100           100            100            100            100
May 10, 2008.............................           100           100            100            100            100
May 10, 2009.............................           100           100            100            100            100
May 10, 2010.............................           100           100            100            100            100
May 10, 2011.............................           100           100            100            100            100
May 10, 2012.............................           100           100            100            100            100
May 10, 2013.............................           100           100            100            100            100
May 10, 2014.............................             0             0              0              0              0
Weighted Average Life in Years...........          9.91          9.91           9.91           9.91           9.74

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                     ANNEX E

                         FORM OF PAYMENT DATE STATEMENT


ABN AMRO [LOGO]                                                                                   Statement Date:     06/11/2004
LaSalle Bank N.A.                             GREENWICH CAPITAL COMMERCIAL FUNDING CORP.          Payment Date:       06/11/2004
135 S. LaSalle Street Suite 1625            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES         Prior Payment:             N/A
Chicago, IL 60603                                          SERIES 2004-GG1                        Next Payment:       07/12/2004
                                                                                                  Record Date:        05/30/2004

                                                     ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                     Analyst:
                                                 REPORTING PACKAGE TABLE OF CONTENTS

====================================================================================================================================
====================================   ==================================================   ========================================
                                                                                  Page(s)
                                                                                  -------
Issue Id:                   GCCF4GG1   REMIC Certificate Report                              Closing Date:
Monthly Data File                      Bond Interest Reconciliation                          First Payment Date:         06/11/2004
Name:          GCCF4GG1_YYYYMM_3.zip   Cash Reconciliation Summary                           Assumed Final Payment Date: 06/10/2034
                                       15 Month Historical Loan Status Summary
====================================   15 Month Historical Payoff/Loss Summary               =======================================
                                       Historical Collateral Level Prepayment Report
                                       Delinquent Loan Detail
                                       Mortgage Loan Characteristics
                                       Loan Level Detail
                                       Specially Serviced Report
                                       Modified Loan Detail
                                       Realized Loss Detail
                                       Appraisal Reduction Detail

                                       ==================================================


             ==========================================================================================================
                                                     PARTIES TO THE TRANSACTION
             ----------------------------------------------------------------------------------------------------------
                                        DEPOSITOR: Greenwich Capital Commercial Funding Corp.
              UNDERWRITER: Greenwich Capital Markets, Inc./Goldman, Sachs & Co./Banc of America Securities, LLC/Credit
                      Suisse First Boston, LLC/Morgan Stanley & Co. Incorporated/ Wachovia Capital Markets, LLC
                                        MASTER SERVICER: Wachovia Bank, National Association
                                              SPECIAL SERVICER: Lennar Partners, Inc.
                   RATING AGENCY: Moody's Investors Service, Inc. / Standard & Poor's Ratings Services/Fitch, Inc.
             ==========================================================================================================

                                 ==================================================================
                                 INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                                 ------------------------------------------------------------------
                                     LaSalle Web Site                          www.etrustee.net
                                     Servicer Website
                                     LaSalle Factor Line                         (800) 246-5761

                                 ==================================================================

====================================================================================================================================

                                             GREENWICH CAPITAL COMMERCIAL FUNDING CORP.
ABN AMRO [LOGO]                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Statement Date: 06/11/2004
LaSalle Bank N.A.                                        SERIES 2004-GG1                                 Payment Date:   06/11/2004
                                                                                                         Prior Payment:         N/A
WAC:                                                                                                     Next Payment:   07/12/2004
WA Life Term:                                                                                            Record Date:    05/30/2004
WA Amort Term:                                      ABN AMRO ACCT: XX-XXXX-XX-X
Current Index:
Next Index:                                           REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL       OPENING    PRINCIPAL     PRINCIPAL      NEGATIVE      CLOSING     INTEREST     INTEREST     PASS-THROUGH
CLASS    FACE VALUE (1)    BALANCE     PAYMENT    ADJ. OR LOSS   AMORTIZATION    BALANCE    PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000      Per 1,000   Per 1,000     Per 1,000      Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------


















------------------------------------------------------------------------------------------------------------------------------------
                  0.00          0.00         0.00          0.00          0.00         0.00         0.00          0.00
====================================================================================================================================
                                                                                Total P&I Payment        0.00
                                                                                ==============================

Notes:  (1) N denotes notional balance not included in total (2) Accrued Interest plus/minus Interest Adjustment minus Deferred
        Interest equals Interest Payment (3) Estimated.



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                          SERIES 2004-GG1                                Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   BOND INTEREST RECONCILIATION

====================================================================================================================================
                                                   Deductions                               Additions
                                         ------------------------------  ----------------------------------------------
          Accrual     Pass    Accrued               Deferred &              Prior    Int Accrual   Prepay-    Other    Distributable
       ------------   Thru  Certificate  Allocable  Accretion  Interest  Int. Short-   on prior      ment    Interest   Certificate
Class  Method  Days   Rate   Interest      PPIS     Interest   Loss/Exp   falls Due  Shortfall(3) Penalties Proceeds(1)  Interest(2)
------------------------------------------------------------------------------------------------------------------------------------




















------------------------------------------------------------------------------------------------------------------------------------
                                  0.00         0.00        0.00       0.00       0.00                   0.00         0.00       0.00
====================================================================================================================================

===============================================================

                            Remaining
 Interest  Current Period  Outstanding       Credit Support
 Payment    (Shortfall)/     Interest    ----------------------
  Amount      Recovery      Shortfalls    Original   Current(4)
---------------------------------------------------------------



















---------------------------------------------------------------
       0.00                        0.00
===============================================================


(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
    Distributable Interest of the bonds.
(2) Accrued - Deductions + Additional Interest.
(3) Where applicable.
(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
    (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  ------------------------------------------  -------------------------------------------
            INTEREST SUMMARY                             PRINCIPAL SUMMARY                         SERVICING FEE SUMMARY
-------------------------------------------  ------------------------------------------  -------------------------------------------
Current Scheduled Interest                   SCHEDULED PRINCIPAL:                        Current Servicing Fees
Less Deferred Interest                       Current Scheduled Principal                 Plus Fees Advanced for PPIS
Less PPIS Reducing Scheduled Int             Advanced Scheduled Principal                Less Reduction for PPIS
Plus Gross Advance Interest                  ------------------------------------------  Plus Delinquent Servicing Fees
Less ASER Interest Adv Reduction             Scheduled Principal                         -------------------------------------------
Less Other Interest Not Advanced             ------------------------------------------  Total Servicing Fees
Less Other Adjustment                        UNSCHEDULED PRINCIPAL:                      -------------------------------------------
-------------------------------------------  Curtailments
Total                                        Advanced Scheduled Principal
-------------------------------------------  Liquidation Proceeds
UNSCHEDULED INTEREST:                        Repurchase Proceeds
-------------------------------------------  Other Principal Proceeds
Prepayment Penalties                         ------------------------------------------
Yield Maintenance Penalties                  Total Unscheduled Principal
Other Interest Proceeds                      ------------------------------------------
-------------------------------------------  Remittance Principal
Total                                        ------------------------------------------
-------------------------------------------  Remittance P&I Due Trust
Less Fees Paid to Servicer                   ------------------------------------------
Less Fee Strips Paid by Servicer             Remittance P&I Due Certs
-------------------------------------------  ------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
-------------------------------------------  ------------------------------------------  -------------------------------------------
Special Servicing Fees                                 POOL BALANCE SUMMARY                              PPIS SUMMARY
Workout Fees                                 ------------------------------------------  -------------------------------------------
Liquidation Fees                                                      Balance    Count   Gross PPIS
Interest Due Serv on Advances                ------------------------------------------  Reduced by PPIE
Non Recoverable Advances                     Beginning Pool                              Reduced by Shortfalls in Fees
Misc. Fees & Expenses                        Scheduled Principal                         Reduced by Other Amounts
-------------------------------------------  Unscheduled Principal                       -------------------------------------------
Plus Trustee Fees Paid by Servicer           Deferred Interest                           PPIS Reducing Scheduled Interest
-------------------------------------------  Liquidations                                -------------------------------------------
Total Unscheduled Fees & Expenses            Repurchases                                 PPIS Reducing Servicing Fee
-------------------------------------------  ------------------------------------------  -------------------------------------------
Total Interest Due Trust                     Ending Pool                                 PPIS Due Certificate
-------------------------------------------  ------------------------------------------  -------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
-------------------------------------------                                              -------------------------------------------
Trustee Fee                                                                               ADVANCE SUMARY (ADVANCE MADE BY SERVICER)
Fee Strips                                                                               -------------------------------------------
Misc. Fees                                                                                                       Principal  Interest
Interest Reserve Withholding                                                             -------------------------------------------
Plus Interest Reserve Deposit                                                            Prior Outstanding
-------------------------------------------                                              Plus Current Period
Total                                                                                    Less Recovered
-------------------------------------------                                              Less Non Recovered
Total Interest Due Certs                                                                 -------------------------------------------
-------------------------------------------                                              Ending Outstanding
                                                                                         -------------------------------------------

====================================================================================================================================


ABN AMRO [LOGO]                               GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                 Statement Date: 06/11/2004
LaSalle Bank N.A.                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                Payment Date:   06/11/2004
                                                          SERIES 2004-GG1                                Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                   ABN AMRO ACCT: XX-XXXX-XX-X
                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   ============================================================================== ======================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               ------------------------------------------------------------------------------ --------------------------------------
                                                                                                              Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO      Modifications   Serviced   Bankruptcy
Distribution   --------------  ---------------  ----------------  -------------  -----------  -------------  ----------  -----------
    Date       #      Balance  #      Balance   #        Balance  #     Balance  #   Balance  #     Balance  #  Balance  #  Balance
============   ============================================================================== ======================================
  06/11/04
















------------   ------------------------------------------------------------------------------ --------------------------------------

============   ============================================================================== ======================================

(1) Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category.

ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X
                                     ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount  Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
  06/11/04
















------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                           HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
========================  ====================================  ======================  ===========================================
Disclosure      Payoff     Initial           Payoff   Penalty    Prepayment  Maturity             Property             Geographic
 Control #      Period     Balance    Type   Amount    Amount       Date       Date                 Type                Location
========================  ====================================  ======================  ===========================================
















------------------------  ------------------------------------  ----------------------  -------------------------------------------

========================  ====================================  ======================  ===========================================
                          CURRENT                 0         0
                          CUMULATIVE
                                            ==================


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL
====================================================================================================================================
                  Paid               Outstanding  Out. Property                    Special
  Disclosure      Thru  Current P&I      P&I        Protection     Advance         Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description(1)  Transfer Date      Date        Date       Date
====================================================================================================================================




















====================================================================================================================================
A. P&I Advance - Loan in Grace Period         1. P&I Advance - Loan delinquent 1 month             7. P&I Advance (Foreclosure)
B. P&I Advance - Late Payment but             2. P&I Advance - Loan delinquent 2 months            9. P&I Advance (REO)
     (less than) 1 month delinq               3. P&I Advance - Loan delinquent 3 months or More
                                              4. Matured Balloon/Assumed Scheduled Payment
====================================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                 DISTRIBUTION OF PRINCIPAL BALANCES
====================================================================================================================================
                                                                                                       Weighted Average
          Current Scheduled                   # of      Scheduled         % of                ----------------------------------
              Balances                       Loans       Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================
























====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================
Average Scheduled Balance
Maximum Scheduled Balance
Minimum Scheduled Balance

                                              DISTRIBUTION OF MORTGAGE INTEREST RATES
====================================================================================================================================
                                                                                                       Weighted Average
          Current Mortgage                    # of      Scheduled         % of                ----------------------------------
            Interest Rate                     Loans      Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================
























====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Minimum Mortgage Interest Rate                           10.0000%
Maximum Mortgage Interest Rate                           10.0000%

                                         DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)
====================================================================================================================================
                                                                                                      Weighted Average
          Fully Amortizing                   # of      Scheduled          % of               ----------------------------------
           Mortgage Loans                    Loans      Balance          Balance             Term          Coupon         DSCR
====================================================================================================================================
























====================================================================================================================================
                                           0                  0         0.00%
====================================================================================================================================


                                                                Minimum Remaining Term
                                                                Maximum Remaining Term

                                              DISTRIBUTION OF REMAINING TERM (BALLOON)
====================================================================================================================================
                                                                                                       Weighted Average
              Balloon                         # of      Scheduled         % of                ----------------------------------
           Mortgage Loans                     Loans      Balance         Balance              Term          Coupon         DSCR
====================================================================================================================================
        0       to      60

        61      to      120

       121      to      180

       181      to      240

       241      to      360









====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Minimum Remaining Term                  0
Maximum Remaining Term                  0


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2004-GG1                               Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS


                                                   DISTRIBUTION OF DSCR (CURRENT)
====================================================================================================================================
          Debt Service                        # of      Scheduled         % of
         Coverage Ratio                       Loans      Balance         Balance              WAMM            WAC          DSCR
====================================================================================================================================




















====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Maximum DSCR              0.000
Minimum DSCR              0.000

                                                         GEOGRAPHIC DISTRIBUTION
====================================================================================================================================
       Geographic                             # of      Scheduled         % of
        Location                              Loans      Balance         Balance              WAMM            WAC         DSCR
====================================================================================================================================




















====================================================================================================================================
                                                 0                          0.00%
====================================================================================================================================

                                                       DISTRIBUTION OF DSCR (CUTOFF)
====================================================================================================================================
     Debt Service                             # of      Scheduled         % of
    Coverage Ratio                            Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================




















====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================

Maximum DSCR                            0.00
Minimum DSCR                            0.00


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date:
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2004-GG1                               Prior Payment:
                                                                                                         Next Payment:
                                                                                                         Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                   MORTGAGE LOAN CHARACTERISTICS

                                                   DISTRIBUTION OF PROPERTY TYPES
====================================================================================================================================
                                              # of      Scheduled         % of
        Property Types                        Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================













====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================



                                                    DISTRIBUTION OF LOAN SEASONING
====================================================================================================================================
                                              # of      Scheduled         % of
        Number of Years                       Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================













====================================================================================================================================
                                             0                  0         0.00%
====================================================================================================================================


                                                    DISTRIBUTION OF AMORTIZATION TYPE
====================================================================================================================================
                                              # of      Scheduled         % of
        Amortization Type                     Loans      Balance         Balance              WAMM            WAC        DSCR
====================================================================================================================================













====================================================================================================================================

====================================================================================================================================


                                                    DISTRIBUTION OF YEAR LOANS MATURING
====================================================================================================================================
                                              # of      Scheduled      % of
         Year                                 Loans      Balance      Balance                  WAMM            WAC           DSCR
====================================================================================================================================
        2003
        2004
        2005
        2006
        2007
        2008
        2009
        2010
        2011
        2012
        2013
    2014 & Longer


====================================================================================================================================
                                                0             0        0.00%
====================================================================================================================================


ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL
====================================================================================================================================
                                                  Operating               Ending                            Spec.         Loan
Disclosure         Property                       Statement   Maturity   Principal  Note  Scheduled  Mod.   Serv   ASER   Status
Control #    Grp     Type     State   DSCR   NOI     Date       Date      Balance   Rate     P&I     Flag   Flag   Flag   Code(1)
====================================================================================================================================













====================================================================================================================================
                              W/Avg   0.00     0                                0                0
====================================================================================================================================

======================================
              Prepayment
--------------------------------------
    Amount      Penalty        Date
======================================













======================================
         0            0
======================================

*    NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.
------------------------------------------------------------------------------------------------------------------------------------
(1)  Legend:     A. P&I Adv-in Grace Period      1.  P&I Adv-delinquent 1 month         6.  Specially Serviced     11.  Modification
                 B. P&I Adv-(less than) one      2.  P&I Adv-delinquent 2 months        7.  Foreclosure
                      month delinq               3.  P&I Adv-delinquent 3+ months       8.  Bankruptcy
                                                 4.  Mat. Balloon/Assumed P&I           9.  REO
                                                 5.  Prepaid in Full                    10. DPO
====================================================================================================================================



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

========================  =========  ================================  =========================================  ==================
                             Loan                 Balance                                      Remaining Term
Disclosure    Transfer      Status   --------------------------------   Note    Maturity     -------------------       Property
 Control #       Date       Code(1)      Scheduled          Actual      Rate      Date        Life       Amort.          Type
========================  =========  ================================  =========================================  ==================





















========================  =========  ================================  =========================================  ==================

=========  ==================================================
                                                    NOI
  State           NOI             DSCR              Date
=========  =================================================





















=========  =================================================

(1)  Legend:     A. P&I Adv - in Grace Period                   1.  P&I Adv - delinquent 1 month
                 B. P&I Adv - (less than) 1 month delinq.       2.  P&I Adv - delinquent 2 months
                                                                3.  P&I Adv - delinquent 3+ months
                                                                4.  Mat. Balloon/Assumed P&I
                                                                7.  Foreclosure
                                                                9.  REO



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

==========================================================   =======================================================================
   Disclosure                     Resolution
    Control #                      Strategy                                                Comments
==========================================================   =======================================================================



















==========================================================   =======================================================================



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

==========================================================================  ========================================================
                                              Cutoff          Modified
   Disclosure            Modification        Maturity         Maturity                         Modification
    Control #               Date               Date             Date                            Description
--------------------------------------------------------------------------  --------------------------------------------------------
















==========================================================================  ========================================================




ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        REALIZED LOSS DETAIL

==========================================================================================================================
                                                           Beginning                     Gross Proceeds        Aggregate
               Disclosure    Appraisal     Appraisal       Scheduled        Gross         as a % of           Liquidation
  Period        Control #      Date          Value          Balance        Proceeds     Sched  Principal       Expenses *
--------------------------------------------------------------------------------------------------------------------------














--------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                                   0.00            0.00                                 0.00
CUMULATIVE                                                      0.00            0.00                                 0.00
==========================================================================================================================

======================================================================
     Net                      Net Proceeds
 Liquidation                   as a % of              Realized
  Proceeds                   Sched. Balance             Loss
----------------------------------------------------------------------




















----------------------------------------------------------------------
      0.00                                                 0.00
      0.00                                                 0.00
======================================================================

* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.



ABN AMRO [LOGO]                              GREENWICH CAPITAL COMMERCIAL FUNDING CORP.                  Statement Date: 06/11/2004
LaSalle Bank N.A.                          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:   06/11/2004
                                                           SERIES 2004-GG1                               Prior Payment:         N/A
                                                                                                         Next Payment:   07/12/2004
                                                                                                         Record Date:    05/30/2004
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

========================  =================================================      ==========================================
                                                                                                          Remaining Term
Disclosure     Appraisal    Scheduled      ARA      Current P&I                   Note     Maturity    --------------------
 Control #     Red. Date    Balance       Amount      Advance      ASER           Rate       Date        Life        Amort.
========================  =================================================      ==========================================





















========================  ===============================================        ==========================================

=============================  =========  ==================================
                                                      Appraisal
   Property                               ----------------------------------
     Type        State           DSCR        Value                Date
=============================  =========  ==================================


















=============================  =========  ==================================

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

                       TERMS OF THE CLASS XP CERTIFICATES

CLASS XP PASS-THROUGH RATE:

     The pass-through rate applicable to the class XP certificates for each payment date will equal the weighted average of the class XP strip rates at which interest accrues from time to time on the various components of the class XP certificates outstanding immediately prior to such payment date (weighted on the basis of the balances of those class XP components immediately prior to the payment date). Each class XP component will be comprised of all or a designated portion of the principal balance of a specified class of principal balance certificates. If all or a designated portion of the principal balance of any class of principal balance certificates is identified in the table below as being part of the notional amount of the class XP certificates immediately prior to any payment date, then that principal balance (or designated portion thereof) will represent one or more separate class XP components for purposes of calculating the pass-through rate of the class XP certificates. For each payment date through and including the payment date in May 2011, the class XP strip rate for each class XP component will equal (x) the lesser of (1) the Weighted Average Pool Pass-Through Rate for such payment date, and (2) the reference rate specified on Schedule F-1 hereto for such payment date, minus (y) the pass-through rate for the corresponding principal balance class of certificates related to such component (but in no event will any class XP strip rate be less than zero).

     After the payment date in May 2011, the class XP certificates will cease to accrue interest and will have a 0% pass-through rate.

NOTIONAL AMOUNT OF CLASS XP CERTIFICATES:

The notional amount of the class XP certificates will vary over time and, for each time period specified in the heading of the columns in the table below, the notional amount of the class XP certificates will be equal to the sum of the amounts set forth in such column.

------------------------------ ---------------------------- ---------------------------- ----------------------------
INITIAL PAYMENT DATE THROUGH   PAYMENT DATE IN DECEMBER     PAYMENT DATE IN JUNE 2006    PAYMENT DATE IN DECEMBER
PAYMENT DATE IN NOVEMBER 2005  2005 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2006 THROUGH PAYMENT DATE
                               IN MAY 2006                  NOVEMBER 2006                IN MAY 2007
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of                  the lesser of $38,580,000    the lesser of $251,486,000   the lesser of $191,031,000
$100,212,000 and the           and the principal balance    and the principal balance    and the principal balance
principal balance of the       of the class A-2             of the class A-3             of the class A-3
class A-2 certificates         certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the aggregate principal        the aggregate principal      the aggregate principal      the aggregate principal
balances of the class A-3,     balances of the class A-3,   balances of the class A-4,   balances of the class A-4,
class A-4, class A-5, class    class A-4, class A-5,        class A-5, class A-6,        class A-5, class A-6,
A-6, class A-7, class B,       class A-6, class A-7,        class A-7, class B, class    class A-7, class B, class
class C, class D, class E,     class B, class C, class D,   C, class D, class E, class   C, class D, class E, class
class F, class G, class H,     class E, class F, class G,   F, class G, class H, class   F and class G certificates
class J, class K and class L   class H, class J, class K    J and class K certificates
certificates                   and class L certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
                                                            the lesser of $5,295,000     the lesser of $38,784,000
                                                            and the principal balance    and the principal balance
                                                            of the Class L certificates  of the Class H certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------
PAYMENT DATE IN JUNE 2007      PAYMENT DATE IN DECEMBER     PAYMENT DATE IN JUNE 2008    PAYMENT DATE IN DECEMBER
THROUGH PAYMENT DATE IN        2007 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2008 THROUGH PAYMENT DATE
NOVEMBER 2007                  IN MAY 2008                  NOVEMBER 2008                IN MAY 2009
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $131,796,000     the lesser of $37,441,000    the lesser of $242,381,000   the lesser of $3,226,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class A-3 certificates     of the class A-3             of the class A-4             of the class A-4
                               certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the aggregate principal        the aggregate principal      the aggregate principal      the aggregate principal
balances of the class A-4,     balances of the class A-4,   balances of the class A-5,   balances of the class A-5,
class A-5, class A-6, class    class A-5, class A-6,        class A-6, class A-7,        class A-6, class A-7,
A-7, class B, class C, class   class A-7, class B, class    class B, class C, class D    class B, class C, class D
D, class E, class F and        C, class D, class E and      and class E certificates     and class E certificates
class G certificates           class F certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $14,618,000      the lesser of $17,419,000    the lesser of $27,919,000    the lesser of $7,548,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class H certificates       of the class G certificates  of the class F certificates  of the class F certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------

------------------------------ ---------------------------- ---------------------------- ----------------------------
PAYMENT DATE IN JUNE 2009      PAYMENT DATE IN DECEMBER     PAYMENT DATE IN JUNE 2010    PAYMENT DATE IN DECEMBER
THROUGH PAYMENT DATE IN        2009 THROUGH PAYMENT DATE    THROUGH PAYMENT DATE IN      2010 THROUGH PAYMENT DATE
NOVEMBER 2009                  IN MAY 2010                  NOVEMBER 2010                IN MAY 2011
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $339,037,000     the lesser of $235,083,000   the lesser of $103,335,000   the lesser of $911,571,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class A-5 certificates     of the class A-5             of the class A-5             of the class A-7
                               certificates                 certificates                 certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the aggregate principal        the aggregate principal      the aggregate principal      the aggregate principal
balances of the class A-6,     balances of the class A-6,   balances of the class A-6,   balances of the class B
class A-7, class B, class C    class A-7, class B, class    class A-7, class B and       and class C certificates
and class D certificates       C and class D certificates   class C certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------
the lesser of $22,037,000.00   the lesser of $4,689,000     the lesser of $40,448,000    the lesser of $26,300,000
and the principal balance of   and the principal balance    and the principal balance    and the principal balance
the class E certificates       of the class E certificates  of the class D certificates  of the class D certificates
------------------------------ ---------------------------- ---------------------------- ----------------------------

                                  SCHEDULE F-1

                          CLASS XP REFERENCE RATES (%)

 INTEREST ACCRUAL PERIOD          PAYMENT DATE       CLASS XP REFERENCE RATE (%)
-------------------------      --------------------  ---------------------------
           1                     June 10, 2004                5.58230
           2                     July 10, 2004                5.40387
           3                     August 10, 2004              5.58266
           4                     September 10, 2004           5.58284
           5                     October 10, 2004             5.40441
           6                     November 10, 2004            5.58321
           7                     December 10, 2004            5.40477
           8                     January 10, 2005             5.40495
           9                     February 10, 2005            5.40514
           10                    March 10, 2005               5.40568
           11                    April 10, 2005               5.58415
           12                    May 10, 2005                 5.40570
           13                    June 10, 2005                5.58453
           14                    July 10, 2005                5.40607
           15                    August 10, 2005              5.58491
           16                    September 10, 2005           5.58510
           17                    October 10, 2005             5.40664
           18                    November 10, 2005            5.58548
           19                    December 10, 2005            5.40701
           20                    January 10, 2006             5.40719
           21                    February 10, 2006            5.40737
           22                    March 10, 2006               5.40797
           23                    April 10, 2006               5.58641
           24                    May 10, 2006                 5.40792
           25                    June 10, 2006                5.58678
           26                    July 10, 2006                5.40830
           27                    August 10, 2006              5.58710
           28                    September 10, 2006           5.58728
           29                    October 10, 2006             5.40877
           30                    November 10, 2006            5.58762
           31                    December 10, 2006            5.40911
           32                    January 10, 2007             5.40927
           33                    February 10, 2007            5.40944
           34                    March 10, 2007               5.41014
           35                    April 10, 2007               5.58842
           36                    May 10, 2007                 5.40997
           37                    June 10, 2007                5.58888
           38                    July 10, 2007                5.41043
           39                    August 10, 2007              5.58935
           40                    September 10, 2007           5.58959
           41                    October 10, 2007             5.41114
           42                    November 10, 2007            5.59007
           43                    December 10, 2007            5.41161
           44                    January 10 2008              5.59055
           45                    February 10, 2008            5.41209
           46                    March 10, 2008               5.41253
           47                    April 10, 2008               5.61208
           48                    May 10, 2008                 5.43302
           49                    June 10, 2008                5.61252
           50                    July 10, 2008                5.43346
           51                    August 10, 2008              5.61297
           52                    September 10, 2008           5.61320
           53                    October 10, 2008             5.43413
           54                    November 10, 2008            5.62396
           55                    December 10, 2008            5.44467
           56                    January 10, 2009             5.44491
           57                    February 10, 2009            5.42063

 INTEREST ACCRUAL PERIOD          PAYMENT DATE       CLASS XP REFERENCE RATE (%)
-------------------------      --------------------  ---------------------------
           58                    March 10, 2009               5.42152
           59                    April 10, 2009               5.75276
           60                    May 10, 2009                 5.56524
           61                    June 10, 2009                5.75353
           62                    July 10, 2009                5.56537
           63                    August 10, 2009              5.75366
           64                    September 10, 2009           5.75373
           65                    October 10, 2009             5.56557
           66                    November 10, 2009            5.75386
           67                    December 10, 2009            5.56570
           68                    January 10, 2010             5.56575
           69                    February 10, 2010            5.56582
           70                    March 10, 2010               5.56664
           71                    April 10, 2010               5.75417
           72                    May 10, 2010                 5.56600
           73                    June 10, 2010                5.75430
           74                    July 10, 2010                5.56613
           75                    August 10, 2010              5.79559
           76                    September 10, 2010           5.79566
           77                    October 10, 2010             5.62395
           78                    November 10, 2010            5.81410
           79                    December 10, 2010            5.62407
           80                    January 10, 2011             5.62413
           81                    February 10, 2011            5.62419
           82                    March 10, 2011               5.65478
           83                    April 10, 2011               5.93778
           84                    May 10, 2011                 5.73854

                                     ANNEX G

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered Commercial Mortgage Trust 2004-GG1, Commercial Mortgage Pass-Through Certificates, Series 2004-GG1, Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class B, Class C, Class D and Class E will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "Certain U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including May 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including May 1, 2004) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

          (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

                    (ii) certifying that the qualified intermediary has
                         provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

                   (iii) certifying that, with respect to accounts it
                         identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

                    (iv) providing any other information, certifications, or
                         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the
                         U.S. Treasury Regulations; or

          (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

                    (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

                    (ii) certifying that the nonqualified intermediary is not
                         acting for its own account,

                   (iii) certifying that the nonqualified intermediary has
                         provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

                    (iv) providing any other information, certifications or
                         statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.


                                   PROSPECTUS
            GREENWICH CAPITAL COMMERCIAL FUNDING CORP., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

         Our name is Greenwich Capital Commercial Funding Corp. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See
"Method of Distribution."

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
                   THE OFFERED CERTIFICATES:                                           THE TRUST ASSETS:

The offered certificates will be issuable in series. Each        The assets of each of our trusts will include--
series of offered certificates will--
                                                                 o    mortgage loans secured by first and junior liens on, or
o    have its own series designation,                                 security interests in, various interests in commercial and multifamily real properties,
o    consist of one or more classes with various payment
     characteristics,                                            o    mortgage-backed securities that directly or indirectly
                                                                      evidence interests in, or are directly or indirectly secured
o    evidence beneficial ownership interests in a trust               by, those types of mortgage loans, or
     established by us, and
                                                                 o    some combination of those types of mortgage loans and
o    be payable solely out of the related trust assets.               mortgage-backed securities.

No governmental agency or instrumentality will insure or         Trust assets may also include letters of credit, surety bonds,
guarantee payment on the offered certificates. Neither we nor    insurance policies, guarantees, credit derivatives, reserve
any of our affiliates are responsible for making payments on     funds, guaranteed investment contracts, interest rate exchange
the offered certificates if collections on the related trust     agreements, interest rate cap or floor agreements, currency
assets are insufficient.                                         exchange agreements, or other similar instruments and agreements.

---------------------------------------------------------------- --------------------------------------------------------------

         In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. YOU MAY NOT PURCHASE THE OFFERED CERTIFICATES OF ANY SERIES UNLESS YOU HAVE ALSO RECEIVED THE PROSPECTUS SUPPLEMENT FOR THAT SERIES. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 11 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

--------------------------------------------------------------------------------

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------------

                 The date of this prospectus is April 21, 2004.

                                TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
Important Notice About the Information Presented in this Prospectus..........1

Available Information; Incorporation by Reference............................1

Summary of Prospectus........................................................2

Risk Factors................................................................11

Capitalized Terms Used in this Prospectus...................................31

Description of the Trust Assets.............................................32

Yield and Maturity Considerations...........................................56

Greenwich Capital Commercial Funding Corp...................................62

Description of the Certificates.............................................62

Description of the Governing Documents......................................72

Description of Credit Support...............................................82

Legal Aspects of Mortgage Loans.............................................84

Federal Income Tax Consequences.............................................98

State and Other Tax Consequences...........................................144

Certain ERISA Considerations...............................................145

Legal Investment...........................................................149

Use of Proceeds............................................................151

Method of Distribution.....................................................151

Legal Matters..............................................................152

Financial Information......................................................153

Rating.....................................................................153

Glossary...................................................................154

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

         When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE

         We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. You can also obtain copies of these materials electronically through the SEC's Web site (http://www.sec.gov).

         In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 600 Steamboat Road, Greenwich, Connecticut 06830, attention: Paul D. Stevelman, Esq., or by telephone at (203) 625-2700.

                              SUMMARY OF PROSPECTUS

         This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.

WHO WE ARE................................  Greenwich Capital Commercial Funding Corp. We are a Delaware corporation.
                                            Our principal offices are located at 600 Steamboat Road, Greenwich,
                                            Connecticut 06830. Our main telephone number is (203) 625-2700. See
                                            "Greenwich Capital Commercial Funding Corp."

THE SECURITIES BEING OFFERED..............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See
                                            "Rating."

                                            Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.

THE OFFERED CERTIFICATES MAY BE
   ISSUED WITH OTHER
   CERTIFICATES...........................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under
                                            "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS...................  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                                            o    the issuance of each series of offered certificates,

                                            o    the creation of and transfer of assets to the related trust, and

                                            o    the servicing and administration of those assets.

                                     - 2 -

                                            The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates.
                                            In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                                            If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                                            o    a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                                            o    a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                                            The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                                            If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                                            In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail.
                                            See "Description of the Governing Documents."

CHARACTERISTICS OF THE
   MORTGAGE ASSETS........................  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s)
                                            of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:



                                     - 3 -


                                            o    rental or cooperatively-owned buildings with multiple dwelling units;

                                            o    retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                                            o    office buildings;

                                            o    hospitality properties;

                                            o    casino properties;

                                            o    health care-related facilities;

                                            o    industrial facilities;

                                            o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

                                            o    restaurants, taverns and other establishments involved in the food and beverage industry;

                                            o    manufactured housing communities, mobile home parks and recreational vehicle parks;

                                            o    recreational and resort properties;

                                            o    arenas and stadiums;

                                            o    churches and other religious facilities;

                                            o    parking lots and garages;

                                            o    mixed use properties;

                                            o    other income-producing properties; and/or

                                            o    unimproved land.

                                            The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                                            o     may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                                            o     may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                                            o     may provide for no accrual of interest;

                                            o     may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                                            o     may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                                            o     may permit the negative amortization or deferral of accrued interest;



                                            - 4 -

                                            o     may prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                                            o     may permit defeasance and the release of real property collateral in connection with that defeasance;

                                            o     may provide for payments of principal, interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                                            o     may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                                            Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the
                                            United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                                            We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                                            Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates.
                                            Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                                            The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                                            o     the security has been registered under the Securities Act of 1933, as amended, or

                                            o     we would be free to publicly resell the security without
                                                  registration.

                                     - 5 -



                                            See "Description of the Trust Assets--Mortgage-Backed Securities."

                                            We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                                            In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates.
                                            In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

SUBSTITUTION, ACQUISITION AND
   REMOVAL OF MORTGAGE ASSETS.............  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                                            o     cash that would be applied to pay down the principal balances of certificates of that series; and/or

                                            o     other mortgage loans or mortgage-backed securities that--

                                                  1.     conform to the description of mortgage assets in this
                                                         prospectus, and

                                                  2.     satisfy the criteria set forth in the related prospectus
                                                         supplement.

                                             If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that-

                                                  1.     conform to the description of mortgage assets in this
                                                         prospectus, and


                                                         - 6 -

                                                  2.     satisfy the criteria set forth in the related prospectus
                                                         supplement.

                                             No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                                             Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

CHARACTERISTICS OF
   THE OFFERED CERTIFICATES...............  An offered certificate may entitle the holder to receive:

                                            o     a stated principal amount;

                                            o     interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                                            o     specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                                            o     payments of principal, with disproportionate, nominal or no payments of interest;

                                            o     payments of interest, with disproportionate, nominal or no payments of principal;

                                            o     payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                                            o     payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                                  1.       faster and, in some cases, substantially faster, or

                                                  2.       slower and, in some cases, substantially slower,

                                            than the rate at which  payments or other  collections  of principal are received on the related mortgage assets;

                                            o     payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                                            o     payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.


                                                         - 7 -

                                            Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                                            A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                                            We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the
                                            Certificates."

CREDIT SUPPORT AND REINVESTMENT, INTEREST
   RATE AND CURRENCY RELATED PROTECTION FOR
   THE OFFERED CERTIFICATES...............  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement. The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                                            o     guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                                            o     interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                                            o     currency exchange agreements or other agreements and arrangements designed to reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                                            We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                                            See "Risk Factors," "Description of the Trust Assets" and "Description of
                                            Credit Support."

                                         - 8 -

ADVANCES WITH RESPECT
   TO THE MORTGAGE ASSETS.................  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                                            o     delinquent scheduled payments of principal and/or interest, other than balloon payments,

                                            o     property protection expenses,

                                            o     other servicing expenses, or

                                            o     any other items specified in the related prospectus supplement.

                                            Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See
                                            "Description of the Certificates--Advances."

                                            If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.

OPTIONAL TERMINATION......................  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                                            o     all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                                            o     that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                                            See "Description of the Certificates--Termination."

FEDERAL INCOME TAX
   CONSEQUENCES...........................  Any class of offered certificates will constitute or evidence ownership of:



                                     - 9 -

                                            o     regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal
                                                  Revenue Code; or

                                            o     regular interests or ownership interests in a financial asset securitization investment trust within the meaning of Section 860L(a)
                                                  of the Internal Revenue Code; or

                                            o     interests in a grantor trust under Subpart E of Part I of Subchapter
                                                  J of the Internal Revenue Code.

                                            See "Federal Income Tax Consequences."

CERTAIN ERISA
   CONSIDERATIONS.........................  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "Certain ERISA Considerations."

LEGAL INVESTMENT..........................  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See
                                            "Legal Investment."

                                  RISK FACTORS

         You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

         The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

         We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

         We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

         Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

         If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

         The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

         The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

         The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

         o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

         o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

         o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

         o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

         If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

         The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

         The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

         Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

         Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

         The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

         In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

         o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

         o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

         The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

         The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

         o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

         o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

         The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

         Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

         The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

         o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

         o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

         We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

         Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

         Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

         Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

         If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

         Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

         If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         There is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing, which involve greater risk than fully amortizing loans. In addition, fully amortizing mortgage loans which may pay interest on an "actual/360" basis but have fixed monthly payments that were calculated based on a 30/360 schedule may have a small principal payment due at maturity. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

         o the fair market value and condition of the underlying real property;

         o        the level of interest rates;

         o        the borrower's equity in the underlying real property;

         o        the borrower's financial condition;

         o the operating history and occupancy level of the underlying real property;

         o        changes in zoning and tax laws;

         o        changes in competition in the relevant area;

         o        changes in rental rates in the relevant area;

         o        reductions in government assistance/rent subsidy programs;

         o        changes in governmental regulation and fiscal policy;

         o        prevailing general and regional economic conditions;

         o        the state of the fixed income and mortgage markets; and

         o the availability of credit for multifamily rental or commercial properties.

         See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

         Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

         The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

         Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

          o the sufficiency of the net operating income of the applicable real property;

          o the market value of the applicable real property at or prior to maturity; and

          o the ability of the related borrower to refinance or sell the applicable real property.

         In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

         Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

         The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of one-to-four family properties. This is because multifamily rental and commercial real estate lending involves larger loans to a single borrower or groups of related borrowers and, as described above, repayment is dependent upon the successful operation and value of the related real estate project. Net operating income on a multifamily or commercial real estate property can be volatile and may be insufficient to cover debt services on the loan at any given time.

         Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

         o        the age, design and construction quality of the property;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o the characteristics of the neighborhood where the property is located;

         o        the proximity and attractiveness of competing properties;

         o        the existence and construction of competing properties;

         o        the adequacy of the property's management and maintenance;

         o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

         o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

         o        demographic factors;

         o        customer tastes and preferences;

         o        retroactive changes in building codes;

         o changes in governmental rules, regulations and fiscal policies, including environmental legislation;

         o dependence upon a single tenant or a concentration of tenants in a particular business or industry;

         o        the diversity of tenants and their industries;

         o        consumer confidence;

         o        changes or continued weakness in specific industry segments;
                  and

         o        public perception of safety for customers and clients.

         Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

         o an increase in interest rates, real estate taxes and other operating expenses;

         o an increase in the capital expenditures needed to maintain the property or make improvements;

         o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

         o        an increase in vacancy rates;

         o        a decline in rental rates as leases are renewed or replaced;
                  and

         o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

         The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

         o        the length of tenant leases;

         o        the creditworthiness of tenants;

         o        the rental rates at which leases are renewed or replaced;

         o the percentage of total property expenses in relation to revenue;

         o the ratio of fixed operating expenses to those that vary with revenues; and

         o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

         The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

         o to pay for maintenance and other operating expenses associated with the property;

         o to fund repairs, replacements and capital improvements at the property; and

         o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

         Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

         o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

         o        an increase in tenant payment defaults;

         o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

         o an increase in the capital expenditures needed to maintain the property or to make improvements; and

         o a decline in the financial condition of a major or sole tenant.

         Various factors that will affect the operation and value of a commercial property include:

         o        the business operated by the tenants;

         o        the creditworthiness of the tenants; and

         o        the number of tenants.

         Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease there would likely be an interruption of rental payments or of cash flow and the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants. This is so because:

         o the financial effect of the absence of rental income may be severe;

         o        more time may be required to re-lease the space; and

         o substantial capital costs may be incurred to make the space appropriate for replacement tenants.

         An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry. Similarly, concentrations of particular tenants among the mortgaged properties increase the possibility that financial problems with such tenants could affect the mortgage loans.

         Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant (such as an anchor tenant), or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

         o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

         o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

         The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

         If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

         Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

         o        changes in interest rates;

         o        the availability of refinancing sources;

         o changes in governmental regulations, licensing or fiscal policy; changes in zoning or tax laws; and

         o        potential environmental or other legal liabilities.

         Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

         o        responding to changes in the local market;

         o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

         o        operating the property and providing building services;

         o        managing operating expenses; and

         o ensuring that maintenance and capital improvements are carried out in a timely fashion.

         Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

         By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

         o        maintain or improve occupancy rates, business and cash flow,

         o        reduce operating and repair costs, and

         o        preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

         We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

         Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

         Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

         o        rental rates;

         o        location;

         o        type of business or services and amenities offered; and

         o        nature and condition of the particular property.

         The profitability and value of an income-producing property may be adversely affected by a comparable property that:

         o        offers lower rents,

         o        has lower operating costs,

         o        offers a more favorable location, or

         o        offers better facilities.

         Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

         Various Types of Income-Producing Properties May Present Special Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

         o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

         o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

         o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

         o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

         o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

         o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

         o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

         Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

         o        the operation of all of the related real properties, and

         o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

         If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

         o any adverse economic developments that occur in the locale, state or region where the properties are located;

         o changes in the real estate market where the properties are located;

         o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

         o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

         The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

         If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

         In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

         Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

         Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

         The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

         Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

         In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

         A bankruptcy court also may:

         o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

         o        reduce monthly payments due under a mortgage loan;

         o        change the rate of interest due on a mortgage loan; or

         o        otherwise alter a mortgage loan's repayment schedule.

         Moreover, the filing of a petition in bankruptcy by, or on behalf of a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

         Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

         As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

         In its decisions in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. III. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

         As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

         One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

         o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code, and

         o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

         These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

         There can be no assurance--

         o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

         o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

         o that the results of the environmental testing were accurately evaluated in all cases;

         o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

         o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

         Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

         In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

         o tenants at the property, such as gasoline stations or dry cleaners,

         o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby, or

         o        activities of third parties not related to borrowers.

         Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup.

Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

         The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

         o agents or employees of the lender are deemed to have participated in the management of the borrower, or

         o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

         Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

         Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

         o any condition on the property that causes exposure to lead-based paint, and

         o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

         Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

         Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

         o        the bankrupt party--

                  1.      was insolvent at the time of granting the lien,

                  2.      was rendered insolvent by the granting of the lien,

                  3.      was left with inadequate capital, or

                  4.      was not able to pay its debts as they matured; and

         o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization or subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of the borrower. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

         Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

         Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

         o        the related real property, or

         o        a majority ownership interest in the related borrower.

         We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

         The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

         o        the default is deemed to be immaterial,

         o the exercise of those remedies would be inequitable or unjust, or

         o the circumstances would render the acceleration unconscionable.

         Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

         o        war,

         o        revolution,

         o        governmental actions,

         o        floods and other water-related causes,

         o earth movement, including earthquakes, landslides and mudflows,

         o        wet or dry rot,

         o        vermin, and

         o        domestic animals.

         Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

         In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

         In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

         Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

         The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used.

         In addition, certain of the mortgaged properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements or operating agreements. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

         Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

         The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

         o breach of contract involving a tenant, a supplier or other party;

         o        negligence resulting in a personal injury, or

         o        responsibility for an environmental problem.

         Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

         Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

         You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

         Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

         o        generally will not be reduced by losses from other activities,

         o for a tax-exempt holder, will be treated as unrelated business taxable income, and

         o for a foreign holder, will not qualify for any exemption from withholding tax.

         Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code. Therefore, the certificates that are residual interests generally are not appropriate investments for:

         o        individuals,

         o        estates,

         o        trusts beneficially owned by any individual or estate, and

         o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

         In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code or to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or of any other person or to partnerships that have any non-U.S. Persons as partners.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."

PROBLEMS WITH BOOK-ENTRY REGISTRATION

         Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

         o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

         o you may have only limited access to information regarding your offered certificates;

         o you may suffer delays in the receipt of payments on your offered certificates; and

         o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

         See "Description of the Certificates--Book-Entry Registration."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

         The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

         In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

         In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

         Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

         From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS

GENERAL

         We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

         o        various types of multifamily and/or commercial mortgage loans;

         o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

         o a combination of mortgage loans and mortgage-backed securities of the types described above.

         We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

         Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

         Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.

MORTGAGE LOANS

         General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

          o rental or cooperatively-owned buildings with multiple dwelling units;

          o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

          o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

          o       office properties;

          o hospitality properties, such as hotels, motels and other lodging facilities;

          o       casino properties;

          o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

          o       industrial properties;

          o warehouse facilities, mini-warehouse facilities and self-storage facilities;

          o restaurants, taverns and other establishments involved in the food and beverage industry;

          o manufactured housing communities, mobile home parks and recreational vehicle parks;

          o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

          o       arenas and stadiums;

          o       churches and other religious facilities;

          o       parking lots and garages;

          o       mixed use properties;

          o       other income-producing properties; and

          o       unimproved land.

          The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

          o a fee interest or estate, which consists of ownership of the property for an indefinite period,

          o an estate for years, which consists of ownership of the property for a specified period of years,

          o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

          o shares in a cooperative corporation which owns the property, or

          o       any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

         If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

         o first, to the payment of court costs and fees in connection with the foreclosure,

         o        second, to the payment of real estate taxes, and

         o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

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

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

         If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

         o        the period of the delinquency,

         o        any forbearance arrangement then in effect,

         o        the condition of the related real property, and

         o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

         A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

         Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

         o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

         o        the types of services offered at the property;

         o        the location of the property;

         o the characteristics of the surrounding neighborhood, which may change over time;

         o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

         o the ability of management to provide adequate maintenance and insurance;

         o        the property's reputation;

         o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

         o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

         o        the ability of management to respond to competition;

         o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

         o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

         o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

         o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

         o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

         o the extent to which increases in operating costs may be passed through to tenants.

         Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

         Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

         o        require written leases;

         o        require good cause for eviction;

         o        require disclosure of fees;

         o        prohibit unreasonable rules;

         o        prohibit retaliatory evictions;

         o        prohibit restrictions on a resident's choice of unit vendors;

         o        limit the bases on which a landlord may increase rent; or

         o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

         Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

         Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

         o        fixed percentages,

         o        percentages of increases in the consumer price index,

         o        increases set or approved by a governmental agency, or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

         Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

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

         Some mortgage loans underlying the offered certificates will be secured by--

         o the related borrower's interest in multiple units in a residential condominium project, and

         o the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

         Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

         A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

         o        mortgage loan payments,

         o        real property taxes,

         o        maintenance expenses, and

         o        other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

         A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

         o        maintenance payments from the tenant/shareholders, and

         o any rental income from units or commercial space that the cooperative corporation might control.

         A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

         In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

         Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non tenant/shareholders.

         Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

         o        shopping centers,

         o        factory outlet centers,

         o        malls,

         o        automotive sales and service centers,

         o        consumer oriented businesses,

         o        department stores,

         o        grocery stores,

         o        convenience stores,

         o        specialty shops,

         o        gas stations,

         o        movie theaters,

         o        fitness centers,

         o        bowling alleys,

         o        salons, and

         o        dry cleaners.

         Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

         o        lower rents;

         o        grant a potential tenant a free rent or reduced rent period;

         o        improve the condition of the property generally; or

         o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

         A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including--

         o        competition from other retail properties;

         o perceptions regarding the safety, convenience and attractiveness of the property;

         o        perceptions regarding the safety of the surrounding area;

         o        demographics of the surrounding area;

         o the strength and stability of the local, regional and national economies;

         o        traffic patterns and access to major thoroughfares;

         o        the visibility of the property;

         o        availability of parking;

         o the particular mixture of the goods and services offered at the property;

         o        customer tastes, preferences and spending patterns; and

         o        the drawing power of other tenants.

         The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

         Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

         The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

         Various factors will adversely affect the economic performance of an anchored retail property, including:

         o        an anchor tenant's failure to renew its lease;

         o        termination of an anchor tenant's lease;

         o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

         o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

         o        a loss of an anchor tenant's ability to attract shoppers.

         Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

         o        factory outlet centers;

         o        discount shopping centers and clubs;

         o        catalogue retailers;

         o        television shopping networks and programs;

         o        internet web sites; and

         o        telemarketing.

         Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

         Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

         Office Properties. Factors affecting the value and operation of an office property include:

         o the number and quality of the tenants, particularly significant tenants, at the property;

         o the physical attributes of the building in relation to competing buildings;

         o the location of the property with respect to the central business district or population centers;

         o demographic trends within the metropolitan area to move away from or towards the central business district;

         o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

         o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

         o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

         o        the quality and philosophy of building management;

         o        access to mass transportation; and

         o        changes in zoning laws.

         Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

         Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

         o        rental rates;

         o the building's age, condition and design, including floor sizes and layout;

         o        access to public transportation and availability of parking;
                  and

         o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

         The cost of refitting office space for a new tenant is often higher than for other property types.

         The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

         o        the cost and quality of labor;

         o        tax incentives; and

         o quality of life matters, such as schools and cultural amenities.

         The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

         Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

         o        full service hotels;

         o        resort hotels with many amenities;

         o        limited service hotels;

         o hotels and motels associated with national or regional franchise chains;

         o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

         o        other lodging facilities.

         Factors affecting the economic performance of a hospitality property include:

         o the location of the property and its proximity to major population centers or attractions;

         o        the seasonal nature of business at the property;

         o the level of room rates relative to those charged by competitors;

         o        quality and perception of the franchise affiliation;

         o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

         o the existence or construction of competing hospitality properties;

         o        nature and quality of the services and facilities;

         o        financial strength and capabilities of the owner and operator;

         o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

         o increases in operating costs, which may not be offset by increased room rates;

         o the property's dependence on business and commercial travelers and tourism; and

         o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

         Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

         Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

         The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

         o the continued existence and financial strength of the franchisor;

         o        the public perception of the franchise service mark; and

         o        the duration of the franchise licensing agreement.

         The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

         Casino Properties. Factors affecting the economic performance of a casino property include:

         o location, including proximity to or easy access from major population centers;

         o        appearance;

         o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

         o        the existence or construction of competing casinos;

         o        dependence on tourism; and

         o        local or state governmental regulation.

         Competition among major casinos may involve attracting patrons by--

         o providing alternate forms of entertainment, such as performers and sporting events, and

         o        offering low-priced or free food and lodging.

         Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

         Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

         The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

         Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

         The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

         Health Care-Related Properties.  Health-care related properties include

         o        hospitals;

         o        skilled nursing facilities;

         o        nursing homes;

         o        congregate care facilities; and

         o in some cases, assisted living centers and housing for seniors.

         Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to

         o        statutory and regulatory changes;

         o        retroactive rate adjustments;

         o        administrative rulings;

         o        policy interpretations;

         o        delays by fiscal intermediaries; and

         o        government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

         Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

         o        federal and state licensing requirements;

         o        facility inspections;

         o        rate setting;

         o        reimbursement policies; and

         o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

         Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

         Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

         Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

         The value and operation of an industrial property depends on:

         o location of the property, the desirability of which in a particular instance may depend on--

                  1.     availability of labor services,

                  2.     proximity to supply sources and customers, and

                  3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

         o building design of the property, the desirability of which in a particular instance may depend on--

                  1.       ceiling heights,

                  2.       column spacing,

                  3.       number and depth of loading bays,

                  4.       divisibility,

                  5.       floor loading capacities,

                  6.       truck turning radius,

                  7.       overall functionality, and

                  8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

         o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

         Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

         Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

         Successful operation of a warehouse, mini-warehouse or self storage property depends on--

         o        building design,

         o        location and visibility,

         o        tenant privacy,

         o        efficient access to the property,

         o proximity to potential users, including apartment complexes or commercial users,

         o        services provided at the property, such as security,

         o        age and appearance of the improvements, and

         o        quality of management.

         Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

         o competition from facilities having businesses similar to a particular restaurant or tavern;

         o perceptions by prospective customers of safety, convenience, services and attractiveness;

         o the cost, quality and availability of food and beverage products;

         o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

         o changes in demographics, consumer habits and traffic patterns;

         o        the ability to provide or contract for capable management; and

         o retroactive changes to building codes, similar ordinances and other legal requirements.

         Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

         The food and beverage service industry is highly competitive. The principal means of competition are--

         o        segment,

         o        product,

         o        price,

         o        value,

         o        quality,

         o        service,

         o        convenience,

         o        location, and

         o        the nature and condition of the restaurant facility.

         A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

         o        lower operating costs,

         o        more favorable locations,

         o        more effective marketing,

         o        more efficient operations, or

         o        better facilities.

         The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

         Factors affecting the success of a regionally- or nationally-known chain restaurant include:

         o actions and omissions of any franchisor, including management practices that--

                  1.       adversely affect the nature of the business, or

                  2. require renovation, refurbishment, expansion or other expenditures;

                  o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

                  o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

         Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

         Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

         Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

         Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

         o the number of comparable competing properties in the local market;

         o        the age, appearance and reputation of the property;

         o        the quality of management; and

         o        the types of facilities and services it provides.

         Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

         o        multifamily rental properties,

         o        cooperatively-owned apartment buildings,

         o        condominium complexes, and

         o        single-family residential developments.

         Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

         Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

         Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

         In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to:

         o        fixed percentages,

         o        percentages of increases in the consumer price index,

         o        increases set or approved by a governmental agency, or

         o        increases determined through mediation or binding arbitration.

         In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

         Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

         o        the location and appearance of the property;

         o        the appeal of the recreational activities offered;

         o the existence or construction of competing properties, whether are not they offer the same activities;

         o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

         o        geographic location and dependence on tourism;

         o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

         o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

         o        sensitivity to weather and climate changes; and

         o        local, regional and national economic conditions.

         A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

         Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

         Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

         o        sporting events;

         o        musical events;

         o        theatrical events;

         o        animal shows; and/or

         o        circuses.

         The ability to attract patrons is dependent on, among others, the following factors:

         o        the appeal of the particular event;

         o        the cost of admission;

         o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

         o perceptions by prospective patrons of the safety of the surrounding area; and

         o the alternative forms of entertainment available in the particular locale.

         In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

         Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

         Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

         Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

         o        the number of rentable parking spaces and rates charged;

         o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

         o        the amount of alternative parking spaces in the area;

         o        the availability of mass transit; and

         o the perceptions of the safety, convenience and services of the lot or garage.

         Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

         o        its location,

         o        its size,

         o        the surrounding neighborhood, and

         o        local zoning laws.

         Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

         o        the successful operation of the property, and

         o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

         The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

         o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

         o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

         The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

         o        make the loan payments on the related mortgage loan,

         o        cover operating expenses, and

         o        fund capital improvements at any given time.

         Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

         o        some health care-related facilities,

         o        hotels and motels,

         o        recreational vehicle parks, and

         o        mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

         o        warehouses,

         o        retail stores,

         o        office buildings, and

         o        industrial facilities.

         Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

         Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

         o        increases in energy costs and labor costs;

         o        increases in interest rates and real estate tax rates; and

         o changes in governmental rules, regulations and fiscal policies.

         Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

         Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

         o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

         o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

         A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

         o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

         o the lender has greater protection against loss on liquidation following a borrower default.

         Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

          o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

          o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

          o the income capitalization method, which takes into account the property's projected net cash flow; or

         o a selection from the values derived from the foregoing methods.

         Each of these appraisal methods presents analytical difficulties. For example,

         o it is often difficult to find truly comparable properties that have recently been sold;

         o the replacement cost of a property may have little to do with its current market value; and

         o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

         If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

         The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

         We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

         See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

         Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

         o an original term to maturity of not more than approximately 40 years; and

         o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

         A mortgage loan included in one of our trusts may also include terms that:

         o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

         o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

         o        provide for no accrual of interest;

         o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

         o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

         o permit the negative amortization or deferral of accrued interest;

         o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

         o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

         Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

         o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

         o the type or types of property that provide security for repayment of the mortgage loans;

         o the earliest and latest origination date and maturity date of the mortgage loans;

         o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

         o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

         o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

         o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

         o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

         o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

         o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

         If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

         o more general information in the related prospectus supplement, and

         o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

         If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.

MORTGAGE-BACKED SECURITIES

         The mortgage backed-securities underlying a series of offered certificates may include:

         o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

         o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

         In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

         Each mortgage-backed security included in one of our trusts--

         o will have been registered under the Securities Act of 1933, as amended, or

         o will be exempt from the registration requirements of that Act, or

         o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

         o may otherwise be resold by us publicly without registration under that Act.

         We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

         o the initial and outstanding principal amount(s) and type of the securities;

         o the original and remaining term(s) to stated maturity of the securities;

         o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

         o        the payment characteristics of the securities;

         o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

         o        a description of the related credit support, if any;

         o        the type of mortgage loans underlying the securities;

         o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

         o the terms and conditions for substituting mortgage loans backing the securities; and

         o the characteristics of any agreements or instruments providing interest rate protection to the securities.

         With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

         If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

         o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

         o        other mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

                  1. conform to the description of mortgage assets in this prospectus, and

                  2. satisfy the criteria set forth in the related prospectus supplement.

         No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

         Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

         In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

ACCOUNTS

         The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

CREDIT SUPPORT

         The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

         o the subordination or one or more other classes of certificates of the same series;

         o        a letter of credit;

         o        a surety bond;

         o        an insurance policy;

         o        a guarantee; and/or

         o        a reserve fund.

         In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

         The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

         o        interest rate exchange agreements;

         o        interest rate cap agreements;

         o        interest rate floor agreements;

         o        currency exchange agreements; or

         o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

         In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

         The yield on your offered certificates will depend on--

         o        the price you paid for your offered certificates,

         o        the pass-through rate on your offered certificates,

         o the amount and timing of payments on your offered certificates.


         The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

         A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

         There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

         The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

         o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

         o        the dates on which any balloon payments are due; and

         o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

         Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

         The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

         o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

         o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

         If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

         If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

         If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

         o be based on the principal balances of some or all of the mortgage assets in the related trust, or

         o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

         o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

         o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

         The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

         o        the availability of mortgage credit;

         o the relative economic vitality of the area in which the related real properties are located;

         o        the quality of management of the related real properties;

         o        the servicing of the mortgage loans;

         o        possible changes in tax laws; and

         o        other opportunities for investment.


In general, those factors that increase--

         o the attractiveness of selling or refinancing a commercial or multifamily property, or

         o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

         The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

         o        prepayment lock-out periods, and

         o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

         The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

         o to convert to a fixed rate loan and thereby lock in that rate, or

         o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

         Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

         o        realize its equity in the property,

         o        meet cash flow needs or

         o        make other investments.

         Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

         We make no representation as to--

         o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

         o        the relative importance of those factors,

         o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

         o        the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

         The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

         The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

         o        scheduled amortization, or

         o        prepayments, including--

                  1.       voluntary prepayments by borrowers, and

                  2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

         Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

         Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

         In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

         o the projected weighted average life of each class of those offered certificates with principal balances, and

         o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

         Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

         o        to refinance the loan, or

         o        to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

         o        the bankruptcy of the borrower, or

         o adverse economic conditions in the market where the related real property is located.

         In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

         Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

         o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

         o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

         o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

         Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

         The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

         The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

         During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

         Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

         o the number of foreclosures with respect to the underlying mortgage loans; and

         o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

         Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

         Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

         The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

         o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

         o the establishment of a priority of payments among classes of certificates.

         If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

         Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                   GREENWICH CAPITAL COMMERCIAL FUNDING CORP.

         We were incorporated in Delaware on November 18, 1999. We were organized, among other things, for the purposes of--

         o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

         o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

         o forming pools of mortgage loans and mortgage-backed securities; and

         o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 600 Steamboat Road, Greenwich, Connecticut 06830. Our telephone number is (203) 625-2700. There can be no assurance that at any particular time we will have any significant assets.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

         A series of certificates consists of all those certificates that--

         o        have the same series designation;

         o        were issued under the same Governing Documents; and

         o        represent beneficial ownership interests in the same trust.

         A class of certificates consists of all those certificates of a particular series that--

         o        have the same class designation; and

         o        have the same payment terms.

         The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

         o a stated principal amount, which will be represented by its principal balance;

         o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

         o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

         o payments of principal, with disproportionate, nominal or no payments of interest;

         o payments of interest, with disproportionate, nominal or no payments of principal;

         o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

         o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                  1.       faster and, in some cases, substantially faster, or

                  2.       slower and, in some cases, substantially slower,

                  than the rate at which payments or other collections of principal are received on the related mortgage assets;

         o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

         o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

         Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

         A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

         Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

         General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

         o        the periodic payment date for that series, and

         o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

         All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

         o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

         o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

         In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

         Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

         The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

         Interest may accrue with respect to any offered certificate on the basis of:

         o        a 360-day year consisting of 12 30-day months,

         o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

         o the actual number of days elapsed during each relevant period in a normal calendar year, or

         o any other method identified in the related prospectus supplement.

         We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

         Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

         If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

         o based on the principal balances of some or all of the related mortgage assets; or

         o equal to the total principal balances of one or more other classes of certificates of the same series.

         Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

         We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

         Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

         The total outstanding principal balance of any class of offered certificates will be reduced by--

         o payments of principal actually made to the holders of that class, and

         o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

         A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

         We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

         Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

         The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

         o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

         o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

         o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

         o any other amounts described in the related prospectus supplement.

         We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.

ALLOCATION OF LOSSES AND SHORTFALLS

         If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

         o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

         o        by establishing a priority of payments among those classes.

         See "Description of Credit Support."

ADVANCES

         If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

         o delinquent payments of principal and/or interest, other than balloon payments,

         o        property protection expenses,

         o        other servicing expenses, or

         o any other items specified in the related prospectus supplement.

         If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

         o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

         o any other specific sources identified in the related prospectus supplement.

         If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

         o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

         o at any other times and from any sources as we may describe in the related prospectus supplement.

         If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

REPORTS TO CERTIFICATEHOLDERS

         On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

         o the payments made on that payment date with respect to the applicable class of offered certificates, and

         o        the recent performance of the mortgage assets.

         Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

         o        that calendar year, or

         o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

         If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

VOTING RIGHTS

         Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

         o with respect to those amendments to the governing documents described under "Description of the Governing
                  Documents--Amendment," or

         o as otherwise specified in this prospectus or in the related prospectus supplement.

         As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION

         The trust for each series of offered certificates will terminate and cease to exist following:

         o the final payment or other liquidation of the last mortgage asset in that trust; and

         o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

         Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

         If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

         If we specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

         In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

BOOK-ENTRY REGISTRATION

         General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

         DTC, Euroclear and Clearstream.  DTC is:

         o a limited-purpose trust company organized under the New York Banking Law,

         o        a "banking corporation" within the meaning of the New York
                  Banking Law,

         o        a member of the Federal Reserve System,

         o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

         o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

         DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

         It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

         Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

         The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

         Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

         Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

         Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

         Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

         Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

         o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

         o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

         Under a book-entry system, beneficial owners may receive payments after the related payment date.

         The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

         Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

         Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

         o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor;

         o we elect, at our option, to notify DTC of our intent to terminate the book-entry system through DTC with respect to those offered certificates and, upon notice of such intent from DTC, the participants holding beneficial interests in those certificates agree to initiate the termination; or

         o after the occurrence of an Event of Default under the pooling and servicing agreement, certificateholders representing a majority in principal amount of the offered certificates of any class then outstanding advise DTC through Participants in writing that the continuation of book-entry system through DTC (or a successor thereto) is no longer in the best interest of such certificateholders.

         Upon the occurrence of any of these events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

         The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

         If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

         Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

         A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Greenwich Capital Commercial Funding Corp."

ASSIGNMENT OF MORTGAGE ASSETS

         At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

         Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

         o        in the case of a mortgage loan--

                  1.       the address of the related real property,

                  2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

                  3.       the remaining term to maturity,

                  4. if the mortgage loan is a balloon loan, the remaining amortization term, and

                  5.       the outstanding principal balance; and

         o        in the case of a mortgage-backed security--

                  1.       the outstanding principal balance, and

                  2.       the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

         Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

         o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

         o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

         o        in the case of a mortgage loan--

                  1. the enforceability of the related mortgage note and mortgage,

                  2. the existence of title insurance insuring the lien priority of the related mortgage, and

                  3.       the payment status of the mortgage loan.

         We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

         The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

         In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document.

         Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that it is responsible for servicing.

         The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

         o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

         o        ensuring that the related properties are properly insured;

         o        attempting to collect delinquent payments;

         o        supervising foreclosures;

         o        negotiating modifications;

         o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

         o protecting the interests of certificateholders with respect to senior lienholders;

         o conducting inspections of the related real properties on a periodic or other basis;

         o collecting and evaluating financial statements for the related real properties;

         o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

         o maintaining servicing records relating to mortgage loans in the trust.

         We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

         o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

         o mortgage loans as to which there is a material non-monetary default;

         o        mortgage loans as to which the related borrower has--

                  1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

                  2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

         o real properties acquired as part of the trust with respect to defaulted mortgage loans.

         The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

         A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

         o        make the initial determination of appropriate action,

         o        evaluate the success of corrective action,

         o        develop additional initiatives,

         o        institute foreclosure proceedings and actually foreclose, or

         o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

         A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

         o        performing property inspections and collecting, and

         o        evaluating financial statements.

         A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

         o        continuing to receive payments on the mortgage loan,

         o        making calculations with respect to the mortgage loan, and

         o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

         The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

         Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SUB-SERVICERS

         A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

         Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

         Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

         o that mortgage-backed security will be registered in the name of the related trustee or its designee;

         o the related trustee will receive payments on that mortgage-backed security; and

         o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

         Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

         o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

         o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

         In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

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         With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

         In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

         o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

         o        reckless disregard of those obligations and duties.

         Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

         o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

         o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

         o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

         Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

         o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

         o        either--

                  1. that party is specifically required to bear the expense of the action, or

                  2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

         However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

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         With limited exception, any person or entity--

         o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

         o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

         o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

         The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

         We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.

AMENDMENT

         The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

         1.       to cure any ambiguity;

         2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

         3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

         4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

         6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws,

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                  or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

         7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

         8. to otherwise modify or delete existing provisions of the Governing Document.

         However, no such amendment of the Governing Document for any series of offered certificates, that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

         In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

         o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

         o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

         o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

         o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

         o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.

LIST OF CERTIFICATEHOLDERS

         Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.

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THE TRUSTEE

         The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of offered certificates will not--

         o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

         o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

         If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

         The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

         No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

         No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

         No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing

Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

         The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

         Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

         o the subordination of one or more other classes of certificates of the same series;

         o the use of a letter of credit, a surety bond, an insurance policy or a guarantee;

         o        the establishment of one or more reserve funds; or

         o        any combination of the foregoing.

         If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

         If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

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         If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

         o        the nature and amount of coverage under that credit support;

         o any conditions to payment not otherwise described in this prospectus;

         o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

         o        the material provisions relating to that credit support.

         Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

         If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

         If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

         The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.

LETTERS OF CREDIT

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The

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obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

         If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

         Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MBS

         If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

         Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

         The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

         If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

         Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

         o        the terms of the mortgage,

         o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

         o        the knowledge of the parties to the mortgage, and

         o in general, the order of recordation of the mortgage in the appropriate public recording office.

         However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

         There are two parties to a mortgage--

         o a mortgagor, who is the owner of the encumbered interest in the real property, and

         o        a mortgagee, who is the lender.

         In general, the mortgagor is also the borrower.

         In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

         o        the trustor, who is the equivalent of a mortgagor,

         o        the trustee to whom the real property is conveyed, and

         o the beneficiary for whose benefit the conveyance is made, who is the lender.

         Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

         A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

         Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

         The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

         o        the express provisions of the related instrument,

         o        the law of the state in which the real property is located,

         o        various federal laws, and

         o in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

         The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

         However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

         A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

         In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

         In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

         o        without a hearing or the lender's consent, or

         o unless the lender's interest in the room rates is given adequate protection.

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

         Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

         General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to

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institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

         Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

         o        judicial foreclosure, involving court proceedings, and

         o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

         Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

         A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

         Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

         o all parties having a subordinate interest of record in the real property, and

         o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

         Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

         Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

         o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

         o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

         o        require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

         o limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

                  1. a failure to adequately maintain the mortgaged property, or

                  2. an impermissible further encumbrance of the mortgaged property.

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         Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

         o        upheld the reasonableness of the notice provisions, or

         o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

         In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

         Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

         o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

         o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

         In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

         o        record a notice of default and notice of sale, and

         o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

         Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

         o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

         o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

         As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership,

                                     - 89 -
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including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

         The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

         Rights of Redemption.  The purposes of a foreclosure action are--

         o        to enable the lender to realize upon its security, and

         o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

         The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         One Action Rule. Several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, in the case of a multi-property mortgage loan that is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

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         Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

         Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

         o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

         o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

         o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

         Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

         In a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. V. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)) the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under
Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(a)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interests; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1)-(4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Doe, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot provide assurances that the lessee and/or the lender will be able to recuperate the full value of the leasehold interest in bankruptcy court.

         Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the Governing Documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

         Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.

BANKRUPTCY LAWS

         Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

         Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

         o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

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         o        reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

         o        extend or shorten the term to maturity of the loan;

         o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

         o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

         Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

         A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

         o        past due rent,

         o        accelerated rent,

         o        damages, or

         o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

         In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

         o assume the lease and either retain it or assign it to a third party, or

         o        reject the lease.

         If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

         o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

         o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

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ENVIRONMENTAL CONSIDERATIONS

         General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

         Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

         CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

         The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

         o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

         o assumes day-to-day management of operational functions of a mortgaged property.

         The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

         Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

         o impose liability for releases of or exposure to asbestos-containing materials, and

         o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

         Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

         In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

         Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

         Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

         Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

         If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

         In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

         Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

         Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

         In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

         o first, to the payment of court costs and fees in connection with the foreclosure;

         o        second, to real estate taxes;

         o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

         o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

         Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

         o the borrower may have difficulty servicing and repaying multiple loans;

         o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

         o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

         o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

         o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

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DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

         Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

APPLICABILITY OF USURY LAWS

         Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

         Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status. In addition to adjusting the interest, the lender must forgive any interest above an annual rate of 6%, unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public

                                     - 97 -
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Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

         Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

         Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

         In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense will be successful.

                        FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

         o        banks,

         o        insurance companies, and

         o        foreign investors.

         Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings

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have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

         Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

         o given with respect to events that have occurred at the time the advice is rendered, and

         o is directly relevant to the determination of an entry on a tax return.

         Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

         o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of
                  Section 860L(a) of the Internal Revenue Code; and

         o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

         We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

         The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

         The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

         General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

         o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

         o        those offered certificates will represent--

                  1.       regular interests in the REMIC, or

                  2.       residual interests in the REMIC.

         Any and all offered certificates representing interests in a REMIC will be either--

         o REMIC regular certificates, representing regular interests in the REMIC, or

         o REMIC residual certificates, representing residual interests in the REMIC.

         If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

         Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

         o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

         However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

         In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

         o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

         o        "permitted assets" under Section 860L(c)(1)(G) for a FASIT.

         Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans--

         o collections on mortgage loans held pending payment on the related offered certificates, and

         o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

         It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

         To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

         o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code;

         o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

         o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

         o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

         o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

         o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

         Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

         The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

         The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

         The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

         Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

         o        a single fixed rate,

         o        a "qualified floating rate,"

         o        an "objective rate,"

         o a combination of a single fixed rate and one or more "qualified floating rates,"

         o a combination of a single fixed rate and one "qualified inverse floating rate," or

         o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

         In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

         Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

         In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

         o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

         o        a fraction--

                  1. the numerator of which is the amount of the payment, and

                  2. the denominator of which is the stated redemption price at maturity of the certificate.

         Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

         o the total amount of the de minimis original issue discount, and

         o        a fraction--

                  1. the numerator of which is the amount of the principal payment, and

                  2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

         The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--Market Discount" below for a description of that election under the applicable Treasury regulations.

         If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

         As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

         o        the sum of:

                  1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

                  2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

         o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

         The adjusted issue price of a REMIC regular certificate is:

         o        the issue price of the certificate, increased by

         o the total amount of original issue discount previously accrued on the certificate, reduced by

         o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

         o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

         o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

         o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

         The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

         o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

         o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

         If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable."

         The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

         Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

         o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

         o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

         If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

         The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--Premium" below.

         Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

         However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

         o        on the basis of a constant yield method,

         o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

         o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

         The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

         To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

         Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

         The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

         Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

         o        the purchase price paid for your offered certificate, and

         o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

         If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

         Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

         o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

         o        the loss will be characterized as a short-term capital loss.

         You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates.

         General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

         Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

         A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

         Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.

         Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

         o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

         o        unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

         o        excess inclusions,

         o        residual interests without significant value, and

         o        noneconomic residual interests.

The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

         Taxable Income of the REMIC. The taxable income of a REMIC will equal:

         o the income from the mortgage loans and other assets of the REMIC; plus

         o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

                  1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

                  2. amortization of any premium on the mortgage loans held by the REMIC,

                  3. bad debt losses with respect to the mortgage loans held by the REMIC, and

                  4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

         For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

         A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

         If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

         o        the amount paid for that REMIC residual certificate,

         o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

         o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

         A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

         Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

         A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

         The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

         o        through distributions,

         o        through the deduction of any net losses of the REMIC, or

         o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

         For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

         Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

         o the daily portions of REMIC taxable income allocable to that certificate, over

         o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

         The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

         o        the issue price of the certificate, increased by

         o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

         o any payments made with respect to the certificate before the beginning of that quarter.

         The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

         Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

         For holders of REMIC residual certificates, excess inclusions:

         o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

         o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

         o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

         Furthermore, for purposes of the alternative minimum tax:

         o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

         o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

         This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

         In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

         o        regulated investment companies,

         o        common trusts, and

         o        some cooperatives.

         The Treasury regulations, however, currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

         o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

         o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

         Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

         o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

         o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

         o from the prospective transferee, stating that it will not cause income from the REMIC residual certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or of any other U.S. Person, and

         o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

         The Treasury has issued regulations that, in addition to the affidavits above, require, in order to receive safe harbor protection against possible disregard of a transfer, that either:

         (1) the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of:

                  o the present value of any consideration given to the transferee to acquire the interest,

                  o the present value of the expected future distributions on the interest, and

                  o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

For purposes of the computations under this alternative, the transferee is presumed to pay tax at the highest corporate rate, currently 35%, or, in certain circumstances, the alternative minimum tax rate. Further, present values are computed using a discount rate equal to the short-term Federal rate set forth in
Section 1274(d) of the Internal Revenue Code, for the month of such transfer and the compounding period used by the transferee; or

         (2)      o        the transferee is a domestic C corporation (other
                           than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years),

                  o the transferee agrees in writing that it will transfer the residual interest only to a subsequent transferee that is an eligible corporation and meets the requirements for this safe harbor transfer, and

                  o the facts and circumstances known to the transferor on or before the date of the transfer do not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

         Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

         Regulations have been proposed addressing the federal income tax treatment of "inducement fees" received by transferees of non-economic residual interests. The proposed regulations would require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two proposed safe harbor methods, inducement fees would be permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the applicable prepayment assumption. If the holder of a non-economic residual interest sells or otherwise disposes of the non-economic residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition.

         If these rules are adopted without change, they will apply to taxable years ending on or after the date that they are published as final regulations, and consequently these rules may govern the treatment of any inducement fee received in connection with the purchase of the REMIC residual certificates. Prospective purchasers of the REMIC residual certificates should consult with their tax advisors regarding the effect of these proposed regulations.

         We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

         See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

         Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

         Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

         If transfers of REMIC residual certificates to investors that are foreign persons are permitted under the related Governing Documents, and such a transfer takes place, then it is possible that the transfer will be disregarded for all federal tax purposes. The applicable Treasury regulations provide that a transfer of a REMIC residual certificate that has "tax avoidance potential" to a non-U.S. Person will be disregarded for all federal tax purposes, unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A REMIC residual certificate is deemed to have tax avoidance potential unless, at the time of the transfer--

         o the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and

         o the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid.

         If the non-U.S. Person transfers the REMIC residual certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

         Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

         If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

         then--

         o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

         o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

         In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

         Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

         The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

         Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

         o        an individual,

         o        an estate or trust, or

         o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

         We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

         Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

         o the cost of the certificate to that certificateholder, increased by

         o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

         o payments on the certificate received by that certificateholder and by amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

         The adjusted basis of a REMIC residual certificate will be determined as described above under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

         In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

         Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

         o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

         o the amount of ordinary income actually includible in the seller's income prior to that sale.

         In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

         REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Holders that recognize a loss on a sale or exchange of a REMIC regular certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

         o        reacquires that same REMIC residual certificate,

         o        acquires any other residual interest in a REMIC, or

         o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

         Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

         o        the disposition of a non-defaulted mortgage loan,

         o the receipt of income from a source other than a mortgage loan or other permitted investments,

         o        the receipt of compensation for services, or

         o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

         It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

         In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

         Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

         Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

         o        the person has sufficient assets to do so, and

         o the tax arises out of a breach of that person's obligations under the related Governing Document.

         Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

         o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

         o the highest marginal federal income tax rate applicable to corporations.

         The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

         The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

         o        events that have occurred up to the time of the transfer,

         o        the prepayment assumption, and

         o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

         The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

         o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

         o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

         In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

         o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

         o the highest marginal federal income tax rate imposed on corporations.

         A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

         o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

         o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

         If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large

Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

         In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

         Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

         o the residual interests in the entity are not held by Disqualified Organizations, and

         o the information necessary for the application of the tax described in this prospectus will be made available.

         We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

         Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects. The related tax administrator may hold at least a nominal amount of REMIC residual certificates.

         As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

         o        income,

         o        deductions

         o        gains,

         o        losses, and

         o        classification as a REMIC.

         Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

         No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

         o        corporations,

         o        trusts,

         o        securities dealers, and

         o        various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

         o 30 days after the end of the quarter for which the information was requested, or

         o        two weeks after the receipt of the request.

         Reporting with respect to REMIC residual certificates, including--

         o        income,

         o        excess inclusions,

         o        investment expenses, and

         o relevant information regarding qualification of the REMIC's assets,


will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

         Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

         Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code at a rate of 28%, which rate will be increased to 31% after 2010, if recipients of these payments:

         o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

         o        otherwise fail to establish an exemption from this tax.

         Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

         o        a foreign person, and

         o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         For these purposes, a foreign person is anyone other than a U.S.
Person.

         It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

         o        owns 10% or more of one or more underlying mortgagors, or

         o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

         Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

         Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

         o        foreign persons, or

         o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASITS

         General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

         o        the making of an appropriate election, and

         o        compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

         o        the relevant assets will qualify as a FASIT,

         o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

         o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

         Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

         On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

         Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is . . . residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in . . . health institutions or facilities, including structures designed or used primarily for residential purposes for . . . persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

         Qualification as a FASIT.

         General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

         Permitted assets for a FASIT include--

         o        cash or cash equivalents,

         o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

         o        hedges and contracts to acquire hedges,

         o        foreclosure property, and

         o        regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

         Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

         The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

         Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

         o        REMIC regular interests,

         o        regular interests of other FASITs,

         o        inflation indexed debt instruments,

         o        credit card receivables, and

         o        some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

         o        debt of the owner of the FASIT ownership interest,

         o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

         o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

         Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

         o        fluctuations in market interest rates;

         o        fluctuations in currency exchange rates;

         o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

         o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

         The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

         Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the

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foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

         Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

         o        a single class of ownership interest, or

         o        one or more classes of regular interests.

                  An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

         1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

         2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

         3.       has a stated maturity of not longer than 30 years,

         4. has an issue price not greater than 125% of its stated principal amount, and

         5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

         A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

         o        the absence of defaults or delinquencies on permitted assets,

         o        lower than reasonably expected returns on permitted assets,

         o        unanticipated expenses incurred by the FASIT, or

         o        prepayment interest shortfalls.

         Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In

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this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.

         Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

         Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

         Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

         o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

         o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

         You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

         Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT Regular Certificates. The discussion under the headings "--REMICs--Sales of REMIC Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

         High Yield Interests; Anti-Avoidance Excise Taxes on Tiered Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

         High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

         To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

         o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

         o        issues a debt or equity interest that is--

                  1.       supported by that FASIT regular interest, and

                  2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

         Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

         o        the receipt of income from other than permitted assets;

         o        the receipt of compensation for services;

         o the receipt of any income derived from a loan originated by the FASIT; or

         o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

                  1. foreclosure, default, or imminent default of a qualified mortgage,

                  2.       bankruptcy or insolvency of the FASIT,

                  3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollaterali-zation, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

                  4.       the retirement of a class of FASIT regular interests.

         The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

         o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through (4),

         o if the FASIT acquires the loan more than one year after the loan was issued,

         o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

         o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

         o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

         The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

         Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

         o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

         o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

         o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

         If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

         High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

         Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

         Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.

GRANTOR TRUSTS

         Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

         A grantor trust certificate may be classified as either of the following types of certificate:

         o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest on those loans at a pass-through rate; or

         o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

                  1. interest paid on the mortgage loans constituting the related grantor trust, minus

                  2.       the sum of:

         o        normal administration fees, and

         o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

         A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

         o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3) of the Internal Revenue Code;

         o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

         o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

         In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

         Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

         o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

         o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

         o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

         The grantor trust strip certificates will be:

         o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
                  Section 860G(a)(3)(A) of the Internal Revenue Code, and

         o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.


         Taxation of Owners of Grantor Trust Fractional Interest Certificates

         General. Holders of a particular series of grantor trust fractional interest certificates generally:

         o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

         o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

         Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

         Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

         o Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

         The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

         Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

         The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

         o a class of grantor trust strip certificates is issued as part of the same series, or

         o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

         Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

         o        a master servicer,

         o        a special servicer,

         o        any sub-servicer, or

         o        their respective affiliates.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

         o the treatment of some stripped bonds as market discount bonds, and

         o        de minimis market discount.

         See "--Market Discount" below.

         Under the stripped bond rules, the holder of a grantor trust fractional interest certificate, whether a cash or accrual method taxpayer, will be required to report interest income from its grantor trust fractional interest certificate for each month. The amount of reportable interest income must equal the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Internal Revenue Code relating to original issue discount.

         The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

         See "--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

         o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Sales of Grantor Trust Certificates," and

         o the yield of that grantor trust fractional interest certificate to the holder.

         The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         With respect to some categories of debt instruments, Section 1272(a)(6) of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

         Section 1272(a)(6) applies to any "pool of debt instruments the yield on which may be affected by reason of prepayments." The precise application of
Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

         We recommend that certificateholders consult their tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

         o there is no original issue discount or only a de minimis amount of original issue discount, or

         o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

         If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

         o        0.25% of the stated redemption price, and

         o        the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on mortgage loans will equal the difference between:

         o        the stated redemption price of the mortgage loans, and

         o        their issue price.

         For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

         The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing yield with respect to any pool of debt instruments, the yield on which may be affected by prepayments. The precise application of this legislation is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all a taxpayer's investments in pools of debt instruments, or will be applied on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder. We recommend that certificateholders consult their own tax advisors concerning reporting original issue discount with respect to grantor trust fractional interest certificates.

         A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

         The adjusted issue price of a mortgage loan on any given day equals the sum of:

         o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

         o the daily portions of original issue discount for all days during the accrual period prior to that day.

         The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

         o        the issue price of the mortgage loan, increased by

         o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

         o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

         o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

         o the prepayment assumption will not be challenged by the IRS on audit.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

         o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

         o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

         If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Internal Revenue Code authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until the time that regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. Under those rules, in each accrual period, you may accrue market discount on the underlying mortgage loans, at your option:

         o        on the basis of a constant yield method,

         o in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or

         o in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period.

         Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to any pool of debt instruments, the yield on which may be affected by prepayments. Because the mortgage loans will be a pool described in that section, it appears that the prepayment assumption used, or that would be used, in calculating the accrual of original issue discount, if any, is also to be used in calculating the accrual of market discount. However, the precise application of Section 1272(a)(6) is unclear in some respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate is to be determined at the time of the first sale of the grantor trust fractional interest certificate, or with respect to any holder, at the time of that holder's purchase of the grantor trust fractional interest certificate.

         We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

         To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

         o be allocated among the payments of stated redemption price on the mortgage loan, and

         o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

         It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates. See "--Market Discount" above.

         Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

         The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

         o the price paid for that grantor trust strip certificate by you, and

         o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

         o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

         See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Internal Revenue Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments. The Internal Revenue Code also requires adjustments be made in the amount and rate of accrual of that discount when prepayments do not conform to the prepayment assumption. It appears that those provisions would apply to grantor trust strip certificates. It is uncertain whether the assumed prepayment rate would be determined based on:

         o conditions at the time of the first sale of the grantor trust strip certificate or,

         o with respect to any subsequent holder, at the time of purchase of the grantor trust strip certificate by that holder.

         If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

         The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

         o the prepayment assumption we will disclose in the related prospectus supplement, and

         o a constant yield computed using a representative initial offering price for each class of certificates.

         However, neither we nor any other person will make any representation that--

         o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

         o the prepayment assumption will not be challenged by the IRS on audit.

         We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

         Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

         o the amount realized on the sale or exchange of a grantor trust certificate, and

         o        its adjusted basis.

         The adjusted basis of a grantor trust certificate generally will equal:

         o        its cost, increased by

         o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

         o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

         As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains, than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

         Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

         Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

         o        entitle the holder to a specified principal amount,

         o        pay interest at a fixed or variable rate, and

         o are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Holders that recognize a loss on a sale or exchange of a grantor trust certificate for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

         Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

         o the amount of servicing compensation received by a master servicer or special servicer, and

         o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

         The reporting party will furnish comparable information to the IRS as and when required by law to do so.

         Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

         o        a custodian of a person's account,

         o        a nominee, and

         o        a broker holding an interest for a customer in street name.

         These regulations were proposed to be effective beginning January 1, 2004, but such date has passed and the regulations have not been finalized. It is unclear when, or if, these regulations will become final.

         Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

         Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                          CERTAIN ERISA CONSIDERATIONS

GENERAL

         The Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code impose various requirements on--

         o        ERISA Plans, and

         o        persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans may include individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

         Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. Accordingly, assets of those plans may be invested in the offered certificates without regard to the considerations described below in this "Certain ERISA Considerations" section, subject to the provisions of other applicable federal and state law. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code, however, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

         ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

         o        investment prudence and diversification, and

         o compliance with the investing ERISA Plan's governing the documents.

         Section 406 of ERISA and Section 4975 of the Internal Revenue Code also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists.

         The types of transactions between ERISA Plans and Parties in Interest that are prohibited include:

         o        sales, exchanges or leases of property;

         o        loans or other extensions of credit; and

         o        the furnishing of goods and services.

         Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected ERISA Plan for any losses realized by that ERISA Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

         An ERISA Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that ERISA Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when an ERISA Plan acquires an equity interest in an entity, the assets that ERISA Plan or arrangement include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both ERISA Plans and some employee benefit plans not subject to ERISA or Section 4975 of the Internal Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

         1. those with discretionary authority or control over the assets of the entity,

         2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

         3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

         In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

         A fiduciary of an investing ERISA Plan is any person who--

         o has discretionary authority or control over the management or disposition of the assets of that ERISA Plan, or

         o provides investment advice with respect to the assets of that ERISA Plan for a fee.

         If the mortgage and other assets included in one of our trusts are ERISA Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

         o        deemed to be a fiduciary with respect to the investing ERISA
                  Plan, and

         o        subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are ERISA Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing ERISA Plan, then the purchase by that ERISA Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that ERISA Plan and the Party in Interest.

         The Plan Asset Regulations provide that where an ERISA Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that ERISA Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae and Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of an ERISA Plan, the underlying mortgages would not be treated as assets of that ERISA Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

         In addition, the acquisition or holding of offered certificates by or on behalf of an ERISA Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing ERISA Plan.

         If you are the fiduciary of an ERISA Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

         If you are an ERISA Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of an ERISA Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

         o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving ERISA Plans and broker-dealers, reporting dealers and banks;

         o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

         o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

         o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

         o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

         o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

         We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of an ERISA Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.

UNDERWRITER'S EXEMPTION

         It is expected that Greenwich Capital Markets, Inc. will be the sole, lead or co-lead underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued PTE 90-59 to Greenwich Capital Markets, Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-59, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and the Internal Revenue Code, various transactions relating to, among other things--

         o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

         o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Greenwich Capital Markets, Inc. or any person affiliated with Greenwich Capital Markets, Inc., such as particular classes of the offered certificates.

         The related prospectus supplement will state whether PTE 90-59 is or may be available with respect to any offered certificates underwritten by Greenwich Capital Markets, Inc.

INSURANCE COMPANY GENERAL ACCOUNTS

         The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides relief from the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code for transactions involving an insurance company general account. This exemption is in addition to any exemption that may be available under prohibited transaction class exemption 95-60 for the purchase and holding of offered certificates by an insurance company general account.

         Under Section 401(c) of ERISA, the U.S. Department of Labor issued a final regulation on January 5, 2000, providing guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of an ERISA Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be ERISA Plan assets.

         Any assets of an insurance company general account which support insurance policies issued to an ERISA Plan after December 31, 1998, or issued to an ERISA Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the final regulation under
Section 401(c) of ERISA, may be treated as ERISA Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as ERISA Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

         If you are a fiduciary for an ERISA Plan and you intend to purchase offered certificates on behalf of or with assets of that ERISA Plan, you should:

         o        consider your general fiduciary obligations under ERISA, and

         o        consult with your legal counsel as to--

                  1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code to that investment, and

                  2. the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

         An ERISA Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt ERISA Plan will be considered unrelated business taxable income and will be subject to federal income tax.

         See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.

                                LEGAL INVESTMENT

         If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

         o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

         o        whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

         Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

         o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

         o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

         Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation.

         Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state could have enacted legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

         SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

         o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities;

         o federal credit unions may invest in mortgage related securities; and

         o national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C.ss.24 (Seventh), subject in each case to regulations that the applicable federal regulatory authority may prescribe.

         The OCC has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards in 12 C.F.R. ss. 1.5 concerning "safety and soundness" and retention of credit information, "Type IV securities," which are defined in 12 C.F.R. ss. 1.2(m) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

         The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. ss. 703.140.

         The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

         All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

         The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

         There may be other restrictions on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes of offered certificates as mortgage related securities, we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

         o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

         o        SMMEA has been overridden in any State relevant to you.

                                 USE OF PROCEEDS

         Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

         The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

         We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

         2. by placements by us with institutional investors through dealers; and

         3.       by direct placements by us with institutional investors.

         In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

         If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

         Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

         It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

         o the obligations of the underwriters will be subject to various conditions precedent,

         o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

         o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

         We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.

                                  LEGAL MATTERS

         Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by Cadwalader, Wickersham & Taft LLP or Sidley Austin Brown & Wood LLP.

                              FINANCIAL INFORMATION

         A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

         It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

         Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

         o        whether the price paid for those certificates is fair;

         o whether those certificates are a suitable investment for any particular investor;

         o the tax attributes of those certificates or of the related trust;

         o the yield to maturity or, if they have principal balances, the average life of those certificates;

         o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

         o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

         o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

         o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

         o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

         The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

         "ADA" means the Americans with Disabilities Act of 1990, as amended.

         "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "Committee Report" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

         "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

         "Disqualified Organization" means:

         o        the United States,

         o        any State or political subdivision of the United States,

         o        any foreign government,

         o        any international organization,

         o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

         o        any organization, other than a cooperative described in
                  Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

         o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

         "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Plan" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 4975 of the Internal Revenue Code.

         "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

         "Euroclear Terms and Conditions" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

         "Fannie Mae" means the Federal National Mortgage Association.

         "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

         "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code.

         "FDIC" means the Federal Deposit Insurance Corporation.

         "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

         "Freddie Mac" means the Federal Home Loan Mortgage Association.

         "Ginnie Mae" means the Government National Mortgage Association.

         "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

         "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

         "IRS" means the Internal Revenue Service.

         "Lender Liability Act" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

         "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

         "NCUA" means the National Credit Union Administration.

         "OCC" means the Office of the Comptroller of the Currency.

         "OTS" means the Office of Thrift Supervision.

         "Party in Interest" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of
Section 4975 of the Internal Revenue Code.

         "Pass-Through Entity" means any:

         o        regulated investment company,

         o        real estate investment trust,

         o        trust,

         o        partnership, or

         o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

         "Plan Asset Regulations" means the regulations of the U.S. Department of Labor promulgated under ERISA.

         "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

         "REIT" means a real estate investment trust within the meaning of
Section 856(a) of the Internal Revenue Code.

         "Relief Act" means the Servicemembers Civil Relief Act, as amended.

         "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

         "SEC" means the Securities and Exchange Commission.

         "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

         "SPA" means standard prepayment assumption.

         "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

         "U.S. Person" means:

         o        a citizen or resident of the United States;

         o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

         o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

         o        a trust as to which--

                  1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

                  2. one or more United States persons have the authority to control all substantial decisions of the trust.

         In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "GCCFC 2004-GG1-Annex-A-Red.XLS" and is a Microsoft Excel 97(1) spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annex A and Annex B to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.

(1)      Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                      PROSPECTUS SUPPLEMENT
Important Notice .....................................................      S-4
Notice to Residents of the United Kingdom ............................      S-4
Summary of Prospectus Supplement .....................................      S-5
Introduction to the Transaction ......................................      S-5
Risk Factors .........................................................     S-37
Capitalized Terms Used in this Prospectus
   Supplement ........................................................     S-57
Forward-Looking Statements ...........................................     S-57
Description of the Mortgage Pool .....................................     S-58
Servicing Under the Pooling and Servicing
   Agreement .........................................................     S-85
Description of the Offered Certificates ..............................    S-120
Yield and Maturity Considerations ....................................    S-143
Use of Proceeds ......................................................    S-147
Certain Legal Aspects ................................................    S-147
Federal Income Tax Consequences ......................................    S-148
Certain ERISA Considerations .........................................    S-151
Legal Investment .....................................................    S-154
Method of Distribution ...............................................    S-154
Legal Matters ........................................................    S-155
Ratings ..............................................................    S-155
Glossary .............................................................    S-157
ANNEX A--Certain Characteristics of the
   Underlying Mortgage Loans .........................................      A-1
ANNEX A-2--Wells Fargo Tower
   Amortization Schedule .............................................    A-2-1
ANNEX A-3--885 Third Avenue
   Amortization Schedule .............................................    A-3-1
ANNEX A-4--111 Eighth Avenue
   Amortization Schedule .............................................    A-4-1
ANNEX A-5--Davies Pacific Center
   Amortization Schedule .............................................    A-5-1
ANNEX B--Structural and Collateral Term
   Sheet .............................................................      B-1
ANNEX C--Mortgage Pool Characteristics ...............................      C-1
ANNEX D--Decrement Tables ............................................      D-1
ANNEX E--Form of Payment Date
   Statement .........................................................      E-1
ANNEX F--Terms of the Class XP
   Certificates ......................................................      F-1
ANNEX G--Global Clearance, Settlement
   and Tax Documentation Procedures ..................................      G-1

                              PROSPECTUS

Important Notice About the Information
   Presented in this Prospectus ......................................        1
Available Information; Incorporation by
   Reference .........................................................        1
Summary of Prospectus ................................................        2
Risk Factors .........................................................       11
Capitalized Terms Used in this Prospectus ............................       31
Description of the Trust Assets ......................................       32
Yield and Maturity Considerations ....................................       56
Greenwich Capital Commercial Funding
   Corp. .............................................................       62
Description of the Certificates ......................................       62
Description of the Governing Documents ...............................       72
Description of Credit Support ........................................       82
Legal Aspects of Mortgage Loans ......................................       84
Federal Income Tax Consequences ......................................       98
State and Other Tax Consequences .....................................      144
Certain ERISA Considerations .........................................      145
Legal Investment .....................................................      149
Use of Proceeds ......................................................      151
Method of Distribution ...............................................      151
Legal Matters ........................................................      152
Financial Information ................................................      153
Rating ...............................................................      153
Glossary .............................................................      154

UNTIL AUGUST 13, 2004, ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================

================================================================================



                                 $2,403,740,000
                                 (APPROXIMATE)





                               GREENWICH CAPITAL
                           COMMERCIAL FUNDING CORP.,
                                  AS DEPOSITOR





                       COMMERCIAL MORTGAGE TRUST 2004-GG1
                                   AS ISSUER





                        COMMERCIAL MORTGAGE PASS-THROUGH
                         CERTIFICATES, SERIES 2004-GG1
                       CLASS A-1, CLASS A-2, CLASS A-3,
                       CLASS A-4, CLASS A-5, CLASS A-6,
                         CLASS A-7, CLASS B, CLASS C,
                              CLASS D AND CLASS E



        --------------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

        --------------------------------------------------------------



                              GOLDMAN, SACHS & CO.

                          [RBS GREENWICH CAPITAL LOGO]




                        BANC OF AMERICA SECURITIES LLC
                          CREDIT SUISSE FIRST BOSTON
                                MORGAN STANLEY
                              WACHOVIA SECURITIES




                                 APRIL 29, 2004

================================================================================